As Filed with the Securities and Exchange Commission on October 18, 1996
                                                       Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-1
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Panda Funding Corporation
           (Exact name of registrant as specified in its charter)

       Delaware                                                    75-2660911
(State or other                                                (I.R.S. Employer
jurisdiction of     (Primary Standard Industrial            Identification No.)
incorporation or     Classification Code Number)
organization)


                       Panda Interfunding Corporation
           (Exact name of registrant as specified in its charter)

       Delaware                                                    75-2660915
(State or other                                                 (I.R.S Employer
jurisdiction of         (Primary Standard Industrial        Identification No.)
incorporation or         Classification Code Number)
organization)


William C. Nordlund                     William C. Nordlund
Senior Vice President and               Senior Vice President and
General Counsel                         General Counsel
Panda Funding Corporation               Panda Interfunding Corporation
4100 Spring Valley Road, Suite 1001     4100 Spring Valley Road, Suite 1001
Dallas, Texas  75244                    Dallas, Texas  75244
(972) 980-7159                          (972) 980-7159

(Name, address, including zip code,     (Name, address, including zip code,
and telephone number including area     and telephone number, including area
code, of registrant's principal         code, of guarantor's principal
executive offices and agent for         executive offices and agent for service)
service)

      Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                       CALCULATION OF REGISTRATION FEE

                                       Proposed      Proposed
Title of Each Class of   Amount to     Maximum       Maximum     Amount of
   Securities to be         be         Offering     Aggregate   Registration
      Registered        Registered      Price        Offering       Fee
                                      Per Share       Price
   11-5/8 % Pooled
    Project Bonds,     $105,525,000      100%      $105,525,000   $36,388
 Series A-1 due 2012

   The Registrant and the Co-Registrant hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and the Co-Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                      PANDA FUNDING CORPORATION
                   PANDA INTERFUNDING CORPORATION

                        Cross Reference Sheet

              Pursuant to Item 501(b) of Regulation S-K

  1.  Forepart of the Registration
      Statement and Outside
      Front Cover Page of Prospectus    Outside Front Cover Page of
                                        Prospectus; Facing Pages

  2.  Inside Front and Outside Back
      Cover Pages of Prospectus         Inside Front and Outside Back
                                        Cover Pages of Prospectus

  3.  Summary Information, Risk
      Factors and Ratio of Earnings
      to Fixed Charges                  Prospectus Summary; Risk
                                        Factors; Unaudited Pro Forma
                                        Financial Data; Selected
                                        Combined Financial Data

  4.  Use of Proceeds                   Use of Proceeds

  5.  Determination of Offering Price   *

  6.  Dilution                          *

  7.  Selling Security Holders          *

  8.  Plan of Distribution              Outside Front Cover Page of
                                        Prospectus; Prospectus
                                        Summary; The Exchange Offer;
                                        Plan of Distribution

  9.  Description of Securities to
      be Registered                     Prospectus Summary;
                                        Description of the Exchange
                                        Bonds

10.  Interests of Named Experts
     and Counsel                        Legal Matters; Experts

11.  Information with Respect to
     the Registrant                     Outside Front Cover Page of
                                        Prospectus; Available Information;
                                        Prospectus Summary; Risk Factors;
                                        The Company, the Issuer and Panda
                                        International; Use of Proceeds;
                                        Capitalization; Unaudited Pro Forma
                                        Financial Data; Selected Combined
                                        Financial  Data; Management's
                                        Discussion and Analysis of
                                        Financial Condition and Results of
                                        Operations; The Exchange Offer;
                                        Certain  U.S. Federal Income Tax
                                        Considerations of the Exchange Offer;
                                        Business; Description of the  Projects;
                                        Legal Proceedings; Regulation;
                                        Management; Description of the Project
                                        Debt; Description of the Exchange
                                        Bonds; Old Bonds Registration Rights;
                                        Plan of Distribution; Legal Matters;
                                        Experts;  Combined  Financial
                                        Statements;  Defined Terms;
                                        Consolidated Pro Forma Report;
                                        Rosemary Engineering Report; Rosemary
                                        Fuel Consultant's Report; Brandywine
                                        Pro Forma Report; Brandywine Engineering
                                        Report; Brandywine Fuel Consultant's
                                        Report
12.  Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities                    *

* Not applicable




******************************************************************************
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
******************************************************************************

                  SUBJECT TO COMPLETION, OCTOBER 18, 1996
PROSPECTUS
                             OFFER TO EXCHANGE
             11-5/8% Pooled Project Bonds, Series A-1 due 2012
            which have been registered under the Securities Act
                        for any and all outstanding
              11-5/8% Pooled Project Bonds, Series A due 2012          [LOGO]
                                    of
                         PANDA FUNDING CORPORATION
                       Unconditionally Guaranteed By
                      PANDA INTERFUNDING CORPORATION
     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                 ON _____________, 1996, UNLESS EXTENDED.

      Panda Funding Corporation, a Delaware corporation (the "Issuer"), a special purpose finance subsidiary of Panda Interfunding Corporation, a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (the "Letter of Transmittal", which together with this Prospectus constitute the "Exchange Offer"), to exchange up to $105,525,000 in aggregate principal amount of its 11-5/8% Pooled Project Bonds, Series A-1 due 2012 (the "Exchange Bonds") for a like principal amount of its issued and outstanding 11-5/8% Pooled Project Bonds, Series A due 2012 (the "Old Bonds") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The terms of the Exchange Bonds are substantially identical to the terms of the Old Bonds, except that the Exchange Bonds (i) will have been registered under the Securities Act, and
(ii) holders of the Exchange Bonds will not be entitled to certain rights of holders of the Old Bonds under the Registration Rights Agreement (as defined herein), which rights will terminate upon the consummation of the Exchange Offer. Such rights will also terminate as to holders of Old
Bonds who are eligible to tender their Old Bonds for exchange in the Exchange Offer and fail to do so. See "The Exchange Offer -- Termination of Certain Rights." The Exchange Bonds will evidence the same debt as the Old Bonds which they replace and will be issued under, and be entitled to the benefits of, the indenture governing the Old Bonds dated July 31, 1996 (the "Indenture"). As of the date of this Prospectus, $105,525,000 principal amount of Old Bonds is outstanding. The Old Bonds and the Exchange Bonds are sometimes referred to herein collectively as the "Existing Bonds."

      The Exchange Bonds will bear interest from the date of issuance, at the rate per annum set forth above, payable semiannually in cash in arrears on February 20 and August 20 of each year, commencing February 20, 1997. Interest on the Old Bonds accepted for exchange will accrue thereon to, but not including, the date of issuance of the Exchange Bonds and will be paid together with the first interest payment on the Exchange Bonds issued in exchange therefor. The principal of the Exchange Bonds is payable semiannually in installments as described herein commencing February 20, 1997. The Exchange Bonds will mature on August 20, 2012, and will be redeemable at the option of the Issuer, in whole or in part, from time to time on or after August 20, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest to the redemption date. In addition, the Issuer is required to redeem the Exchange Bonds, in whole or in part, upon the occurrence of certain events as set forth herein. Payment of principal of, and premium, if any, and interest on the Exchange Bonds is unconditionally guaranteed by the Company (the "Company Guaranty"). The Exchange Bonds are payable from amounts received by the Issuer from the repayment of the note issued by the Company (the "Initial Company Note") to the Issuer in connection with the loan to the Company of the proceeds from the issuance of the Old Bonds and from payments, if any, under the Company Guaranty. The payments on the Initial Company Note are identical to payments of principal of, and premium, if any, and interest on the Existing Bonds. See "Description of the Exchange Bonds."

     Subject to the terms and conditions of the Exchange Offer, the Issuer will accept for exchange any and all Old Bonds validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on _____________, 1996, unless extended by the Issuer in its sole discretion (the "Expiration Date"). Tenders of Old Bonds may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Bonds being tendered or accepted for exchange. However, the Exchange Offer is subject to certain customary conditions. See "The Exchange Offer -- Conditions of the Exchange Offer." The Old Bonds may be tendered only in integral multiples of $1,000.

     Prior to the consummation of the Exchange Offer, there has been no public market for the Exchange Bonds. The Issuer does not intend to apply for the listing of the Exchange Bonds on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the Exchange Bonds is currently anticipated. There can be no assurance that an active public market for the Exchange Bonds will develop.
                                          (continued on next page)

    See "Risk Factors" beginning on page 26 for a discussion of certain matters that should be considered in connection with the Exchange Offer and an investment in the Exchange Bonds offered hereby.
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
           UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is _______________, 1996.

      (cover page continued)

           The Issuer and the Company were recently formed by Panda Energy International, Inc., a Texas corporation and the ultimate parent entity of the Company ("Panda International"), as vehicles for financing future power project development through the transfer of projects to the Company and the issuance of Bonds (as defined herein) by the Issuer. Panda International has initially transferred to a subsidiary of the Company its 100% indirect equity interests in two electric power generation projects in the United States, one operating and one expected to commence commercial operations in November 1996. The Exchange Bonds are secured by, among other collateral, pledges of, or grants of security interests in, (i) all distributions the Company receives from its subsidiaries that own interests in U.S. projects, (ii) all capital stock of the Company, the Issuer and such subsidiaries, (iii) certain Company accounts established to capture distributions from such subsidiaries and (iv) the Initial Company Note. The Exchange Bonds are not secured by any direct equity interests in, or assets of, any projects or by any interest in distributions from subsidiaries of the Company that may own interests in future non-U.S. projects, if any, or by any accounts established in respect of such non-U.S. project distributions; however, such non-U.S. accounts and distributions will be pledged to the Company to secure loans from the Company to such subsidiaries of the proceeds of any future series of Bonds issued to finance non-U.S. projects.

            The Old Bonds were originally issued and sold on July 31, 1996 in a transaction not registered under the Securities Act in reliance upon the exemptions provided in Section 4(2) of the Securities Act and Rule 144A promulgated under the Securities Act ("Rule 144A"). Accordingly, the Old Bonds may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Based upon its view of interpretations provided to third parties by the staff of the Securities and Exchange Commission (the "Commission"), the Company believes that the Exchange Bonds issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Company or the Issuer within the meaning of Rule 405 promulgated under the Securities Act (an "Affiliate"), (ii) a broker-dealer who acquired Old Bonds directly from the Issuer or
      (iii) a broker-dealer who acquired Old Bonds as a result of market making or other trading activities) without registration under the Securities Act, provided that such Exchange Bonds are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Bonds. Each broker-dealer that receives Exchange Bonds for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Bonds received in exchange for Old Bonds where such Old Bonds were acquired by such broker-dealer as a result of market making activities or other trading activities. The Company and the Issuer have agreed, for a period of 180 days after the consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any such resale. A broker-dealer that delivers such a prospectus to a purchaser in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the
      Registration Rights Agreement (including certain indemnification provisions). Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Bonds, and any other holder that cannot rely upon such interpretations, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Bonds may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the conditions thereto have been met.

            The Issuer expects that the Exchange Bonds issued pursuant to the Exchange Offer to Qualified Institutional Buyers (as such term is defined in Rule 144A) will be issued in the form of a fully registered global bond which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of its nominee. Beneficial interest in the global bond representing the Exchange Bonds will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. After the initial issuance of such global bond, Exchange Bonds in certificated form will be issued in exchange for the global bond as set forth in the Indenture. Any Exchange Bonds issued pursuant to the Exchange Offer to non-Qualified Institutional Buyers will be issued in registered certificated form. See "Description of Exchange Bonds -- Book Entry; Delivery and Form."

            NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION AS TO WHETHER ANY HOLDER OF OLD BONDS SHOULD TENDER OLD BONDS PURSUANT TO THE EXCHANGE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATIONS, INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE ISSUER OR THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SUCH SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.



                               DEFINED TERMS

           All capitalized terms used in this Prospectus and not otherwise defined herein have the meanings assigned in Part I of Appendix A hereto. See also "Certain Technical Terms Commonly Used in the Utility Industry" set forth in Part II of Appendix A hereto.

                   PRESENTATION OF FINANCIAL INFORMATION

            Included in this Prospectus are historical and pro forma combined financial statements which have been prepared on a "carved out" basis and reflect the financial data of the entities that held interests in the Panda-Brandywine Partnership and the Panda-Rosemary Partnership, or their predecessors, during the periods presented. The Company was not in existence during these historical periods; however, the entities that currently own such partnership interests are wholly-owned subsidiaries of the Company. Thus, references in this Prospectus to the historical and pro forma combined financial data of the "Company" are for convenience of reference, and it should be understood that all such references are to the historical and pro forma combined financial information of the entities that held such interests during the periods presented.

                           AVAILABLE INFORMATION

            The  Company  and the Issuer have filed with the Commission  a
      Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the Exchange Bonds offered hereby and the Company Guaranty. This Prospectus constitutes a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement or the exhibits thereto, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company, the Issuer, the Exchange
      Bonds and the Company Guaranty, reference is made to the Registration Statement, including the exhibits thereto. Statements made in this Prospectus concerning the provisions of any documents to which reference is made are not necessarily complete and, in the case of documents filed as exhibits to the Registration Statement, reference is made to the copy of the documents so filed for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

            As a result of this offering, the Company and the Issuer will be subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Registration Statement and the exhibits thereto, as well as the periodic reports and other information filed by the Company and the Issuer with the Commission, may be inspected and copied at the public reference facility maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the
      Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

            The Company's and the Issuer's obligation to file periodic reports with the Commission pursuant to the Exchange Act may be suspended if the Exchange Bonds are held of record by fewer than 300 holders at the beginning of any fiscal year of the Company and the Issuer, other than the fiscal year in which the Registration Statement becomes effective. Pursuant to the Indenture, the Company and the Issuer have agreed that, so long as the Company is not subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, they will furnish to the Trustee copies of annual, quarterly and current reports that the Company would be required to file under the Exchange Act if it were subject to such reporting requirements. In addition, subject to the limitations set forth in the Indenture, upon the written request of a holder of Bonds, the Issuer or the Company will provide without charge to such holder or prospective investor, a copy of such information as is required by Rule 144A to enable resales of Bonds to be made pursuant to Rule 144A, unless at the time of such request the Company or the Issuer is subject to the reporting requirements of
      Section 13 or 15(d) of the Exchange Act. Any such request will be subject to the confidentiality provisions set forth below. Written requests for such information should be addressed to Panda Funding Corporation, c/o Panda Energy International, Inc., 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244, Attention: Chief Financial Officer.

            By requesting additional information relating to the offering of Bonds, each holder and prospective investor agrees to keep confidential the various documents and all written information which from time to time have been or will be disclosed to it concerning the Issuer, the Company or any of their affiliates which is not publicly available, and agrees not to disclose any portion of the same to any person other than to its own consultants, except as may be required by applicable law or in a legal proceeding involving the Company or the Issuer.

      Neither the Issuer, the Company nor any of their representatives makes any recommendation to any holder of Old Bonds as to whether to tender or refrain from tendering Old Bonds pursuant to the Exchange Offer. Neither the Issuer, the Company nor any of their representatives  makes  any representation to  any  offeree  of  the
      Exchange Bonds offered hereby regarding the legality of any investment by such offeree or purchaser under applicable legal investment or similar laws. Each holder of Old Bonds should consult with his or her own advisors as to legal, tax, business, financial and related aspects of participation in the Exchange Offer and must make his or her own decision with respect to the Exchange Offer.

                         PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the Company's combined financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under "Risk Factors" prior to making any decision to invest in the Exchange Bonds. For definitions of certain terms used herein, see the glossary included as Appendix A to this Prospectus.

     This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

        The Company, the Issuer and Panda International

General

      Panda Interfunding Corporation (the "Company") is an indirect wholly-owned Delaware subsidiary of Panda Energy International, Inc., a Texas corporation ("Panda International"). Panda Funding Corporation (the "Issuer") is a wholly-owned Delaware subsidiary of the Company organized for the sole purpose of issuing the Existing Bonds and additional series of Pooled Project Bonds (the Existing Bonds and all additional series, if any, are collectively referred to herein as the "Bonds"). Panda International is an independent (i.e., non-utility) power company that is engaged principally in the development, acquisition, ownership and operation of electric power generation facilities, both in the United States and internationally. The Company and the Issuer were recently formed by Panda International as vehicles for financing future project development, including the making of equity and debt investments in electric power generation projects ("Projects"). Panda International intends to transfer to subsidiaries of the Company a portfolio of Projects (the "Project Portfolio") developed and to be developed by Panda International, at the point in time when such Projects have reached Financial Closing or achieved Commercial Operations, thereby reducing development risk to the Company. Distributions received by the Company from its subsidiaries that own interests in Projects in the Project Portfolio ("Project Entities") will be used to make payments on the Existing Bonds and on any additional series of Bonds issued in connection with the inclusion of additional Projects in the Project Portfolio.

      As of the date of this Prospectus, the Project Portfolio consists of indirect 100% equity interests in Project Entities that own (i) a 180 megawatt ("MW") natural gas-fired, combined-cycle cogeneration facility located in Roanoke Rapids, North Carolina (the "Panda-Rosemary Facility"), which began commercial operations in
December 1990, and (ii) a 230 MW natural gas-fired, combined-cycle cogeneration facility located in Brandywine, Maryland (the "Panda-Brandywine Facility"), which the Company expects to begin commercial operations in November 1996. These initial Projects were transferred to the Project Portfolio at no cost to the Company. The transfer of any additional Projects will be made pursuant to an agreement (the "Additional Projects Contract") among Panda International, its principal development subsidiary and the Company. See "Additional Projects Contract" below.

Initial Project Portfolio

      Panda-Rosemary

      The Panda-Rosemary Facility is owned by Panda-Rosemary, L.P., a Delaware limited partnership (the "Panda-Rosemary Partnership"). The only partners of the Panda-Rosemary Partnership are indirect wholly-owned subsidiaries of the Company. The Panda-Rosemary Facility uses natural gas as its primary fuel to produce electricity and thermal energy in the form of steam. The electric capacity of and electric energy produced by the Panda-Rosemary Facility is sold to Virginia Electric and Power Company ("VEPCO"). Steam and chilled water produced by the Panda-Rosemary Facility are sold to The Bibb Company ("Bibb"), which operates a textile mill adjacent to the Panda-Rosemary Facility. The Panda-Rosemary Partnership has entered into agreements with Natural Gas Clearinghouse ("NGC") for natural gas supply and fuel management services, with Transcontinental Gas Pipe Line Corporation ("Transco"), Texas Gas Transmission Corporation ("Texas Gas") and CNG Transmission Corporation ("CNG") for firm transportation of natural gas and with certain other parties to provide pipeline operation, gas balancing and interruptible transportation services. University Technical Services, Inc. ("U-Tech"), a subsidiary of EMCOR Group, Inc., provides operation and maintenance services to the Panda-Rosemary Facility.

      Concurrently with the offering of the Old Bonds (the "Prior Offering"), Panda-Rosemary Funding Corporation, a wholly-owned subsidiary of the Panda-Rosemary Partnership, consummated the offering and sale of $111.4 million in aggregate principal amount of its 8-5/8% First Mortgage Bonds due 2016 (the "Rosemary Bonds"). The Rosemary Bonds were issued pursuant to an indenture among the Panda-Rosemary Partnership, Panda-Rosemary Funding Corporation and Fleet National Bank, as trustee thereunder (the "Rosemary Indenture"). The Rosemary Indenture contains various affirmative and negative covenants, including limitations on the ability of the Panda-Rosemary Partnership to make distributions to its partners. Subject to certain other conditions, the Panda-Rosemary Partnership may make distributions to its partners only if: (i) amounts deposited in certain funds established pursuant to the Rosemary Indenture are equal to or greater than the amounts required to be deposited therein, including debt service and debt service reserve funds; (ii) no event has occurred and is continuing and no condition exists that constitutes an event of default under the Rosemary Indenture; (iii) certain gas supply and transportation contracts that expire in November 2005 and October 2006 have been extended or replaced prior to November 30, 2005; and (iv) the Panda-Rosemary Facility meets certain historical and projected debt service coverage requirements. If the Panda-Rosemary Partnership is unable to make distributions to its partners, the ability of the Issuer to make payments on the Exchange Bonds would be materially and adversely affected. See "Risk Factors -- Financial Risks" and "-- Project Risks." An unaffiliated third party holds a cash flow participation in distributions from the Panda-Rosemary Partnership (which the Company believes is 0.433% and would increase to 1.732% after 2008 based on projected distributions, but which percentages are the subject of a dispute). All references in this Prospectus to distributions from U.S. Projects shall mean distributions after giving effect to such cash flow participation. See "Description of the Projects -- The Panda-Rosemary Facility -- Cash Flow Participation" and "Legal Proceedings -- NNW, Inc. Proceeding."

      For more detailed information regarding the Panda-Rosemary Facility, including the various contracts and financing arrangements referred to above and regulatory matters affecting the Panda-Rosemary Facility, see "Description of the Projects -- The Panda-Rosemary Facility," "Regulation" and "Description of the Project Debt -- The Panda-Rosemary Financing."

  Panda-Brandywine

      The Panda-Brandywine Facility is owned by Panda-Brandywine, L.P., a Delaware limited partnership (the "Panda-Brandywine Partnership"). The Panda-Brandywine Partnership has two partners, each of which is an indirect wholly-owned subsidiary of the Company. The Panda-Brandywine Facility will utilize natural gas as its primary fuel. The electric capacity of and electric energy produced by the Panda-Brandywine Facility will be sold to Potomac Electric Power Company ("PEPCO"). The thermal energy produced by the Panda-Brandywine Facility will be sold to a distilled water production facility which is owned by an indirect wholly-owned subsidiary of the Company. The Panda-Brandywine Partnership will purchase firm and interruptible natural gas supplies from Cogen Development Company, which will be transported to the Panda-Brandywine Facility on either a firm or interruptible basis through the interstate pipeline facilities of Columbia Gas Transmission Corporation and Cove Point LNG Limited Partnership and the local gas distribution facilities of Washington Gas Light Company. The Panda-Brandywine Partnership has contracted with Ogden Brandywine Operations, Inc. ("Ogden Brandywine"), a subsidiary of Ogden Power Corporation, to operate and maintain the Panda-Brandywine Facility.

       Raytheon   Engineers  and  Constructors,   Inc.   ("Raytheon")
constructed the Panda-Brandywine Facility pursuant to a fixed-price, turnkey engineering, procurement and construction agreement with the Panda-Brandywine Partnership. Raytheon completed the construction and start-up of the Panda-Brandywine Facility and has met the requirements for commercial operations and substantial completion under the construction agreement. A subcontractor of Raytheon has agreed to make certain modifications to the combustion liners of the facility in order to enhance operating performance, which are expected
to be completed  in early  November  1996.   The  Company  expects  the
Panda-Brandywine Facility to commence commercial operations under the power purchase agreement with PEPCO in November 1996. Raytheon has agreed to pay liquidated damages to the Panda-Brandywine Partnership in an amount up to 25% of the construction price for any failure to meet specified performance specifications after start-up.

     General Electric Capital Corporation ("GE Capital") has provided a $215 million construction loan to finance construction of the Panda-Brandywine Facility. The construction loan bears interest at a Eurodollar base rate plus 250 basis points. It is anticipated that the construction loan will be converted to permanent financing in the form of a single investor lease (together with the construction loan, the "Panda-Brandywine Financing") by November 1996. The fixed payment terms under the single investor lease will be based on "Basic Rent Factors" established in the lease using a series of fixed assumptions about factors such as the final cost of the Panda-Brandywine Facility, the federal income tax rate then applicable to GE Capital and an interest factor based on a Treasury Bill Rate Index. To the extent that actual conditions at the time of lease conversion differ from such assumptions, the Basic Rent Factors will be adjusted. The documents (the "Brandywine Financing Documents") governing the Panda-
Brandywine   Financing  contain  various  affirmative  and   negative
covenants, including limitations on the ability of the Panda-Brandywine Partnership to make distributions to its partners. Subject to certain other conditions, the Panda-Brandywine Partnership may make distributions to its partners only if: (i) all amounts then required to be deposited in certain reserve accounts established pursuant to the Brandywine Financing Documents have been deposited,
including   rent  reserve  and  operation  and  maintenance   reserve
accounts; (ii) all rent payments then due to GE Capital under the lease have been paid; (iii) the Panda-Brandywine Facility meets an operating cash flow to debt service ratio of 1.2:1; and (iv) at the time of such distribution, and after giving effect thereto, no default or event of default has occurred and is continuing under the Brandywine Financing Documents. If the Panda-Brandywine Partnership is unable to make distributions to its partners, the ability of the Issuer to make payments on the Exchange Bonds would be materially and adversely affected. See "Risk Factors -- Financial Risks" and "-- Project Risks."

      For more detailed information regarding the Panda-Brandywine Facility, including the various contracts and financing arrangements referred to above and regulatory matters affecting the Panda-Brandywine Facility, see "Description of the Projects -- The Panda-Brandywine Facility," "Regulation" and "Description of the Project Debt -- The Panda-Brandywine Financing."

Additional Projects Contract

      Subject to certain conditions, including those set forth below, the Additional Projects Contract will require Panda International and its affiliates to transfer to the Company, or to certain wholly-owned direct subsidiaries thereof (the "PIC Entities"), its interest in each Project for which a power purchase agreement is entered into prior to July 31, 2001, the fifth anniversary of the date of issuance of the Old Bonds (the "Issue Date"), and which has reached Financial Closing or achieved Commercial Operations prior to the 10th anniversary of the Issue Date. Panda International and its affiliates will be required to transfer its interest in a Project to the Project Portfolio only if the principal amount of additional series of Bonds that can be issued after giving effect to the inclusion of the Project in the Project Portfolio equals or exceeds the amount of
Anticipated Additional Debt. For a description of how the amount of Anticipated Additional Debt is calculated, see "The Company, the Issuer and Panda International -- The Additional Projects Contract." Interests in a Project will not be transferred if: (i) the Project has not reached Financial Closing or achieved Commercial Operations;
(ii) Panda International does not own a controlling interest in the Project; (iii) the transfer would be prohibited under any Project-level financing, power purchase or related agreement; or (iv) after giving effect to the issuance of the additional series of Bonds in connection with the inclusion of the Project in the Project Portfolio
(a) the rating of the Bonds is not Reaffirmed by at least one rating agency at a rating equal to or higher than that in effect immediately prior to the issuance of such additional series or (b) the projected Company Debt Service Coverage Ratio or the projected Consolidated Debt Service Coverage Ratio (if then applicable) would be less than 1.7:1 or 1.25:1, respectively, for (1) the period beginning with the date of determination through December 31 of that calendar year, (2) each period consisting of a calendar year thereafter through the calendar year immediately prior to the calendar year in which the Final Stated Maturity occurs and (3) the period thereafter beginning with January 1 and ending with the Final Stated Maturity (each such period, a "Future Ratio Determination Period"). The Additional Projects Contract requires Panda International to use commercially reasonable efforts to cause each Project to meet the conditions for transfer to the Project Portfolio as of the date a Project reaches Financial Closing or achieves Commercial Operations, whichever occurs first, or within a 90-day period thereafter. If, however, the conditions for such a transfer cannot be satisfied using commercially reasonable efforts, Panda International will have no further obligation to the Company in respect of such Project and may retain its interest in such Project or sell it to third parties.

      The Company believes that Panda International will continue to actively develop Projects; however, Panda International is under no obligation to do so, or to use any proceeds from the Prior Offering or future distributions from the Company to fund such development. In addition, there can be no assurance that the Projects currently under development by Panda International will reach Financial Closing, achieve Commercial Operations or satisfy the other conditions for transfer to the Project Portfolio pursuant to the Additional Projects Contract. See "Risk Factors -- Financial Risks," "-- Project Risks" and "-- Risks Relating to Future Non-U.S. Projects" and "The Company, the Issuer and Panda International -- The Additional Projects Contract."

Panda International

      Panda International is an independent power company that is engaged principally in the development, acquisition, ownership and operation of electric power generation facilities, both in the United States and internationally. It also owns a subsidiary engaged in oil and gas exploration and development. Panda International's principal
business   strategy   is  to  use  its  experience   in   developing,
constructing,  financing  and  managing  electric  power   generation
facilities  to  provide low cost electricity and electric  generating
capacity.   Panda International is seeking to expand its presence  in
the electric power industry by implementing this strategy in the United States and certain other countries. Upon commencement of
commercial   operations  of  the  Panda-Brandywine  Facility,   Panda
International will have placed into commercial operations facilities with electric generating capacity of approximately 410 MW. In addition, Panda International has executed power purchase agreements or entered into other development arrangements relating to four potential Projects with a combined electric generating capacity of approximately 750 MW. Panda International is continually engaged in the evaluation of
various   opportunities  for  the  development  and  acquisition   of
additional electric power generation facilities, both in the United States and internationally. The Company believes that there is and will continue to be significant demand for new generating capacity worldwide and that much of this new capacity will be provided by independent power developers such as Panda International. See "Risk Factors -- Project Risks," "-- Risks Relating to Future Non-U.S. Projects," "The Company, the Issuer and Panda International" and "Business -- The Independent Power Industry."

       Panda International was formed as part of a corporate reorganization that took place in October 1995 in which all of the issued and outstanding capital stock of Panda Energy Corporation, a Texas corporation ("PEC"), was exchanged for shares of capital stock of Panda International, with the result that PEC became a wholly-owned subsidiary of Panda International. PEC was organized in 1982 by Robert and Janice Carter, who are the Chairman of the Board,
President and Chief Executive Officer, and the Executive Vice President, Treasurer and Secretary, respectively, of Panda International, PEC, the Company and the Issuer. See "Management." Robert and Janice Carter and members of their family and family trusts together own approximately 39.2% of the outstanding shares of capital stock of Panda International. See "Risk Factors -- Control by Principal Stockholders."

      The principal executive offices of the Issuer, the Company, Panda Energy Corporation and Panda International are located at 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244. The telephone number at such offices is (972) 980-7159.

Projects under Development by Panda International

      The following are Projects that Panda International and its affiliates are developing. There are substantial risks associated with the development of Projects, and increased risks associated with the development of Projects outside the United States. There can be no assurance that any Project under development will reach Financial Closing, achieve Commercial Operations or satisfy the other conditions for transfer to the Project Portfolio pursuant to the Additional Projects Contract. See "Risk Factors -- Project Risks" and "-- Risks Relating to Future Non-U.S. Projects."

  Panda-Luannan (China)

     The Company expects that, during the fourth quarter of 1996, a 2 x 50 MW coal-fired cogeneration facility (the "Panda-Luannan Facility") to be located in Luannan County, Tangshan Municipality, Hebei Province, People's Republic of China ("PRC" or "China") will reach Financial Closing and will be eligible for transfer to the Project Portfolio if the other conditions to such transfer contained in the Additional Projects Contract can be satisfied. Subject to output limitations during certain periods, all of the electric output of the Panda-Luannan Facility will be sold to North China Power Group Company, the business arm of North China Power Group ("NCPG"), which is one of the five interprovincial power groups in China under the supervision of the Ministry of Electric Power of the PRC. The Panda-Luannan Facility is to be connected to one of the largest power grids in China, which is operated by NCPG and serves the region which includes the Beijing-Tianjin-Tangshan area. It is anticipated that the steam generated will be sold to industrial and possibly to governmental purchasers.

  Panda of Nepal

      Panda International has formed a joint venture with a major international hydroelectric engineering company and a local Nepalese party to build a 36 MW hydroelectric facility on the upper Bhote
Koshi River in Nepal. A power purchase agreement with the Nepal Electricity Authority ("NEA"), and a project agreement with the Government of Nepal obligating the Government of Nepal to guarantee NEA's obligations and to provide certain other support and incentives, were signed in July 1996. Approval of the joint venture was received from the Government of Nepal in June 1996. Panda
International has received commitment letters from two multilateral agencies to provide debt financing for this Project.

  Panda-La Panga (India)

      In August 1994, Panda International acquired from another independent power developer a 90% interest in a Project company that has executed a power purchase agreement with the Orissa State Electricity Board for a proposed 500 MW coal-fired electric generating facility to be located in the State of Orissa, India. Certain of the central government approvals for the Project have been obtained. Although Panda International believes its power purchase agreement is valid and enforceable, the State of Orissa has given a notice of cancellation of such agreement to Panda International, as well as to several other third parties with respect to their projects being developed. Panda International has objected to such notice and is presently conducting discussions with the government of the State of Orissa. Development efforts have been delayed pending the resolution of this dispute.

  Panda-Kathleen (United States)

      Panda International owns an indirect 100% equity interest in Panda-Kathleen, L.P., a Delaware limited partnership (the "Panda-Kathleen Partnership"), which in 1991 entered into a power purchase agreement with Florida Power Corporation ("Florida Power") for the sale of capacity and all energy made available from a natural gas-fired, combined-cycle cogeneration facility (the "Panda-Kathleen Facility"). Construction of the Panda-Kathleen Facility was originally scheduled to begin in 1995, but has been delayed because of litigation with Florida Power and may never commence. The Brandywine Financing Documents require the Panda-Kathleen Project to be transferred to the Project Portfolio if it reaches Financial Closing, whether or not the other conditions to transfer contained in the Additional Projects Contract are satisfied.

Guaranty and Collateral; Effective Subordination

      The Existing Bonds are, and all additional series of Bonds will be issued pursuant to an indenture (the "Indenture") among the Issuer, the Company and Bankers Trust Company, as trustee (the "Trustee"). The Bonds will be paid from payments by the Company to the Issuer on promissory notes (including the Initial Company Note, the "Company Notes"), evidencing loans by the Issuer to the Company. The aggregate outstanding principal amount of the Company Notes will at all times equal the aggregate outstanding principal amount of the Bonds.

      The Existing Bonds are, and all additional series of Bonds will be unconditionally guaranteed (such guaranty, the "Company Guaranty") by the Company. In addition, the Existing Bonds are, and all additional series of Bonds will be secured by pledges, or grants of security interests, to the Trustee for the benefit of the holders of the Bonds: (i) by PEC of and in all of the capital stock of the Company; (ii) by the Company, of and in all of the capital stock of the Issuer and the PIC Entities (the "PIC U.S. Entities") that indirectly own Projects located in the United States and certain international Projects for which no U.S. tax deferral will be sought (the "U.S. Projects") and 60% of the capital stock of the PIC Entities (the "PIC International Entities") that indirectly own
Projects  not  located in the United States and for  which  U.S.  tax deferral will be sought (the "Non-U.S. Projects"); (iii) by the Issuer, of and in the Company Notes; (iv) by the Company, of and in its interest in the Additional Projects Contract; and (v) by the Company, of and in its interest in all distributions from the PIC U.S. Entities and its interest in accounts, established in the Company's name with the Trustee, into which such distributions are deposited (all of the foregoing collateral so pledged, the
"Collateral"). The Bonds will not be secured by any direct equity interest in, or assets of, any Project or by any interest in any distributions to PIC International Entities, if any, or any accounts into which such distributions are deposited. Each PIC International Entity, however, will be required to pledge, as security for the repayment of certain loans (the "PIC International Entity Loans") by the Company to such PIC International Entity, its interest in all distributions received by it in respect of Non-U.S. Projects, if any, and all accounts, established in the name of such PIC International Entity with the Trustee acting in its capacity as the International Collateral Agent for the benefit of the Company (the "International Collateral Agent"), into which such distributions are deposited. See "Description of the Exchange Bonds -- Collateral for the Exchange Bonds."

      The Exchange Bonds will be exclusively the obligations of the Issuer and, to the extent of the Company Guaranty, the Company, and not of any of their affiliates. Because the operations of the Company are conducted by Project Entities, the Company's cash flow and its ability to service its debt, including its ability to make payments on the Company Notes, and consequently the Issuer's ability to make payments on the Bonds (including the Exchange Bonds), are almost entirely dependent upon the earnings of the Project Entities and the distribution of those earnings to the Company. The Project-level financing arrangements for the Projects generally restrict the ability of the Project Entities to pay dividends, make distributions or otherwise transfer funds to equity owners of such Projects, including the PIC Entities and, indirectly, the Company. These restrictions generally require that, prior to the payment of dividends or distributions or the making of other transfers of funds, the Project Entity proposing to make the dividend, distribution or transfer must provide for the payment of other obligations of the Project, including operating expenses and debt service, fund a debt service reserve and other reserves and meet certain debt service coverage ratios and other tests. See "Risk Factors -- Financial Risks" and "Description of the Project Debt."


                           PRIOR OFFERING

      On July 31, 1996, the Issuer issued $105,525,000 aggregate principal amount of its 11-5/8% Pooled Project Bonds, Series A due 2012 in a private placement under Section 4(2) of the Securities Act and Rule 144A. The Old Bonds were sold to Jefferies & Company, Inc. (the "Initial Purchaser") pursuant to the Purchase Agreement and were placed by the Initial Purchaser with Qualified Institutional Buyers and Institutional Accredited Investors (as defined in Section 501(a)
(1), (2), (3) or (7) under the Securities Act). Pursuant to the Registration Rights Agreement entered into between the Company, the Issuer and the Initial Purchaser in connection with the Prior Offering, the Issuer and the Company agreed to file a shelf registration statement covering the Old Bonds (a "Shelf Registration Statement") or to effect a registered exchange offer for the Old Bonds pursuant to which the holders of the Old Bonds would be offered the opportunity to exchange their Old Bonds for registered Exchange Bonds. The Registration Rights Agreement provides that if such an exchange offer registration statement (an "Exchange Offer Registration Statement") or a Shelf Registration Statement is not declared effective within 180 days after the Issue Date, the interest rate on the Old Bonds will increase by 50 basis points effective on the 181st day following the Issue Date until such a registration statement is declared effective. If such a registration statement is not declared effective within two years following the Issue Date, such increase in interest rate would become permanent. The
Registration Statement with respect to the Exchange Offer was declared effective by the Commission on __________, 1996, thereby avoiding the aforementioned interest rate increase.

                         THE EXCHANGE OFFER

      The Issuer is making the following Exchange Offer to holders of all Old Bonds presently outstanding:

The Exchange Offer            For  each  $1,000 principal  amount  of
                          Old  Bonds  tendered,  a  holder  will   be
                          entitled   to   receive  $1,000   principal
                          amount  of Exchange Bonds. As of  the  date
                          of  this Prospectus, $105,525,000 principal
                          amount  of  Old Bonds is outstanding.   The
                          terms    of   the   Exchange   Bonds    are
                          substantially  identical to  the  terms  of
                          the  Old  Bonds, except that  the  Exchange
                          Bonds  (i) will have been registered  under
                          the  Securities  Act, and (ii)  holders  of
                          the Exchange Bonds will not be entitled  to
                          certain rights of holders of the Old  Bonds
                          under  the  Registration Rights  Agreement,
                          which   rights  will  terminate  upon   the
                          consummation of the Exchange  Offer.   Such
                          rights  will also terminate as  to  holders
                          of  Old  Bonds who are eligible  to  tender
                          their   Old  Bonds  for  exchange  in   the
                          Exchange  Offer and fail  to  do  so.   See
                          "The  Exchange  Offer  --  Termination   of
                          Certain    Rights"    and    "Old     Bonds
                          Registration Rights."

Expiration Date                 The  Exchange  Offer will  expire  at
                          5:00   p.m.,   New  York  City   time,   on
                          ____________, 1996, unless extended in  the
                          Issuer's   sole   discretion.    See   "The
                          Exchange   Offer   --   Expiration    Date;
                          Extensions; Termination; Amendments."

Withdrawal of Tenders           Tenders of Old Bonds may be withdrawn
                          at  any time prior to the Expiration  Date.
                          Thereafter,  such tenders are  irrevocable.
                          See  "The  Exchange Offer -- Withdrawal  of
                          Tenders."

Interest on the Exchange
Bonds and Accrued
Interest on the Old Bonds         The Exchange Bonds will bear interest
                          from the date of their issuance. Interest on
                          the Old Bonds accepted for exchange will accrue thereon to, but not including, the date of issuance of the Exchange Bonds and will be
                          paid   together  with  the  first  interest
                          payment on the Exchange Bonds issued in exchange therefor.

Conditions of the Exchange
Offer                         The  Exchange  Offer   is  subject  to
                          certain customary conditions. The  Exchange
                          Offer is not conditioned upon any minimum aggregate principal amount of Old Bonds being tendered or accepted for exchange.
                          Old Bonds may be tendered only in integral multiples of $1,000. See "The Exchange Offer -- Conditions of the Exchange Offer."

Procedures for Tendering
Old  Bonds                      Each holder of Old Bonds  wishing to
                          accept the Exchange Offer  must, prior  to
                          the Expiration Date, either  (i) complete
                          and sign the Letter of Transmittal,   in
                          accordance with  the instructions contained
                          herein and  therein, and  deliver  such Letter
                          of  Transmittal, together with any signature
                          guarantees  and any  other documents required
                          by the Letter of Transmittal, to the Exchange Agent at its address set forth on the back cover page of this Prospectus and the tendered Old Bonds must either be (a) physically delivered to the Exchange Agent or (b) transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must  be  received  by the  Exchange  Agent
                          prior  to  the  Expiration  Date,  or  (ii)
                          comply   with   the   guaranteed   delivery
                          procedures set forth herein.  By  executing
                          the  Letter  of  Transmittal,  each  holder
                          will  represent that, among  other  things,
                          the  Exchange  Bonds acquired  pursuant  to
                          the  Exchange Offer are being  acquired  in
                          the  ordinary  course of  business  of  the
                          person   receiving  such   Exchange   Bonds
                          (whether   or  not  such  person   is   the
                          registered holder of such Exchange  Bonds),
                          that  neither  the holder of such  Exchange
                          Bonds  nor  any  such other person  has  an
                          arrangement  with any person to participate
                          in  the distribution (within the meaning of
                          the  Exchange  Act) of such Exchange  Bonds
                          and   that  neither  the  holder  of   such
                          Exchange Bonds or any such other person  is
                          an  Affiliate of the Issuer or the Company,
                          or  if  it is an Affiliate, it will  comply
                          with   the   registration  and   prospectus
                          delivery  requirements  of  the  Securities
                          Act  to  the extent applicable.   See  "The
                          Exchange    Offer    --   Procedures    for
                          Tendering."

Special Procedures for
Beneficial  Owners              Any beneficial owner whose Old Bonds are
                          registered in the  name of a broker, dealer,
                          commercial bank, trust company or other nominee and who wishes to tender Old Bonds in the Exchange
                          Offer   should   contact  such   registered
                          holder    promptly   and   instruct    such
                          registered   holder  to  tender   on   such
                          beneficial   owner's  behalf.    See   "The
                          Exchange    Offer    --   Procedures    for
                          Tendering."

Guaranteed Delivery
Procedures                     Holders of Old Bonds who wish  to
                          tender their Old Bonds and whose Old  Bonds
                          are   not  immediately  available  or   who
                          cannot  deliver their Old Bonds, the Letter
                          of   Transmittal  or  any  other  documents
                          required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, may tender their Old Bonds according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Acceptance of  the Old
Bonds and Delivery of
the Exchange Bonds             Upon  satisfaction or waiver  of
                          the  conditions of the Exchange Offer,  the
                          Issuer  will  accept for exchange  any  and
                          all  Old  Bonds which are properly tendered
                          and  not  withdrawn prior to the Expiration
                          Date.   The Exchange Bonds issued  pursuant
                          to  the Exchange Offer will be delivered on
                          the  earliest  practicable  date  following
                          the  Expiration  Date.  See  "The  Exchange
                          Offer  --  Acceptance  of  Old  Bonds   for
                          Exchange; Delivery of Exchange Bonds."

Certain Federal Income Tax
Considerations                  For  a  discussion of certain  United
                          States federal income tax consequences of the exchange of Old Bonds for Exchange Bonds in the Exchange Offer, see "Certain U.S. Federal Income Tax Considerations of the Exchange Offer."

Effect on Holders of
Old Bonds                      Holders of the Old Bonds who  do
                          not  tender their Old Bonds in the Exchange
                          Offer  will continue to hold such Old Bonds
                          and  will be entitled to all the rights and
                          benefits,  and  will  be  subject  to   all
                          limitations applicable thereto,  under  the
                          Indenture.  All Old Bonds not exchanged  in
                          the  Exchange  Offer will  continue  to  be
                          subject  to  the restrictions  on  transfer
                          provided  for  in  the Old  Bonds  and  the
                          Indenture.   To the extent that  Old  Bonds
                          are  tendered and accepted in the  Exchange
                          Offer, the trading market, if any, for  the
                          Old   Bonds  not  so  tendered   could   be
                          adversely  affected.  See "Risk Factors  --
                          Consequences  of  Failure to  Exchange  Old
                          Bonds."

Rights of Dissenting
Holders                         Holders of Old Bonds do not have
                          any  appraisal or dissenters' rights  under
                          the  Delaware  General Corporation  Law  or
                          the   Indenture  in  connection  with   the
                          Exchange Offer.

Exchange Agent                   Bankers  Trust  Company.   See  "The
                          Exchange Offer -- The Exchange Agent."



                     TERMS OF THE EXCHANGE BONDS

      The Exchange Offer applies to $105,525,000 aggregate principal amount of Old Bonds. The form and terms of the Exchange Bonds are substantially identical to the terms of the Old Bonds, except that the Exchange Bonds (i) will have been registered under the Securities Act, and therefore, will not bear legends restricting their transfer pursuant to the Securities Act, and (ii) holders of the Exchange Bonds will not be entitled to certain rights of holders of the Old Bonds under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. Such rights will also terminate as to holders of Old Bonds who are eligible to tender their Old Bonds for exchange in the Exchange Offer and fail to do so. See "The Exchange Offer -- Termination of Certain Rights." The Exchange Bonds will evidence the same debt as the Old Bonds which they replace and will be issued under, and be entitled to the benefits of, the Indenture.

Securities Offered             $105,525,000 11-5/8% Pooled Project
                               Bonds, Series A-1 due 2012.

Final Maturity Date            August 20, 2012.

Interest Payment Dates         February 20 and August 20, commencing
                               February 20, 1997.

Ratings                        The  Exchange Bonds have been rated
                               Ba3  by  Moody's Investors Service,  Inc.
                               and BB- by Duff & Phelps Credit Rating Co.

Initial Average Life           The  initial average life to maturity of
                               the Exchange Bonds is 11.7 years.

Scheduled Principal Payments   Semiannually commencing February 20, 1997,
                               as follows:

                                                     Percentage of
                            Payment Date          Original Principal
                                                    Amount Payable

                            February 20, 1997          0.2045%
                            August 20, 1997            0.0000%
                            February 20, 1998          0.0000%
                            August 20, 1998            0.0000%
                            February 20, 1999          0.0000%
                            August 20, 1999            0.5933%
                            February 20, 2000          0.6129%
                            August 20, 2000            0.0000%
                            February 20, 2001          0.0000%
                            August 20, 2001            1.3753%
                            February 20, 2002          1.4691%
                            August 20, 2002            2.2184%
                            February 20, 2003          2.3565%
                            August 20, 2003            2.9328%
                            February 20, 2004          3.1031%
                            August 20, 2004            3.2796%
                            February 20, 2005          3.4687%
                            August 20, 2005            3.5977%
                            February 20, 2006          3.7820%
                            August 20, 2006            2.8098%
                            February 20, 2007          3.0076%
                            August 20, 2007            4.8415%
                            February 20, 2008          5.1145%
                            August 20, 2008            5.0057%
                            February 20, 2009          5.2945%
                            August 20, 2009            5.5185%
                            February 20, 2010          5.8300%
                            August 20, 2010            5.7248%
                            February 20, 2011          6.0590%
                            August 20, 2011            6.4800%
                            February 20, 2012          6.8808%
                            August 20, 2012            8.4390%

Denominations and Form            The Exchange Bonds will be issuable
                           in  denominations of any integral multiple
                           of   $1,000   in  exchange  for   a   like
                           principal   amount  of  Old   Bonds.   The
                           Exchange  Bonds will be issuable in  book-
                           entry  form through the facilities of  The
                           Depository  Trust Company  ("DTC"),  which
                           will  act  as depositary for the  Exchange
                           Bonds.  One  fully-registered  certificate
                           will  be issued and will be deposited with
                           DTC,  and interests therein will be  shown
                           on,   and   transfers  will  be   effected
                           through,  records maintained  by  DTC  and
                           its  participants. Exchange  Bonds  issued
                           to   Institutional  Accredited  Investors,
                           and   Exchange  Bonds  issued   in   other
                           limited circumstances described herein, will be issued in registered certificated form. See "Description of the Exchange Bonds -- Book Entry; Delivery and Form."

Mandatory Redemption               The   Existing   Bonds   and   all
                           additional series of Bonds, if  any,  then
                           outstanding  will be subject to  mandatory
                           redemption,  in whole or in part,  to  the
                           extent  that,  at any time  (after  giving
                           effect  to transfers required to  be  made
                           to   other  Accounts  and  Funds  on  such
                           date),  the aggregate amount of monies  on
                           deposit  in  the  U.S.  and  International
                           Mandatory   Redemption  Accounts   is   in
                           excess of $2.0 million. In the event of  a
                           sale   or   other   disposition   of   any
                           Collateral  or any interest in  a  Project
                           or   any   event  of  casualty,  loss   or
                           condemnation  with respect  to  a  Project
                           (each,  a  "Mandatory Redemption  Event"),
                           all    proceeds   of   any   distributions
                           resulting  from such Mandatory  Redemption
                           Event  in  excess of $2.0 million  in  the
                           aggregate  in any calendar year  that  may
                           be  legally  distributed or  paid  to  the
                           Company   or   any   PIC  Entity   without
                           contravention   of   any   Project    debt
                           agreement  shall  be  deposited  into  the
                           appropriate Mandatory Redemption  Account,
                           unless   (i)   the  Company   provides   a
                           certificate  to the Trustee (supported  by
                           a  certificate  to  the Trustee  from  the
                           Consolidating Engineer) stating that  such
                           Mandatory   Redemption  Event  would   not
                           result  in  either  the projected  Company
                           Debt  Service  Coverage Ratio  being  less
                           than  1.7:1  or the projected Consolidated
                           Debt   Service  Coverage  Ratio  (if  then
                           applicable)  being less than  1.25:1,  for
                           each  Future  Ratio Determination  Period;
                           and  (ii)  the  rating  of  the  Bonds  is
                           Reaffirmed  by at least one rating  agency
                           at  a  rating equal to or higher than that
                           in   effect  immediately  prior  to   such
                           Mandatory   Redemption  Event.   Mandatory
                           redemptions  will be made at a  redemption
                           price  equal  to  100%  of  the  principal
                           amount  of  the Bonds to be redeemed  plus
                           interest  thereon accrued to the  date  of
                           such  redemption, plus a premium, if  any,
                           provided  in  the  supplemental  indenture
                           for  each  series of Bonds to be redeemed.
                           For  the  Exchange Bonds, such premium  is
                           equal  to  that payable were the  Exchange
                           Bonds  to  be  redeemed  at  the  Issuer's
                           option  on  such date to the  extent  that
                           the  mandatory redemption results  from  a
                           sale  or  other  voluntary disposition  of
                           any  Collateral  or  any  interest  in   a
                           Project  (or if no optional redemption  is
                           then  available, a premium  determined  as
                           the  excess,  if  any,  of  the  remaining
                           payments   due  on  the  Exchange   Bonds,
                           discounted  at a rate which  is  equal  to
                           the  Applicable  Treasury Rate  plus  one-
                           half of one percent over the par value  of
                           such Exchange Bonds). Notwithstanding  the
                           foregoing,  the  amount of Bonds  required
                           to   be  redeemed  shall  not  exceed  the
                           amount necessary to cause (after giving effect to such redemption) the coverage ratio requirements set forth above to be met and to achieve a Reaffirmation of the rating on the Bonds by at least one rating agency. See "Description of the Exchange Bonds -- Redemption -- Mandatory Redemption."

                           The applicable Consolidated Debt Coverage
                           Ratio,   for   purposes   of   determining
                           whether  amounts  are to be  deposited  in
                           the  Mandatory Redemption Accounts or  for
                           any  other  purposes under the  Indenture,
                           need  not  be satisfied on and  after  the
                           time  that  more than four  Projects  have
                           been    transferred   to    the    Project
                           Portfolio.

Optional Redemption               The  Exchange Bonds will be subject
                           to  redemption, in whole or  in  part,  at
                           the  option of the Issuer at any  time  on
                           or   after   August  20,  2001,   at   the
                           following redemption prices (expressed  as
                           a  percentage  of principal  amount)  plus
                           interest   accrued   to   the   date    of
                           redemption,  if  redeemed during  the  12-
                           month   period  commencing  on  or   after
                           August 20 of the year set forth below:

                                                    Redemption
                                 Year                  Price

                                 2001                105.8125%
                                 2002                104.3594%
                                 2003                102.9063%
                                 2004                101.4532%
                                 2005
                                 and thereafter      100.0000%

                           The  Exchange  Bonds are also  subject  to
                           redemption,  in whole or in part,  at  the
                           option  of  the  Issuer  at  a  redemption
                           price  equal  to  100%  of  the  principal
                           amount  of  the Bonds to be redeemed  plus
                           interest  thereon accrued to the  date  of
                           such   redemption   if  an   Extraordinary
                           Financial Distribution in excess  of  $2.0
                           million  is applied to prepay the  Company
                           Notes.       "Extraordinary      Financial
                           Distributions"   are   distributions   and
                           other  amounts received by the Company  or
                           any  PIC  Entity without contravention  of
                           any  Project debt agreement in respect  of
                           settlements, judgments and other  payments
                           received  in  respect  of  a  Project   in
                           connection with legal proceedings,  monies
                           released from certain escrows relating  to
                           Projects,   buy-outs  or  settlements   of
                           Project  contracts and other  transactions
                           resulting in the receipt of cash or  other
                           property upon the sale, transfer or  other
                           disposition    of    contractual    rights
                           relating  to  a  Project  (in  each  case,
                           other  than  in  respect  of  a  Mandatory
                           Redemption  Event).  See  "Description  of
                           the   Exchange  Bonds  --  Redemption   --
                           Optional Redemption."

Change of Control                 Upon the occurrence of a Change  of
                           Control, each holder of Existing Bonds and all additional series of Bonds, if any, will have the right to require the Issuer to purchase all or a portion of such holder's Bonds at a price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest to the date of purchase. See "Description of the Exchange Bonds -- Certain Covenants -- Change of Control."

Certain Covenants                 The  Indenture contains affirmative
                           and  negative covenants that restrict  the
                           activities of the Issuer, the Company  and
                           the  PIC  Entities, including  limitations
                           on:  (i) distributions to the Company  and
                           the  PIC International Entities out of the
                           Accounts  and Funds described below  under
                           "Flow  of  Funds";  (ii)  the  ability  of
                           Project  Entities  to incur  new  debt  or
                           amend  Project agreements if such  actions
                           could  reasonably  be expected  to  reduce
                           Cash  Available  for Distribution  by  10%
                           for   any   Future   Ratio   Determination
                           Period;  (iii)  how the  proceeds  of  the
                           Prior  Offering  may  be  used;  (iv)  the
                           incurrence   of  indebtedness   or   lease
                           obligations,    or   the   provision    of
                           guaranties (see "Additional Debt"  below);
                           (v)   the  payment  of  dividends  on  and
                           redemptions  of  capital stock;  (vi)  the
                           use  of  proceeds from the sale of  assets
                           and    certain    other   events;    (vii)
                           transactions  with affiliates  and  (viii)
                           the  creation of liens. The Indenture will
                           also  (a)  require the Company to maintain
                           at   least  a  50%  (direct  or  indirect)
                           ownership interest in each Project,  or  a
                           25%   (direct   or   indirect)   ownership
                           interest  in  each Project and controlling
                           influence   over   the   management    and
                           policies  with  respect to  such  Project,
                           provided that no other entity has  greater
                           control   than  the  Company   over   such
                           management   and   policies   (except   in
                           certain circumstances, including the  sale
                           by  the Company of its entire interest  in
                           a  Project), (b) restrict the  ability  of
                           the   Company,  the  Issuer  and  the  PIC
                           Entities to consolidate or merge  with  or
                           into,  or to transfer all or substantially
                           all   of   their  respective  assets   to,
                           another person, (c) require the Issuer to pledge additional collateral in certain instances and (d) require the Issuer to offer to redeem the Bonds upon the occurrence of a Change of Control. See "Description of the Exchange Bonds -- Certain Covenants."

Additional Debt                  The Indenture will permit the Issuer
                           to  incur additional debt only in the form
                           of  additional  series of  Bonds  for  the
                           purpose  of  loaning the proceeds  thereof
                           to  the Company, which the Company may use
                           either to make investments in Projects  in
                           connection  with  their  transfer  to  the
                           Project  Portfolio or for distribution  or
                           loan   to  Panda  International  and   its
                           affiliates.  Panda International  and  its
                           affiliates   may,   but   are   under   no
                           obligation  to, use such funds for  future
                           project development. Additional series  of
                           Bonds  may be issued only if, at the  time
                           of   such   issuance,  (i)   the   Company
                           provides  a  certificate  to  the  Trustee
                           (supported   by  a  certificate   to   the
                           Trustee  from the Consolidating  Engineer)
                           stating that, after giving effect  to  the
                           issuance  of  such additional  series  and
                           the    application   of    the    proceeds
                           therefrom,  the  projected  Company   Debt
                           Service  Coverage Ratio and the  projected
                           Consolidated  Debt Service Coverage  Ratio
                           (if   then  applicable)  equal  or  exceed
                           1.7:1  and 1.25:1, respectively, for  each
                           Future  Ratio  Determination  Period   and
                           (ii)   the   rating  of   the   Bonds   is
                           Reaffirmed  by at least one rating  agency
                           at  a  rating equal to or higher than that
                           in   effect  immediately  prior   to   the
                           issuance   of   such  additional   series;
                           provided,      however,     that      such
                           Reaffirmation of the rating shall  not  be
                           required  if  (a) neither the Company  nor
                           any  PIC  Entity has, since the last  date
                           upon  which  the  Bonds were  rated  or  a
                           Reaffirmation  of  rating  was  given   in
                           respect   thereof,   acquired    (or    is
                           acquiring in connection with the  issuance
                           of   such  additional  series),  sold   or
                           otherwise  disposed of direct or  indirect
                           interests  in one or more Projects  in  an
                           aggregate  amount in excess of the  lesser
                           of  the  amounts set forth  in  subclauses
                           (1)  and  (2) of clause (b) below and  (b)
                           the  principal  amount of such  additional
                           series  to  be  issued is  less  than  the
                           lesser  of (1) $50 million and (2) 25%  of
                           the  aggregate  principal  amount  of  all
                           series  of  Bonds  then  outstanding.  The
                           Company  and  the  PIC  Entities  will  be
                           prohibited from incurring any debt,  other
                           than  (i) in the case of the Company,  the
                           Company  Guaranty and the  Company  Notes,
                           (ii)  in the case of the PIC International
                           Entities,  the  PIC  International  Entity
                           Notes,    certain    subordinated     debt
                           (including   Other  International   Notes)
                           payable  to the Company or any PIC Entity,
                           (iii)   in  the  case  of  the  PIC   U.S.
                           Entities,  the  PIC Entity Guaranties  and
                           certain subordinated debt payable  to  the
                           Company or any PIC Entity and (iv) in  the
                           case  of  Project Entities,  Project  debt
                           and  certain  guaranties. See "Description
                           of   the   Exchange   Bonds   --   Certain
                           Covenants."

Guaranty and Ranking             All series of Bonds will be unconditionally
                           guaranteed  by  the Company Guaranty.  The
                           Bonds will be secured indebtedness of  the
                           Issuer;  however, payments  on  the  Bonds
                           will  be effectively subordinated  to  all
                           liabilities   of   the  Project   Entities
                           incurred   in  respect  of  the  Projects,
                           including   Project-level  debt  financing
                           and  trade payables. See "Risk Factors  --
                           Financial  Risks -- Substantial  Leverage;
                           Effective   Subordination   of    Exchange
                           Bonds," "Description of the Project Debt" and "Description of the Exchange Bonds -- Ranking."

Flow of Funds                   All distributions in respect of U.S.
                           Projects received  by  or on behalf of the
                           Company or any PIC U.S. Entity (other than
                           Extraordinary Financial Distributions  and
                           distributions  received  as  a  result  of
                           Mandatory  Redemption  Events   that   are
                           required  to  be  deposited  in  the  U.S.
                           Mandatory    Redemption   Account),    all
                           regularly    scheduled    interest     and
                           principal    payments    on    the     PIC
                           International   Entity   Notes   and   any
                           payments resulting from the redemption  or
                           partial    redemption   of    any    Other
                           International Notes shall be deposited directly into the U.S. Project Account.
                           All  distributions in respect of  Non-U.S.
                           Projects received by or on behalf of any PIC International Entity (other than Extraordinary Financial Distributions and distributions received as a result of Mandatory Redemption Events that are required to be deposited in the International Mandatory Redemption Account) shall be deposited directly into the International Project Account.

                           The  Trustee shall, on the first  Business
                           Day    of    each   month   (a    "Monthly
                           Distribution Date"), transfer amounts on deposit in the U.S. Project Accounts in the following order of priority:

                             (i) to  the  Debt  Service  Fund   (for
                                 application  to  payments   on   the
                                 Bonds),  an  amount  equal  to   the
                                 excess,   if   any,   of   (a)   the
                                 aggregate  amount of interest  (less
                                 any   amount  on  deposit   in   the
                                 Capitalized   Interest    Fund    in
                                 respect  of  such payment)  and,  if
                                 applicable, principal, in each  case
                                 due   and  payable  on  the  Company
                                 Notes   (including  any   past   due
                                 amounts)  on  the Payment  Date  for
                                 each    series   of    Bonds    then
                                 outstanding next following  the  day
                                 immediately  preceding such  Monthly
                                 Distribution  Date  (other  than  in
                                 connection   with   a    call    for
                                 redemption)  over  (b)  the   amount
                                 then  on deposit in the Debt Service
                                 Fund;

                            (ii) to  the  Capitalized  Interest Fund,
                                 an amount equal to the excess, if any,
                                 of the Capitalized Interest Requirement
                                 over the amount then on deposit in the
                                 Capitalized Interest Fund;

                           (iii) to the Debt Service Reserve Fund, an
                                 amount equal to the excess, if any, of
                                 the Debt Service Reserve Requirement
                                 over the sum of (a) the amount then on
                                 deposit in the Debt Service Reserve Fund plus (b) the aggregate amount available to be drawn under a Letter of Credit;

                            (iv) to  the Company Expense  Fund,
                                 an  amount  equal to the excess,  if
                                 any,  of  (a)  the sum  of  (1)  the
                                 Company  Expenses  Amount  for   the
                                 applicable  calendar year  plus  (2)
                                 the  Annual  Letter  of  Credit  Fee
                                 over   (b)   the  aggregate   amount
                                 deposited  to  the  Company  Expense
                                 Fund  since  the beginning  of  such
                                 calendar year; and

                             (v) to  the  U.S. Distribution  Suspense
                                 Fund,  the  remaining  balance,   if
                                 any,  on deposit in the U.S. Project
                                 Account.

                           On  each  Monthly Distribution  Date,  the
                           International   Collateral   Agent   shall
                           transfer  monies  from  the  International
                           Project  Account (i) first to the  payment
                           of   interest   then  due   on   any   PIC
                           International  Entity Note and  (ii)  then
                           to    the    International    Distribution
                           Suspense  Fund, the remaining balance,  if
                           any,   on  deposit  in  the  International
                           Project  Account. Extraordinary  Financial
                           Distributions will be initially  deposited
                           in     the    appropriate    Extraordinary
                           Distribution     Account     (U.S.      or
                           International)  and, if required  pursuant
                           to  the  Indenture, proceeds  received  by
                           the  Company or any PIC Entity as a result
                           of  Mandatory  Redemption Events  will  be
                           initially  deposited  in  the  appropriate
                           Mandatory  Redemption  Account  (U.S.   or
                           International). All amounts  held  in  the
                           foregoing  Accounts and Funds (other  than
                           the   International  Accounts  and  Funds)
                           will  be  in  the  sole  control  of   the
                           Trustee,  acting in its capacity as  agent
                           for  the  Collateral Agent,  and  will  be
                           pledged to secure the obligations  of  the
                           Issuer  under the Bonds. The International
                           Accounts  and Funds will be  in  the  sole
                           control  of  the International  Collateral
                           Agent,  acting  in its capacity  as  agent
                           for  the  PIC International Entities,  and
                           will  be pledged to the Company to  secure
                           the  PIC  International Entity  Notes  and
                           the   Other   International   Notes.    In
                           addition  to  the foregoing  Accounts  and
                           Funds,  a  U.S. Distribution Fund  and  an
                           International Distribution  Fund  will  be
                           established  in the name  and  be  in  the
                           control   of  the  Company  and  the   PIC
                           International Entities, respectively.  See
                           "Description of the Exchange Bonds --  The
                           Accounts and Funds."

Debt Service Fund                 Amounts  on  deposit  in  the  Debt
                           Service   Fund  shall  be  used   to   pay
                           interest  and  principal,  if  applicable,
                           due  and payable on the Company Notes,  as
                           and  when  provided in the Company  Notes.
                           Payments  on  the Company Notes  shall  be
                           applied  by the Trustee to the payment  of
                           interest  and principal on the Bonds.  If,
                           on   any  Payment  Date  the  amounts   on
                           deposit  in  the Debt Service Fund,  after
                           giving  effect  to  all transfers  to  the
                           Debt  Service  Fund  on  such  date,   are
                           insufficient for the payment  in  full  of
                           the    interest   and,   if    applicable,
                           principal  on the Company Notes  then  due
                           and   payable,  including  any  past   due
                           amounts   (such   deficiency   hereinafter
                           referred    to   as   a   "Debt    Service
                           Deficiency"),  an  amount  equal  to  such
                           Debt    Service   Deficiency   shall    be
                           withdrawn  and  transferred  to  the  Debt
                           Service   Fund,   first  from   the   U.S.
                           Distribution Suspense Fund, then from  the
                           U.S.  Extraordinary  Distribution  Account
                           (using Available Amounts only), then  from
                           the  Company Expense Fund, then  from  the
                           Debt  Service Reserve Fund, then from  the
                           Capitalized  Interest Fund and  then  from
                           the   U.S.  Mandatory  Redemption  Account
                           (using  Available Amounts only); provided,
                           however,  that if there are not sufficient
                           funds  in  the U.S. Accounts and Funds  to
                           eliminate   a   Debt  Service  Deficiency,
                           monies   will  be  transferred  from   the
                           International Accounts and  Funds  by  the
                           International Collateral Agent  to  effect
                           a  redemption or partial redemption of the
                           Other  International Notes  in  an  amount
                           equal to the lesser of (i) the amounts  on
                           deposit in the International Accounts  and
                           Funds,   (ii)  the  outstanding  principal
                           amount  of  the Other International  Notes
                           and  (iii) the amount of such Debt Service
                           Deficiency. The amounts realized from  the
                           redemption  or partial redemption  of  any
                           Other International Notes for purposes  of
                           eliminating  a  Debt  Service   Deficiency
                           will  be  transferred to the U.S.  Project
                           Account  and  then from the  U.S.  Project
                           Account to the Debt Service Reserve  Fund.
                           PEC  has agreed to cause the Company (and,
                           if     necessary,    to    make    capital
                           contributions  to  the  Company)  to  loan
                           $6.4   million   to  a  PIC  International
                           Entity     evidenced    by    an     Other
                           International  Note, on or  prior  to  the
                           earlier  of  (i) the first date  on  which
                           Commercial  Operations have been  achieved
                           by  any  Non-U.S. Project in  the  Project
                           Portfolio  and (ii) the date  of  transfer
                           to  the  Project Portfolio of any Non-U.S.
                           Project    that   has   already   achieved
                           Commercial  Operations. The  Company  may,
                           but   is  under  no  obligation  to,  lend
                           additional    amounts    to    the     PIC
                           International    Entities    to     create
                           additional Other International Notes.

Capitalized Interest Fund         Upon the issuance of the Old Bonds,
                           the    Company   deposited   approximately
                           $9,834,000  into the Capitalized  Interest
                           Fund out of the loan by the Issuer to  the
                           Company  of the proceeds from the issuance
                           of  the  Old Bonds. Monies held on deposit
                           in  the Capitalized Interest Fund shall be
                           transferred  to the Debt Service  Fund  on
                           the  Interest  Payment Dates  on  February
                           20,  1997,  August 20, 1997, February  20,
                           1998,  August 20, 1998, February 20, 1999,
                           August 20, 2000, and February 20, 2001  in
                           the  amounts  of  approximately  $618,000,
                           $1,188,000,     $1,233,000,    $3,385,000,
                           $3,304,000,     $71,000    and     $35,000
                           respectively.  See  "Description  of   the
                           Exchange  Bonds -- The Accounts and  Funds
                           -- Capitalized Interest Fund."

Debt Service Reserve Fund         Upon the issuance of the Old Bonds,
                           the   Company  deposited  into  the   Debt
                           Service  Reserve Fund $6.4 million,  which
                           is  equal to the amount of interest due on
                           the  Existing  Bonds on the first  Payment
                           Date  less the amount deposited  upon  the
                           issuance   of   the  Old  Bonds   in   the
                           Capitalized  Interest Fund in  respect  of
                           such  interest payment. The Company funded
                           this  deposit with a portion of  the  loan
                           by  the  Issuer  to  the  Company  of  the
                           proceeds  from  the issuance  of  the  Old
                           Bonds. Until the amount on deposit in  the
                           Debt  Service Reserve Fund on any  Monthly
                           Distribution  Date equals  the  amount  of
                           principal  and  interest payments  on  all
                           series  of the Bonds outstanding  due  for
                           the   immediately  succeeding  12   months
                           (less   the  amount  on  deposit  in   the
                           Capitalized  Interest Fund in  respect  of
                           interest   payments   scheduled   to    be
                           made during such 12-month period), all funds
                           deposited in the U.S. Project  Account  not
                           required to be transferred into the Debt Service Fund or the Capitalized Interest Fund shall be deposited into the Debt Service Reserve
                           Fund.  Thereafter, so long as  any  series
                           of   the  Bonds  remain  outstanding,  the
                           Company  will be required to  maintain  in
                           the  Debt  Service Reserve Fund an  amount
                           equal  to  the amount of debt service  due
                           in  respect  of all series  of  the  Bonds
                           then  outstanding  for the  next  12-month
                           period,  except  that,  if  less  than  12
                           months  remain  before  the  Final  Stated
                           Maturity,  then  an amount  equal  to  the
                           debt  service  for  such  period  will  be
                           maintained. The Debt Service Reserve  Fund
                           may  be  drawn  upon to pay the  principal
                           of,  and premium, if any, and interest  on
                           all series of the Bonds, to the extent  of
                           funds  allocated within the  Debt  Service
                           Reserve  Fund  to  such  obligations,   if
                           funds  otherwise available to the  Trustee
                           for  such  payments are  insufficient.  At
                           any  time  when  the Capitalized  Interest
                           Requirement  for any series of  the  Bonds
                           equals  zero, Panda International  or  PEC
                           may  arrange for a Letter of Credit to  be
                           provided  in  lieu of cash for  all  or  a
                           part  of  the  amount in respect  of  such
                           series  required to be maintained  in  the
                           Debt    Service    Reserve    Fund.    See
                           "Description of the Exchange Bonds --  The
                           Accounts   and   Funds  --  Debt   Service
                           Reserve Fund."

Distributions                       Subject   to   certain    limited
                           exceptions, distributions may be  made  to
                           the  Company  and  the  PIC  International
                           Entities only from, and to the extent  of,
                           monies   then  on  deposit  in  the   U.S.
                           Distribution  Fund  and the  International
                           Distribution      Fund,      respectively.
                           Transfers into the Distribution Funds  may
                           be  made on any Monthly Distribution  Date
                           subject to the prior satisfaction  of  the
                           following  conditions: (i) the  amount  on
                           deposit in the Debt Service Fund is  equal
                           to  or greater than the amount of interest
                           (less   amounts   on   deposit   in    the
                           Capitalized  Interest Fund in  respect  of
                           such    interest    payment)    and,    if
                           applicable,  principal due on  all  series
                           of  the  Bonds  (including  all  past  due
                           amounts)  on  the Payment  Date  for  each
                           series    of   Bonds   outstanding    next
                           following  the  day immediately  preceding
                           such   Monthly  Distribution  Date  (other
                           than   in  connection  with  a  call   for
                           redemption);  (ii) the amount  on  deposit
                           in  each of the Capitalized Interest Fund,
                           the  Debt  Service Reserve Fund  (together
                           with  the aggregate amount of any  Letters
                           of  Credit provided in respect of the Debt
                           Service  Reserve Requirement), the Company
                           Expense  Fund,  the  Mandatory  Redemption
                           Accounts     and     the     Extraordinary
                           Distribution  Accounts  is  equal  to   or
                           greater  than the amount then required  to
                           be  deposited therein under the Indenture;
                           (iii)  no  Default  or  Event  of  Default
                           under  the  Indenture shall have  occurred
                           and  be  continuing; and (iv) with certain
                           exceptions,  the Company can certify  that
                           (a)  the  historical Company Debt  Service
                           Coverage  Ratio  is equal  to  or  greater
                           than  1.4:1  for the 12 months immediately
                           preceding the month in which such  Monthly
                           Distribution  Date is  to  occur  (or  for
                           such  shorter  period as Bonds  have  been
                           outstanding)   and   (b)   the   projected
                           Company  Debt  Service Coverage  Ratio  is
                           equal to or greater than 1.4:1 for the  12
                           months  immediately succeeding  the  month
                           in  which  such Monthly Distribution  Date
                           is  to  occur (or for such shorter  period
                           as  series of Bonds with the latest  Final
                           Stated   Maturity  is  scheduled   to   be
                           outstanding).  See  "Description  of   the
                           Exchange  Bonds  -- Certain  Covenants  --
                           Limitations on Distributions."

Registration Rights              This  Exchange Offer is intended  to
                           satisfy    certain   rights   under    the
                           Registration   Rights   Agreement,   which
                           rights  terminate  upon the  consumma-tion
                           of  the  Exchange Offer.   Therefore,  the
                           holders   of   Exchange  Bonds   are   not
                           entitled  to  any exchange or registration
                           rights   with  respect  to  the   Exchange
                           Bonds.   In  addition, such  exchange  and
                           registration rights will terminate  as  to
                           holders  of Old Bonds who are eligible  to
                           tender  their  Old Bonds for  exchange  in
                           the  Exchange  Offer and fail  to  do  so.
                           See "The Exchange Offer -- Termination  of
                           Certain    Rights"    and    "Old    Bonds
                           Registration Rights."

Transfer of Exchange Bonds      Based upon its view of interpretations
                           provided to third  parties by the staff of
                           the Commission, the Company  believes that
                           the Exchange Bonds issued pursuant to the
                           Exchange Offer may be offered for resale,
                           resold and otherwise  transferred by holders
                           thereof (other  than any holder which is (i)
                           an Affiliate  of the Company or  the  Issuer,
                           (ii)  a  broker-dealer  who  acquired  Old
                           Bonds directly from the Issuer or (iii)  a
                           broker-dealer who acquired Old Bonds as  a
                           result  of market making or other  trading
                           activities)  without  registration   under
                           the  Securities  Act, provided  that  such
                           Exchange   Bonds  are  acquired   in   the
                           ordinary  course of such holders' business
                           and  such holders are not engaged in,  and
                           do  not  intend to engage in, and have  no
                           arrangement  or  understanding  with   any
                           person  to  participate in, a distribution
                           (within  the  meaning  of  the  Securities
                           Act) of such Exchange Bonds.  Each broker-
                           dealer  that receives Exchange  Bonds  for
                           its  own  account pursuant to the Exchange
                           Offer   must  acknowledge  that  it   will
                           deliver  a  prospectus in connection  with
                           any  resale  of such Exchange Bonds.   The
                           Letter  of Transmittal states that  by  so
                           acknowledging   and   by   delivering    a
                           prospectus,  a broker-dealer will  not  be
                           deemed   to   admit   that   it   is    an
                           "underwriter"  within the meaning  of  the
                           Securities  Act.  This Prospectus,  as  it
                           may  be amended or supplemented from  time
                           to  time,  may  be used by a broker-dealer
                           in  connection  with resales  of  Exchange
                           Bonds  received in exchange for Old  Bonds
                           where  such  Old  Bonds were  acquired  by
                           such  broker-dealer as a result of  market
                           making   activities   or   other   trading
                           activities.  The Company  and  the  Issuer
                           have  agreed,  for a period  of  180  days
                           after  the  consummation of  the  Exchange
                           Offer,  to  make  available  a  prospectus
                           meeting    the   requirements    of    the
                           Securities  Act to any such  broker-dealer
                           for   use  in  connection  with  any  such
                           resale.   A  broker-dealer  that  delivers
                           such  a  prospectus  to  a  purchaser   in
                           connection  with  such  resales  will   be
                           subject  to certain of the civil liability
                           provisions  under the Securities  Act  and
                           will  be  bound by the provisions  of  the
                           Registration  Rights Agreement  (including
                           certain indemnification provisions).   Any
                           holder  who tenders in the Exchange  Offer
                           for  the  purpose  of participating  in  a
                           distribution  of  the Exchange  Bonds  and
                           any  other  holder that cannot  rely  upon
                           such interpretations must comply with  the
                           registration   and   prospectus   delivery
                           requirements  of  the  Securities  Act  in
                           connection   with   a   secondary   resale
                           transaction. In addition, to  comply  with
                           the    securities    laws    of    certain
                           jurisdictions,    if    applicable,    the
                           Exchange Bonds may not be offered or  sold
                           unless   they  have  been  registered   or
                           qualified  for  sale in such jurisdictions
                           or   an  exemption  from  registration  or
                           qualification   is   available   and   the
                           conditions  thereto have  been  met.   See
                           "The   Exchange  Offer  --   Purpose   and
                           Effects of the Exchange Offer" and "Plan of Distribution."

Use of Proceeds                   There  will be no cash proceeds  to
                           the   Issuer  or  the  Company  from   the
                           exchange of Exchange Bonds for Old Bonds pursuant to the Exchange Offer.



                            Risk Factors

      Investment in the Exchange Bonds involves certain risks. See "Risk Factors" for a further discussion of the risks involved in an investment in the Exchange Bonds.



      Summary Combined Historical and Pro Forma Financial Data

      Presented below is summary combined historical financial data for the Company as of and for each of the years in the three-year period ended December 31, 1995 and as of and for the six months ended June 30, 1995 and 1996, which have been derived from the Company's combined financial statements and pro forma combined financial data as of and for the year ended December 31, 1995 and the six months ended June 30, 1996. The pro forma financial data give effect to (i) the issuance of $111.4 million in the aggregate principal amount of Rosemary Bonds and the application of the net proceeds thereof to refinance Panda-Rosemary project debt and to fund a portion of the redemption of Ford Credit's limited partner interest in the Panda-Rosemary Partnership, (ii) the release of certain reserves and escrow deposits related to Panda-Rosemary project debt, (iii) the issuance of the Existing Bonds and the application of the net proceeds thereof
(a) to fund the Capitalized Interest Fund, the Debt Service Reserve Fund and the Company Expense Fund, (b) to fund the remaining portion of the redemption of Ford Credit's limited partner interest in the Panda-Rosemary Partnership and (c) to make a distribution to the Company's parent and (iv) the write-off of debt issue costs and losses from the early extinguishment of debt and the recording of estimated transaction costs relating to the Prior Offering and the Rosemary Offering. The pro forma balance sheet data reflect such adjustments as if the transactions had occurred as of the end of the relevant period and the pro forma statement of operations data reflect such adjustments as if the transactions had occurred as of the beginning of the relevant period. The unaudited pro forma financial data do not purport to be indicative of the financial position or results of operations which would actually have occurred if the transactions described had occurred as presented in such statements or which may be obtained in the future. Results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the full fiscal year. The information in this table should be read in conjunction with the information contained under the captions "Capitalization," "Unaudited Pro Forma Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the combined financial statements of the Company, including the notes thereto, included elsewhere herein.


                                           ------Year Ended December 31,-------   --Six Months Ended June 30,--
                                                                        Pro forma                    Pro forma
                                            1993      1994     1995       1995      1995      1996      1996
                                        (in thousands, except ratios)
STATEMENT OF OPERATIONS DATA:
Electric capacity and energy sales        $29,856   $30,664   $29,859   $29,859   $15,434   $14,559   $14,559
Steam and chilled water sales                 618       650       473       473       257       263       263
Interest income                               365       603       895       895       435       387       387
                                         --------  --------  --------  --------  --------  --------  --------
   Total revenue                           30,839    31,917    31,227    31,227    16,126    15,209    15,209

Operating expenses                          7,676     8,940     9,348     9,348     4,578     5,061     5,061
Development and administrative expenses     2,278     1,376     1,821     1,821       891     1,193     1,193
Interest expense                           11,066    11,018    11,716    21,875     5,669     6,370    10,942
Depreciation                                4,282     4,208     4,210     4,033     2,104     2,106     2,018
Amortization - Debt issue costs               502       600       554       312       273       282                170
Amortization - Partnership formation
    costs                                     533       533       533       533       266       267       267
                                         --------  --------  --------  --------  --------  --------  --------
   Total expenses                          26,337    26,675    28,182    37,922    13,781    15,279    19,651

Income (loss) before minority interest      4,502     5,242     3,045    (6,695)    2,345       (70)   (4,442)
Minority  interest                         (5,474)   (5,700)   (5,048)       --    (2,995)   (1,906)       --
                                         --------  --------  --------  --------  --------  --------  --------
Net income (loss)                        $   (972) $   (458) $ (2,003) $ (6,695) $   (650) $ (1,976) $ (4,442)
                                         ========  ========  ========  ========  ========  ========  ========

OTHER DATA:
Ratio of earnings to fixed charges           1.39      1.36       (1)        (1)     1.13       (1)        (1)

                                         -------December 31,---------             -----------June 30,----------
                                                                                                      Pro forma
                                           1993       1994      1995                 1995      1996     1996
                                                 (in thousands)                            (in thousands)
BALANCE SHEET DATA:
Cash and other current assets            $ 14,084  $ 15,538  $ 11,333            $ 17,039  $ 16,240  $ 10,151
Power plant and equipment (net)            93,815    94,893   216,794             158,169   253,067   250,153
Reserves and escrow deposits, and
   other assets                            23,687    31,247    46,988              34,740    45,530   100,524
                                         --------  --------  --------            --------  --------  --------
   Total assets                           131,586   141,678   275,115             209,948   314,837   360,828

Current liabilities                        11,252    12,530    18,457              11,864    19,641    14,250
Long-term debt, less current portion       98,454   106,343   234,608             175,195   274,344   387,008
Minority interest                          34,479    35,588    36,836              36,322    37,614       --
Shareholders' deficit                     (12,599)  (12,783)  (14,786)            (13,433)  (16,762)  (40,430)
                                         --------  --------  --------            --------  --------  --------
   Total liabilities and
    shareholders' deficit                $131,586  $141,678  $275,115            $209,948  $314,837  $360,828

______________________

Note (in thousands):

(1)For purposes of computing the ratio of earnings to fixed charges, earnings represent net income (loss) plus fixed charges. Fixed charges consist of interest expense, capitalized interest and amortization of debt issuance costs. Earnings were insufficient to cover fixed charges in 1995 by $2,748, in pro forma 1995 by $12,488, in the six months ended June 30, 1996 by $6,295 and in the pro forma six months ended June 30, 1996 by $10,667. In 1994, 1995 and for the six months ended June 30, 1996, fixed charges included capitalized interest of $803, $5,793, and $6,225, respectively, related to the Panda-Brandywine Project. This capitalized interest is funded by additional borrowings under the construction loan.
 The ratio of earnings to fixed charges excluding the capitalized interest would be 1.45 and 1.25 in 1994 and 1995, respectively, and earnings were insufficient to cover fixed charges, excluding capitalized interest, by $70 and $4,442 for the six months ended June 30, 1996, and for the pro forma six months ended June 30, 1996, respectively.

           Independent Engineers' and Consultants' Reports

      The Independent Engineers' and Consultants' Reports, and the following summary thereof, contained in this Prospectus contain forward-looking statements, including projections, that involve risks and uncertainties. Actual results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" and actual conditions differing from the assumptions made in the Independent Engineers' and Consultants' Reports.

Consolidating Engineer's Pro Forma Report

      ICF Resources, Incorporated ("ICF") has prepared a report dated July 26, 1996 (the "Consolidated Pro Forma Report") that contains a summary consolidation of the pro forma financial projections (the "Consolidated Pro Forma") for the Panda-Brandywine Facility and the Panda-Rosemary Facility contained in the Rosemary Engineering Report and the Panda-Brandywine Pro Forma Report, both summarized below. The Consolidated Pro Forma Report summarizes and describes the Consolidated Pro Forma and explains how it was derived, and discusses the methodology and assumptions used in its preparation. ICF has also prepared an Officer's Certificate dated October 11, 1996 identifying certain events which have occurred since the date of the Consolidated Pro Forma Report which ICF is currently assessing to evaluate the impact, if any, such events may have on the report and the information contained therein. The Consolidated Pro Forma Report and such certificate are attached hereto as Appendix B and should be read in its entirety by all prospective investors.

      In preparing the Consolidated Pro Forma, ICF relied on the pro forma financial projections (the "Rosemary Pro Forma") prepared by Burns & McDonnell, which are contained in the Rosemary Engineering Report, and the pro forma financial projections (the "Brandywine Pro Forma") that ICF prepared for the Panda Brandywine Facility, which are contained in the Brandywine Pro Forma Report. The Rosemary Engineering Report and the Brandywine Pro Forma Report contain the primary assumptions underlying, and the conclusions drawn from, the Rosemary Pro Forma and the Brandywine Pro Forma, respectively. In its capacity as Consolidating Engineer, ICF reviewed the Rosemary Engineering Report and the Brandywine Pro Forma Report only to the extent necessary to incorporate the results of the Rosemary Pro Forma and the Brandywine Pro Forma in the Consolidated Pro Forma and made no independent investigation of the Rosemary Pro Forma or the Brandywine Pro Forma, their accuracy, or the assumptions made in the preparation thereof. The Rosemary Engineering Report and the Brandywine Pro Forma Report are attached hereto as Appendix C and Appendix E, respectively, and should be read in their entirety by all prospective investors.

      The Consolidated Pro Forma Report presents two measures of debt service coverage for the Company. The first, the "Company Coverage
Ratio," reflects the relationship between the total cash flow available for Company debt service (i.e., cash flow from the Panda-Rosemary Facility and the Panda-Brandywine Facility after paying Project-level debt service, making additions to Project-level reserves and providing for certain Company-level items) and Company debt service (i.e., the debt service on the Existing Bonds). The second, the "Consolidated Coverage Ratio," reflects the relationship between the total combined operating cash flow of the Panda-Rosemary Facility and the Panda-Brandywine Facility (i.e., cash flow from the Panda-Rosemary Facility and the Panda-Brandywine Facility before paying Project-level debt service and Company-level debt service and after making additions to Project-level reserves and providing for certain Company-level items) and the sum of the combined debt service for such facilities plus the debt service on the Existing Bonds. Over the 16-year term of the Existing Bonds, the Company Coverage Ratio is at least 1.7:1, and on average is 1.9:1. The Consolidated Coverage Ratio does not fall below 1.24:1, and on average is 1.25:1.

Independent Engineer's Report -- Rosemary

      Burns  & McDonnell ("Burns & McDonnell") has prepared a  report dated July 26, 1996 concerning certain technical, environmental and economic aspects of the Panda-Rosemary Facility (the "Rosemary
Engineering  Report").  Burns  &  McDonnell  has  also  prepared   an
Officer's   Certificate  dated  October  11,  1996   confirming   the
information contained in the Rosemary Engineering Report  as  of  the date  of  such certificate, but noting the hurricane damage sustained by the Panda-Rosemary Facility and disclosing that it is currently assessing the event and not presently able to evaluate the impact, if any, such event may have on the Rosemary Engineering Report and the information contained therein. The Rosemary Engineering Report and such certificate are attached hereto as Appendix C and should be read in its entirety by all prospective investors. Burns & McDonnell provides a variety of professional and technical services in the
fields   of   engineering,  architecture,  planning,  economics   and
environmental sciences. Burns & McDonnell's project work includes studies, design, planning and construction management for electric power  generation and transmission facilities, as well as  for  waste
management,   water  treatment,  airport  and  other   transportation
infrastructure facilities. Burns & McDonnell has been involved with the Panda-Rosemary Facility since 1989. The Rosemary Engineering Report includes, among other things, a review and assessment of the Panda-Rosemary Facility's equipment and operating condition, a review of its operating history, a review of the significant Project agreements and projections of revenues, expenses and debt service coverage for the facility during the period that the Rosemary Bonds are scheduled to be outstanding (i.e., through 2016).

      Burns & McDonnell has relied upon projections of the Panda-Rosemary Facility's dispatch profile and fuel costs over the term of the Rosemary Power Purchase Agreement prepared by ICF. Based on ICF's experience in undertaking similar analyses, Burns & McDonnell believes that the use of ICF's dispatch profile and fuel cost projections is reasonable for the purposes of the Rosemary Engineering Report. Burns & McDonnell also has relied upon certain other information provided to it by sources it believes to be reliable. Burns & McDonnell believes that the use of such information is reasonable for the purposes of the Rosemary Engineering Report.

       The principal assumptions made by Burns & McDonnell in developing the pro forma operating projections contained in the Rosemary Engineering Report are as follows:

    (i) Burns & McDonnell made no determination as to the validity and enforceability of any contract, agreement, rule or regulation applicable to the Panda-Rosemary Facility and its operations, and assumed that all such contracts, agreements, rules and regulations are fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

   (ii) U-Tech, or a successor operator, will operate the Panda-Rosemary Facility as currently required in the Rosemary O&M Agreement, will employ qualified and competent personnel who will properly operate the equipment in accordance with the manufacturers' recommendations and good engineering practice and will generally operate the Panda-Rosemary Facility in a sound and business-like manner.

  (iii) U-Tech, or a successor operator, will maintain the Panda-Rosemary Facility in accordance with good engineering practice, and will make all required equipment renewals and replacements in a timely manner. Inspections, overhauls, repairs and modifications have been and will continue to be planned for and conducted in accordance with manufacturers' recommendations and with special regard for the need to monitor certain operating parameters to identify early signs of potential problems.

   (iv) All  permits  and approvals necessary  to  operate  the
        Panda-Rosemary  Facility  will  remain  in  full  force   and
        effect.

    (v) Fuel costs will be as projected by ICF (which projections have been determined by Benjamin Schlesinger and Associates, Inc., the independent fuel consultant for the Panda-Rosemary Facility, to employ reasonably conservative assumptions).

   (vi) The Panda-Rosemary Facility will be dispatched as projected by ICF, except that ICF's dispatch projections have been increased by 400 hours per year in 1996 and 1997, 500 hours per year in 1998 through 2002 and 600 hours per year in 2003 through 2015 to reflect hours that the Panda-Rosemary Facility will be dispatched using gas supplied by VEPCO, which increases ICF has determined to be reasonable. Under these assumptions, dispatch is projected to increase from 1,144 equivalent full load hours in 1997 to 4,216 equivalent full load hours in 2005. After 2005, dispatch is projected to decrease steadily to 3,201 equivalent full load hours in 2010, and thereafter to stay relatively constant through 2015.

  (vii) Thermal  energy in the form of steam and chilled  water will be exported from the Panda-Rosemary Facility, operating in the cogeneration mode, to Bibb's facility such that the production and sale of useful thermal energy, as defined under the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"), and the regulations promulgated thereunder, will be sufficient to maintain the Panda-Rosemary Facility's QF status. The Panda-Rosemary Partnership will continue to absorb an annual operating loss on the sale of steam and chilled water over the life of the Panda-Rosemary Facility.

 (viii) Steam  and  chilled water sales  to  Bibb  will  remain constant  at 50,000 pounds per hour for 7,800 hours per  year
        and   1,010   tons  per  hour  for  4,000  hours  per   year,
        respectively.

   (ix) Operating   costs,   including  fuel   transportation,
        operating and maintenance and other administrative costs, will equal those estimated by the Partnership, most of which are assumed to increase at a rate of 3% per year.

    (x) By August 1996, the Partnership will convert its firm transportation service on Transco to a new transportation service that will allow the Partnership to realize a return of a portion of its firm transportation costs.

   (xi) The original principal amount of the Rosemary Bonds will be $111.4 million, the annual interest rate on the Rosemary Bonds will be 8-5/8% and the amortization schedule of the Rosemary Bonds will be as provided by the Panda-Rosemary Partnership.

  (xii) On the Issue Date, the debt service reserve fund maintained pursuant to the Rosemary Indenture will be funded at approximately $8.1 million and thereafter will be maintained at adequate levels throughout the Rosemary Bonds' repayment period, and such fund will earn interest at a rate of 5.0% per year.

      Although Burns & McDonnell believes that the use of these assumptions in the Rosemary Engineering Report is reasonable, assumptions are inherently subject to significant uncertainties and, if actual conditions differ from those assumed, actual results will differ from those projected, perhaps materially. Accordingly, the projections contained in the Rosemary Engineering Report may not be indicative of future performance and none of Burns & McDonnell, the Company, the Issuer or any other person assumes any responsibility for their accuracy. Therefore, no representations are made or intended, nor should any be inferred, with respect to the likely existence of any particular future set of facts or circumstances. If actual results are less favorable than those projected in the Rosemary Engineering Report or if the assumptions used in formulating such projections prove to be incorrect, the Panda-Rosemary Partnership's ability to make distributions to its partners and thus ultimately to the Company, the Company's ability to make payments on the Company Notes and consequently the Issuer's ability to make payments on the Exchange Bonds may be materially and adversely affected. See "Risk Factors -- Reliance upon Projections and Underlying Assumptions Contained in Independent Consultants' Reports."

     Subject to the studies, analyses and investigations of the Panda-Rosemary Facility they performed and the assumptions made in the Rosemary Engineering Report, Burns & McDonnell offered the following conclusions:

    (i) The technology incorporated in the Panda-Rosemary Facility is a sound, proven method of generating electric and thermal energy and incorporates commercially proven technology. The design, operation and maintenance of the Panda-Rosemary Facility implemented by the Panda-Rosemary Partnership and U-Tech were developed and have been implemented in accordance with good engineering practices and generally accepted industry practices and have taken into consideration existing and proposed environmental and permit requirements applicable to the Panda-Rosemary Facility. Burns & McDonnell knows of no significant technical problems relating to the Panda-Rosemary Facility that should be of concern to potential investors.

   (ii) The  Panda-Rosemary Facility is in good  condition  and its  long-term  maintenance program is  consistent  with  the
        manufacturers'   recommendations   and   generally   accepted
        practices within the electric power generation industry.

  (iii) The Panda-Rosemary Facility will have an expected operating service life well beyond the term of the Rosemary Power Purchase Agreement if properly operated and maintained consistent with current practices.

   (iv) The   Panda-Rosemary  Partnership  has  obtained   and
        maintained in full force and effect the key environmental permits and approvals required from the various federal, state and local agencies that are currently necessary to operate the Panda-Rosemary Facility.

    (v) The basis for the Panda-Rosemary Partnership's estimates of the cost of operating and maintaining the Panda-Rosemary Facility is reasonable. The expense projections prepared by the Panda-Rosemary Partnership and based on projected levels of dispatch appear adequate to account for the variable operation and maintenance expenses of the Panda-Rosemary Facility.

   (vi) Projected revenues from the sale of electric generating capacity, electricity and thermal energy and other income are adequate to pay annual operation and maintenance expenses (including provisions for major maintenance), fuel costs and other operating expenses and provide a minimum annual debt service coverage on the Rosemary Bonds of 1.37:1, as shown on Table I-1 in the Rosemary Engineering Report.

Fuel Consultant's Report -- Rosemary

      Benjamin Schlesinger and Associates, Inc. ("Schlesinger") has prepared a report dated September 20, 1996 concerning the sufficiency of the fuel supply and transportation arrangements entered into by the Panda-Rosemary Partnership with respect to the Panda-Rosemary Facility (the "Rosemary Fuel Consultant's Report"). Schlesinger has also prepared an Officer's Certificate dated October 11, 1996
confirming   the   information  contained  in   the   Rosemary   Fuel
Consultant's Report as of the date of such certificate. The Rosemary Fuel Consultant's Report and such certificate are attached hereto as Appendix D and should be read in its entirety by all prospective investors. Schlesinger is a Bethesda, Maryland-based management consulting firm that specializes in the natural gas industry, including economic and regulatory analysis, market research, energy supply and demand forecasting, gas rate development and related economic, technical and environmental analyses. The Rosemary Fuel
Consultant's  Report  includes  among  other  things  a  review   and
assessment of the fuel supply and delivery arrangements for the Panda-Rosemary Facility, with respect to both natural gas and fuel oil, focusing on the appropriateness of the existing fuel arrangements and the historic reliability of fuel supplies to the Panda-Rosemary Facility. Schlesinger has used and relied upon certain information provided to it by sources it believes to be reliable. Schlesinger believes that the use of such information is reasonable for the purposes of the Rosemary Fuel Consultant's Report.

      In providing its conclusions set forth in the Rosemary Fuel Consultant's Report, Schlesinger made certain assumptions. Although Schlesinger believes that the use of these assumptions in the Rosemary Fuel Consultant's Report is reasonable, assumptions are inherently subject to significant uncertainties and, if actual conditions differ from those assumed, actual results will differ from those projected, perhaps materially. Accordingly, the conclusions contained in the Rosemary Fuel Consultant's Report may not be indicative of future events and none of Schlesinger, the Company, the Issuer or any other person assumes any responsibility for their accuracy. Therefore, no representations are made, nor should any be inferred, with respect to the likely existence of any particular future set of facts or circumstances. If actual results are less favorable than the conclusions presented in the Rosemary Fuel Consultant's Report or if the assumptions used in formulating the conclusions presented prove to be incorrect, the Panda-Rosemary Partnership's ability to make distributions to its partners and thus ultimately to the Company, the Company's ability to make payments on the Company Notes and consequently the Issuer's ability to make payments on the Exchange Bonds may be materially and adversely affected. See "Risk Factors -- Reliance upon Projections and Underlying Assumptions Contained in Independent Consultants' Reports."

     Subject to the information contained and the assumptions made in the Rosemary Fuel Consultant's Report, Schlesinger offered the following conclusions:

    (i) The Panda-Rosemary Partnership's existing arrangements with NGC for firm natural gas supply and management services, with Transco, Texas Gas and GNC for firm natural gas transportation services and with North Carolina Natural Gas Company for pipeline operating and certain gas balancing services provide the Panda-Rosemary Partnership with an appropriate degree of gas reliability for a summer peaking facility.

   (ii) The Panda-Rosemary Facility's on-site fuel oil storage, ready access to oil terminals at four locations and fuel oil resupply procedures with NGC provide an appropriate degree of back-up fuel oil supply for the Panda-Rosemary Facility.

  (iii) While the energy price in the Rosemary Power Purchase Agreement closely parallels the actual seasonal availability to the Panda-Rosemary Facility of gas and fuel oil, the calculation of the energy price is not directly linked to the Panda-Rosemary Facility's actual fuel costs. Therefore, the Panda-Rosemary Facility is subject to the risk that the fuel compensation component of the energy price under the Rosemary Power Purchase Agreement will not match the Panda-Rosemary Facility's fuel costs to produce the electricity. This risk is greatest in the months of November, December and March, when the energy price under the Rosemary Power Purchase Agreement is based upon an index of spot gas prices but when the Panda-Rosemary Facility may be required to burn more expensive fuel oil upon dispatch due to potential curtailment in gas supply and transportation during winter months. This risk, however, is largely mitigated by a start-up fee VEPCO pays the Panda-Rosemary Partnership for each start-up in such months. See "Risk Factors -- Project Risks -- Fuel-Related Pricing" and "-- Project Risks -- Interruptible Gas Supply and Transportation Risks."

   (iv) The  Panda-Rosemary Partnership's overall  fuel  supply plan,  both  with  respect to fuel supply  and  delivery,  is reasonable and appropriate given the Panda-Rosemary Facility's operating history and energy payment structure. Thus, so long as VEPCO continues to dispatch the Panda-Rosemary Facility principally as a summer peaking facility, the additional fixed costs that the Panda-Rosemary Partnership would be required to incur to increase gas supply or delivery reliability, and further mitigate the risk discussed in clause (iii) above, are not warranted from an economic or fuel reliability standpoint.

    (v) The projections developed by Burns & McDonnell in the Rosemary Engineering Report employ reasonably conservative assumptions with respect to the Panda-Rosemary Partnership's fixed gas transportation costs and the relationship of the
        Panda-Rosemary Partnership's variable fuel costs to the energy price under the Rosemary Power Purchase Agreement, and contains reasonable assumptions concerning the revenue that the Panda-Rosemary Partnership may receive by reselling transportation capacity that is excess to the Panda-Rosemary Facility's average daily capacity utilization and/or reselling gas using its excess transportation capacity.

   (vi) The  Panda-Rosemary Partnership recently converted  its firm gas transportation service to a more flexible type of transportation service that provides at least equivalent service reliability and pricing to the previous firm services, but enhances the Panda-Rosemary Facility's operational flexibility by permitting it to switch receipt and delivery points for the gas and to resell its capacity to third parties when it is not needed.

  (vii) The Panda-Rosemary Partnership should have little difficulty extending its existing fuel supply and transportation contracts or, if necessary, replacing the current fuel arrangements with alternative service agreements that offer comparable price, credit supply and reliability provisions as necessary to match the contractual duration of its fuel supply arrangements with the maturity date of the Rosemary Bonds.

Independent Pro Forma Analysis -- Brandywine

      ICF has prepared a report (the "Brandywine Pro Forma Report"), dated July 26, 1996, presenting its independent pro forma operating projections (the "Brandywine Pro Forma") for the Panda-Brandywine Facility. ICF has also prepared an Officer's Certificate dated October 11, 1996 identifying certain events which have occurred since the date of the Brandywine Pro Forma Report which ICF is currently assessing to evaluate the impact, if any, such events may have on the report and the information contained therein. The Brandywine Pro Forma Report and such certificate are attached hereto as Appendix E and should be read in its entirety by all prospective investors. In developing its projections, ICF reviewed the Panda-Brandywine
Facility's fuel supply and transportation contracts and the Brandywine Power Purchase Agreement, as well as the Brandywine Engineering Report and the Brandywine Fuel Consultant's Report. Based on the experience of Pacific Energy Systems, Inc. ("PES") and C.C. Pace Resources, Inc. ("C.C. Pace") in undertaking similar analyses, ICF believes that the use of the Brandywine Engineering Report and the Brandywine Fuel Consultant's Report is reasonable for the purposes of the Brandywine Pro Forma. In preparing the Brandywine Pro Forma, ICF used and relied on certain other information provided to it by sources it believes to be reliable, including a report by ICF providing its dispatch projections for the Panda-Brandywine Facility. ICF believes that the use of such information is reasonable for the purposes of the Brandywine Pro Forma.

      In preparing the Brandywine Pro Forma and the conclusions contained therein, ICF made assumptions with respect to conditions that may exist or events that may occur in the future. The principal assumptions made by ICF in developing the Brandywine Pro Forma include:

    (i) ICF made no determination as to the validity and enforceability of any contract, agreement, rule or regulation applicable to the Panda-Brandywine Facility, and ICF assumed that all such contracts, agreements, rules and regulations will be fully enforceable in accordance with their terms and that all parties will comply with the provisions thereof.

   (ii) Raytheon and Ogden Brandywine will construct and operate the Panda-Brandywine Facility as required under their respective contracts with the Panda-Brandywine Partnership, which contracts have been reviewed by PES. ICF further assumes that PES's conclusions as to those agreements are accurate.

  (iii) Construction of the Panda-Brandywine Facility will be completed by the end of September 1996, in time for commercial operations to commence in October 1996, and construction costs will not exceed the initial capital budget of $215 million, all as projected by PES in the Brandywine Engineering Report.

   (iv) All permits and approvals necessary to construct and operate the facility will be obtained on a timely basis and will be maintained in full force and effect, and any changes in required permits and approvals will not require changes in design which result in a material delay in completion of construction as scheduled or in significant increases in the cost of constructing the Panda-Brandywine Facility.

    (v) The Panda-Brandywine Facility's design will enable it to perform at a level consistent with that anticipated in the Brandywine Pro Forma.

   (vi) Ogden  Brandywine  and  its  successors  will   employ
        qualified and competent personnel who will properly operate and maintain the equipment in accordance with the manufacturers' recommendations and good engineering practice, will make all required renewals and replacements and will generally operate the facility in a sound and business-like manner.

  (vii) The fuel supply arrangements entered into by the Panda-Brandywine Partnership fulfill the contractual requirements of the Brandywine Power Purchase Agreement, and variable fuel-related costs will be less than the energy payments to be received from PEPCO, as confirmed by C.C. Pace in the Brandywine Fuel Consultant's Report.

 (viii) Thermal  energy in the form of steam will  be  exported from the Panda-Brandywine Facility, operating in the cogeneration mode, to Brandywine Water Company's distilled water plant such that the production and sale of useful thermal energy, as defined in PURPA and the regulations promulgated thereunder, will be sufficient to maintain the Panda-Brandywine Facility's QF status.

  (ix) Upon conversion of the Brandywine Construction Loan Facility to a long term lease pursuant to the Brandywine Loan Agreement, the final cost of the Panda-Brandywine Facility will be $215 million, the federal income tax rate then applicable to GE Capital will be 35% and the interest factor is based on a Treasury Bill rate index of 6.83%.

     Although ICF believes that the use of these assumptions, and the others contained in the Brandywine Pro Forma Report, in developing the Brandywine Pro Forma is reasonable, assumptions are inherently subject to significant uncertainties and, if actual conditions differ from those assumed, actual results will differ from those projected, perhaps materially. Accordingly, the projections contained in the Brandywine Pro Forma may not be indicative of future performance and none of ICF, the Company, the Issuer or any other person assumes any responsibility for their accuracy. Therefore, no representations are made or intended, nor should any be inferred, with respect to the likely existence of any particular set of facts or circumstances. If actual results are less favorable than those projected in the Brandywine Pro Forma Report or if the assumptions used in formulating such projections prove to be incorrect, the Panda-Brandywine Partnership's ability to make distributions to its partners and thus ultimately to the Company, the Company's ability to make payments on the Company Notes and consequently the Issuer's ability to make payments on the Exchange Bonds may be materially and adversely affected. See "Risk Factors -- Reliance upon Projections and Underlying Assumptions Contained in Independent Consultants' Reports."

     Subject to the studies, analyses and investigations of the Panda-Brandywine Facility performed by ICF, and the assumptions made in the Brandywine Pro Forma, ICF offered the following conclusions:

    (i) The   financial  projections  in  the  Brandywine  Pro  Forma
        provide a reasonable reflection of the Panda-Brandywine Facility's expected costs, revenues and cash flows.

  (ii) The energy and capacity revenue calculations contained in the Brandywine Pro Forma are appropriate and consistent with the Brandywine Power Purchase Agreement. Expectations for capacity payment adjustments under the Brandywine Power Purchase Agreement are reasonable given recent peak day demand on PEPCO's system.

  (iii) The Panda-Brandywine Facility's net cash flow will average approximately $23.2 million per year through 2016, ranging from $6.4 million in 1998 to $34.6 million in 2016.

   (iv) During the 20-year term of the Brandywine Facility Lease, the Panda-Brandywine Facility's lease coverage (i.e., the ratio of earnings before income taxes to lease payments) will range from 3.05:1 in 1997 to 1.61:1 in 2016, and the Panda-Brandywine Facility's average lease coverage through 2016 will be 1.84:1.

Independent Engineer's Report -- Brandywine

      PES has prepared a report, dated July 22, 1996, evaluating the design, construction and expected operation of the Panda-Brandywine Facility (the "Brandywine Engineering Report"). PES has also prepared an Officer's Certificate dated October 11, 1996 confirming the information contained in the Brandywine Engineering Report as of the date of such certificate. The Brandywine Engineering Report and such certificate are attached hereto as Appendix G and should be read in
its   entirety  by  all  prospective  investors.  PES  has   provided
engineering services to approximately 50 power plants within the last seven years. Such services include technical review, construction monitoring, performance testing and certification, and operation and maintenance audits. Approximately half of these plants utilize combined-cycle combustion turbine technology with cogeneration as does the Panda-Brandywine Facility. PES has been involved with the Panda-Brandywine Facility since it performed a due diligence review for GE Capital in connection with the Panda-Brandywine Facility's financial closing in March 1995, and PES has monitored construction of the Panda-Brandywine Facility since that date.

     PES's review and assessment is based, among other things, on due diligence work previously completed, construction monitoring of the Panda-Brandywine Facility and a review of significant project agreements. In providing its conclusions set forth in the Brandywine Engineering Report, PES made certain assumptions. Although PES believes these assumptions to be reasonable, assumptions are inherently subject to significant uncertainties and, if actual conditions differ from those assumed, actual results will differ from those projected, perhaps materially. Accordingly, the conclusions contained in the Brandywine Engineering Report may not be indicative of future events and none of PES, the Company, the Issuer or any other person assumes any responsibility for their accuracy. Therefore, no representations are made, nor should any be inferred, with respect to the likely existence of any particular future set of facts or circumstances. If actual results are less favorable than the conclusions presented in the Brandywine Engineering Report or if the assumptions used in formulating such conclusions prove to be incorrect, the Panda-Brandywine Partnership's ability to make distributions to its partners and thus ultimately to the Company, the Company's ability to make payments on the Company Notes and consequently the Issuer's ability to make payments on the Exchange Bonds may be materially and adversely affected. See "Risk Factors -- Reliance upon Projections and Underlying Assumptions Contained in Independent Consultants' Reports."

      PES has independently reviewed the project engineering, cost, construction schedule, permits, contracts, operations and maintenance, and performance estimates for completeness, risk, variation from practices typical in the industry, and the ability of the Panda-Brandywine Facility to perform as intended. Its principal conclusions include the following:

    (i) The Panda-Brandywine Facility is technically feasible and its design is similar to that of several successfully operated combined-cycle turbine plants. The design appears to be adequate to meet the contractual commitments specified in the Brandywine Power Purchase Agreement (including net power output and heat rate) and the Brandywine Steam Agreement, environmental permit conditions and QF requirements.

   (ii) Based on the guaranteed completion date of October  31,
        1996 in the construction agreement, construction is ahead of schedule. As of July 15, 1996, construction was approximately 90% complete, and it is reasonable to expect commercial operation by the end of September 1996. PES expects final acceptance, as scheduled, in April 1997.

  (iii) If  constructed, operated and maintained  according  to the design criteria and manufacturer's recommendations, and if critical parts are renewed and replaced, the Panda-Brandywine Facility will perform as anticipated and will have an expected operating service life that exceeds the 25-year primary term of the Brandywine Power Purchase Agreement.

   (iv) All required permits and licenses either have been obtained or are reasonably expected to be obtained within a time frame that will not delay the planned operation of the Panda-Brandywine Facility.

    (v) The Panda-Brandywine Partnership's $215 million budget for the cost of constructing the Panda-Brandywine Facility is reasonable. There have been cost overruns in some budget items while other items have been completed at lower than budgeted cost. Overall, construction is expected to be completed at approximately $200,000 to $300,000 below the original Project budget which included $8.7 million for contingencies. The $5.8 million budget for expenses during commissioning is consistent with experience at other projects.

   (vi) The  Panda-Brandywine Facility's guaranteed  heat  rate limit of 7,124 Btu/kWh (LHV) equates to an efficiency of 48%. The efficiency standard for QF status (45%) is, therefore, satisfied regardless of the thermal load. PES believes the Brandywine Steam Agreement is sufficient to ensure the continued QF status of the Panda-Brandywine Facility.

  (vii) The Panda-Brandywine Facility, if constructed as designed, is capable of meeting the air emission standards of the Environmental Protection Agency and the Maryland Public Service Commission. Other projects that PES has worked on that use similar GE turbines have complied with air emission standards such as those required of the Panda-Brandywine Facility.

 (viii) The Panda-Brandywine Facility should be able to perform at a level consistent with that anticipated in ICF's pro forma projections.

Independent Fuel Consultant's Report -- Brandywine

     C.C. Pace has prepared a report dated July 2, 1996 reviewing the sufficiency of the fuel supply and transportation arrangements for the Panda-Brandywine Facility (the "Brandywine Fuel Consultant's Report"). C.C. Pace has also prepared an Officer's Certificate dated October 11, 1996 confirming the information contained in the Brandywine Fuel Consultant's Report as of the date of such certificate, with an exception pertaining to a delay in the construction of a pipeline which is a condition to certain rights of the Panda-Brandywine Partnership for firm natural gas transportation service, as more fully described therein and in "Description of the Projects -- The Panda-Brandywine Facility -- Gas Transportation." The Brandywine Fuel Consultant's Report and such certificate are attached hereto as Appendix H and should be read in its entirety by all prospective investors. C.C. Pace is an energy consulting firm based in Fairfax, Virginia that specializes in analyzing fuel supply and transportation arrangements for independent power projects.

      The Brandywine Fuel Consultant's Report reviews whether the Panda-Brandywine Partnership has contracted for adequate fuel supply and transportation services to meet its obligations under the Brandywine Power Purchase Agreement and the relationship between the energy payments under the Brandywine Power Purchase Agreement and the fuel and transportation costs the Panda-Brandywine Partnership is likely to incur.

      The Brandywine Fuel Consultant's Report is based upon certain assumptions regarding the availability and future pricing of fuel. Although C.C. Pace believes that the use of such assumptions is reasonable, assumptions are inherently subject to significant uncertainties and, if actual conditions differ from those assumed, actual results will differ from those projected, perhaps materially. Accordingly, the conclusions contained in the Brandywine Fuel Consultant's Report may not be indicative of future performance and none of C.C. Pace, the Company, the Issuer or any other person assumes any responsibility for their accuracy. Therefore, no representations are made, nor should any be inferred, with respect to the likely existence of any particular future set of facts or circumstances. If actual results are less favorable than the conclusions presented in the Brandywine Fuel Consultant's Report or if the assumptions used in formulating such conclusions prove to be incorrect, the Panda-Brandywine Partnership's ability to make distributions to its partners and thus ultimately to the Company, the Company's ability to make payments on the Company Notes and, consequently, the Issuer's ability to make payments on the Exchange Bonds may be materially and adversely affected. See "Risk Factors -- Reliance upon Projections and Underlying Assumptions Contained in Independent Consultants' Reports."

     Subject to the information contained and the assumptions made in the Brandywine Fuel Consultant's Report, C.C. Pace offers the following key characteristics concerning the fuel supply and transportation arrangements for the Panda-Brandywine Facility:

    (i) Cogen Development Company ("CDC"), the natural gas supplier for the Panda-Brandywine Facility, has sufficient natural gas reserves and gas marketing operations to support its obligations under the Brandywine Gas Agreement. CDC is required  annually  to  ensure its reserves  continue  to  be adequate to meet its fixed price obligations to the Panda-Brandywine Facility, and CDC's parent has substantial assets backing its corporate warranty of CDC's gas supply obligations.

   (ii) The  market-based pricing provided under the Brandywine
        Power Purchase Agreement corresponds to the pricing at which gas supplies are generally available, and is similar to the pricing at which gas supplies are available from CDC.

  (iii) The Panda-Brandywine Partnership has contracted for adequate firm transportation arrangements for its natural gas supplies. Regulatory approvals are in place and construction of necessary pipeline facilities is on schedule for these arrangements to be available as of the commencement of commercial operations at the Panda-Brandywine Facility. (1)

   (iv) There is a strong match between changes in the Panda-Brandywine Facility's expected fuel-related costs and changes in the revenues it will receive from energy payments under the Brandywine Power Purchase Agreement. The risk of a mismatch between changes in fuel costs and changes in project revenues are mitigated by significant initial positive margins in energy payment components.

    (v) PEPCO has found that the fuel supply and transportation arrangements for the Panda-Brandywine Facility fulfill, and should continue to fulfill, the requirement in the Brandywine Power Purchase Agreement that the Panda-Brandywine Partnership maintain a reliable supply of fuel, and can reasonably be expected to result in variable fuel-related costs that are less than the energy payments under the Brandywine Power Purchase Agreement. Under reasonable assumptions, the fuel supply arrangements should continue to fulfill the contractual requirements of the Brandywine Power Purchase Agreement.

   (vi) The fuel supply and transportation arrangements for the Panda-Brandywine Facility are flexible enough to meet the dispatch requirements under the Brandywine Power Purchase Agreement. CDC, which also provides fuel management services for the Panda-Brandywine Partnership, has the experience necessary to manage these arrangements and CDC's fuel management performance is backed by a corporate warranty of its parent.

  (vii) The fuel oil supply plan for the Panda-Brandywine Facility provides the Panda-Brandywine Partnership with the capability to meet dispatch requirements under the Brandywine Power Purchase Agreement, assuming fuel oil supply and transportation contracts with local fuel oil suppliers and trucking companies are in place before each heating season. Under normal conditions a sufficient fuel oil supply should be available to the Panda-Brandywine Facility.

 (viii) The   pro  forma   modeling  of  the  Panda-Brandywine
        Facility contained in the Brandywine Pro Forma reflects the Panda-Brandywine Facility's fuel supply arrangements using the gas and oil price projections of ICF. ICF is a recognized forecaster of gas and oil prices. As a consequence of the expected dispatch of the Panda-Brandywine Facility also projected by ICF, such pro forma modeling reflects significant benefits of certain pipeline balancing provisions under the assumption that these provisions will continue over the term of the Brandywine Power Purchase Agreement. Although C.C. Pace has found these assumptions to be reasonable as modeled, there can be no guaranty that these provisions will continue over the entire pro forma modeling term.

________________

(1)C.C. Pace's Officer's Certificate notes that construction of the necessary pipeline facilities has been delayed and may not be completed prior to commencement of commercial operations of the Panada-Brandywine Facility. The Panda-Brandywine's rights to
   firm  gas  transportation  service  under  the  Columbia  Gas   FT
   Agreement is dependent upon completion of the construction of such pipeline. Construction of the pipeline was delayed as a result of a dispute with a land owner that has since been resolved. Columbia Gas has obtained all required regulatory approvals and environmental permits and has resumed construction. The Panda-Brandywine Partnership has informed C.C. Pace that Columbia Gas has provided a guaranty for firm gas transportation service to the Panda-Brandywine Partnership commencing November 1, 1996.



                            RISK FACTORS

       In addition to the other information contained in this Prospectus, before tendering Old Bonds for the Exchange Bonds offered hereby, holders of Old Bonds should consider carefully the following factors. The terms of the Exchange Bonds are substantially identical to the terms of the Exchange Bonds, and the Exchange Bonds will evidence the same debt as the Old Bonds which they replace. Accordingly, the following factors may be generally applicable to the Old Bonds as well as to the Exchange Bonds.

Consequences of Failure to Exchange Old Bonds

      Holders of Old Bonds who do not exchange their Old Bonds for Exchange Bonds pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Bonds, as described in the legend thereon, as a consequence of the issuance of the Old Bonds pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Bonds may not be offered or sold unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances contained in the Registration Rights Agreement, the Issuer does not intend to register the Old Bonds under the Securities Act. Upon consummation of the Exchange Offer, certain rights of holders of Old Bonds who are eligible to tender their Old Bonds for exchange in the Exchange Offer and fail to do so will terminate. To the extent Old Bonds are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Bonds not so tendered could be adversely affected. See "The Exchange Offer -- Termination of Certain Rights" and "Old Bonds Registration Rights."

Dependence on Distributions from Project Entities

      The ability of the Company to make payments on the Exchange Bonds will depend almost entirely upon the financial performance of the Projects in the Project Portfolio and the ability of the Project Entities that own such Projects to make distributions through the PIC Entities to the Company. The failure of a Project in the Project Portfolio to perform as expected or the inability of one or more of the Project Entities to make distributions through the PIC Entities to the Company could have a material and adverse effect on the ability of the Company to make payments on the Company Notes and, consequently, on the ability of the Issuer to make payments on the Exchange Bonds. The Projects in the Project Portfolio are subject to a number of financial, operating and regulatory risks that could materially and adversely affect their performance, and the ability of the Project Entities to make distributions is subject to a number of contractual and legal restrictions. Prospective investors should read the remaining risk factors set forth below for a more complete discussion of certain factors that could materially and adversely affect the performance of the Projects in the Project Portfolio and the ability of the Project Entities to make distributions.

Dependence on Commencement of Commercial Operations of the Panda-Brandywine Facility

     Initially, the Project Portfolio will contain only one facility, the Panda-Rosemary Facility, that is operational. The distributions the Company expects to receive in respect of the Panda-Rosemary Facility are insufficient to enable the Company to satisfy its payment obligations under the Company Notes and in turn enable the Issuer to satisfy its payment obligations under the Existing Bonds. Therefore, the ability of the Issuer to satisfy its payment obligations under the Existing Bonds will depend upon the timely and successful commencement of Commercial Operations of the other initial Project in the Project Portfolio, the Panda-Brandywine Facility, which is currently expected to occur in November 1996. The Brandywine Power Purchase Agreement requires that the Panda-Brandywine Facility commence Commercial Operations no later than June 1, 1997; however, any significant delay beyond November 1996 in the commencement of Commercial Operations of the Panda-Brandywine Facility or conversion of the Panda-Brandywine Financing to a single investor lease could materially and adversely affect the ability of the Project Entities that own the Panda-Brandywine Partnership to make the distributions that will be required for the Company to satisfy its payment obligations under the Company Notes and, consequently, for the Issuer to satisfy its payment obligations under the Existing Bonds. See "Project Risks -- Start-Up Risks" below.

Financial Risks

  Substantial Leverage; Effective Subordination of Exchange Bonds

     The Company and its Project Entities are and will continue to be highly leveraged, primarily as a result of the non-recourse Project-level indebtedness incurred to finance the development and construction of the Projects. As of June 30, 1996, the Company's total combined indebtedness was $283.4 million, its total combined assets were $314.8 million and its combined shareholders' deficit was $16.8 million. As of such date, on a pro forma combined basis, after giving effect to the completion of this offering, the Prior Offering and the Rosemary Offering and the application of the proceeds therefrom, the Company's total combined indebtedness would have been $391.3 million, its total combined assets would have been $360.8 million and its combined shareholders' deficit would have been $40.4 million. The Company's Project-level indebtedness is collateralized by the assets of the underlying Project. If a lender forecloses on a Project's assets, there can be no assurance that the related Project Entities will maintain any ownership interest in the Project or receive any compensation upon a sale of the foreclosed assets by such lender. In addition to the foreclosure risk, high leverage and the lack of unencumbered collateral could adversely affect the ability of a Project Entity, and the Company, to obtain additional financing in the future for working capital, capital expenditures or other purposes. Such adverse consequences could materially and adversely affect the financial performance of the Company and its ability to make payments on the Company Notes and, consequently, on the Issuer's ability to make payments on the Exchange Bonds. See "Capitalization," "Unaudited Pro Forma Financial Data" and "Description of the Project Debt."

      The  Exchange  Bonds  and  the Company  Guaranty  will  be  the exclusive obligations of the Issuer and the Company, respectively, and not of any of the Project Entities or any other affiliate of the Company. The Project Entities are highly leveraged and their debt agreements restrict their ability to pay dividends, make distributions or otherwise transfer funds to the Company. The restrictions in such agreements generally require that, prior to the payment of dividends, distributions or other transfers, the Project Entity provide for the payment of other obligations, including operating expenses, debt service and the funding of reserves. The Project Entities are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the Exchange Bonds or to make any funds available therefor, whether by dividends, loans or other payments, and do not guarantee the payment of the Exchange Bonds. Thus, payments on the Exchange Bonds are effectively subordinated to all obligations of the Project Entities. In addition, the Company's right to receive any assets of the Project Entities upon their liquidation or reorganization will be effectively subordinated to the claims of such Project Entities' creditors (including trade creditors and holders of other debt issued by such Project Entity). After giving pro forma effect to the Rosemary Offering, as of June 30, 1996, the Project Entities had approximately $295.8 million of indebtedness and other liabilities, which are effectively senior to the Exchange Bonds. See "Description of the Project Debt."

      While the Indenture imposes limitations on the ability of the Company, the Issuer and any other PIC Entity to incur additional indebtedness, the Indenture does not limit the amount of debt that the Project Entities may incur, except that such Project-level debt cannot be incurred (other than such debt created or in existence on the date a Project is transferred to the Project Portfolio or the date PIC or a PIC Entity makes its initial investment in a Project) or refinanced if, as a result thereof, Cash Available for Distribution from all Projects combined would be reduced by 10% in the aggregate for all Future Ratio Determination Periods, in which event the Company would have to meet certain debt coverage ratios and the rating of the Bonds would have to be reaffirmed by at least one rating agency prior to the incurrence or refinancing of such Project-level debt. See "Description of the Exchange Bonds -- Certain Covenants -- Limitations on Debt."

    Default   on  Project-level  Debt;  Enforcement  of  Rights   and
Realization of Collateral

      If a Project Entity fails to generate cash flows sufficient to service its debt, such Project Entity could be forced to default on its indebtedness. If a Project Entity were to default under the terms of any such indebtedness, subject to the terms of such indebtedness, the obligees thereunder would be permitted to accelerate the maturity of such indebtedness, which could terminate distributions to the Company and cause a default under the Exchange Bonds. In such circumstances, holders of the Exchange Bonds may be forced to accelerate the maturity of the Exchange Bonds to protect their interests at a time when it would not otherwise have been in their interests to do so. Furthermore, such defaults could delay or preclude payments on the Exchange Bonds or result in the loss of the Company's entire indirect ownership interest in a Project. See "Financial Risks -- Substantial Leverage; Effective Subordination of Exchange Bonds" above and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     All series of the Bonds will be secured by pledges of, or grants of security interests in, the Collateral to the Trustee for the benefit of the holders of the Bonds. If a Project Entity is in default on an obligation with respect to Project-level debt, the acceleration and foreclosure of such debt will not enable the Trustee to take action to foreclose upon the Collateral unless such default resulted in a default with respect to the Exchange Bonds. Therefore, a portion of the Collateral could be lost to foreclosure without the Trustee having any foreclosure rights of its own with respect to such Collateral. Furthermore, because the Trustee will not have a security interest in accounts established under the Indenture into which distributions from the PIC International Entities will be deposited, in order to realize upon those accounts, the Trustee would have to foreclose first against the capital stock of the Company and then realize on the Company's security interest in those accounts. See "Description of the Exchange Bonds -- Collateral for the Exchange Bonds."

   Addition of Projects to Project Portfolio

       Pursuant to the Additional Projects Contract, additional Projects developed by Panda International, if any, will be transferred to the Project Portfolio if certain conditions are satisfied, and additional series of Bonds are likely to be issued to finance debt or equity investments in such Projects, which additional series will rank pari passu with the Exchange Bonds. If such additional Projects do not perform up to expectations, their inclusion in the Project Portfolio could weaken the overall performance of the Project Portfolio and impair the ability of the Company to make payments on the Company Notes and, consequently, the ability of the Issuer to make payments on the Bonds. While it is the Company's belief that diversification of the Project Portfolio will reduce the risks associated with poor performance by any one Project or a small portion of the Project Portfolio, there can be no assurance that this will be the case.

Repurchase of Bonds Upon a Change of Control

      Upon the occurrence of a Change of Control, the Issuer must offer to purchase all Existing Bonds and all additional series of Bonds, if any, then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. See "Description of the Exchange Bonds -- Certain Covenants -- Change of Control."

      There can be no assurance that the Issuer will have available funds sufficient to fund the purchase of the Bonds upon a Change of Control. In the event a Change of Control occurs at a time when the Issuer does not have available funds sufficient to pay for all of the Bonds delivered by holders seeking to accept the Issuer's repurchase offer, an Event of Default would occur under the Indenture.

Reliance upon Projections and Underlying Assumptions
Contained in Independent Consultants' Reports

      Included as Appendices C, D, E, F and G are reports of independent engineers and consultants concerning the Panda-Rosemary Facility and the Panda-Brandywine Facility. Included as Appendix B is a summary consolidation of the projections contained in the Rosemary Engineering Report and the Brandywine Pro Forma Report. The terms of the Exchange Bonds have been structured on the basis of the projections contained in such reports. For the purpose of preparing the projections contained in such reports, of necessity, certain assumptions have been made with respect to general business, financial and economic conditions, the prices that will be paid for electric generating capacity of and electric energy produced by the Panda-Rosemary Facility and the Panda-Brandywine Facility, the costs of obtaining fuel for such facilities, the number of hours that such facilities will be dispatched, the cost to complete, and anticipated completion date of, the Panda-Brandywine Facility, the interest rate, the federal income tax rate applicable to GE Capital and the final construction cost upon which lease payments will be based upon conversion of the Brandywine Construction Loan Facility to a long-term lease and other matters and contingencies that are not within the control of the Company or its affiliates and the outcome of which are difficult to predict. The independent engineers' and consultants' reports contain discussions of the assumptions used in preparing the projections and potential investors should review these reports carefully.

      Projections are inherently inaccurate and actual results are likely to vary from such projections, sometimes materially. Accordingly, the assumptions made and the projections prepared by such engineering and consulting firms are not necessarily indicative of future performance and none of the Company, the Issuer, such firms or any other person assumes any responsibility for their accuracy. No representation is made or intended, nor should any be inferred, with respect to the likely existence of any particular set of facts or circumstances. If actual results are less favorable than those projected, or if the assumptions used in formulating the projections contained in such reports prove to be incorrect, the Company's ability to make payments on the Company Notes and, consequently, the ability of the Issuer to make payments on the Exchange Bonds, could be materially and adversely affected.

      All projections of future operations and the economic results thereof included in the independent engineers' and consultants' reports have been reviewed and accepted by the Issuer and the Company on the basis of present knowledge and assumptions that the Issuer and the Company believe to be reasonable. These projections have not been prepared in accordance with published guidelines of the Commission, the American Institute of Certified Public Accountants, any regulatory or professional agency or body or generally accepted accounting principles. Price Waterhouse LLP, the Company's independent accountants, has neither examined nor compiled the projections and, accordingly, does not express an opinion or any other form of assurance with respect thereto. After the issuance of the Exchange Bonds, no independent engineer or other consultant will provide the holders of the Bonds with revised projections or report any difference between the projections and the actual operating results achieved by the Projects.
Project Risks

  Operating Risks

      The operation of power generation facilities involves many risks, including the breakdown or failure of power generation equipment, transmission lines, pipelines or other equipment or processes, the inability to obtain adequate fuel supplies and performance below expected levels of output or efficiency. Although the Panda-Rosemary Facility and the Panda-Brandywine Facility contain or will contain certain redundancies and back-up mechanisms, there can be no assurance that any such breakdown or failure would not prevent the affected facility from performing under applicable power and steam purchase agreements. In addition, although insurance is maintained to protect against certain of these operating risks, the proceeds of such insurance may not be adequate to cover lost revenues or increased expenses, and, as a result, the Project Entities owning such Project might be unable to service the Project-level debt. A default under such Project-level debt could result in the Company losing its indirect ownership interest in such Project. See "Financial Risks -- Default on Project-level Debt; Enforcement of Rights and Realization of Collateral" above. Furthermore, in the event of a major casualty or loss involving a Project facility, casualty insurance proceeds, to the extent not applied to repair such facility, would be applied first to satisfy redemption or other obligations under Project-level debt, and it is unlikely (until such Project-level debt is less than the maximum insurance proceeds payable) that any such insurance proceeds would be available for mandatory redemption of the Bonds.

     Dispatchability Risk

      The power purchase agreements for the Projects may provide substantial leeway to the power purchaser in determining when, and to what extent, a facility is dispatched. For example, the Rosemary Power Purchase Agreement provides VEPCO the contractual right to schedule the Panda-Rosemary Facility for dispatch on a daily basis at full capacity, partial capacity or off-line. The Panda-Rosemary Facility has been used by VEPCO primarily as a peaking plant and, as a result, the number of hours for which the facility has been dispatched and the quantity of electricity produced by the facility
have   fluctuated   throughout  the  facility's  operating   history.
Similarly, the Brandywine Power Purchase Agreement will permit PEPCO to dispatch at its sole discretion a substantial portion of the Panda-Brandywine Facility's capacity. While availability-based capacity payments and other fixed payments under the power purchase agreements are unaffected by levels of dispatch, revenues would be adversely affected (due to a reduction in energy payments thereunder) if these facilities were dispatched at levels materially below the recent operating experience, in the case of the Panda-Rosemary Facility, or the anticipated level, in the case of the Panda-Brandywine Facility. See "Description of the Projects -- The Panda-Rosemary Facility -- Sale of Capacity and Electricity," and "-- The Panda-Brandywine Facility -- Sale of Capacity, Electricity and Steam."

     Adjustments to Fixed Payments

       The Panda-Rosemary Facility is, and the Panda-Brandywine Facility will be, dependent on capacity payments due from, respectively, VEPCO and PEPCO under their respective power purchase agreements to meet their fixed obligations. In the case of the Panda-Rosemary Facility, capacity payments are payable by VEPCO whether or not the facility is dispatched, provided that the facility satisfies certain seasonal capacity tests which may be required by VEPCO in its sole discretion and meets certain minimum availability standards. If these minimum availability standards are not met, then capacity payments otherwise due to the Panda-Rosemary Partnership are subject to rebate or reduction and, in certain circumstances, the Panda-Rosemary Partnership may be required to pay liquidated damages to VEPCO. See "Description of the Projects -- The Panda-Rosemary Facility -- Sale of Capacity and Electricity." In the case of the Panda-Brandywine Facility, capacity payments are payable by PEPCO whether or not the facility is dispatched, provided that the capacity payments will be reduced if the facility cannot maintain 88% equivalent availability and may be reduced in 1999 depending on when and whether PEPCO's system peak load exceeds 5,697 MW prior to such year. See "Description of the Projects -- The Panda-Brandywine Facility -- Sale of Capacity, Electricity and Steam."

  Fuel Related Pricing

     Payments related to electric energy purchases by VEPCO and PEPCO under their respective power purchase agreements generally adjust upon the same or substantially equivalent fuel indices or pricing mechanisms that govern adjustments to the base commodity charges for natural gas under, respectively, the Rosemary Gas Agreement and the Brandywine Gas Agreement. Nevertheless, the Panda-Rosemary Facility and the Panda-Brandywine Facility are subject to the risk that the fuel compensation components of electric energy prices paid under their respective power purchase agreements and their respective actual fuel costs may differ. Accordingly, increases in fuel supply costs which are not matched by increases in electric energy prices could have an adverse effect on the performance of the Projects. See "Description of the Projects -- The Panda-Rosemary Facility -- Sale of Capacity and Electricity" and "-- Gas Supply and Fuel Management" and "-- The Panda-Brandywine Facility -- Sale of Capacity, Electricity and Steam" and "-- Gas Supply and Fuel Management," Appendix D, Rosemary Fuel Consultant's Report and Appendix G, Brandywine Fuel Consultant's Report.

  Regulatory Disallowance

     The Rosemary Power Purchase Agreement contains a clause known as a "regulatory disallowance" provision, which requires the Panda-Rosemary Facility to repay to VEPCO or reduce any capacity charges in excess of $5.62 per kilowatt per month (as adjusted by the Gross National Product Implicit Price Deflator ("GNPIPD") from 1987 dollars) that are disallowed by any regulatory authority from recovery by VEPCO in its rate base (except where such disallowance is due to VEPCO's failure to seek recovery or comply with procedural requirements governing recovery of such costs). VEPCO cannot initiate such a disallowance and must appeal such a disallowance, if practicable. If a disallowance occurs, the cash flow of the Panda-Rosemary Partnership could be materially and adversely affected and the Company's ability to make payments on the Company Notes and, consequently, the Issuer's ability to make payments on the Exchange Bonds, could be materially and adversely affected. See "Description of the Projects -- The Panda-Rosemary Facility -- Sale of Capacity and Electricity" and "Regulation."

     Interruptible Gas Supply and Transportation Risks

      The Panda-Rosemary Partnership has contracted for most of its natural gas supplies and transportation services on an interruptible basis because the Panda-Rosemary Partnership has assumed that the Panda-Rosemary Facility will be dispatched by VEPCO as a peaking plant, with the bulk of the facility's dispatch hours occurring during the summer months when operational experience suggests that gas typically will be available for purchase. The Panda-Brandywine Partnership has similarly contracted for approximately one-half of its natural gas supply and transportation on an interruptible basis. Interruptible gas supply and transportation arrangements are subject to interruption or curtailment during periods of peak demand for gas. Although independent consultants have found the fuel supply and delivery arrangements for the Panda-Rosemary Facility and the Panda-Brandywine Facility to be reasonable, if a power purchaser were to significantly increase its dispatch of a facility, the risk of potential curtailment in natural gas supply and transportation, and thus that a facility would be unavailable for dispatch, would be increased. See "Dispatchability Risk" above, "Description of the Projects -- The Panda-Rosemary Facility -- Gas Supply and Fuel Management" and "-- Gas Transportation," "-- The Panda-Brandywine Facility -- Gas Supply and Fuel Management" and "-- Gas Transportation," Appendix D, Rosemary Fuel Consultant's Report, and Appendix G, Brandywine Fuel Consultant's Report.

     Fuel Oil Supply

      If natural gas supply or transportation is not available to the Panda-Rosemary Facility or the Panda-Brandywine Facility, each such facility can operate utilizing No. 2 fuel oil. The Panda-Rosemary Facility has the capacity to store two million gallons of fuel oil on site, which is enough fuel oil to operate the facility at full load for approximately 168 hours. As a result of current market conditions, the Panda-Rosemary Partnership purchases its fuel oil supply on a spot market basis. The Panda-Brandywine Facility is being constructed with similar fuel oil storage capacity and the Panda-Brandywine Partnership will likely take the same approach to fuel oil purchases. Future changes in market conditions or governmental policy, however, could adversely affect the ability of a facility to obtain economical fuel oil supply when needed and, consequently, adversely affect the availability of the facility for dispatch. See "Dispatchability Risk" above, "Description of the Projects -- The Panda-Rosemary Facility -- Fuel Oil" and "-- The Panda-Brandywine Facility -- Fuel Oil."

     Dependence on Third Parties and Concentration of Customers

      The nature of the Company's Projects is such that each facility generally relies on one power purchase agreement with a single electric utility customer for substantially all, if not all, of such facility's revenues over the life of the Project. Furthermore, each power generation facility may depend on a single or limited number of entities to purchase thermal energy, to supply or transport natural gas to such facility or to supply other goods and services which constitute the principal inputs to such facility's operations. Any material breach by any of these parties of its obligations under its respective agreement with a facility could adversely affect the Company's ability to make payments on the Company Notes and, consequently, the Issuer's ability to make payments on the Exchange Bonds. The other parties to each project agreement have the right to terminate or withhold payments or performance under such agreement upon the occurrence of certain events of default specified therein, which include the failure of any Project Entity that is a party to such agreement to materially perform its obligations thereunder. Additionally, if a party to a project agreement were to undergo bankruptcy, the trustee in the bankruptcy proceeding could disaffirm such agreement. If a project agreement were terminated due to nonperformance by a Project Entity, disaffirmation in a bankruptcy proceeding or for any other reason, there is no assurance that the Project Entity would be able to enter into a substitute agreement having terms and conditions substantially equivalent to those contained in such terminated agreement.

      On July 3, 1996, Bibb, the steam host and lessor of the Panda-Rosemary Facility site, filed a voluntary petition under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court in Delaware. In connection therewith, a reorganization was effected September 27, 1996, which did not affect the Panda Rosemary Steam Agreement and Panda Rosemary Site Lease. However, there can be no assurance that Bibb will be able to meet its needs for capital on an ongoing basis or meet its future obligations under the Rosemary Steam Agreement. If Bibb were to fail to purchase and use the minimum quantity of steam necessary for the Panda-Rosemary Facility to satisfy the Qualifying Facility criteria, the Panda-Rosemary Facility could continue to satisfy the Qualifying Facility criteria if a distilled water facility or other thermal operation were installed at the Panda-Rosemary Facility. The Rosemary Indenture permits the borrowing of funds to make such enhancements or improvements to the facility which are necessary to maintain the facility's Qualifying Facility status. There can be no assurance, however, that the Panda-Rosemary Partnership would have or be able to obtain the funds necessary to install such a facility. See "Risk Factors -- Maintaining Qualifying Facility Status."

      The Rosemary Gas Supply Agreement and the Rosemary Fuel Management Agreement with NGC expire on November 30, 2005, approximately six years prior to the maturity date of the Exchange Bonds. The Transco 284 Agreement expires at 8:00 a.m. on November 1, 2006. The firm transportation contracts the Panda-Rosemary Partnership entered into with Texas Gas and CNG also to expire on November 1, 2006 at 8:00 a.m. Certain other contracts providing for interruptible transmission services for the Panda-Rosemary Facility are on a month-to-month basis. There can be no assurance that the terms of any of such contracts can be extended or, if they expire, that the Panda-Rosemary Partnership will be able to enter into replacement contracts or fuel transportation plans on terms no less favorable to the Panda-Rosemary Partnership than those contained in the current agreements. The failure to extend such terms or to enter into replacement contracts or fuel transportation plans is an event of default under the Rosemary Indenture. See "Description of the Projects -- The Panda-Rosemary Facility -- Gas Supply and Fuel Management," "-- The Panda-Rosemary Facility -- Gas Transportation" and "Description of the Project Debt -- The Panda-Rosemary Financing."

       Dependence   on   Panda  International;   Ability   of   Panda
International to Develop Additional Projects

      All development activities in respect of Projects will be undertaken by Panda International and certain of its affiliates. The Company, the PIC Entities and the Project Entities have no employees of their own (other than officers) and, in any event, do not engage in development efforts. Thus, the Company is entirely dependent on Panda International for the development of future Projects which may be transferred to the Project Portfolio. See "No Restrictions on Panda International's Business" below.

      The development of electric power generation facilities is subject to substantial risks. In developing a power generation facility that may become eligible for transfer to the Project Portfolio, Panda International must generally obtain power and thermal energy purchase agreements, governmental permits and approvals, fuel supply and transportation agreements, electricity transmission agreements, site agreements and construction contracts, as well as long-term non-recourse debt financing. There can be no assurance that Panda International will be successful in doing so. In addition, Project development is subject to environmental, engineering and construction risks relating to cost-overruns, delays and performance. In developing Projects in emerging markets such as China, Nepal, India and Bangladesh, these risks may be increased by political and regulatory uncertainties, the nature and evolution of legal systems, the lack of developed infrastructure and other factors. Although Panda International and its subsidiaries attempt to minimize the financial risk in the development of a Project by securing a favorable long-term power purchase agreement, obtaining all required governmental permits and approvals and arranging adequate financing prior to the commencement of construction, the development of a Project may require Panda International or its subsidiaries to expend significant sums for preliminary engineering, permitting and legal and other expenses before it can be determined that a Project is feasible, economically attractive or capable of being financed. If Panda International were unable to complete a Project, it would generally not be able to recover its investment in such a Project, thus impairing its ability to develop future Projects that could become eligible for transfer to the Project Portfolio pursuant to the Additional Projects Contract. No assurance can be given that Panda International or its affiliates will successfully develop and arrange financing for any additional Projects or that Projects currently under development or to be developed in the future will become eligible for transfer to the Project Portfolio pursuant to the Additional Projects Contract. In addition, although Panda International has indicated that it intends to continue the development of electric generation projects as its primary business, it is under no obligation to do so and may use the proceeds of the Bonds distributable to it or distributions from the Company available to it for other purposes. See "The Company, the Issuer and Panda International -- The Additional Projects Contract."

  Construction Risk

      Additional Projects may be transferred to the Company prior to the commencement of, or during, their construction. The construction of a Project involves many risks, including shortages of equipment, material and labor, work stoppages, labor disputes, weather interferences, unforeseen engineering, environmental and geological problems and unanticipated cost increases, any of which could give rise to delays or cost overruns. Difficulties in obtaining any requisite licenses or permits could adversely affect the design or increase the cost of a Project, or delay or prevent the completion of construction or the commencement of commercial operations of a Project. Construction-related risks can be mitigated through fixed-price "turnkey" construction contracts; however, there can be no assurance that a contractor will honor its commitments or have the financial resources to satisfy its obligations under any liquidated damages provisions, or that any affected Project would continue to operate at its design specifications after the expiration of the contractors' and equipment suppliers' warranties. There is also a risk that construction delays will be caused by events, such as events of force majeure, not covered by liquidated damages or insurance. See "Dependence on Distributions from Project Subsidiaries" and "Financial Risks -- Default on Project-level Debt; Enforcement of Rights and Realization of Collateral" above.

     Start-up Risks

     The commencement of commercial operations of a newly constructed Project involves many risks, including start-up problems, the breakdown or failure of equipment or processes and performance below expected levels of output or efficiency. Generally, insurance is maintained to protect against certain of these risks, warranties are obtained relating to the construction of a Project and the equipment associated therewith, and construction contractors and equipment suppliers are obligated to meet certain performance levels. Such insurance, warranties or performance guaranties, however, may not be adequate to cover lost revenues or increased expenses. As a result, a Project may be unable to fund principal and interest payments under its financing obligations. A default under such a financing obligation could result in the Company losing its ownership interest in a Project. See "Financial Risks -- Default on Project-level Debt; Enforcement of Rights and Realization of Collateral" above. In addition, power purchase agreements, which are typically entered into with a utility early in the development phase of a Project, often enable the utility to terminate such agreement, or to retain security posted by the developer as liquidated damages if a Project fails to commence commercial operations or certain operating levels by specified dates or fails to make certain specified payments. If such a termination right is exercised, a Project may not produce revenues, the default provisions in a financing agreement would likely be triggered (rendering the Project-level debt immediately due and payable) and the Project would likely be rendered insolvent as a result.

     Competition

      The electric power generation industry is characterized by intense competition and, in the United States, the Company encounters competition from utilities, industrial companies and other independent power producers. In recent years, there has been increasing competition for new power purchase agreements and this competition has often contributed to a reduction in electricity tariffs in power purchase agreements. In this regard, many utilities often engage in competitive bid solicitations to satisfy demand for additional capacity. This competition adversely affects the ability of the Company to obtain power purchase agreements and reduces the price paid for electricity. Internationally, the competitive characteristics of Project development are less developed, although there is a growing trend toward competitive bidding in the privatization of government-owned electric utility systems.

Industry Conditions; Restructuring Initiatives; Utility Responses

      The Federal Energy Regulatory Commission (the "FERC") and many state utility commissions, including the Virginia State Corporation Commission (the "SCC"), are currently studying a number of proposals to restructure the electric utility industry in the United States to permit utility customers to choose their supplier in a competitive electric energy market. The FERC has recently issued a rule requiring utilities to offer wholesale customers and suppliers open access on their transmission lines on a basis which is comparable to the utilities' own use of the lines. In addition, the United States Congress has introduced a number of bills to promote electric utility restructuring and deregulation of electric rates.

      Many utilities fear that current captive customers may leave their system to procure electricity from other electric power suppliers and that the utilities may thereafter be unable to recover their fixed costs from their remaining customers. These potential "stranded" or "transition" costs include the cost of maintaining electric generating capacity under many QF contracts. The restructuring proposals being considered by regulatory agencies and Congress differ as to how, and to what extent, utilities' "stranded" or "transition" costs would be recoverable if current captive customers leave the utilities' systems. To minimize the risk that "stranded" or "transition" costs may not be recovered by utilities if such restructuring proposals are enacted, many utilities have implemented certain cost control strategies. Such strategies include attempts to renegotiate, buy out or terminate existing power purchase agreements containing prices that utilities believe will not be competitive in a short-term marginal cost electric energy market. In addition, some utilities have sought to rigorously enforce the terms of such agreements and to exercise their contractual termination rights if the agreements' provisions are not strictly observed. Some utilities have engaged in litigation against Qualifying Facilities to achieve these ends.

      VEPCO has filed comments with the SCC indicating that it will aggressively pursue initiatives to restructure contracts with Qualifying Facilities to minimize its costs. VEPCO has recently filed a request with the SCC for permission to institute a formal QF monitoring program under which certain facilities (including the Panda-Rosemary Facility) would be required to furnish certain operational data to VEPCO on an annual basis. Under the proposed monitoring program, if VEPCO believed, based on data provided by a facility and any additional information, that a facility no longer satisfied the QF criteria, VEPCO could institute proceedings with the FERC to revoke such facility's QF status. See "Maintaining Qualifying Facility Status" below.

      VEPCO is currently involved in several proceedings with parties with whom it has entered into power purchase agreements, including several in which the interpretation of the power purchase agreements is being disputed. Although there is currently no dispute between the Panda-Rosemary Partnership and VEPCO, the Panda-Rosemary Partnership anticipates that VEPCO will closely monitor the Panda-Rosemary Partnership's compliance with the Rosemary Power Purchase Agreement and vigorously enforce its rights thereunder. Because the Company's present primary sources of revenue are the capacity and energy payments that the Panda-Rosemary Partnership receives from VEPCO under the Rosemary Power Purchase Agreement, a termination of the Rosemary Power Purchase Agreement would, in the absence of another source of funds, terminate the Panda-Rosemary Partnership's ability to service its Project-level debt and to make distributions to the Company. In this event, the Company would not be able to perform its obligations under the Company Notes and, consequently, the Issuer would not be able to make payments on the Exchange Bonds. See "Regulation -- Federal Energy Regulation."

Maintaining Qualifying Facility Status

       PURPA and the regulations promulgated thereunder provide Qualifying Facilities such as the Panda-Rosemary Facility and the Panda-Brandywine Facility with certain exemptions from federal and state legislation and regulation, including regulation of rates at which electricity can be sold. For a cogeneration facility to maintain QF status, no more than 50% of the facility may be owned by an electric utility, electric utility holding company or combination thereof and the facility must produce both electricity and a related quantity of useful thermal energy and satisfy certain operational and efficiency criteria. If for any reason a Project failed to maintain its status as a Qualifying Facility, or if there were a change in law or regulation that eliminated the Project's status as a Qualifying
Facility   (or  exemption  from  regulation  granted  to   Qualifying
Facilities), the Project would be subject to additional regulation and the revenues of the Panda-Rosemary Partnership and the Panda-Brandywine Partnership could be materially and adversely affected. For discussions of the steam sales arrangements that permit the Panda-Rosemary Facility and the Panda-Brandywine Facility to maintain their QF status, see "Description of the Projects -- The Panda-Rosemary
Facility  --   Steam  and Chilled Water Sales"  and  "--  The  Panda-
Brandywine Facility -- Sale of Capacity, Electricity and Steam."

Other Regulatory Risks Relating to U.S. Projects

  Regulatory Approvals

      The Company's U.S. Projects are subject to stringent energy and environmental regulation by federal, state and local authorities.
Power plants in the United States are required to comply with numerous federal, state and local statutory and regulatory requirements and the Projects are required to obtain and maintain in effect numerous approvals relating to energy and environmental laws. There can be no assurance that existing regulations will not be revised, that new laws and regulations will not be adopted or become applicable to the Projects or that the Company's business and financial condition will not be materially and adversely affected by such future changes in laws and regulations (including the possible loss of exemptions from regulations). See "Regulation."

  Gas Transportation Regulation

      The various gas transportation agreements for the U.S. Projects contemplate the use of interstate natural gas pipelines and services. These gas transportation arrangements, including pipeline facilities and the rates charged for transportation services, are subject to the jurisdiction of the FERC. In exercising such jurisdiction, the FERC maintains or may maintain authority to modify aspects of the rates, terms and conditions that govern the gas transportation services provided. It is possible that such a modification could materially increase the gas transportation costs of each U.S. Project. In addition, certain provisions of the gas transportation agreements and the approved tariffs allow the transporter to terminate, suspend performance under or reduce the amount of gas transported upon the occurrence of certain conditions, such as the taking of an adverse action by a regulatory authority, if the transporter, in its judgment, deems it necessary to make modifications or repairs to its pipeline facilities or upon the occurrence of an event of force majeure. Any failure by a transporter to provide gas transportation services could have a material adverse effect on a Project's operations. See "Description of the Projects -- The Panda-Rosemary Facility -- Gas Transportation," "-- The Panda-Brandywine Facility -- Gas Transportation" and "Regulation -- Natural Gas Regulation."

   Environmental and Other Matters

      In operating any Project, the owner is generally required to comply with a number of statutes and regulations relating to the safety and health of personnel and the public, including the identification, generation, storage, handling, transportation, disposal, recordkeeping, labeling, reporting of and emergency response in connection with hazardous and toxic materials or substances associated with the facility, limits on noise emissions from the facility, safety and health standards, practices and procedures applicable to construction and operation of the facility and environmental protection requirements including standards and limitations relating to the discharge of air and water pollutants and disposal of solid waste. Failure to comply with any of such statutes and regulations could have adverse effects on a Project, including the imposition of criminal or civil liability by regulatory agencies or as a result of litigation by private parties, imposition of clean-up fines or liens and the mandatory expenditure of funds to bring the Project into compliance. Pursuant to the various financing, lease, construction, easement and encroachment agreements, and as is common practice in the independent power industry, the Panda-Rosemary Partnership and the Panda-Brandywine Partnership have indemnified third parties against the consequences of each Project's storage or emission of hazardous and toxic materials. While the Company believes that the Panda-Rosemary Facility's and the Panda-Brandywine Facility's use of natural gas as the primary fuel source provides comparative environmental advantages over other fossil fuel-fired power production technologies, there can be no assurance that environmental laws and regulations, whether now existing or adopted in the future, will not impose significant constraints and increased costs on such Facilities' operations. The 1990 Amendments to the Federal Clean Air Act require the State of North Carolina, the State of Maryland and the federal government, at various times, to take regulatory actions that may affect the U.S. Projects. There can be no assurance that each U.S. Project will or can satisfy all requirements that may result from actions in response to the 1990 Amendments to the Federal Clean Air Act. See "Regulation -- Environmental Regulations."

     Permitting Risk

     Each Project Entity is responsible for obtaining various permits and other regulatory approvals required for the operation of its facility. Some of the permits and other approvals that are obtained for a particular facility may contain certain continuing conditions, including the obligation to renew or extend the permit or approval by a certain date. Failure to satisfy any such condition could prevent the operation of the Project or result in fines or other additional costs. The Company believes that all Projects developed by Panda International have been or will be designed and constructed in order to substantially comply, insofar as can be reasonably controlled, with their respective permit and approval conditions. All material permits and other regulatory approvals currently required to operate the Panda-Rosemary Facility and to construct and operate the Panda-Brandywine Facility have been obtained. If future levels of dispatch of the Panda-Rosemary Facility exceed the levels allowed under the facility's existing operating permits (which is projected to be the case; see Appendix D, Rosemary Engineering Report), additional equipment designed to control air emissions would have to be installed in order for the facility to continue to remain in compliance with such permits. While the Panda-Rosemary Partnership has set aside certain reserves which it believes are sufficient to fund the cost of such equipment, there can be no assurance that such reserves will be sufficient to pay the actual cost of such equipment if and when required to be installed. There can be no assurance that in the future the Projects will operate within the limits established by current or future permits or other approvals. Any particular Project could be adversely affected if regulatory changes or new permit conditions were implemented which impose more comprehensive or stringent requirements resulting in increased compliance costs or which reduce certain benefits expected by the Company.

Risks Relating to Future Non-U.S. Projects

      The Company does not hold an interest in any Non-U.S. Project. The Company anticipates that one or more of the Non-U.S. Projects under development by Panda International may reach Financial Closing or commence Commercial Operations and thus be eligible for transfer to the Project Portfolio pursuant to the Additional Projects Contract, provided that the conditions contained therein for such a transfer can be satisfied. See "The Company, the Issuer and Panda International -- The Additional Projects Contract" and "Description of the Projects -- Other Projects under Development by Panda International." For any Non-U.S. Project transferred to the Project Portfolio upon Financial Closing, there will remain significant risks relating to the completion of construction and commencement of commercial operations. Such risks include political and economic uncertainties, expropriation, nationalization, renegotiation or nullification of existing contracts and changes in rates and methods of taxation. Once operational, Non-U.S. Projects involve risks such as political and economic uncertainties, including risks of war, expropriation, nationalization, renegotiation or nullification of existing contracts, changes in rates and methods of taxation and international exchange controls or governmental restrictions on the repatriation of currency. The Company expects that Non-U.S. Project entities may receive a substantial part of their revenues in international currencies, which will need to be converted into other currencies to meet international currency obligations or to pay dividends or make distributions, thus exposing the Company to convertibility, remittance and exchange risks. Certain countries in which Projects may be developed may not have well-developed legal systems with a well-developed, consolidated body of laws governing international investment enterprises. The uncertainty of the legal environment in these countries could make it difficult for the Company to enforce its rights, or those of Project Entities, under Project agreements.

No Restrictions on Panda International's Business

      Panda International has informed the Company that it presently intends to continue to focus on the development, acquisition and ownership of electric power generation projects as its principal business; however, the Indenture contains no restrictions on Panda International's business or on its ability to use proceeds from the issuance of Bonds or distributions from the Company to pursue other businesses.

Control by Principal Stockholders

      Robert and Janice Carter, members of their family and Carter family trusts collectively own approximately 38.7% of the outstanding shares of capital stock of Panda International. In addition, W.M. Huffman (who is related to Mr. Carter by marriage), members of Mr. Huffman's family and family trusts and partnerships own approximately 18.7% of such capital stock. See "The Company, the Issuer and Panda International -- General." By virtue of their ownership share, the Carters are in a position to influence the management and direction of Panda International and, through Panda International, its subsidiaries, including the Issuer and the Company. Moreover, the Carters and the Huffmans, if they were to agree to act together in voting their shares, could control the vote for election of directors, and consequently the management and direction, of Panda International and its subsidiaries, including the Issuer and the Company.

Absence of Market for the Exchange Bonds

      The Exchange Bonds are being offered to the holders of the Old Bonds. The Old Bonds were offered and sold in July 1996 to a small number of investors and are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") Market, although an active trading market for the Old Bonds has not developed to date.

     There is currently no established market for the Exchange Bonds, and the Issuer does not intend to list the Exchange Bonds or the Old Bonds on a securities exchange or seek approval for quotation through any automated dealer quotation system. The Company and the Issuer have been advised by the Initial Purchaser that it currently intends to make a market in the Exchange Bonds as permitted by applicable laws and regulations; however, the Initial Purchaser is not obligated to do so and may discontinue making a market at any time without notice. There can be no assurance that a market for the Exchange Bonds will develop or as to the ability of holders of the Exchange Bonds to sell their Exchange Bonds or the price at which such holders would be able to sell their Exchange Bonds. If a market for the Exchange Bonds does not develop, purchasers may be unable to resell the Exchange Bonds for an extended period of time, if at all. Consequently, a purchaser may not be able to liquidate the investment readily, and the Exchange Bonds may not be readily accepted as collateral for loans. If a market for the Exchange Bonds were to develop, the Exchange Bonds could trade at prices that may be lower than the initial market values or at a discount from their face amount depending on many factors, including prevailing interest rates, the markets for similar securities, and the financial performance of the Company and its subsidiaries. The liquidity of, and trading market for, the Exchange Bonds also may be adversely affected by general declines in the market for similar securities and other factors that are independent of the financial performance of, and prospects for, the Company.

           THE COMPANY, THE ISSUER AND PANDA INTERNATIONAL

General

      The Company is an indirect wholly-owned Delaware subsidiary of Panda International, an independent power company that is engaged principally in the development, acquisition, ownership and operation of electric power generation facilities, both in the United States and internationally. Panda International also owns a subsidiary engaged in oil and gas exploration and development. The Issuer is a wholly-owned Delaware subsidiary of the Company organized for the sole purpose of issuing the Existing Bonds and any additional series of Bonds. The Issuer and the Company were recently formed by Panda International as vehicles for financing future project development, including the making of equity and debt investments in electric power generation projects. Subject to the terms of the Additional Projects Contract, Panda International intends to transfer, to the Project Portfolio, Projects developed and to be developed by Panda International, at the point in time when such Projects have reached Financial Closing or achieved Commercial Operations, thereby reducing development risk to the Company. See "Additional Projects Contract" below.

      Panda International's principal business strategy is to use its experience in developing, constructing, financing and managing electric power generation facilities to provide low cost electricity and electric generating capacity. Panda International will seek to expand its presence in the electric power industry by implementing this strategy in the United States and certain other countries. Upon commencement of commercial operations of the Panda-Brandywine Facility, Panda International will have placed into commercial operations facilities with electric generating capacity of approximately 410 MW. In addition, Panda International has executed power purchase agreements or entered into other development arrangements relating to four potential Projects with a combined electric generating capacity of approximately 750 MW. See "Description of the Projects -- Other Projects under Development by Panda International." Panda International is continually engaged in the evaluation of various opportunities for the development and acquisition of additional electric power generation facilities, both in the United States and internationally. See "Risk Factors -- Project Risks," "-- Risks Relating to Future Non-U.S. Projects" and "Business -- General."

     With 43 full time employees, Panda International has assembled a team of professionals with expertise in business development, marketing, engineering, design, construction management, fuel supply, transportation and exploration, equipment procurement, utility practices, contract management, regulatory policy and procedures, environmental matters, law and finance and accounting. Panda International believes that this team's scope of expertise allows Panda International to compete effectively for cogeneration and private power development opportunities.

       Panda International was formed as part of a corporate reorganization that took place in October 1995 in which all of the capital stock of PEC was exchanged for shares of Panda International, with the result that PEC became a wholly-owned subsidiary of Panda International. PEC was organized in 1982 by Robert and Janice Carter, who are the Chairman of the Board, President and Chief Executive Officer, and the Executive Vice President, Treasurer and Secretary, respectively, of Panda International, PEC, the Company and the Issuer. See "Management."

Company Structure

     Panda International is the parent company of PEC and through PEC and its subsidiaries holds controlling interests in U.S. and non-U.S. entities that hold interests in Projects under development. Panda International generally holds its interests in Projects that are being developed outside of the United States through entities organized in tax favorable jurisdictions (such as the Cayman Islands), which in turn hold interests in entities organized in the country where Panda International's Projects will be located (e.g., China and Nepal). Panda International's U.S. Projects are generally held in limited partnerships, with general and limited partners organized as Delaware subsidiaries of PEC.

     There are currently two PIC Entities, one organized as a wholly-owned Delaware subsidiary of the Company (a PIC U.S. Entity) and the other as a wholly-owned Cayman Islands subsidiary of the Company (a PIC International Entity). Under the terms of the Indenture, PIC Entities, with certain exceptions, cannot incur debt, become liable in connection with guaranties or enter into Project Agreements, and are subject to certain other restrictions, all for the purpose of assuring that the PIC Entities' primary purpose is to hold Project
Entities and receive, and distribute to the Company, distributions from Project Entities. Other PIC Entities may be established in the future, and each will be directly wholly owned by the Company.
Project Entities, on the other hand, are those entities that are owned by PIC Entities and directly or indirectly own Projects or are obligated under Project Agreements. Under the term of the Indenture, Project Entities are permitted to incur Project Debt, become liable in connection with guaranties created, required or expressly permitted to exist under Project Agreements and enter into and amend Project Agreements, in each case subject to certain restrictions.

     The PIC U.S. Entity, which is organized as described above, owns the Project Entities that are the general and limited partners of the Panda-Rosemary Partnership and the Panda-Brandywine Partnership and a related distilled water subsidiary (which acts as the QF steam host for the Panda-Brandywine Facility). The Company expects that Project Entities owning future U.S. Projects, if any, will generally be transferred to and held by a PIC U.S. Entity in a manner similar to the ownership structure of the Panda-Rosemary Project and the Panda-Brandywine Project described above. In the future, if Project
Entities owning a Non-U.S. Project are to be transferred to the Project Portfolio pursuant to the Additional Projects Contract, Panda International, PEC or their affiliates will transfer them to the PIC International Entity organized as stated above or to another PIC International Entity (unless U.S. tax deferral arrangements are not being sought). Such transfers will generally be made by a transfer to a PIC International Entity of the capital stock of the off-shore Project Entities that hold the in-country Project Entities. Methods of transfer may, however, vary depending upon, among other considerations, U.S. and foreign tax treatment and Project-level restrictions.

      The following diagram shows the ownership structure of Panda International and certain of its subsidiaries as of the date of this Prospectus.









           [diagram of ownership structure of Panda International]























(1) Pursuant to the Additional Projects Contract, interests in Projects developed by Panda International and its affiliates will be available for transfer to the Project Portfolio only if Financial Closing is reached or Commercial Operations is achieved and if certain other conditions contained in the Additional Projects Contract are satisfied. See "Risk Factors -- Project Risks," "-- Risks Relating to Non-U.S. Projects" and "The Additional Projects Contract" below.

(2)  In  the  case  of  other U.S. Project Entities  and  non-U.S.
     Project Entities, the percentage ownership interest of Panda International is expected to vary depending on the Project in question.

(3)  NNW,   Inc.   holds  a  cash  flow  participation   in   the
     distributions from the Panda-Rosemary Partnership, (which the Company believes is 0.433% and would increase to 1.732% after 2008 based on projected distributions, but which percentages are the subject of dispute). See "Description of the Projects -- The Panda-Rosemary Facility -- Cash Flow Participation" and "Legal Proceedings -- NNW, Inc. Proceeding."

       There were 11,397,879 shares of Common Stock of Panda International outstanding at September 30, 1996. Of this amount, 4,418,957 shares (38.8%) are owned by Robert and Janice Carter and members of their family and family trusts. See "Management." W.M. Huffman and members of his family and family trusts and a family partnership own 2,134,443 of the outstanding shares (18.7%). Other directors, officers and employees of Panda International own less than 1% of the outstanding shares of Common Stock. At September 30, 1996: (i) there were outstanding options to acquire 1,219,000 shares of Common Stock of Panda International (options for 1,043,000 shares being fully vested and for 176,000 shares vesting over a six-year period) held by directors, officers and employees of Panda International, and of this amount options for 250,000 shares are held by Robert Carter and options for 25,000 shares are held by W.M. Huffman; (ii) Trust Company of the West held warrants to purchase 1,004,000 shares of Common Stock of Panda International; and (iii) NNW, Inc. held rights to acquire up to approximately 163,500 shares of Common Stock of Panda International. See "Description of the Projects -- The Panda-Rosemary Facility -- Cash Flow Participation."

Executive Offices

      The principal executive offices of the Issuer, the Company, PEC and Panda International are located at 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244. The telephone number at such offices is
(972) 980-7159.

The Additional Projects Contract

      Subject to certain conditions, including those set forth below, the Additional Projects Contract will require Panda International and its affiliates to transfer to the Company, or to one or more PIC Entities, each additional Project for which a power purchase agreement is entered into prior to the fifth anniversary of the Issue Date and which has reached Financial Closing or achieved Commercial Operations prior to the 10th anniversary of the Issue Date. Panda International and its affiliates will be required to transfer a Project to the Project Portfolio only if the principal amount of additional series of Bonds that can be issued after giving effect to the inclusion of the Project in the Project Portfolio equals or exceeds the amount of "Anticipated Additional Debt." A Project will not be transferred if: (i) the Project has not reached Financial Closing or achieved Commercial Operations; (ii) Panda International does not own a controlling interest in the Project; (iii) the transfer would be prohibited under any Project-level financing, power purchase or related agreement; or (iv) after giving effect to the issuance of the additional series of Bonds in connection with the inclusion of the Project in the Project Portfolio (a) the rating of the Bonds is not Reaffirmed by at least one rating agency at a rating equal to or higher than that in effect immediately prior to the issuance of such additional series or (b) the projected Company Debt Service Coverage Ratio or the projected Consolidated Debt Service Coverage Ratio (if then applicable) would be less than 1.7:1 or 1.25:1, respectively, for any Future Ratio Determination Period. The Additional Projects Contract requires Panda International to use commercially reasonable efforts to cause each Project to meet the conditions for transfer to the Project Portfolio as of the date a Project reaches Financial Closing or achieves Commercial Operations, whichever occurs first, or within a 90-day period thereafter. If, however, the conditions for such a transfer cannot be satisfied using commercially reasonable efforts, Panda International will have no further obligation to the Company in respect of such Project and may retain such Project or sell it to third parties.

      The Additional Projects Contract provides that in the case of a Project being developed in phases, Panda International will use all commercially reasonable efforts to separate the ownership of the phases so that each phase will be owned and developed by a different project entity. In that case, when each phase reaches Financial Closing or achieves Commercial Operations, it will be required to be transferred to a PIC Entity if it meets the other conditions for transfer described above. If the ownership of a Project that is being developed in phases cannot be separated into different ownership arrangements for each phase, then the Project will not be required to be transferred to a PIC Entity until all phases have reached Financial Closing or achieved Commercial Operations if the conditions for transfer are satisfied at that time. If Panda International determines to discontinue development of a subsequent phase of a Project, the earlier phase or phases of such Project shall be required to be transferred to a PIC Entity once they have reached Financial Closing or achieved Commercial Operations if the other conditions for transfer are satisfied.

      "Anticipated Additional Debt," as used in the Additional Projects Contract, means the original principal amount of an additional series of Bonds proposed to be issued by the Issuer which is equal to the largest principal amount of such series that will provide a projected Company Debt Service Coverage Ratio and a projected Consolidated Debt Service Coverage Ratio (if then applicable) of at least 1.7:1 and 1.25:1, respectively, for each Future Ratio Determination Period, as confirmed by the Consolidating Engineer, assuming, in respect of the additional series of Bonds proposed to be issued: (i) a maximum maturity and average life generally available in the marketplace for debt of a similar nature and (ii) a coupon rate then prevailing in the market for debt of a similar nature, and taking into account (a) in the case of the Company Debt Service Coverage Ratio, Cash Available for Distribution from the Project Portfolio and (b) in the case of the Consolidated Debt Service Coverage Ratio, Cash Available from Operations (net of any reserve requirements at both the Project debt and the Company debt levels) from the Project Portfolio (giving effect, in each case, to transfer to the Project Portfolio of any Project in respect of which such additional series of Bonds is proposed to be issued); in making this analysis, the Consolidating Engineer is required to use generally accepted financial analysis methods and generally follow the methods used to calculate the amount of the offering of the Old Bonds, including the methods used in the Consolidated Pro Forma Report.

      The Company believes that Panda International will continue to actively develop Projects; however, Panda International is under no obligation to do so, or to use any proceeds from the Prior Offering or future distributions from the Company to fund such development. In addition, there can be no assurance that the Projects currently under development by Panda International will reach Financial Closing or achieve Commercial Operations or will meet the other conditions for transfer to the Project Portfolio pursuant to the Additional Projects Contract. See "Risk Factors -- Financial Risks," "-- Project Risks," "-- Risks Relating to Future Non-U.S. Projects" and "-- No Restrictions on Panda International's Business."

                           USE OF PROCEEDS

      There will be no cash proceeds to the Issuer or the Company resulting from the Exchange Offer.

      The proceeds from the sale of the Old Bonds was loaned to the Company and is evidenced by the Initial Company Note. The net proceeds of such loan of approximately $103.4 million (after deducting underwriter discounts and commissions) was and will be used by the Company for the following purposes: (i) to fund the Capitalized Interest Fund in the amount of $9.8 million; (ii) to fund the Debt Service Reserve Fund in the amount of approximately $6.4 million; (iii) to fund the Company Expense Fund in the amount of approximately $300,000; (iv) to pay transaction expenses incurred in connection with the Prior Offering, estimated at approximately $900,000; (v) to fund in the amount of approximately $25.1 million a portion of the redemption by the Panda-Rosemary Partnership of the limited partner interest therein held by Ford Credit and (vi) to distribute approximately $60.9 million to Panda International, of which approximately $26.4 million was used to prepay senior indebtedness held by Trust Company of the West, and the balance of which Panda International intends to use for the development of Projects and for general corporate purposes.

                           CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1996, and as adjusted to give pro forma effect to (i) the issuance of the Existing Bonds (ii) the issuance of $111.4 million in aggregate principal amount of the Rosemary Bonds offered and sold concurrently with the Old Bonds, (iii) the application of the estimated net proceeds (after deducting underwriter discounts and commissions) from the Prior Offering as described in "Use of Proceeds" and (iv) the application of the estimated net proceeds from the Rosemary Offering to refinance outstanding debt of the Panda-Rosemary Partnership.

                                                      June 30, 1996
                                                   Actual As adjusted
                                                     (in thousands)
Short-term debt
     Bonds due 2012                               $    --     $   216
     Current portion of term loan                      900         --
     Current portion of long-term
       non-recourse project financing                8,200      4,049
                                                  --------    -------
          Total short-term debt                      9,100      4,265
                                                  --------    -------
Long-term debt
     Bonds due 2012                                    --    105,309
     Term loan, less current portion               18,197         --
     Long-term non-recourse project financing,
        less current portion                      256,147     281,699
                                                 --------    --------
          Total long-term debt                    274,344     387,008
                                                 --------    --------

Minority Interest                                  37,614         ---  (1)
Shareholders' deficit
     Combined equity                                    2           2
     Accumulated deficit                          (16,764)    (40,432) (2)
                                                  --------    --------
          Total shareholders' deficit             (16,762)    (40,430)
                                                  --------    --------
          Total Capitalization                    $304,296    $350,843
                                                  ========    ========


Notes (in thousands):

(1) The adjustment to minority interest reflects the use of proceeds of the Prior Offering and the Rosemary Offering to redeem Ford Credit's limited partnership interest in the Panda-Rosemary Partnership.

(2) The adjustment to accumulated deficit reflects (i) the write-off of debt issue costs of $3,709, (ii) the loss of $6,749 from the early extinguishment of existing TCW indebtedness and (iii) the loss of $13,210 from the early extinguishment of the Panda-Rosemary Partnership's project indebtedness.

             UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

      The following unaudited pro forma combined financial data are derived from the historical combined financial statements of the Company set forth elsewhere herein. The unaudited pro forma combined financial data give effect to (i) the issuance of $111.4 million in aggregate principal amount of the Rosemary Bonds and the application of the net proceeds thereof to refinance the Panda-Rosemary Partnership's Project debt, (ii) the release of certain reserves and escrow deposits related to the Panda-Rosemary Partnership's Project debt, (iii) the recording of the estimated transaction costs and (iv) the write-off of debt issue costs and the loss from the early extinguishment of such debt. In addition, the unaudited pro forma combined financial data give effect to (i) the Prior Offering and the application of the net proceeds (after deducting underwriting discounts and commissions) thereof to (a) fund the Debt Service Reserve Fund, the Capitalized Interest Fund and the Company Expense Fund, (b) the redemption of Ford Credit's limited partner interest in the Panda-Rosemary Partnership and (c) to make a distribution to the Company's parent, (ii) the recording of estimated transaction costs relating to the Prior Offering and (iii) the write-off of debt issue costs and the loss from the early extinguishment of debt. As a result of the redemption of Ford Credit's limited partner interest, the Company owns 100% of the Panda-Rosemary Partnership and accordingly, the redemption was accounted for using the purchase method of accounting. The excess of minority interest over the amount paid to Ford Credit was allocated to plant and equipment.

      The unaudited pro forma combined balance sheet reflects the above adjustments as if such transactions had occurred at June 30, 1996 and the unaudited pro forma combined statement of operations reflect such adjustments as if such transactions had occurred as of the beginning of the period. The unaudited pro forma combined financial data should be read in conjunction with the notes thereto and the historical combined financial statements of the Company, and the notes thereto, included elsewhere herein.

      The unaudited pro forma combined financial data do not purport to be indicative of the financial position or results of operations which would actually have occurred if the transactions described had occurred as presented in such statements or which may be obtained in the future.

                          PANDA INTERFUNDING
        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                For the Six Months Ended June 30, 1996
                            (in thousands)

                                                   Rosemary     Prior       Pro
                                      Historical   Offering    Offering     Forma
Revenue:
Electric capacity and energy sales       $14,559   $     --   $    --     $14,559
Steam and chilled water sales                263         --        --         263
Interest income                              387         --        --         387
                                         -------   --------   -------     -------
    Total  revenue                        15,209         --        --      15,209

Expenses:
Operating expenses                         5,061        --         --       5,061
Development and administrative expenses    1,193        --         --       1,193
Interest expense                           6,370       (12)(A)  4,584(H)   10,942
Depreciation                               2,106        --        (88)(J)   2,018
Amortization - Debt issue costs              282      (164)(B)     52(I)      170
Amortization - Partnership formation
   costs                                     267        --         --         267
                                         -------   -------     ------     -------
     Total expenses                       15,279      (176)     4,548      19,651

Income (loss) before minority interest       (70)      176     (4,548)     (4,442)
Minority interest                         (1,906)       --      1,906(J)      --
                                        ---------  -------    -------    --------
Net loss from continuing operations     $ (1,976)  $   176    $(2,642)    $(4,442)
                                        ========   =======    =======     =======


                         PANDA INTERFUNDING
        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                For the Year Ended December 31, 1995
                           (in thousands)

                                                  Rosemary      Prior        Pro
                                      Historical  Offering     Offering     Forma
Revenue:
Electric capacity and energy sales     $ 29,859   $    --          --     $29,859
Steam and chilled water sales               473        --          --         473
Interest income                             895        --          --         895
                                       --------   -------     -------     -------
     Total  revenue                      31,227        --          --      31,227
                                       --------   -------     -------     -------
Expenses:
Operating expenses                        9,348        --          --       9,348
Development and administrative
  expenses                                1,821        --          --       1,821
Interest expense                         11,716      (611)(A)  10,770(H)   21,875
Depreciation                              4,210        --        (177)(J)   4,033
Amortization - Debt issue costs             554      (346)(B)     104(I)      312
Amortization - Partnership formation
  costs                                     533        --          --         533
                                       --------   -------     -------     -------
     Total expenses                      28,182      (957)     10,697      37,922

Income (loss) before minority interest    3,045       957     (10,697)     (6,695)
Minority  interest                       (5,048)       --       5,048(J)       --
                                       --------   -------    --------    --------
Net loss from continuing operations    $ (2,003)  $   957    $ (5,649)   $ (6,695)
                                       ========   =======    ========    ======

   See accompanying notes to unaudited pro forma combined financial statements

                                                 PANDA INTERFUNDING
                                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                    June 30, 1996
                                                   (in thousands)

                                                       ASSETS

                                                Rosemary    Prior         Pro
                                    Historical  Offering   Offering      Forma

Cash and cash equivalents           $  1,904  $     --    $    --       $  1,904
Restricted cash -- current             6,389   (6,389)(C)     300(K)         300
Accounts receivable                    4,825        --          --         4,825
Fuel oil, spare parts and supplies     3,078        --          --         3,078
Other current assets                      44        --          --            44
                                    --------    ------     -------       --------
     Total current assets             16,240    (6,389)       300         10,151

Electric generating facility         276,152        --      (2,914)(J)   273,238
Furniture, fixtures and equipment         29        --          --            29
Less: accumulated depreciation       (23,114)       --          --       (23,114)
                                    --------    ------     -------       -------
     Total plant and equipment, net  253,067        --      (2,914)      250,153

Receivable from parent                30,568        --      32,441(O)     63,009
Reserves and escrow deposits          10,265     4,014(D)   16,248(K)     30,527
Debt issue costs                       4,431        22(E)    2,269(L)      6,722
Partnership formation costs              266        --          --           266
                                    --------   -------    --------      --------
    Total assets                    $314,837  $ (2,353)   $ 48,344      $360,828
                                    ========  ========    ========      ========


                       LIABILITIES AND DEFICIT

Accounts payable -- construction    $ 4,977   $     --    $     --      $  4,977
Accounts payable -- trade             2,600         --          --         2,600
Accrued interest                      2,964         --        (556)(M)     2,408
Current portion of long-term debt     9,100     (4,151)(F)    (684)(M)     4,265
                                    -------   --------     -------      --------
     Total current liabilities       19,641     (4,151)     (1,240)       14,250

Long-term debt, less current
   portion                          274,344     25,551 (F)  87,113 (M)   387,008
Minority interest                    37,614     (7,565)(J) (30,049)(J)        --
                                   --------    -------    --------      --------
    Total liabilities               331,599     13,835      55,824       401,258

Combined equity                           2         --          --             2
Accumulated deficit                 (16,764)   (16,188)(G)  (7,480)(N)   (40,432)
                                   --------    -------     -------      --------
    Total deficit                   (16,762)   (16,188)     (7,480)      (40,430)
                                   --------    -------     -------      --------
    Total liabilities and deficit  $314,837    $(2,353)    $48,344      $360,828
                                   ========    =======     =======      ========









  See accompanying notes to unaudited pro forma combined financial statements.




                         PANDA INTERFUNDING

     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                           (in thousands)

(A) The adjustment represents the change in interest expense associated with (i) the inclusion of interest related to the Rosemary Bonds at an interest rate of 8-5/8% and (ii) the elimination of the Panda-Rosemary Partnership's project debt which was refinanced with the Rosemary Bonds.

(B)   The adjustment represents the change in amortization of  debt issue costs associated with (i) the inclusion of $3,000 in estimated amortization of debt issue costs related to the Rosemary Offering, at an amortization period of 20 years and (ii) the elimination of amortization of debt issue costs related to the project debt of the Panda-Rosemary Partnership which was refinanced with the Rosemary Bonds.

(C) The adjustment represents the release of the revenue account previously restricted by the Panda-Rosemary Partnership's project debt which was refinanced with the Rosemary Bonds and the distribution to the partners from proceeds of the Rosemary Offering.

(D)   The adjustment represents the change in certain reserves  and
      escrow   deposits  required  by  the  Panda-Rosemary  Partnership's
      project   debt,   as  compared  to  those  certain  reserve   funds
      established under the Rosemary Indenture.

(E) The adjustment represents the increase in debt issue costs estimated at $3,000 related to the Rosemary Offering and the write-
      off   of   $2,978  of  debt  issue  costs  related  to  the   early
      extinguishment of the Panda-Rosemary Partnership's project debt.

(F) These adjustments represent the net proceeds from the issuance of the Rosemary Bonds less the refinancing of the Panda-Rosemary Partnership's project debt, including the change to the current portion of long-term debt.

(G) The adjustment represents the write-off of debt issue costs of $2,978 and losses of $13,210 from the early extinguishment of the Panda-Rosemary Partnership's project debt.

(H) The adjustment represents the change in interest expense associated with (i) the inclusion of interest related to the Prior Offering at an interest rate of 11-5/8% and (ii) the elimination of interest resulting from the repayment of the TCW indebtedness.

(I) The adjustment represents the change in amortization of debt issue costs associated with (i) the inclusion of the estimated amortization of debt issue costs of $3,000 related to the Prior
      Offering at an amortization period of 16 years and (ii) the elimination of amortization of debt issue costs resulting from the repayment of the TCW indebtedness.

(J) These adjustments represent the removal of minority interest resulting from the redemption of Ford Credit's limited partner interest in the Panda-Rosemary Partnership using $30,049 from the proceeds of the Prior Offering and $7,565 from the proceeds of the Rosemary Offering. The redemption was accounted for using the purchase method of accounting and the total purchase price was $34,700. The excess of minority interest over the purchase price was allocated to electric generating facility, plant and equipment. Depreciation is recorded on a straight line basis and assumes a remaining useful life of 20 years.

(K) The adjustment represents the cash escrowed to fund the Debt Service Reserve Fund of $6,414, the Capitalized Interest Fund of $9,834 and the Company Expense Fund of $300.

(L) The adjustment represents the increase in debt issue costs estimated at $3,000 related to the Prior Offering and the write-
      off   of   $731   of  debt  issue  costs  related  to   the   early
      extinguishment of the TCW indebtedness.

(M) These adjustments represent the repayment of the TCW term loan of $19,097 (including the current portion of $900), the accrued interest thereon of $556 and the issuance of the Existing Bonds.

(N) The adjustment represents the write-off of debt issue costs of $731 and the loss of $6,749 from the early extinguishment of the TCW indebtedness.

(O)   The   adjustment   represents  a   distribution   to   Panda
      International which it may (but is under no obligation to) use for general corporate purposes, including for development of projects.

                  SELECTED COMBINED FINANCIAL DATA
                    (in thousands, except ratios)

      Presented below is selected combined financial data for the Company as of and for each of the years in the five-year period ended December 31, 1995 and as of and for the six months ended June 30, 1995 and 1996, which have been derived from the Company's combined financial statements. The selected combined financial data should be read in conjunction with the information contained under the captions "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements of the Company, including the notes thereto, included elsewhere herein.

                                                                                                  Six Months Ended
                                              Year Ended December 31,                       June 30,
                                         1991     1992      1993      1994      1995     1995      1996
Revenue:
Electric capacity and energy sales    $31,396   $29,537   $29,856   $30,664   $29,859   $15,434   $14,559
Steam and chilled water sales             409       624       618       650       473       257       263
Interest income                           797       562       365       603       895       435       387
                                      -------   -------   -------   -------   -------   -------   -------
    Total revenue                      32,602    30,723    30,839    31,917    31,227    16,126    15,209

Expenses:
Operating expenses                      7,795     7,534     7,676     8,940     9,348     4,578     5,061
Development and administrative
   expenses                             1,196     1,608     2,278     1,376     1,821       891     1,193
Interest expense                       15,414    11,478    11,066    11,018    11,716     5,669     6,370
Depreciation                            4,131     4,177     4,282     4,208     4,210     2,104     2,106
Amortization -- Debt issue costs          493       436       502       600       554       273       282
Amortization -- Partnership
   formation costs                         --       533       533       533       533       266       267
                                      -------   -------   -------   -------   -------   -------   -------
    Total expenses                     29,029    25,766    26,337    26,675    28,182    13,781    15,279
                                      -------   -------   -------   -------   -------   -------   -------
Income before taxes and
   minority interest                    3,573     4,957     4,502     5,242     3,045     2,345       (70)
Minority interest                         --     (5,249)   (5,474)   (5,700)   (5,048)   (2,995)   (1,906)
Provision for income taxes              1,930        --        --        --        --        --        --
                                      -------   -------   -------   -------   -------   -------   -------
Income (loss) before extraordinary
   items                                1,643      (292)     (972)     (458)   (2,003)     (650)   (1,976)
Extraordinary loss, net(1)             (6,640)       --        --        --        --        --        --
                                     --------   -------   -------   -------   --------  -------  --------
Net loss                             $ (4,997)  $  (292)  $  (972)  $  (458)  $ (2,003) $  (650) $ (1,976)
                                     ========   =======   =======   =======   ========  =======  ========
Other Data:
Ratio of earnings to fixed
 charges(2)                             1.22       1.42     1.39      1.36         (2)    1.13      (2)

                                    -------------------- December 31,-----------------  ---- June 30,-----
                                        1991      1992      1993      1994       1995      1995      1996
Balance Sheet Data:
Cash and other current  assets       $  5,642  $ 15,167   $ 14,084  $ 15,538  $ 11,333  $ 17,039  $ 16,240
Power plant and equipment (net)        99,125    96,529     93,815    94,893   216,794   158,169   253,067
Reserves and escrow deposits
     and other assets                  24,397    23,122     23,687    31,247    46,988    34,740    45,530
                                     --------  --------   --------  --------  --------  --------   -------
     Total assets                     129,164   134,818    131,586   141,678   275,115   209,948   314,837

Current liabilities                    32,625     9,735     11,252    12,530    18,457    11,864    19,641
Long-term debt                        107,600   103,200     98,454   106,343   234,608   175,195   274,344
Minority Interest                          --    33,346     34,479    35,588    36,836    36,322    37,614
Shareholders' deficit                 (11,061)  (11,463)   (12,599)  (12,783)  (14,786)  (13,433)  (16,762)

     Total liabilities and
       shareholders' deficit         $129,164  $134,818   $131,586  $141,678  $275,115  $209,948  $314,837


              See accompanying notes to combined financial data.

                  NOTES TO COMBINED FINANCIAL DATA
                    (in thousands, except ratios)

(1)  In   1991,  there  was  an  extraordinary  loss  from  early
     extinguishment of debt of $8,435, and an extraordinary gain from utilization of net operating loss carry forwards of $1,795.

(2) For purposes of computing the ratio of earnings to fixed charges, earnings represent income before taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense, capitalized interest and amortization of debt issuance costs. Earnings were insufficient to cover fixed charges in 1995 by $2,748 and for the six months ended June 30, 1996 by $6,295. In 1994 and 1995, and for the six months ended June 30, 1996, fixed charges included capitalized interest of $803, $5,793 and $6,225, respectively, related to the Panda-Brandywine Agreements. This capitalized interest is funded by additional borrowings under the Panda-Brandywine Construction Loan Facility. The ratio of earnings to fixed charges excluding this capitalized interest would be 1.45 and 1.25 in 1994 and 1995, respectively, and earnings were insufficient to cover fixed charges, excluding capitalized interest, by $70 for the six months ended June 30, 1996.








               MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

      The historical and pro forma combined financial statements included in this Prospectus have been prepared on a "carved-out" basis and reflect the financial data of the entities that held interests in the Panda-Rosemary Partnership and the Panda-Brandywine Partnership, or their predecessors, during the periods presented. The Company was not in existence during these historical periods; however, the entities that currently own such partnership interests are wholly-owned subsidiaries of the Company. Thus, references herein to historical and pro forma combined financial data of the Company are for convenience of reference, and it should be understood that all such references are to the historical and pro forma combined information of the entities that held such interests during the periods presented.

     The Company owns indirect equity interests in two electric power generation facilities in the United States, the Panda-Rosemary Facility, which began commercial operations in December 1990, and the Panda-Brandywine Facility which is expected to begin commercial operations in November 1996. The historical operating results of the Company primarily represent the revenue and expenses of the Panda-
Rosemary  Facility.  Certain  development  expenses  for  the  Panda-
Rosemary Facility and the Panda-Brandywine Facility have been included in the operating results of the Company and are discussed below as having arisen from development activities of the Company. However, development expenses in respect of Projects which may be transferred to the Project Portfolio in the future will not be included in the results of operations of the Company because future development activities will be undertaken by Panda International and its affiliates. Such Projects, if any, will be transferred to the Project Portfolio only upon reaching Financial Closing or achieving Commercial Operations and meeting the other conditions for transfer to the Project Portfolio pursuant to the Additional Projects Contract.

     See "Description of the Projects," "Regulation" and "Description of the Project Debt" for a description of the Panda-Rosemary Facility and the Panda-Brandywine Facility, including various contracts, regulatory matters and financing arrangements relating thereto.

Results of Operations

  First Half 1996 compared to 1995

      The Company recorded a net loss before taxes and minority interest of $70,000 in the first half of 1996 on revenues of $15,209,000 compared to net income before taxes and minority interest of $2,345,000 on revenues of $16,126,000 during the same period in 1995. This 6% decrease in revenues was primarily a result of the decrease in dispatch hours at the Panda-Rosemary Facility. During the first half of 1996, the Panda-Rosemary Facility was dispatched 231 hours as compared to 741 hours in 1995, resulting in a decrease in recorded energy revenues of $875,000. Operating expenses, which included fuel cost, operation and maintenance expense, insurance and property taxes related to the Panda-Rosemary Facility, increased from $4,578,000 in the first half of 1995 to $5,061,000 during the same period in 1996, primarily due to additional scheduled maintenance costs incurred at the end of March 1996 and the fuel cost increases relating to the operation of the auxiliary boiler as a result of higher winter gas prices. In addition, recorded administrative expenses increased from $891,000 in the first half of 1995 to
$1,193,000 in the first half of 1996 as a result of additional consulting projects performed on behalf of the Panda-Rosemary Partnership.

      Interest expense increased from $5,669,000 in the first half of 1995 to $6,370,000 in the first half of 1996 as a result of the increase in outstanding indebtedness under the Trust Company of the West loan which was partially offset by the scheduled reduction in outstanding indebtedness of the Rosemary Bonds.

      In  September  1996, a transformer in one unit  of  the  Panda-
Rosemary Facility sustained damage caused by a hurricane. A temporary transformer has been installed pending repair of the damaged transformer which is expected to occur within six months. The Company believes that such event will not have a material adverse effect on the financial condition or results of operation of the Panda-Rosemary Partnership.

  1995 compared to 1994

      The Company recorded income before taxes and minority interest of $3,045,000 on revenues of $31,227,000 in 1995 compared to $5,242,000 on revenues of $31,917,000 in 1994. The decrease in revenues was primarily the result of a scheduled contractual decrease in capacity payments of $1,529,000, which was partially offset by additional income generated due to an increase in the number of hours the Panda-Rosemary Facility was dispatched by VEPCO and an increase in interest income. The Panda-Rosemary Facility was dispatched 2,224 hours in 1995 versus 764 hours in 1994, due primarily to forced outages at two VEPCO generating plants that are not likely to be repeated. For approximately 1,200 of the dispatch hours in 1995, the Panda-Rosemary Facility used natural gas provided directly by VEPCO under a special fueling arrangement provided for in the Rosemary Power Purchase Agreement. The Panda-Rosemary Facility's margin on energy sales is lower when VEPCO supplies natural gas for the Panda-Rosemary Facility than when the Panda-Rosemary Facility is dispatched under normal energy pricing terms. However, overall margins at the Panda-Rosemary Facility are increased in such circumstances (relative to not operating at all) by the ability to provide steam and chilled water to Bibb from the steam turbine offtake, which reduces the operating costs of the auxiliary boilers.

      Operating expenses, which included fuel cost, operations and maintenance expense, insurance and property taxes related to the Panda-Rosemary Facility, were $9,348,000 in 1995 as compared to $8,940,000 in 1994, primarily due to additional maintenance expenses and fuel related costs incurred due to the increase in the number of hours the Panda-Rosemary Facility was dispatched by VEPCO. Project development and administrative expense increased from $1,376,000 in 1994 to $1,821,000 in 1995 primarily due to additional administrative expenses relating to construction of the Panda-Brandywine Facility.

      In 1995, the Company recorded a net loss of $2,003,000 as compared to a net loss of $458,000 in 1994. An allocation of $5,048,000 was made in 1995 for minority interest, a decrease of $652,000 from 1994 as a result of the overall decrease in net income of the Panda-Rosemary Partnership.

  1994 compared to 1993

     The Company's 1994 income before taxes and minority interest was $5,242,000 on revenues of $31,917,000, compared to $4,502,000 on revenues of $30,839,000 in 1993. The increase in revenues was primarily due to increased energy sales in 1994, as compared to 1993, as a result of the Panda-Rosemary Facility being dispatched approximately 764 hours in 1994 compared to 324 hours in 1993. In addition, interest income increased slightly in 1994 as short-term interest rates were higher than 1993 levels.

      Operating expenses, which included fuel cost, operation and maintenance expense, insurance and property taxes related to the Panda-Rosemary Facility, increased to $8,940,000 in 1994 from $7,676,000 in 1993. The increase was primarily a result of increased fuel and maintenance costs related to the increase in the number of hours the Panda-Rosemary Facility was dispatched by VEPCO and a $257,000 increase in tariff rates for firm transportation on the Transco pipeline through which gas is transported to the Panda-Rosemary Facility. The dispatch hours for 1994 were substantially greater than in 1993 due primarily to the second amendment to the Rosemary Power Purchase Agreement entered into in 1993, under which the formula used to calculate the energy purchase price was amended to more closely match the fuel and variable operation and maintenance costs of the Panda-Rosemary Facility. The amendment to the formula resulted in lower energy margins in the spring, summer and fall periods, when the Panda-Rosemary Facility primarily runs on natural gas, and better cost recovery during the winter period when it runs primarily on fuel oil. The reduction in the energy margin during the summer months, when most of the dispatch hours were incurred, caused the increase in run hours to have little overall impact on net income.

      The Company recorded a net loss of $458,000 in 1994 as compared to a net loss of $972,000 in 1993. The allocation for minority interest was $5,700,000, an increase of $226,000 from 1993 as the Panda-Rosemary Partnership's net income increased slightly.

Liquidity and Capital Resources

      To date, the Company has obtained cash from operations of the Panda-Rosemary Facility, borrowings under non-recourse project debt of the Panda-Rosemary Partnership and the Panda-Brandywine Partnership, an equity contribution by Ford Credit (a former minority interest partner in the Panda-Rosemary Partnership) and senior indebtedness issued to Trust Company of the West. The Company utilized this cash to fund operations of the Panda-Rosemary Facility, fund development and construction of the Panda-Brandywine Facility, service its debt obligations, make distributions to its parent to fund project development efforts, provide equity distributions to Ford Credit and for general and administrative expenses.

      The principal future cash requirements of the Company will be the payment of its obligations under the Company Notes, thus enabling the Issuer to satisfy its obligations under the Existing Bonds. Semi-annual principal and interest payments on the Company Notes are expected to total $7.0 million on February 20, 1997 and $6.1 million on each of August 20 and February 20 through February 20, 1999, after which time scheduled payments will increase as more significant principal amortization begins.

      Because substantially all of the Company's operations are conducted through its Project subsidiaries, the Company should have no operating or administrative expenses other than those to be paid out of the Company Expense Fund established under the Indenture, which the Company will be required to fund annually. The Company Expense Fund has initially been established to be $300,000 per annum.

      The Company will rely almost exclusively on distributions from its Project subsidiaries to meet its cash requirements. The Project subsidiaries' ability to make such distributions will depend upon the financial performance of the Projects in the Project Portfolio and will be subject to a number of limitations on distributions contained in the Project-level debt agreements. See "Risk Factors -- Dependence on Distributions from Project Subsidiaries" and "Description of Project Debt." The Company believes that it will have sufficient liquidity from the cash flows available for distribution from the Panda-Rosemary Partnership and the Panda-Brandywine Partnership, together with the amounts held in the Capitalized Interest Fund, to satisfy all obligations under the Company Notes, thus enabling the Issuer meet its obligations under the Existing Bonds. However, there can be no assurance that any one or more of the following factors, or those described under "Risk Factors," will not adversely affect the cash flows available for distribution.

      The Panda-Rosemary Partnership is, and the Panda-Brandywine Partnership will be, dependent on capacity payments under their respective power purchase agreements to meet their fixed obligations, including the payment of Project-level debt service and distributions to their partners, including the Company's Project subsidiaries. Capacity payments can be adversely affected by a major equipment failure, resulting in a facility being unavailable for dispatch for an extended period of time. Capacity payments can also be subject to reduction pursuant to regulatory disallowance and, under contractual provisions, as a result of events outside the Company's control. See "Risk Factors -- Project Risks -- Operating Risks" and "-- Project Risks -- Adjustments to Fixed Payments."

      Each of the electric energy purchasers under the power purchase agreements for the Panda-Rosemary Facility and the Panda-Brandywine Facility has a contractual right to schedule such facility for dispatch largely at such purchaser's discretion. Thus, revenues from energy payments will vary depending on the hours these facilities are dispatched by such purchasers. See "Risk Factors -- Project Risks -- Dispatchability Risk." In addition, the sustained failure of a fuel supplier to deliver natural gas at the specified contract price could have a material adverse effect on the operating results of the affected facility. See "Risk Factors -- Project Risks -- Interruptible Gas Supply and Transportation Risks."

New Accounting Pronouncements

      In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS 121). SFAS 121 is effective for financial statements for fiscal years beginning after December 15, 1995 and requires the write-down to market value of certain long-lived assets. The Company adopted SFAS 121 in 1996 and such adoption did not have a material impact on its financial position or results of operations.

Impact of Inflation

     Inflationary increases in the Company's costs, primarily project development costs, energy costs, and capital costs, may be offset by increases in revenue as provided in the various power purchase agreements, although competition may limit the Company's ability to fully recover all such increases. The Company attempts, where possible, to obtain provisions in its power purchase agreements whereby certain revenue components, such as energy and operations and maintenance, may be adjusted with inflationary increases. In management's view, inflation will not have a material effect on the Company's financial position over the long-term.

                         THE EXCHANGE OFFER

Purpose and Effects of the Exchange Offer

      The Old Bonds were issued and sold by the Issuer on July 31, 1996 to the Initial Purchaser pursuant to the Purchase Agreement.
The Initial Purchaser subsequently placed the Old Bonds with Qualified Institution Buyers and Institutional Accredited Investors in transactions exempt from the registration requirements of the Securities Act. As a condition of the Purchase Agreement, the
Company, the Issuer and the Initial Purchaser entered into the Registration Rights Agreement, pursuant to which the Company and the Issuer agreed (i) to file with the Commission a registration statement under the Securities Act relating to the Exchange Offer within 90 days after the Issue Date, (ii) to use their best efforts to cause such registration statement to become effective no later than 180 days after the Issue Date and (iii) upon effectiveness of such registration statement to commence the Exchange Offer and offer to the holders of Old Bonds the opportunity to exchange their Old Bonds for a like principal amount of Exchange Bonds. This Registration Statement is intended to satisfy the foregoing obligations of the Company and the Issuer under the Registration Rights Agreement. See "Old Bonds Registration Rights."

      Upon the effectiveness of the Registration Statement and consummation of the Exchange Offer within the aforementioned periods of time, payment of additional interest on the Old Bonds provided for in the Series A Supplemental Indenture will not be required. Following the consummation of the Exchange Offer, any holder of Old
Bonds  (other  than  one not permitted by law or any  policy  of  the
Commission to participate in the Exchange Offer) which has not exchanged its Old Bonds pursuant to the Exchange Offer will not have any further registration rights under the Registration Rights Agreement and its Old Bonds will continue to be subject to certain restrictions on transfer. See "Termination of Certain Rights" and "Transfer Restrictions on Old Bonds" below and "Risk Factors -- Consequences of Failure to Exchange Old Bonds." Accordingly, the liquidity of the market, if any, for any Old Bonds which remain outstanding could be materially adversely affected.

      Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Bonds issued in exchange for Old Bonds pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holders thereof (other than any such holder which is an Affiliate of the Company or the Issuer) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Bonds are acquired in the ordinary course of such holders' business and such holders have no arrangements with any person to participate in the distribution of such Exchange Bonds. To comply with the securities laws of certain jurisdictions, if applicable, the Exchange Bonds may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the conditions thereto have been met. In addition, each broker-dealer that received Exchange Bonds for its own account in exchange for Old Bonds, where such Old Bonds were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. See "Plan of Distribution."

Terms of the Exchange Offer

      The Issuer hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 principal amount of Exchange Bonds for each $1,000 principal amount of outstanding Old Bonds. As of the date of this Prospectus, $105,525,000 principal amount of the Old Bonds is outstanding. The Exchange Bonds will bear interest from the date of their issuance. Interest on the Old Bonds accepted for exchange will accrue thereon to, but not including, the date of issuance of the Exchange Bonds and will be paid together with the first interest payment on the Exchange Bonds issued in exchange therefor.

      The form and terms of the Exchange Bonds will be identical to the form and terms of the Old Bonds, except that (i) the Exchange Bonds will have been registered under the Securities Act, and therefore, will not bear legends restricting their transfer pursuant to the Securities Act, and (ii) the holders of the Exchange Bonds will not be entitled to certain rights of the holders of Old Bonds under the Registration Rights Agreement, which will terminate as to Old Bonds tendered pursuant to the Exchange Offer upon the consummation of the Exchange Offer. Such rights will also terminate as to holders of Old Bonds who are eligible to tender their Old Bonds for exchange in the Exchange Offer but fail to do so. See "Termination of Certain Rights" below and "Old Bonds Registration Rights." The Exchange Bonds will evidence the same debt as the Old Bonds which they replace and will be issued under, and be entitled to the same benefits as the Old Bonds pursuant to, the Indenture. See "Description of the Exchange Bonds."

      The Exchange Offer will expire at 5:00 p.m. New York City time, on _____________, unless extended in the Issuer's sole discretion. Tendered Old Bonds may be withdrawn at any time prior to the Expiration Date. For a description of the Issuer's right to extend the period of time during which the Exchange Offer is open, and to delay, terminate or amend the Exchange Offer, and of tendering holders' withdrawal rights, see "Expiration Date; Extensions; Termination; Amendments" and "Withdrawal of Tenders" below.

     The Issuer shall be deemed to have accepted validly tendered Old Bonds in the Exchange Offer when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Bonds for the purposes of receiving the Exchange Bonds from the Issuer. The
Exchange Bonds will be delivered as soon as practicable after acceptance of the Old Bonds, which is expected to occur on the Expiration Date.

      This Prospectus, together with the Letter of Transmittal and other relevant materials, will be mailed by the Issuer to record holders of Old Bonds and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Old Bonds. Holders of Old Bonds who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Bonds pursuant to the Exchange Offer. The Company and the Issuer will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer.

      Although the Issuer has no plan or intention to do so, it reserves the right in its sole discretion to purchase or make offers for any Old Bonds that remain outstanding subsequent to the Expiration Date, and to the extent permitted by applicable law, purchase Old Bonds in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

      Holders of Old Bonds do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer.

Expiration Date; Extensions; Termination; Amendments

      The Exchange Offer expires on the Expiration Date. The term "Expiration Date" means 5:00 p.m., New York City time, on _______________, 1996, unless the Issuer in its sole discretion extends the period during which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date on which the Exchange Offer, as so extended by the Issuer, expires. The Issuer reserves the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date. The Issuer shall notify the Exchange Agent of any extension by oral or written notice and shall make a public announcement thereof prior to 5:00 p.m., New York City time, on the next Business Day after the previously scheduled Expiration Date. Such announcement may state that the Issuer is extending the Exchange Offer for a specified period or on a daily basis. Without limiting the manner by which the Issuer may choose to make such public announcement thereof, the Issuer currently intends to make such announcements, if any, by issuing a release to the Dow Jones News Service. During any extension of the Exchange
Offer, all Old Bonds previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

      The Issuer reserves the right (i) to extend the Exchange Offer,
(ii) to delay accepting any tendered Old Bonds, (iii) if any of the events set forth below under "Conditions of the Exchange Offer" shall have occurred and shall not have been waived by the Issuer, terminate the Exchange Offer and not accept any Old Bonds, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (iv) to amend at any time, or from time to time, the terms of the Exchange Offer in any manner, whether before or after any tender of the Old Bonds. Any amendment applicable to the Exchange Offer will apply to all Old Bonds tendered in the Exchange Offer, regardless of when or in what order the Old Bonds were tendered. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by public announcement thereof in a manner set forth above. If the Exchange Offer is amended (including by waiver of a condition to the Exchange Offer) in a manner determined by the Issuer to constitute a material change, the Issuer will promptly disclose such amendment in a manner reasonably calculated to inform the holders of Old Bonds of such amendment, and if the Exchange Offer would otherwise expire during such period, the Issuer will extend the Exchange Offer for a period which the Issuer in its discretion deems appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of Old Bonds. All of the conditions to the Exchange Offer set forth below under the caption "Conditions of the Exchange Offer" must be satisfied or waived prior to the consummation of the Exchange Offer. The rights reserved by the Issuer in this paragraph are in addition to the Issuer's rights set forth below under the caption "Conditions of the Exchange Offer."

Conditions of the Exchange Offer

     Notwithstanding any other term of the Exchange Offer, the Issuer shall not be required to accept for exchange, or exchange the Exchange Bonds for, any Old Bonds, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Bonds, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Issuer, may materially impair the ability of the Issuer to proceed with the Exchange Offer in accordance with the terms contained herein and in the Letter of Transmittal or materially impair the contemplated benefits of the Exchange Offer to the Issuer, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries or affiliates;

    (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the sole judgment of the Issuer, may materially impair the ability of the Issuer to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuer;

    (c) any law, statute, rule or regulation is proposed, adopted or enacted, which, in the sole judgment of the Issuer, may materially impair the ability of the Issuer to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuer;

    (d) any governmental approval has not been obtained, which approval the Issuer shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby;

    (e) any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or qualification of the Indenture under the Trust Indenture Act of 1939, as amended; or

    (f) the Trustee shall have objected in any respect to, or taken any action that could, in the sole judgment of the Issuer, adversely affect the consummation of the Exchange Offer, or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Issuer in making the Exchange Offer or the acceptance of Old Bonds in exchange for Exchange Bonds.

      The foregoing conditions to the Exchange Offer are for the sole benefit of the Issuer and may be asserted by the Issuer in its sole discretion regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company or the Issuer) and may be waived by the Issuer, in whole or in part, at any time and from time to time in its sole discretion. All of the foregoing conditions must be satisfied or waived prior to the consummation of the Exchange Offer. The failure by the Issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Issuer concerning the events described in this section or the fulfillment or nonfulfillment of any conditions shall be final and binding upon all persons.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Bonds being tendered.

Procedures for Tendering

      Only a registered holder of the Old Bonds may tender such Old Bonds in the Exchange Offer. To tender in the Exchange Offer, a holder must, prior to the Expiration Date, either (i) complete and sign the Letter of Transmittal (or a facsimile thereof), in accordance with the instructions contained herein and therein, and deliver such Letter of Transmittal, together with any signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth on the back cover page of this Prospectus and the tendered Old Bonds must either be (a) physically delivered to the Exchange Agent or (b) transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date, or
(ii) comply with the guaranteed delivery procedures set forth herein. To be validly tendered, the Old Bonds, together with a properly completed Letter of Transmittal (or facsimile thereof), executed by the holder of record thereof, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date, except as otherwise provided below under the caption "Guaranteed Delivery Procedures."

     The tender by a holder will constitute an agreement between such holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

      THE METHOD OF DELIVERY OF THE OLD BONDS AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF DELIVERY IS TO BE MADE BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR THE OLD BONDS SHOULD BE SENT TO THE ISSUER OR THE COMPANY.

      Any beneficial owner whose Old Bonds are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions from Beneficial Owner" included with the Letter of Transmittal.

      Signatures on a Letter of Transmittal must be guaranteed unless the Old Bonds tendered pursuant thereto are (i) tendered by a registered holder of the Old Bonds who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) tendered for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal are required to be guaranteed, such guarantee must be by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (an "Eligible Institution").

      If the Letter of Transmittal is signed by a person other than the registered holder of any Old Bonds listed therein, such Old Bonds must be endorsed by the registered holder or accompanied by a properly completed bond power or other written instrument of transfer in form satisfactory to the Issuer in its sole discretion, signed by such registered holder as such registered holder's name appears on such Old Bonds.

     If the Letter of Transmittal or any Old Bonds or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

      The Exchange Agent will establish accounts with respect to the Old Bonds at DTC for the purpose of the Exchange Offer, and any financial institution that is a participant in DTC may make book-entry transfer of the Old Bonds by causing DTC to transfer such Old Bonds into the Exchange Agent's account at DTC. Although delivery of Old Bonds may be effected through book-entry transfer in the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at its address set forth on the back cover of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date, except as otherwise provided under the caption "Guaranteed Delivery Procedures" below. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. NOTWITHSTANDING COMPLIANCE WITH BOOK-ENTRY TENDER DELIVERY PROCEDURES, FAILURE TO DELIVER TO THE EXCHANGE AGENT AN EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE MAY RESULT IN THE TENDERED OLD BONDS NOT BEING ACCEPTED FOR EXCHANGE.

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Bonds tendered for exchange will be determined by the Issuer in its sole discretion, whose determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of the Issuer or counsel for the Issuer, be unlawful. The Issuer also reserves the right to waive certain of the conditions to the Exchange Offer or any irregularities or defects in the tender of Old Bonds. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all persons. Unless waived, any irregularities in connection with tenders of Old Bonds must be cured within such time as the Issuer shall determine. Neither the Company, the Issuer, the Exchange Agent nor any other person shall be under any duty to give notifications of defects or irregularities in such tenders or shall incur any liability for failure to give such notification. Tenders of Old Bonds will not be deemed to have been made until any defects with respect to such tenders have been cured or waived.

     By tendering, each registered holder of Old Bonds will represent to the Issuer that, among other things, (i) the Exchange Bonds to be acquired by the holder and any beneficial owner(s) of such Old Bonds ("Beneficial Owner(s)") in connection with the Exchange Offer are being acquired by the holder and such Beneficial Owner(s) in the ordinary course of business of the holder and any Beneficial Owner(s), (ii) the holder (other than a broker-dealer referred to in the last sentence of this paragraph) and each Beneficial Owner are not participating and do not intend to participate in the distribution (within the meaning of the Securities Act) of the Exchange Bonds, (iii) the holder and each Beneficial Owner have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Bonds, (iv) the holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the Exchange Bonds must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Bonds acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed herein under "Resale of Exchange Bonds," below, (v) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iv) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission and (vi) neither the holder nor any Beneficial Owner is an Affiliate of the Company or the Issuer, or if it is an Affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, each broker-dealer that receives Exchange Bonds for its own account in exchange for Old Bonds, where such Old Bonds were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Bonds. See "Plan of Distribution."

      Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of United States federal income tax, the Exchange Agent will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to a holder pursuant to the Exchange Offer if the holder does not provide its taxpayer identification number (social security number or employer identification number, as applicable) and certify that such number is correct. Each tendering holder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Issuer and the Exchange Agent.

Guaranteed Delivery Procedures

     If a holder of Old Bonds desires to tender such Old Bonds and if the Old Bonds are not immediately available, or time will not permit such holder's Old Bonds or any other required documents to reach the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date, a tender for exchange may be effected if:

    (a) the  tender  for exchange is made by or through  an  Eligible
        Institution;

    (b) prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent has received from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Bonds and the principal amount of Old Bonds tendered for exchange, stating that tender is being made thereby and guaranteeing that, within five Business Days after the Expiration Date, the duly executed Letter of Transmittal (or facsimile thereof), properly completed and validly executed, together with the Old Bonds in proper form for transfer (or confirmation of book-entry transfer of such Old Bonds into the Exchange Agent's account with DTC), and any other documents required by the Letter of Transmittal and the instructions thereto, will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Bonds in proper form for transfer (or confirmation of book-entry transfer of such Old Bonds into the Exchange Agent's account with DTC) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five Business Days after the Expiration Date.

      Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Bonds according to the guaranteed delivery procedures set forth above.

Acceptance of Old Bonds for Exchange; Delivery of Exchange Bonds

      Upon the terms and subject to the conditions of the Exchange Offer, the Issuer will accept on the Expiration Date all Old Bonds properly tendered in the Exchange Offer and not withdrawn and will issue the Exchange Bonds as soon as practicable after the acceptance of the Old Bonds. The Exchange Bonds will be issued in fully registered form only. For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted properly tendered Old Bonds when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Bonds for the purposes of receiving the Exchange Bonds from the Issuer and transmitting the Exchange Bonds to each holder exchanging Old Bonds.

      If any tendered Old Bonds are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein, the withdrawal of tendered Old Bonds under circumstances permitting such withdrawal as described herein or otherwise, or if Old Bonds are submitted for a greater principal amount than the holder thereof desires to exchange, any such unaccepted or non-exchanged Old Bonds will be returned, without expense, to the tendering holder thereof (or, in the case of the Old Bonds tendered by book-entry transfer, to an account maintained at
DTC), as soon as practicable after the expiration or termination of the Exchange Offer.

Withdrawal of Tenders

      Tenders of Old Bonds may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable. To withdraw a tender of Old Bonds in the Exchange Offer, a written notice of withdrawal, delivered by hand, mail or facsimile transmission, must (i) be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at the address set forth on the back cover hereof, (ii) specify the name of and be signed by the registered holder of such Old Bonds in the same manner as the applicable Letter of Transmittal (including any required signature guarantees) as set forth above under "Procedures for Tendering," (iii) specify the name of the person identified in the Letter of Transmittal as having tendered the Old Bonds to be withdrawn and (iv) specify the aggregate principal amount represented by such withdrawn Old Bonds. If Old Bonds have been tendered pursuant to the procedures for book-entry transfer as set forth herein, any notice of withdrawal must also specify the name and number of the account at DTC to be credited with the withdrawn Old Bonds. Withdrawals of tenders of Old Bonds may not be rescinded, and any Old Bonds withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer; provided, however, that withdrawn Old Bonds may be re-tendered by again complying with the procedures for tendering Old Bonds described herein at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

       All  questions  as  to  the  validity,  form  and  eligibility
(including time of receipt) of notices of withdrawal will be determined by the Issuer, such determination to be final and binding. None of the Company, the Issuer, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal of Old Bonds or incur any liability for failure to give any such notification.

Lost or Missing Certificates

     If a holder of Old Bonds desires to tender Old Bonds pursuant to the Exchange Offer, but such Old Bonds have been mutilated, lost, stolen or destroyed, such holder should write to or telephone the Trustee, at the address listed below, concerning the procedures for obtaining replacement certificates for such Old Bonds, arranging for indemnification or any other matter that requires handling by the
Trustee:

                        Bankers Trust Company
                           4 Albany Street
                      New York, New York  10006
                     Attention: Mr. Scott Thiel
                      Telephone: (212) 250-8327
                      Facsimile: (212) 250-6392

Termination of Certain Rights

      Holders of Old Bonds have certain rights under the Registration Rights Agreement that will terminate as a result of the consummation of the Exchange Offer. The Exchange Offer shall be deemed to be "consummated" upon the issuance and delivery of Exchange Bonds in exchange for Old Bonds validly tendered and not withdrawn in the Exchange Offer in accordance with the terms of the Registration
Rights Agreement. Such rights will terminate for all holders exchanging Old Bonds in the Exchange Offer and all holders who are eligible to participate in the Exchange Offer and fail to do so. The rights of holders of Old Bonds provided for in the Registration Rights Agreement which will terminate upon the consummation of the Exchange Offer are discussed in "Old Bonds Registration Rights" below.

The Exchange Agent

      The Exchange Agent for the Exchange Offer is Bankers Trust Company. All deliveries, correspondence and questions sent or presented to the Exchange Agent relating to the Exchange Offer should be directed to the following address or telephone number (which are also set forth on the back cover of this Prospectus):

By Registered or Certified Mail, Hand Delivery or Overnight Courier:

                        Bankers Trust Company
                           4 Albany Street
                      New York, New York 10006
                    Attention: Mr. Matthew Seeley
                  Telephone Number: (212) 250-6657

                                 or

                            By Facsimile:

                        Bankers Trust Company
                    Attention: Mr. Matthew Seeley
                  Facsimile Number: (212) 250-6392

      Delivery to an address other than as set forth herein, or transmissions of instructions via a facsimile number other than the one set forth herein, will not constitute a valid delivery.

Fees and Expenses

      The expenses of soliciting tenders will be borne by the Company and the Issuer. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by officers and representatives of the Issuer and its affiliates. The Issuer has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Issuer, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses incurred in connection therewith. The expenses to be incurred in connection with the Exchange Offer will be paid by the Issuer and the Company and are estimated in the aggregate to be approximately $130,000. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and independent engineers' and fuel consultants' fees.

      The Issuer will pay all transfer taxes, if any applicable, to the exchange of the Old Bonds pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Old Bonds pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tending holder.

Accounting Treatment

     The Exchange Bonds will be recorded at the carrying value of the Old Bonds, as reflected in the Issuer's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

Transfer Restrictions on Old Bonds

     The Old Bonds that are not exchanged for Exchange Bonds pursuant to the Exchange Offer will remain "restricted securities" (within the meaning of the Securities Act). Accordingly, prior to the date that is three years after the later of the Issue Date and the last date on which the Issuer or any Affiliate of the Issuer was the owner thereof, such Old Bonds may be resold only (i) to the Issuer (upon redemption thereof or otherwise), (ii) so long as the Old Bonds are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer, purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A, (iii) to an Institutional Accredited Investor that is purchasing for its own account or the account of an Institutional Accredited Investor, (iv) in an offshore transaction in accordance with Regulation S under the Securities Act, (v) pursuant to another available exemption from registration under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, subject in each of the foregoing cases to compliance with applicable state securities laws.

Resales of New Bonds

      With respect to resales of the Exchange Bonds, based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder (other than a person that is an Affiliate of the Company or the Issuer) who exchanges Old Bonds for Exchange Bonds will be allowed to resell the Exchange Bonds acquired in the Exchange Offer to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Bonds a prospectus that satisfies the requirements of Section 10 thereof; provided that (i) the Exchange Bonds are acquired in the ordinary course of the holder's business, (ii) the holder (other than a broker-dealer referred to in the next sentence) is not participating and does not intend to participate in the distribution (within the meaning of the Securities Act) of the Exchange Bonds and (iii) the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities
Act) of the Exchange Bonds. In addition, each broker-dealer that receives Exchange Bonds for its own account in exchange for Old Bonds, where such Old Bonds were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. However, if any holder acquires Exchange Bonds in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Bonds, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Bonds may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the conditions thereto have been met. See "Plan of Distribution."

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFER

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service will not take a contrary view, and no ruling from the Internal Revenue Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders of the Old Bonds. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporation and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below.

     The exchange of the Exchange Bonds for the Old Bonds pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the Exchange Bonds should not be considered to differ materially in kind or extent from the Old Bonds. The Exchange Bonds received by a holder should be treated as a continuation of the Old Bonds in the hands of such holder. As a result, there should be no federal income tax consequences to holders as a result of the exchange of the Old Bonds for the Exchange Bonds pursuant to the Exchange Offer. If, however, the exchange of the Old Bonds for the Exchange Bonds were treated as an "exchange" for federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Holders exchanging the Old Bonds pursuant to such recapitalization should not recognize any gain or loss upon the exchange.

       THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH HOLDER OF OLD BONDS SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES OF HOLDING, EXCHANGING OR SELLING THE OLD BONDS, INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGES IN APPLICABLE TAX LAWS.

                              BUSINESS

General

      The Company is an indirect wholly-owned subsidiary of Panda International, an independent (i.e., non-utility) power company that is engaged primarily in the development, acquisition, ownership and operation of electric power generation facilities. As of the date of this Prospectus, the Company's assets include one natural gas-fired electric power generation facility located in Roanoke Rapids, North Carolina that has been operational since December 1990 and a second natural gas-fired electric power generation facility located in Brandywine, Maryland that is expected to begin commercial operations in November 1996.

     As of the date of this Prospectus, the Company owns interests in and operates electric power generation facilities with an aggregate electric generating capacity of approximately 410 MW. Each of the facilities produces or will produce electricity for sale to a utility. Thermal energy produced by the facilities is sold or will be sold to an industrial user (which, in the case of the Panda-Brandywine Facility, is a subsidiary of the Company).

      Panda International is continually engaged in the evaluation of various opportunities for the development and acquisition of additional electric power generation facilities. The Company has been informed by Panda International that it intends to focus primarily on development and acquisition opportunities where it is able to capitalize on its management and technical expertise to implement an innovative and fully integrated approach to project development in which Panda International controls the entire development process, including design, engineering, procurement, construction management, fuel and resource acquisition and finance. Panda International has informed the Company that it believes that it is able to minimize the financial risks associated with project development primarily by utilizing this fully integrated approach, by carefully controlling development expenses and by securing project financing and power purchase agreements prior to making significant capital investments. Pursuant to the Additional Projects Contract, if a power purchase agreement for a Project is executed within five years from the Issue Date and the Project reaches Financial Closing or achieves Commercial Operations within 10 years after the Issue Date, such Project will be eligible for transfer to the Company or to a PIC Entity if certain other conditions contained in the Additional Project's Contract are satisfied. See "The Company, the Issuer and Panda International -- The Additional Projects Contract."

The Independent Power Industry

     The United States independent power industry expanded rapidly in the 1980s following the enactment of PURPA in 1978. Prior to PURPA, the demand for power in the United States had traditionally been met by utilities constructing large-scale electric generating plants under cost-of-service based regulation. PURPA removed most regulatory constraints on the production and sale of electric energy by certain non-utility generators known as "Qualifying Facilities" or "QFs" and required electric utilities to buy electricity from QFs at the utilities' avoided costs, thereby encouraging companies other than electric utilities to enter the electric power production market. Concurrently, due in part to regulatory disallowance of many large utility construction project costs, there was a general decline in the construction of generating plants by electric utilities. As a result, a significant market for electric power produced by independent power producers has developed in the United States since the enactment of PURPA.

     The future market for independently produced power in the United States will be determined primarily by the need for new electric generation capacity. According to the North American Electricity Reliability Council's 1995-2004 Electricity Supply and Demand Report, electric utilities forecast that they will need approximately 78,000 MW of new generating capacity from 1995 through 2004. Many published forecasts reflect expectations for the continued growth of independent power producers. According to RCG/Hagler Bailly, based on a review of the capacity of the top 125 U.S. electric utilities, it is probable that, from 1994 to 2003, independent power producers will supply from 45-50% of total electric generating capacity additions. In February 1993, the Utility Data Institute projected that, of the total amount of generating capacity projected to be added through the year 2000, the amount of new independent power capacity expected to become operational will be approximately 45,000 MW. For a discussion of the movement to restructure the electric utility industry, see "Regulation -- Federal Energy Regulation."

      The Company believes that there is and will continue to be significant demand for new generating capacity worldwide and that much of this new capacity will be provided by independent power developers such as Panda International.

      Natural gas-fired power generation has become the predominant power generation technology utilized by new power plants in the United States, accounting for 60% or more of the annual increase in independent power generation capacity during each of the last three years. Industry analysts predict that natural gas will continue to be the dominant fuel for new power generation facilities in the United States for the foreseeable future. Natural gas-fired power plants offer significant advantages over other power generation technologies, such as coal, oil or nuclear energy, including favorable resource prices, significant environmental benefits, the availability of high efficiency turbines and shorter construction periods. Internationally, Panda International believes that private power projects will continue to rely on indigenous fuel supplies that are the least expensive and most abundant for the region needing the electric power. Those fuels and technologies will most likely emphasize coal, hydroelectric and natural gas.

Competition

       The   Company   competes  both  in  the  United   States   and
internationally with other independent power producers, including affiliates of utilities, in obtaining long-term contracts to sell electric power to utilities. In addition, utilities may elect to expand or create generating capacity through their own direct investments in new plants. Over the past decade, obtaining a power purchase agreement with a utility has become a progressively more difficult, expensive and competitive process. In recent years, more contracts have been awarded through competitive bidding. Increased competition also has lowered profit margins of successful projects.

     The demand for power in the United States traditionally has been met by utilities constructing large-scale electric generating plants under rate-based regulation. The enactment of PURPA in 1978 spawned the growth of the independent power industry, which expanded rapidly in the 1980s. The initial independent power producers were cogenerators and small power producers who recognized the potential business opportunities offered by PURPA. This initial group was joined by larger, better capitalized companies, such as subsidiaries of fuel supply companies, engineering companies, equipment manufacturers and affiliates of other industrial companies. In addition, a number of regulated utilities have created subsidiaries (known as "utility affiliates") that compete with independent power producers. Some independent power producers operate in market niches by utilizing a specific technology or fuel (for example, geothermal, gas-fired cogeneration, hydroelectric, refuse-to-energy, wind, solar, coal or wood) or by operating in a specific region of the United States where they believe they have a market advantage.

      Recent amendments to the Public Utility Holding Company Act of 1935 ("PUHCA") made by the Energy Policy Act are likely to increase the number of competitors in the independent power industry in the United States by reducing certain restrictions currently applicable to certain facilities that are not QFs under PURPA. However, these amendments also should make it simpler for the Company to develop new Projects, by enabling the Company to develop large gas-fired electrical generation Projects without the necessity of locating them in the vicinity of a steam purchaser or otherwise finding a steam purchaser to accept the useful thermal output required of a cogeneration QF under PURPA.

      The FERC is currently studying a number of proposals to restructure the electric utility industry to permit utility customers to choose their utility supplier in a competitive electric energy market. The FERC has recently issued a rule (Order 888) requiring utilities to offer wholesale customers and suppliers open access on their transmission lines, on a basis which is comparable to the utilities' own use of the lines. In addition, the U.S. Congress has introduced a number of bills to promote electric utility restructuring and deregulation of electric rates. See "Regulation."

Typical Project Structure

      Typically, a Project's economic structure will have long-term contracts under which customers pay the Project:

    (i) a fixed capacity payment based upon a specified power generating capacity of the Project; capacity payments are designed to cover fixed costs (including debt service, local taxes and insurance) and to provide an acceptable return on equity; and

   (ii) a  variable  energy  payment  based  on  actual  energy output; energy payments are designed to cover variable  costs
        including   fuel   costs  and  variable  operating   expenses
        incurred in connection with energy output.

      Typically, the capacity payments are the predominant source of revenue for a Project. Thus, the resulting earnings stream is more
predictable   than   that  of  a  business  that  encounters   market
fluctuations in supply or demand for its product. As a result, Project lenders are often more willing to make long-term loans to a Project that has been structured to cover debt service from capacity payments. Because Panda International usually seeks long-term loans with limited recourse to the Project owners, the lenders generally must rely on the more predictable Project revenues to ensure loan repayment. Moreover, Project lenders expect Project cash flow, after operating costs and local taxes, to cover debt service by an acceptable margin, and these lenders review Project contracts, equipment specifications, operator qualifications, permits, warranties, performance testing procedures and sensitivities carefully before providing limited recourse funds. Thus, each new Project is evaluated not only by Panda International but also by the Project lenders, Panda International's financial partners in that Project and the Project's vendors including independent engineers, construction service providers and other contractors, such as fuel suppliers.

Project Development

      The development of electric power generation projects is a complex endeavor, which requires expertise in several areas, including evaluation of development opportunities, project design and engineering, negotiation of power and steam sales agreements, acquisition of necessary land rights, permits and fuel resources, finance and construction management. Panda International has informed the Company that it intends to continue to focus primarily on development opportunities where it is able to capitalize on its expertise in implementing an integrated approach to Project development in which it controls the entire development process. Utilizing this approach, the Company believes that Panda International is able to enhance the value of its Projects through each stage of development, and that Panda International is able to minimize the financial risks associated with Project development by implementing this integrated approach and by securing project financing and power purchase agreements prior to making significant capital investments.

      Panda  International initially evaluates and selects  potential development  Projects  based  on  a  variety  of  factors,  including location, the likelihood of obtaining a power purchase agreement containing acceptable pricing terms, the availability of rights to a favorable geographic site, in emerging markets the ability to denominate tariffs and re-patriate profits in U.S. Dollars and the probability of obtaining required licenses and permits. For coal and gas-fired power Projects, Panda International also evaluates the access to and likely cost of potential fuel supplies and transportation and, in the case of cogeneration plants, considers the proximity to industrial or commercial users of the plant's thermal energy. Following the initial selection of an opportunity, Panda International analyzes the technical and commercial requirements of the Project and formulates a conceptual design. The design becomes the foundation for selecting the equipment configuration for the Project, developing the Project structure and developing a financial plan. Panda International also prepares financial feasibility studies and analyzes various structural alternatives to determine a financial plan for the Project.

       As part of the development process, Panda International identifies and obtains the land rights necessary to install and operate the proposed Project. A particular site may also require the installation of a new electrical transmission line to deliver energy to the existing grid.

      Beginning early in the development process, Panda International also seeks to obtain all permits, licenses and other approvals required for the construction and operation of the Project, including siting, construction and environmental permits, rights-of-way and planning approvals.

Power Purchase Agreements

      The power generated by Panda International's Projects is sold pursuant to power purchase agreements at pricing formulas generally consisting of separate payments for energy and capacity. Panda International's objective is to negotiate or obtain power purchase agreements that result in adequate cash flow to fund the Project's non-recourse debt and provide income to Panda International. Panda International also seeks opportunities to achieve revenue growth through a schedule of increasing prices for electrical energy and capacity sold in future years. As part of Panda International's effort to minimize the financial risks in the development of new Projects, Panda International does not incur significant capital expenditures until a power purchase agreement has been executed.

      A portion of the thermal energy produced by cogeneration Projects may be sold to industrial or other users pursuant to a steam sales agreement. Steam sales agreements may require a purchaser to take at least the minimum amount of steam necessary for the Project to retain its QF status under PURPA if the Project is a U.S. facility. For natural gas-fired or coal-fired Projects, Panda International seeks to acquire gas or coal reserves and/or enter into long-term gas or coal supply and transportation agreements.

Project Financing

      Panda International has informed the Company that its electric power generation projects are and will continue to be financed using a variety of leveraged financing structures, primarily consisting of limited recourse debt and lease obligations. Each such obligation is structured to be fully paid out of cash flow provided by the Project, the assets of which (together with the stock or partnership interests in the Project Entities owning the Project) are pledged to secure such obligations, without recourse to the general corporate assets of Panda International or its subsidiaries (other than the Project Entities) or the other Projects in which Panda International has an interest. Panda International's existing Projects are financed using a high proportion of debt to equity, and Panda International intends to continue using such high leverage.

Construction

      Panda International manages the construction of its Projects usually by entering into a turnkey contract with a construction company. Under a turnkey contract, the contractor generally assumes the risks of cost overruns, other than costs for changes to the Project requested by the owners and specified events beyond the control of the contractor. The turnkey contractor manages construction through various subcontractors and retains ultimate responsibility for the timely completion of the Project and for achieving specified performance levels.

Operating and Maintenance Contracts

      Panda International currently contracts with third parties for operation and maintenance ("O&M") services for power generation facilities in which Panda International has an interest. These services are performed under the terms of an operation and maintenance agreement pursuant to which Panda International generally reimburses the O&M provider for certain costs, pays an annual operating fee and pays an incentive fee based on the performance of the facility.

Fuel Supply

      Panda International acquires fuel reserves (usually coal or natural gas) from third parties under supply agreements, and transportation services for those supplies are also acquired from third parties. Panda International endeavors to structure a Project's fuel supply agreement so that the payments received for electricity generated exceed fuel costs.

                     DESCRIPTION OF THE PROJECTS

     The following summary table presents certain summary information concerning the two power generation Projects, one of which is in operation and one of which is expected to begin commercial operations in November 1996, that constitute the initial Projects in the Project Portfolio. In addition, information is provided regarding certain other Projects which are under development by Panda International and could become eligible for transfer to the Project Portfolio if the conditions for transfer set forth in the Additional Projects Contract are satisfied. Following the table are more detailed descriptions of the Panda-Rosemary Facility, the Panda-Brandywine Facility and certain other Projects being developed by Panda International. The
Company believes the information presented with respect to the Projects under development in the table below to be accurate; however, because these Projects remain in the development stage, there can be no assurance as to how long the information presented will remain accurate. In addition, there can be no assurance that any of these Projects under development will reach Financial Closing or achieve Commercial Operations or meet the other conditions making them eligible for inclusion in the Project Portfolio. See "Risk Factors -- Financial Risks," "-- Project Risks -- Operating Risks" and "The Company, the Issuer and Panda International -- The Additional Projects Contract."


                       Facilities in Operation


                                   Construction   Commercial
                         PPA       Commencement   Operations    Fuel      Electric     Contract
   Facility             Signed        Date          Date     Technology    Output        Term
Panda-Rosemary           1Q 1989    3Q 1989       4Q 1990    Gas-fired    180 MW      Through
                                                             Combined                 December
                                                               Cycle                  2015

Panda-Brandywine         3Q 1991    2Q 1995       4Q 1996    Gas-fired    230 MW      25 yrs from date
Brandywine, MD                                               Combined                 of Commercial
                                                              Cycle                   Operations
                                                                         -------
    Total                                                                 410 MW
                                                                         =======

                                       Facilities    Under Contract
                                        Projected      Projected                             Contract
                                      Construction    Commercial               Expected      Term from
                       PPA Signed     Commencement    Operations     Fuel      Electric      Commercial
     Facility          or Acquired        Date           Date     Technology    Output       Operations
Panda-Luannan            3Q 1995        4Q 1996        4Q 1998      Coal        100 MW       20 yrs
Luannan County
Tangshan Municipality
Hebei Province, China

Panda of Nepal           3Q 1996        1Q 1997        4Q 1999       Hydro-       36 MW       25 yrs
Nepal                                                               electric

Panda-La Panga           3Q 1994        3Q 1997        3Q 2000       Coal        500 MW       25 yrs
State of Orissa,
India

Panda-Kathleen(3)        3Q 1992          (3)            (3)       Gas-fired     115 MW       30 yrs
Lakeland, FL                                                        Combined
                                                                     Cycle
                                                                                 ------
Total                                                                            751 MW
                                                                                 ======


(1)   Estimated.

(2) A merger of PEPCO and Baltimore Gas & Electric Company ("BG&E") has been publicly announced and is anticipated to close in 1997. BG&E's bond credit rating is A--.

(3) The future of this Project is uncertain due to pending litigation. See "Legal Proceedings -- Florida Power Proceedings."

(4) This percentage may be reduced to 78% if a second stockholder in an intermediate holding company is successful in developing Non-U.S. Projects. The cash flow interest of a PIC International Entity in this Project may be larger than the stated percentage, however, because it is intended that such PIC International Entity would satisfy its obligations to fund the Project Entity's equity investment requirements through a loan to, or a preferred stock equity investment in, the Project Entity.

(5) Final equity interest may vary depending on financing arrangements for these Projects.




                       Facilities in Operation


   Customer/                                                                        Panda
Credit Rating            Fuel Supplier         Project Cost     Financing       Ownership     Status
VEPCO/A2         Natural Gas Clearinghouse       $125 M           Funded            100%      Operational


PEPCO/A1  (2)    Cogen Development               $215 M(1)        Funded            100%      Commercial operations
                 Company                         ______                                       expected 4Q 1996.

                                                 $340 M(1)
                                                 ======



                      Facilities Under Contract

Customer/                                          Estimated                       Panda
Credit Rating             Fuel Supplier           Project Cost     Financing      Ownership           Status

North China Power    Kailuan Coal Administration    $118 M        To be funded     85%(4)(5)    Government approvals
Group Company/N.A.   and certain other coal mines                                               pending

Nepal Electricity.   N.A.                           $100 M        To be funded     75%(5)       Multilateral lenders have
Authority/N.A.                                                                                  provided commitment
                                                                                                letters for providing debt
                                                                                                requirements.

Orissa State
Electricity          Dedicated coal mine owned      $600 M        To be funded     90%(5)       Certain required clearances
Board/N.A.           by Project                                                                 received. Delayed pending
                                                                                                resolution of dispute
                                                                                                regarding notice of
                                                                                                cancellation of power
                                                                                                purchase agreement given by
                                                                                                the State of Orissa.

Florida Power/AA     N.A.                           $100 M        To be funded    100%          Litigation with Florida Power
                                                    ------
                                                    $918 M
                                                    ======










The Panda-Rosemary Facility

      The Panda-Rosemary Facility is a combined-cycle cogeneration facility located in Roanoke Rapids, North Carolina, with a total electric generating capacity of approximately 180 MW. A cogeneration facility produces electric energy and forms of useful thermal energy (such as heat or steam), used for industrial, commercial, heating or cooling purposes through the sequential use of one or more energy inputs. A properly designed and constructed cogeneration facility is able to convert the energy contained in the input fuel source to useful energy outputs more efficiently than plants employing what was, historically, conventional utility electrical generation technology. The Panda-Rosemary Facility uses natural gas as its primary fuel input to produce electric energy for sale to VEPCO and to produce useful thermal energy in the form of steam for sale to Bibb. The Panda-Rosemary Facility uses No. 2 fuel oil as an alternate fuel in the event gas supplies or transportation are curtailed. The Panda-Rosemary Facility was designed and constructed by Hawker Siddeley.

      The Panda-Rosemary Facility began commercial operations in December 1990. The Panda-Rosemary Facility is certified as a Qualifying Facility under PURPA and thus is exempt from rate regulation as an electric utility under federal and state law, provided that it continues to meet the applicable requirements of PURPA. See "Regulation -- Federal Energy Regulation -- PURPA."

      The Panda-Rosemary Facility is designed to be operated in a combined-cycle mode. It uses natural gas or fuel oil to power two General Electric combustion turbine generators, a GE Frame 6 and a GE Frame 7, each fitted with a heat recovery steam generator ("HRSG"). The HRSGs use the reject heat from the combustion turbines that might otherwise dissipate to produce steam which drives a steam turbine generator. The combustion and steam turbines generate electric energy for sale to VEPCO. When the Panda-Rosemary Facility is being dispatched, some of the steam produced by the HRSGs is sold to Bibb and some is used in two absorption chillers to supply chilled water for Bibb. The combustion turbines use natural gas as their primary fuel and can use No. 2 fuel oil as an alternate fuel. When the facility is not being dispatched, two auxiliary boilers are available to be used to produce steam for Bibb and to direct steam to the absorption chillers to supply chilled water for Bibb. The design of the Panda-Rosemary Facility permits flexible operation, including the production of both electricity and a sufficient amount of steam to meet QF requirements, using either one or both of the combustion turbine generators.

  Recent Hurricane Damage Sustained

      On September 6, 1996, a transformer at the Panda-Rosemary Facility sustained damage from a hurricane. A substitute transformer has been temporarily installed pending repair of the damaged transformer, which is expected to be completed within six months. The Company believes that this event will not have a material adverse effect on the financial condition or operating results of the Panda-Rosemary Partnership or its ability to make distributions to the Company through the PIC Entities.

  Sale of Capacity and Electricity

      The Panda-Rosemary Partnership sells electric capacity and energy to VEPCO pursuant to a Power Purchase and Operating Agreement (the "Rosemary Power Purchase Agreement"). The Rosemary Power Purchase Agreement has an initial term ending December 26, 2015, and may be extended for periods of up to five years if the parties so agree.

      VEPCO has the right to dispatch the Panda-Rosemary Facility (i.e., require the Panda-Rosemary Facility to deliver electricity) on a daily basis within certain guidelines and the design limits (which specify load levels, start-up and shutdown times and minimum run times consistent with prudent utility practice). VEPCO must dispatch all facilities obligated to deliver electricity to VEPCO based upon economic factors and without regard to the facilities' ownership.

      The Rosemary Power Purchase Agreement provides for two types of payments: a capacity payment and an energy payment. The capacity payment is a fixed charge required to be paid regardless of whether the Panda-Rosemary Facility is dispatched, subject to reductions under certain circumstances as described below. Monthly capacity payments throughout the term of the Rosemary Power Purchase Agreement are calculated by multiplying the Panda-Rosemary Facility's "Dependable Capacity" by the following rates: $12.488 per kilowatt per month through December 1996; $11.654 per kilowatt per month through December 1998; $10.821 per kilowatt per month through December 2005; and $8.321 per kilowatt per month through December 2015. The Panda-Rosemary Facility's Dependable Capacity is currently 165 MW for the summer period and 198 MW for the winter period, which are the maximum Dependable Capacity levels for which capacity payments must be made under the Rosemary Power Purchase Agreement. Dependable Capacity is determined by semi-annual tests which may be requested by VEPCO.

      Capacity payments may be reduced if any of the following events or circumstances occur:

    (i) if   the  Panda-Rosemary  Facility  fails  to  meet  required
        dispatch levels within a tolerance of 5%, the operating level (as adjusted for ambient weather conditions) does not exceed Dependable Capacity and such failure is not the result of a forced outage, then VEPCO has the right to decrease the capacity payment in respect of the then-current billing month by 10% per occurrence;

   (ii) if, as a result of a performance test, the Panda-Rosemary Facility's Dependable Capacity is set at less than 90% of the initial Dependable Capacity as set forth in the Rosemary Power Purchase Agreement (150 MW for the first summer period and 180 MW for the first winter period), then the Panda-Rosemary Partnership is obligated to pay VEPCO liquidated damages for the deficiency in an amount equal to the product of $21.60 per kilowatt, in 1987 dollars as escalated annually by the GNPIPD, multiplied by the Dependable Capacity shortfall;

  (iii) if a forced outage is designated by the Panda-Rosemary Partnership as having resulted from an event of force majeure, then beginning the day after the Panda-Rosemary Partnership makes such designation, capacity payments are suspended and prorated daily until the Panda-Rosemary Partnership notifies VEPCO that the condition of force majeure has ended; and

   (iv) if the number of forced outage days in a given capacity test period exceeds the number of permitted forced outage days, then within 60 days after the end of the capacity test period, the Panda-Rosemary Partnership is obligated to reimburse VEPCO an amount equal to 4% of the capacity payments paid during the capacity test period for each forced outage day in excess of the permitted number; the Panda-Rosemary Partnership is entitled to the greater of 25 forced outage days per capacity test period (the period from December 1 through November 30) and 10% of the number of days that the Panda-Rosemary Facility is dispatched during such period, without any loss of capacity payments for such period.

      Energy payments are calculated based on the actual electrical output transmitted to VEPCO and are designed to compensate the Panda-Rosemary Partnership for its cost of fuel and its variable operations and maintenance expense.

     The Panda-Rosemary Partnership is required to maintain the Panda-Rosemary Facility as a QF. VEPCO may terminate the Rosemary Power Purchase Agreement within one year after the loss of QF certification if the Panda-Rosemary Partnership has not obtained all necessary governmental or regulatory approvals for the Rosemary Power Purchase Agreement to remain in effect and for electricity to continue to be sold to VEPCO.

      The Rosemary Power Purchase Agreement also contains a provision known as a "regulatory disallowance" provision, which requires the Panda-Rosemary Partnership to repay or reduce any capacity charges in excess of $5.62 per kilowatt per month, as adjusted by the GNPIPD from 1987 dollars, that are disallowed by any regulatory authority
from   recovery  by  VEPCO  in  its  rate  base  (except  where  such disallowance is due to VEPCO's failure to properly seek such recovery). VEPCO cannot initiate such a disallowance, and must appeal such a disallowance, if practicable. If such a disallowance were to occur prior to December 27, 2006, beginning on such date up to 75% of the capacity payments could be withheld by VEPCO to make up for any disallowance, plus interest, until the sooner of December 27, 2007 or the date on which such disallowance, plus interest, was recouped by VEPCO. If such disallowance, plus interest, were not fully recouped by December 27, 2007, the Partnership would be obligated to pay the remaining balance, plus interest, by January 24, 2008. If any disallowance were to occur for capacity payments after December 27, 2006, future capacity payments would be reduced to the amount of the capacity payment unaffected by the disallowance. In addition, the Panda-Rosemary Partnership would be required to repay the amount of previously received capacity payments which are affected by the disallowance, plus interest, by the later of one year from the date of the disallowance or December 27, 2007. The amount upon which a possible reduction in, or repayment of, capacity charges by the Panda-Rosemary Partnership would be calculated if a disallowance occurred was $7.24 per kilowatt per month as of December 1995. Assuming a GNPIPD of 3.0% per year throughout the initial term of the Rosemary Power Purchase Agreement, this amount would increase to $10.02 per kilowatt per month in 2006 and $13.07 per kilowatt per month upon the expiration of the initial term. The monthly capacity payments due from VEPCO under the Rosemary Power Purchase Agreement are calculated based on Dependable Capacity at the following rates: $12.488 per kilowatt per month through December 1996; $11.654 per kilowatt per month through December 1998; $10.821 per kilowatt per month through December 2005; and $8.321 per kilowatt per month through December 2015. Thus, assuming a GNPIPD of 3.0% per year from 1996 through 2015, the risk that the Panda-Rosemary Partnership may be required to reduce or repay capacity charges under the "regulatory disallowance" provision would exist through 2005. See "Regulation -- Federal Energy Regulation -- PURPA."

  Steam and Chilled Water Sales

      The Panda-Rosemary Partnership sells steam and chilled water to Bibb for use in its textile manufacturing facility, located adjacent to the Panda-Rosemary Facility, pursuant to a Cogeneration Energy Supply Agreement (the "Rosemary Steam Agreement"). The Rosemary Steam Agreement has an initial term that expires on December 26, 2015. Upon expiration of the initial term, Bibb has the option to (i) negotiate a 10-year extension of the Rosemary Steam Agreement, (ii) purchase the Panda-Rosemary Facility with VEPCO's consent or (iii) terminate the Rosemary Steam Agreement.

     Bibb is obligated to pay $1.00 per 1,000 pounds of steam for the first 45,000 pounds of steam delivered in an hour and $2.50 per 1,000 pounds of steam for any additional quantities of steam delivered in an hour. Bibb is obligated to pay the following fixed prices for chilled water: $0.035/ton/hour through December 27, 2000; $0.04/ton/hour thereafter through December 27, 2005; $0.045/ton/hour thereafter through December 27, 2010; and $0.05/ton/hour thereafter through December 27, 2015.

      Although Bibb is not required to purchase a minimum quantity of steam or chilled water, Bibb has an irrevocable obligation to purchase all of its steam and chilled water requirements from the
Panda-Rosemary   Facility  to  the  extent  that  the  Panda-Rosemary
Facility is able to supply such requirements. The Rosemary Steam Agreement requires that the Panda-Rosemary Facility have the capacity to  produce an annual average of 65,000 pounds of steam per  hour  at
150 psi and 2,000 tons of 45 degrees F chilled water for up to 8,000 hours per year. This requirement is not currently met because the Panda-Rosemary Facility's actual capacity to produce chilled water does not exceed 1,600 tons per year of chilled water. However, because Bibb's chilled water requirements have never exceeded 1,500 tons per year and, in most cases, have been approximately 1,200 tons per year, the Panda-Rosemary Facility has never failed to satisfy Bibb's chilled water  requirements. Furthermore, the Rosemary Steam Agreement allows the  Panda-Rosemary Partnership to utilize, at its own expense, back-
up electric chillers located at Bibb's textile mill to supply chilled water  to meet Bibb's demands.  Finally, if Bibb's requirements  were to  exceed the facility's current capacity to produce chilled  water, the Panda-Rosemary Partnership could expand the capacity of its absorption chillers to reach the required level by purchasing a new chiller at a cost currently estimated at approximately $770,000. For these reasons, the Company does not believe that the current capacity limitations of the absorption chillers will adversely affect the
Panda-Rosemary   Partnership's  rights  under  the   Rosemary   Steam
Agreement.

  Site Lease

      The 4.83 acre site on which the Panda-Rosemary Facility is located is leased to the Panda-Rosemary Partnership by Bibb pursuant to a Real Property Lease and Easement Agreement (the "Rosemary Site Lease") in exchange for a nominal yearly rental payment. The initial term of the Rosemary Site Lease expires on December 31, 2015 and is automatically extended on the same terms and conditions for 10 years if the Rosemary Steam Agreement is extended for an additional 10-year period. At the Panda-Rosemary Partnership's option, the initial term of the Rosemary Site Lease may also be extended on the same terms and conditions for a 10-year term if the Panda-Rosemary Partnership gives Bibb two years' notice prior to December 31, 2015 and for an additional 10-year term if the Panda-Rosemary Partnership gives Bibb two years' notice prior to December 31, 2025, regardless of whether the Rosemary Steam Agreement is extended or terminated.

      The public records of the City of Roanoke Rapids and Halifax County, North Carolina indicate that Bibb failed to pay all of its 1994 and 1995 property taxes relating to its parcel of real property, which includes the site on which the Panda-Rosemary Facility is located (the "Rosemary Facility Site"). The local taxing authorities have a lien against Bibb's property, including the Rosemary Facility Site, to secure the payment by Bibb of its delinquent property taxes in the amount of approximately $376,000, plus interest and penalties. If such taxes remain unpaid and the local taxing authorities foreclose their lien against Bibb's property, the title to such property (including the Rosemary Facility Site) would pass to the taxing authorities, or to a purchaser at a foreclosure sale, and would not be subject to the leasehold interest in the Rosemary Facility Site held by the Panda-Rosemary Partnership under the Rosemary Site Lease. Therefore, unless the Panda-Rosemary Partnership or another person paid Bibb's past due taxes upon such foreclosure, the taxing authorities, or a purchaser at a foreclosure sale, could terminate the Rosemary Site Lease and (i) cause the Panda-Rosemary Partnership to remove the Panda-Rosemary Facility from the Rosemary Facility Site or (ii) negotiate a new lease for the Rosemary Facility Site which could be on terms that are much less favorable to the Panda-Rosemary Partnership than the terms contained in the Rosemary Site Lease.

      Concurrently with the Prior Offering, Panda-Rosemary Funding Corporation (the "Rosemary Issuer"), a wholly-owned subsidiary of the
Panda-Rosemary  Partnership,  issued  $111.4  million  in   aggregate
principal amount of the Rosemary Bonds. The payment of the Rosemary Bonds are secured by, among other things, a lien on the Panda-Rosemary Partnership's leasehold interest in the Rosemary Facility Site. See "Financing" below and "Description of the Project Debt --
The Panda-Rosemary Financing." A title insurance policy exists for the benefit of the holders of the Rosemary Bonds which insures such holders' security interest in the Panda-Rosemary Partnership's leasehold interest in the Rosemary Facility Site against losses which may be sustained as a result of the tax lien on the Rosemary Facility Site.

  Gas Supply and Fuel Management

      The Panda-Rosemary Partnership purchases certain quantities of natural gas on a firm basis from Natural Gas Clearinghouse ("NGC") pursuant to a Gas Purchase Contract (the "Rosemary Gas Supply Agreement"). The Rosemary Gas Supply Agreement is effective through November 30, 2005, and thereafter from month-to-month until terminated by either NGC or the Panda-Rosemary Partnership. The Rosemary Indenture (as defined below) provides that with certain limited exceptions the Panda-Rosemary Partnership will not be permitted to make distributions to its partners if the Rosemary Gas Supply Agreement is not extended or replaced on or before the end of its term. See "Description of the Project Debt -- The Panda-Rosemary Financing -- Partnership Distributions." NGC has agreed to deliver natural gas on a firm basis to the Panda-Rosemary Partnership, at pipeline points near the Gulf of Mexico or (at the Panda-Rosemary Partnership's request and using the Panda-Rosemary Partnership's firm transportation arrangements) to the Panda-Rosemary Pipeline, up to the total contract quantity under the Firm Gas Transportation
Agreements (as defined below), which is currently 3,075 Mcf of natural gas per day. The firm natural gas supplied under the Rosemary Gas Supply Agreement enables the Panda-Rosemary Partnership to have adequate natural gas supplies available to meet its estimate of Bibb's requirements for steam and chilled water.

      The price paid by the Panda-Rosemary Partnership for gas delivered by NGC is generally equal to an indexed price (based upon monthly market-price indices determined by reference to the receipt points where NGC delivers gas to the Panda-Rosemary Partnership) plus $0.04 per MMBtu. If gas is required in daily volumes that are greater than those included in monthly estimates delivered to NGC, the price for the excess volume required is equal to NGC's actual cost incurred in acquiring such excess plus $0.04 per MMBtu. If the Panda-Rosemary Partnership fails to purchase the amount included in monthly estimates delivered to NGC, and such failure is not excused by force majeure, the Panda-Rosemary Partnership must pay NGC, as liquidated damages for such failure, $0.14 for each MMBtu of gas not purchased below the monthly estimates delivered.

      The Panda-Rosemary Partnership receives certain fuel supply management services from NGC pursuant to a Fuel Supply Management Agreement, (the "Rosemary Fuel Management Agreement"). The Rosemary Fuel Management Agreement is effective through the expiration date of the Rosemary Gas Supply Agreement, which is November 30, 2005, unless extended.

       NGC's responsibilities under the Fuel Supply Management Agreement include advising the Panda-Rosemary Partnership with respect to the negotiation of natural gas and fuel oil purchase and transportation arrangements, arranging for the delivery to the Panda-Rosemary Facility of natural gas or fuel oil, endeavoring to make such arrangements on a "best cost" basis, managing the communications among the Panda-Rosemary Facility and the Panda-Rosemary
Partnership's pipeline transporters and natural gas and fuel oil suppliers and advising and assisting the Panda-Rosemary Partnership with respect to fuel oil inventory hedging arrangements.

      The Panda-Rosemary Partnership pays NGC a management fee based on fuel supply arranged by NGC. The management fee is composed as follows: (i) $0.04 per MMBtu of natural gas purchased and transported to the Panda-Rosemary Facility pursuant to arrangements made by NGC;
(ii) $0.03 per MMBtu of natural gas reserves owned by the Panda-Rosemary Partnership and transported to the Panda-Rosemary Facility pursuant to arrangements made by NGC; (iii) $0.01 per MMBtu of natural gas purchased from North Carolina Natural Gas Corporation ("NCNG") and transported to the Panda-Rosemary Facility pursuant to arrangements made by NGC; (iv) $0.002 per gallon of fuel oil purchased and delivered to the Panda-Rosemary Facility pursuant to arrangements made by NGC; and (v) $0.005 per MMBtu of natural gas and $0.05 per barrel of No. 2 fuel oil as a transaction fee for fuel hedging transactions executed by NGC as approved by the Panda-Rosemary Partnership. The Panda-Rosemary Partnership must also reimburse NGC for the cost of any letter of credit NGC must provide to purchase gas pursuant to the Rosemary Fuel Management Agreement. If in a given month NGC arranges for natural gas supplies at a delivered price less than the benchmark delivered price for such month, the Panda-Rosemary Partnership pays NGC an additional amount equal to 60% of the difference in such prices.

  Gas Transportation

      The Rosemary Indenture (as defined below) provides that with certain limited exceptions the Panda-Rosemary Partnership will not be permitted to make distributions to its partners if the Transco Service Agreement or its replacements are not extended or replaced on or before the end of its term. See "Description of the Project Debt -
- The Panda-Rosemary Financing -- Partnership Distributions."

      The Partnership receives firm transportation service for up to the thermal equivalent of 3,075 Mcf of natural gas per day. The Partnership has recently converted this firm transportation service from service provided pursuant to an individual certificate of public convenience and necessity issued by FERC pursuant to section 7 of the Natural Gas Act ("NGA") to service provided pursuant Part 284 of the FERC's rules and regulations. To effectuate this conversion, the Partnership and Transco executed the Transco 284 Agreement (which replaces the Transco Service Agreement), and the Partnership executed similar firm transportation agreements with Texas Gas and CNG. The Transco 284 Agreement, together with the firm transportation agreements the Partnership entered into with Texas Gas and CNG (collectively, the "Firm Gas Transportation Agreements"), replicate the firm transportation service previously provided by Transco under the Transco Service Agreement through October 31, 2006.

      The Panda-Rosemary Partnership also has the right to receive interruptible gas transportation service from Columbia Gas Transmission Company and Columbia Gulf Transmission Company under the Columbia Gas IT Agreement and the Columbia Gulf IT Agreement, respectively. Under the Columbia Gas IT Agreement, the Panda-Rosemary Partnership may request up to 36,000 Dth per day of interruptible transportation service from an interconnection between the facilities of Columbia Gas and Columbia Gulf near Leach, Kentucky to an interconnection between Columbia Gas's facilities and the Panda-Rosemary Pipeline. Under the Columbia Gulf IT Agreement, the Panda-Rosemary Partnership may request up to 39,000 Dth per day of interruptible transportation service from various available receipt points on Columbia Gulf's system to an interconnection between the facilities of Columbia Gas and Columbia Gulf near Leach, Kentucky. The terms of both the Columbia Gas IT Agreement and the Columbia Gulf IT Agreement are month-to-month until terminated by either party to the respective agreements.

      The rates and most of the significant terms and conditions of service under the Firm Gas Transportation Agreements, the Columbia Gas IT Agreement and the Columbia Gulf IT Agreement are set forth in the respective pipeline's effective FERC gas tariff. These rates, terms and conditions are subject to review, approval and modification by FERC.

  Panda-Rosemary Pipeline

      The Panda-Rosemary Partnership owns, and NCNG operates and maintains for the Panda-Rosemary Partnership, the Panda-Rosemary Pipeline, which runs for 10.26 miles through portions of Halifax and Northampton Counties, North Carolina. The Panda-Rosemary Pipeline is located under, over and upon properties owned, in certain instances, by private landowners and, in others, by the State of North Carolina or the City of Roanoke Rapids, pursuant to easement agreements or encroachment agreements. The Panda-Rosemary Pipeline terminates on a 1.26-acre parcel in Pleasant Hill Township, Northampton County, North Carolina, which is owned by the Panda-Rosemary Partnership. The meter stations and certain appurtenant facilities interconnecting the Panda-Rosemary Pipeline and the interstate pipeline facilities of Columbia Gas and Transco are located on this parcel.

      The Partnership has entered into a Pipeline Operating Agreement with NCNG (the "Pipeline Operating Agreement"), pursuant to which NCNG has agreed to operate the Panda-Rosemary Pipeline and provide certain natural gas balancing services for the Panda-Rosemary
Partnership's gas supplies. The term of the Pipeline Operating Agreement continues until December 27, 2005, and may be extended for two additional periods of five years each upon the agreement of the parties.

      NCNG is obligated to manage the day-to-day operations of the Panda-Rosemary Pipeline, including the interconnection facilities between the Panda-Rosemary Pipeline and the pipeline facilities of Columbia Gas and Transco, using the same degree of care and diligence with which it operates its own gas distribution system. NCNG's management activities include the right to suggest and make repairs to the Panda-Rosemary Pipeline under certain circumstances. The Panda-Rosemary Partnership is responsible for all costs of such repairs.

     The Pipeline Operating Agreement provides NCNG with an option to purchase the Panda-Rosemary Pipeline at its fair market value if certain specified events occur. NCNG's purchase option is subject to a right of first refusal of VEPCO to purchase the pipeline and the Panda-Rosemary Facility. NCNG's option to purchase the Panda-Rosemary Pipeline survives VEPCO's exercise of its right of first refusal or the sale of the pipeline to a third party, and parties taking an interest in the Panda-Rosemary Pipeline take such rights subject to NCNG's option.

      The Panda-Rosemary Partnership is required to pay NCNG an operator fee equal to $20,000 per month until December 27, 1999.
Thereafter, the operator fee will be at least $240,000 per year, adjusted by the percentage increase, if any, in the U.S. Bureau of Labor Statistics Consumer Price Index from December 27, 1990 to December 27, 1999, which yearly sums will be payable in equal monthly installments.

      Several of the easements and encroachment agreements, pursuant to which the Panda-Rosemary Partnership is granted the right to locate the Panda-Rosemary Pipeline, contain provisions allowing the underlying interest owner to cause the Panda-Rosemary Pipeline to be removed from its current location. Most of such easements and encroachment agreements require the underlying interest owner to provide an alternate location for the pipeline, and in some cases the underlying interest owner must share the cost of relocating the pipeline. However, two such easements allow the underlying interest owner to cause the Panda-Rosemary Pipeline to be removed, but do not require such owner to provide an alternate location or share the cost of relocating the pipeline. The Company does not expect that the Panda-Rosemary Pipeline will be required to be removed pursuant to these easements or, if it were required to be removed, that relocating the Panda-Rosemary Pipeline from these two easement tracts would significantly interfere with the supply of natural gas to the Panda-Rosemary Facility for an extended period of time or, given the ability of the Panda-Rosemary Facility to operate utilizing fuel oil, significantly limit the availability of the Panda-Rosemary Facility for dispatch by VEPCO. However, there can be no assurance that the Panda-Rosemary Partnership could relocate the Panda-Rosemary Pipeline, if required to do so, without incurring significant expenses or, if the pipeline could not be relocated, that the Panda-Rosemary Partnership could make alternate arrangements for the delivery of a supply of fuel which would be adequate to assure the availability of the Panda-Rosemary Facility for dispatch by VEPCO.

      In addition, the Panda-Rosemary Partnership has entered into agreements with Transco and Columbia Gas, pursuant to which the Panda-Rosemary Partnership has agreed to pay for the maintenance and repair expenses relating to the interconnection facilities between the Panda-Rosemary Pipeline and the facilities of Transco and Columbia Gas, respectively.

  Fuel Oil

      The Panda-Rosemary Facility was constructed with the capability to operate on No. 2 fuel oil and is designed to change fuel sources from natural gas to fuel oil and back without interrupting the generation of electricity. The Panda-Rosemary Facility currently has on-site storage for approximately 2.0 million gallons of fuel oil, a supply sufficient to operate the Panda-Rosemary Facility at full load for approximately 168 hours. The Panda-Rosemary Partnership purchases fuel oil on a spot-market basis. Since the fuel oil suppliers either own trucks or have contracts with local trucking firms for regional truck delivery and the purchase price includes delivery to the Panda-Rosemary Facility, the Panda-Rosemary Partnership does not independently arrange trucking service from the terminals to the Panda-Rosemary Facility.

  Operation and Maintenance

       The Panda-Rosemary Partnership purchases operations and maintenance services for the Panda-Rosemary Facility from U-Tech pursuant to an Operation and Maintenance Agreement (the "Rosemary O&M Agreement") which expires on December 26, 1996. At or prior to that time, the Panda-Rosemary Partnership expects to either extend the Rosemary O&M Agreement or to enter into a comparable agreement with another operator. Under the Rosemary O&M Agreement, U-Tech is paid a fixed monthly fee that will equal $128,625 per month for the remainder of 1996, with bonus and penalty provisions based on maintenance of dependable capacity levels, availability of the Panda-Rosemary Facility for dispatch and the achievement of certain safety and training goals established by the Panda-Rosemary Partnership.

     U-Tech and Ogden Power Corporation are discussing an arrangement whereby U-Tech would assign to Ogden Rosemary Operations, Inc.
("Ogden Rosemary"), a subsidiary of Ogden Power Corporation, and Ogden Rosemary would assume, all of U-Tech's responsibilities for operation and maintenance services under the Rosemary O&M Agreement. The Company is not aware of any reason why such an arrangement would not be acceptable to the Panda-Rosemary Partnership.

  Operating History

      The following table contains a summary of certain levels of operating performance achieved by the Panda-Rosemary Facility since the beginning of 1991:

                                     1991   1992   1993   1994   1995

[S]                                 [C]    [C]    [C]    [C]   [C]
Summer Dependable Capacity (MW)       161    161    165    165    165
Winter Dependable Capacity (MW)       192    198    198    198    198
Hours Under VEPCO Dispatch          1,174    377    324    764  2,224
Electric Energy Production (GWH)    129.0   44.8   31.9   76.7  234.9
Steam Production (MM Lbs)           330.8  377.9  429.9  364.8  291.2
Chilled Water Production
 (MM Ton-hours)                       N/A    4.0    3.7    4.1    4.1
Forced Outage Days                     12      1     16     12     18

      The Panda-Rosemary Facility was dispatched for 1,174 hours in 1991. Dispatch was reduced to 377 hours in 1992 and 324 hours in 1993 due to several new coal-fired, non-utility generation plants becoming available for dispatch by VEPCO. The increases in dispatch hours to 764 in 1994 and 2,224 in 1995 were partially due to the effect of the second amendment to the Rosemary Power Purchase Agreement entered into in 1993, under which the formula used to calculate the energy payment was amended to more closely match the fuel and variable operation and maintenance costs incurred by the Panda-Rosemary Partnership.

      During 1995, the Panda-Rosemary Facility was dispatched for 2,224 hours. The significant increase in dispatch hours from 1994 to 1995 was primarily due to the fact that, during much of the 1995 summer months, two of VEPCO's gas-fired plants suffered forced outages that are not likely to be repeated and, under the terms of the Rosemary Power Purchase Agreement, VEPCO was allowed to redirect to the Panda-Rosemary Facility the gas that would otherwise have been transported to these unavailable plants. For approximately 1,200 of the 2,224 hours, the Panda-Rosemary Facility used natural gas provided directly by VEPCO under this fueling arrangement. The Panda-Rosemary Partnership's profit margin on the energy payment from VEPCO is lower for this type of dispatch compared to its energy margins under normal dispatch conditions under which the Panda-Rosemary Partnership provides the fuel.

  Cash Flow Participation

      NNW, Inc., formerly known as Nova Northwest, Inc., an Oregon corporation ("NNW"), has a cash flow participation (the "NNW Cash Flow Participation") in the Panda-Rosemary Partnership arising out of a Credit, Term Loan and Security Agreement (the "Credit Agreement") entered into by PEC, PR Corp., PRC II (collectively, the "Rosemary Borrowers") and NNW in August 1993, under which NNW made a loan to the Rosemary Borrowers which has since been repaid. The Credit Agreement provides that NNW, in addition to repayment of debt, is to receive a cash flow participation equal to 4.33% of certain distributions from the Panda-Rosemary Partnership to the Rosemary Borrowers. At the time the Credit Agreement was entered into the aggregate equity interest in the Panda-Rosemary Partnership held by PR Corp. and PRC II was 10%. After the redemption of Ford Credit's 90% limited partner interest in the Panda-Rosemary Partnership from a portion of the proceeds of the Prior Offering, PR Corp. and PRC II, collectively, own 100% of the equity interest in the Panda-Rosemary Partnership.

      The Credit Agreement states that the parties intend that any financial restructuring of the Panda-Rosemary Facility shall not materially affect the NNW Cash Flow Participation, positively or negatively. The Credit Agreement also provides that, in the case of any such financial restructuring, the calculation of the amount of distributions to be paid to NNW shall continue to be based on the scheduled principal and interest amounts of the then existing indebtedness of the Panda-Rosemary Partnership under the Second Amended and Restated Letter of Credit and Reimbursement Agreement dated as of January 6, 1992 among the Panda-Rosemary Partnership, The Fuji Bank, Limited, and certain other banks party thereto (the "Reimbursement Agreement"). Accordingly, it is the position of Panda International and the Company that the NNW Cash Flow Participation remained the same following the closing of the Prior Offering (as if the Reimbursement Agreement had remained in place with the letter of credit and bonds relating thereto and as if the redemption of Ford Credit's 90% limited partner interest and the issuance of the Rosemary Bonds had never occurred). Based on the position of Panda International and the Company, the NNW Cash Flow Participation is equal to 0.433% of distributions to the Rosemary Borrowers and would increase to 1.732% after 2008 based on projected distributions. NNW has disputed the position of Panda International and the Company with respect to the redemption of Ford Credit's 90% limited partner interest. NNW claims that it is entitled to receive 4.33% of distributions to the Rosemary Borrowers following redemption of Ford Credit's interest. PEC has, as a result, filed a petition against NNW to have the amount of the NNW Cash Flow Partnership determined. See "Legal Proceedings -- NNW, Inc. Proceeding." Because the debt structure existing prior to the closing date of the restructuring of the Panda-Rosemary Partnership would have resulted in cash flow distributions during the early years after such date that are lower than the cash flow distribution under the new debt structure, a NNW Cash Flow Participation at the percentage claimed by NNW, if NNW were to prevail in this dispute, would not have a material adverse impact on the Company or its financial condition. If NNW prevails in this dispute and the NNW Cash Flow Participation is not converted into Panda International common stock or cash (as described below), the reduction in total cash flows to be received by the Company through 2012 would be approximately $1.9 million on a net present value basis and the reduction in annual cash flows to be received by the Company would be (i) approximately $81,000 during the balance of 1996 and increase to approximately $255,000 in 2004; (ii) in the range of approximately $525,000 to $550,000 per year during the years 2005 to 2008; and (iii) approximately $333,000 in 2009 and decline thereafter to approximately $310,000 in 2012. See Appendix B, Consolidated Pro Forma Report.

      The Credit Agreement gives NNW a right to convert the NNW Cash Flow Participation into common stock of Panda International under certain circumstances. It also gives Panda International the right to convert the NNW Cash Flow Participation into Panda International common stock or cash under certain circumstances. Panda International does not have any current intention of exercising such right, and accordingly, holders of the Exchange Bonds should assume that the NNW Cash Flow Participation will continue indefinitely.

The Panda-Brandywine Facility

      The Panda-Brandywine Facility is a combined-cycle cogeneration facility located in Brandywine, Maryland (near Washington, D.C.), with a total electric generating capacity of approximately 230 MW. The Panda-Brandywine Facility uses natural gas as its primary fuel input and No. 2 fuel oil as an alternative fuel in the event that gas
supplies   or  transportation  are  curtailed.  The  Panda-Brandywine
Facility was constructed by Raytheon Engineers and Constructors, Inc.
("Raytheon")   pursuant   to  the  Amended   and   Restated   Turnkey
Cogeneration   Facility   Agreement  between   the   Panda-Brandywine
Partnership and Raytheon (the "Brandywine EPC Agreement"). Raytheon met the requirements for commercial operations and substantial completion under the Brandywine EPC Agreement, and the Company expects the Panda-Brandywine Facility to commence commercial operations under the power purchase agreement with PEPCO in November 1996. The Panda-Brandywine Partnership has agreed to sell the capacity of, and energy produced by, the Panda-Brandywine Facility to Potomac Electric and Power Company ("PEPCO"), a utility that serves the District of Columbia and parts of Maryland, for an initial term of 25 years from the commencement of commercial operations. A merger of PEPCO and Baltimore Gas & Electric, a utility that serves other parts of Maryland, has been publicly announced and is anticipated to close in 1997.

      The Panda-Brandywine Facility is certified as a Qualifying Facility under PURPA and thus is exempt from rate regulation as an electric utility under federal and state law, provided that, upon and during commercial operations, it continues to meet the applicable requirements of PURPA. See "Regulation -- Federal Energy Regulation -- PURPA."

  Construction Contract

      Pursuant to the Brandywine EPC Agreement, Raytheon agreed to construct the Panda-Brandywine Facility (including the distilled
water   plant)  for  approximately  $122  million  (including  change
orders).   Because  Raytheon provided a letter of  credit,  initially equal to 10% of the contract price, no retainage is withheld. The amount of this letter of credit will be reduced as of the commencement of commercial operations to 5% of the aggregate amount paid by the Panda-Brandywine Partnership to Raytheon through that date, and thereafter must be maintained at a level which is twice the cost of completing punch list items remaining at final acceptance of the Panda-Brandywine Facility. Raytheon Company, a Delaware corporation and the parent corporation of Raytheon, has provided a guaranty covering all obligations of Raytheon under the Brandywine EPC Agreement.

     Raytheon warrants and guarantees in the Brandywine EPC Agreement
(i) that the Panda-Brandywine Facility will commence commercial operations on or before October 31, 1996 and (ii) that it will meet certain performance criteria, including (a) that the net power output of the Panda-Brandywine Facility will be 230,000 kW at commercial operations and (b) that the net plant heat rate of the Panda-Brandywine Facility will not exceed 7,124 Btu/kWh LHV, plus 2%. Under the Brandywine EPC Agreement, Raytheon will be liable to the Panda-Brandywine Partnership for liquidated damages for a failure to meet these guarantees in the following amounts: (i) $80,000 per day, capped at $14.4 million, for each day that Raytheon fails to meet the guaranteed completion date; (ii) $1,000 for each kW that the net power output is less than the guaranteed net power output amount (Raytheon, however, may not declare that the facility has achieved commercial operations if the net power output is below 210,000 kW);
and (iii) $45,000 for each Btu/kWh in excess of the net plant heat rate guarantee plus 2%. In any event, the total liquidated damages payable under the Brandywine EPC Agreement shall not exceed 25% of the contract price. Conversely, Raytheon will be paid bonuses by exceeding the timing and/or performance guarantees contained in the Brandywine EPC Agreement, including (i) $16,600 per day for each day that commercial operations occur after September 30, 1996 but on or before October 31, 1996, and $40,000 per day for each day that commercial operations occur on or after August 1, 1996 but on or before September 30, 1996; (ii) $300 per kW by which the net power output is greater than 230,000 kW up to 233,000 kW; and (iii) $22,500 per Btu/kWh by which the plant heat rate is less than the net plant heat rate guarantee, less 2%. Raytheon also guarantees that the Panda-Brandywine Facility will not exceed certain air contaminant emission and noise level limitations.

      Raytheon conducted initial acceptance testing of the Panda-Brandywine Facility and has met the requirements for commercial operations and substantial completion under the Brandywine EPC Agreement. A subcontractor of Raytheon has agreed to make certain modifications to the combustion liners of the facility in order to enhance operating performance, which modifications are expected to be completed in early November 1996. Accordingly, the Company expects the Panda-Brandywine Facility to commence commercial operations under the power purchase agreement with PEPCO in November 1996.

  Operations and Maintenance

      The Panda-Brandywine Partnership will purchase operations and maintenance services from Ogden Brandywine Operations, Inc. ("Ogden Brandywine") pursuant to an Operation and Maintenance Agreement, (the "Brandywine O&M Agreement"). The Brandywine O&M Agreement is effective until the third anniversary of the commercial operations date, and may be extended thereafter by agreement of the parties. In exchange for such services, Ogden Brandywine is currently being paid a fixed fee of $10,000 per month, plus reimbursement for certain expenses. After the commercial operations date, Ogden Brandywine will be paid a fixed fee of $117,750 per month, with bonus and penalty provisions based on maintenance of dependable capacity levels and availability of the Panda-Brandywine Facility for dispatch.

  Sale of Capacity, Electricity and Steam

      The Panda-Brandywine Partnership has agreed to sell electric capacity and energy to PEPCO pursuant to a Power Purchase Agreement (as amended by a first amendment ("First Amendment") thereto, the "Brandywine Power Purchase Agreement"). The Brandywine Power Purchase Agreement has an initial term of 25 years from the commercial operations date and may be extended by agreement of the parties. The Maryland Public Service Commission has approved the Brandywine Power Purchase Agreement and the First Amendment. The District of Columbia Public Service Commission has issued orders indicating its approval of the Brandywine Power Purchase Agreement as in the public interest and the First Amendment as a reasonable modification thereof. The District of Columbia Public Service Commission also has made certain findings of fact and conclusions of law that were conditions precedent to the effectiveness of the First Amendment according to its terms.

      PEPCO will have the right to dispatch the Panda-Brandywine Facility on a daily basis within certain guidelines and design limits. The design limits specify load levels, start-up and shutdown times and minimum run times, specifically adhering to Prudent Utility Practices. The guidelines will require PEPCO to dispatch all facilities obligated to deliver electricity to PEPCO based on economic factors and without regard to the ownership of the Panda-Brandywine Facility. PEPCO is required to dispatch 90 MW of the Panda Brandywine Facility's dependable capacity for no fewer than 60 hours per week (Monday through Friday). The remaining portion of the Panda-Brandywine Facility can be dispatched by PEPCO under the guidelines described above.

      The  Brandywine  Power  Purchase  Agreement  provides  for  two payments: a capacity payment and an energy payment. The capacity payment is a fixed charge to be paid regardless of whether the Panda-Brandywine Facility is dispatched, subject to reduction in certain circumstances described below. Monthly capacity payments throughout the term of the Brandywine Power Purchase Agreement are based on the Panda-Brandywine Facility's dependable capacity, the capacity rate and  other  factors.  Upon  commencement  of  operations  the  Panda-
Brandywine Facility will be required to establish a dependable capacity of 230 MW in summer ambient conditions (defined as 92 degrees F and 50% humidity). The dependable capacity will be determined by semi-
annual tests and PEPCO has the right to require the Panda-Brandywine Partnership to revalidate the dependable capacity. The capacity rate, stated in $/kW/month, is a fixed schedule of payments for each of the
25 years of the initial term of the Brandywine Power Purchase Agreement, ranging from $13.74 in 1997 to $23.63 in the 18th contract
year.   The  capacity  payment  is  subject  to  specified   downward
adjustments in contract years one, two, four and five, and to specified upward adjustments in the 11th through the 25th contract years. Capacity payments will be reduced if the Panda-Brandywine Facility cannot maintain 88% equivalent availability, and will be
increased  if  it  exceeds  92%  equivalent  availability.   Capacity
payments may also be decreased in 1999 depending on when and whether PEPCO's system peak load exceeds 5,697 MW prior to that year.

      The energy payment is determined in accordance with a series of formulas that reflect specified heat rates, hours of synchronization and operation and a combination of fixed and market prices for natural gas. The Brandywine Power Purchase Agreement provides that the energy price will be increased to compensate the Panda-Brandywine Partnership for its variable costs of fuel oil if the gas supply is interrupted. In such event, the Brandywine Power Purchase Agreement specifies a base cost of oil, which is escalated at the annual rate of change according to an oil index described therein.

      PEPCO has the right under certain circumstances to cancel the Brandywine Power Purchase Agreement before commercial operations commence by paying all expenses incurred by the Panda-Brandywine Partnership in connection with the Panda-Brandywine Facility, including construction and capital costs incurred through the date of termination, plus $5.0 million. This termination right is triggered by a material change in circumstances that is recognized in PEPCO's least cost planning process. Such material changes include, but are not limited to, changes in load growth, technology or legislation.
The Company has been informed by Panda International that Panda International believes termination pursuant to this provision is highly unlikely, particularly since the Panda-Brandywine Facility was included in PEPCO's most recent least-cost plan submitted to the Maryland and District of Columbia Public Service Commissions and in view of the amount of construction funds expended to date (approximately $174 million as of June 30, 1996), which would make termination extremely expensive for PEPCO. Moreover, the District of Columbia Public Service Commission, which conducts formal least cost plan reviews, is not scheduled to review PEPCO's least cost plan again until March 1998, which is after the expected commercial operations date. The Maryland Public Service Commission does not conduct formal least cost plan hearings, and no challenge to the Panda-Brandywine Facility's status in PEPCO's least cost plan has been raised in either jurisdiction. In addition, PEPCO may terminate the Brandywine Power Purchase Agreement under certain circumstances if the Panda-Brandywine Facility ceases to be a QF, unless the Panda-Brandywine Partnership receives all governmental and regulatory approvals necessary to continue operating the Panda-Brandywine Facility without QF certification. PEPCO may terminate the Brandywine Power Purchase Agreement immediately if the actual commercial operations date does not occur, for any reason other than PEPCO's default, by June 1, 1997 (which can be extended for up to an additional 366 days upon the occurrence of an event or events of force majeure).

      The Panda-Brandywine Partnership has constructed a seven-mile long electric transmission line to connect the Panda-Brandywine Facility and the transmission facilities of PEPCO. Consolidated Rail Corporation has entered into an agreement with the Panda-Brandywine Partnership to provide transmission line easements for a portion of the transmission line.

       The Panda-Brandywine Partnership will sell steam to the Brandywine Water Company, pursuant to a Steam Sales Agreement dated March 30, 1995 (the "Brandywine Steam Agreement"). Brandywine Water Company, which is an indirect wholly owned subsidiary of the Company, will use the steam to generate distilled water which is sold locally. This planned production and sale of thermal energy will allow the Panda-Brandywine Facility to achieve and maintain QF status. The Brandywine Steam Agreement has an initial term of 25 years from the commercial operations date of the Panda-Brandywine Facility and may be extended by agreement of the parties for additional terms of five years. Brandywine Water Company unconditionally agrees to purchase all of the thermal energy produced by the Panda-Brandywine Facility and will use the steam to generate distilled water to be sold locally. Brandywine Water Company has entered into a contract with the United States Navy to sell its distilled water for heating and other industrial uses in a naval facility. The contract is for a one-year term commencing October 1, 1996. Prior to the expiration of the term of the Navy contract, Brandywine Water Company will have to extend the contract or find one or more other customers to purchase the distilled water. The Brandywine Power Purchase Agreement provides that PEPCO may, under certain circumstances, terminate the Brandywine Power Purchase Agreement if the Panda-Brandywine Facility ceases to be a QF, unless the Panda-Brandywine Partnership receives all governmental and regulatory approvals necessary to continue operating the Panda-Brandywine Facility without QF certification. Additionally, it is a condition to the conversion of the construction loan into the long-term lease financing that the facility be a QF. If Brandywine Water Company is unable to extend its contract to sell distilled water to the United States Navy or to find one or more replacement contracts for the sale of such water, there is no assurance that the Panda-Brandywine Facility will be able to remain a Qualifying Facility. See "Risk Factors -- Maintaining Qualifying Facility Status."

  Gas Supply and Fuel Management

      The Panda-Brandywine Partnership will purchase both firm and interruptible natural gas supply from Cogen Development Company ("CDC") pursuant to the Gas Sales Agreement, dated March 30, 1995, between the Panda-Brandywine Partnership and CDC (the "Brandywine Gas Agreement"). MCN Corporation, the parent corporation of CDC, has unconditionally guaranteed the payment and performance obligations of CDC under the Brandywine Gas Agreement. The Brandywine Gas Agreement is effective for an initial term of 15 years from the date the Panda-Brandywine Facility commenced commercial operations, and thereafter for an additional two-year term unless terminated by either party upon nine months' written notice.

      CDC is obligated to sell and deliver to the Panda-Brandywine Partnership, at receipt points along the pipeline system of Columbia Gas, up to 24,240 MMBtu of gas per day on a firm basis and up to 24,240 MMBtu of gas per day on an interruptible basis. Gas delivered by CDC within the firm basis limit falls within one of the three following categories: "Limited Dispatch Gas," "Scheduled Dispatch Gas" or "Dispatchable Gas" (each as defined in the Brandywine Gas Agreement).

      The price for the gas delivered by CDC is dependent upon the category of the gas delivered. The price for Limited Dispatch Gas consists of a monthly demand charge, a commodity charge and a charge relating to costs incurred by CDC for gas storage service CDC receives from ANR Pipeline Company. The commodity charge escalates annually while the demand charge and the ANR-related charge increases after the fifth year of the initial term of the Brandywine Gas
Agreement. The price for Scheduled Dispatch Gas consists of a commodity charge based on the monthly NYMEX settlement price for natural gas futures contracts plus a margin which increases after year five of the Brandywine Gas Agreement. The price for Scheduled Dispatch Gas is capped based on three monthly natural gas price indices. The price for Dispatchable Gas is a negotiated price or, if a negotiated price cannot be reached, is based on a daily natural gas price index. In addition, the Panda-Brandywine Partnership receives a price credit from CDC for each MMBtu of gas delivered by CDC during a month not to exceed the demand charge for Limited Dispatch Gas.

      The Panda-Brandywine Partnership must annually take or pay for no less than 2,299,500 MMBtu (or 2,305,800 MMBtu during a leap year) of Limited Dispatch Gas, which amount is reduced by 7,000 MMBtu for each day of regularly scheduled outage at the Panda-Brandywine Facility. In addition, the Panda-Brandywine Partnership must take or pay for a quantity of Scheduled Dispatch Gas each month that is no less than 80% of the Scheduled Dispatch Gas that was scheduled for delivery during such month. If the Panda-Brandywine Partnership pays for but fails to take the minimum quantities of Limited Dispatch Gas or Scheduled Dispatch Gas, the Panda-Brandywine Partnership has the opportunity later to receive the quantities of gas paid for but not taken.

      Each year, CDC must deliver a report to the Panda-Brandywine Partnership demonstrating that the expected production from the proven gas reserves owned by CDC or an affiliate will be greater than CDC's total firm gas supply commitments over the next five years. If the total firm commitments exceed the gas reserves, CDC must take necessary action to ensure that its gas reserves will equal or exceed the total firm commitments within six months, or CDC must dedicate adequate reserves to meet its obligation to provide Limited Dispatch Gas to the Panda-Brandywine Partnership through the end of the term of the Brandywine Gas Agreement. The dedicated gas reserves can be released from dedication if CDC submits reports for three consecutive years demonstrating that CDC's gas reserves exceed total firm commitments or CDC submits a report demonstrating that CDC's gas reserves are greater than or equal to 125% of total firm commitments.

       The Panda-Brandywine Partnership will also purchase fuel management services from CDC pursuant to the Fuel Supply Management Agreement between CDC and the Panda-Brandywine Partnership (the "Brandywine Fuel Management Agreement"). MCN Investment Corporation has unconditionally guaranteed CDC's payment and performance obligations under the Brandywine Fuel Management Agreement. The Brandywine Fuel Management Agreement is effective for an initial term that is the greater of 15 years from the date the Panda-Brandywine Facility commenced commercial operations and the initial term of the Brandywine Gas Agreement, and will be extended for an additional two-year term unless terminated by either party upon nine months' written notice. The Brandywine Fuel Management Agreement will immediately terminate at either party's option if (i) the Brandywine Gas
Agreement terminates; (ii) the Panda-Brandywine Facility does not achieve commercial operations by June 1, 1998; (iii) the MCN Investment Corporation guaranty is terminated; or (iv) subsequent to the commencement of commercial operations, the Panda-Brandywine Facility ceases operations for twelve consecutive months.

     CDC's fuel management responsibilities under the Brandywine Fuel Management Agreement include advising the Panda-Brandywine Partnership with respect to the negotiation of natural gas and fuel oil supply and transportation arrangements, arranging for the delivery to the Panda-Brandywine Facility of natural gas or fuel oil, endeavoring to make such arrangements on the basis of "best efforts" and "best competitive offer" and advising the Panda-Rosemary Partnership with respect to fuel hedging arrangements.

  Gas Transportation

      The Panda-Brandywine Partnership and Columbia Gas have entered into a Precedent Agreement (the "Columbia Precedent Agreement"), whereby Columbia Gas has agreed to construct new pipeline facilities to expand its existing interstate pipeline and provide the Panda-Brandywine Partnership with firm transportation service upon the fulfillment of certain conditions and the Panda-Brandywine Partnership has agreed to contribute up to $6,772,590, plus any applicable tax gross-up, toward the construction of Columbia Gas' pipeline facilities.

     The Panda-Brandywine Partnership will purchase from Columbia Gas firm gas transportation service pursuant to an Amended and Restated FTS Service Agreement (the "Columbia Gas FT Agreement"). Service under the Columbia Gas FT Agreement commences on the date that Columbia Gas completes construction of its required facilities, which will be no earlier than November 1, 1996, and continues for an initial term of 25 years from the date the Panda-Brandywine Facility commences commercial operations, and year-to-year thereafter unless terminated by either party upon six months' notice. Columbia Gas has agreed to provide the Panda-Brandywine Partnership with firm gas transportation service from November 1, 1996 until the completion of construction of its required facilities on substantially the same terms and conditions as provided in the Columbia Gas FT Agreement.

      Columbia Gas is obligated to provide the Panda-Brandywine Partnership with up to 24,240 Dth per day of firm gas transportation
service   from   a   receipt  point  near  Monclova,   Ohio   to   an
interconnection between the facilities of Columbia Gas and Cove Point LNG Limited Partnership ("Cove Point") in Loudoun County, Virginia. Columbia Gas provides the firm transportation service pursuant to the terms of the Columbia Gas FT Agreement, a rate schedule and the general terms and conditions of Columbia Gas's effective FERC gas tariff.

      The Panda-Brandywine Partnership purchases from Cove Point firm gas transportation service to transport gas delivered by Columbia Gas to the facilities of Cove Point pursuant to a FTS Service Agreement (the "Cove Point FT Agreement"). The Cove Point FT Agreement continues for a term of 25 years from the earlier of the commencement of commercial operations of the Panda-Brandywine Facility and June 1, 1997.

       Cove Point is obligated to provide the Panda-Brandywine Partnership with up to 24,000 Dth per day of firm gas transportation service from an interconnection between the facilities of Cove Point and Columbia Gas in Loudoun, Virginia to an interconnection between the facilities of Cove Point and Washington Gas Light Company ("WGL") in Charles County, Maryland. Cove Point provides the firm transportation service pursuant to the Cove Point FT Agreement, the Rate Schedule FTS and the general terms and conditions of its effective FERC gas tariff.

      The Panda-Brandywine Partnership and Cove Point have also entered into the Service Agreement Under Rate Schedule ITS, dated June 20, 1996, whereby Cove Point will provide the Panda-Brandywine Partnership with 30,000 Dth per day of interruptible transportation service on a month-to-month basis over the same pipeline path Cove Point will utilize to provide firm transportation service to the Panda-Brandywine Partnership.

      The Panda-Brandywine Partnership will purchase from WGL gas transportation, gas sales and gas balancing service pursuant to a Gas Transportation and Supply Agreement (the "WGL Agreement"). The WGL Agreement continues for an initial term of 25 years from the first day of the calendar month following the date the Panda-Brandywine Facility commences commercial operations, and will continue year-to-year after the expiration of the initial term unless terminated by either party upon six months' written notice.

      WGL is obligated to provide the Panda-Brandywine Partnership with firm transportation service, up to the quantity of gas nominated for such service on a given day, from an interconnection between the facilities of Cove Point and WGL in Charles County, Maryland to the interconnection between the WGL facilities and the Panda-Brandywine Facility, provided that WGL only must use its best efforts to deliver transportation gas to the Panda-Brandywine Facility when the pressure on the Cove Point pipeline is less than 500 psig. During the months of January, February and December of any calendar year, WGL may, under certain circumstances, request that the Panda-Brandywine Partnership release to WGL for its system use a quantity of gas purchased by the Panda-Brandywine Partnership under the Brandywine Gas Agreement and transported to the WGL system.

      Additionally, WGL will sell and deliver gas to the Panda-Brandywine Facility on an as-available basis from November through March and on a best efforts basis from April through October, at a price to be agreed by the parties. WGL will also provide the Panda-Brandywine Partnership with both a daily and monthly balancing service with respect to gas that it transports on behalf of the Panda-Brandywine Partnership.

      WGL constructed, at its expense, the necessary pipeline and appurtenant facilities necessary to deliver gas from the Cove Point pipeline to the Panda-Brandywine Facility.

  Fuel Oil

       The Panda-Brandywine Facility was constructed with the capability to operate on No. 2 fuel oil and has the ability to change fuel sources from natural gas to fuel oil and back without interrupting the generation of electricity. The Panda-Brandywine Facility has on-site storage for approximately 2.0 million gallons of fuel oil, a supply sufficient to operate the Panda-Brandywine Facility at full load for approximately six days. The Panda-Brandywine Partnership will purchase fuel oil on a spot basis. The price that the Panda-Brandywine Partnership will pay for fuel oil will include delivery to the Panda-Brandywine Facility, since the fuel oil suppliers deliver or arrange for the delivery of such fuel oil.

  Water

      The Panda-Brandywine Partnership has entered into a 25-year Treated Effluent Water Purchase Agreement ("Water Supply Agreement") with the County Commissioners of Charles County, Maryland to purchase up to 2.7 million gallons per day of treated effluent from a local sewage treatment plant. Treated effluent is a byproduct of the sewage treatment process and will be used as the primary cooling water source for the Panda-Brandywine Facility's cooling towers. The treated effluent will be transported from the sewage treatment plant to the Panda-Brandywine Facility by a buried transmission pipeline that has the capacity to supply up to 3.0 million gallons per day. The Panda-Brandywine Partnership has been approved to use well water for boiler and potable water.

Other Projects under Development by Panda International

      The following are additional Projects that Panda International and its affiliates are developing. There are substantial risks associated with the development of Projects, and increased risks associated with the development of Projects outside the United States. There can be no assurance that any Project under development will reach Financial Closing or achieve Commercial Operations, or will satisfy the other conditions for transfer to the Project Portfolio pursuant to the Additional Projects Contract. See "Risk Factors -- Project Risks" and "-- Risks Relating to Future Non-U.S. Projects."

  The Panda-Luannan Project

      The Panda-Luannan Facility will be comprised of two 50 MW coal-fired electric generating units and a steam and hot water distribution system and will be located in Luannan County near Tangshan City in Tangshan Municipality, Hebei Province, PRC. Luannan County is located in northeastern Hebei Province in the area that is frequently referred to as the Beijing-Tianjin-Tangshan Triangle, an important economic and political center in the PRC.

      PEC has formed four equity joint ventures with PRC registered companies for purposes of developing, constructing and operating the Panda-Luannan Facility (collectively, the "Joint Venture Companies").

      The Panda Luannan Facility will sell power to North China Power Group Company ("NCPGC") pursuant to an Electric Energy Purchase and
Sales    Agreement   and   a   General   Interconnection    Agreement
(collectively, the "Luannan Power Purchase Agreement"), among NCPGC and two of the Joint Venture Companies. Gross generation amounts vary among three eight-hour periods per day, designated as peak hours, non-peak hours and trough hours, as determined under the Luannan Power Purchase Agreement. The Company understands that, subject to output limitations during non-peak hours and trough hours, NCPGC has agreed to purchase and take all electric energy delivered to NCPGC from the Panda-Luannan Facility, as dispatched by the grid. The Joint Venture Companies may not sell any electric energy directly to third parties without the consent of NCPGC. Steam generated by the Panda-Luannan Facility will be sold to industrial purchasers, and possibly to governmental purchasers, located in Luannan County under various heat and supply agreements.

     Panda International, through two of the Joint Venture Companies, has selected Harbin Power Engineering Company Limited as the engineering, procurement and construction contractor ("Harbin"). Harbin has extensive engineering, procurement and construction experience in the power industry in the PRC. A bank guaranty is expected to be provided by The Export-Import Bank of China in respect of Harbin's obligations under the construction contract in a maximum amount of 35% of the original construction contract price. The two Joint Venture Companies also will reserve 10% of the construction costs as retainage, and a guaranty of all of Harbin's liabilities and obligations under the construction contract will be provided by Harbin's parent company, Harbin Power Equipment Group Company.

      Two of the Joint Venture Companies and NCPGC entered into a transmission line construction agreement on February 10, 1996 for the construction of transmission lines and associated facilities to connect the Panda-Luannan Facility to the grid. These two Joint Venture Companies subsequently transferred their interests in the transmission line construction agreement to another Joint Venture Company. NCPGC will own the transmission lines and perform all operation, maintenance and repair of the transmission lines during the term of the Luannan Power Purchase Agreement. The Joint Venture Company which was transferred the interest in the transmission line construction agreement will make available the funds to cover the cost of constructing the transmission lines and associated facilities.

      The Panda-Luannan Facility's largest coal supplier will be the Kailuan Coal Mining Administration ("Kailuan"), a central government coal mining bureau. Kailuan has committed by contract to supply 300,000 metric tons of coal per year to the Panda-Luannan Facility for 10 years. Additional coal supplies totaling 310,000 metric tons per year are available under contracts with five other coal mines.
All coal will be delivered to the Panda-Luannan Facility by truck. The commitments under these six coal supply agreements are equivalent to 150% of the Panda-Luannan Facility's projected annual requirements, but the Joint Venture Companies are not required to purchase that entire amount. A contract for the provision of operation and maintenance services has been signed with Duke/Fluor Daniel International Services, Inc.

      The formation of a Sino-foreign equity joint venture, including both the joint venture contract and the articles of association, requires the approval of the Ministry of Foreign Trade and Economic Cooperation (MOFTEC) or, if the amount of the total investment in the joint venture falls below the applicable approval threshold, the applicable provincial or, in some cases, local commission of foreign trade and economic cooperation (COFTEC). All businesses in China require business licenses issued by the local branch of the State Administration of Industry and Commerce (SAIC). The Panda-Luannan Facility also requires certain other approvals with respect to such items as grid interconnection, legal and financial structure, transmission systems, land use, zoning, pricing, international exchange, water usage, environmental protection, ash transportation and ash disposal. These various approvals have been obtained.

  The Panda of Nepal Project

      Panda International has formed a joint venture with a major hydroelectric engineering company and a local Nepalese party to build a 36 MW hydroelectric facility on the upper Bhote Koshi River in Nepal. A power purchase agreement with the Nepal Electricity Authority ("NEA") and a project agreement with the Government of Nepal obligating the Government of Nepal to guarantee NEA's payment obligations and provide certain other support and incentives were signed in July 1996. Approval of the joint venture was received from the Government of Nepal in June 1996. Panda International has received commitment letters from two multilateral agencies to provide debt financing for this Project.

  The Panda-La Panga Project

      In August 1994, Panda International acquired from another independent power developer a 90% interest in a Project company that had entered into a power purchase agreement with the Orissa State Electricity Board for a proposed 500 MW coal-fired power project to be located in the State of Orissa, India. Certain of the central governmental approvals for the Project have been obtained. Although Panda International believes its power purchase agreement is valid and enforceable, the State of Orissa has given a notice of cancellation of such agreement to Panda International, as well as to several other third parties with respect to their projects being developed. Panda International has objected to such notice and is presently conducting discussions with the government of the State of Orissa. Development efforts have been delayed pending resolution of this dispute.

  The Panda-Kathleen Project

      The Panda-Kathleen Facility is planned to be a combined cycle natural gas-fired, intermediate-load, cogeneration facility to be located on a 7.5-acre site owned by the Panda-Kathleen Partnership in an industrial park near Lakeland, Florida. The Panda-Kathleen Partnership entered into a power purchase agreement with Florida Power Corporation ("Florida Power") in 1991.

      The Panda-Kathleen Partnership and Florida Power are engaged in litigation before various state and federal forums in Florida over the interpretation of the Panda-Kathleen power purchase agreement. See "Legal Proceedings -- Florida Power Proceedings." The outcome of this litigation will determine whether construction of the Panda-Kathleen Facility is initiated and completed. Pursuant to arrangements with GE Capital under the Brandywine Financing Documents, the entities which are partners of the Panda-Kathleen Partnership will be required to be transferred to the Company and become part of its Project Portfolio if, and within 180 days after, the Panda-Kathleen Facility reaches the earlier of Financial Closing or Commercial Operations.

                          LEGAL PROCEEDINGS

      Neither the Company nor the Issuer is a party to any legal proceedings. Affiliates of the Company are claimants or defendants in various legal proceedings which have arisen in the ordinary course of business. The Company believes such claims and legal actions, individually or in aggregate, will not have a material adverse effect on the business or financial condition of the Company.

NNW, Inc. Proceeding

      On July 12, 1996, PEC filed an action against NNW captioned Panda Energy Corporation v. NNW, Inc. f/k/a Nova Northwest Inc. (No. 96-07151-C), in the District Court of Dallas County, Texas (68th Judicial District). PEC's petition seeks a declaratory judgment that the NNW Cash Flow Participation remains at 0.433% after the restructuring of the Panda-Rosemary Partnership interest pursuant to the terms of the Credit Agreement. See "Description of the Projects -
- The Panda-Rosemary Facility -- Cash Flow Participation." Pursuant to the Credit Agreement, NNW received a cash flow participation interest in distributions from the Panda-Rosemary Partnership in the amount of 4.33% of PEC's own participation interest. At the time the Credit Agreement was entered into, the aggregate equity interest in the Panda-Rosemary Partnership held by PEC was 10%, making the NNW Cash Flow Participation equal to 0.433%. As a result of the redemption of Ford Credit's 90% limited partnership interest in the Panda-Rosemary Partnership, PEC (through the Company) owns an indirect 100% interest in the Panda-Rosemary Partnership.

       Pursuant to the Credit Agreement, the NNW Cash Flow Participation interest is not to be affected either positively or negatively by "any financial restructuring." It is the opinion of Panda International and the Company that the redemption of Ford Credit's limited partnership interest is a "financial restructuring" within the meaning of that term in the Credit Agreement and that, as a result, the NNW Cash Flow Participation remains equal to 0.433% of total cash flow distributions by the Panda-Rosemary Partnership (based on the current debt structure). NNW is disputing this position and asserts that after the restructuring it is entitled to 4.33% of PEC's distributions from the Panda-Rosemary Partnership. The declaratory judgment petition seeks a determination that the NNW Cash Flow Participation is equal to 0.433%. A resolution of this dispute and the declaratory judgment proceeding adverse to PEC and the Company would not have a material adverse effect on the Company. See "'Description of the Projects -- The Panda-Rosemary Facility -- Cash Flow Participation."

      In the view of PEC's counsel in this matter, Lynn Stodghill Melsheimer & Tillotson, L.L.P. (Dallas, Texas), and taking into account that no discovery has been conducted, PEC's interpretation of the Credit Agreement is fully supported by the unambiguous terms of the Credit Agreement. Under such circumstances, PEC would be entitled to judgment as a matter of law that its interpretation is correct. Even if a court were to conclude that a factual dispute exists as to the meaning of the Credit Agreement, it is the view of Lynn Stodghill Melsheimer & Tillotson, L.L.P. that parol and other extrinsic evidence supports PEC's interpretation of the Credit Agreement. Lynn Stodghill Melsheimer & Tillotson, L.L.P., however, also state that, as in any litigation matter, there can be no assurance that PEC will prevail in this case, and its position could be rejected in whole or in part by a judge or jury. However, based on its review of the information PEC has provided them, such counsel believes that PEC's interpretation of the Credit Agreement is more likely than not to prevail in court.

Heard Proceedings

      PEC is a party to a lawsuit captioned Panda Energy Corporation, Plaintiff v. Heard Energy Corporation, CLF Energia Y Electricidad, S.A., Robert A. Wolf, Armin Alexander Budzinsky, Edward R. Gwynn, Donald L. Kinney, Morgan Stanley & Co., Inc., Allstate Insurance Company, Allstate Life Insurance Company, Entergy Corporation, Entergy Enterprises, Inc., Entergy Power, Inc., Entergy Power Development Corporation, Anil Desai, Drs. IR. Poerwanto P., and PT Panca Serodja Pradhana, Defendants, (No. 94-0672-J), District Court of Dallas County, Texas (191st Judicial District). PEC initiated this litigation in April 1994 and alleges that defendants Wolf, Gwynn and Kinney, former PEC employees, formed a competing company (Heard Energy Corporation) and misappropriated certain of PEC's international power project opportunities. PEC alleges that the other defendants knowingly participated, collaborated and/or conspired in the misappropriation. PEC alleges causes of action for misappropriation, conspiracy, fraud, breach of contract, breach of fiduciary duty and legal malpractice against one or more of the defendants and alleges damages in an unspecified amount.

      Defendant Morgan Stanley filed a counterclaim on September 14, 1995 against PEC, alleging that it had performed services for PEC pursuant to an engagement agreement relating to the Panda-Brandywine Project. PEC terminated the engagement agreement on May 4, 1993. Morgan Stanley alleges that the services it performed prior to such termination included assisting PEC in obtaining certain regulatory approvals, preparing a draft solicitation booklet and identifying potential project financing sources, including GE Capital. Morgan Stanley further alleges that PEC obtained financing from GE Capital after Morgan Stanley was terminated, and that Morgan Stanley is entitled to a "transaction fee," either pursuant to the engagement agreement or based on the value of the services it allegedly performed, in an amount of not less than $4.3 million, plus attorneys' fees and interest.

      Defendants Heard Energy Corporation, Wolf, Gwynn, Kinney and Budzinsky (the "Heard Defendants") also filed a counterclaim during November 1994 against PEC and a third-party claim against Robert Carter and Janice Carter, alleging that PEC, Robert Carter and Janice Carter negligently made misrepresentations of PEC's lack of a continued interest in developing international power projects. The Heard Defendants allege that they would not have engaged in allegedly competing international power project transactions but for these misrepresentations and that they incurred damages in the amount of approximately $5.0 million as a result of these misrepresentations, such damages allegedly consisting of expenses incurred by Heard Energy Corporation, certain portions of which allegedly are guaranteed by the individual Heard Defendants. In both the counterclaim and the third-party claim, the Heard Defendants further allege that PEC, Robert Carter and Janice Carter violated a confidentiality order relating to certain documents produced by the Heard Defendants during the discovery phase of this action by misappropriating confidential information in these documents for the purpose of gaining a competitive advantage over Heard Energy Corporation. The Heard Defendants seek $5.0 million in damages as well as unspecified "exemplary" damages based on this alleged violation. PEC believes that the Heard Defendants' discovery order claim is not actionable as a claim for damages.

      On March 15, 1996, all of the defendants filed motions for summary judgment, and PEC filed motions for summary judgment with respect to Morgan Stanley's counterclaim and the Heard Defendants' counterclaim and third-party claim. By letter dated April 30, 1996, the court advised all counsel that it intended to grant the defendants' motions for summary judgment, indicating that PEC could not show legally sufficient evidence of damages to sustain its claims. This order was entered on June 19, 1996.

      PEC has filed an appeal bond and intends to appeal the court's ruling. In light of the court's ruling and pending the appeal, Morgan Stanley and the Heard Defendants have dismissed without prejudice their counterclaims and third-party claims, and PEC has agreed that any applicable statutes of limitations or other time-based defenses will be tolled during the pendency of the appeal.

      The Company has been informed by PEC that PEC does not believe that either the Morgan Stanley counterclaim or the Heard Defendants' counterclaims and third-party claims will be refiled unless and until the judgment dismissing PEC's claims against those parties is reversed and remanded to the trial court by the appellate court. In any event, PEC does not believe that these counterclaims or third-party claims, if reasserted, have any merit, nor does PEC believe that these claims, if eventually decided adversely to PEC, would have a material effect on the business of PEC.

Brandywine Proceedings

      On June 26, 1996, certain plaintiffs commenced a proceeding against the Panda-Brandywine Partnership and one of its contractors captioned Jeannine McConnell, McConnell Pool Service, Inc. and
McConnell Fuel Oil, Inc. v. Panda-Brandywine, L.P. and Flippo Construction (Case No. CV 96-1344) in the Circuit Court for Charles County, Maryland. In this proceeding, plaintiffs allege that in connection with the construction of a water line/pipe, a contractor for the Panda-Brandywine Partnership, Flippo Construction ("Flippo") and the Panda-Brandywine Partnership left their easement and inadvertently trespassed on to plaintiffs' property. While on plaintiffs' property, Flippo and the Panda-Brandywine Partnership allegedly dug a deep and wide hole and laid pipe in it. Plaintiffs allege that this trespass damaged the property, decreased its fair market value and resulted in loss of use thereof. Plaintiffs' claim damages in numerous counts that aggregate to $3,250,000 in actual damages against each defendant plus punitive damages aggregating $3,000,000 against each defendant.

      The Panda-Brandywine Partnership intends to vigorously contest this proceeding. Panda International and the Company do not believe that the outcome of this proceeding will have any material adverse effect on the financial condition of the Company or the Panda-Brandywine Partnership. Immediately following the inadvertent digging of the hole on plaintiffs' property, Flippo went onto such property, filled in and compacted the hole and moved the pipe route off of plaintiffs' property. Panda International and the Company believe that this action should be sufficient to eliminate any substantial damage to this property. Flippo has offered to go on to plaintiffs' property and fix any remaining damage (if any) to plaintiffs' property but plaintiffs have refused this offer.

      In the opinion of Panda International and the Company, the contract between the Panda-Brandywine Partnership and Flippo requires Flippo to hold the Panda-Brandywine Partnership harmless for any activities relating to the plaintiffs' property.

Florida Power Proceedings

     In January 1995, Florida Power commenced a proceeding before the Florida PSC against the Panda-Kathleen Partnership captioned In re:
Petition for Declaratory Statement Regarding Eligibility for Standard Offer Contract and Payment Thereunder by Florida Power Corporation, Case No. 950110-EI. Florida Power's petition seeks a declaratory statement that the Kathleen Power Purchase Agreement is not
"available" to the Panda-Kathleen Partnership because the Panda-Kathleen Partnership's proposed cogeneration facility allegedly is not in compliance with the Florida PSC's rules (because it may be capable of exceeding 75 MW in electric generating capacity). Additionally, if the contract is "available" to the Panda-Kathleen Partnership, Florida Power seeks a declaratory statement that it is only obligated to pay capacity payments under the Kathleen Power Purchase Agreement for a term of 20 years rather than for the entire 30-year term of the Kathleen Power Purchase Agreement. The Panda-Kathleen Partnership filed a cross-petition seeking a declaratory statement that the milestone dates in the Kathleen Power Purchase
Agreement must be extended due to Florida Power's improper actions and as a result of the delays in developing the Panda-Kathleen Facility caused by Florida Power's petition and the ensuing proceeding before the Florida PSC. The Panda-Kathleen Partnership filed a motion to dismiss the proceeding based on lack of jurisdiction, but that motion was denied by the Florida PSC. In February of 1996, the Florida PSC held a one-day hearing.

      On May 20, 1996, the Florida PSC issued a decision granting Florida Power's petition, and holding that the Kathleen Power Purchase Agreement is not available to the Panda-Kathleen Facility as proposed because it has an electric generating capacity in excess of 75 MW and that Florida Power is only obligated to make capacity payments under the Panda-Kathleen Power Purchase Agreement for 20 years. The Florida PSC's decision also grants the Panda-Kathleen Partnership's cross-petition insofar as it grants the Panda-Kathleen Partnership a 12-month extension to meet the construction commencement milestone date and an 18-month extension to meet the commercial operation milestone date. The Panda-Kathleen Partnership has appealed the Florida PSC's order to the Florida Supreme Court.

      There are two actions related to this matter pending before the Florida Supreme Court and the United States District Court for the Middle District of Florida.

                             REGULATION

      Project subsidiaries of the Company are subject to complex and stringent energy, environmental and other governmental laws and regulations at the federal, state and local levels in connection with the development, ownership and operation of its electricity generation facilities. Federal laws and regulations govern transactions by electric and gas utility companies, the types of fuel that may be utilized by an electric generating facility, the type of energy that may be produced by such a facility and the ownership of the facility. State utility regulatory commissions must approve the rates and terms and conditions under which public utilities sell electric power at retail and, under certain circumstances, purchase electric power from independent producers. Under certain circumstances where specific exemptions are otherwise unavailable, state utility regulatory commissions may have broad jurisdiction over non-utility electric power generation facilities. Energy producing projects also are subject to federal, state and local laws and administrative regulations governing the emissions and other substances produced, discharged or disposed of by a facility and the geographical location, zoning, land use and operation of a facility. Applicable federal environmental laws typically have state and local enforcement and implementation provisions. These environmental laws and regulations generally require that a variety of permits and other approvals be obtained before the commencement of construction or operation of an energy-producing facility and that the facility then operate in compliance with those permits and approvals.

Federal Energy Regulation

  PURPA

     The Public Utility Regulatory Policies Act of 1978 ("PURPA") and the regulations promulgated thereunder provide certain rate and regulatory incentives to an electric generating facility that is a qualifying cogeneration or small power production facility ("QF"). The Panda-Rosemary Facility and the Panda-Brandywine Facility are QFs. If built, the Panda-Kathleen Facility also would be a QF. A cogeneration facility is a QF if it (i) sequentially produces both electricity and useful thermal energy that is used for industrial, commercial, heating or cooling purposes, (ii) meets certain energy efficiency and operating standards when oil or natural gas is used as a fuel source and (iii) is not more than 50%-owned by an electric utility, electric utility holding company or an entity or person owned by either or any combination thereof.

      Under PURPA and the regulations promulgated thereunder, QFs receive two primary benefits. First, a QF is exempt from most provisions of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), from most provisions of the Federal Power Act, as amended (the "FPA"), and from certain state laws relating to organizational, rate and financial regulation. Second, regulations promulgated by the Federal Energy Regulatory Commission (the "FERC") under PURPA require that (i) electric utilities purchase electricity generated by QFs, construction of which commenced on or after November 9, 1978, at a price based on the purchasing utility's full "avoided costs" and (ii) the utilities sell supplementary, back-up, maintenance and interruptible power to the QFs on a just and reasonable and non-discriminatory basis. See "PUHCA" and "FPA" below. PURPA and the regulations promulgated thereunder define "avoided costs" as the "incremental costs to an electric utility of electric energy or capacity or both which, but for the purchase from the qualifying facility or qualifying facilities, such utility would generate itself or purchase from another source." Utilities may also purchase power from QFs at prices other than "avoided costs" pursuant to negotiations as provided by FERC regulations.

      The FERC's regulations also provide that if energy or capacity is provided pursuant to a legally enforceable obligation over a specified term, avoided costs may be determined, at the option of the QF, either at the time the energy or capacity is delivered or as calculated at the time the obligation is incurred. The FERC's regulations further provide that, in the case of rates based on estimates of avoided costs over the term of a contract, the rates do not violate the FERC's rules if the rules for such purchases differ from avoided costs at the time of delivery.

       In certain instances, payments based upon avoided costs estimated at the time a contract is entered into have proven to be greater than a utility's avoided costs at the time of delivery. Many utilities have attempted to minimize the disparity by implementing strategies designed to reduce avoided cost payments under such contracts to levels that the utilities believe will be more competitive in a short-term marginal cost electric energy market. See "Industry Restructuring Proposals" below. Such strategies include attempts to renegotiate or buy out power purchase contracts with QFs. Some utilities have sought rigorously to enforce the terms of such contracts and to exercise their contractual termination rights if the contracts are not strictly observed. In addition, some utilities have engaged in litigation and regulatory action against QFs to achieve these ends.

      The FERC has refused to disturb QF contract rates on two operating projects where estimates of a utility's avoided costs, calculated at the time the contracts were signed, were higher than the actual avoided costs at the time of delivery and the contract rates were not challenged at the time the contracts were signed and were not the subject of an ongoing challenge to the state's avoided cost determination. New York State Electric & Gas Corporation, 71 FERC 61,027, reconsideration denied, 72 FERC 61,067 (1995). This decision is currently the subject of a petition for review in the United States Court of Appeals for the D.C. Circuit.

      Relying in part on the FERC's regulations, a federal court of appeals has held that once a state commission has approved (by final and nonappealable order) a QF contract rate as being consistent with avoided costs, just, reasonable and prudently incurred, any action or order by the state commission to reconsider its approval or deny the pass-through of the QF's charges to the utility's retail customers under purported state authority is preempted by PURPA. Freehold Cogeneration Associates, L.P. v. Board of Regulatory Comm'rs of New Jersey, 44 F.3d 1178 (3rd Cir.), cert. denied sub nom., Jersey Central Power & Light Co. v. Freehold Cogeneration Associates, L.P., 116 S. Ct. 68 (1995).

      In Independent Energy Producers Assoc. v. California Public Utilities Comm'n, 36 F.3d 848 (9th Cir. 1994), the U.S. Court of Appeals for the Ninth Circuit held that states are not preempted by PURPA from instituting a program that requires QFs to submit operating data, to purchasing utilities for monitoring compliance with QF status requirements, as long as the monitoring requirements do not impose an undue burden on the QFs. However, the same court determined that states and utilities are preempted by federal law from taking action on their determination that a QF is no longer in compliance with QF status requirements, other than requesting that the FERC revoke the facility's QF status, either by filing a request for revocation or by filing a petition for a declaratory order that the facility is no longer a QF.

      On May 29, 1996, VEPCO filed with the State Corporation Commission of the Commonwealth of Virginia ("SCC") a request for authorization to institute a formal QF status monitoring program. The request states that the proposed monitoring program would apply to all QFs that have entered into power purchase agreements with VEPCO. Under the proposed program, QFs would submit to VEPCO by March 1 of each year certain operational data from the previous year. If VEPCO believes, on the basis of such data, that a QF does not comply with QF requirements, the request indicates that VEPCO would first inform the QF and, if the QF agreed with or failed to respond to VEPCO's findings, VEPCO would file a petition seeking a declaration from the FERC that such a facility is not a QF.

      The North Carolina Utilities Commission ("NCUC") has disallowed the pass-through to VEPCO's North Carolina retail rates of a portion of capacity payments VEPCO had been making to several non-utility generation plants. The capacity payment rates for the plants had been determined by an arbitrator and approved by the SCC. The NCUC found that bids from a 1988 solicitation (the "1988 VEPCO Solicitation") were available at the time the contract was approved and should have been used, instead of arbitration, to determine VEPCO's avoided costs. The NCUC ruled that rates in excess of the rates derived from bids received in the 1988 VEPCO Solicitation were therefore disallowed in VEPCO's North Carolina retail rates. The North Carolina Supreme Court upheld the NCUC's decision, saying that the NCUC had simply disallowed rates above avoided costs. North Carolina Utilities Comm'n v. North Carolina Power, 338 N.C 412, 450 S.E.2d 896 (1994). The United States Supreme Court declined to review that decision.

      While the Rosemary Power Purchase Agreement with VEPCO was not specifically approved by the SCC, the SCC did approve the 1988 VEPCO Solicitation that resulted in the Rosemary Power Purchase Agreement. Although the NCUC used the 1988 VEPCO Solicitation to determine the avoided costs in the North Carolina decision discussed above, there can be no assurance that it would not disallow the pass-through of the Rosemary Power Purchase Agreement rates, which arose from the 1988 VEPCO Solicitation. If the NCUC were to disallow such pass-through, and if the courts were to allow the decision to stand, the Company believes that any such disallowance would affect only that portion of VEPCO's rates allocated to its North Carolina retail customers. The Brandywine Power Purchase Agreement has been approved by both the Maryland and District of Columbia Public Service Commissions.

       The Company endeavors to develop its Projects, monitor compliance by the Projects with applicable regulations and choose its customers in a manner which minimizes the risks of losing their QF status. Certain factors necessary to maintain QF status are, however, subject to the risk of events outside the Company's control. For example, loss of a thermal energy customer or failure of a thermal energy customer to take required amounts of thermal energy from a cogeneration facility that is a QF could cause the facility to fail to satisfy the criteria required for QF status regarding the level of useful thermal energy output. Upon the occurrence of such an event, the Company would seek to replace the thermal energy customer or find another use for the thermal energy that meets PURPA's requirements, but no assurance can be given that this would be possible.

      If one of the Projects in which the Company has an interest should lose its status as a QF, the Project would no longer be entitled to the exemptions from PUHCA and the FPA. This could subject the Project to rate regulation as a public utility under the FPA and state law and could result in the Company inadvertently becoming a public utility holding company by owning more than 10% of the voting securities of, or controlling, a facility that would no longer be exempt from PUHCA. This could cause all of the Company's remaining Projects to lose their QF status, because QFs may not be controlled, or more than 50% owned, by public utility holding companies. Loss of QF status may also trigger defaults under covenants to maintain QF status in the Projects' power purchase agreements, steam sales agreements and financing agreements and result in termination, penalties or acceleration of indebtedness under such agreements. A facility may lose its QF status on a retroactive or a prospective basis.

      If a Project were to lose its QF status (because, for example, it lost its steam customer), the Company could attempt to avoid holding company status (and thereby protect the QF status of its other Projects) on a prospective basis by restructuring its interests in the Project. For instance, the Company could change its voting interest in the entity owning the nonqualifying Project to nonvoting or limited partnership interests and sell the voting interest to an individual or company which could tolerate the lack of exemption from PUHCA, or by otherwise restructuring ownership of the Project so as not to become a holding company. These actions, however, would require approval of the Commission or a no-action letter from the Commission, and would result in a loss of control over the nonqualifying Project, could result in a reduced financial interest therein and might result in a modification of the Company's operation and maintenance agreement relating to such Project. A reduced financial interest could result in a gain or loss on the sale of the interest in such Project, the removal of the affiliate through which the ownership interest is held from the consolidated income tax group or the consolidated financial statements of the Company, or a change in the results of operations of the Company. Loss of QF status on a retroactive basis could lead to, among other things, fines and penalties being levied against the Company and its subsidiaries and claims by utilities for refund of payments previously made.

      Under the Energy Policy Act of 1992 ("Energy Policy Act"), a company engaged exclusively in the business of owning and/or operating a facility used for the generation of electric energy exclusively for sale at wholesale may be exempted from PUHCA as an "exempt wholesale generator." An exempt wholesale generator may not make retail sales of electricity. If a Project can be qualified as an exempt wholesale generator ("EWG") under Section 32 of PUHCA it will be exempt from PUHCA even if it does not qualify as a QF. Therefore, if a QF in the Company's Project Portfolio were to lose its QF status, the Company could apply to have the Project qualified as an EWG. However, assuming this changed status would be permissible under the terms of the applicable power purchase agreement, rate approval from FERC would be required. See "FPA" below. In addition, the Project would be required to cease selling electricity to any retail customers (such as the thermal energy customer) and could become subject to state regulation of sales of thermal energy. See "PUHCA" below.

  PUHCA

     PUHCA provides that any corporation, partnership or other entity or organized group that owns, controls or holds power to vote 10% or more of the outstanding voting securities of a "public utility company" or a company that is a "holding company" of a public utility company is subject to regulation under PUHCA, unless an exemption is established or a FERC order declaring it not to be a holding company is granted. Registered holding companies under PUHCA are required to limit their utility operations to a single integrated utility system and to divest any other operations not functionally related to the operation of the utility system. In addition, a public utility company that is a subsidiary of a registered holding company under PUHCA is subject to financial and organizational regulation, including approval by the Commission of certain of its financing transactions.

  FPA

      Under the FPA, the FERC has exclusive rate-making jurisdiction over wholesale sales of electricity and transmission in interstate commerce. These rates may be determined on either a cost-of-service basis or a market-based approach. If a QF in the Company's Project Portfolio were to lose its Qualifying Facility status, the rates set forth in the applicable power purchase agreement would have to be filed with the FERC and would be subject to initial and potentially subsequent reviews by the FERC under the FPA, which could result in reductions to the rates.

  Industry Restructuring Proposals

      The United States Congress is currently considering legislation to repeal PURPA entirely, or at least to repeal the obligation of utilities to purchase from Qualifying Facilities. There is strong Congressional support for grandfathering existing Qualifying Facilities contracts if such legislation is passed, and also support for requiring utilities to conduct competitive bidding for new electric generation if the PURPA purchase obligation is eliminated.

      The FERC and many state utility commissions are currently studying a number of proposals to restructure the electric utility industry in the United States to permit utility customers to choose their utility supplier in a competitive electric energy market. The FERC has recently issued a final rule requiring utilities to offer wholesale customers and suppliers open access on their transmission lines, on a basis comparable to the utilities' own use of the lines. Although the rule (Order No. 888) may be appealed, many utilities have already filed "open access" tariffs. The utilities contend that they should recover from departing customers their fixed costs that will be "stranded" if their wholesale customers choose new electric power suppliers. These stranded costs include the capacity costs utilities are required to pay under many QF contracts, which the utilities view as excessive when compared with current market prices for capacity. Many utilities are therefore seeking ways to lower these contract prices or terminate the contracts altogether, out of fear that their shareholders will have to bear all or part of such "stranded" costs. Some utilities have engaged in litigation against QFs to achieve these ends. See "PURPA" above. The FERC's rule allows full recovery of "legitimate and verifiable" prudently incurred stranded costs at the wholesale level. However, the FERC has jurisdiction over only a small percentage of electric rates, and there is likely to be litigation over whether wholesale stranded costs are "legitimate and verifiable."

      In addition to restructuring proposals being considered by regulatory agencies, a number of bills have been introduced in the U.S. Congress to promote electric utility restructuring and deregulation of electric rates. These bills differ as to how and to what extent a utility's "stranded" or "transition" costs would be recoverable if current captive customers left the utility's system. The existence of this legislation may increase the desire of utilities to renegotiate, buy out or attempt to terminate existing power purchase agreements containing prices that the utilities believe will not be competitive in a short-term marginal cost electric energy market. In addition, if electric energy prices are deregulated, electric energy producers will have to sell electric energy at competitive market prices.

State Regulations

      State public utility commissions ("PUCs") have broad authority to regulate both the rates charged by and financial activities of electric utilities, and to promulgate regulations implementing PURPA. Since a power purchase agreement will become a part of a utility's cost structure (and therefore generally is reflected in its retail rates), power purchase agreements from independent power producers are potentially subject to the regulatory purview of PUCs, particularly the process by which the utility has entered into the power purchase agreements. If a PUC has approved the process by which a utility secures its power supply, a PUC generally will be inclined to allow a utility to "pass through" the expenses associated with an independent power contract to the utility's retail customers. Moreover, a PUC may not disallow the full reimbursement to a utility for the purchase of electricity from a QF once the PUC has approved the rates as consistent with the requirements of PURPA. In addition, retail sales of electricity or thermal energy by an independent power producer may be subject to PUC regulation, depending on state law.

      Independent power producers that are not QFs under PURPA are considered to be public utilities in many states and are subject to broad regulation by PUCs ranging from the requirement that certificates of public convenience and necessity be obtained to regulation of organizational, accounting, financial and other corporate matters. However, sales of electricity at wholesale are subject to the exclusive regulatory jurisdiction of the FERC. In addition, states may assert jurisdiction over the siting and construction of facilities, and over the issuance of securities and the sale or other transfer of assets by these facilities that are not QFs.

      State PUCs also have jurisdiction over the transportation and retail sale of natural gas by local distribution companies. Each state's regulatory laws are somewhat different; however, all generally require a local distribution company to obtain approval from the PUC to provide services and construct facilities. The rates of local distribution companies are usually subject to continuing oversight by the PUC.

      In the case of the Panda-Rosemary Facility, the Panda-Rosemary Partnership is subject to a number of conditions imposed by the NCUC pursuant to a Certificate of Public Convenience and Necessity ("CPCN"), including that the Panda-Rosemary Facility and the Panda-Rosemary Pipeline both be owned by the Panda-Rosemary Partnership, that the Panda-Rosemary Partnership not transport gas for or sell or deliver gas to any other entity, that all electricity generated at the Panda-Rosemary Facility be sold to an electric utility and that all thermal energy produced at the Panda-Rosemary Facility be sold only to Bibb. If Bibb were no longer the steam purchaser, the Panda-Rosemary Partnership would be obligated to notify the NCUC and VEPCO and the NCUC could order such further proceedings as it deemed appropriate, which proceedings could result in revocation of the CPCN or the imposition of other conditions. See "Risk Factors -- Maintaining Qualifying Facility Status."

Natural Gas Regulation

      The Company has an ownership interest in and operates two natural gas-fired cogeneration projects in the United States. The cost of natural gas is ordinarily (other than debt costs) the largest expense of a power project and is critical to the project's economics. The risks associated with using natural gas can include the need to arrange transportation of the gas across great distances, including obtaining removal, export and import authority if the gas is transported from Canada, the possibility of interruption of the gas supply or transportation (depending on the quality of the gas reserves purchased or dedicated to the Project, the financial and operating strength of the gas supplier and whether firm or non-firm transportation is purchased), and obligations to take a minimum quantity of gas or pay for it (take-or-pay obligations).

      Pursuant to the Natural Gas Act, the FERC has jurisdiction over the transportation and storage of natural gas in interstate commerce. With respect to most transactions that do not involve the construction of pipeline facilities, regulatory authorization can be obtained on a self-implementing basis. However, pipeline rates for such services are subject to continuing FERC oversight. Order No. 636, issued by the FERC in April 1992, mandated the restructuring of interstate natural gas pipeline sales and transportation services. The restructuring required by the rule includes (i) the separation ("unbundling") of a pipeline's sales and transportation services,
(ii) the implementation of a straight fixed-variable rate design methodology under which all of a pipeline's fixed costs are recovered through its reservation charge, (iii) the implementation of a capacity release mechanism under which holders of firm transportation capacity on pipelines can release that capacity for resale by the pipeline, and (iv) the opportunity for pipelines to recover 100% of their prudently incurred costs ("transition costs") associated with implementing the restructuring mandated by the rule. On July 16, 1996, the United States Court of Appeals for the District of Columbia Circuit issued an order following appeals of Order No. 636 by various interested parties (United Distribution Companies v. FERC, No. 92-1485). The court approved most of Order No. 636. However, the court remanded some issues to the FERC for further consideration. The remanded issues include: (i) the FERC's requirement that an existing firm transportation customer bid up to a 20-year term to retain its rights to firm transportation capacity at the end of its contract term; (ii) certain aspects of the FERC's efforts to mitigate the economic effect of Straight Fixed-Variable ("SFV") transportation rates on certain transportation customers; (iii) the FERC's limitation on the obligation of the pipelines to provide "no-notice" transportation service; and (iv) the FERC's determination that pipelines can recover 100% of their prudently-incurred Gas Supply Realignment ("GSR") costs from their transportation customers and can recover 10% of these costs from their interruptible transportation customers. The FERC's order on remand of these issues should not have an adverse effect on the Partnership's gas transportation arrangements.

Environmental Regulations

     The development, construction and operation of power projects is subject to extensive federal, state and local laws and regulations adopted for the protection of the environment and to regulate land use. The laws and regulations applicable to the Company and its subsidiaries primarily involve the discharge of emissions into the water and air and the use of water, but can also include wetlands preservation, endangered species, waste disposal and noise regulations. These laws and regulations in many cases require a lengthy and complex process of obtaining licenses, permits and approvals from federal, state and local agencies.

     Noncompliance with environmental laws and regulations can result in the imposition of civil or criminal fines or penalties. In some instances, environmental laws also may impose clean-up or other remedial obligations in the event of a release of pollutants or contaminants into the environment. The following federal laws are among the more significant environmental laws that may apply to the Company and its subsidiaries. In most cases, analogous state laws also exist that may impose similar, and in some cases more stringent, requirements on the Company and its subsidiaries.

  Clean Air Act

      The Federal Clean Air Act, as amended (the "Clean Air Act"), provides for the regulation, largely through state implementation of federal requirements, of ambient air quality and emissions of air pollutants from certain facilities and operations. As originally enacted, the Clean Air Act set guidelines for emissions standards for major pollutants (e.g., sulfur dioxide and nitrogen oxide) from new sources. The 1990 Clean Air Act Amendments tightened regulations on emissions from existing sources, particularly previously exempted older power plants. The Company believes that the Panda-Rosemary Facility is in compliance with federal performance standards mandated for such plants under the Clean Air Act. The Company also believes that the Panda-Brandywine Facility, now under construction, will meet standards applicable to the plant under the Clear Air Act.

  Clean Water Act

     The Federal Clean Water Act, as amended (the "Clean Water Act"), also provides for the regulation, largely through state implementation of federal requirements, of the quality of surface waters and imposes limitations on discharges to those waters from point sources, including certain facilities and operations. The water quality standards established under the Clean Water Act are used as the basis for developing specific pollutant discharge limitations from point sources. The discharge limitations are incorporated into permits called National Pollutant Discharge Elimination System ("NPDES") permits. The Company believes that the Panda-Rosemary Facility is in compliance with the federal and state requirements applicable through its NPDES wastewater discharge permit under the Clean Water Act. The Clean Water Act also imposes requirements with respect to the discharge of stormwater runoff from industrial sites. Those requirements are implemented through state stormwater discharge permits, one of which has been obtained for the Panda-Rosemary Facility. The Company believes that the operation of the Panda-Rosemary Facility complies with the requirements of its stormwater discharge permit. The Clean Water Act also restricts discharges of fill materials to wetlands. The Panda-Rosemary Facility obtained approval for discharges in connection with its construction. The Company believes that the Panda-Brandywine Facility meets standards applicable to it under the Clean Water Act.

  Resource Conservation and Recovery Act

      The Resource Conservation and Recovery Act of 1976 ("RCRA") regulates the generation, treatment, storage, handling, transportation and disposal of solid and hazardous waste. The Company believes that it and its subsidiaries are in material compliance with solid and hazardous waste requirements under RCRA.

   Comprehensive Environmental Response, Compensation, and Liability Act

      The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), requires the remediation of sites from which there has been a release or threatened release of hazardous substances and authorizes the United States Environmental Protection Agency to take any necessary response action at Superfund sites, including ordering potentially responsible parties liable for the release to take or pay for such actions. Potentially Responsible Parties are broadly defined under CERCLA to include past and present owners and operators of such sites, as well as generators, arrangers and transporters of wastes sent to a site.


                             MANAGEMENT

Director, Independent Director and Officers of the Issuer and the Company

      The number of members of the Board of Directors of each of the Issuer and the Company has been set initially at one, but the number may be increased or decreased by the Board of Directors or the stockholders. Directors of each of the Issuer and the Company are elected annually and each elected director holds office until a successor is elected. Robert W. Carter was appointed the sole director of each of the Issuer and the Company at the time of their formation in July 1996.

      The Certificate of Incorporation of each of the Issuer and the Company also provides that the corporation shall always have an individual serving as an "Independent Director" who shall have the right to vote or consent only on, and whose affirmative vote or consent shall be required with respect to, any decision by the corporation or the Board of Directors to (i) file a bankruptcy petition, make an assignment for the benefit of creditors, apply for the appointment of a custodian, receiver or trustee for the corporation or its property, consent to the filing of such proceeding or admit in writing to the corporation's inability to pay its debts generally as they become due; (ii) commence the dissolution, liquidation, consolidation, merger or sale of all or substantially all of the assets of the corporation; (iii) amend the Certificate of Incorporation to broaden the purposes of the corporation and in other respects; or (iv) authorize the corporation to engage in any activity other than those set forth in the Certificate of Incorporation. The Certificate of Incorporation of each of the Issuer and the Company provides that the Independent Director shall be a person who is not and has not been, for the five years preceding his election, (i) a direct or indirect legal or beneficial owner of the corporation or its affiliates (or a member of the immediate family of such owner),
(ii) a creditor, supplier, officer, director, promoter, underwriter, manager or contractor of the corporation or any of its affiliates (or a member of the immediate family of any such officer or director) or
(iii)  a  person (or a member of the immediate family  of  a  person)
employed by the corporation or any of its affiliates or by any creditor, supplier, employee, stockholder, officer, director, promoter, underwriter, manager or contractor thereof. The Independent Director may, however, serve in such capacity for other special purpose subsidiaries of Panda International. In July 1996, Brian G. Trueblood was elected as the Independent Director of each of the Issuer and the Company. Mr. Trueblood also serves as the Independent Director for Panda Interholding, PRC II, PR Corp. and Panda-Rosemary Funding Corporation.

      The following table sets forth the names and ages of the director, the Independent Director and the executive officers of each of the Issuer and the Company and their positions with the Issuer and the Company. Since the formation of the Issuer and the Company, each executive officer of the Issuer and the Company has held the same office(s) with the Issuer and the Company that he or she has held with Panda International, PEC and each other corporation that is currently a direct or indirect subsidiary of the Company.

    Name                Age          Position with the Issuer and the Company

Robert W. Carter        58         Director, Chairman of the Board, President
                                   and Chief Executive Officer
Janice  Carter          55         Executive  Vice  President, Secretary and
                                   Treasurer
William C. Nordlund     42         Senior Vice President and General Counsel
Marjean  Henderson      45         Senior Vice President and Chief Financial
                                   Officer
James D. (Pete) Wright  42         Senior Vice President, Project Finance and
                                   Acquisitions
Brian G. Trueblood      35         Independent Director

      Robert W. Carter has been the Chairman of the Board and Chief Executive Officer of Panda International since January 1995. Mr. Carter has held similar chief executive positions with PEC and its subsidiaries since he founded PEC in 1982. Mr. Carter also is President of Robert Carter Oil & Gas, Inc. (an oil and gas exploration company), which he founded in 1980. From 1978 to 1980, Mr. Carter was Vice President of oil and gas lease sales for Reserve Energy Corporation (an oil and gas exploration company). From 1974 to 1978, he served as a marketing consultant to Forward Products, Inc. (a petrochemical company). Mr. Carter was Executive Vice President of Blasco Industries (a chemical and textile manufacturer) from 1970 to 1974. He served as a sales representative and sales manager for Olin Mathieson Chemical Corporation (a petrochemical, pulp and paper company) from 1965 to 1970. From 1960 to 1965, he was a sales representative for Inland, Mead Paper Company in Atlanta. Mr. Carter attended the University of Georgia.

      Janice Carter has been the Executive Vice President, Secretary, Treasurer and a Director of Panda International since January 1995 and has served as a Director of PEC from its organization in 1982 to October 1995. Mrs. Carter has also served as an officer of PEC in the capacities described above since its inception in 1982. From 1975 to 1980, Mrs. Carter was office manager of Reserve Energy Corporation. From 1969 to 1972, Mrs. Carter worked for University Computing, and from 1962 to 1968 she directed administration for the engineering department of Otis Engineering, a division of Halliburton International. Mrs. Carter also serves as Vice President and Secretary/Treasurer of Robert Carter Oil & Gas, Inc. Mrs. Carter attended Texas Tech University. Mrs. Carter is married to Robert W. Carter.

      William C. Nordlund has served as Senior Vice President and General Counsel of Panda International and PEC since August 1996. Prior thereto, he served as Vice President and General Counsel of Panda International since January 1995 and of PEC since January 1994. Mr. Nordlund was General Counsel of PEC from April 1993 to January 1994. He was Senior Vice President and General Counsel from August 1992 to April 1993 and Vice President and General Counsel from September 1991 to August 1992 for The Oxford Energy Company (a
developer of independent power facilities). From July 1990 to September 1991, Mr. Nordlund was an attorney with Constellation
Holdings, Inc., an affiliate of Baltimore Gas & Electric Company which developed independent power facilities. Prior to July 1990, he was a partner in the law firm of Winston & Strawn in Chicago. Mr. Nordlund earned a Bachelor of Arts degree from Vanderbilt University, a Juris Doctor degree from Duke University and a Master of Management degree from the J.L. Kellogg Graduate School of Business at Northwestern University.

      Marjean Henderson has been Senior Vice President and Chief Financial Officer of Panda International since August 1996 and a Director of Panda International since January 1995. Ms. Henderson served as a Director of PEC from January 1993 to October 1995. Prior to joining Panda International Ms. Henderson was the Senior Vice President, Chief Financial Officer, Treasurer and Secretary for Nest Entertainment, the producer and distributor of children's animated home videos and movies. From 1987 to 1993, Ms. Henderson was the Vice President, Chief Financial Officer, Treasurer and Secretary at RCL Enterprises, the holding company for the Lyons Group/Lyrick Studios, the creator, producer and distributor of the home video television series, "Barney, the Purple Dinosaur." Ms. Henderson was previously with Arthur Andersen and Co. for twelve years, specializing in the energy and distribution industries, with significant initial public offering responsibilities. Ms. Henderson earned a BBA with a concentration in accounting from the University of Texas at Austin and she is a Certified Public Accountant.

      James D. (Pete) Wright has served as Senior Vice President, Project Finance and Acquisitions of Panda International and PEC since August 1996. Prior thereto, he served as Vice President and Chief Financial Officer of Panda International since January 1995 and of PEC since January 1994. Mr. Wright served as Chief Financial Officer of PEC from February 1993 to January 1994. Prior to joining PEC in February 1993, he served as Vice President of Banc One Capital
Corporation (a merchant banking group) from May 1986 to December 1992. Mr. Wright previously held the position of Vice President with the investment banking firms of Schneider, Bernet & Hickman, Inc. in Dallas and Wheat, First Securities, Inc. in Richmond, Virginia. Mr. Wright earned a Bachelor of Science degree from Vanderbilt University and a Master of Business Administration degree from the Colgate Darden Graduate School of Business Administration of the University of Virginia.

     Brian G. Trueblood became the Independent Director of the Issuer and the Company in July 1996. He has served as Vice President of TNS Partners, Inc. (a Dallas-based retained executive search firm) since August 1994. From September 1989 to August 1994, Mr. Trueblood served as a senior partner in the Dallas office of Lucas Associates (an Atlanta-based executive search firm). Mr. Trueblood received a Bachelor of Science degree in general engineering from the United States Military Academy.

Executive and Board Compensation and Benefits

      No cash or non-cash compensation was paid in any prior year or is proposed to be paid in the current calendar year to any of the officers and directors listed under "Management" for their services to the Issuer or the Company. Mr. Trueblood will be paid $1,000 per year by each of the Issuer and the Company for serving as an Independent Director thereof.

                   DESCRIPTION OF THE PROJECT DEBT

The Panda-Rosemary Financing

      Concurrently with the Prior Offering, Panda-Rosemary Funding Corporation (the "Rosemary Issuer"), a wholly-owned subsidiary of the Panda-Rosemary Partnership, consummated the offering and sale (the "Rosemary Offering") of $111.4 million in aggregate principal amount of its 8-5/8% First Mortgage Bonds due 2016 (the "Rosemary Bonds"). The Rosemary Bonds were issued pursuant to an indenture among the Panda-Rosemary Partnership, the Rosemary Issuer and Fleet National Bank, as trustee (the "Rosemary Indenture"). The following description of the Rosemary Bonds and certain provisions of the Rosemary Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Rosemary Indenture, a copy of which is attached as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

  Interest and Principal Payments

      The Rosemary Bonds bear interest at the rate of 8-5/8% per year from July 31, 1996, the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly on February 15, May 15, August 15 and November 15, commencing February 15, 1997. Principal of the Rosemary Bonds is payable in semiannual installments as follows:

                    Percentage                           Percentage
                    of Original                          of Original
                     Principal                            Principal
 Payment Date     Amount Payable     Payment Date       Amount Payable

November 15, 1996     1.2356%        August 15, 2006       0.9632%
February 15, 1997     1.2356%        November 15, 2006     0.9632%
May 15, 1997          1.2344%        February 15, 2007     0.9632%
August 15, 1997       1.2344%        May 15, 2007          1.0081%
November 15, 1997     1.2344%        August 15, 2007       1.0081%
February 15, 1998     1.2344%        November 15, 2007     1.0081%
May 15, 1998          1.3291%        February 15, 2008     1.0081%
August 15, 1998       1.3291%        May 15, 2008          1.0558%
November 15, 1998     1.3291%        August 15, 2008       1.0558%
February 15, 1999     1.3291%        November 15, 2008     1.0558%
May 15, 1999          1.1429%        February 15, 2009     1.0558%
August 15, 1999       1.1429%        May 15, 2009          1.1039%
November 15, 1999     1.1429%        August 15, 2009       1.1039%
February 15, 2000     1.1429%        November 15, 2009     1.1039%
May 15, 2000          1.2282%        February 15, 2010     1.1039%
August 15, 2000       1.2282%        May 15, 2010          1.1541%
November 15, 2000     1.2282%        August 15, 2010       1.1541%
February 15, 2001     1.2282%        November 15, 2010     1.1541%
May 15, 2001          1.3196%        February 15, 2011     1.1541%
August 15, 2001       1.3196%        May 15, 2011          1.2168%
November 15, 2001     1.3196%        August 15, 2011       1.2168%
February 15, 2002     1.3196%        November 15, 2011     1.2168%
May 15, 2002          1.4124%        February 15, 2012     1.2168%
August 15, 2002       1.4124%        May 15, 2012          1.2772%
November 15, 2002     1.4124%        August 15, 2012       1.2772%
February 15, 2003     1.4124%        November 15, 2012     1.2772%
May 15, 2003          1.5119%        February 15, 2013     1.2772%
August 15, 2003       1.5119%        May 15, 2013          1.3359%
November 15, 2003     1.5119%        August 15, 2013       1.3359%
February 15, 2004     1.5119%        November 15, 2013     1.3359%
May 15, 2004          1.6192%        February 15, 2014     1.3359%
August 15, 2004       1.6192%        May 15, 2014          1.3888%
November 15, 2004     1.6192%        August 15, 2014       1.3888%
February 15, 2005     1.6192%        November 15, 2014     1.3888%
May 15, 2005          1.7273%        February 15, 2015     1.3888%
August 15, 2005       1.7273%        May 15, 2015          1.3534%
November 15, 2005     1.7273%        August 15, 2015       1.3534%
February 15, 2006     1.7273%        November 15, 2015     1.3534%
May 15, 2006          0.9632%        February 15, 2016     1.3534%


  Collateral

      All obligations of the Rosemary Issuer with respect to the Rosemary Bonds are unconditionally guaranteed by the Panda-Rosemary Partnership. The obligations of the Panda-Rosemary Partnership under the guaranty, as well as certain other obligations, are secured by
(i) liens on, and security interests in, substantially all of the assets of the Panda-Rosemary Partnership, including the Panda-Rosemary Facility, (ii) pledges by each of PR Corp. and PRC II, which are wholly-owned indirect subsidiaries of the Company, of their respective interests in the Panda-Rosemary Partnership and (iii) pledges of all of the capital stock of the Rosemary Issuer and each of PR Corp. and PRC II.

  Partnership Distributions

     Subject to certain limited exceptions, distributions may be made by the Panda-Rosemary Partnership to its partners only from, and to the extent of, amounts then on deposit in the Panda-Rosemary Partnership distribution fund established pursuant to the Rosemary Indenture. Such distributions may only be made upon the satisfaction of the following conditions: (i) amounts deposited in certain funds established pursuant to the Rosemary Indenture shall be equal to or greater than the amount then required to be deposited therein, including the debt service and debt service reserve funds; (ii) no event or condition has occurred and is continuing that constitutes a default or an event of default under the Rosemary Indenture; and
(iii) if there has been a loss of QF status, the Panda-Rosemary Facility has achieved a permitted alternative utility status. In addition, except for certain limited exceptions, the Panda-Rosemary Partnership may not make distributions unless (i) the average of the debt service coverage ratios for the two semi-annual payment periods on the Rosemary Bonds immediately preceding the distribution date is at least 1.2:1 and (ii) after giving effect to such distributions, the average of the projected debt service coverage ratios for the current semi-annual payment period and the next succeeding semi-annual payment period on the Rosemary Bonds is at least 1.2:1. Notwithstanding the requirements of the immediately preceding sentence, the Panda-Rosemary Partnership may make distributions to its partners solely for the purpose of enabling the partners to pay their income tax liabilities if a lower debt service coverage ratio (1.1:1) and projected debt service coverage ratio (1.1:1) for certain periods exist. Except for certain limited exceptions set forth in the Rosemary Indenture, the Panda-Rosemary Partnership will not be permitted to make any distributions to its partners after November 30, 2005 unless (i) the Rosemary Gas Supply Agreement and the Firm Gas Transportation Agreements have been extended on substantially the same terms to have a termination date no earlier than the longest stated maturity of the Rosemary Bonds, (ii) the Rosemary Gas Supply Agreement and the Firm Gas Transportation Agreements, if not so extended on substantially the same terms, have been otherwise extended to have a termination date no earlier than the longest stated maturity of the Rosemary Bonds and the rating agencies confirm that the then current rating of the Rosemary Bonds will not be reduced as a result of such extension or (iii) the Rosemary Gas Supply Agreement and the Firm Gas Transportation Agreements, if not extended as described in clause (i) or (ii), are replaced with a new gas supply agreement or gas transportation agreement (or with respect to a transportation agreement, a gas transportation plan), provided that the effect of the replacement agreement or plan would not reduce the average of the annual projected debt service coverage ratios for the remaining term of the Rosemary Bonds below 1.2:1 and the rating agencies confirm that the then current ratings of the Rosemary Bonds will not be reduced as a result of such replacement.

  Certain Other Covenants

      The Rosemary Indenture contains numerous other affirmative and negative covenants which restrict the activities of the Rosemary Issuer and the Panda-Rosemary Partnership, including, but not limited to, the following:

    (i) prohibition against incurring debt (including guaranties of debt) except as described below, and a prohibition against other guaranties except certain permitted guaranties;

   (ii) a prohibition against creating or suffering to exist liens on any of their respective properties other than certain permitted liens;

  (iii) a prohibition against selling, leasing or otherwise disposing of any property or assets except worn-out equipment and certain property with a fair market value not in excess of $3.0 million in the aggregate in any one year and, with respect to any single item of property, a fair market value in excess of $1.0 million, and certain other exceptions;

   (iv) a   limitation  on  the  Panda-Rosemary  Partnership's
        ability   to  enter  into  new  project  agreements   or   to
        terminate, amend or modify certain project agreements unless certain tests are satisfied;

    (v) a limitation on the ability of the Panda-Rosemary Partnership and the Rosemary Issuer to merge or consolidate with or into any person, or acquire all or any substantial part of the assets or business of any person, or form subsidiaries; and

   (vi) covenants   regarding   compliance   with   laws   and
        governmental regulations, maintenance of government approvals, employee benefit plans, affiliate transactions, payment of taxes, the preparation of various budgets and reports, the maintenance of specified insurance coverages and other matters.

      The debt that the Rosemary Issuer is permitted to incur is limited to the Rosemary Bonds, other series of bonds permitted to be issued under the Rosemary Indenture and certain other indebtedness ranking pari passu or subordinate to the Rosemary Bonds and such other series of bonds, the proceeds of which are loaned to the Panda-Rosemary Partnership. The debt permitted by the Rosemary Indenture to be incurred by the Rosemary Issuer or the Panda-Rosemary Partnership includes: (i) purchase money or capitalized lease obligations not exceeding $1.0 million in the aggregate outstanding at any time; (ii) trade accounts payable; (iii) working capital loans or letter of credit reimbursement obligations if the minimum annual projected debt service coverage ratios for the remaining term of the Rosemary Bonds and the average of the annual projected debt service coverage ratios for the remaining term of the Rosemary Bonds equal or exceed 1.5:1 and 1.75:1, respectively; (iv) debt incurred to finance enhancements to or modifications of the Panda-Rosemary Facility if, after giving effect to such debt, the same minimum and average annual projected debt service coverage ratios are satisfied (or, if the enhancement is required to maintain QF status, each of such debt service coverage ratios described above is at least 1.2:1); (v) certain interest rate protection agreements; (vi) guaranties arising in the ordinary course of business not exceeding $1.0 million in the aggregate; and (vii) various indemnities with respect to mechanics and other liens, obligations to governmental authorities, surety bonds and guaranties, indemnities or similar obligations provided under or required by a Panda-Rosemary Project agreement.

  Events of Default

      Events of default under the Rosemary Indenture include: (i) a default in the payment of principal of, interest on or premium, if any, on any Rosemary Bonds; (ii) any misrepresentation made by the Panda-Rosemary Partnership or the Rosemary Issuer under the Rosemary Indenture which has resulted in a material adverse change; (iii) the breach by the Panda-Rosemary Partnership or the Rosemary Issuer of any covenant under the Rosemary Indenture or related collateral documents; (iv) the bankruptcy or insolvency of the Panda-Rosemary Partnership or the Rosemary Issuer; (v) a final judgment or judgments for the payment of money in excess of $1.0 million rendered against either of the Panda-Rosemary Partnership or the Rosemary Issuer unless covered by indemnity or insurance; (vi) a default on certain other debt of the Panda-Rosemary Partnership or the Rosemary Issuer;
(vii) the termination or expiration of certain Project agreements to which the Panda-Rosemary Partnership is a party (some of which are currently scheduled to expire prior to the maturity date of the Rosemary Bonds; see "Partnership Distributions" above); (viii) the cessation of liens or certain collateral; (ix) a modification of certain Project agreements which results in a material adverse change; (x) Panda International shall cease to own directly or indirectly 51% of the capital stock of PR Corp. or PRC II; and (xi) PR Corp. shall withdraw or be removed as general partner of the Panda-Rosemary Partnership. Upon the occurrence of an event of default and after the lapse of certain applicable cure periods, the trustee under the Rosemary Indenture has the right, among other things, to accelerate the maturity of the Rosemary Bonds and to direct a collateral agent to foreclose the mortgage on the Panda-Rosemary Facility and otherwise realize upon the collateral securing the repayment of the Rosemary Bonds and other secured obligations, including the capital stock of PR Corp. and PRC II (through which the Company holds an indirect equity interest in the Panda-Rosemary Partnership).

  Debt Service Reserve Fund

       Upon issuance of the Rosemary Bonds, the Panda-Rosemary Partnership deposited approximately $8.1 million into the debt service reserve fund established under the Rosemary Indenture. The balances that must be maintained in the debt service reserve fund generally decline over the life of the Rosemary Bonds. In addition, the Panda-Rosemary Partnership is required to maintain in the debt service reserve fund an amount equal to the maximum amount of debt service due in respect of certain other debt permitted under the Rosemary Indenture for any six-month period during the succeeding three-year period. The debt service reserve fund may be drawn upon to pay principal of, premium, if any, and interest on the Rosemary
Bonds, any additional series of bonds issued under the Rosemary Indenture and certain debt permitted under the Rosemary Indenture, to the extent of funds allocated within the debt service reserve fund to such obligations, if funds otherwise available for such payments are insufficient.

  Rating

      The Rosemary Bonds have been rated Baa3 by Moody's Investors Service, Inc. and BBB- by Duff & Phelps Rating Co. Inc.

The Panda-Brandywine Financing

      The  Panda-Brandywine Partnership, PBC and GE  Capital  entered into the Construction Loan Agreement and Lease Commitment (the "Brandywine Loan Agreement") dated as of March 30, 1995, pursuant to which GE Capital has agreed, either directly or indirectly through an owner trustee, to (i) provide construction financing for the Panda-Brandywine Facility, (ii) issue letters of credit as security for certain obligations of the Panda-Brandywine Partnership under the Brandywine Power Purchase Agreement, (iii) lease the Panda-Brandywine Facility site from, and immediately thereafter sublease the site to, the Panda-Brandywine Partnership, (iv) upon completion of the construction of the Panda-Brandywine Facility, purchase the Panda-Brandywine Facility from the Panda-Brandywine Partnership and lease the Panda-Brandywine Facility back to the Panda-Brandywine Partnership and (v) upon completion of the construction of the Panda-Brandywine Facility, make certain equity loans to the Panda-Brandywine Partnership or its partners. The following description of the Brandywine Loan Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Brandywine Loan Agreement, including definitions therein not contained in this Prospectus, a copy of which is attached as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

  Construction Loans

      Pursuant to the Brandywine Loan Agreement, GE Capital has committed to make construction loans to the Panda-Brandywine Partnership in the maximum aggregate principal amount of $215 million (the "Brandywine Construction Loan Facility"), the proceeds of which must be used to pay costs incurred by the Panda-Brandywine Partnership in connection with the development and construction of the Panda-Brandywine Facility. As of June 30, 1996, the Panda-Brandywine Partnership had borrowed an aggregate of approximately $174.0 million under the Brandywine Construction Loan Facility. Construction of the Panda-Brandywine Facility was complete in September 1996. All construction loans reach maturity, and are due and payable on, the earlier of (i) the date that the Panda-Brandywine Facility is sold to GE Capital and leased back to the Panda-Brandywine Partnership and (ii) December 1, 1996. The Company anticipates that the sale/lease-back closing date will occur in
November  1996. If the sale/lease-back closing date occurs  prior  to
December 1, 1996, the Panda-Brandywine Partnership may draw the remaining funds available under the Brandywine Construction Loan Facility to establish balances which are required to be maintained in certain funds pursuant to the Panda-Brandywine Facility lease and, if all project costs have then been paid, the remainder can be drawn for working capital purposes. Interest is payable, at the Panda-Brandywine Partnership's option, in one-, two- or three-month intervals. Interest accrues on the aggregate unpaid principal amount of all outstanding construction loans at a rate equal to the sum of a Eurodollar base rate corresponding to the interest period for such loan and 250 basis points and, upon the occurrence and during the continuance of an event of default, an additional 200 basis points. The Panda-Brandywine Partnership pays to GE Capital a fee equal to 0.5% per annum of the average daily unused balance of the Brandywine Construction Loan Facility. If certain events of loss occur (including the destruction, condemnation, confiscation or seizure of, or requisition of title to, the Panda-Brandywine Facility) and, in the case of physical damage, the Panda-Brandywine Facility is not repaired, then the construction loans become subject to mandatory prepayment.

  Letters of Credit

      GE Capital has agreed to issue and deliver stand-by letters of credit for the account of the Panda-Brandywine Partnership in favor of PEPCO to secure certain obligations of the Panda-Brandywine Partnership under the Brandywine Power Purchase Agreement. The "Development Security Letter of Credit," in the stated amount of $3.45 million, is currently outstanding and will expire on the earlier to occur of 40 days after the commercial operations date and June 30, 1998. The Development Security Letter of Credit secures the Panda-Brandywine Partnership's obligation to ensure that the Panda-Brandywine Facility reaches commercial operations not later than June 1, 1997. The "Performance Letter of Credit," in the stated amount of $2.0 million, will be issued on the commercial operations date and will expire on the next succeeding December 31 unless earlier terminated, and thereafter may be renewed for each succeeding calendar year during the term of the Panda-Brandywine Loan Agreement and the Panda-Brandywine Facility lease. PEPCO may draw on the Performance Letter of Credit to pay any monetary damages awarded to it as a result of the termination of the Brandywine Power Purchase Agreement after the commercial operations date to the extent that such damages are not the result of events covered by liquidated damages. The "O&M Letter of Credit" will be issued in the stated amount of $1.0 million on the later of December 31, 1998 and the second anniversary of the commercial operations date, will expire on the next succeeding December 31 unless earlier terminated, and thereafter is increased and may be renewed for each succeeding calendar year up to a maximum stated amount of $5.0 million. PEPCO may draw on the O&M Letter of Credit to pay certain maintenance expenses relating to the Panda-Brandywine Facility.

     The aggregate stated amount of all letters of credit outstanding at any one time under the Brandywine Loan Agreement cannot exceed a specified aggregate amount, currently $10.45 million. The Panda-Brandywine Partnership is obligated to reimburse GE Capital for any disbursement under any letter of credit on the day that GE Capital makes any payment to a beneficiary thereof. If the Panda-Brandywine Partnership does not reimburse GE Capital on such day, it must pay interest on the amount not reimbursed at a rate per annum equal to the base rate applicable to the loans made under the Brandywine Construction Loan Facility plus 265 basis points. The Panda-Brandywine Partnership is obligated to pay to GE Capital an issuance fee of 1.75% of the stated amount of each letter of credit, a letter of credit fee of 1.5% per annum on the aggregate stated amounts of all outstanding letters of credit and a commitment fee of 1.25% per annum on the unused balance of the letter of credit commitment.

  Collateral

      The loans made under the Brandywine Construction Loan Facility are secured by (i) a pledge of, and a security interest in, substantially all of the assets of the Panda-Brandywine Partnership,
(ii) pledges by PBC and Panda Energy Delaware, which are indirect wholly-owned subsidiaries of the Company, of their respective interests in the Panda-Brandywine Partnership and (iii) pledges of all the capital stock of PBC, Panda Energy Delaware, and Brandywine Water Company, which is an indirect wholly-owned subsidiary of the Company that operates the distilled water facility serving as the steam host for the Panda-Brandywine Facility.

  Brandywine Facility Lease

       After construction of the Panda-Brandywine Facility is substantially complete, the Panda-Brandywine Partnership has agreed to sell the Panda-Brandywine Facility to an owner trustee at the Panda-Brandywine Partnership's cost, payable by GE Capital on behalf of the owner trustee, at which time the Panda-Brandywine Partnership has agreed to lease (the "Brandywine Facility Lease") the Panda-Brandywine Facility from the owner trustee.

      The initial term of the Brandywine Facility Lease is 20 years. Basic rent is payable quarterly, beginning on the last business day of the calendar month that is three months after the sale/lease-back closing date, at the percentages of the Brandywine Lessor's cost listed below:

                                    Basic Rent Factors
           Basic Rent Payment    (Percentage of Lessor's Cost)
               1                        0.00000
               2                        1.02334
               3-4                      1.26434
               5                        1.25312
               6-8                      1.24765
               9-12                     2.21498
               13-16                    2.38930
               17-20                    3.21281
               21-24                    3.32682
               25-28                    3.37790
               29-32                    3.40402
               33-36                    3.44410
               37-40                    3.44095
               41-44                    3.54688
               45-48                    3.68489
               49-52                    3.79178
               53-56                    4.06738
               57-60                    4.26030
               61-64                    4.98855
               65-68                    5.21087
               69-72                    5.40858
               73-76                    5.38827
               77-80                    4.92324

      These percentages are based on a series of assumptions expected to prevail at the time of lease conversion and are subject to adjustment based on differences between those assumptions and actual conditions at the time of lease conversion. These assumptions include certain U.S. tax treatment in connection with the Brandywine Facility Lease, the date of the lease conversion, a treasury bill rate index, the federal income tax rate to which GE Capital is subject and the final construction cost of the Panda-Brandywine Facility.

      In addition, and from time to time, GE Capital may require the Panda-Brandywine Partnership to pay, as supplemental rent, (i) amounts to GE Capital in reimbursement of certain letters of credit issued by GE Capital, (ii) amounts due to GE Capital under any outstanding equity loans, (iii) certain tax liabilities of GE Capital and (iv) interest payable to GE Capital with respect to overdue rent payments. Base rent amounts may be adjusted to negate any adverse affect on GE Capital's net economic return arising from changes in tax laws and other factors that occur prior to the sale/lease-back closing date. At the end of the initial lease term, so long as no default or event of default shall have occurred and be continuing under the Brandywine Facility Lease, the Panda-Brandywine Partnership may renew the Brandywine Facility Lease for two consecutive five-year terms. Alternatively, the Panda-Brandywine Partnership may purchase the Panda-Brandywine Facility in exchange for its fair market sales value at the end of the initial lease term or any renewal term. If the Panda-Brandywine Partnership does not renew the Brandywine Facility Lease or purchase the Panda-Brandywine Facility, it must surrender possession of the Panda-Brandywine Facility.

  Lease Reserve Accounts

       The Panda-Brandywine Partnership is required to fund an "Operation and Maintenance Reserve Account" on the sale/lease-back closing date in the amount of $1.0 million. Thereafter, until the balance of such reserve account reaches $5.0 million, the Panda-Brandywine Partnership must make quarterly contributions to this reserve account of $125,000 in each of the first eight calendar quarters and $375,000 for each of the next eight calendar quarters. After any withdrawal from the Operation and Maintenance Reserve Account, the Panda-Brandywine Partnership must contribute one-half of its cash flow remaining after payment of project expenses, rent, letter of credit fees and debt service ("Brandywine Available Cash Flow") to such reserve account, in addition to any required contribution, until the amount of the withdrawal has been deposited. The Panda-Brandywine Partnership is required to fund a "Rent Reserve Account" on the sale/lease-back closing date in the amount of $2.4 million. If at any time the sum of the next two payments of basic rent exceeds the balance in the Rent Reserve Account, the Panda-Brandywine Partnership must contribute one-half of Brandywine Available Cash Flow (less any required deposits into the Operation and Maintenance Reserve Account) ("Brandywine Distributable Cash Flow") to such reserve account until the balance is restored to $2.4 million. After any withdrawal from the Rent Reserve Account, the Panda-Brandywine Partnership must contribute 100% of Brandywine Distributable Cash Flow to such reserve account, in addition to any required contribution, until the balance is restored to $2.4 million. The Panda-Brandywine Partnership is required to fund a "Warranty Maintenance Reserve Account" on the sale/lease-back closing date in the amount of $750,000, which account will be terminated on the day that the turbine warranty expires and in any event not later than the second anniversary of the final completion date. The required balances of all other reserve accounts must be maintained for so long as the Brandywine Facility Lease is in effect. If the Panda-Brandywine Partnership receives a notice from PEPCO that PEPCO has determined that the Panda-Brandywine Partnership has failed to comply with its obligation under the Brandywine Power Purchase Agreement to have a reliable supply of fuel for the Panda-Brandywine Facility, then the Panda-Brandywine Partnership is required to establish and fund a "Special Account" with 100% of the excess, if any, of Brandywine Distributable Cash Flow over required contributions to the Rent Reserve Account, required prepayments of any equity loan and debt service on all equity loans until such notice is rescinded or the fuel default is cured. Any funds remaining in the Special Account after the cure of the fuel default will be transferred to a blocked account.

  Equity Loans

      On the date of final completion of the Panda-Brandywine Facility, subject to the same conditions precedent as are applicable to the sale/lease-back closing, GE Capital will make available to the Panda-Brandywine Partnership, or to PBC and Panda Energy Delaware, jointly and severally, a multiple draw credit facility (the "Brandywine Equity Loan Facility") of up to $20 million. The Brandywine Equity Loan Facility may be drawn against for four years and will permit not more than four draws of a minimum amount of $4.0 million per draw. Interest will be payable on amounts drawn against the Brandywine Equity Loan Facility at a rate per annum equal to 515 basis points over the applicable treasury rate in effect at the time of each draw. The loans borrowed under the Equity Loan Facility will mature 15 years after the sale/lease-back closing date. If the Brandywine Equity Loan Facility is made available to the Panda-
Brandywine Partnership, then the loans made thereunder will be secured with the same collateral that secures the construction loans and other obligations of the Panda-Brandywine Partnership. If the Brandywine Equity Loan Facility is made available to PBC and Panda Energy Delaware, then the loans made thereunder shall be non-recourse to the Panda-Brandywine Partnership and will be secured by a pledge of the stock of PBC and Panda Energy Delaware and their respective partnership interests in the Panda-Brandywine Partnership. The documentation relating to the Brandywine Equity Loan Facility will include substantially the same representations, warranties, conditions precedent, covenants and defaults as are contained in the Brandywine Loan Agreement.

  Partnership Distributions

      The Brandywine Loan Agreement and the Brandywine Facility Lease and certain agreements relating thereto (collectively, the "Brandywine Financing Documents") place limitations on the ability of the Panda-Brandywine Partnership to make distributions to its partners. Subject to certain other conditions, the Panda-Brandywine Partnership may make distributions to its partners only if: (i) all amounts then required to be deposited in certain reserve accounts established pursuant to the Brandywine Financing Documents have been deposited, including rent reserve and operation and maintenance reserve accounts; (ii) all rent payments then due to GE Capital under the lease have been paid; (iii) the Panda-Brandywine Facility meets an operating cash flow to debt service ratio of 1.2:1; and (iv) at the time of such distribution, and after giving effect thereto, no default or event of default has occurred and is continuing under the Brandywine Financing Documents.

  Certain Other Covenants

       The Brandywine Financing Documents also contain certain affirmative and negative covenants which restrict the ability of the Panda-Brandywine Partnership and PBC to take certain actions including, but not limited to, the following:

   (i) a requirement that the Panda-Brandywine Facility be constructed in compliance with the terms of the Brandywine Power Purchase Agreement;

   (ii) a requirement that the Panda-Brandywine Partnership pay all of its indebtedness and obligations under the Brandywine Financing Documents and perform its obligations under the related project documents;

  (iii) a requirement that the Panda-Brandywine Partnership and
        PBC maintain their current respective form of organization, that PBC remain the general partner of the Panda-Brandywine Partnership and that the Panda-Brandywine Facility be maintained as a QF;

   (iv) a prohibition against mergers, sales of assets other than electric power and steam, and certain acquisitions;

    (v) a prohibition against indebtedness other than under the Brandywine Loan Agreement and ordinary course legal and consulting fees incurred in connection with the development of the Panda-Brandywine Facility;

   (vi) a   prohibition  against  amending  certain  contracts
        without the consent of GE Capital;

  (vii) a  prohibition against entering into leases other  than
        those  specifically  contemplated  by  the  Brandywine   Loan
        Agreement;

 (viii) a prohibition against the Panda-Brandywine Partnership accepting the Panda-Brandywine Facility as substantially complete without the prior approval of GE Capital;

  (ix) a prohibition against the Panda-Brandywine Partnership paying any project costs, making or committing to make any capital expenditures, approving additional project documents, altering the Panda-Brandywine Facility site or changing the approved budget related to the Panda-Brandywine Facility, without the prior approval of GE Capital; and

    (x) a requirement (set forth in a stock pledge agreement entered into by Panda Interholding) that all subsidiaries of Panda Interholding (either existing or subsequently acquired or formed) which are engaged in the financing, development, construction or operation of independent power projects or energy transmission projects located in the United States (other than the Panda-Kathleen Partnership and the partners of that partnership) remain as subsidiaries of Panda Interholding; provided, that the Panda-Kathleen Partnership and the partners thereof shall continue to be subsidiaries of PEC and shall be transferred to Panda Interholding within 180 days after the earlier of Financial Closing or the date of Commercial Operations with respect to such Project, and provided, further, that Panda Interholding may sell all or any of the stock of any subsidiary that is subject to this requirement to any person who is not an affiliate of Panda Interholding.

  Events of Default

      The Brandywine Loan Agreement and the Brandywine Facility Lease contain substantially similar events of default, including but not limited to: (i) default in the payment of principal or interest on any indebtedness or any other amount payable under the Brandywine Loan Agreement; (ii) a misrepresentation contained in any document furnished to GE Capital by or on behalf of the Panda-Brandywine Partnership; (iii) a failure of the Panda-Brandywine Partnership or any affiliate to perform or observe any covenants or obligations contained in the Brandywine Financing Documents to which it is a party; (iv) bankruptcy or insolvency of any party to or participant under any of the Brandywine Financing Documents or other project agreements related to the construction and operation of the facility;
(v) a judgment or judgments in excess of $150,000 being rendered against the Panda-Brandywine Partnership, Brandywine Water Company or PBC and remaining in effect and unstayed for more than 30 days; (vi) if Panda Interholding shall cease to own, directly or indirectly, 51% of PBC, Panda Energy Delaware and Brandywine Water Company; and (vii) a failure to make the rent payments and to observe certain covenants in the Brandywine Facility Lease, including the maintenance of certain reserve accounts. Upon an event of default under the Brandywine Financing Documents, GE Capital may, in addition to other remedies, foreclose upon or terminate the Brandywine Facility Lease.

                  DESCRIPTION OF THE EXCHANGE BONDS

     The Exchange Bonds will be issued under the Indenture, including the Series A Supplemental Indenture which forms a part thereof. In issuing the Exchange Bonds and performing its obligations under the Indenture, the Issuer is acting both as principal and as agent for the Company. The following summaries of certain provisions of the Exchange Bonds, the Company Guaranty, the Indenture and the Security Documents do not purport to be complete or definitive and are qualified in their entirety by reference to the full terms of the Exchange Bonds, the Company Guaranty, the Indenture and the Security Documents, including the definitions therein of certain terms that are not otherwise defined in this Prospectus, copies of which are attached as exhibits to the Registration Statement of which this Prospectus constitutes a part.

General

      The Exchange Bonds constitute one series of the Bonds that may be issued under the Indenture. The title of the Exchange Bonds is "11-5/8% Pooled Project Bonds, Series A-1 due 2012." The source of payment for the Exchange Bonds and all additional series of Bonds, if any, will be the payments by the Company to the Issuer of principal, premium, if any, and interest due under the Company Notes and payments, if any, by the Company under the Company Guaranty. The principal source of payments under the Company Notes is distributions to the Company and the PIC Entities from the Project Entities that own Projects that are part of the Project Portfolio. Thus, while the Exchange Bondholders have recourse against the Issuer and, through the Company Guaranty, the Company and the Collateral for payment should the Issuer be unable to make payments on the Exchange Bonds, the ability of the Issuer to make such payments depends primarily upon the performance of the Projects and the ability of the Project Entities to make distributions to the PIC Entities and ultimately to the Company. See "Collateral for the Exchange Bonds -- General" below.

Ranking

      The indebtedness evidenced by the Existing Bonds and all additional series of Bonds, if any, will constitute senior secured indebtedness of the Issuer. In order for the Company to receive distributions or payments on a PIC International Entity Note and for the Issuer then to receive payments from the Company on the Company Notes, Projects must generate sufficient operating cash flow to pay all operating expenses, all debt service, debt service and other reserve requirements and other payment obligations to lenders and other Project creditors. Therefore, although the Issuer and the Company have no other secured indebtedness, the Existing Bonds and the Company Guaranty are effectively subordinated to all liabilities of the Project Entities incurred in respect of the Projects. See "Risk Factors -- Financial Risks -- Substantial Leverage; Effective Subordination of Exchange Bonds" and "Description of the Project Debt."

Company Guaranty

      The obligations of the Issuer under the Existing Bonds and all additional series of Bonds, if any, will be guaranteed on a senior secured basis by the Company. Rights of subrogation under the Company Guaranty will be subordinated to the prior right of the holders of the Bonds to be paid in full.

Transfer, Exchange and Replacement

       The Exchange Bonds will have been registered under the Securities Act. Based upon its view of interpretations provided to third parties by the staff of the Commission, the Company believes that the Exchange Bonds issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an Affiliate of the Company or the Issuer, (ii) a broker-dealer who acquired Old Bonds directly from the Issuer or (iii) a broker-dealer who acquired Old Bonds as a result of market making or other trading activities) without registration under the Securities Act provided that such Exchange Bonds are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of such Exchange Bonds. Each broker-dealer that receives Exchange Bonds for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Bonds received in exchange for Old Bonds where such Old Bonds were acquired by such broker-dealer as a result of market making activities or other trading activities. The Company and the Issuer have agreed, for a period of 180 days after the consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any such resale. A broker-dealer that delivers such a prospectus to a purchaser in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations). Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Bonds and any other holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Bonds may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the conditions thereto have been met.

      Subject to any restrictions under applicable federal and state securities laws, upon registration of transfer of an Exchange Bond and surrender of the old Exchange Bond, a new Exchange Bond will be executed and delivered in the name of the new beneficial owner or the record holder for the new beneficial owner. The security registrar is not required (i) to issue, register the transfer of or exchange any physical Exchange Bonds during a period (a) beginning at the opening of business 15 days before the day of the mailing of notice of redemption of Exchange Bonds and ending at the close of business on the day of such mailing and (b) beginning on the regular record date for the payment of any installment of principal of or interest on the Exchange Bonds and ending on the date of payment of such installment of principal or interest or (ii) to issue, register the transfer of or exchange any physical Exchange Bonds selected for redemption in whole or in part except the unredeemed portion of any such Exchange Bonds selected for redemption in part. Subject to the terms of the Indenture, the Exchange Bonds will be exchangeable at any time into an equal aggregate amount of Exchange Bonds of different authorized denominations. The Issuer will maintain an office or agency of the
Security Registrar where Exchange Bonds may be presented for registration of transfer or exchange, which shall initially be the corporate trust office of the Trustee in New York, New York. No service charge shall be made for any transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

      Exchange Bonds that become mutilated, destroyed, stolen or lost will be replaced upon delivery to the Trustee, or delivery to the Issuer and the Trustee of evidence of the loss, theft or destruction thereof satisfactory to the Issuer and the Trustee. An indemnity satisfactory to the Trustee and the Issuer may be required at the expense of the holder of such Exchange Bond before a replacement Exchange Bond will, at the Bondholder's cost, be issued.

Payment of Principal and Interest

     Interest on the Exchange Bonds will be paid semiannually on each February 20 and August 20, commencing February 20, 1997 (each, an "Interest Payment Date"), at the Issuer's option, at the corporate office of the Trustee or by check mailed on such Interest Payment Date to the registered owners thereof at the close of business on the February 6 or August 6, as the case may be, immediately preceding such Interest Payment Date or, if a Bondholder owning $2.0 million or more in aggregate principal amount (or such lesser principal amount as results from all payments of principal and redemptions in respect of Existing Bonds or any additional series of Bonds in the original principal amount of $2.0 million) requests in writing, by wire transfer. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Principal of the Exchange Bonds is payable semiannually in installments on each February 20 and August 20, commencing on February 20, 1997 (each, a "Principal Payment Date"), in the amounts set forth below, at the Issuer's option, at the corporate office of the Trustee or by check mailed on such Principal Payment Date to the registered owners thereof on the close of business on the February 6 or August 6, as the case may be, immediately preceding such Principal Payment Date or, if a Bondholder owning $2.0 million or more in aggregate principal amount (or such lesser principal amount as results from all payments of principal and redemptions in respect of Existing Bonds or any additional series of Bonds in the original principal amount of $2.0 million) requests in writing, by wire transfer.

                                  Percentage of
                               Original Principal
          Payment Date           Amount Payable

          February 20, 1997         0.2045%
          August 20, 1997           0.0000%
          February 20, 1998         0.0000%
          August 20, 1998           0.0000%
          February 20, 1999         0.0000%
          August 20, 1999           0.5933%
          February 20, 2000         0.6129%
          August 20, 2000           0.0000%
          February 20, 2001         0.0000%
          August 20, 2001           1.3753%
          February 20, 2002         1.4691%
          August 20, 2002           2.2184%
          February 20, 2003         2.3565%
          August 20, 2003           2.9328%
          February 20, 2004         3.1031%
          August 20, 2004           3.2796%
          February 20, 2005         3.4687%
          August 20, 2005           3.5977%
          February 20, 2006         3.7820%
          August 20, 2006           2.8098%
          February 20, 2007         3.0076%
          August 20, 2007           4.8415%
          February 20, 2008         5.1145%
          August 20, 2008           5.0057%
          February 20, 2009         5.2949%
          August 20, 2009           5.5185%
          February 20, 2010         5.8300%
          August 20, 2010           5.7248%
          February 20, 2011         6.0590%
          August 20, 2011           6.4800%
          February 20, 2012         6.8808%
          August 20, 2012           8.4390%

Redemption

  Mandatory Redemption

      In the event of (i) the sale or disposition of any of the Collateral, any Project or portion thereof or any direct or indirect interest of the Company, any PIC Entity or any Project Entity in any Project or (ii) an event of casualty, loss or condemnation with respect to any Project (each, a "Mandatory Redemption Event") then there shall be deposited in the U.S. Mandatory Redemption Account if such Mandatory Redemption Event relates to a U.S. Project or in the International Mandatory Redemption Account if such Mandatory Redemption Event relates to a Non-U.S. Project, all proceeds of any distributions resulting from or arising out of such Mandatory Redemption Event received by the Company, any PIC Entity, or any person on behalf of the Company or any PIC Entity in excess of $2.0 million in the aggregate (net of related unreimbursed reasonable costs and expenses) in any calendar year that may be legally distributed or paid to the Company or any PIC Entity, or to any person or entity on behalf of the Company or any PIC Entity, without contravention of any Project agreement, unless (a) the Company provides a certificate to the Trustee (supported by a certificate to the Trustee from the Consolidating Engineer) stating that such Mandatory Redemption Event (without giving effect to any required redemption that would otherwise be required in respect thereof) would not result in either the projected Company Debt Service Coverage Ratio being less than 1.7:1 or the projected Consolidated Debt Service Coverage Ratio (if then applicable) being less than 1.25:1, in each case for each Future Ratio Determination Period and (b) the rating of the Bonds in effect immediately prior to the Mandatory Redemption Event is Reaffirmed. Notwithstanding the foregoing, the applicable Consolidated Debt Service Coverage Ratio, for purposes of determining whether amounts are to be deposited in the Mandatory Redemption Accounts or for any other purposes under the Indenture, need not be satisfied on and after the time that more than four Projects have been transferred to the Project Portfolio.

      The Existing Bonds, and all additional series of Bonds, if any, shall be subject to mandatory redemption, in whole or in part, to the extent that at any time (after giving effect to transfers required to be made to the other Accounts and Funds on such date pursuant to the Indenture), the aggregate amount of monies on deposit in the U.S. and International Mandatory Redemption Accounts is in excess of $2.0 million. The amount of Bonds required to be so redeemed pursuant to the mandatory redemption provisions of the Indenture shall not exceed the amount necessary (after giving effect to such mandatory redemption) to satisfy the coverage ratio requirements described above as are then applicable to be met and the rating on the Bonds in effect immediately prior to the Mandatory Redemption Event to be Reaffirmed.

      Mandatory redemptions shall be made at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed plus interest thereon accrued to the date of such redemption, plus a premium, if any, provided for in the supplemental indenture for each series of Bonds to be redeemed. For the Exchange Bonds, such premium is equal to that payable were the Exchange Bonds to be redeemed at the Issuer's option on such date to the extent that the mandatory redemption results from a sale or other voluntary disposition of any Collateral or any interest in a Project (or if no optional redemption is available, a premium determined as the excess, if any, of the present value of the remaining payments due on the Exchange Bonds, discounted at a rate which is equal to the then current treasury rate (the "Applicable Treasury Rate") on the most actively traded security having a maturity approximately equal to the remaining average life of the Exchange Bonds, plus one-half of one percent over the par value of such Exchange Bonds).

      Interest earned on amounts (i) on deposit in the U.S. Mandatory Redemption Account will be transferred to the U.S. Project Account and (ii) on deposit in the International Mandatory Redemption Account will be transferred to the International Project Account on each Monthly Distribution Date. Any determination of mandatory redemption shall be made within 60 days following the applicable Payment Date. The Trustee will select the Bonds to be redeemed pro rata as provided in the Indenture. The Bonds may be redeemed in multiples of $1,000 only. Notice of redemption will be mailed not less than 30 nor more than 60 days before the redemption date to each holder whose Bonds are to be redeemed at such holder's address of record. On and after the redemption date, interest shall cease to accrue on the portion of the Bonds called for redemption.

     If, on any Monthly Distribution Date, after giving effect to any transfers required to be made to the other Accounts and Funds and after deducting any amounts required to effect a mandatory redemption on such Monthly Distribution Date, the aggregate balance in the Mandatory Redemption Accounts is equal to or less than $2.0 million (or exceeds $2.0 million due only to funds on deposit therein not needed to effect a mandatory redemption because the debt service coverage ratio requirements described above are otherwise met and the rating of the Bonds has been Reaffirmed) and (i) transfers to the Distribution Funds would be permitted under the Indenture, such monies on deposit in the U.S. and International Mandatory Redemption Accounts may be transferred to the U.S. and International Distribution Suspense Funds, respectively, or (ii) transfers to the Distribution Funds would not be permitted under the Indenture, such monies on deposit in the U.S. and International Mandatory Redemption Accounts shall be held in such accounts until the next Monthly Distribution Date on which transfers to the Distribution Funds would be permitted under the Indenture, at which time such amounts may be transferred to the applicable Distribution Suspense Funds.

  Optional Redemption.
     The Exchange Bonds will be redeemable, at the Issuer's option in whole or in part, at any time on or after August 20, 2001, and prior to maturity, upon not less than 30 nor more than 60 days prior notice at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest to the date of redemption, if redeemed during the 12-month period commencing on or after August 20 of the years set forth below:

                                             Redemption
          Year                                  Price

          2001                               105.8125%
          2002                               104.3594%
          2003                               102.9063%
          2004                               101.4532%
          2005 and thereafter                100.0000%

     In addition, all distributions and other amounts received by the Company, any PIC Entity, or any other person on behalf of the Company or any PIC Entity (net of related unreimbursed costs and expenses), that may be legally distributed or paid to the Company or any PIC Entity without contravention of any Project agreement, resulting from or arising out of (i) settlements, judgments or other payments received in respect of a Project in connection with any litigation, arbitration or similar proceeding at law or in equity or any administrative proceeding, except to the extent that any such proceeding is in connection with a Mandatory Redemption Event, (ii) any monies released from an escrow or similar account established by or on behalf of a Project in connection with the financing or contractual arrangements of such Project (other than (a) monies held in an escrow or similar account established under the Project's financing arrangements for the purpose of governing the disbursement of such Project's revenue, either before or subsequent to a default by a Project under any of such Project's contractual obligations, (b) moneys held in operating or similar reserve accounts established for Project operating contingencies and funded out of the Project's operating cash flow and (c) monies held in an escrow or similar account as a construction contingency or for the payment of development or similar fees), (iii) any buy-out or settlement of a contract to which a Project is a party or (iv) any transaction which results in the receipt of cash or other property upon the sale, transfer or other disposition (other than as set forth in clause
(iii) hereof) of any contractual rights of a Project except to the extent that such transaction is in connection with a Mandatory Redemption Event (each of clauses (i) through (iv) being an "Extraordinary Financial Distribution") will be deposited in the U.S. Extraordinary Distribution Account if such Extraordinary Distribution relates to a U.S. Project and in the International Extraordinary Distribution Account if it relates to a Non-U.S. Project.

     If, on any Monthly Distribution Date, after giving effect to any transfers required to be made to the other Accounts and Funds on such Monthly Distribution Date, any amounts remain on deposit in either Extraordinary Distribution Account and transfers to the Distribution Funds would be permitted under the Indenture, the Company may request the Trustee to transfer 100% of the monies in the U.S. Extraordinary Distributions Account to the U.S. Distribution Suspense Fund and the Company, on behalf of any PIC International Entity, may request the International Collateral Agent to transfer 100% of the monies in the International Extraordinary Distribution Account to the International Distribution Suspense Fund, provided that the Company provides a certificate (with supporting calculations attached to such certificate) to the Trustee or the International Collateral Agent, as the case may be, stating that as of such Monthly Distribution Date after giving effect to such proposed transfer the following is true:
(i) the conditions for transfers to the Distribution Funds, as described under "Certain Covenants -- Limitations or Distributions," have been satisfied; and (ii) the projected Company Debt Service Coverage Ratio and the projected Consolidated Debt Service Coverage Ratio (if then applicable) equal or exceed 1.7:1 and 1.25:1, respectively, for each Future Ratio Determination Period. In addition, if the amount on deposit in either Extraordinary Distribution Account is equal to or greater than $5.0 million on any Monthly Distribution Date, after giving effect to any transfer required to be made to the other Accounts and Funds on such Monthly Distribution Date, in order for transfers to the appropriate Distribution Suspense Fund to be made from such Extraordinary
Distribution Account, the Consolidating Engineer must provide a certificate to the Trustee or the International Collateral Agent, as the case may be, stating that (i) it has reviewed and confirmed the reasonableness of (in accordance with the guidelines set forth in the Indenture) the projections prepared by the Company of Cash Available for Distribution and Cash Available from Operations (if the projected Consolidated Debt Service Coverage Ratio is then applicable) after giving effect to the event or events which caused such Extraordinary Financial Distribution and (ii) based on such review it confirms the reasonableness of the calculations supporting the Company's certification described above.

      If any balance in excess of $2.0 million remains on deposit in either Extraordinary Distribution Account for more than 35 days, then prior to the next Monthly Distribution Date the Company shall deliver to the Trustee a certificate setting forth its election either (i)(a) in the case of a balance in the U.S. Extraordinary Distribution Account, to apply any such amount to redeem or partially redeem the Existing Bonds and additional series of Bonds, if any, which redemption shall be deemed a prepayment or partial prepayment of the Company Notes; and (b) in the case of a balance in the International Extraordinary Distribution Account, to instruct one or more PIC
International Entities to apply any such amount to redeem or partially redeem any PIC International Entity Notes, which amounts will then be used by the Company to redeem or partially redeem the Bonds (which redemption shall be deemed a prepayment or partial prepayment of the Company Notes) or (ii) to have the amount of any such balance segregated and held in the U.S. or International Extraordinary Distribution Account, as the case may be, until the next Monthly Distribution Date, if any, with respect to which the certificates described in the immediately preceding paragraph, are delivered, whereupon on such Monthly Distribution Date such balance shall be transferred to the appropriate Distribution Suspense Fund.

     If, on any Monthly Distribution Date, after giving effect to any transfers required to be made to other Accounts and Funds, the balance in either Extraordinary Distribution Account is equal to or less than $2.0 million and transfers to the Distribution Funds would not be permitted under the Indenture, such balance shall be held in such Extraordinary Distribution Account until the next Monthly
Distribution Date, if any, with respect to which transfers to the Distribution Funds would be permitted under the Indenture, whereupon such balance shall be transferred to the appropriate Distribution Suspense Fund.

      If the Company elects to redeem the Bonds, the Trustee will select the Bonds to be redeemed pro rata as provided in the Indenture. The Bonds may be redeemed in multiples of $1,000 only. Notice of redemption will be mailed to holders not less than 30 nor more than 60 days before the redemption date to each holder whose Bonds are to be redeemed at such holder's address of record. On any date after the redemption date, interest shall cease to accrue on the portion of the Bonds called for redemption.

  Offer to Purchase

      As described below, upon the occurrence of a Change of Control, the Issuer will be obligated to make an offer to purchase all Existing Bonds and all additional series of Bonds, if any, then outstanding at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See "Certain Covenants -- Change of Control."

Ratings

     Moody's Investors Service, Inc., and Duff & Phelps Credit Rating Co. have assigned the Exchange Bonds ratings of Ba3 and BB-, respectively. Each such rating reflects only the view of the applicable Rating Agency at the time the rating is issued, and any explanation of the significance of such rating may only be obtained from such Rating Agency. There is no assurance that any such credit rating will remain in effect for any given period of time or that such rating will not be lowered, suspended or withdrawn entirely by the applicable Rating Agency if, in such Rating Agency's judgment, circumstances so warrant. Any such lowering, suspension or withdrawal of any rating may have an adverse effect on the market price or marketability of the Exchange Bonds.

Collateral for the Exchange Bonds

  General

      To secure the payment of the Existing Bonds and all additional series of Bonds, if any, PEC, the Company and the Issuer have granted the security interests described below pursuant to the PEC Stock Pledge Agreement, the Issuer Security Agreement, the Company Security Agreement and the Company Stock Pledge Agreement (each as defined below) (collectively, the "Security Documents"). Pursuant to the PEC Stock Pledge Agreement, PEC has pledged to Bankers Trust Company, as collateral agent (the "Collateral Agent") for the benefit of the Secured Parties (as defined below), all of the issued and outstanding capital stock of the Company. Pursuant to the Issuer Security Agreement, the Issuer has collaterally assigned to the Collateral Agent for the benefit of the Secured Parties (i) the Company Notes, including, without limitation, the Initial Company Note representing the loan of the proceeds of the issuance of the Old Bonds, (ii) its interest under the Company Loan Agreement and (iii) other personal property of the Issuer. Pursuant to the Company Security Agreement, to secure the Company Guaranty and the payment of the Bonds, the Company has pledged to the Collateral Agent for the benefit of the
Secured Parties (i) all of its rights with respect to each Account and Fund (excluding the International Accounts and Funds and the Distribution Funds), including all funds and investments in securities and other instruments from time to time therein and all letters of credit or other instruments substituting for funds in any such Accounts or Funds (collectively, the "U.S. Account Rights"),
(ii) all of the Company's interest in distributions from PIC U.S. Entities and (iii) all of the Company's interest in and under the Additional Projects Contract. Pursuant to the Company Stock Pledge Agreement, to secure the Company Guaranty and the payment of the Bonds, the Company pledged to the Collateral Agent for the benefit of the Secured Parties (i) all of the issued and outstanding capital stock of the Issuer, (ii) all of the issued and outstanding capital stock of each PIC U.S. Entity and (iii) 60% of the issued and outstanding capital stock of each PIC International Entity. The aforesaid interests and rights so pledged are referred to herein, collectively, as the "Collateral." Although the Bondholders have recourse against the Issuer (whose sole assets are the Company Notes and the Company Loan Agreement) and, through the Company Guaranty, against the Company, and against the Collateral for payment of the Bonds, the ability of the Company to make payments under the Company Notes, and consequently the ability of the Issuer to make payments on the Bonds, depends entirely upon the performance of the Projects and their ability to make distributions through the PIC U.S. Entities to the Company. See "Risk Factors -- Financial Risks." Each of PEC, the Company and the Issuer may have available to it certain defenses against enforcement of the Security Documents if the Collateral Agent proceeds against the Collateral under the applicable Security Documents. See "Risk Factors -- Default on Project-Level Debt; Enforcement of Rights and Realization of Collateral."

      All of the Collateral is held by the Collateral Agent for the benefit of the Secured Parties as collateral and security for the Bonds, the Company Guaranty and, on a subordinated basis, the obligations of Panda International or any affiliate thereof under any Letter of Credit reimbursement agreement.

  PEC Stock Pledge Agreement

      PEC has executed and delivered a Stock Pledge Agreement to the Collateral Agent (the "PEC Stock Pledge Agreement") for the benefit of the Secured Parties pledging all of the issued and outstanding capital stock of the Company.

  Issuer Security Agreement

      The Issuer has entered into a Security Agreement with the Collateral Agent (the "Issuer Security Agreement") for the benefit of the Secured Parties providing for the collateral assignment of all of the Issuer's personal property, including, without limitation, (i) the Company Notes, (ii) the Issuer's rights under the Company Notes,
(iii) all of the Issuer's other contract rights, receivables and insurance proceeds, (iv) all of the Issuer's interest in and under the Company Loan Agreement, (v) all of the Issuer's other assets and
(vi) all proceeds of the foregoing.

  Company Security Agreement

      The Company has entered into a Security Agreement with the Collateral Agent (the "Company Security Agreement") for the benefit of the Secured Parties providing for the collateral assignment of (i) all of the Company's interests in and rights to receive distributions from PIC Entities in respect of U.S. Projects, (ii) the U.S. Account Rights, (iii) all of the Company's interest in and rights under the Additional Projects Contract and (iv) all proceeds of the foregoing.

  Company Stock Pledge Agreement

      The Company has entered into a Stock Pledge Agreement with the Collateral Agent (the "Company Stock Pledge Agreement") for the benefit of the Secured Parties providing for the pledge of (i) all the issued and outstanding capital stock of the Issuer and each PIC U.S. Entity and (ii) 60% of the issued and outstanding capital stock of each PIC International Entity.

  Sharing of Collateral

      The Bondholders (represented by the Trustee), the Letter of Credit Provider (when and if a Letter of Credit is provided as permitted by the Indenture), the Trustee (collectively, the "Secured Parties") and the Collateral Agent have entered into a Collateral Agency Agreement with the Issuer and the Company, pursuant to which the Collateral Agent has been appointed as agent for the Secured Parties and acts as such under the Security Documents. Accordingly, the rights of the Secured Parties with respect to the Collateral are shared among the Secured Parties in accordance with the terms of the Collateral Agency Agreement as described in more detail below.

  Collateral Agency Agreement

      The Collateral Agency Agreement provides that, upon an Event of Default, the Bondholders may direct the exercise of remedies by the Collateral Agent under the Security Documents.

      The proceeds of any sale or other realization upon the Collateral pursuant to the Collateral Agent's exercise of remedies under the Security Documents are to be distributed as follows:

      First, to the Collateral Agent and the Trustee, ratably, in an amount equal to any fees, costs, expenses and other amounts then due to them;

      Second, to the Trustee for distribution in accordance with the Indenture, an amount equal to the principal of and premium, if any, and interest on the Existing Bonds and all additional series of Bonds, if any, and all other amounts owed to the Bondholders pursuant to the Indenture;

      Third, to the Letter of Credit Provider, in an amount equal to the unpaid amount of all reimbursement obligations, interest and other obligations owed to the Letter of Credit Provider; and

       Fourth, to the applicable grantors and pledgors of the Collateral under the Security Documents.

  Remedies Under the Security Documents

     If an Event of Default shall have occurred and be continuing and the conditions contained in the Indenture have been satisfied, the Trustee may take any or all of the following actions: (i) declare all or any portion of the Issuer's obligations under the Indenture (or the Company's obligations under the Company Notes) to be immediately due and payable; (ii) to the extent not already in its possession, direct the Collateral Agent to take possession of all or any portion of the Collateral; (iii) to the extent it has not already done so, instruct all obligors on any of the Collateral to make payment directly to the Collateral Agent; (iv) direct the Collateral Agent to take all cash or cash proceeds in respect of the Collateral; (v) direct the Collateral Agent to take actions necessary to protect the first priority perfected security interest in the Collateral; (vi) direct the Collateral Agent to foreclose or otherwise realize (as permitted by law) upon the Collateral; (vii) direct the Collateral Agent to exercise all voting and other rights associated with the capital stock included in the Collateral; (viii) direct the Collateral Agent to receive all distributions made by the U.S. Projects with respect to the Collateral; and (ix) direct the Collateral Agent to exercise any additional rights afforded a secured party under the Uniform Commercial Code.

      Nonetheless, there is no assurance that a foreclosure or other realization upon the Collateral will produce proceeds in an amount that would be sufficient to pay the principal of and accrued and unpaid interest on the Secured Obligations (as defined in the
Collateral Agency Agreement), including, without limitation, the Existing Bonds. Furthermore, the ability of the Collateral Agent (on behalf of the Secured Parties, including the Bondholders) to foreclose or otherwise realize upon the Collateral following the occurrence of an Event of Default under the Security Documents will be subject in certain instances to perfection and priority issues and to practical problems associated with the realization of security interests in collateral of a type such as the Collateral. There can be no assurance that procedural impediments or delays will not affect the prompt execution of foreclosure or other realization upon the Collateral.

  Certain Bankruptcy Limitations

      The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable law, if a bankruptcy, insolvency or similar proceeding were to be commenced by or against the Issuer, the Company or PEC or if a receiver were appointed with respect to PEC, the Company or the Issuer, prior to the Collateral Agent having repossessed the Collateral. Under bankruptcy law, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the bankruptcy law permits the debtor to continue to retain and use collateral even though the debtor is in default under applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. Generally, adequate protection payments, in the form of interest or otherwise, are not required to be paid by the debtor to a secured creditor unless the bankruptcy court determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments on the Bonds, including the Exchange Bonds, could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral or whether or to what extent holders of the Bonds, including the Exchange Bonds, would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

The Accounts and Funds

      The Company has established and maintains with and in the name of the Trustee, acting as agent for the Collateral Agent for the benefit of the Secured Parties, the U.S. Project Account, the Debt Service Fund, the Debt Service Reserve Fund, the Company Expense Fund, the Capitalized Interest Fund, the U.S. Mandatory Redemption Account, the U.S. Extraordinary Distribution Account, and the U.S. Distribution Suspense Fund (collectively, the "U.S. Accounts"). The Company, on behalf of the PIC International Entities, has established and maintains with and in the name of the Trustee acting as agent for the PIC International Entities for the benefit of the Company (referred to in this capacity as the "International Collateral Agent") the International Project Account, the International
Mandatory Redemption Account, the International Extraordinary Distribution Account, and the International Distribution Suspense Fund.

      In addition, the Company has established a U.S. Distribution Fund, and on behalf of the PIC International Entities, an International Distribution Fund. The U.S. Distribution Fund is in the name and sole control of the Company, and the International Distribution Fund is in the name and sole control of the PIC International Entities.

  Project Accounts

     All (i) distributions and other amounts received by the Company, any PIC U.S. Entity or any person on behalf of the Company or any PIC U.S. Entity, from, or in connection with, the U.S. Projects that may be legally distributed or paid to the Company or any PIC U.S. Entity without contravention of any Project agreement (other than in each case Extraordinary Financial Distributions (which shall be applied as set forth in "Redemption -- Optional Redemption" above) and distributions received that are required to be deposited in the Mandatory Redemption Account (which shall be applied as set forth in "Redemption -- Mandatory Redemption" above), (ii) interest earned and received on amounts on deposit in the U.S. Accounts and Funds, (iii) payments of regularly scheduled interest and, if applicable, principal on the PIC International Entity Notes (other than in connection with any redemption or partial redemption thereof) and
(iv) payments resulting from the redemption or partial redemption of the outstanding Other International Notes upon the occurrence of an International Redemption Event, are required to be deposited in the U.S. Project Account. All (i) distributions and other amounts received by any PIC International Entity or any person on behalf of any PIC International Entity, from or in connection with, the Non-U.S. Projects that may be legally distributed or paid to any PIC International Entity without contravention of any Project Agreement and (ii) interest earned and received on amounts on deposit in the International Accounts and Funds are required to be deposited in the International Project Account.

      The Trustee shall, on the first Business Day of each calendar month (each a "Monthly Distribution Date"), transfer monies from the U.S. Project Account (to the extent then available therein after giving effect to any transfers to be made to the U.S. Project Account on such Monthly Distribution Date and after withdrawing an amount equal to the agreed-upon fees and reasonable expenses of the Trustee and its agents and counsel due under the Indenture), in the respective amounts and in the order of priority as follows:

    (i) to the Debt Service Fund (the "Debt Service Fund"), for application to the payment of principal and interest on the Bonds, an amount equal to the excess, if any, of (a) the aggregate amount of interest (less any amount on deposit in the Capitalized Interest Fund in respect of such payment) and, if applicable, principal due and payable on the Company Notes (including any past due amounts) on the Payment Date for each series of Bonds then outstanding next following the day immediately preceding such Monthly Distribution Date (other than in connection with a call for redemption) over
        (b) the amount then on deposit in the Debt Service Fund.

   (ii) to the Capitalized Interest Fund (the "Capitalized Interest Fund"), an amount equal to the excess, if any, of
        (a)  the Capitalized Interest Requirement then in effect over
        (b) the amount then on deposit in the Capitalized Interest Fund, after giving effect to any withdrawals from such Fund on such date;

  (iii) to the Debt Service Reserve Fund (the "Debt Service Reserve Fund"), an amount equal to the excess, if any, of
        (a)  the Debt Service Reserve Requirement then in effect over
        (b) the sum of (1) the amount then on deposit in the Debt Service Reserve Fund, after giving effect to any withdrawals from such Fund on such date, and (2) the amount available to be drawn under any Letter of Credit, after giving effect to any drawings under any Letter of Credit on such date;

   (iv) to the Company Expense Fund (the "Company Expense Fund"), an amount equal to the excess, if any, of (a) the sum of (1) the Company Expenses Amount for the applicable calendar year plus (2) the Annual Letter of Credit Fee, if any, for such calendar year over (b) the aggregate amount deposited in the Company Expense Fund since the beginning of such calendar year; and

    (v) to  the  U.S.  Distribution Suspense  Fund  (the  "U.S.
        Distribution Suspense Fund"), the remaining balance, if any, on deposit in the U.S. Project Account.

      On each Monthly Distribution Date, the International Collateral Agent shall transfer monies from the International Project Account (to the extent then available therein after giving effect to any transfers to be made to the International Project Account on such Monthly Distribution Date and after withdrawing an amount equal to the agreed upon fees and reasonable expenses of the International Collateral Agent and its agents and counsel due under the Indenture)
(i)  first  to  the  payment  of any  amount  then  due  on  any  PIC
International Entity Note and (ii) then to the International Distribution Suspense Fund, the remaining balance, if any on deposit in the International Project Account.

  Debt Service Fund

      Amounts on deposit in the Debt Service Fund shall be applied by the Trustee solely to pay interest and principal (whether at stated maturity or by acceleration or otherwise, other than in connection with a call for redemption), due and payable on the Company Notes, as and when provided under the Company Notes (for application by the Trustee to the payment of interest and principal on the Bonds). If, on any Payment Date the amounts on deposit in the Debt Service Fund (after giving effect to all transfers to the Debt Service Fund on such date) are insufficient for the payment in full of the interest and, if applicable, principal on the Company Notes scheduled to be paid on such date, including any past due amounts (such deficiency hereinafter referred to as a "Debt Service Deficiency"), an amount equal to such Debt Service Deficiency shall be withdrawn and transferred to the Debt Service Fund first, from the U.S. Distribution Suspense Fund, then, from the U.S. Extraordinary Distribution Account (using Available Amounts only), then, from the Company Expense Fund, then, from the Debt Service Reserve Fund, the monies on deposit therein, then, from the Debt Service Reserve Fund, the proceeds received by the Trustee after making a drawing on the Letter of Credit, if any, then, from the Capitalized Interest Fund and then, from the U.S. Mandatory Redemption Account (using Available Amounts only); provided, however, that if there are not sufficient funds in the U.S. Accounts and Funds to eliminate a Debt Service Deficiency, monies will be transferred from the International Accounts and Funds by the International Collateral Agent to effect a redemption or partial redemption of the Other International Notes in an amount equal to the lesser of (i) the amount necessary to cure the remaining Debt Service Deficiency, (ii) the entire outstanding principal amount of the Other International Notes and (iii) the amount then on deposit in the International Accounts and Funds. The amount of any Other International Note that is redeemed or partially redeemed for purposes of eliminating a Debt Service Deficiency will be transferred to the U.S. Project Account and then from the U.S. Project Account to the Debt Service Fund. PEC has agreed to cause the Company (and, if necessary, to make contributions to the Company) to loan $6.4 million to a PIC International Entity evidenced by an Other International Note, on or prior to the earlier of (i) the first date on which Commercial Operations have been achieved by any Non-U.S. Project in the Project Portfolio and (ii) the date of transfer to the Project Portfolio of any Non-U.S. Project that has already achieved Commercial Operations. The Company may, but is under no obligation to, lend additional amounts to the PIC International Entities to create additional Other International Notes.

  Capitalized Interest Fund

      Upon issuance of the Old Bonds, the Company delivered to the Trustee for deposit in the Capitalized Interest Fund approximately $9.8 million out of the loan by the Issuer to the Company of the proceeds from the issuance of the Old Bonds. Monies from time to time held on deposit in the Capitalized Interest Fund shall be transferred to the Debt Service Fund on the Interest Payment Dates and in the
amounts set forth in each Series Supplemental Indenture. On any Monthly Distribution Date on which the Company provides a certificate to the Trustee (supported by a certificate to the Trustee from the Consolidating Engineer) stating that (i) the Company Debt Service Coverage Ratio and the Consolidated Debt Service Coverage Ratio (if then applicable) for the 12 months immediately preceding the month in which such Monthly Distribution Date occurs equal or exceed 1.7:1 and 1.25:1, respectively, and (ii) the projected Company Debt Service Coverage Ratio and the projected Consolidated Debt Service Coverage Ratio (if then applicable) will (after giving effect to any distribution from the Capitalized Interest Fund to the U.S. Distribution Suspense Fund proposed to be made on such Monthly
Distribution Date), equal or exceed 1.7:1 and 1.25:1, respectively, for each Future Ratio Determination Period, then all amounts in the Capitalized Interest Fund may be transferred to the U.S. Distribution Suspense Fund. Upon any such transfer, the Capitalized Interest Requirement shall be zero unless and until a new Capitalized Interest Requirement is established by a subsequent Series Supplemental Indenture. If, on any Monthly Distribution Date, the amount on deposit in the Capitalized Interest Fund (after giving effect to all transfers to the Capitalized Interest Fund to be made on such Monthly Distribution Date) is less than the Capitalized Interest Requirement in effect on such date (each such deficiency, a "Capitalized Interest Deficiency"), an amount equal to such Capitalized Interest Deficiency shall be withdrawn and transferred to the Capitalized Interest Fund first, from the U.S. Distribution Suspense Fund, then from the U.S. Extraordinary Distribution Account (using Available Amounts only), then from the Company Expense Fund, then from the Debt Service Reserve Fund, the monies on deposit therein, then from the Debt Service Reserve Fund, the proceeds received by the Trustee after making a drawing on the Letter of Credit, if any, and then from the U.S. Mandatory Redemption Account (using Available Amounts only); provided, however, that if there are not sufficient funds in the U.S. Accounts and Funds to eliminate a Capitalized Interest Deficiency, monies will be transferred from the International Accounts and Funds (after giving effect to any transfers therefrom in respect of a Debt Service Deficiency) by the International Collateral Agent to effect a redemption or partial redemption of the Other International Notes in an amount equal to the lesser of (i) the amounts on deposit in the International Accounts and Funds, (ii) the outstanding principal amount of the Other International Notes and (iii) the amount of such Capitalized Interest Deficiency. The amounts realized from the redemption or partial redemption of any Other International Notes for purposes of eliminating a Capitalized Interest Deficiency will be transferred to the U.S. Project Account and then from the U.S. Project Account to the Capitalized Interest Fund. PEC has agreed to cause the Company (and, if necessary, to make contributions to the Company) to loan $6.4 million to a PIC International Entity evidenced by an Other International Note, on or prior to the earlier of (i) the first date on which Commercial Operations have been achieved by any Non-U.S. Project in the Project Portfolio and (ii) the date of transfer to the Project Portfolio of any Non-U.S. Project that has already achieved Commercial Operations. The Company may, but is under no obligation to, lend additional amounts to the PIC International Entities to create additional Other International Notes.

  Debt Service Reserve Fund

     Upon the issuance of the Old Bonds, the Company delivered to the Trustee for deposit in the Debt Service Reserve Fund $6.4 million out of the loan by the Issuer to the Company of the proceeds from the issuance of the Old Bonds. The Trustee shall apply amounts held in the Debt Service Reserve Fund solely to eliminate any Debt Service Deficiency or Capitalized Interest Deficiency.

      At any time when the Capitalized Interest Requirement for any series of Bonds is zero, in lieu of maintaining monies in the Debt Service Reserve Fund, all or a portion of the Debt Service Reserve Requirement in respect of such series may be satisfied by the delivery to the Trustee of one or more Letters of Credit.

      On any Payment Date on which a Debt Service Deficiency exists, an amount equal to any Debt Service Deficiency, subject to the order of priority established under "Debt Service Fund" above, will be withdrawn from the Debt Service Reserve Fund, with any Letter of Credit being drawn upon only after all monies on deposit in the Debt Service Reserve Fund have been exhausted.

      If thirty days prior to the expiration of any Letter of Credit delivered in respect of the Debt Service Reserve Requirement, such Letter of Credit has not been renewed, extended or replaced, the
Trustee shall make a drawing thereunder in an amount equal to the lesser of (i) the excess, if any, of (a) the Debt Service Reserve Requirement then in effect over (b) the sum of the undrawn face amount of all other Letters of Credit, if any, and the amount of monies held in the Debt Service Reserve Fund and (ii) the maximum amount available to be drawn under such Letter of Credit. The proceeds of any such drawing shall be deposited in the Debt Service Reserve Fund to be applied in accordance with the Indenture. If, on any Monthly Distribution Date, the amount on deposit in the Debt Service Reserve Fund (after giving effect to all transfers to the Debt Service Reserve Fund to be made on such Monthly Distribution
Date) is less than the Debt Service Reserve Requirement in effect on such date (each such deficiency, a "Debt Service Reserve Deficiency"), an amount equal to such Debt Service Reserve Deficiency shall be withdrawn and transferred to the Debt Service Reserve Fund first, from the U.S. Distribution Suspense Fund, then from the U.S. Extraordinary Distribution Account (using Available Amounts only), then from the Company Expense Fund and then from the U.S. Mandatory Redemption Account (using Available Amounts only); provided, however, that if there are not sufficient funds in the U.S. Accounts and Funds to eliminate a Debt Service Reserve Deficiency, monies will be transferred from the International Accounts and Funds (after giving effect to any transfers therefrom in respect of a Debt Service Deficiency or a Capitalized Interest Deficiency) by the International Collateral Agent to effect a redemption or partial redemption of the Other International Notes in an amount equal to the lesser of (i) the amounts on deposit in the International Accounts and Funds, (ii) the outstanding principal amount of the Other International Notes and
(iii) the amount of such Debt Service Reserve Deficiency. The amounts realized from the redemption or partial redemption of any Other International Notes for purposes of eliminating a Debt Service
Reserve Deficiency will be transferred to the U.S. Project Account and then from the U.S. Project Account to the Debt Service Reserve Fund. PEC has agreed to cause the Company (and, if necessary, to make capital contributions to the Company) to loan $6.4 million to a PIC International Entity evidenced by an Other International Note, on or prior to the earlier of (i) the first date on which Commercial Operations have been achieved by any Non-U.S. Project in the Project Portfolio and (ii) the date of transfer to the Project Portfolio of any Non-U.S. Project that has already achieved Commercial Operations. The Company may, but is under no obligation to, lend additional amounts to the PIC International Entities to create additional Other International Notes.

  Company Expense Fund

      Except as otherwise provided in the Indenture, on each Monthly Distribution Date all monies held on deposit in the Company Expense Fund shall be applied solely to pay all reasonable accrued and unpaid costs and expenses incurred by or on behalf of the Issuer, the Company or any PIC Entity in connection with the management of the Issuer, the Company or the PIC Entities through such Monthly Distribution Date plus any portion of the Annual Letter of Credit Fee that is due and payable or past due on such Monthly Distribution Date. Upon the issuance of the Old Bonds, the Company delivered to the Trustee for deposit in the Company Expense Fund $300,000, which amount constitutes the estimated Company Expenses Amount for the remainder of calendar year 1996.

  Distribution Suspense Funds and Distribution Funds

       On each Monthly Distribution Date, upon receipt of the appropriate required Distribution Certificate from the Company, the Trustee shall transfer from the U.S. Distribution Suspense Fund to the U.S. Distribution Fund and the International Collateral Agent shall transfer from the International Distribution Suspense Fund to the International Distribution Fund monies then on deposit in such
Distribution Suspense Funds, in the amount set forth in such Distribution Certificate as being available for distribution to such Distribution Fund (see "Certain Covenants -- Limitations on Distributions" below). The U.S. Distribution Fund is in the name and sole control of the Company, the International Distribution Fund is in the name and sole control of the PIC International Entities, and none of the Issuer, the Trustee, the International Collateral Agent or the Bondholders has any interest in the Distribution Funds.

  Mandatory Redemption Accounts

      Promptly after receipt by the Company or any PIC Entity, monies received in respect of Mandatory Redemption Events (subject to certain exceptions described in "Redemption -- Mandatory Redemption" above), shall be deposited in the U.S. Mandatory Redemption Account if such Mandatory Redemption Event relates to a U.S. Project and in the International Mandatory Redemption Account if such Mandatory Redemption Event relates to Non-U.S. Project, and all such amounts deposited in the Mandatory Redemption Accounts shall remain therein until they are used in the manner described in the Indenture for the mandatory redemption of the Bonds or otherwise are transferred or distributed as provided in the Indenture. See "Redemption -- Mandatory Redemption" above.

  Extraordinary Distribution Accounts

      Promptly after receipt by the Company or any PIC Entity, all Extraordinary Financial Distributions shall be deposited in the U.S. Extraordinary Distribution Account if such Extraordinary Financial Distribution relates to a U.S. Project and in the International Extraordinary Distribution Account if it relates to a Non-U.S. Project, and all such amounts deposited in the Extraordinary Distribution Accounts shall remain therein until they are used in the manner described in the Indenture for the optional redemption of Bonds or otherwise are transferred or distributed as provided in the Indenture. See "Redemption -- Optional Redemption" above.

Investment of Accounts and Funds

      If directed by the Company or any PIC International Entity, the Trustee and the International Collateral Agent, as the case may be, shall invest the monies on deposit in the Accounts and Funds in Permitted Investments, provided that if an Event of Default has occurred and is continuing, the Trustee or the International Collateral Agent, as the case may be, may only invest monies in the Accounts and Funds in Permitted Investments of a maturity of 30 days or less. Neither the Trustee nor the International Collateral Agent shall be liable for any losses incurred on such investments. Any earnings received from and losses on Permitted Investments using monies in the U.S. Accounts and Funds shall be deposited in the U.S. Project Account, and any earnings received from and losses on Permitted Investments using monies in the International Accounts and Funds shall be deposited in the International Project Account.

Identity and Role of Consolidating Engineer

      ICF will serve initially as the Consolidating Engineer in accordance with the Indenture. Pursuant to the Indenture, the Consolidating Engineer is responsible for providing certificates to the Trustee with respect to the calculations made by the Company in certificates delivered to the Trustee in connection with (i) any issuance of additional series of Bonds, (ii) Mandatory Redemption Events and (iii) requests for distributions in respect of
Extraordinary Financial Distributions in excess of $5.0 million. In providing such certificates, the Consolidating Engineer is entitled to rely on reports or certificates of qualified Independent Engineers or other independent consultants. See "Consolidating Engineer."

Certain Covenants

  Limitations on Distributions

       Transfers from the Distribution Suspense Funds to the corresponding Distribution Funds are subject to the satisfaction of the following conditions on the applicable Monthly Distribution Date and the Trustee shall have received a certificate (with supporting calculations attached to such certificate) at least two Business Days prior to such Monthly Distribution Date to the effect that, after giving effect to such proposed transfer: (i) the amount on deposit in the Debt Service Fund is equal to or greater than the aggregate amount of interest (less amounts on deposit in the Capitalized
Interest Fund in respect of such interest payment) and, if applicable, principal due and payable on the Bonds (including any past due amounts) on the Payment Date for each series of Bonds then outstanding next following the day immediately preceding such Monthly Distribution Date (other than in connection with a call for redemption); (ii) the amount on deposit in each of the Capitalized Interest Fund, the Debt Service Reserve Fund, the Company Expense Fund, the Mandatory Redemption Accounts and the Extraordinary Distribution Accounts is equal to or greater than the amount then required to be on deposit in each such Fund or Account as of such date; (iii) no Default (to the knowledge of any officer of the Company) or Event of Default under the Indenture has occurred and is continuing; (iv) with certain exceptions, the Company Debt Service Coverage Ratio is equal to or greater than 1.4:1 for the 12 months immediately preceding the month in which such Monthly Distribution Date is to occur (or for such shorter period as the Existing Bonds have been outstanding); and (v) the projected Company Debt Service Coverage Ratio is equal to or greater than 1.4:1 for the 12 months immediately succeeding the month in which such Monthly Distribution Date is to occur (or for such shorter period as the series of Bonds with the latest Final Stated Maturity is scheduled to be outstanding). Notwithstanding the foregoing, on the Monthly Distribution Date immediately succeeding the delivery to the Trustee of any Letter of Credit, any amounts on deposit in the Debt Service Reserve Fund in excess of the Debt Service Reserve Requirement minus the undrawn stated amount of all such Letters of Credit shall be transferred by the Trustee to the U.S. Distribution Suspense Fund.

      Neither the Company nor any PIC Entity shall make payments or distributions to PEC or any other affiliate of the Company or payments to any subordinated lender with respect to any subordinated loan and the Issuer shall not distribute any dividends to the Company (such payments, distributions and dividends being herein referred to as "Distributions") out of Project Distributions or any Collateral except from, and to the extent of, in the case of the Company or any PIC U.S. Entity, monies on deposit in the U.S. Distribution Fund and, in the case of any PIC International Entity, monies on deposit in the International Distribution Fund.

  Limitations on Debt

      Neither the Issuer nor the Company shall, nor shall the Company permit any PIC Entity or Project Entity to, create or incur or suffer to exist any debt, except:

    (i) in  the case of the Issuer, (a) the Existing Bonds  and
        (b) additional series of Bonds, if any, provided that at the time of the creation of each additional series of Bonds (other than any series issued solely in exchange for an equivalent aggregate principal amount of outstanding Bonds of another series) (1) the Company provides a certificate to the Trustee (supported by a certificate to the Trustee from the Consolidating Engineer) stating that, after giving effect to the issuance of such additional series of Bonds and the application of the proceeds therefrom, the projected Company Debt Service Coverage Ratio and the projected Consolidated Debt Service Coverage Ratio (if then applicable) equal or exceed 1.7:1 and 1.25:1, respectively, for each Future Ratio Determination Period, and (2) the rating (in effect immediately prior to the issuance of such additional series) of the Bonds is Reaffirmed after giving effect to the issuance of such additional series, provided, further, that such Reaffirmation shall not be required if
        (A) neither the Company nor any PIC Entity has acquired (or is acquiring in connection with the issuance of such additional series of Bonds), sold or otherwise disposed of, since the last date upon which the Bonds were rated or a Reaffirmation of rating was given in respect thereof, any amount of direct or indirect interests in one or more Projects with respect to which the sum of (w) the aggregate purchase prices of all such acquisitions and (x) the aggregate sales prices and proceeds received in connection with any such disposition of all such sales or other disposition, exceeds the greater of (y) $50 million and (z) 25% of the aggregate principal amount of the Bonds then outstanding and (B) the aggregate principal amount of the additional series of Bonds to be issued is less than the lesser of (x) $50 million and (y) 25% of the then outstanding aggregate principal amount of the Bonds then outstanding;

   (ii) in the case of the Company, the Company Notes, the Company Guaranty and allocations among the Company and affiliates of the Company of overhead expenses not in excess at any one time of the Company Expenses Amount;

  (iii) in the case of the PIC International Entities, (a) the PIC International Entity Notes and (b) subordinated debt (including Other International Notes) payable to the Company or any PIC Entity which shall not have independent rights of acceleration or remedies without the occurrence of rights of acceleration or remedies on the Company Notes;

   (iv) in the case of the PIC U.S. Entities, (a) the PIC U.S. Entity Guaranties and (b) subordinated debt payable to the Company or any PIC Entity which shall not have independent rights of acceleration or remedies without the occurrence of rights of acceleration or remedies on the Company Notes; and

    (v) in  the case of Project Entities, Project debt and debt
        arising   under   guaranties  permitted   pursuant   to   the
        Indenture.

  Limitations on Guaranties

      Neither the Issuer nor the Company shall, and the Company shall not permit any PIC Entity or Project Entity to, contingently or otherwise, be or become liable, directly or indirectly, in connection with any guaranty except (i) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business; (ii) in the case of the Company, the Company Guaranty;
(iii) in the case of any PIC U.S. Entity, the PIC U.S. Entity guaranties; and (iv) in the case of any Project Entity, guaranties of Project Debt permitted by the Indenture and guaranties of payment or performance created, required or expressly permitted to exist under any Project agreement.

  Limitations on Liens

      The Issuer and the Company shall not, and the Company shall not permit any PIC Entity to, create or suffer to exist or permit any Lien upon or with respect to any of their respective property or any Project Distributions, except (i) Liens created or otherwise expressly permitted or required to exist by the Indenture or any Transaction Document, (ii) Liens for taxes, assessments, charges, levies, claims or obligations which are either not yet due, are due but payable without penalty or are the subject of a good faith contest by the Issuer, the Company, or any PIC Entity, as the case may be, (iii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding if the same are the subject of a good faith contest, (iv) with respect to property of, or Project Distributions to, any PIC Entity, Liens required or permitted to exist by the Project agreements if such Liens were required to exist or existed (a) on the date the Existing Bonds are issued or (b), with respect to Liens upon or with respect to property or Project Distributions relating to a particular Project, at the time the Company or any PIC Entity makes its initial capital contribution or purchase price payment with respect to such Project or receives interests in such Project acquired subsequent to such initial contribution or payment, or any replacement or successor Lien created in connection with the refinancing of any Project, provided such replacement or successor Lien shall not secure any monetary obligation materially greater than the Lien it replaces or succeeds or encumber any Property not subject to the Lien it replaces or succeeds unless (and only to the extent that) the provisions for incurring or refinancing Project Debt (as provided in "Limitations on Project Debt and Project Agreements" below) have been satisfied, (v) Liens in connection with worker's compensation, unemployment insurance or other social security or pension obligations and (vi) with respect to property of, or Project Distributions to, any PIC Entity, Liens other than to secure debt, provided such Lien could not reasonably be expected to (A) result in a Material Adverse Change or
(B) in the case of any Lien on the Collateral, materially diminish the value of, or the security offered by, the Property subject to such Lien.

  Limitations on Activities of the Issuer and the Company

      The Company shall not engage in any business other than (i) the direct or indirect ownership of PIC Entities, Project Entities and Projects, (ii) the making of loans to its controlling affiliates, PIC Entities and Project Entities, (iii) the issuance of the Company Notes and the Company Guaranty, (iv) distributions and investments permitted by the Indenture and (v) activities reasonably necessary, in the judgment of the Company, to preserve, protect or enhance the value of the Company's investments in the Projects.

      The Issuer shall not have any Subsidiaries. The Company shall not create, acquire or purchase (i) any direct Subsidiary other than the PIC Entities or (ii) any indirect Subsidiary other than the Project Entities, in each case for the purposes contemplated above or in connection with the acquisition of interests in Project Entities permitted by the Indenture.

      The Issuer shall not engage in any business other than (i) the issuance of the Existing Bonds and the additional series of Bonds, if any, (ii) the performance of its obligations under the Transaction Documents, (iii) enforcement of its rights under the Security Documents and the Company Notes and (iv) activities reasonably related to the foregoing.

  Ownership of Projects

      The Company shall maintain (i) at least a 50% (direct or indirect) ownership or equivalent interest in each Project or (ii)(a) at least a 25% (direct or indirect) ownership or equivalent interest in each Project not meeting the requirements of clause (i) above and
(b) a controlling influence over the management and policies with respect to each Project, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, provided that no other entity has greater control than the Company over the management and policies of such Project. Notwithstanding the foregoing, this covenant shall not prohibit the sale, lease, transfer or other disposition of all interests in a Project, or a reduction in the ownership or equivalent interest of, or control over, a Project occurring pursuant to the terms of a build-operate-transfer arrangement at least ten years after the entering into of such arrangement. See "Prohibition on Fundamental Changes and Dispositions of Assets" below.

  Limitations on Project Debt and Project Agreements

      The Company shall not, nor shall it permit any PIC Entity to, incur or refinance any Project Debt or enter into any Project agreement (other than in connection with Liens permitted under the Indenture), and the Company shall not permit any Project Entity to,
(i) incur any Project Debt other than that existing or created on the date that the Project to which such Project Debt relates is transferred to the Project Portfolio or on the date that the Company or any PIC Entity makes its initial investment in the Project to which such Project Debt relates, (ii) refinance any Project Debt,
(iii) enter into any Project agreements other than any Project agreement existing or created on the date that the Project to which such Project Debt relates is transferred to the Project Portfolio or on the date that the Company or any PIC Entity makes its initial contribution with respect to the Project to which such Project agreement relates or (iv) amend or modify any Project agreement, if in the case of clause (i), (ii), (iii) or (iv) such action could reasonably be expected to reduce Cash Available for Distribution (including any such action that could (a) decrease the amount of, or postpone the receipt of, any revenues, distributions or other amounts to be received by or on behalf of the Company, a PIC Entity or such Project Entity, (b) increase the amount of, or accelerate the date for payment of, any fees, prepayments, costs, expenses, liabilities or other amounts payable by or on behalf of the Company, a PIC Entity or such Project Entity or (c) create additional conditions precedent to, or modify existing conditions if such modification could impair, the right of the Company or a PIC Entity to receive distributions or other amounts directly or indirectly from any PIC Entity or Project Entity) by 10% or more in the aggregate during any Future Ratio Determination Period unless at the time of such action (1) the Company provides a certificate to the Trustee (supported by a certificate to the Trustee from the Consolidating Engineer) stating that, after giving effect to such action, the projected Company Debt Service Coverage Ratio and the projected Consolidated Debt Service Coverage Ratio (if then applicable) equal or exceed 1.7:1 and 1.25:1, respectively, for each Future Ratio Determination Period and (2) the rating of the outstanding Bonds, after giving effect to such action, has been Reaffirmed.

  Distributions by Projects

      Subject to reasonable working capital and capital improvement requirements (taking into account reasonable currency exchange and tax planning requirements), the Company shall cause each Project Entity to distribute to the PIC Entities all distributions and other amounts received, directly or indirectly, by such Project Entity or by any other person on behalf of such Project Entity from, or in connection with, the Project Portfolio that may be legally distributed or paid to any PIC Entity without contravention of any Project agreement.

  Prohibition on Fundamental Changes and Disposition of Assets

      None of the Issuer, the Company and any PIC Entity shall enter into any transaction of merger, consolidation, sale, lease, transfer or other disposition of all or substantially all of its assets (including the Project Portfolio), change its form of organization or its business, or liquidate or dissolve itself (or suffer any liquidation or dissolution); provided, however, that the Issuer, the Company or any PIC Entity may merge or consolidate or sell, lease, transfer or otherwise dispose of all or substantially all of its assets, if: (i) (a) in the case of the Issuer, the successor or transferee entity is a wholly owned Subsidiary of the Company and such successor or transferee entity expressly assumes, by an instrument in form and substance reasonably satisfactory to the Trustee, all of the Issuer's obligations under the Indenture, the Bonds and the other Transaction Documents to which the Issuer is a party; (b) in the case of the Company, the successor or transferee entity shall be an entity organized and existing under the laws of any state of the United States or the District of Columbia and shall expressly assume, by an instrument in form and substance satisfactory to the Trustee, all of the obligations of the Company under the Indenture, the Company Guaranty, the Company Notes and the other Transaction Documents to which the Company is a party; and (c) in the case of any PIC Entity, the successor or transferee entity shall be organized under the laws of any state of the United States or the District of Columbia, or, in the case of a PIC International Entity, an appropriate foreign tax jurisdiction, and shall expressly assume, by an instrument in form and substance satisfactory to the Trustee all of the obligations of such PIC Entity, if any, under the Transaction Documents to which such PIC Entity is a party; (ii)
immediately before and immediately after giving effect to such transaction on a pro forma basis (and after giving effect to any modifications made to the terms of the Indenture in order to reflect the particular characteristics of the purchasing or surviving entity, provided that the rating in effect immediately prior to such modification of the Existing Bonds and any additional series of Bonds, then outstanding, is Reaffirmed), no Event of Default shall have occurred and be continuing; (iii) the Company shall have delivered an Officer's Certificate and an Opinion of Counsel (as defined in the Indenture) each stating that all conditions precedent provided in the Indenture relating to such transaction have been complied with and (iv) the rating then in effect on the Existing Bonds and any additional series of Bonds, then outstanding, is Reaffirmed, after giving effect to such merger, consolidation, sale, lease, transfer or other transaction. Notwithstanding the foregoing,
(i)  in  no  event  shall  the  Company  be  permitted  to  merge  or consolidate with or into, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, the Issuer and
(ii)  in  no  event  shall  the  Issuer  be  permitted  to  merge  or consolidate with or into, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, the Company. Notwithstanding anything in this paragraph to the contrary, the Company or a PIC Entity may sell its direct or indirect interests in a Project or Projects to the extent provided in "Sales of Projects" below. None of the Issuer, the Company or any PIC Entity shall purchase or otherwise acquire all or substantially all of the assets of any person except that (i) the Company and the PIC Entities may acquire direct or indirect interests in Project Entities and Projects to the extent permitted by the Indenture, (ii) in connection with any merger, consolidation or sale, lease, transfer or other transaction satisfying the applicable requirements of this paragraph and as provided in "Sales of Projects" below, (iii) for the creation or acquisition by PIC of a PIC Entity or by a PIC Entity of a Project Entity or (iv) any purchase or other acquisition of interests in or held by the Company's or any PIC Entity's existing investments if after giving effect to any such purchase or acquisition, no Default or Event of Default will exist or result therefrom. Except in connection with any merger, consolidation or sale transaction satisfying the applicable requirements of this paragraph, or as contemplated by the Security Documents, the Company may not transfer all or any portion of its ownership interest in the Issuer or any PIC Entity.

  Change of Control

      Upon the occurrence of a Change of Control, the Issuer will be obligated to make an offer to purchase all of the then outstanding Existing Bonds and additional series of Bonds, if any (a "Change of Control Offer"), and will purchase on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following such Change of Control, all of the then outstanding Bonds validly tendered pursuant to such Change of Control Offer and not withdrawn, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date in accordance with the terms of the Indenture. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date.

      In order to effect such Change of Control Offer, the Issuer will, not later than the 30th day after the Change of Control, mail to the Trustee and each Bondholder a notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that Bondholders must follow to accept the Change of Control Offer.

      There can be no assurance that the Issuer will have available funds sufficient to fund the purchase of the Bonds upon a Change of Control. In the event a Change of Control occurs at a time when the Issuer does not have available funds sufficient to pay the Change of Control Purchase Price for all of the Bonds delivered by Bondholders seeking to accept the Change of Control Offer, an Event of Default would occur under the Indenture. The definition of Change of Control includes an event by which the Company sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole; the phrase "all or substantially all" is subject to applicable legal precedent and, as a result, in the future there may be uncertainty as to whether a Change of Control has occurred.

      The Issuer will not be required to make a Change of Control Offer upon a Change of Control if another person makes the Change of Control Offer at the same purchase price, at the same time and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer to be made by the Issuer and purchases all Bonds validly tender and not withdrawn under such Change of Control Offer.

      The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, if a Change of Control occurs and the Issuer is required to repurchase Bonds as described above. The existence of a Bondholder's right to require, subject to certain conditions, the Issuer to repurchase its Bonds upon a Change of Control may deter a third party from acquiring the Issuer in a transaction that constitutes, or results in, a Change of Control.

     The Issuer shall, subject to certain exceptions described in the Indenture, be required to purchase all Existing Bonds and Bonds of additional series, if any, properly tendered pursuant to the Change of Control Offer and not withdrawn.

  Additional Collateral

      If the U.S. federal income tax laws are amended to permit the International Accounts and Funds or any shares of the capital stock of or other ownership interests in the PIC International Entities that have not been pledged to the Collateral Agent pursuant to the Security Documents to be included as part of the Collateral without adversely affecting Panda International's ability to defer U.S. federal income taxes on earnings from Non-U.S. Projects, then (i) the Issuer and the Company will enter into a supplemental indenture with the Trustee to include such capital stock or other ownership interests and the International Accounts and Funds as part of the Collateral and (ii) the Company shall, and shall cause the PIC International Entities to, execute appropriate security documents pledging to the Collateral Agent as Collateral such International Accounts and Funds and such stock or other ownership interests, as the case may be.

  Transactions with Affiliates

      The Issuer and the Company shall not, and the Company shall not permit any PIC Entity or Project Entity (collectively, the "PIC Group") to, engage in transactions with affiliates of the Company other than members of the PIC Group except for (i) transactions which are on terms no less favorable to the PIC Group than the PIC Group could obtain in arms-length transactions from third parties which are not affiliates of the Company, (ii) distributions, loans and investments permitted by the Indenture and (iii) transactions required by the Indenture or the Transaction Documents.

  Use of Proceeds

      The Issuer loaned all of the proceeds received by it from the issuance of the Old Bonds to the Company which used the net proceeds thereof (i) to fund the Capitalized Interest Fund in the amount of approximately $9.8 million; (ii) to fund the Debt Service Reserve Fund in the amount of approximately $6.4 million; (iii) to fund the Company Expense Fund in the amount of approximately $300,000; (iv) to pay transaction expenses, commissions and fees incurred in connection with the Prior Offering, estimated at approximately $900,000; (v) to fund in the amount of approximately $25.1 million a portion of the redemption by the Panda-Rosemary Partnership of the limited partnership interest therein held by Ford Credit; (vi) to distribute approximately $60.9 million to Panda International, of which approximately $26.4 million was used by Panda International to prepay senior indebtedness held by Trust Company of the West.

  Sales of Projects

      The Company will not, and the Company will not permit any PIC Entity or Project Entity to, sell any direct or indirect interests in Projects for aggregate consideration in excess of $2,000,000 in any calendar year; provided, however, that any such sale may be made (i) if after giving effect to any such sale, the Company complies with the requirements set forth in "Certain Covenants -- Ownership of Projects," (ii) the proceeds of any such sale are applied as provided in "Mandatory Redemption" above to effect a mandatory redemption of any PIC International Entity Notes or Bonds, as the case may be,
(iii) the Company provides a certificate to the Trustee (supported by a certificate to the Trustee from the Consolidating Engineer) stating that, after giving effect to such sale and the application of the proceeds therefrom (including through a mandatory redemption), the projected Company Debt Service Coverage Ratio and the projected Consolidated Debt Service Coverage Ratio (if then applicable) equal or exceed 1.7 to 1.0 and 1.25 to 1.0, respectively for each Future Ratio Determination Period and (iv) if the proceeds of such sale to be received by the Company or any PIC Entity exceed the lesser of (x) $50 million and (y) 25% of the aggregate principal amount of the Bonds then outstanding, the rating on the Bonds immediately prior to such sale is Reaffirmed (after giving effect to such sale and the application of the proceeds therefrom). (Section 7.28)

  PIC International Entity Loan Agreements

      The Company shall cause each PIC International Entity that is created, acquired or purchased after the Issue Date to execute, and to deliver a copy to the Trustee, a loan agreement, substantially in the form of the PIC International Entity Loan Agreement attached to the Indenture, at the time such PIC International Entity is so created, acquired or purchased, and to enter into the security documents granting the Company a security interest in the International Accounts and Funds and distributions from PIC International Entities.

  PIC U.S. Entity Guaranties

      The Company shall cause each PIC U.S. Entity that is created, acquired or purchased after the Issue Date to execute and deliver to the Trustee a PIC Entity Guaranty, substantially in the form attached to the Indenture, at the time such PIC U.S. Entity is so created, purchased or acquired.

Additional Covenants

     In addition to the covenants described above, the Indenture also contains covenants of the Issuer and the Company regarding maintenance of existence, compliance with organizational documents, nonmodification and nonamendment of organizational documents (except in the manner provided therein and in a manner that does not modify certain provisions relating to the existence of an independent director or the business purpose of such entity and that could not be reasonably expected to result in a Material Adverse Change), payment of taxes, pursuing rights to compensation upon the occurrence of a casualty or condemnation, maintenance of books and records, the right of the Trustee to inspect the property, compliance with laws, opinions of counsel regarding the maintenance of recordations and filings, providing further assurances, delivery of financial statements, compliance certificates, reports, notices of certain material subsequent events and certain information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance by a Bondholder with Rule 144A in connection with the resale of Existing Bonds and additional series of Bonds, if any, restrictions on termination or amendment of any Transaction Document or entry into any new agreement which could reasonably be expected to result in a Material Adverse Change, limitations on investments, restrictions on actions that require registration as an "investment company" under the Investment Company Act, pursuing rights to compensation with respect to certain events of loss, compliance with the Public Utility Holding Company Act, appointments to fill vacancy in the office of Trustee, the issuance of Other International Notes and furnishing of lists of holders of the Existing Bonds and the additional series of Bonds, if any, to the Trustee.

Defaults and Remedies

  Events of Default.

     Each of the following shall constitute an Event of Default:

    (i) the failure to pay or cause to be paid principal of, or premium, if any, or interest on any Existing Bond or any
        Bond of an additional series when the same becomes due and payable, whether by scheduled maturity or required redemption, upon repurchase pursuant to a Change of Control Offer, or by acceleration or otherwise, and the continuation of such failure for 15 or more days;

   (ii) any  representation, warranty or statement made by  any of Panda International, PEC, the Company, the Issuer or any PIC Entity in any certificate, financial statement or other document furnished to the Trustee by or on behalf of Panda International, PEC, the Company, the Issuer or any PIC Entity under the Indenture, any Security Document or any other Transaction Document proves to have been false or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in a Material Adverse Change, and the fact, event or circumstance that gave rise to such Material Adverse Change, shall continue uncured for 30 or more days after the earlier to occur of
        (a) any officer of such person obtaining actual or constructive knowledge thereof and (b) written notice thereof being given to such person; provided that if such person commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period, such person may continue to effect such cure of the fact, event or circumstance (and such misrepresentation shall not be deemed an "Event of Default") for an additional 60 days so long as such person is diligently pursuing the cure;

  (iii) failure by the Company or the Issuer to perform or observe its respective covenants contained in the Indenture relating to maintenance of existence, prohibition on fundamental changes and disposition of assets, limitations on Debt, limitations on Liens, limitations on guaranties, limitations on distributions, limitations of activities by the Company or the Issuer, limitations on transactions with affiliates, limitation on formation of Subsidiaries, limitations on Project Debt and Project agreements, distributions by Projects, additional collateral, limitations or sales of Projects, PIC International Entity Loan Agreements, PIC U.S. Entity guaranties and not being required to register under the Investment Company Act and such failure continues uncured for 30 or more days;

   (iv) failure by the Company or the Issuer to perform or observe any of the covenants contained in the Indenture and not listed in clause (iii) or clause (xv) under "Events of Default", and such failure continues uncured for 30 or more days after the earlier to occur of (a) any officer of the Company or the Issuer, as the case may be, obtaining actual or constructive knowledge of such failure and (b) written notice thereof being given to the Company or the Issuer by the Trustee or to the Company, the Issuer or the Trustee by holders of at least 10% in aggregate principal amount of the Bonds then outstanding; provided that if the Company or the Issuer, as the case may be, commences and diligently pursues efforts to cure such default within such 30-day period, the Company or the Issuer, as the case may be, may continue to effect such cure of the default (and such default shall not be deemed an "Event of Default") for an additional 60 days so long as the Company or the Issuer, as the case may be, is diligently pursuing the cure;

    (v) failure by Panda International, PEC, the Company, the Issuer or any PIC Entity to observe or perform any of their respective covenants or agreements contained in any Transaction Document other than the Indenture, and such failure continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Transaction Document;

   (vi) certain events involving the bankruptcy, insolvency, dissolution, receivership or reorganization of the Company, the Issuer or any PIC Entity;

  (vii) the entry of one or more final and non-appealable judgments for the payment of money in excess of $2.0 million against any of the Company, the Issuer or any PIC Entity which remain unpaid or unstayed for a period of 60 or more consecutive days;

  viii) failure by the Company, the Issuer or any PIC Entity  to make any payment when due (subject to any applicable grace period) in respect of any debt, which debt is in an amount exceeding $2.0 million (other than debt which is subordinated debt and other than any amount due under or pursuant to the Indenture), which failure continues unwaived beyond any applicable grace period;

   (ix) failure by any PIC Entity to make any payment when due (subject to any applicable grace period) in respect of any outstanding subordinated debt, which subordinated debt is in an amount exceeding $2.0 million and a default and acceleration is declared with respect to such debt;

    (x) any grant of a Lien contained in the Security Documents ceases to be effective to grant a perfected Lien to the Collateral Agent on any of the Collateral described therein with the priority purported to be created thereby which cessation results in a Material Adverse Change; provided, however, that an Event of Default shall not result from the creation of Permitted Liens;

   (xi) the Company Guaranty or any PIC Entity Guaranties shall for any reason cease to be, or be asserted by the Company, any PIC U.S. Entity or the Issuer not to be, in full force and effect and enforceable in accordance with its terms;

  (xii) the Issuer shall cease to have ownership of the Company
        Notes free and clear of all Liens and other encumbrances on title thereto or the Company shall cease to have ownership of the PIC International Entity Notes free and clear of all Liens and other encumbrances on title thereto;

  xiii) (a) the Company shall cease to own and control 100%  of the capital stock or ownership interest of the Issuer or any PIC Entity (excluding any director's qualifying shares required to be held by third parties pursuant to applicable law) that holds direct or indirect ownership interests in any Project or (b) PEC or Panda International shall cease to own and control directly or indirectly 100% of the capital stock of the Company (except as permitted under "Prohibition on Fundamental Changes and Disposition of Assets" above);

  (xiv) any Letter of Credit ceases to be in full force and effect and valid, binding and enforceable in accordance with its terms and is not replaced within 10 days, unless the amount on deposit in the Debt Service Reserve Fund (without giving effect to such Letter of Credit) at such time equals or exceeds the Debt Service Reserve Requirement then applicable; and

   (xv) the  failure to make or consummate a Change of  Control
        Offer in accordance with the provisions of the "Change of Control" covenant.

  Remedies

      If an Event of Default described in clause (i) under "Defaults and Remedies -- Events of Default," above occurs, the Trustee may, and upon request of the holders of not less than 33-1/3% in aggregate principal amount of all Existing Bonds and all additional series of Bonds, if any, then outstanding (considered as one class) shall, declare the principal of all Existing Bonds and all additional series of Bonds, if any, then outstanding to be immediately due and payable. If an Event of Default (other than one described in the immediately preceding sentence) occurs, the Trustee may, and upon request of the holders of not less than 50% in aggregate principal amount of all Existing Bonds and all additional series of Bonds, if any, then outstanding (considered as one class) shall, declare the principal of all Existing Bonds and all additional series of Bonds, if any, then outstanding to be immediately due and payable. Upon such declaration said principal, together with interest accrued thereon, shall become due and payable immediately. If an Event of Default due to the bankruptcy, insolvency or reorganization of the Company, the Issuer or any PI Entity occurs, all unpaid principal, premium, if any, and interest will immediately become due and payable. For remedies available under the Security Documents, see "Collateral for the Exchange Bonds -- Remedies under the Security Documents" above.

     If, after the principal of the Existing Bonds and the additional series of Bonds, if any, has been declared or is deemed to be due and payable, the Issuer (i) pays all principal and interest due (other than by a declaration of acceleration) on the Existing Bonds and the additional series of Bonds, if any, including any Bonds required to have been purchased on a Change of Control Date, and the reasonable fees, expenses and advances of the Trustee and its agents and counsel and (ii) cures all other Events of Default under the Indenture (other than nonpayment of principal and interest on the Existing Bonds and any additional series of Bonds that became due solely by reason of such acceleration), the holders of a majority in aggregate principal amount of the Existing Bonds and all additional series of Bonds, if any, then outstanding (considered as one class) may annul such declaration and its consequences.

      If any Event of Default occurs and is continuing, the Trustee may, and upon the request of a majority in aggregate principal amount of the Existing Bonds and all additional series of Bonds, if any then outstanding (considered as one class), and the offering to it of any indemnity required under the Indenture shall (unless the Trustee in good faith shall determine that such exercise would involve it in personal liability or expense), enforce every right available to it under the Indenture and under the Security Documents.

     Any monies received by the Trustee following an Event of Default shall be applied first to pay the compensation due to and reasonable costs and expenses incurred by the Trustee and its agents and counsel and second to pay principal and interest then owing on the Existing Bonds and the additional series of Bonds, if any, (if such monies shall be insufficient to pay the same in full, then to the payment of principal and interest ratably). The Trustee shall pay the surplus, if any, to the Collateral Agent to be applied pursuant to the Collateral Agency Agreement or the person lawfully entitled to receive the same. See "Collateral for the Exchange Bonds -- Collateral Agency Agreement" above.

Amendments and Supplements

      Without the consent of the holders of any Existing Bonds or additional series of Bonds, if any, the Issuer, the Company and the Trustee may enter into one or more supplemental indentures thereto for any of the following purposes: (i) to establish the form and terms of any additional series permitted under the Indenture; (ii) to evidence the succession of another entity to the Issuer or the
Company, and the assumption by any such successor of the covenants and other obligations of such entity under the Existing Bonds or any additional series of Bonds or the Indenture; (iii) to evidence the succession of a new Trustee pursuant to the Indenture; (iv) to add to the covenants of the Issuer or the Company, or to surrender any right or power therein conferred upon the Issuer or the Company; (v) to convey, transfer and assign to the Trustee properties or assets to secure the Existing Bonds and the additional series of Bonds, if any, and to correct or amplify the description of any property at any time subject to the Indenture or to assure, convey and confirm unto the Trustee or the Collateral Agent any property subject or required to be subject to the Indenture; (vi) to permit or facilitate the issuance of Existing Bonds or any additional series of Bonds in uncertificated form; (vii) to change or eliminate any provision of the Indenture that does not adversely affect the interests of the holders of the Existing Bonds and the additional series of Bonds, if any; (viii) to comply with any requirement of the Commission in connection with qualifying the Indenture under the Trust Indenture Act of 1939, as amended, or maintaining such qualification thereafter; (ix) to provide for the issuance of a new series of Bonds registered under the Securities Act in exchange for a series of Bonds if such exchange is contemplated by any registration rights agreement entered into in connection with the issuance of a series of Bonds or any other exchange securities pursuant to any other agreement to register any series of Bonds under the Securities Act, and to make such other changes in the Indenture or the Transaction Documents as the board of directors of the Company determines are necessary or appropriate in connection therewith, provided such action shall not adversely affect the interests of the holders of Bonds of any series in any material respect; (x) to cure any ambiguity or to correct or supplement any provision of the Indenture that may be defective or inconsistent with any other provision therein; or (xi) to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the holders of any Existing Bonds or the additional series of Bonds, if any, in any material respect.

      With the consent of the holders of not less than a majority in aggregate principal amount of the Existing Bonds and all additional series of Bonds, if any, then outstanding (considered as one class) the Issuer and the Company may, and the Trustee shall, enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating or waiving any of the provisions of, the Indenture; provided, that no such supplemental indenture shall, without the consent of the holder of each outstanding Bond directly affected thereby, (i) change the stated maturity of any Bond (or the stated maturity of any such installment of principal of any Bond), or of any payment of interest thereon, or the dates or circumstances of payment of premium, if any, on any Bond or change the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Bond or the premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment or interest on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) or such payment of premium, if any, on or after the date such payment of premium becomes due and payable or change the dates or the amounts of payments to be made through the operation of a sinking fund in respect of such Bonds, (ii) permit the creation of any lien prior to or pari passu with the Lien of the Security Documents with respect to any of the property pledged under the Security Documents or terminate the Lien of the Security Documents of any property pledged thereunder or deprive any holder of the security afforded by the Lien of the Security Documents, except to the extent expressly permitted by the Indenture or any of the Security Documents, (iii) reduce the percentage in principal amount of the outstanding Bonds, if any, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or reduce the requirements with respect to quorum or voting, (iv) modify certain of the provisions of the Indenture relating to the waiver of defaults or the making of modifications or
(v) amend, change or modify the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control, or to modify any of the provisions or definitions with respect thereto.

Amendment of Security Documents or Collateral Agency Agreement

     The Issuer, the Company, the Trustee or the Collateral Agent, as the case may be, may, without the consent of or notice to the Bondholders, consent to any amendment or modification of any Security Document or the Collateral Agency Agreement as may be required (i) by the provisions of such Security Document, the Collateral Agency Agreement or the Indenture, (ii) to cure any ambiguity or formal defect, (iii) to add additional rights in favor of the Issuer in the Company Notes or Security Documents or (iv) in connection with any other change in the Security Documents or the Collateral Agency Agreement, including any change required by the rating agencies, with respect to which the Trustee shall have received an officer's certificate of the Company or the Issuer, as the case may be, or an opinion of counsel reasonably satisfactory to the Trustee to the effect that such change is not to the prejudice of the Trustee or the Bondholders and which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Bondholders provided that the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such officer's certificate or opinion of counsel. Except as described above, neither the Issuer nor the Trustee shall consent to any other amendment or modification of a Security Document or the Collateral Agency Agreement without the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Existing Bonds and the additional series of Bonds, if any, then outstanding (considered as one class). An amendment to a Security Document or the Collateral Agency Agreement which changes the amounts of payments due thereunder, the person to whom such payments are to be made or the date on which such payments are to be made shall not be made without the unanimous consent of the Bondholders.

Discharge of Indenture

      The Issuer may terminate the Indenture by delivering all outstanding Existing Bonds and the additional series of Bonds, if any, to the Trustee for cancellation, by paying all sums payable under the Indenture and by delivering an officer's certificate and opinion of counsel stating that all conditions precedent in the Indenture relating to its discharge have been complied with.

      In addition to the foregoing, the Existing Bonds and any additional series of Bonds, shall, prior to the stated maturity thereof, be deemed to be paid, and the indebtedness of the Issuer and, to the extent of the Company Guaranty, the Company in respect thereof shall be deemed to be satisfied and discharged, on the 123rd day after the date of the deposit referred to in clause (i) below and the other conditions set forth below have been satisfied:

    (i) the  Issuer has irrevocably deposited with the Trustee, in trust, monies or U.S. government obligations in an amount which shall be sufficient to pay when due the principal of and premium, if any, and interest due and to become due on the Existing Bonds and any additional series of Bonds, on each stated maturity of such principal or installment of principal or interest (to and including the final installment of principal thereof);

   (ii) no Event of Default or Default with respect to the Existing Bonds or any additional series of Bonds shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date;

  (iii) the Issuer has delivered to the Trustee (a) a ruling from the Internal Revenue Service or an opinion of counsel to the effect that such satisfaction and discharge of the indebtedness of the Issuer with respect to the Existing Bonds or any additional series of Bonds shall not be deemed to be, or result in, a taxable event with respect to the holders of Existing Bonds or additional series of Bonds, if any, for purposes of United States Federal income taxation and (b) an Opinion of Counsel with respect to certain Investment Company Act and bankruptcy matters set forth in the Indenture;

   (iv) the   Issuer  shall  have  irrevocably  designated   a
        redemption date, if applicable; and

    (v) the Issuer shall have delivered to the Trustee an officer's certificate and Opinion of Counsel stating that all conditions precedent in the Indenture relating to the discharge of the Existing Bonds and any additional series of Bonds, have been complied with.

Trustee

     There shall at all times be a Trustee under the Indenture, which shall be a corporation having a combined capital, surplus and undivided profits of at least $50 million, authorized by federal or state or District of Columbia law to exercise corporate trust powers, to the extent there is such an institution eligible and willing to serve. The Trustee may resign at any time by giving written notice thereof to the Issuer, the Company and the holders of the Existing Bonds and the additional series of Bonds, if any. The Trustee may be removed at any time by act of the holders of the Bonds, if any, of a majority in principal amount of the outstanding Existing Bonds and the additional series of Bonds, if any, delivered to the Trustee and to the Issuer. The Issuer shall give notice of each resignation and removal of the Trustee and each appointment of a successor Trustee to all Bondholders.

Governing Law

     The Indenture, the Company Guaranty and the Existing Bonds shall be governed by, and construed in accordance with, the laws of the State of New York.

Agency Relationship

      The Company has designated the Issuer as its agent under the Indenture for the sole purpose of (i) issuing the Existing Bonds and any additional series of Bonds, to the extent of the Company's obligations thereunder, and (ii) otherwise carrying out the Company's obligations and duties and exercising the Company's rights and privileges under the Indenture and under the Company Guaranty. The Company will indemnify the Issuer against all claims arising in connection with the Issuer's performance of its obligations.

Information Available to Bondholders

     The Company and the Issuer have filed the Registration Statement with the Commission. This Prospectus constitutes a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement or the exhibits thereto, certain parts of which have been omitted in accordance with the rules
and   regulations   of  the  Commission.   For  further   information
pertaining to the Issuer, the Company, the Exchange Bonds and the Company Guaranty, reference is made to the Registration Statement, including the exhibits thereto. Statements made in this Prospectus concerning the provisions of any documents to which reference is made are not necessarily complete and, in the case of documents filed as exhibits to the Registration Statement, reference is made to the copy of the documents so filed for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     As a result of this offering, the Company and the Issuer will be subject to periodic reporting and other informational requirements of the Exchange Act. The Registration Statement and the exhibits thereto, as well as the periodic reports and other information filed by the Company with the Commission, may be inspected and copied at the public reference facility maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

      The Company's and the Issuer's obligation to file periodic reports with the Commission pursuant to the Exchange Act may be suspended if the Exchange Bonds are held of record by fewer than 300 holders at the beginning of any fiscal year of the Company or the Issuer, other than the fiscal year in which the Registration Statement becomes effective. Pursuant to the Indenture, the Company and the Issuer have agreed that, so long as the Company is not subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, they will furnish to the Trustee copies of annual, quarterly and current reports that the Company would be required to file under the Exchange Act if it were subject to such reporting requirements. In addition, subject to the limitations set forth in the Indenture, upon the written request of a holder of Bonds, the Issuer or the Company will provide without charge to such holder or prospective investor, a copy of such information as is required by Rule 144A to enable resales of Bonds to be made pursuant to Rule 144A, unless at the time of such request the Company or the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. Any such request will be subject to the confidentiality provisions set forth below. Written requests for such information should be addressed to Panda Funding Corporation, c/o Panda Energy International, Inc., 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244, Attention: Chief Financial Officer.

     By requesting additional information relating to the offering of Bonds, each holder and prospective investor agrees to keep confidential the various documents and all written information which from time to time have been or will be disclosed to it concerning the Issuer, the Company or any of their affiliates which is not publicly available, and agrees not to disclose any portion of the same to any person other than to its own consultants, except as may be required by applicable law or in a legal proceeding involving the Company or the Issuer.

Book Entry; Delivery and Form

      Except as described below, the Exchange Bonds initially will be represented by a single, permanent global certificate in definitive, fully registered form (the "Global Bond"). The Global Bond will be deposited with, or on behalf of DTC and registered in the name of a nominee of DTC. Exchange Bonds (i) issued in the Exchange Offer to Institutional Accredited Investors or transferred to Institutional Accredited Investors or "foreign purchasers" who are not Qualified Institutional Buyers or (ii) issued to Qualified Institutional Buyers who elect to take physical delivery of their certificates instead of holding their interest through the Global Bond (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered certificated form ("Certificated Securities"). Upon the transfer to a Qualified Institutional Buyer of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Bond has previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Bond.

  The Global Bond

      The Company and the Issuer expect that pursuant to procedures established by DTC (i) upon the issuance of the Global Bond, DTC or its custodian will credit, on its internal system, the principal amount of Bonds of the individual beneficial interests represented by such Global Bond to the respective accounts for persons who have accounts with DTC and (ii) ownership of beneficial interests in the Global Bond will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Bond will be limited to persons who have accounts with DTC ("participants") or persons who invest through participants. Qualified Institutional Buyers will hold their interests in the Global Bond directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system.

      So long as DTC or its nominee is the registered owner or holder of the Exchange Bonds, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Bonds represented by such Global Bond for all purposes under the Indenture. No beneficial owners of an interest in any Global Bond will be able to transfer that interest except in accordance with DTC's procedures in addition to those provided for under the Indenture.

      Payments of the principal of, premium, if any, and interest on, the Global Bond will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Issuer, the Trustee or any paying agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      The Company and the Issuer expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Bond, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Bond as shown on the records of DTC or its nominee. The Company and the Issuer also expect that payments by participants to owners of beneficial interests in the Global Bond held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

      Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Exchange Bonds to persons in states which require physical delivery of the Certificated Securities, or to pledge such Securities, such holder must transfer its interest in the Global Bond in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company and the Issuer that it will take any action permitted to be taken by a holder of Exchange Bonds only at the direction of one or more participants to whose account the interests in the Global Bond are credited and only in respect of such portion of the aggregate principal amount of Exchange Bonds as to which such participant or participants have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Bond for Certificated Securities, which it will distribute to its participants.

      DTC has advised the Company and the Issuer as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "Clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Bond among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Issuer or the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Securities

      If DTC is at any time unwilling or unable to continue as a depositary for the Global Bond and a successor depositary is not appointed by the Company within 90 days, or at the Company's election at any time, Certificated Securities will be issued in exchange for the Global Bond.


                    OLD BONDS REGISTRATION RIGHTS

      The  holders  of  the Old Bonds have certain rights  under  the
Registration Rights Agreement, certain provisions of which are discussed below. The following summary does not purport to be complete or definitive and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

      The Registration Rights Agreement provides that: (i) the Issuer and the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Issue Date; (ii) the Issuer and the Company will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the Issue Date; and (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuer and the Company will commence the Exchange Offer and use their best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Bonds in exchange for all Old Bonds tendered prior thereto in the Exchange Offer. If (i) the Issuer and the Company are not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Old Bonds notifies the Issuer and the Company within the specified time period that (a) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (b) due to a change in law or policy it may not resell the Exchange Bonds acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (c) it is a broker-dealer and owns Old Bonds acquired directly from the Issuer or an affiliate of the Issuer, the Issuer and the Company will file with the Commission the Shelf Registration Statement to cover resales of the Transfer Restricted Bonds (as defined below) by the holders thereof. The Issuer and the Company will use their best efforts to cause the applicable registration statement to be declared effective by the Commission within the specified periods. If obligated to file the Shelf Registration Statement, the Issuer and the Company will file on or prior to the later of (a) 90 days after the Issue Date or (b) 30 days after such filing obligation arises and use their best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises; provided that if the Issuer and the Company have not consummated the Exchange Offer within 180 days after the Issue Date, then the Issuer and the Company will file the Shelf
Registration Statement with the Commission on or prior to the 181st day after the Issue Date and use their best efforts to cause the Shelf Registration Statement to be declared effective within 60 days after such filing. The Issuer and the Company will be required to use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the third anniversary of the Issue Date or such shorter period that will terminate when all the Transfer Restricted Bonds covered by the Shelf Registration Statement have been sold pursuant thereto.

      If (i) the Issuer and the Company fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such registration statements are not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) the Issuer and the Company fail to consummate the Exchange Offer within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Bonds, as the case may be, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the interest rate on Transfer Restricted Bonds will increase ("Additional Interest") by 0.50% per annum effective on the 181st day following the Issue Date and Additional Interest will accrue until all Registration Defaults have been cured. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease and the interest rate will revert to the original rate; provided, however, if all Registration Defaults are not cured within two years following the Issue Date, such increase in the interest rate shall become permanent.

     For purposes of the foregoing, "Transfer Restricted Bonds" means each Old Bond until (i) the date on which such Old Bond has been exchanged by a person other than a broker-dealer for an Exchange Bond in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Bond for an Exchange Bond, the date on which such Exchange Bond is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement,
(iii) the date on which such Old Bond has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Old Bond is distributed to the public pursuant to Rule 144 under the Securities Act.

                        PLAN OF DISTRIBUTION

      Each broker-dealer that receives Exchange Bonds for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Bonds received in exchange for Old Bonds where such Old Bonds were acquired as result of market making activities or other trading actives. The Company and the Issuer have agreed, for a period of 180 days after the consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any such resale. A broker-dealer that delivers such a prospectus to a purchaser in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification provisions). In addition, until _________ (90 days from the date of this Prospectus), all dealers effecting transactions in the Exchange Bonds may be required to deliver a prospectus.

      Each holder of Old Bonds who wishes to exchange such Old Bonds for Exchange Bonds in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Bonds to be received by it will be acquired in the ordinary course of its business (whether or not it is the registered holder of such Exchange Bonds), (ii) it has no arrangement with any person to participate in the distribution (within the meaning of the Securities
Act) of the Exchange Bonds and (iii) it is not an Affiliate of the Issuer or the Company or, if it is an Affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

      Neither the Issuer nor the Company will receive any proceeds from any sale of Exchange Bonds by broker-dealers. Exchange Bonds received by broker-dealers for their own account pursuant to the
Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Bonds or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Bonds. Any broker-dealer that resells Exchange Bonds that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Bonds may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Bonds and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      The Company and the Issuer have agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Bonds (including any brokers or dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                            LEGAL MATTERS

      The validity of the Exchange Bonds and certain other legal matters in connection with this offering are being passed upon for the Company and the Issuer by Chadbourne & Parke LLP, New York, New York, as special counsel to the Company and the Issuer.

                               EXPERTS

Independent Accountants

      The combined financial statements of Panda Interfunding as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. Price Waterhouse LLP has neither examined nor compiled the accompanying prospective financial information appearing in the Appendices hereto and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

Independent Engineers And Consultants

  Consolidated Pro Forma

       ICF Resources, Incorporated, a subsidiary of ICF Kaiser International, has prepared a report entitled "Summary of the Consolidated Pro Formas of the Panda-Rosemary and Panda-Brandywine Power Projects," dated July 26, 1996, and an Officer's Certificate dated October 11, 1996, included as Appendix B to this Prospectus. The Consolidated Pro Forma Report is included herein in reliance upon such firm as experts in energy economics and financial analysis. The Consolidated Pro Forma Report should be read in its entirety by all prospective investors for an understanding of the reliance placed by ICF on pro forma projections prepared by Burns & McDonnell and of the methods of calculating the debt coverage ratios projected therein.

  Panda-Rosemary Project

     Burns & McDonnell has prepared a report entitled "Panda-Rosemary Cogeneration Project Condition Assessment Report," dated July 26, 1996, and an Officer's Certificate dated October 11, 1996, included as Appendix C to this Prospectus. The Rosemary Engineering Report is included herein, in reliance upon such firm as experts in preparing independent engineering reports for similar projects. The Rosemary Engineering Report should be read in its entirety by all prospective investors for information with respect to the Panda-Rosemary Facility and the related subjects discussed therein.

      Benjamin Schlesinger and Associates, Inc. has prepared a report entitled "Assessment of Fuel Price, Supply and Delivery Risks for the Panda-Rosemary Cogeneration Project," dated September 20, 1996, and an Officer's Certificate dated October 11, 1996, included as Appendix D to this Prospectus. The Rosemary Fuel Consultant's Report is included herein in reliance upon such firm as experts in preparing fuel consultant's reports for similar projects. The Rosemary Fuel Consultant's Report should be read in its entirety by all prospective investors for information with respect to the Panda-Rosemary Facility and related subjects discussed therein.

  Panda-Brandywine Project

       ICF Resources, Incorporated, a subsidiary of ICF Kaiser International, has prepared a report entitled "Independent Panda-Brandywine Pro Forma Projections," dated July 26, 1996, and an Officer's Certificate dated October 11, 1996, included as Appendix E to this Prospectus. The Brandywine Pro Forma Report is included herein in reliance on such firm as experts in energy economics and financial analysis. The Brandywine Pro Forma Report should be read in its entirety by all prospective investors for information with
respect   to  the  Panda-Brandywine  Facility  and  related  subjects discussed therein.

      Pacific Energy Systems, Inc. has prepared a report entitled "Independent Engineer's Report Panda-Brandywine Cogeneration Project," dated July 22, 1996, and an Officer's Certificate dated October 11, 1996, included as Appendix G to this Prospectus. The Brandywine Engineering Report is included herein in reliance upon such firm as experts in preparing independent engineering reports for similar projects. The Brandywine Engineering Report should be read in its entirety by all prospective investors for information with respect to the Panda-Brandywine Facility and the related subjects discussed therein.

     C.C. Pace Resources, Inc. has prepared a report entitled "Panda-Brandywine, L.P. Generating Facility Fuel Consultant's Report," dated July 2, 1996, and an Officer's Certificate dated October 11, 1996, included as Appendix H to this Prospectus. The Brandywine Fuel Consultant's Report is included herein in reliance upon such firm as experts in preparing fuel consultant's reports for similar projects. The Brandywine Fuel Consultant's Report should be read in its entirety by all prospective investors for information with respect to the Panda-Brandywine Facility and related subjects discussed therein.


                               F-1
             INDEX TO COMBINED FINANCIAL STATEMENTS

Panda Interfunding Combined Financial Statements:

  Report of Independent Accountants                                    F-2

  Combined Balance Sheets as of December 31, 1994 and 1995             F-3

  Combined Statements of Operations and Accumulated Deficit for
  the years ended December 31, 1993, 1994 and 1995                     F-4

   Combined Statements of Cash Flows for the years ended
   December 31, 1993, 1994 and 1995                                    F-5

   Notes to Combined Financial Statements for the  years ended
   December 31, 1993, 1994 and 1995                                    F-6

   Panda Interfunding Interim Combined Financial Statements:

   Interim  Combined Balance Sheets as of December 31, 1995 and
   June 30, 1996                                                      F-13

   Interim  Combined  Statements of  Operations  and  Accumulated
   Deficit for the six months ended June 30, 1995 and 1996            F-14

   Interim  Combined Statements of Cash Flows for the six months
   ended June 30, 1995 and 1996                                       F-15

   Notes to Interim Combined Financial Statements for the six
   months ended June 30, 1995 and 1996                                F-16




               REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Panda Energy International, Inc.

     In our opinion, the accompanying combined balance sheets and the related combined statements of operations and accumulated deficit and of cash flows present fairly, in all material respects, the financial position of Panda Interfunding at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Panda Interfunding's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/Price Waterhouse LLP

Dallas, Texas
May 20, 1996






                       PANDA INTERFUNDING
                     COMBINED BALANCE SHEETS
                   December 31, 1994 and 1995

                             ASSETS

                                           1994            1995
Current Assets:
  Cash and cash equivalent              $  3,921,093   $ 1,160,096
  Restricted cash -- current               2,571,826     1,876,142
  Accounts receivable                      5,660,318     5,199,999
  Fuel oil, spare parts and supplies       3,345,684     3,084,168
     Other current assets                     39,148        12,664
                                         -----------   -----------
     Total current assets                 15,538,069    11,333,069

Plant and equipment:
  Electric generating facility           111,662,232   237,772,588
  Furniture and fixtures                      29,080        29,080
   Less  accumulated  depreciation       (16,798,583)  (21,008,036)
                                         -----------   -----------
     Total plant and equipment, net       94,892,729   216,793,632

Receivable from parent                    16,519,536    32,265,771
Debt service reserves and escrow
deposits                                   9,451,293    10,198,948
Debt issuance costs, net of accumulated
  amortization of $2,614,974, and
  $3,169,285, respectively                 4,210,575     3,990,655
Partnership formation costs, net of
  accumulated amortization of
  $1,599,324 and $2,132,440,
  respectively                             1,066,216       533,100
                                        ------------  ------------
                                        $141,678,418  $275,115,175
                                        ============  ============

         LIABILITIES AND COMBINED SHAREHOLDERS' DEFICIT

Current liabilities:
  Accounts payable and accrued expenses:
     Construction  costs                 $ 1,489,412   $ 5,597,818
     Interest and letter of credit fees    2,623,715     2,540,347
     Operating expenses and other          1,217,421     1,219,061
   Current  portion of long-term debt      7,200,000     9,100,000
                                         -----------   -----------
     Total current liabilities            12,530,548    18,457,226

Long term debt, less current portion     106,342,894   234,608,361
Minority interest                         35,588,365    36,835,666
Commitments and contingencies                     --            --
Combined shareholders' deficit:
  Combined equity                              2,020         2,020
   Accumulated  deficit                  (12,785,409)  (14,788,098)
                                        ------------  ------------
      Combined total shareholders'
      deficit                            (12,783,389)  (14,786,078)
                                        ------------  ------------
                                        $141,678,418  $275,115,175
                                        ============  ============

       See accompanying notes to combined financial statements.


                       PANDA INTERFUNDING
    COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
      For the Years Ended December 31, 1993, 1994 and 1995


                                              1993         1994        1995
Revenue:
  Electric  capacity and energy sales    $29,856,269   $30,664,096  $29,858,475
  Steam and chilled water sales              617,598       650,575      473,040
  Interest income                            365,276       602,783      895,268
                                         -----------   -----------  -----------
                                          30,839,143    31,917,454   31,226,783
                                         ===========   ===========  ===========
Expenses:
  Operating expenses                       7,676,470     8,940,146    9,347,707
  Project development and administrative   2,277,786     1,376,349    1,821,376
  Interest expense and letter of credit
    fees                                  11,065,648    11,017,418   11,715,929
  Depreciation                             4,281,673     4,208,314    4,209,453
  Amortization of debt issuance costs        502,613       600,382      554,311
  Amortization of partnership formation
    costs                                    533,104       533,116      533,116
                                         -----------   -----------  -----------
                                          26,337,294    26,675,725   28,181,892
                                         -----------   -----------  -----------
Income  before minority interest           4,501,849     5,241,729    3,044,891
Minority interest                         (5,474,483)   (5,699,994)  (5,047,580)
Net loss                                    (972,634)     (458,265)  (2,002,689)

Accumulated deficit, beginning of
  year                                   (11,354,510)  (12,327,144)  (12,785,409)
                                        ------------   -----------   -----------
Accumulated deficit, end of year        $(12,327,144) $(12,785,409) $(14,788,098)
                                        ============  ============  ============

    See accompanying notes to combined financial statements.



                       PANDA INTERFUNDING
                COMBINED STATEMENTS OF CASH FLOWS
      For the Years Ended December 31, 1993, 1994 and 1995

                                             1993         1994        1995

Operating activities:
   Net loss                                $(972,634)  $(458,265)  $(2,002,689)
   Adjustments to reconcile net loss
   to net cash provided by operating
   activities:
     Minority interest                     5,474,483   5,699,994     5,047,580
     Depreciation                          4,281,673   4,208,314     4,209,453
     Amortization of debt issuance costs     502,613     600,382       554,311
     Amortization of partnership
       formation costs                       533,104     533,116       533,116
     Amortization of loan discount                --          --       124,176
  Changes in assets and liabilities:
     Accounts receivable                   2,727,654  (2,454,524)      460,319
     Fuel oil, spare parts and supplies      180,866     (33,698)      261,516
     Other current assets                    (34,430)      6,646        26,484
     Accounts payable and accrued
       expenses                               45,433    (114,382)      (81,728)
                                         -----------  ----------   -----------
        Net cash provided by operating
          activities                      12,738,762   7,987,583     9,132,538
                                         -----------  ----------   -----------
Investing activities:
  Additions to plant and equipment        (2,986,156) (3,801,777) (122,001,950)
  Increase in debt service reserves
    and escrow deposits                     (808,526)   (457,538)     (747,655)
                                          -----------  ----------   -----------
        Net cash used in investing
          activities                      (3,794,682) (4,259,315) (122,749,605)
                                         -----------  ----------   -----------
Financing activities:
  Distributions to minority interest
    owner                                 (4,341,935) (4,590,354)   (3,800,279)
  Receivable from parent                    (855,933) (8,701,884)  (15,746,235)
  Proceeds  from long-term debt            2,550,000  16,534,706   147,541,291
  Repayment of long-term debt             (4,400,000) (7,500,000)  (17,500,000)
  Debt issuance costs                       (105,354)   (498,281)     (334,391)
                                          ----------  -----------   ----------
       Net cash provided by (used in)
         financing  activities            (7,153,222) (4,755,813)  110,160,386
                                          ----------  ----------   -----------
Increase (decrease) in cash, including
   restricted amounts                      1,790,858  (1,027,545)   (3,456,681)

Cash, including current restricted
   amounts, beginning of period            5,729,606   7,520,464     6,492,919

Cash, including current restricted
   amounts, end of period                 $7,520,464  $6,492,919    $3,036,238
                                          ==========  ==========    ==========
Supplemental cash flow information:
  Interest paid, net of amounts
      capitalized                         11,078,485   9,983,508     5,968,240
Non cash investing and financing
      activities:
  Accrued construction costs                      --   1,489,412     5,597,818
  Interest Cost                                   --          --       153,861
  Debt Discount                                   --   1,241,812            --

    See accompanying notes to combined financial statements.










                       PANDA INTERFUNDING
             NOTES TO COMBINED FINANCIAL STATEMENTS
      For the Years Ended December 31, 1993, 1994 and 1995


1. ORGANIZATION

      The accompanying combined financial statements have been prepared on a "carved-out" basis and reflect the ownership interests of two independent power projects for all periods. These ownership interests are held by certain entities which are wholly-owned by Panda Energy Corporation, a Texas corporation
(PEC), which in turn is a wholly-owned subsidiary of Panda Energy International, Inc. (PEII) and are collectively referred to as "Panda Interfunding" or the "Company". The entities primarily include Panda Rosemary Corporation (PRC), a 1% general partner in Panda-Rosemary L.P. (Panda-Rosemary); PRC II Corporation (PRC
II), a 9% limited partner in Panda-Rosemary; Panda Brandywine Corporation, a 50% general partner in Panda-Brandywine, L.P. (Panda-Brandywine); Panda Energy Corporation, a Delaware corporation (PEC-Delaware), a 50% limited partner in Panda-
Brandywine; and Brandywine Water Company. Management of PEC anticipates Panda Funding Corporation and Panda Cayman Interfunding Corporation will be formed as wholly-owned subsidiaries of the Company for purposes of facilitating the financing of the development and the acquisition of debt and equity interests of certain electric generation facilities and currently have no independent operations. The two independent power projects are in different stages of development, construction and operation and are located in the United States. Other projects currently under development by PEII may be transferred to the Company. All material intercompany accounts and transactions have been eliminated.

2. SIGNIFICANT ACCOUNTING POLICIES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash -- Included in cash and cash equivalents are highly liquid investments with original maturities of three months or less. Restricted cash-current includes escrowed cash which may be used to pay operating expenses.

      Debt Service Reserves and Escrow Deposits -- Debt service reserves and escrow deposits include cash held by the bank to pay debt service and capital improvements related to Panda-Rosemary.

      Fuel Oil, Spare Parts and Supplies -- These items include fuel oil stored on-site, chemical inventory and various spare parts and supplies necessary for plant maintenance. The items are valued at cost using the weighted average method, which approximates the fair market value, and are expensed, as operating expenses, when used.

      Plant and Equipment -- Electric generating facility assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally twenty-five years. Depreciation of office furniture, equipment, and leasehold improvements is provided using the straight-line method over the estimated useful lives of the assets, generally three to five years. Costs, including interest on funds borrowed to finance the construction of facilities, related to projects in advanced stages of development and construction are capitalized as electric generating facility assets. Capitalized interest was $0, $803,254, and $5,793,296 during 1993, 1994 and 1995, respectively. Maintenance and repair costs are charged to expense as incurred.

      Debt Issuance Costs -- The costs related to the issuance of debt are capitalized and amortized using the effective interest method over the lives of the related debt.

      Partnership Formation Costs -- The costs related to the formation of Panda-Rosemary are capitalized and amortized over five years.


      Environmental Matters -- The operations of the Company are subject to federal, state and local laws and regulations relating to protection of the environment. Although the Company believes that its operations are in general compliance with applicable environmental regulation, risks of additional costs and liabilities are inherent in cogeneration operations, and there can be no assurance that significant costs and liabilities will not be incurred by the Company.

      Environmental expenditures are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities will be recorded if environmental assessments and/or remedial efforts become probable, and the costs reasonably estimable. The timing of these accruals would generally coincide with the completion of a feasibility study or the Company's commitment to a formal plan of action.

      Revenue Recognition -- Revenue generated from the sale of electric capacity and energy for Panda-Rosemary is recognized based on the amount billed under the power purchase agreement entered into prior to May 21, 1992. The revenue generated from the sale of electric capacity and energy for other projects will be recognized based on the lesser of the amount billable under the power purchase agreement or an amount determined by the annual kilowatts made available multiplied by the estimated average revenue per kilowatt over the term of the Power Purchase Agreement. Revenue from the sale of steam and chilled water is recognized based on the output delivered at rates specified under contract terms.

      Income Taxes -- The Company records income taxes according to Statement of Financial Accounting Standards No. 109 (SFAS 109) which requires deferred tax liabilities or assets to be recognized for the anticipated future tax effects of temporary differences that arise as a result of the differences in the carrying amounts and the tax bases of assets and liabilities. SFAS 109 also requires a valuation allowance for deferred tax assets in certain circumstances.

      The Company is included in the consolidated federal income tax return of PEII. The accompanying financial statements reflect income taxes as if the Company were a separate tax filing entity.

     Allocation of Administrative Costs -- PEII performs certain accounting, legal, insurance, consulting and advertising services. These general and administrative costs are generally allocated to the Company using the percentage of time PEII spent performing these services. The expenses allocated were $701,153, $600,353 and $870,200 in 1993, 1994 and 1995, respectively, and are included in project development and administrative expenses in the statement of operations. Management believes the method used to allocate these costs is reasonable.

      Loss Per Common Share -- Historical loss per share has not been presented as the Company was not a separate legal entity during the periods presented. However, loss per share on a pro forma basis for 1995, utilizing the anticipated 1,000 shares outstanding upon formation of the Company, was $2,003.

      New Accounting Pronouncements -- In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS 121). SFAS 121 is effective for financial statements for fiscal years beginning after December 15, 1995 and requires the write-down to market value of certain long-lived assets. The Company will adopt SFAS 121 in 1996 and such adoption will not have a material impact on its financial position or results of operations.


3. FUEL OIL, SPARE PARTS AND SUPPLIES

      Fuel oil, spare parts and supplies are comprised of the following amounts:

                                      1994             1995
          Fuel Oil               $1,235,022         $1,182,310
          Spare parts             2,082,310          1,880,732
          Chemicals                  28,352             21,126
                    Total        $3,345,684         $3,084,168

4. POWER PROJECTS

      Rosemary Project -- Effective May 5, 1989, PEII formed a wholly-owned subsidiary, now a wholly-owned subsidiary of the Company, to develop, construct, and operate the 180 megawatt Rosemary cogeneration facility in Roanoke Rapids, North Carolina ("Rosemary Project"). Construction on the Rosemary Project began in September 1989, and commercial operation of the facility began on December 27, 1990.

      On January 6, 1992, PRC contributed substantially all project assets and liabilities and $216,553 in cash to Panda-Rosemary, in exchange for general partnership and certain limited partnership interests. An institutional investor ("Investor") contributed cash in exchange for the remaining limited partnership interests. The Rosemary Project is managed by PRC, the general partner, and is operated by an unrelated third party under a three-year agreement with Panda-Rosemary.

      The Rosemary Project produces both electricity and useful thermal energy in the form of steam. Electric capacity and energy sales are based on the terms of the power purchase agreement between Panda-Rosemary and Virginia Electric and Power Company ("VEPCO") dated January 24, 1989. The agreement requires Panda-Rosemary to provide VEPCO with all the available capacity of the Rosemary Project on an as-needed basis with VEPCO obligated to pay for the power delivered and dependable capacity of the facility at a rate per kilowatt which decreases in certain periods as defined by the agreement. The term of the agreement is 25 years and it expires December 2015. Steam and chilled water sales are a result of an agreement with the Bibb Company.

       For its investment, the Investor receives percentage allocations of income, expense, and cash flow which decline over time if certain rate of return hurdles are achieved. The allocations to the Investor begin at 90%, then decrease to 60%, 30%, and finally 15% based upon designated rate of return requirements. The corresponding remainder of the cash flow (10%, 40%, 70%, and finally 85%) is allocated to the Company.

      The Company controls Panda-Rosemary through its one percent general partner interest and a 9% limited partner interest, which increases over time if certain rate of return hurdles are achieved by Panda-Rosemary. Accordingly, Panda-Rosemary's balance sheet as of December 31, 1994 and 1995, and statements of income for the years ended December 31, 1993, 1994, and 1995 have been combined in the accompanying financial statements. The capital of the Investor and Panda-Rosemary's net income allocated to the Investor are presented as minority interest in the accompanying financial statements.

      Brandywine Project -- On August 9, 1991, through a wholly-owned partnership, Panda-Brandywine L.P. ("Panda-Brandywine"), PEII entered into a Power Purchase Agreement with Potomac Electric Power Company ("PEPCO") to build a 230 megawatt gas-fired facility. The agreement requires Panda-Brandywine to supply PEPCO with all available capacity from the facility for the 25-year term of the contract with a guaranteed dispatch level of at least 60 hours per week for the first 15 years. The Brandywine Project, currently being constructed in Brandywine, Maryland, by Raytheon Engineers and Constructors, Inc. under a fixed fee, turn-key contract is scheduled for commercial operations in October, 1996. A construction loan in the amount of $215 million was provided by General Electric Capital Corporation ("GECC") in April, 1995. Upon completion of construction, the loan will convert to a single-investor lease with GECC with a twenty year term and two five year renewal options. The Company has incurred total costs of $140.1 million as of December 31, 1995, which is
included   in  plant  and  equipment  under  electric  generating
facility in the accompanying balance sheets.

5. RECEIVABLE FROM PARENT

      PEII performs all treasury and administrative functions for the Company. The receivable from parent reflects the net activity for the costs related to these functions including cash advances to the parent and allocations of corporate general and administrative expenses. The receivable from parent also includes cash remitted to the parent for assets not contributed upon formation of Panda-Rosemary (Note 4).

6. LONG-TERM DEBT

      Long-term debt of the Company as of December 31, 1994, and 1995 is summarized as follows:

                                                      1994             1995

   Taxable  Revenue Bonds for Rosemary project   $ 97,200,000    $ 90,000,000
   Development  Loan  for Brandywine project       10,084,706              --
   Construction  Loan for Brandywine  project              --     134,735,719
   Term  Loan  with TCW, net of discount            6,258,188      18,972,642
                                                 ------------    ------------
                                                  113,542,894     243,708,361
                                                   (7,200,000)     (9,100,000)
                                                 ------------    ------------
                                                 $106,342,894    $234,608,361
                                                 ============    ============

     Taxable Revenue Bonds -- In October 1989, PRC obtained long-term financing for the Rosemary Project in the form of $116 million of taxable revenue bonds ("Bonds") issued by the Halifax Regional Economic Development Corporation ("Issuer"), a nonprofit corporation organized in North Carolina. The Bonds bear interest
at   a  fixed  rate  of  9.25%  payable  semiannually.  Scheduled principal payments are required annually and began on October 1, 1991 and will continue through maturity on October 1, 2005. Such principal and interest payments paid by Panda-Rosemary to the Issuer are used to make required payments on the Bonds. The Bonds are subject to mandatory redemption prior to maturity under certain conditions.

     The Bonds are fully guaranteed by an irrevocable, direct-pay letter of credit issued by The Fuji Bank, Limited, Houston Agency ("Fuji"). The letter of credit has a term equal to the term of the Bonds and includes annual fees of .9375% for years 1-5, 1.3125% for years 6-10, and 1.6875% per annum thereafter. The letter of credit is secured by the Rosemary Project as well as all of the outstanding capital stock of PRC. The letter of credit contains certain covenants including a minimum debt service coverage ratio.

      During the Rosemary Project's operating period and while amounts are outstanding under the long-term financing arrangements, all revenues of Panda-Rosemary are paid to a collateral agent, acting on behalf of Fuji. On a quarterly basis, the collateral agent remits to Panda-Rosemary remaining funds available after payment of all expenditures relating to the Rosemary Project, including debt service, provided that Panda-Rosemary is in compliance with the debt service coverage ratio and other covenants under the letter of credit. Under the long-term financing arrangements, the collateral agent withholds funds to meet future debt service, maintenance and pollution control requirements, if necessary. These amounts are reflected as restricted cash-current and debt service reserves and escrow deposits in the accompanying combined balance sheets.

      Fuji has also provided a letter of credit for approximately
$5 million guaranteeing Panda-Rosemary's performance under the power purchase agreement.

     Term Loan -- On October 27, 1995, PEII obtained a term loan in the amount of $20 million from Trust Company of the West ("TCW"). This loan amended and restated the loan agreement dated November 8, 1994. The loan bears interest at a rate of 13.5%, payable at a rate of 11.0%, and matures on November 8, 2004. The loan is secured by the pledge of the common stock of PEC which currently owns the interest in all PEII's various projects (including the projects held by the Company). In addition, the Company is in the process of completing a debt offering in which a portion of the proceeds will be used to retire all the term loan debt. Accordingly, the TCW loan and related interest and debt issuance costs are reflected in the accompanying combined financial statements.

      Under the loan agreement, TCW also received 1,004,000 warrants to purchase shares of PEII stock. A loan discount of $1,241,812 was created as a result of the allocation to the warrants. The warrants are exercisable at $8 per share, subject to adjustment, and expire on November 8, 2004. If a public offering of PEII's stock has not occurred, PEII is obligated to repurchase the warrants at the holder's option for $2.18 and $2.91 at November 8, 1999 and 2001, respectively. The warrants are callable in total by PEII if a public offering of stock has occurred at $12 per warrant during a call period when the closing price for PEII's common stock has equaled or exceeded 250% of the exercise price of the warrants. The carrying value of the warrants is adjusted annually to the redemption price. Such adjustment was $153,861 in 1995 and was recorded as interest expense in the accompanying statement of operations. The term loan contains certain restrictive covenants including limitations on indebtedness, limitations on corporate investments and others.

      Proceeds from the November 8, 1994, TCW loan were used to pay unpaid principal and accrued interest in the amount of $1,431,781 on an existing term loan with Nova Northwest Inc. ("Nova"). Under the agreement, Nova will continue to receive 4.33% of cash flow participation in the distributions received by PEII from the Rosemary Project for the term of the Panda-Rosemary L.P. partnership agreement. PEII and Nova each have the option to convert the present value of cash flow participation, as defined by the agreement, to PEII common stock at $6 a share.

      Construction Loan -- On April 10, 1995, Panda-Brandywine closed the funding of a $215 million construction loan with GECC. The construction loan is considered non-recourse project debt and should provide for all capital costs of the project. The construction loan bears an interest rate of the Eurodollar rate plus 2.5%, and upon completion of the Brandywine facility the construction loan will be converted to a single-investor lease with GECC which will have a 20-year initial term and two 5-year renewal options. The lease payments anticipated under the single-investor lease are used to determine the future minimum payments (Note 9). The construction loan provides for commitments under letters of credit aggregating approximately $12.4 million of which approximately $5.4 million is outstanding as of December 31, 1995. The letters of credit have terms up to the terms of the lease, an annual fee of 1.50% on any amounts outstanding and 1.25% on the unused commitment and are secured by Panda-Brandywine.

      Long-term Debt Maturities -- The maturities of long-term obligations, excluding the construction loan for each of the five years succeeding December 31, 1995 and thereafter, are as follows:

               1996                $9,100,000
               1997                 9,178,000
               1998                 9,978,000
               1999                 9,278,000
               2000                11,178,000
               Thereafter          60,260,642
                                 ------------
                                 $108,972,642
                                 ============

7. FEDERAL INCOME TAXES

     A provision for income taxes for 1993, 1994 and 1995 has not been recorded since operating losses were incurred for each year.

      PEII has approximately $16 million of NOL carryforwards at December 31, 1995 which are available to the Company and will expire during the years 2007 to 2010. PEII may become subject to a limitation on the amount of NOL carryforwards which may be used annually to offset income should certain changes in its ownership occur in the future.

      Deferred tax assets of approximately $10 million and $8 million as of December 31, 1995 and 1994, respectively, consist primarily of interest in partnerships and net operating losses and are offset by a valuation allowance. The deferred tax asset for interest in partnerships relates to the difference between the tax basis of the assets contributed to the partnership upon its formation and the Company's financial reporting basis in those assets.

     SFAS No. 109 requires that a valuation allowance be recorded against tax assets which are not likely to be realized. Specifically, the Company's carryforwards expire at specific future dates and utilization of certain carryforwards is limited to specific amounts each year. However, due to the uncertain nature of their ultimate realization based upon past performance and expiration dates, the Company has established a full valuation allowance against these carryforward benefits and is recognizing the benefits only as reassessment demonstrates they are realizable. Realization is entirely dependent upon future earnings in specific tax jurisdictions. While the need for this valuation allowance is subject to periodic review, if the allowance is reduced, the tax benefits of the carryforwards will be recorded in future operations as a reduction of the Company's income tax expense.

      The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pre-tax income primarily due to the change in the valuation allowance.

8. COMBINED EQUITY

      The combined equity consists of contributed capital related to PRC of $1,000, PRC II of $10, Panda-Brandywine Corporation of $500, PEC-Delaware of $500 and Brandywine Water Company of $10. Each of the above legal entities have common stock of $.01 par value and 1,000 shares issued and outstanding and the remaining contributed capital represents additional paid-in capital.

9. COMMITMENTS AND CONTINGENCIES

      The Company leases the property for the Rosemary Project under a twenty-five year lease for a nominal amount. The
Brandywine Project, upon completion of construction, will be leased under a capital lease with GECC.

     The future minimum lease commitments under the capital lease for each of the five years succeeding December 31, 1995 and thereafter are as follows:

                                              Capital Lease

          1996                                 $         --
          1997                                    4,785,840
          1998                                    6,731,491
          1999                                   11,937,477
          2000                                   12,876,962
          Thereafter                            352,885,459
                                               ------------
          Total minimum lease payments         $389,217,229

          Amounts representing interest         254,481,510
                                               ------------
          Present value of net minimum
             payments                          $134,735,719
                                               ============

      PEC is also involved in other legal and administrative proceedings in the ordinary course of business. Management believes, based on the advice of counsel, the amount of ultimate liability with respect to these matters will not have a material affect on the financial position of the Company.

10.  FAIR  VALUE  OF FINANCIAL INSTRUMENTS AND  CONCENTRATION  OF
CREDIT RISK

      The estimated fair values of the Company's financial instruments as of December 31, 1995 are as follows:

                                      Carrying Value   Fair Value

      Long-term debt                   $243,708,361   $257,877,561

     The carrying amounts of variable rate debt approximate their fair values. The taxable revenue bonds have limited trading. The fair value of these bonds is estimated based on a March 1996, third party quotation, adjusted to reflect changes in the yield of government securities with similar maturities since December 31, 1995. The fair market value of the other long-term debt is established using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

       The Company is also a party to letters of credit. Historically, no claims have been made against these financial instruments and management does not expect any material losses to result from these off-balance-sheet instruments because performance is not usually expected to be required. Therefore, management is of the opinion that the fair value of these instruments is zero.

      The Company has various purchase commitments for gas supply and delivery incident to the ordinary conduct of business. In the aggregate, such commitments are not at prices in excess of the current market.

      The Company's electric capacity and energy sales are currently under one power sales contract with a single customer. The failure of this customer to fulfill its contractual obligations could have a substantial negative impact on the Company's revenue. However, the Company does not anticipate non-performance by the customer under this contract.

                       PANDA INTERFUNDING

                     COMBINED BALANCE SHEETS
                           (Unaudited)

                             ASSETS

                                               December 31         June 30
                                                  1995              1996
Current assets:
  Cash and cash equivalents                  $  1,160,096        $  1,904,391
  Restricted cash -- current                    1,876,142           6,389,496
  Accounts receivable                           5,199,999           4,824,659
  Fuel oil, spare parts and supplies            3,084,168           3,077,790
     Other current assets                          12,664              43,502
                                             ------------        ------------
     Total current assets                      11,333,069          16,239,838
Plant and equipment:
  Electric generating facilities              237,772,588         276,152,108
  Furniture and fixtures                           29,080              29,080
  Less:  accumulated depreciation             (21,008,036)        (23,114,476)
                                             ------------        ------------
     Total plant and equipment, net           216,793,632         253,066,712
Receivable from parent                         32,265,771          30,567,876
Debt service reserves and escrow deposits      10,198,948          10,264,560
Debt issuance costs, net of accumulated
  amortization of $3,169,285 and
  $3,451,100, respectively                      3,990,655           4,431,042
Partnership formation costs, net of
  accumulated amortization of $2,132,440
  and $2,398,990, respectively                    533,100             266,550
                                              -----------        ------------
                                             $275,115,175        $314,836,578
                                             ============        ============

         LIABILITIES AND COMBINED SHAREHOLDERS' DEFICIT

Current liabilities:
  Accounts payable and accrued expenses:
      Construction costs                     $  5,597,818        $  4,976,623
      Interest and letter of credit fees        2,540,347           2,964,145
      Operating expenses and other              1,219,061           2,600,037
  Current portion of long-term debt             9,100,000           9,100,000
                                             ------------        ------------
      Total current liabilities                18,457,226          19,640,805
Long-term debt, less current portion          234,608,361         274,343,682
Minority interest                              36,835,666          37,614,084
Commitments and contingencies                          --                  --
Combined shareholders' deficit:
  Combined equity                                   2,020               2,020
  Accumulated  deficit                        (14,788,098)        (16,764,013)
                                             ------------        ------------
     Combined total shareholders' deficit     (14,786,078)        (16,761,993)
                                             ------------        ------------
                                             $275,115,175        $314,836,578


       See accompanying notes to interim combined financial statements.











                              PANDA INTERFUNDING

        COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
             For the Six Months Ended June 30, 1995 and 1996
                                 (Unaudited)

                                                      1995            1996
Revenue:
  Electric capacity and energy sales             $ 15,433,928    $ 14,558,903
  Steam and chilled water sales                       256,937         263,002
  Interest income                                     435,522         386,826
                                                   16,126,387      15,208,731
Expenses:
  Operating expenses                                4,578,037       5,061,346
  Project development and administrative              890,559       1,192,659
  Interest expense and letter of credit fees        5,669,089       6,369,754
  Depreciation                                      2,104,156       2,106,439
  Amortization of debt issuance costs                 272,636         281,815
  Amortization of partnership formation costs         266,558         266,550
                                                 ------------    ------------
                                                   13,781,035      15,278,563
                                                 ------------    ------------
Income  (loss)  before minority interest            2,345,352         (69,832)
Minority  interest                                 (2,994,945)     (1,906,083)
                                                 ------------    ------------
Net loss                                             (649,593)     (1,975,915)
Accumulated deficit, beginning of period          (12,785,409)    (14,788,098)
                                                 ------------    ------------
Accumulated deficit, end of period               $(13,435,002)   $(16,764,013)
                                                 ============    ============

       See accompanying notes to interim combined financial statements.













                       PANDA INTERFUNDING

                COMBINED STATEMENTS OF CASH FLOWS
         For the Six Months Ended June 30, 1995 and 1996
                           (Unaudited)

                                                     1995           1996
Operating activities:
  Net loss                                    $  (649,593)        $(1,975,915)
  Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Minority interest                         2,994,945           1,906,083
      Depreciation                              2,104,156           2,106,439
      Amortization of debt issuance costs         272,636             281,815
      Amortization of partnership formation
        costs                                     266,558             266,550
      Amortization of loan discount                62,088              95,366
  Changes in assets and liabilities:
      Accounts receivable                        (146,662)            375,340
      Fuel oil, spare parts and supplies         (122,462)              6,378
      Other current assets                        (11,508)            (30,838)
      Accounts payable and accrued expenses       486,446           1,804,774
                                              -----------         -----------
      Net cash provided by operating
         activities                             5,256,604           4,835,992
                                              -----------         -----------
Investing activities:
   Additions  to property, plant and
      equipment                               (66,533,743)        (39,000,715)
   Increase in debt service reserves and
      escrow deposits                            (205,948)            (65,612)
                                              -----------        ------------
      Net cash used in investing activities   (66,739,691)        (39,066,327)
                                              -----------        ------------
Financing activities:
   Distributions to minority interest owner    (2,261,072)         (1,127,665)
   Receivable from parent                      (3,825,320)          1,697,895
   Proceeds from long-term debt                68,790,037          39,864,956
   Repayment of long-term debt                         --            (225,000)
    Debt issuance  costs                               --            (722,202)
                                              -----------         -----------
      Net cash provided by financing
       activities                              62,703,645          39,487,984
                                              -----------         -----------
Increase in cash, including restricted
 amounts                                        1,220,558           5,257,649
Cash, including current restricted amounts,
 beginning of  period                           6,492,919           3,036,238
                                              -----------         -----------
Cash, including current restricted amounts,
 end of period                                $ 7,713,477         $ 8,293,887
                                              ===========         ===========

   See accompanying notes to interim combined financial statements.





                       PANDA INTERFUNDING

         NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS
         For the Six Months Ended June 30, 1995 and 1996

1. ORGANIZATION

      The accompanying combined financial statements have been prepared on a "carved-out" basis and reflect the ownership interests of two independent power projects for all periods. These ownership interests are held by certain entities which are wholly-owned by Panda Energy Corporation, a Texas corporation
(PEC), which in turn is a wholly-owned subsidiary of Panda Energy International, Inc. (PEII) and are collectively referred to as "Panda Interfunding" or the "Company". The entities primarily include Panda Rosemary Corporation (PRC), a 1% general partner in Panda-Rosemary L.P. (Panda-Rosemary); PRC II Corporation (PRC
II), a 9% limited partner in Panda-Rosemary; Panda Brandywine Corporation, a 50% general partner in Panda-Brandywine, L.P. (Panda-Brandywine); Panda Energy Corporation, a Delaware corporation, (PEC-Delaware), a 50% limited partner in Panda-Brandywine; and Brandywine Water Company. Panda Funding Corporation and Panda Cayman Interfunding Corporation have been formed as wholly-owned subsidiaries of the Company for purposes of facilitating the financing of the development and the acquisition of debt and equity interests of certain electric generation facilities and currently have no independent operations. The two independent power projects are in different stages of development, construction and operation and are located in the United States. Other projects currently under development by PEII may be transferred to the Company. All material intercompany accounts and transactions have been eliminated.

2. SIGNIFICANT ACCOUNTING POLICIES

       The  accompanying  unaudited  interim  combined  financial statements have been prepared in accordance with generally accepted accounting principles and should be read in conjunction with the audited financial statements for the year ended December 31, 1995. The accompanying unaudited interim combined financial statements for the six months ended June 30, 1995 and 1996 include all adjustments, consisting of normal recurring accruals, which management considers necessary for a fair presentation of the results for the interim periods. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. The amounts presented in the balance sheet as of December 31, 1995 were derived from the Company's audited combined financial statements.

     Allocation of Administrative Costs -- PEII performs certain accounting, legal, insurance, consulting and advertising services. These general and administrative costs are generally allocated to the Company using the percentage of time PEII spent performing these services. The expenses allocated were $433,000 and $554,000 for the six months ended June 30, 1995 and 1996, respectively, and are included in project development and administrative expenses in the statement of operations. Management believes the method used to allocate these costs is reasonable.

      Loss Per Common Share -- Historical loss per share has not been presented as the Company was not a separate legal entity during the periods presented. However, loss per share on a pro forma basis for the six months ended June 30, 1996, utilizing the anticipated 1,000 shares outstanding upon formation of the Company, was $1,976.

3. POWER PROJECTS AND LONG-TERM DEBT

      The Company has incurred total costs on the Brandywine Project of $140.1 million and $179.1 million as of December 31, 1995 and June 30, 1996, respectively, which is included in plant and equipment under electric generating facility in the accompanying balance sheets. Long-term debt related to the Brandywine Project was $134.7 million and $174.3 million at December 31, 1995 and June 30, 1996, respectively.



                                                       APPENDIX A

                    PART I -- DEFINED TERMS

     Unless the context requires otherwise, any reference in this Prospectus to any agreement means such agreement and all schedules, exhibits and attachments thereto as amended, supplemented or otherwise modified and in effect from time to time. Unless otherwise stated, any reference in this Prospectus to any person or entity shall include its successors and assigns and, in the case of any governmental authority, any entity succeeding to its functions and capacities. All terms defined herein used in the singular shall have the same meanings when used in the plural and vice versa.

TERM                          DEFINITION

"Accounts and Funds"     means  Project Accounts, the  Debt
                         Service  Fund, the Capitalized  Interest
                         Fund, the Debt Service Reserve Fund, the
                         Company   Expense  Fund,  the  Mandatory
                         Redemption  Accounts, the  Extraordinary
                         Distribution    Accounts     and     the
                         Distribution Suspense Funds.

"Additional Interest"    means   the  additional  interest
                         payable on Transfer Restricted Bonds as a result of a Registration Default.

"Additional Projects
 Contract"               means the  Additional Projects
                         Contract, dated the Issue Date, among Panda
                         International, PEC and  the Company.

"Affiliate"              means  an  affiliate  within  the
                         meaning of Rule 405 promulgated under the Securities Act.

"Annual Letter of
 Credit Fee"             means the annual fee, or  the
                         cumulative fees charged over  one  year,
                         charged   by   the  Letter   of   Credit
                         Provider.

"Anticipated Additional
 Debt"                   means the original  principal amount of
                         an additional series of Bonds proposed
                         to be issued by the Issuer which is equal
                         to the largest principal amount  of such
                         series that will provide a   projected
                         Company Debt Service Coverage Ratio and
                         a projected Consolidated Debt Service
                         Coverage Ratio (if  then applicable) of
                         at least 1.7:1 and 1.25:1, respectively, for each Future Ratio Determination Period, as confirmed in each case by a Consolidating Engineer Certificate, assuming, in respect of the additional series of Bonds proposed to be issued:

                         (i)  a maximum maturity and average life
                         generally  available in the  marketplace
                         for debt of a similar nature and (ii)  a
                         coupon  rate  then  prevailing  in   the
                         market for debt of a similar nature, and
                         taking  into account (a) in the case  of
                         the Company Debt Service Coverage Ratio,
                         Cash Available for Distribution and  (b)
                         in  the  case  of the Consolidated  Debt
                         Service  Coverage Ratio, Cash  Available
                         from  Operations  (net  of  any  reserve
                         requirements  under  Project-level  debt
                         and Company-level debt) from the Project
                         Portfolio (giving effect, in each  case,
                         to the transfer to the Project Portfolio
                         of  any Project in respect of which such
                         additional  series of Bonds is  proposed
                         to  be issued); in making this analysis,
                         the  Consolidating Engineer is  required
                         to   use  generally  accepted  financial
                         analysis  methods  and generally  follow
                         the methods used to calculate the amount
                         of  the  offering of the Existing Bonds,
                         including  the  methods  used   in   the
                         Consolidated Pro Forma Report attached to this Prospectus as Appendix B.

"Applicable Treasury
 Rate"                   means a rate which is equal to
                         the  then current treasury rate  on  the
                         most  actively traded security having  a
                         maturity  approximately  equal  to   the
                         remaining  average life of the  Existing
                         Bonds.

"Available Amounts"      means, as of any date of determination,
                         amounts held in the Extraordinary
                         Distribution Accounts and the  Mandatory
                         Redemption Accounts, as the case may be, that are not needed to effect a redemption as specified in a written request or order of the Issuer to the Trustee given prior to such date.

"Beneficial Owners"      means the beneficial owners of the
                         Old Bonds.

"Bibb"                   means The Bibb Company, a Delaware
                         corporation.

"Bond" or "Bonds"        means, individually or collectively,
                         the Existing Bonds and any additional series of bonds that may be issued under the Indenture.

"Bondholder" or
"Bondholders"            means a holder or holders of the Bonds.

"Brandywine Available
 Cash Flow"              means  Panda-Brandywine Partnership's
                         cash flow remaining after payment of Project expenses, rent, letter of credit fees and debt service.

"Brandywine Construction
 Loan Facility"          means   the   construction   loan
                         facility   in  the  aggregate  principal
                         amount   of   $215  million  under   the
                         Brandywine Loan Agreement.

"Brandywine Distributable
 Cash Flow"              means  Brandywine  Available  Cash
                         Flow less any required deposits into the
                         Operation   and   Maintenance    Reserve
                         Account established under the Brandywine
                         Facility Lease.

"Brandywine Engineering
 Report"                 means    the   report   entitled
                         "Independent  Engineer's  Report  Panda-
                         Brandywine     Cogeneration     Project"
                         prepared  by  PES dated July  22,  1996,
                         evaluating the design, construction  and
                         expected   operation   of   the   Panda-
                         Brandywine Facility.

"Brandywine EPC
 Agreement"              means the Amended and Restated
                         Turnkey Cogeneration Facility Agreement, dated March 30, 1995, between Raytheon and the Panda-Brandywine Partnership.

"Brandywine Equity Loan
 Facility"               means  the  $20  million multiple
                         draw credit facility under the Brandywine
                         Loan Agreement.

"Brandywine Facility
 Lease"                  means the lease by the Panda-Brandywine
                         Partnership of the  Panda-Brandywine
                         Facility from the owner trustee under
                         the Brandywine Loan Agreement.

"Brandywine Financing
 Documents"              means   the   Brandywine    Loan
                         Agreement, the Brandywine Facility Lease and certain agreements relating thereto.

"Brandywine Fuel
 Consultant's Report"    means  the report entitled "Panda-
                         Brandywine,  L.P.  Generating   Facility
                         Fuel  Consultant's Report"  prepared  by
                         C.C. Pace, dated July 2, 1996, analyzing
                         the  sufficiency of the fuel supply  and
                         transportation  arrangements   for   the
                         Panda-Brandywine Facility.

"Brandywine Fuel Management
 Agreement"              means  the  Fuel Supply Management
                         Agreement, dated March 30, 1995, between
                         CDC and the Panda-Brandywine Partnership.

"Brandywine Gas
 Agreement"              means the Gas Sales Agreement,
                         dated March 30, 1995, between the Panda-
                         Brandywine Partnership and CDC.

"Brandywine Loan
 Agreement"              means  the Construction  Loan
                         Agreement  and  Lease Commitment,  dated
                         March  30,  1995, among GE Capital,  the
                         Panda-Brandywine Partnership and PBC.

"Brandywine O&M
 Agreement"              means the Operations & Maintenance
                         Agreement, dated November 21, 1994, as amended on December 7, 1994, between the Panda-Brandywine Partnership and Ogden
                         Brandywine.

"Brandywine Power Purchase
 Agreement"              means the Power Purchase Agreement,
                         dated   August  9,  1991,   as   amended
                         September  16, 1994, between the  Panda-
                         Brandywine Partnership and PEPCO.

"Brandywine Pro Forma"   means  the  pro  forma  financial
                         projections   prepared   by   Burns    &
                         McDonnell which are contained in the Brandywine Pro Forma Report.

"Brandywine Pro Forma
 Report" means the report entitled "Independent Panda-Brandywine Pro Forma Projections" prepared by ICF dated July 26, 1996 presenting an independent assessment of the pro forma for the Panda-Brandywine Facility.

"Brandywine Steam
 Agreement"              means the Steam Sales Agreement, dated
                         March 30, 1995, between Brandywine Water
                         Company and the  Panda-Brandywine Partnership.

"Brandywine Water
 Company"                means Brandywine Water Company, a
                         Delaware corporation.

"Burns & McDonnell"      means Burns & McDonnell.

"Business Day"           means  any day on which commercial
                         banks are not authorized or required  to
                         close   in  New  York  City,  New  York,
                         Dallas,  Texas,  the Cayman  Islands  or
                         Luxembourg.

"Capital Stock"          means, with respect to any person,
                         any    and    all   shares,   interests,
                         participations,    rights    or    other
                         equivalents  in  the  equity   interests
                         (however designated) in such person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such person.

"Capitalized Interest
 Deficiency"             means, with  respect  to any Monthly
                         Distribution Date, the amount by which the amount on deposit in the Capitalized
                         Interest Fund as of such date (after giving effect to all transfers to the Capitalized
                         Interest Fund to be made on such date) is less than the Capitalized Interest
                         Requirement in effect on such date.

"Capitalized Interest
 Fund" means the fund entitled "Capitalized Interest Fund" described in and maintained by the Trustee pursuant to Article IV of the Indenture.

"Capitalized Interest
 Requirement"            means for purposes of the Indenture   an
                         amount equal to the aggregate amounts required to be on deposit in the Capitalized
                         Interest Fund on any date as set forth in all Series Supplemental Indentures, as the same may be reduced pursuant to the Indenture.

"Cash Available for
 Distribution"           means  Total  Cash  Flow from all Project
                         Entities on  a consolidated  basis less
                         (i)  regularly scheduled  payments  of
                         principal and interest on Project Debt, (ii)
                         additions to reserves required by Project
                         agreements, (iii) Trustee's  fees  under
                         the Indenture and (iv) the NNW Cash Flow
                         Participation, plus interest  earned  on
                         reserves required by Transaction Documents
                         entered into by the  Company, excluding,
                         however, Extraordinary Financial Distributions
                         and proceeds received   as  a  result  of
                         Mandatory Redemption Events, that at the time of determination is available to be legally distributed from the Project Entities to the PIC Entities without contravention of any Project agreement.

"Cash Available from
 Operations"             means, for  any  period, Total Cash Flow
                         from all Project Entities  on a consolidated
                         basis  prior to  all Consolidated Debt Service,
                         less (i)  additions to reserves  required  by
                         Project agreements, (ii) Trustee's  fees
                         under the Indenture plus interest earned
                         on   reserves  required  by  Transaction
                         Documents  entered into by the  Company,
                         and    (iii)    the   NNW   Cash    Flow
                         Participation,    excluding,    however,
                         Extraordinary   Financial  Distributions
                         and proceeds received as a result of Mandatory Redemption Events.

"C.C. Pace"              means C.C. Pace Resources, Inc.

"CDC"                    means Cogen Development Company.

"Change of Control"      means the occurrence of any  event
                         or  series of events by which:  (a)  any
                         "person"  or "group" (as such terms  are
                         used in Sections 13(d) and 14(d) of  the
                         Exchange   Act)   is  or   becomes   the
                         "beneficial owner" (as defined  in  Rule
                         13d-3  under the Exchange Act), directly
                         or  indirectly, of more than 50% of  the
                         total  voting stock of the Company;  (b)
                         the  Company consolidates with or merges
                         into   another  person  or  any   person
                         consolidates with, or merges  into,  the
                         Company, in any such event pursuant to a
                         transaction  in  which  the  outstanding
                         voting  stock of the Company is  changed
                         into  or  exchanged for cash, securities
                         or  other property, other than any  such
                         transaction  where (i)  the  outstanding
                         voting  stock of the Company is  changed
                         into  or  exchanged for voting stock  of
                         the  surviving or resulting person  that
                         is  Qualified Capital Stock and (ii) the
                         holders  of  the  voting  stock  of  the
                         Company   immediately  prior   to   such
                         transaction own, directly or indirectly,
                         not  less than a majority of the  voting
                         stock  of  the  surviving  or  resulting
                         person     immediately    after     such
                         transaction;  (c)  the  Company,  either
                         individually or in conjunction with  one
                         or  more  of  its  Subsidiaries,  sells,
                         assigns,  conveys, transfers, leases  or
                         otherwise    disposes   of,    or    the
                         Subsidiaries   of  the   Company   sell,
                         assign,   convey,  transfer,  lease   or
                         otherwise    dispose    of,    all    or
                         substantially  all of the properties  of
                         the  Company and its Subsidiaries, taken
                         as a whole (either in one transaction or
                         a   series   of  related  transactions),
                         including   Capital   Stock   of    such
                         Subsidiaries, to any person (other than the Company or a wholly owned Subsidiary of the Company); or (d) the liquidation or dissolution of the Company.

"Change of Control
 Offer" means an offer by the Issuer to purchase all then outstanding Bonds upon the occurrence of a Change of Control.

"Change of Control
 Purchase Date"          means a Business Day not more  than  60
                         nor less than 30 days following a Change of Control on which the Issuer is obligated to purchase Bonds pursuant to a Change of Control
                         Offer.

"Change of Control
 Purchase Price"         means a purchase  price equal to 101% of the
                         principal amount of Bonds to be purchased by the Issuer in connection with a Change of Control, plus accrued and unpaid interest thereon.

"China"                  means  the  People's  Republic  of China.

"CNG"                    means CNG Transmission Corporation.

"Collateral"             means  all  of  the  property  and
                         interests in property, real or personal,
                         now  owned or hereafter acquired  in  or
                         upon  which  a  Lien  has  been  or   is
                         purported  or  intended  to  have   been
                         granted to the Collateral Agent pursuant to the Security Documents.

"Collateral Agency
 Agreement"              means  the Collateral  Agency Agreement,
                         dated the Issue Date,  among the Collateral
                         Agent, the  Issuer,  the Trustee,  PEC,
                         the  Letter of Credit Provider and the Company.

"Collateral Agent"       means Bankers Trust Company, a New
                         York banking corporation.

"Columbia Gas"           means  Columbia  Gas  Transmission
                         Corporation, a Delaware corporation.

"Columbia Gas FT
 Agreement"              means the Amended and Restated
                         FTS  Service Agreement, dated March  23,
                         1995,   between   the   Panda-Brandywine
                         Partnership and Columbia Gas.

"Columbia Gas IT
 Agreement"              means  the Service  Agreement for
                         Service  Under ITS  Rate  Schedule,
                         dated  as  of  April  4,  1991,  between
                         Columbia   Gas   and  PR  Corp.,   which
                         agreement  was assigned by PR Corp.  to,
                         and   assumed   by,  the  Panda-Rosemary
                         Partnership on January 6, 1992.

"Columbia Gulf"          means  Columbia Gulf  Transmission
                         Company, a Delaware corporation.

"Columbia Gulf IT
 Agreement"              means the ITS-1 Transportation
                         Service Agreement, dated as of June  13,
                         1996, between Columbia Gulf and the Panda-Rosemary Partnership.

"Columbia Precedent
 Agreement"              means the Precedent Agreement,  dated  as
                         of  February  25, 1994,   as   amended  by
                         the Amending Agreement, dated March 24, 1995, between the Panda-Brandywine Partnership and
                         Columbia Gas.

"Commercial Operations"  means,  with respect to a Project,
                         (i)  the completion of construction  and
                         testing  and  the  functioning  of  such
                         Project  and  (ii) the satisfaction  and
                         discharge of all completion requirements
                         of, and commencement of regular capacity
                         or   reservation  payments  under,   the
                         purchase, transportation or other off-take or use contracts for such Project.

"Commission"             means  the  U.S.  Securities  and
                         Exchange Commission.

"Company"                means Panda Interfunding Corporation, a
                         Delaware corporation.

"Company Debt Service"   means,  for any period,  scheduled
                         principal and interest payments on the Bonds.

"Company Debt Service
 Coverage Ratio"         means for purposes of the Indenture, as of
                         any date of determination, the ratio of (i)
                         Cash Available for Distribution during the relevant period to (ii) Company Debt
                         Service for such period.

"Company Distribution
 Certificate"            means  the  officer's  certificate
                         from   the  Company  stating  that   the
                         conditions precedent for transferring monies from a Distribution Suspense Fund to the appropriate Distribution Fund have been satisfied.

"Company Expense Fund"   means  the fund entitled  "Company
                         Expense   Fund"   described    in    and
                         maintained  by the Trustee  pursuant  to
                         Article IV of the Indenture.

"Company Expenses
 Amount" means for each calendar year commencing with 1997, an amount equal to $300,000 inflated annually commencing
                         January 1, 1997 and adjusted as of January of each year ratably for each partial calendar year in which Notes shall be outstanding, and as such amount may otherwise be increased pursuant to the Indenture.

"Company Guaranty"       means  the unconditional guarantee
                         of the Existing Bonds by the Company.

"Company Loan Agreement" means the Loan Agreement, dated the
                         Issue Date, between the Company and the Issuer.

"Company Notes"          means the Initial Company Note and
                         each promissory note evidencing loans from the Issuer to the Company of the proceeds from the Prior Offering and any future offerings of additional series of Bonds.

"Company Security
 Agreement"              means the Security Agreement,
                         dated   the  Issue  Date,  between   the
                         Company and the Collateral Agent.

"Company Stock Pledge
 Agreement"              means the  Stock  Pledge Agreement, dated
                         the Issue Date, between the Company and the Collateral Agent, pledging as Collateral all of the issued and outstanding capital stock of the Issuer and each PIC U.S. Entity and 60% of the issued and outstanding capital stock or other ownership interests of each PIC International Entity.

"Consolidated Debt
 Service"                means  for  purposes  of  the
                         Indenture, for any period, Company  Debt
                         Service plus scheduled principal and interest payments on all Project Debt.

"Consolidated Debt Service
 Coverage Ratio"         means, as of any date of determination, the
                         ratio  of  (i)  Cash  Available  from  Operations
                         during  the relevant  period  to  (ii)  Consolidated
                         Debt  Service for such period; provided,
                         however,  that  at  any  time  that  the
                         Company holds Project Interests in  more
                         than    four    Projects,    then    the
                         Consolidated Debt Service Coverage Ratio shall not be applied in respect of any event or requirement.

"Consolidated Pro Forma" means  a summary consolidation  of
                         the pro forma financial projections for the Panda-Brandywine Facility and the
                         Panda-Rosemary Facility.

"Consolidated Pro Forma
 Report" means the report entitled "Summary of the Consolidated Pro Formas of the Panda-Rosemary and Panda-Brandywine Power Projects" prepared by ICF dated July 26, 1996 containing the
                         Consolidated Pro Forma.

"Consolidating Engineer" means ICF, or its successor, which
                         shall  be  a firm of national reputation
                         with   expertise   in  engineering   and
                         financial  analysis and which may  rely,
                         to  the extent necessary for purposes of
                         performing   its   duties   under    the
                         Indenture,    on    other    Independent
                         Engineers.

"Cove Point"             means   Cove  Point  LNG  Limited
                         Partnership.

"Cove Point FT
 Agreement"              means that certain FTS Service
                         Agreement, dated March 30, 1995, between
                         the   Panda-Brandywine  Partnership  and
                         Cove Point.

"Credit Agreement"       means  the Credit, Term  Loan  and
                         Security  Agreement,  dated  August  31,
                         1993,  among PEC, PR Corp., PRC  II  and
                         NNW.

"Debt Service
 Deficiency"             means,  with respect  to  any
                         Payment Date, the amount by which monies
                         on  deposit in the Debt Service Fund  as
                         of such date (after giving effect to all
                         transfers to the Debt Service Fund to be
                         made  on such date) is insufficient  for
                         the  payment of the amounts of  interest
                         and,  if  applicable, principal due  and
                         payable  on the Company Notes (including
                         any  past  due amounts) on  the  Payment
                         Date    for   each   series   of   Bonds
                         outstanding  next  following   the   day
                         immediately   preceding   such   Monthly
                         Distribution Date.

"Debt Service Fund"      means  the  fund  entitled  "Debt
                         Service   Fund"   described    in    and
                         maintained  by the Trustee  pursuant  to
                         Article IV of the Indenture.

"Debt Service Reserve
 Fund"                   means the fund entitled "Debt
                         Service Reserve Fund" described in and maintained by the Trustee pursuant to
                         Article IV of the Indenture.

"Debt Service Reserve
 Deficiency"             means the amount, with respect to any Monthly
                         Distribution Date, the amount by which the
                         amount on deposit in the Debt Service Reserve Fund
                         as  of such date (after giving effect to
                         all transfers  to  the  Debt   Service
                         Reserve Fund to be made on such date) is
                         less   than  the  Debt  Service  Reserve
                         Requirement in effect on such date.

"Debt Service Reserve
 Requirement"            means on the Issue Date, an amount equal to
                         $6.4 million,  and, except as may be otherwise
                         provided in any Series Supplemental Indenture,  at
                         any time thereafter, an amount equal  to
                         the  scheduled  principal  and  interest
                         payments  on the Bonds created  by  such
                         Series Supplemental Indenture due pursuant to
                         the Indenture during the 12- month  period
                         immediately following  the date  of determination,
                         except that, if less than 12 months remain before
                         the Final Stated Maturity of the Bonds, then
                         an amount equal to the scheduled principal and
                         interest payments  on  the Bonds due pursuant to
                         the Indenture  for such period shall be maintained;
                         provided  that the Debt Service  Reserve
                         Requirement, as determined at any  time,
                         shall  be reduced by the amount then  on
                         deposit in the Capitalized Interest Fund
                         in    respect   of   interest   payments
                         scheduled to be made during the 12-month period immediately following the date of determination.

"Disqualified Capital
 Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed or repurchased prior to the final stated maturity of the Bonds or is redeemable at the option of the holder thereof at any time prior to such final stated maturity, or is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

"Distribution Funds"     means  the U.S. Distribution  Fund
                         and the International Distribution Fund.

"Distribution Suspense
 Funds"                  means the U.S. Distribution
                         Suspense   Fund  and  the  International
                         Distribution Suspense Fund.

"DTC"                    means The Depository Trust Company,
                         a    limited   purpose   trust   company
                         organized under the laws of the State of New York and a member of the Federal Reserve System.

"Effectiveness Target
 Date"                   means  the respective  target date  for
                         effectiveness of the Exchange Offer
                         Registration  Statement  or   the
                         Shelf    Registration    Statement    as
                         specified  in  the  Registration  Rights
                         Agreement.

"Eligible Institution"   means a firm that is a member of a
                         registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United
                         States.

"Energy Policy Act"      means  the  Energy Policy  Act  of 1992.

"Event of Default"       means the events listed in Section
                         9.1 of the Indenture.

"EWG"                    means an Exempt Wholesale  Generator.

"Exchange Act"           means the Securities Exchange  Act of 1934,
                         as amended.

"Exchange Agent"         means Bankers Trust Company.

"Exchange Bonds"         means  the 11-5/8% Pooled  Project
                         Bonds,  Series  A-1 due 2012,  of  Panda
                         Funding Corporation.

"Exchange Offer"         means the offer of the Issuer, upon
                         the  terms and subject to the conditions
                         set  forth in the Prospectus and in  the
                         Letter of Transmittal, to exchange up to
                         $105,525,000   in  aggregate   principal
                         amount  of  its  11-5/8% Pooled  Project
                         Bonds, Series A-1 due 2012 for a like principal amount of its 11-5/8% Pooled
                         Project Bonds, Series A due 2012.

"Exchange Offer
 Registration Statement" means  a  registration  statement
                         covering  an  offer  by  the  Issuer  to
                         exchange Old Bonds for like bonds to  be
                         filed with the Commission by the Company
                         and   the   Issuer   pursuant   to   the
                         Registration Rights Agreement.

"Exempt Wholesale
 Generator"              means a company that the FERC
                         has declared to be an exempt wholesale generator pursuant to Section 32 of PUHCA and that, as a result, is exempt from PUHCA.

"Existing Bonds"         means collectively, the Old  Bonds
                         and the Exchange Bonds.

"Expiration Date"        means   the  expiration  of   the
                         Exchange  Offer at 5:00 p.m.,  New  York
                         City time, on _________, 1996, unless extended by the Issuer in its sole discretion.

"Extraordinary
 Distribution Accounts"  means the U.S. Extraordinary Distribution
                         Account and the International Extraordinary
                         Distribution Account.

"Extraordinary Financial
 Distribution"           means all Project distributions received by
                         the Company or any  PIC Entity or any person
                         on behalf of the Company or any PIC Entity,
                         directly  or indirectly, in  respect  of
                         any   of  the  Projects  (including  all
                         distributions   from  Project   Entities
                         directly or indirectly to the Company or
                         any   PIC   Entity),  net   of   related
                         unreimbursed costs and expenses that are
                         attributable  to  or  incurred  by   the
                         Company  or any PIC Entity that  may  be
                         legally  distributed  or  paid  to   the
                         Company   or  any  PIC  Entity   without
                         contravention of any Project  agreement,
                         in respect of (i) settlements, judgments
                         or  other payments received by a Project
                         in   connection  with  any   litigation,
                         arbitration or similar proceeding at law
                         or   in  equity  or  any  administrative
                         proceeding,  except to the  extent  that
                         any  such  proceeding is  in  connection
                         with  a Mandatory Redemption Event, (ii)
                         any  monies released from an  escrow  or
                         similar  account established  by  or  on
                         behalf  of a Project in connection  with
                         the     financing     or     contractual
                         arrangements of such Project (other than
                         (a)  monies held in an escrow or similar
                         account  established under the Project's
                         financing  arrangements for the  purpose
                         of  governing the disbursement  of  such
                         Project's   revenue  either  before   or
                         subsequent  to a default  by  a  Project
                         under  any of such Project's contractual
                         obligations,   (b)   monies   held    in
                         operating  or  similar reserve  accounts
                         established   for   Project    operating
                         contingencies  and  funded  out  of  the
                         Project's  operating cash flow  and  (c)
                         monies  held  in  an escrow  or  similar
                         account as a construction contingency or
                         for   the  payment  of  development   or
                         similar  fees),  (iii)  any  buy-out  or
                         settlement  of  a contract  to  which  a
                         Project   is   a  party  or   (iv)   any
                         transaction that results in the  receipt
                         of cash or other property upon the sale,
                         transfer  or  other  disposition  (other
                         than   as  set  forth  in  clause  (iii)
                         hereof) of any contractual rights of a Project except to the extent that such transaction is in connection with a Mandatory Redemption Event.

"FERC"                   means the Federal Energy Regulatory
                         Commission.

"Final Stated Maturity"  means the last stated maturity date of any series of Bonds outstanding under the Indenture.

"Financial Closing"      means   closing  of  the  initial
                         construction   or   long-term    project
                         financing of a Project.

"Firm Gas
 Transportation
 Agreements"             means the Transco 284  Agreement and the
                         similar firm transportation  agreements
                         the Panda-Rosemary Partnership entered into with Texas Gas and CNG.

"Flippo"                 means Flippo Construction.

"Florida Act"            means the Florida Securities Act.

"Florida Power"          means Florida Power Corporation, a Florida
                         corporation.

"Florida PSC"            means  the Florida Public  Service
                         Commission.

"Ford Credit"            means Ford Motor Credit Company, a
                         Delaware corporation.

"FPA"                    means the Federal Power  Act, as amended.

"Fuel Consultant"        means, with respect to the Panda-Rosemary
                         Facility, Schlesinger and, with respect to the Panda-Brandywine Facility, C.C. Pace, or their respective successors.

"Future Ratio
 Determination  Period"  means, as of the date of determination, each of the following: (1) the period
                         beginning with the date of determination through December 31 of that calendar year; (2)
                         each period consisting of a calendar year thereafter through the calendar year immediately prior to the calendar year in which the Final Stated Maturity occurs and (3) the period thereafter beginning with January 1 and ending with the Final Stated Maturity.

"GE Capital"             means  General  Electric  Capital
                         Corporation, a New York corporation.

"Global Bond"            means  the single permanent global
                         certificate    in   definitive,    fully
                         registered  form  that  represents   the
                         Exchange Bonds.

"GNPIPD"                 means  the Gross National  Product
                         Implicit Price Deflator.

"Harbin"                 means  Harbin  Power  Engineering
                         Company    Limited,   the   engineering,
                         procurement and construction contractor for the Panda-Luannan Facility.

"Heard Defendants"       means the Heard Energy Corporation,
                         collectively  with  certain   individual
                         former   PEC  officers,  employees   and
                         advisors who are involved in litigation with PEC.

"ICF"                    means ICF Resources, Incorporated,
                         a Florida corporation.

"Indenture"              means   collectively  the   Trust
                         Indenture, dated the Issue Date, among the Issuer, the Company and the Trustee and all Series Supplemental Indentures.

"Independent Director"   means the "Independent Director" of
                         each of the Issuer and the Company, with
                         the   power  and  authority  and  duties
                         provided in the respective Certificates of Incorporation and By-laws thereof.

"Independent Engineer"   means, with respect to the  Panda-
                         Rosemary  Facility, Burns  &  McDonnell,
                         and,   with   respect  to   the   Panda-
                         Brandywine  Facility,  PES,   or   their
                         respective successors.

"Initial Company Note"   means the promissory note issued by
                         the  Company  to  the  Issuer  with   an
                         original principal amount equal to the original aggregate principal amount of the Old Bonds, representing a loan to the Company of the proceeds of the issuance of the Old Bonds.

"Initial Purchaser"      means Jefferies & Company, Inc., a
                         Delaware corporation.

"Institutional
 Accredited  Investors"  means institutional "accredited investors"
                         as defined under Rule 501(a)(1), (2), (3) or
                         (7) under the Securities Act.

"Interest Payment Date"  means  each February 20 and August
                         20,  commencing February  20,  1997,  on
                         which interest on the Existing Bonds  is
                         paid,  and  the  dates  on  which   each
                         installment of interest is due on any other series of Bonds.

"International Accounts
 and Funds"              means the International Accounts and Funds
                         described  in  and maintained by the International
                         Collateral Agent pursuant to Article IV of the Indenture.

"International
 Collateral Agent"       means the Trustee acting in its capacity as
                         agent for the PIC International Entities for the benefit of the Company.

"International
 Distribution Fund"      means the fund entitled "International
                         Distribution Fund" described in and maintained pursuant to Article IV of the Indenture.

"International
 Distribution
 Suspense Fund"          means the fund entitled "International
                         Distribution Suspense Fund" described in and maintained by the International Collateral
                         Agent pursuant to Article IV of the Indenture.

"International
 Extraordinary
 Distribution Account"   means the account entitled "International
                         Extraordinary Distribution Account" described in and maintained by the International
                         Collateral Agent pursuant to Article IV of the Indenture.

"International Mandatory
 Redemption Account"     means the account entitled "International
                         Mandatory Redemption Account" described in and maintained by the International Collateral Agent pursuant to Article IV of the Indenture.

"International Project
 Account" means the account entitled "International Project Account" described in and maintained by the International Collateral Agent pursuant to Article IV of the Indenture.

"International Project
 Distributions"          means distributions and amounts received
                         by any PIC International Entity or any other person
                         on   behalf  of  any  PIC  International
                         Entity from, or in connection with, Non-
                         U.S.   Projects  that  may  be   legally
                         distributed   or   paid   to   any   PIC
                         International       Entity       without
                         contravention of any Project  agreement,
                         other   than   Extraordinary   Financial
                         Distributions  and  amounts   that   are
                         required   to   be  deposited   in   the
                         International    Mandatory    Redemption
                         Account pursuant to the Indenture, and all interest earned and received on amounts on deposit in the International
                         Accounts and Funds.

"Investment Company Act" means the Investment Company Act of
                         1940, as amended.

"Issue Date"             means  July 31, 1996, the date  of
                         issuance of the Old Bonds.

"Issuer"                 means Panda Funding Corporation, a
                         Delaware corporation.

"Issuer Security
 Agreement"              means that certain Security
                         Agreement, dated the Issue Date, between
                         the  Issuer  and  the  Collateral  Agent
                         which   provides   for  the   collateral
                         assignment   of  all  of  the   Issuer's
                         personal property.

"Joint Venture
 Companies"              means collectively the four
                         equity  joint ventures formed under  PRC
                         law    for   purposes   of   developing,
                         constructing  and operating  the  Panda-
                         Luannan Facility.

"Letter of Credit"       means for purposes of the Indenture
                         an  irrevocable standby letter of credit
                         which may be used to satisfy in whole or
                         in   part,  the  Debt  Service   Reserve
                         Requirement.

"Letter of Credit
 Provider"               means any commercial bank that issues  a
                         Letter  of  Credit  and  that  enters
                         into a reimbursement agreement as
                         required pursuant to the Indenture and becomes a party to the Collateral Agency
                         Agreement.

"Letter of Transmittal"  means  the  Letter of  Transmittal
                         accompanying   the   Prospectus    which
                         holders  of  Old Bonds must execute  and
                         deliver  to the Exchange Agent in  order
                         to   tender  their  Old  Bonds  in   the
                         Exchange Offer.

"Lien"                   means for purposes of the Indenture
                         any   mortgage,  pledge,  hypothecation,
                         security       interest,      collateral
                         assignment, lien (statutory  or  other),
                         preference,  priority or other  security
                         agreement  or  payment  arrangement   or
                         encumbrance  of  any  kind   or   nature
                         whatsoever,      including,      without
                         limitation,  any  conditional  sale   or
                         other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or international.

"Mandatory Redemption
 Accounts"               mean the U.S.  Mandatory Redemption Account
                         and the International Mandatory Redemption Account.

"Mandatory Redemption
 Event"                  means (i) the sale or disposition of any
                         Collateral, any Project or portion thereof or
                         any direct or indirect interest of the Company or any PIC Entity in any Project or (ii)
                         any   event   of   casualty,   loss   or
                         condemnation   with   respect   to   any
                         Project.

"Material Adverse
 Change"                 means  (i) a material adverse  change
                         in  the  business,  results   of
                         operations,   condition  (financial   or
                         otherwise)  or  property  of   (a)   the
                         Company,  (b) the Issuer,  (c)  any  PIC
                         Entity  or  (d) any Project or  (e)  any
                         Project  Entity,  in each  case  to  the
                         extent   that  such  change   could   be
                         reasonably  expected to have a  material
                         adverse  effect  on the  Issuer  or  its
                         ability  to make payments on the  Bonds,
                         or on the Company or its ability to make
                         payments  on  the Company  Notes  or  to
                         perform   its  obligations   under   the
                         Company  Guaranty or (ii) any  event  or
                         occurrence of whatever nature, which  in
                         any  case has a material adverse  effect
                         on  (a) the ability of PEC, the Company,
                         the  Issuer or any PIC Entity to perform
                         its   obligations  under  any  agreement
                         governing the rights and obligations  of
                         such  entity, including any  Transaction
                         Document,   or   any  Project   Entity's
                         ability to perform its obligations under
                         any  agreement governing the rights  and
                         obligations of such entity, in each such
                         case,  to the extent that such event  or
                         occurrence could be reasonably  expected
                         to have a material adverse effect on the
                         Issuer  or its ability to make  payments
                         on  all  series  of  Bonds,  or  on  the
                         Company  or its ability to make payments
                         on  the Company Notes or its ability  to
                         perform   its  obligations   under   the
                         Company Guaranty or (b) the validity or priority of the Trustee's or Collateral Agent's Lien on the Collateral.

"Monthly Distribution
 Date"                   means a date prescribed  each
                         month  for  the distribution  of  monies
                         deposited   in   the  Project   Accounts
                         according to the priority set  forth  in
                         Article IV of the Indenture.

"NCNG"                   means  North Carolina Natural  Gas
                         Corporation, a Delaware corporation.

"NCPG"                   means North China Power Group, one
                         of five interprovincial power groups in China.

"NCPGC"                  means  North  China  Power  Group
                         Company, the business arm of NCPG.

"NCUC"                   means the North Carolina Utilities
                         Commission.

"NEA"                    means Nepal Electricity Authority.

"NGC"                    means Natural Gas Clearinghouse, a
                         Colorado general partnership.

"Non-U.S. Projects"      means  the Projects owned  by  PIC
                         International   Entities   and   located
                         outside of the United States in respect of which deferral of U.S. federal income taxes is being sought.

"NNW"                    means NNW, Inc., formerly known as
                         Nova    Northwest,   Inc.,   an   Oregon
                         corporation.

"NNW Cash Flow
 Participation"          means NNW's cash flow participation in
                         distributions from the Panda-Rosemary Partnership.

"NPDES"                  means the National Pollutant Discharge
                         Elimination System.

"Ogden Brandywine"       means Ogden Brandywine Operations,
                         Inc.,   a  subsidiary  of  Ogden   Power
                         Corporation.

"Ogden Rosemary"         means  Ogden Rosemary  Operations,
                         Inc.,   a  subsidiary  of  Ogden   Power
                         Corporation.

"Old Bonds"              means  the 11-5/8% Pooled  Project
                         Bonds,  Series  A  due  2012,  of  Panda
                         Funding Corporation.

"Other International
 Note" means any loan to a PIC International Entity from the Company which is not evidenced by a PIC International Entity Note.

"Panda-Brandywine
 Facility"               means the 230 MW natural gas-fired,
                         combined-cycle cogeneration
                         facility  located in Brandywine,  Prince
                         George's County, Maryland.

"Panda-Brandywine
 Financing"              means, collectively, the single investor lease
                         and the construction loan provided by GE Capital in respect of the Brandywine Facility.

"Panda-Brandywine
 Partnership"            means  Panda-Brandywine, L.P., a Delaware limited
                         partnership.

"Panda Energy Delaware"  means Panda Energy Corporation,  a
                         Delaware corporation.

"Panda Interholding"     means Panda Interholding Corporation, a
                         Delaware corporation.

"Panda International"    means  Panda Energy International,
                         Inc., a Texas corporation.

"Panda-Kathleen
 Facility"               means  the natural gas-fired,
                         combined-cycle cogeneration facility  to
                         be  located near Lakeland, Florida  that
                         is     being    developed    by    Panda
                         International.

"Panda-Kathleen
 Partnership"            means Panda-Kathleen, L.P.,  a Delaware limited
                         partnership.

"Panda-La Panga
 Facility"               means  the  500 MW coal-fired
                         power generation facility to be located in the State of Orissa, India that is being developed by Panda International.

"Panda-Luannan Facility" means  the  2  X 50 MW  coal-fired
                         cogeneration facility to be located in Luannan County, Tangshan Municipality, Hebei Province, China that is being developed by Panda International.

"Panda-Nepal Facility"   means  the  36  MW  hydroelectric
                         generation facility to be located on the upper Bhote Koshi River in Nepal that is being developed by Panda International.

"Panda-Rosemary
 Facility"               means the 180 MW natural gas-fired,
                         combined-cycle cogeneration
                         facility  located  in  Roanoke   Rapids,
                         North Carolina.

"Panda-Rosemary
 Partnership"            means Panda-Rosemary, L.P., a Delaware limited
                         partnership.

"Panda-Rosemary
 Partnership Loan"       means the loan by the Rosemary  Issuer  to
                         the Panda-Rosemary Partnership of funds from the proceeds from the sale of the Rosemary Bonds.

"Panda-Rosemary
 Pipeline"               means the approximately 10.26 mile  natural gas
                         pipeline owned by  the Panda-Rosemary Partnership
                         commencing in Pleasant   Hill,  North   Carolina
                         and terminating    at   the   Panda-Rosemary
                         Facility, together with all appurtenant facilities.

"Payment Date"           means a Principal Payment Date  or
                         Interest Payment Date.

"PBC"                    means Panda Brandywine Corporation,
                         a Delaware corporation.

"PEC"                    means Panda Energy Corporation,  a
                         Texas corporation.

"PEC Stock Pledge
 Agreement"              means the Stock Pledge Agreement, dated the Issue
                         Date, between PEC and the Collateral Agent, pursuant to which PEC pledges 100% of its capital stock in the Company as Collateral.

"PEPCO"                  means   Potomac  Electric   Power
                         Corporation, a District of Columbia and Virginia corporation.

"Permitted Investments"  means those investments of balances in Accounts and Funds that are permitted under the Indenture.

"PES"                    means Pacific Energy Services, Inc.

"PIC Entity or Entities" means  one  or  more corporations, companies, partnerships, limited liability companies or other entities (i) that are not Project Entities,
                         (ii) 100% of the voting capital stock or other voting equity interests of which is  owned directly by the Company, other
                         than    directors'   qualifying   shares
                         mandated by applicable law and (iii) through which the Company owns indirect interests in Project Entities.

"PIC Entity Guaranties"  means the guaranty agreement dated
                         the  Issue  Date,  among  the  PIC  U.S.
                         Entities and the Collateral Agent.

"PIC International
 Entities"               means PIC Entities that  own, through Project
                         Entities, Non-U.S. Projects.

"PIC International
 Entity  Loan"           means any loan  by  the Company to a PIC
                         International Entity of the proceeds of the
                         issuance of a series of  Bonds (issued by the
                         Issuer  to  the Company  and  represented by
                         a Company Note), the payments on which are  to  be
                         made  from distributions from a Non-U.S.
                         Project   to   be  held  by   such   PIC
                         International Entity as part of the Project Portfolio.

"PIC International
 Entity Note"            means a note evidencing a PIC International
                         Entity Loan.

"PIC U.S. Entities"      means  PIC Entities that,  through
                         Project Entities, own U.S. Projects.

"Pipeline Operating
 Agreement"              means the Pipeline Operating Agreement, dated
                         as of February 14, 1990, among PEC, PR Corp., and NCNG, as amended, which agreement was assigned by PEC to PR Corp. on January 15, 1990 and as the same was assigned by PR Corp. to, and assumed by, the Panda-Rosemary Partnership.

"PORTAL"                 means the Private Offerings, Resale
                         and Trading through Automatic Linkages.

"PR Corp."               means Panda-Rosemary Corporation, a
                         Delaware corporation.

"PRC"                    means  the  People's  Republic  of China.

"PRC II"                 means   PRC  II  Corporation, a Delaware corporation.

"Principal Payment Date" means  each February 20 and August 20, commencing on February 20, 1997,  on
                         which principal on the Existing Bonds is
                         paid,  and  the  dates  on  which   each
                         installment of principal is due on any other series of Bonds.

"Prior Offering"         means  the  offering  of  the  Old Bonds.

"Project" or "Projects"  means  one or more electric  power
                         generation      projects      (including
                         businesses     substantially     related
                         thereto, such as a steam host affiliated
                         therewith)  that  has been  or  will  be
                         transferred  to  the Company  or  a  PIC
                         Entity   pursuant  to   the   Additional
                         Projects Contract.

"Project Accounts"       means the U.S. Project Account and
                         the International Project Account.

"Project Debt"           means  any  indebtedness  created,
                         incurred or assumed by a Project Entity or secured by the assets of a Project.

"Project Distributions"  means  U.S.  Project Distributions
                         and International Project Distributions.

"Project Entity"         means  any  corporation,  company,
                         partnership,  limited liability  company
                         or  other entity that is (i) directly or
                         indirectly  owned by a  PIC  Entity  and
                         (ii)  (A) that is the direct or indirect
                         owner  of  a  Project  or  (B)  that  is
                         obligated   under  or  a  guarantor   of
                         Project  Debt  or  that  has  granted  a
                         security  interest in any of its  assets
                         (including  Project cash  flows),  other
                         than  the  capital stock of any  of  its
                         Subsidiaries (and any dividends or other
                         distributions on such capital stock  and
                         proceeds   therefrom),  to  secure   the
                         payment   of   Project   Debt   or   the
                         performance of any Project agreement.

"Project Interest"       means   an   equity  or   similar
                         ownership interest in a Project.

"Project Portfolio"      means  the  portfolio of  Projects
                         owned, directly or indirectly, by the Company.

"Project Distributions"  means  U.S.  Project Distributions
                         and International Project Distributions.

"Propectus"              means   this   Prospectus   dated ________
                         with respect to  the  Exchange Bonds.

"Prudent Utility
 Practices"              means the practices generally followed by
                         the electric utility industry, as changed from time to time, which generally include, but are not limited to, engineering and operating considerations.

"PUCs" means state public utility commissions in the United States.

"PUHCA"                  means  the Public Utility  Holding Company Act of
                         1935, as amended.

"Purchase Agreement"     means the Purchase Agreement dated July  26,
                         1996, between the Issuer  and the Initial Purchaser.

"PURPA"                  means the Public Utility Regulatory
                         Policies Act of 1978, as amended.

"QF"                     means Qualifying Facility.

"Qualified Capital
 Stock" of any person means any and all Capital Stock of such person other than Disqualified Capital Stock.

"Qualified Institutional
 Buyer" means a qualified institutional buyer as such term is defined in Rule 144A.

"Qualifying Facility"    means   either  a   small   power
                         production  facility or  a  cogeneration
                         facility   that   has   satisfied    the
                         definition of "qualifying facility" as set forth in 18 C.F.R. 292.101(b)(1)
                         of  the  regulations  promulgated  under
                         PURPA.

"Rating Agencies"        means  Moody's Investors  Service,
                         Inc. and Duff & Phelps Credit Rating Co.

"Raytheon"               means   Raytheon  Engineers   and
                         Constructors, Inc.

"Reaffirmation"          means, with respect to any event, a
                         confirmation  in writing from  at  least
                         one rating agency that the rating of the
                         Bonds  in  effect immediately  prior  to
                         such   event   will  be  maintained   or
                         improved  after  giving effect  to  such
                         event.    The   terms   "Reaffirm"    or
                         "Reaffirmed"  used  as  verbs   have   a
                         correlative meaning.

"Registration Default"   means the occurrence of any of the
                         following:   (a)  the  Issuer  and   the
                         Company   fail  to  file  any   of   the
                         registration statements required by  the
                         Registration  Rights  Agreement  on   or
                         before  the  date  specified  for   such
                         filing,  (ii)  any of such  registration
                         statements are not declared effective by
                         the   Commission  on  or  prior  to  the
                         Effectiveness  Target  Date,  (iii)  the
                         Issuer   and   the   Company   fail   to
                         consummate the Exchange Offer within  30
                         business  days  after the  Effectiveness
                         Target   Date   or   (iv)   the    Shelf
                         Registration  Statement or the  Exchange
                         Offer Registration Statement is declared
                         effective  but  thereafter,  subject  to
                         certain   exceptions,   ceases   to   be
                         effective  or usable in connection  with
                         the   Exchange  Offer  or   resales   of
                         Transfer Restricted Bonds, as the case may be, during the periods specified in the Registration Rights Agreement.

"Registration Rights
 Agreement"              means the Registration Rights Agreement, dated
                         the Issue Date, among the Company, the Issuer and the Initial Purchaser.

"Registration Statement" means  this Registration Statement
                         on Form S-1 filed with the Commission covering the Exchange Bonds.

"Reimbursement
 Agreement"              means the Second Amended  and
                         Restated    Letter   of    Credit    and
                         Reimbursement  Agreement, dated  January
                         6,   1992,   among   the  Panda-Rosemary
                         Partnership, The Fuji Bank, Limited, and certain other banks party thereto.

"Rosemary Bonds"         means  the  8-5/8% First  Mortgage
                         Bonds due 2016 of Panda-Rosemary Funding
                         Corporation.

"Rosemary Borrowers"     means PEC, PR Corp. and PRC II.

"Rosemary Engineering
 Report" means the report entitled "Panda-Rosemary Corporation Project Condition Assessment Report for Potential Investors at the Request of Panda Energy Corporation" prepared by
                         Burns  & McDonnell, dated July 26, 1996,
                         concerning       certain      technical,
                         environmental and economic aspects of the Panda-Rosemary Facility.

"Rosemary Facility Site" means the site on which the Panda-
                         Rosemary Facility is located.

"Rosemary Fuel
 Consultant"             means  Schlesinger  or   its successor.

"Rosemary Fuel
Consultant's Report"     means  the  report entitled  "Assessment of
                         Fuel Price, Supply and Delivery Risks for the
                         Panda-Rosemary  Cogeneration Project" prepared
                         by   Schlesinger,  dated  September  20,
                         1996,  analyzing the sufficiency of  the
                         fuel     supply    and    transportation
                         arrangements   for  the   Panda-Rosemary
                         Facility.

"Rosemary Fuel Management
 Agreement"              means  the  Fuel Supply Management
                         Agreement,  dated  October   10,   1990,
                         between the Panda-Rosemary Partnership and NGC, as amended.

"Rosemary Gas Supply
 Agreement"              means the Gas Purchase Contract, dated April 12,
                         1990, between the Panda-Rosemary Partnership and NGC, as amended.

"Rosemary Indenture"     means the indenture, dated  as  of
                         the Issue Date, among the Panda-Rosemary
                         Partnership,   Panda-Rosemary    Funding
                         Corporation, and Fleet National Bank.

"Rosemary Issuer"        means   Panda-Rosemary   Funding
                         Corporation, a Delaware corporation.

"Rosemary O&M Agreement" means the Operations & Maintenance
                         Agreement, effective as of December  27,
                         1993,    between    the   Panda-Rosemary
                         Partnership and U-Tech, as amended.

"Rosemary Offering"      means the offering of the Rosemary Bonds.

"Rosemary Power
 Purchase Agreement"     means  the  Power  Purchase   and
                         Operating  Agreement, dated January  24,
                         1989, as amended on October 24, 1989 and July 30, 1993, between VEPCO and the
                         Panda-Rosemary Partnership.

"Rosemary Pro Forma"     means  the  pro  forma  financial
                         projections   prepared   by   Burns    &
                         McDonnell that are contained in the Rosemary Engineering Report.

"Rosemary Site Lease"    means the Real Property Lease  and
                         Easement Agreement, dated June 9,  1989,
                         as  amended  on October 1, 1989  and  as
                         further amended on January 31, 1990  and
                         March   15,  1996,  between  the  Panda-
                         Rosemary Partnership and Bibb.

"Rosemary Steam
 Agreement"              means the Cogeneration Energy
                         Supply  Agreement,  dated  January   12,
                         1989, by and between PEC and Bibb, which contract was assigned by PEC to, and assumed by, PR Corp., as such contract was amended October 1, 1989, and as the same was further assigned by PR Corp.
                         to,  and  assumed by, the Panda-Rosemary
                         Partnership on January 3, 1990.

"Rule 144A"              means Rule 144A under the Securities Act.

"SCC"                    means the Virginia State Corporation Commission.

"Schlesinger"            means Benjamin Schlesinger and Associates, Inc.

"Secured Parties"        means  the Bondholders, the Letter
                         of Credit Provider and the Trustee.

"Securities Act"         means the Securities Act of 1933, as amended.

"Security Documents"     means,  collectively, (i) the Collateral Agency
                         Agreement, (ii) the Issuer Security Agreement,
                         (iii) the PEC Stock Pledge Agreement, (iv)
                         the Company Stock  Pledge Agreement, (v) the
                         Company Security  Agreement, and  all  financing
                         statements    executed   in   connection
                         therewith   and   any  and   all   other
                         agreements   or   instruments   now   or
                         hereafter executed by the Issuer, the Company, any PIC Entity, PEC, Panda
                         International or any other person as security for the payment or performance of the Bonds.

"Series A Supplemental
 Indenture"              means collectively,  the First Supplemental
                         Indenture, dated the Issue  Date, and the Second
                         Supplemental Indenture, dated   __________,   1996,
                         entered into in accordance with the Indenture among the Company, the Issuer and the Trustee in connection with the Existing Bonds.

"Series Supplemental
 Indenture"              means  any  supplemental indenture  entered into
                         in accordance with the Indenture among the Company, the Issuers and the Trustee.

"Shelf Registration
 Statement"              means a shelf registration statement covering
                         resales of the Old Bonds which the Company  and
                         the  Issuer may be required to file with
                         the    Commission   pursuant   to    the
                         Registration Rights Agreement.

"SPC"                    means the State Planning Commission
                         of the People's Republic of China.

"Subsidiary"             means, in respect of any person, a
                         corporation,    partnership,     limited
                         liability  company or other entity,  (i)
                         at  least  a  50% (direct  or  indirect)
                         ownership or equivalent interest of  the
                         outstanding   stock  or   other   equity
                         interests  of which are owned,  directly
                         or  indirectly, by such person  or  (ii)
                         (a)  at least a 25% (direct or indirect)
                         ownership or equivalent stock  or  other
                         equity interests are owned, directly  or
                         indirectly, by such person and (b)  such
                         person exercises a controlling influence
                         over  the  management and policies  with
                         respect     to     such     corporation,
                         partnership,  limited liability  company
                         or other entity, directly or indirectly,
                         whether through the ownership of  voting
                         securities,  by contract  or  otherwise,
                         provided   that  no  other  entity   has
                         greater  control than such  person  over
                         the  management  and  policies  of  such
                         corporation,    partnership,     limited
                         liability company or other entity.

"TCW"                    means Trust Company of the West.

"Texas Gas"              means   Texas   Gas  Transmission
                         Corporation.

"Total Cash Flow"        means, as to any person, the sum of
                         the  net  income of such person for  any
                         period plus, to the extent deducted from
                         net    income,   all   non-cash   items,
                         including,    but   not   limited    to,
                         depreciation, depletion and  impairment,
                         amortization of intangibles and deferred
                         taxes, in each case for such period  and
                         determined as to such person  minus   to
                         the  extent included in net income,  all
                         non-cash    income,    calculated     in
                         accordance   with   generally   accepted
                         accounting principles.

"Transaction Documents"  means the Security Documents,  the
                         Company  Notes, the Bonds,  the  Company
                         Guaranty,  the  Indenture,  the  Company
                         Loan  Agreement,  the  PIC  U.S.  Entity
                         Guarantees, the PIC International Entity
                         Pledge  Agreement, the PIC International
                         Entity    Loan   Agreement,   the    PIC
                         International  Entity Notes,  the  Other
                         International  Notes and the  Additional
                         Projects  Contract,  together  with  any
                         other document, instrument or agreement,
                         now   or   hereafter  entered  into   in
                         connection with the Indenture, the Bonds or the Collateral.

"Transco"                means  Transcontinental Gas Pipe Line Corporation,
                         a Delaware corporation.

"Transco Service
 Agreement"              means the Service Agreement, dated  October 22,
                         1991, between Transco and PEC, which agreement
                         was assigned by PEC   to,  and  assumed  by,  PR
                         Corp., thereafter assigned by PR Corp. to, and assumed by, the Panda-Rosemary Partnership.

"Transco 284 Agreement"  means the Service Agreement, dated
                         July  26, 1996, between Transco and  the
                         Panda-Rosemary Partnership.

"Transfer Restricted
 Bonds" means each Old Bond until (i) the date on which such Old Bond has been exchanged by a person other than a broker-dealer for an Exchange Bond in the Exchange Offer, (ii) following the
                         exchange  by  a  broker-dealer  in   the
                         Exchange  Offer of an Old  Bond  for  an
                         Exchange  Bond, the date on  which  such
                         Exchange Bond is sold to a purchaser who
                         receives from such broker-dealer  on  or
                         prior to the date of such sale a copy of
                         the prospectus contained in the Exchange
                         Offer Registration Statement, (iii)  the
                         date  on  which such Old Bond  has  been
                         effectively   registered    under    the
                         Securities  Act  and  disposed   of   in
                         accordance  with the Shelf  Registration
                         Statement or (iv) the date on which such
                         Old  Bond  is distributed to the  public
                         pursuant   to   Rule   144   under   the
                         Securities Act.

"Trustee"                means Bankers Trust Company, a New
                         York banking corporation, as trustee under the Indenture.

"U.S. Accounts and
 Funds"                  means U.S. Accounts and Funds
                         described  in  and  maintained  by   the
                         Trustee pursuant to Article IV of the Indenture.

"U.S. Account Rights"    means for purposes of the Indenture, collectively,
                         all of the rights with respect to each U.S. Account
                         and   Fund,  including  all  funds   and
                         investments  in  securities  and   other
                         instruments from time to time therein and all letters of credit or other instruments substituting for funds in any such U.S. Accounts or Funds.

"U.S. Distribution
 Fund"                   means  the  fund  entitled  "U.S.
                         Distribution  Fund"  described  in   and
                         maintained  by the Trustee  pursuant  to
                         Article IV of the Indenture.

"U.S. Distribution
 Suspense Fund"          means the fund entitled "U.S. Distribution
                         Suspense Fund" fescribed in and maintained by the Trustee pursuant to Article IV of the Indenture.

"U.S. Extraordinary
 Distribution Account"   means  the account entitled  "U.S.
                         Extraordinary   Distribution    Account"
                         described  in  and  maintained  by   the
                         Trustee pursuant to Article IV of the Indenture.

"U.S. Mandatory
 Redemption Account"     means  the account entitled  "U.S.
                         Mandatory  Redemption Account" described
                         in   and   maintained  by  the   Trustee
                         pursuant to Article IV of the Indenture.

"U.S. Project Account"   means  the account entitled  "U.S.
                         Project   Account"  described   in   and
                         maintained  by the Trustee  pursuant  to
                         Article IV of the Indenture.

"U.S. Project
 Distributions"          means distributions and amounts received by the
                         Company, any PIC U.S.  Entity  or  any  other
                         person  on behalf  of the Company or any PIC
                         U.S. Entity from, or in connection with, U.S.
                         Projects that may be legally distributed
                         or  paid to the Company or any PIC  U.S.
                         Entity  without  contravention  of   any
                         Project     agreement,    other     than
                         Extraordinary   Financial  Distributions
                         and amounts that are required to be deposited in the Mandatory Redemption
                         Accounts pursuant to the Indenture, and all interest earned and received on amounts on deposit in the U.S. Accounts and Funds.

"U.S. Projects"          means  the Projects owned  by  PIC
                         U.S.  Entities and located in the United
                         States  and  certain other international
                         Projects in respect of which deferral of U.S. federal income taxes is not being sought.

"U-Tech" means University Technical Services, Inc., a California corporation, doing business as UTECH Services, Inc., a wholly owned subsidiary of EMCOR Group, Inc.

"VEPCO"                  means Virginia Electric and  Power
                         Company,   a  Virginia  public   service
                         corporation  (including  North  Carolina
                         Power).

"WGL"                    means  the  Washington  Gas  Light
                         Company,    a   District   of   Columbia
                         Corporation and a Virginia Corporation.

"WGL Agreement"          means  the Gas Transportation  and
                         Supply  Agreement,  dated  November  10,
                         1994,   between   the   Panda-Brandywine
                         Partnership and WGL.

PART  II  -- CERTAIN TECHNICAL TERMS COMMONLY USED IN THE UTILITY
INDUSTRY

      Defined below are certain technical terms commonly used in the electric and gas utility industries.

TERM                          DEFINITION

"Available"              means the status of a major  piece
                         of   equipment  which  is   capable   of
                         service, whether or not it is actually in service.

"Bcf"                    means  one billion standard  cubic feet.

"Btu" means British Thermal Unit, the amount of heat required to raise the temperature of 1 pound of pure water 1 degree F from 59 degrees F to 60 degrees F at a constant pressure of 14.73 pounds per square inch absolute.

"Capability"             means  the maximum load  which  an
                         electric generating unit can carry under
                         specific  conditions for a given  period
                         of   time,  without  exceeding  approved
                         limits of temperature and stress.

"Capacity"               means  the  load  for  which   an
                         electric generating unit is rated either by the user or by the manufacturer.

"Capacity Factor"        means  the  ratio of  the  average
                         operating load of an electric generating
                         unit  for  a  period  of  time  to   the
                         capacity rating of the unit during that period.

"Cogeneration"           means the sequential production of
                         electric   energy  and  useful   thermal
                         energy   for   industrial,   commercial,
                         heating or cooling purposes.

"Cogeneration Facility"  means  a  facility  that  produces
                         electric   energy  and  useful   thermal
                         energy  used for industrial, commercial,
                         heating    or   cooling   purposes.    A
                         cogeneration facility must meet  certain
                         efficiency  and  useful  thermal  output
                         criteria   to   qualify   for    certain
                         regulatory benefits under PURPA.

"Dekatherm" or "Dth"     means  a  unit  of  heating  value
                         equivalent  to  10 therms  or  1,000,000
                         Btu's.

"Dispatch"               means the operating control of  an
                         integrated  electric  system  to  assign
                         generation    to   specific   generating
                         stations and other sources of supply to effect the most reliable and economical supply as demand rises or falls.

"Dispatch Factor"        means  the  amount  of  production
                         scheduled   by  an  electric  generating
                         unit's power purchaser in a given time period (i.e., output level of that unit times the number of hours dispatched).

"Economic Dispatch"      means  the start-up, shutdown  and
                         allocation   of   load   to   individual
                         electric generating units to effect  the
                         most     economical    production     of
                         electricity for customers by a utility.

"Equivalent
 Availability Factor"    means the ratio  of the number  of megawatt
                         hours a facility could have produced in a given period to the rated number of megawatt hours of the facility.

"GWh"                    means gigawatt hour or one million
                         kilowatt hours.

"Heat Rate"              means  a  measure  of  generating
                         station thermal efficiency, generally expressed in Btu per net kilowatt-hour.
                         It is computed by dividing the total Btu content of fuel burned for electric generation by the resulting net kilowatt-hour generation.

"Heating Value"          means  the amount of heat produced
                         by  the  complete combustion of  a  unit
                         quantity  of fuel. The gross  or  higher
                         heating  value  (HHV) is that  which  is
                         obtained  when  all of the  products  of
                         combustion are cooled to the temperature
                         existing  before combustion,  the  water
                         vapor   formed   during  combustion   is
                         condensed    and   all   the   necessary
                         corrections have been made. The  net  or
                         lower heating value (LHV) is obtained by
                         subtracting   the   latent    heat    of
                         vaporization of the water vapor, formed by the combustion of the hydrogen in the fuel, from the gross or higher heating value.

"HRSGs"                  means Heat Recovery Steam  Generators.

"Kilowatt" or "kW"       means 1,000 watts.

"Kilowatt-hour" or "kWh" means  the basic unit of  electric
                         energy equal to one kilowatt of power supplied to or taken from an electrical circuit steadily for one hour.

"Load Factor"            means,  in the context of electric
                         generation,  the ratio  of  the  average
                         load  in  kilowatts  supplied  during  a
                         designated period to the peak or maximum
                         load  in  kilowatts  occurring  in  that
                         period.  Load  factor, in percent,  also
                         may   be  derived  by  multiplying   the
                         kilowatt-hours in the period by 100  and
                         dividing  by the product of the  maximum
                         demand  in  kilowatts and the number  of
                         hours  in the period. In the context  of
                         gas  transportation, "load factor" means
                         the   ratio   of   the  average   actual
                         requirement   for   gas   transportation
                         capacity to the maximum contractual gas transportation capacity for the same time period.

"LHV"                    means lower heating value (see Heating Value).

"Mcf"                    means one thousand standard  cubic
                         feet of gas (cubic feet at 60 degrees F and at a pressure of 14.73 pounds per square inch absolute).

"MMBtu"                  means  one million British thermal units.

"MM Lbs"                 means one million pounds.

"MW" or "Megawatt"       means one million watts.

"No"                     means oxides of nitrogen.

"O&M"                    means operating and maintenance.

"Partial Outage"         means  the  outage of an  electric
                         generating   unit  or  plant   auxiliary
                         equipment which reduces the capability of the electric generating unit without causing a complete shutdown.

"Watt"                   means  the electric unit  of  real
                         power or rate of doing work. The rate of energy transfer equivalent to one ampere flowing due to an electrical pressure of one volt at unity power factor.

























                                                                   APPENDIX B

Summary of the
Consolidated Pro Formas of the
Panda Rosemary and
Panda Brandywine Power Projects




Prepared for:
Panda Energy International, Inc.


Prepared by:
ICF Resources Incorporated,
A Subsidiary of ICF Kaiser International


July 26, 1996




               This report was produced by ICF Resources Incorporated
           (ICF) in accordance with an agreement with Panda Energy International, Inc., who paid for its services in producing the report and this report is subject to the terms of that agreement. This report is meant to be read as a whole and in conjunction with this disclaimer. Any use of this report other than as a whole and in conjunction with this disclaimer is forbidden. Any use of this report, other than as provided for in ICF's agreement with Panda Energy International, is forbidden. This report may not be copied in whole or in part or distributed to anyone outside Panda Energy International without ICF's prior express and specific written permission.

               This report and information and statements herein are based in whole or in part on information obtained from various sources. ICF makes no assurances as to the accuracy of any such information or any conclusions based thereon. ICF bears no responsibility for the results of any actions taken on the basis of this Report.



                   CONSOLIDATED PRO FORMA


ICF Resources, Incorporated ("ICF"), a subsidiary of ICF Kaiser International, was retained by Panda Energy International ("Panda") on behalf of its subsidiary, Panda Interfunding Corporation (the "Company"), to create a consolidated summary of the pro forma financial projections (the "Consolidated Pro Forma") for the Panda-Rosemary cogeneration project (the "Rosemary Project") and the Panda-Brandywine cogeneration project (the "Brandywine Project") (collectively, the "Projects"). In preparing the Consolidated Pro Forma,ICF has relied on the independent reports described below of Burns & McDonnell, the independent engineer for the Rosemary Project, and of ICF and Pacific Energy Systems ("PES"), the independent consultant and independent engineer, respectively, for the Brandywine Project. This report describes the Consolidated Pro Forma and explains how it was derived.

Background

The Rosemary Project

The Rosemary Project is a 180 MW gas- and oil-fired cogeneration project operating in Roanoke Rapids, North Carolina. The Rosemary Project sells electricity to Virginia Electric and Power Company pursuant to a Power Purchase Agreement that expires on December 27, 2015.

Burns & McDonnell, the independent engineer for the Rosemary Project since 1988, has prepared pro forma financial projections (the "Rosemary Pro Forma"), which are presented in Panda-Rosemary Cogeneration Project Condition Assessment Report (the "Rosemary Engineering Report"). The Rosemary Engineering Report contains the primary assumptions underlying, and the conclusions drawn from, the Rosemary Pro Forma. ICF has reviewed the Rosemary Engineering Report only to the extent necessary to incorporate the results of the Rosemary Pro Forma in the Consolidated Pro Forma, and has made no independent investigation of the conclusions or the assumptions contained therein.

The Brandywine Project

The Brandywine Project is a 230 MW gas- and oil-fired cogeneration project under construction in Brandywine, Maryland. According to PES, construction was 85 percent complete as of June 15, 1996, and it is reasonable to expect the commencement of commercial operations by the end of September 1996. Beginning on the commercial operations date, the Brandywine Project will sell electricity to Potomac Electric Power Company pursuant to a 25-year Power Purchase Agreement.

ICF has prepared financial projections for Brandywine's operations (the "Brandywine Pro Forma"), which are presented in Independent Panda-Brandywine Pro Forma Projections (the "Brandywine Pro Forma Report"). As discussed more fully in the Brandywine Pro Forma Report, in preparing the Brandywine Pro Forma, ICF relied, among other things, on PES's report, Independent
Engineer's Report: Panda-Brandywine Cogeneration Project (the "Brandywine Engineering Report"). A more complete discussion of the assumptions underlying the Brandywine Pro Forma and the conclusions drawn therefrom are contained in the Brandywine Pro Forma Report.

Results

The attached table presents the Consolidated Pro Forma. The information set forth under Company Debt Service assumes the issuance of Pooled Project Bonds (the "Bonds") in an aggregate principal amount of $105.525 million, an interest rate of 11.625 percent and amortization over 16 years. Amounts for Trustee Fees, the NNW Interest (as defined below), and Interest from Company Reserves have been provided by the Company based on estimates of Trustee's fees provided by Bankers Trust Company, the requirements of the cash flow participation interest held by NNW, Inc. (the "NNW Interest"), and an assumed interest factor on Company reserves of 5 percent.

The operating cash flows prior to Project-level debt, as taken from the Rosemary Pro Forma and the Brandywine Pro Forma, are presented as the
Projects' "Total Operating Cash Flow."   In the first full calendar year after
issuance of the Bonds, the Projects have a Total Operating Cash Flow of approximately $41.3 million. This figure increases to over $74.5 million by 2005.

Project Debt Service and Additions to Reserves for the Projects are then subtracted from Total Operating Cash Flow to arrive at "Net Cash Available from Projects." After subtracting Trustee Fees and the NNW Interest and adding Interest from Company Reserves, the result is "Total Cash Flow Available for Company Debt Service." This figure is divided by the total debt service on the Bonds to arrive at the Company Coverage ratio. Company Coverage is at least 1.7 times Company Debt Service through the final maturity of the Bonds. The average Company Coverage ratio over the life of the Bonds is 1.9:1.

The Projects' consolidated debt service coverages are also provided in the Consolidated Pro Forma. Consolidated Coverage divides the Total Operating Cash Flow, less Additions to Reserves, less Trustee Fees and the NNW
Interest, plus Interest from Company Reserves, by the sum of the Company's and the Projects' debt service. Consolidated Coverage does not fall below 1.24 times the combined debt service of the Company and the Projects through the final maturity of the Bonds. The average Consolidated Coverage ratio over the life of the Bonds is 1.25:1.

                              Respectfully Submitted,

                              /s/ ICF Resources Incorporated

                                                                   Page 1 of 3
                        Consolidated Pro Forma for
                     Panda Brandywine and Panda Rosemary
                              ($ in thousands)


                                               Year Ended December 31

                                 1996   1997    1998    1999    2000     2001
                                 -----  -----   -----   -----   -----   -----
Operating Cash Flow
 Rosemary                       $10,902 $20,175 $20,721 $19,480 $19,835 $20,062
 Brandywine                       8,359  21,160  21,619  38,948  40,604  51,360
                                ------- ------- ------- ------- ------- -------
 Total Operating Cash Flow       19,261  41,335  42,340  58,428  60,439  71,422

Project Debt Service
 Rosemary(1)                      7,928  14,694  14,627  13,314  13,242  13,164
 Brandywine                         -     6,935   9,799  18,214  19,609  26,705
                                 ------  ------  ------  ------  ------  ------
 Total Project Debt Service       7,928  21,629  24,426  31,528  32,851  39,869

Additions to Reserves
 Rosemary                         (515)     280   (218)     547     648     743
 Brandywine                       1,317   2,628   5,876   2,943   5,014   3,658
                                 ------   -----  ------   -----   -----   -----
 Total Additions to Reserves        802   2,908   5,658   3,490   5,662   4,401

Net Cash Available
  from Projects                  10,531  16,798  12,256  23,410  21,925  27,151
 Less: Trustee Fees                (20)    (40)    (40)    (40)    (40)    (40)
 Less: NNW Interest                 (9)    (13)    (18)    (18)    (20)    (22)
 Plus: Interest from
  Co. Reserves                      247     543     485     773     743     900
                                 ------  ------  ------  ------  ------  ------
 Cash Flow for Co.
  Debt Service                   10,749  17,289  12,683  24,125  22,609  27,989

Company Debt Service (2)
 Principal Payments                 216     -       -     1,273     -     3,001
 Interest  Payments               6,815  12,242  12,242  12,206  12,094  12,010
                                  ------ ------  ------  ------  ------  ------
 Total Company Bonds
  Debt Service                    7,031  12,242  12,242  13,479  12,094  15,011

Coverage Ratios (3) (4)
 Company Coverage                  1.7x    1.8x    2.3x    1.8x    1.9x    1.9x
 Consolidated Coverage            1.31x   1.24x   1.24x   1.24x   1.24x   1.24x

-------------------------------------------------------
(1) Represents debt service for the year ended February 15 in the year immediately following the year presented.
(2) Represents debt service for the year ended February 20 in the year immediately following the year presented.
(3) Ratios are calculated net of capitalized interest of $617,449,, $2,421,348, $6,688,699, and $106,614 for 1996, 1997, 1998, and 2000
    respectively.
(4) In the event NNW were to prevail in its dispute with Panda Energy Corporation concerning the value of its Cash Flow Participation Interest in Rosemary, the Company Coverage Ratio would be projected to be maintained at a level of at least 1.7x in all years (except 1996, where the level would be 1.6x). In such event, the Consolidated Coverage Ration would be projected to be maintained at a level of 1.23x in all years (excluding, (i) 1996, where the level would be projected to be 1.28, (ii) 2006 where the level would be projected to be 1.22x; and (iii) 2012, where the level would be projected to be 1.69x).

                                                                   Page 2 of 3
                            Consolidated Pro Forma for
                       Panda Brandywine and Panda Rosemary
                               ($ in thousands)

                                                 Year Ended December 31

                                 2002    2003     2004    2005    2006    2007
                                -----    -----    -----   -----   -----  -----
Operating Cash Flow
 Rosemary                      $20,447  $20,976 $21,517 $22,079 $15,716 $14,859
 Brandywine                     51,899   52,462  52,327  52,453  53,382  56,718
                               -------  ------- ------- ------- ------- -------
 Total Operating Cash Flow      72,346   73,438  73,844  74,532  69,098  71,577

Project Debt Service
 Rosemary(1)                    13,058   12,943  12,825  12,669   8,710   8,534
 Brandywine                     27,590   28,140  28,343  28,672  28,630  29,534
                                ------   ------  ------  ------  ------  ------
 Total Project Debt Service     40,648   41,083  41,168  41,341  37,340  38,068

Additions to Reserves
 Rosemary                          855    1,021   1,165   (604)   1,301   1,260
 Brandywine                      1,817    1,083   1,244   3,633   4,303   1,718
                                 -----    -----   -----   -----   -----   -----
 Total Additions to Reserves     2,672    2,104   2,409   3,029   5,604   2,978

Net Cash Available
  from Projects                 29,025   30,251  30,267  30,161  26,155  30,530
 Less: Trustee Fees               (40)     (40)    (40)    (40)    (40)    (40)
 Less: NNW Interest               (26)     (28)    (27)    (58)    (60)    (57)
 Plus: Interest from
  Co. Reserves                     978    1,021   1,018     977     907   1,059
                                ------   ------  ------  ------  ------  ------
 Cash Flow for Co.
  Debt Service                  29,937   31,204  31,217  31,041  26,961  31,492

Company Debt Service (2)
 Principal Payments              4,828    6,369   7,121   7,788   6,139  10,506
 Interest Payments              11,609   11,004  10,242   9,395   8,538   7,700
                                ------   ------  ------   -----   -----  ------
 Total Co. Bonds
  Debt Service                  16,437   17,374  17,364  17,183  14,677  18,206


Coverage Ratios (3) (4)
 Company Coverage                 1.8x     1.8x    1.8x    1.8x    1.8x    1.7x
 Consolidated Coverage           1.24x    1.24x   1.24x   1.24x   1.24x   1.24x

                                                                   Page 3 of 3
                             Consolidated Pro Forma for
                      Panda Brandywine and Panda Rosemary
                               ($ in thousands)

                                             Year Ended December 31

                                 2008     2009    2010    2011    2012
                                 -----    -----   -----   -----   -----
Operating Cash Flow
 Rosemary                       $14,772  $14,227 $13,683 $13,560  $13,371
 Brandywine                      57,607   58,993  62,363  66,845   74,412
                                -------  ------- ------- -------  -------
 Total Operating Cash Flow       72,379   73,220  76,046  80,405   87,783

Project Debt Service
 Rosemary(1)                      8,352    8,154   7,946   7,772    7,565
 Brandywine                      30,718   31,628  33,989  35,665   41,937
                                 ------   ------  ------  ------   ------
 Total Project Debt Service      39,070   39,782  41,935  43,437   49,502

Additions to Reserves
 Rosemary                         1,218    1,184   1,177   1,188    1,203
 Brandywine                       2,351    2,387   3,693   6,010    2,386
                                  -----    -----   -----   -----    -----
 Total Additions to Reserves      3,569    3,571   4,870   7,198    3,589

Net Cash Available
  from Projects                  29,740   29,867  29,241  29,770   34,691
 Less: Trustee Fees                (40)     (40)    (40)    (40)     (40)
 Less: NNW Interest                (57)    (218)   (209)   (207)    (203)
 Plus: Interest from
  Co. Reserves                    1,016      996     954     993      318
                                 ------   ------  ------  ------   ------
 Cash Flow for Co.
  Debt Service                   30,660   30,604  29,946  30,517   34,766

Company Debt Service (2)
 Principal Payments              10,870   11,975  12,435  14,099    8,905
 Interest Payments                6,469    5,173   3,769   2,277      518
                                 ------   ------  ------  ------   ------
 Total Co. Bonds Debt Service    17,338   17,149  16,204  16,376    9,423

Coverage Ratios (3) (4)
 Company Coverage                  1.8x     1.8x    1.8x    1.9x     3.7x
 Consolidated Coverage            1.24x    1.25x   1.24x   1.24x    1.43x

                 ICF RESOURCES INCORPORATED

                    Officer's Certificate



           I, B. S. Venkateshware, Vice President of ICF Resources, Incorporated, DO HEREBY CERTIFY that:

           Except as set forth below, since July 25, 1996, to our knowledge, no event affecting our reports entitled "Independent Panda-Brandywine Pro Forma Projections" and "Summary of the Consolidated Pro Formas of Panda Rosemary and Panda Brandywine Power Projects" (the "Pro Forma Reports") or the matters referred to therein has occurred which makes untrue or incorrect in any material respect, as of the date hereof, any information or statement contained in the Pro Forma Reports or in the Prospectus relating to the offering of Pooled Project Bonds, Series A-1 due 2012 by Panda Funding Corporation (the "Prospectus") under the captions "Consolidating Engineer's Pro Forma Report" and "Independent Pro Forma Analysis-Brandywine" in the Prospectus Summary.

     ICF notes that since July 25, 1996, the following events have occurred:

     (i)   More recent fuel price projections are available.

     (ii) Virginia Power has announced in one case that it has reached an agreement to terminate a Power Sales Agreement (PSA) with a Qualifying Facility and replace that PSA with an agreement to purchase at market-based prices.

      ICF is currently assessing these events in connection with the Pro Forma Reports and is not presently able to determine the impact, if any, such events may have on the Pro Forma Reports and the information contained therein.


                     WITNESS my hand this 11th day of October, 1996.


                     By:  /s/  B. S. Venkateshwara
                     Name:  B. S. Venkateshwara
                     Title: Vice President

                                                               APPENDIX C




                                         PANDA - ROSEMARY COGENERATION PROJECT
                                                   CONDITION ASSESSMENT REPORT



                                                                           for



                                                           POTENTIAL INVESTORS


                                                              at the Request of



                                                       PANDA ENERGY CORPORATION




                                                        (SYMBOL OF PANDA LOGO)









                                                                      Burns
                                                                        &
                                                                    McDonnell



















                              [Burns & McDonnell Letterhead]


July 26, 1996



Mr. Bryan Urban
Panda Energy International, Inc.
4100 Spring Valley, Suite 1001
Dallas, TX  75244

                    Panda - Rosemary Cogeneration Project
                    Burns & McDonnell Project No. 94-443-4
                    --------------------------------------

Dear Bryan:

We are pleased to submit this Final Report for the Panda - Rosemary
Cogeneration project.   This document summarizes efforts by Panda Energy
Corporation and Burns & McDonnell to assess the conditions, operating history, and operating projections of the 180-MW Panda - Rosemary Cogeneration project on behalf of potential Project Investors.

Please feel free to call if you have any comments or questions.

                                         Sincerely,

                                         BURNS & MCDONNELL


                                         Gregory L. Mack, P.E.
                                         Project Manager



                                         Jeffrey J. Greig
                                         Senior Economist



                                         Melissa A. Yancey
                                         Project Analyst

cc: Pete Wright






                            TABLE OF CONTENTS
                                                             Page No.
PART I - EXECUTIVE SUMMARY
   Assumptions. . . . . . . . .. . . . . . . . . . . . . . . .   C-1
   Conclusions. . . . . . . . . . . . . . . . . . . . . . . . .  C-3


PART II - INTRODUCTION


PART III - FACILITY DESCRIPTION
   Project Site . . . . . . . . . . . . . . . . . . . . . . . .  C-8
   Mechanical Equipment and Systems . . . . . . . . . . . . . .  C-8
   Environmental Control Equipment. . . . . . . . . . . . . . .  C-9
   Electrical Intertie. . . . . . . . . . . . . . . . . . . . . C-11
   Site Visit . . . . . . . . . . . . . . . . . . . . . . . . . C-11


PART IV - OPERATING HISTORY
   Electric Power Production. . . . . . . . . . . . . . . . . . C-14
   Steam Production . . . . . . . . . . . . . . . . . . . . . . C-14
   Availability . . . . . . . . . . . . . . . . . . . . . . . . C-15
   Heat Rate. . . . . . . . . . . . . . . . . . . . . . . . . . C-16
   Qualifying Facility Compliance . . . . . . . . . . . . . . . C-18
   Environmental Compliance . . . . . . . . . . . . . . . . . . C-19
          Air Permit. . . . . . . . . . . . . . . . . . . . . . C-20
          Clean Air Act Amendments. . . . . . . . . . . . . . . C-20
          NPDES Permit. . . . . . . . . . . . . . . . . . . . . C-20
          Spill Prevention. . . . . . . . . . . . . . . . . . . C-20
   Forced Outages . . . . . . . . . . . . . . . . . . . . . . . C-21
   Major Maintenance Activities . . . . . . . . . . . . . . . . C-21
   Equipment and System Design Changes. . . . . . . . . . . . . C-22
          Freeze Protection . . . . . . . . . . . . . . . . . . C-22
          Transformers. . . . . . . . . . . . . . . . . . . . . C-23
          Corrosion Protection. . . . . . . . . . . . . . . . . C-23
          Chiller #2. . . . . . . . . . . . . . . . . . . . . . C-24
          Fire Protection . . . . . . . . . . . . . . . . . . . C-24
          Oil Conditioning. . . . . . . . . . . . . . . . . . . C-25
          Ultraviolet Protection. . . . . . . . . . . . . . . . C-25
          Chemical Feed Lines . . . . . . . . . . . . . . . . . C-25



                            TABLE OF CONTENTS
                              (continued)

                                                                Page No.

PART IV - OPERATING HISTORY (continued)
            Automatic Generation Control . . . . . . . . . . . . C-25
      O&M Contractor . . . . . . . . . . . . . . . . . . . . . . C-26
      Training Program . . . . . . . . . . . . . . . . . . . . . C-26


PART V - EQUIPMENT ASSESSMENT
      Operating Condition. . . . . . . . . . . . . . . . . . . . C-27
      Major Maintenance and Overall Programs . . . . . . . . . . C-28
      Equipment Replacement Program. . . . . . . . . . . . . . . C-28


PART VI - PROJECTED PLANT PERFORMANCE
      Capacity . . . . . . . . . . . . . . . . . . . . . . . . . C-30
             Capacity and Heat Rate Degradation. . . . . . . . . C-30
      Dispatch . . . . . . . . . . . . . . . . . . . . . . . . . C-32
      Availability . . . . . . . . . . . . . . . . . . . . . . . C-32
      Heat Rate. . . . . . . . . . . . . . . . . . . . . . . . . C-32
      Annual Operation and Maintenance Costs . . . . . . . . . . C-35
      Major Maintenance Programs and Costs . . . . . . . . . . . C-35
      Equipment Replacement Provisions . . . . . . . . . . . . . C-36
      Overall Economic Life. . . . . . . . . . . . . . . . . . . C-36
             Steam Turbine Rankine Cycle . . . . . . . . . . . . C-37
             Combustion Turbines Brayton Cycle . . . . . . . . . C-37


PART VII - FINANCIAL ASSESSMENT OF PROJECT
      Power Purchase Agreement . . . . . . . . . . . . . . . . . C-39
      Factors Affecting Project. . . . . . . . . . . . . . . . . C-39
             Effective Operating Service Life of the Project . . C-39
             Expected Rates for Capacity and Energy. . . . . . . C-39
             Expected Dispatch of the Project. . . . . . . . . . C-44
             Zero Dispatch Case. . . . . . . . . . . . . . . . . C-44
             Expected Operating Performance. . . . . . . . . . . C-44
                     Project Capacity. . . . . . . . . . . . . . C-47
                     Project Heat Rate . . . . . . . . . . . . . C-47
                     Project Fixed Operating Costs . . . . . . . C-48
                     Project Variable Operation and
                        Maintenance Expenses . . . . . . . . . . C-49
                     Project Overhaul Requirements . . . . . . . C-49
                     Project Steam/Chilled Water Sales and
                        Costs. . . . . . . . . . . . . . . . . . C-49
              Expected Fuel Costs. . . . . . . . . . . . . . . . C-49
      Conclusion . . . . . . . . . . . . . . . . . . . . . . . . C-52
      Statement of Limiting Conditions . . . . . . . . . . . . . C-52





                           TABLE OF CONTENTS
                              (continued)

                                                                Page No.
PART VIII - CONCLUSIONS
      Project Condition . . . . . . . . . . . . . . . . . . . . . C-55


EXHIBIT A - PROJECT PRO FORMA


EXHIBIT B - PROJECT PRO FORMA FOR ZERO DISPATCH



                         LIST OF TABLES
Table No.                                                        Page No.

        PART I - EXECUTIVE SUMMARY
  I-1   Summary of Project Debt Coverage Ratios. . . . . . . . . . C-5


        PART IV - OPERATING HISTORY
  IV-1  Panda-Rosemary Project Operating History . . . . . . . . . C-14
  IV-2  Project Availability History . . . . . . . . . . . . . . . C-16
  IV-3  Annual Average Heat Rate . . . . . . . . . . . . . . . . . C-16
  IV-4  Average Fired Hours Per Start. . . . . . . . . . . . . . . C-17
  IV-5  History of Qualifying Facility Status. . . . . . . . . . . C-19


        PART V - EQUIPMENT ASSESSMENT
  V-1   Comparison of Manufacturers' Recommendations with 10 Year
        Plan Maintenance Activities for Major Pieces of Rotating
        Equipment. . . . . . . . . . . . . . . . . . . . . . . . . C-29


        PART VI - PROJECTED PLANT PERFORMANCE
  VI-1  Historical Capacity Test Results. . . . . . . . . . . . . . C-30
  VI-2  Results of Heat Rate Review . . . . . . . . . . . . . . . . C-33


        PART VII - FINANCIAL ASSESSMENT OF PROJECT
  VII-1 Contractual Capacity Charges . . . . . . . . . . . . . . . . C-40
  VII-2 Summer and Winter Gas Energy Charges . . . . . . . . . . . . C-42
  VII-3 Dispatch Assumptions . . . . . . . . . . . . . . . . . . . . C-45
  VII-4 Fuel Cost Assumptions. . . . . . . . . . . . . . . . . . . . C-50
  VII-5 Summary of Project Debt Coverage Ratios. . . . . . . . . . . C-53
  VII-6 Summary of Project Debt Coverage Ratios, Zero Dispatch
           Option. . . . . . . . . . . . . . . . . . . . . . . . . . C-54




                          LIST OF FIGURES


Figure No.                                                          Page No.

         PART III - FACILITY DESCRIPTION
  III-1  Panda-Rosemary Simplified Process Diagram. . . . . . . . .  C-10
  III-2  Panda-Rosemary Electrical Interconnections- One
           Line Diagram. . . . . . . . . . . . . . . . . . . . . . . C-12
  III-3  Panda-Rosemary Project Site Plan. . . . . . . . . . . . . . C-13


        PART VI - PROJECTED PLANT PERFORMANCE
  VI-1  Heavy-Duty Gas Turbine Degradation as a Function
            of Total Factored Hours. . . . . . . . . . . . . . . . . C-31


        PART VII - FINANCIAL ASSESSMENT OF PROJECT
  VII-1 Contractural Capacity Charges . . . . . . . . . . . . . . . . C-41
  VII-2 Summer and Winter Gas Energy Charges. . . . . . . . . . . . . C-43
  VII-3 Dispatch Assumptions. . . . . . . . . . . . . . . . . . . . . C-46
  VII-4 Fuel Cost Assumptions . . . . . . . . . . . . . . . . . . . . C-51






                             PART I
                        EXECUTIVE SUMMARY
This Report includes, among other things, a review and assessment of the 180-MW Panda-Rosemary cogeneration project (the "Project") and its facility (the "Facility"), the Facility's equipment and operating condition, its operating history, the significant Project agreements and projections of revenues, expenses and debt service coverage for the Facility for the period that the First Mortgage Bonds due 2016 (the "Bonds") proposed to be issued by a finance subsidiary of the Panda-Rosemary Partnership (the "Partnership") are scheduled to be outstanding. Burns & McDonnell provides a variety of professional and technical services in the fields of engineering, architecture, planning, economics and environmental sciences. Our project work includes studies, design, planning, construction and construction management for electric power generation and transmission facilities as well as for waste management, water treatment, airport, and other transportation infrastructure facilities. Burns
& McDonnell has been involved with the Facility since 1989.

In the preparation of this Report and the opinions contained herein, Burns & McDonnell made certain assumptions with respect to conditions that may exist or events that may occur in the future. Although Burns & McDonnell believes those assumptions to be reasonable for the purposes of this Report, they are dependent upon future events, and actual conditions may differ from those assumed. In addition, Burns & McDonnell used and relied upon certain information provided to us by sources that we believe to be reliable. Burns & McDonnell believes the use of such information and assumptions is reasonable for the purposes of this Report. However, some assumptions may prove to be inaccurate, perhaps materially, due to unanticipated events and circumstances. To the extent that actual future conditions differ from those assumed in this Report or provided to us by others, the results will vary from those forecast. This Report summarizes our work up to the date hereof. Thus, changed conditions occurring or becoming known after this date could affect the material presented to the extent of these changes.

Burns & McDonnell has relied upon projections of the Facility's dispatch profile and fuel costs over the term of the Power Purchase Agreement prepared by ICF Resources Incorporated ("ICF"). Based on ICF's experience in undertaking similar analyses, Burns & McDonnell believes that the use of ICF's dispatch profile and fuel cost projections is reasonable for the purposes of this Report.

ASSUMPTIONS

The principal assumptions made in developing the projected operating results are as follows:

     1. We have made no determination as to the validity and enforceability of any contract, agreement, rule or regulation applicable to the Facility and its operations. For purposes of this Report, we have assumed that all such contracts, agreements, rules and regulations will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

     2. The operator under the Operations and Maintenance Agreement (the "Operator") will operate the Facility as currently required under such agreement.

     3. The Operator will maintain the Facility in accordance with good engineering practice, and make all required equipment renewals and replacements in a timely manner.

     4. The Operator will employ qualified and competent personnel who will properly operate the equipment in accordance with the manufacturers' recommendations and good engineering practice and will generally operate the Facility in a sound and businesslike manner.

     5. Inspections, overhauls, repairs and modifications have been and will continue to be planned for and conducted in accordance with manufacturers' recommendations and with special regard for the need to monitor certain operating parameters to identify early signs of potential problems.

     6. All permits and approvals necessary to operate the Facility will remain in full force and effect.

     7.   Long-term fuel costs will equal the projections prepared by ICF.

     8. The Facility will be dispatched as projected by ICF, except that ICF's dispatch projections have been increased by 400 hours annually in 1996-1997, 500 hours annually in 1998-2002, and 600 hours annually in 2003-2015 to reflect hours that we project the Facility will be dispatched using gas supplied by Virginia Electric Power Co. Under these assumptions, dispatch is projected to increase from 1,144 equivalent full load hours in 1997 to 4,216 equivalent full load hours in 2005. After 2005, dispatch is projected to decrease steadily to 3,201 equivalent full load hours in 2010, and thereafter to stay relatively constant through 2015.

     9. Thermal energy in the form of steam and chilled water will be exported from the Facility, operating in the cogeneration mode, to Bibb's facility such that the useful thermal energy, as defined under PURPA and the regulations promulgated thereunder, will be sufficient to maintain the Facility's QF status. The Partnership will continue to absorb an annual operating loss on the sale of steam and chilled water over the life of the Facility.

     10. Steam and chilled water sales to Bibb will remain constant at 50,000 lbs/hr for 7,800 hours per year and 1,010 tons/hr for 4,000 hours per year, respectively.

     11. Operating costs, including fixed fuel transportation and operating and maintenance and other administrative costs, will equal those estimated by the Partnership. The fixed operating cost forecast reflects an annual 3.0% escalation for most cost components. The exceptions include property taxes, Facility maintenance costs, and firm gas transportation costs. The property tax estimate is decreased 3.0% annually to reflect a declining asset value. The general maintenance and repair costs are escalated at a rate of 8.0% per year due to an increase in anticipated maintenance and repair.

          The additional maintenance allowance component of Facility maintenance costs is held constant.

     12. By August 1996, the Partnership expects to convert its existing fixed fuel transportation agreement with Transco to a new agreement that will permit the release of pipeline transportation capacity when not required by the Facility. The benefits of capacity released and bundled sales of pipeline capacity and gas sales are estimated to result in a 50% return of firm gas transportation costs for 1800 MMBtu/d of the Facility's contracted capacity of 3075 MMBtu/d.

     13.  The original principal amount of the bonds will be $111,400,000.

     14. The projected annual interest rate on the Bonds outstanding upon their initial date of issuance (the "Issue Date") will be 8.63.

     15. On the Issue Date, the Debt Service Reserve Fund will be funded at $8,090,714 and thereafter will be maintained at adequate levels throughout the Bonds' repayment period. The Debt Service Reserve fund will earn interest at a rate of 5% per year.

     16. The Partnership will not be required to establish or maintain any balance in the Property Tax Fund.

     17. The actual amortization schedule of the Bonds will be as provided by the Partnership.

CONCLUSIONS

Set forth below are the principal conclusions that we have reached with respect to the technical, economic and environmental aspects of the Facility. For a complete understanding of the estimates, assumptions and calculations upon which these conclusions are based, this Report should be read in its entirety. On the basis of our review and analysis of the Facility and the assumptions set forth in this Report, we conclude that:

     1. The technology incorporated in the Facility is a sound, proven method of generating electric and thermal energy and incorporates commercially proven technology. The design, operation and maintenance of the Facility implemented by the Partnership and the Operator were developed and have been implemented in accordance with good engineering practices and generally accepted industry practices and have taken into consideration existing and proposed environmental and permit requirements applicable to the Facility. The Independent Engineer knows of no significant technical problems relating to the Facility that should be of concern to potential investors.

     2. The Facility is in good condition and has a competent, conscientious operation and maintenance staff that has developed a long-term Facility maintenance program that is consistent with the manufacturers' recommendations and generally-accepted practices within the electric power generation industry.

     3. The Facility will have an expected operating service life well beyond the term of the Power Purchase Agreement if properly operated and maintained, consistent with current practices.

     4. The Partnership has obtained and maintained in full force and effect the key environmental permits and approvals required from the various federal, state and local agencies that are currently necessary to operate the Facility.

     5. The basis for the Partnership's estimates of the cost of operating and maintaining the Facility is reasonable. The expense projections prepared by the Partnership and based on projected levels of dispatch appear adequate to account for the variable operation and maintenance expenses. The budgeted allowance for overhauls should be increased from $220 to $260 per fired hour.

     6. The Facility's heat rate will average 9,100 Btu/kWh (HHV) over the remaining initial term of the Power Purchase Agreement.

     7. Table I-1 on the following page summarizes the projected revenues and expenditures and debt coverage ratios of the Project based upon the issuance of the Bonds and the refinancing plan submitted to us by the Partnership. Projected revenues from the sale of thermal energy and electricity and other income are adequate to pay annual operations and maintenance expenses (including provision for major maintenance), fuel costs, and other operating expenses and provide a minimum annual debt service coverage on the Bonds of 1.37:1 and an average debt
          service coverage over the outstanding term of the   Bonds of 1.66:1,
          as shown on Table I-1.

                                   Table I-1
                   SUMMARY OF PROJECT DEBT COVERAGE RATIONS
                      Panda-Rosemary Cogeneration Project

                                              Pre-Tax     Total        Debt
                  Total          Total       Operating  Debt Service  Coverage
    Year         Revenues       Expenses      Cashflow     Costs       Ratio
   -----       -----------     ----------   ----------- ------------  --------

 7/96-12/96[1]    $15,633,000   $ 4,731,000   $10,902,000   $ 7,928,000   1.38
    1997          $30,151,000   $ 9,976,000   $20,175,000   $14,694,000   1.37
    1998          $32,288,000   $11,567,000   $20,721,000   $14,627,000   1.42
    1999          $32,670,000   $13,190,000   $19,480,000   $13,314,000   1.46
    2000          $34,377,000   $14,542,000   $19,835,000   $13,242,000   1.50
    2001          $36,189,000   $16,127,000   $20,062,000   $13,164,000   1.52
    2002          $38,456,000   $18,009,000   $20,447,000   $13,058,000   1.57
    2003          $41,244,000   $20,268,000   $20,976,000   $12,943,000   1.62
    2004          $44,549,000   $23,032,000   $21,517,000   $12,825,000   1.68
    2005          $48,512,000   $26,433,000   $22,079,000   $12,669,000   1.74
    2006          $42,050,000   $26,334,000   $15,716,000   $ 8,710,000   1.80
    2007          $41,179,000   $26,320,000   $14,859,000   $ 8,534,000   1.74
    2008          $41,128,000   $26,356,000   $14,772,000   $ 8,352,000   1.77
    2009          $40,751,000   $26,524,000   $14,227,000   $ 8,154,000   1.74
    2010          $40,249,000   $26,746,000   $13,683,000   $ 7,946,000   1.72
    2011          $41,487,000   $27,927,000   $13,560,000   $ 7,772,000   1.74
    2012          $42,623,000   $29,252,000   $13,371,000   $ 7,565,000   1.77
    2013          $43,969,000   $30,732,000   $13,237,000   $ 7,328,000   1.81
    2014          $45,459,000   $32,403,000   $13,056,000   $ 7,042,000   1.85
    2015          $47,137,000   $34,288,000   $12,849,000   $ 6,356,000   2.02

  Average coverage over the term of the Bonds is 1.66:1.

  [1] Reflects one-half year of operations following the planned debt refinancing in July 1996.


                                   PART II

                                INTRODUCTION


The Panda-Rosemary Cogeneration Project (Project) is a 180-MW combined cycle cogeneration plant located in Roanoke Rapids, North Carolina. Burns & McDonnell has been involved with the Project since the initial development of the Project in 1988. Burns & McDonnell's responsibility throughout the development, financing, construction, start-up, and operation of the Project has been to serve as independent engineer to Project investors. Burns & McDonnell was originally retained by Heller Financial as their independent engineer for a $6 million subordinated bridge loan. This bridge loan was necessary to continue Project development efforts required to meet an aggressive construction loan closing schedule. Based upon the Project economics and the technical input provided by Burns & McDonnell, Heller Financial provided the bridge loan despite the fact that key Project development activities, such as the air permit, were not yet complete. As anticipated, development activities were eventually completed and long- term Project financing was placed through The Fuji Bank.

Since 1989, Burns & McDonnell has served as independent engineer for The Fuji Bank. Throughout Project design, construction, start-up, and six years of operation, Burns & McDonnell has continuously provided independent engineer services to the Project lenders. These services have included:

     - Monthly site visits and preparation of monthly progress reports during Project construction and start-up activities.

     - Participation in Project performance test activities to confirm that actual Project performance met or exceeded guarantees included in the turnkey construction contract.

     - Review of Project spare parts inventories and planned maintenance activities in comparison with generally-accepted industry practices.

     - Additional efforts following commercial operation of the Project have included:

          -    review of monthly operating reports

          -    annual site visits

          -    preparation of annual reports to assess the Project

Most recently, Burns & McDonnell has been retained to provide independent engineer services for potential investors in the Project refinancing.

During February 1996, Burns & McDonnell conducted a Project site visit. The primary purpose of this site visit was to assess recent Project condition, operations and maintenance activities, and to report any observed deficiencies that could potentially have a detrimental impact upon existing or future Project investors. The following report is based on Burns & McDonnell's long association with the Project, the February 1996 site visit, and recent telephone conversations with the Project participants, permitting agencies and others.



                                 PART III

                          FACILITY DESCRIPTION

PROJECT SITE

The Panda-Rosemary Project is a nominal 180-MW combined cycle, intermediate-load cogeneration plant located in Roanoke Rapids, North Carolina. It is located adjacent to the Bibb Company which is the Project's thermal host. The Project commenced commercial operation on December 27, 1990. The Project is presently operated by University Technical Services under contract to Panda-Rosemary.

MECHANICAL EQUIPMENT AND SYSTEMS

The Project consists of two combustion turbines, each with a heat recovery steam generator (HRSG). The facility also has one steam turbine along with two auxiliary boilers, two absorption chillers, and miscellaneous equipment.

Combustion turbine No. 1 is a General Electric (GE) PG7111(EA) ("Frame 7").
Its nominal output is 83.5 megawatts. The first Frame 7 combustion turbines were commercially available in 1984. Combustion turbine No. 2 is a General Electric (GE) PG6541(B) ("Frame 6"). Its nominal output is 38.3 megawatts.
The first Frame 6 combustion turbines were introduced in 1978. Both combustion turbines use natural gas as a primary fuel and No. 2 distillate fuel as a backup. Both combustion turbines are capable of on-line fuel changes such that potential fuel switch outages may be avoided.

HRSG No. 1 receives exhaust from the Frame 7 combustion turbine. It is a three-pressure HRSG manufactured by Nooter Erikson. The high-pressure section of the boiler operates at 1,455 psig and has a steam flow capacity of 265,540 pounds per hour. The intermediate-pressure section operates at 215 psig and the low pressure section operates at 25 psig. The HRSG connected to the Frame 6 combustion turbine (Unit No. 2) is also a three-pressure HRSG manufactured by Nooter Erikson. The three pressures of HRSG No. 2 are the same as those listed for Unit No. 1. The highpressure steaming capacity of HRSG No. 2 is 130,470 pounds per hour.

The Project has one Asea Brown Boveri (ABB) "VAX" steam turbine. It has an output of 60 megawatts. The high pressure and low pressure sections of the turbine are split and operate at different speeds. The high pressure steam turbine rotor and generator are coupled with a reducing gear while the low pressure steam turbine rotor and generator are direct coupled. The turbine has two controlled extractions at 200 and 40 psig and has a single 200 psig controlled induction.

Two auxiliary boilers are on-site. These boilers supply steam to the thermal host while the Project is not dispatched to Virginia Electric and Power Company (VEPCO). The auxiliary boilers were manufactured by ABCO Industries, Inc.
They have the capacity to produce an annual average 65,000 pounds of steam per hour at 150 psi.

The Project has two 1,000-ton absorption chillers manufactured by York International. These chillers supply chilled water to the thermal host. Each absorption chiller has a chilled water flow of 240 gpm at a cold water outlet temperature of 45 degrees F.

For the reader's convenience and enhanced understanding of Project operations, a simplified Process Flow diagram is shown in Figure III-1. Natural gas is transported to the facility via three pipeline systems interconnected to a 10-mile dedicated pipeline owned by the Project. These redundant gas interconnections provide flexibility and added assurance of gas supply should problems evelop in any of the pipeline systems.

The Project is also capable of operating on fuel oil during times when natural gas is curtailed. Fuel oil is transported to the Project by trucks. The Project has two million gallons of onsite fuel oil storage capacity capable of operating the Project at full load for 168 hours. This fuel oil storage capacity was installed by Panda to conform to requirements included in the Power Purchase Agreement.

The condensate system consists of a 100,000-gallon demineralized water tank, a 100,000-gallon condensate storage tank, and an online conductivity meter for determining condensate return quality. The operator may close the condensate return valve when the conductivity meter indicates the return condensate quality is unacceptable.

Bibb typically returns good-quality condensate. However, Bibb returns only about 10 percent of the condensate from the steam it receives from Panda. Panda uses on-site water treatment equipment to produce demineralized water required as make-up to the HRSG's.

ENVIRONMENTAL CONTROL EQUIPMENT

The Project has several environmental control features including the following:

      - Combustion turbines equipped with water injection capability for NOx control.

      -    A berm around each fuel oil tank for spill containment.

      - Silencers installed in the relief valve stacks for noise attenuation.

      -    An oil-water separator for wastewater treatment.



                               FIGURE III-1

                              PANDA-ROSEMARY

                             SIMPLIED PROCESS

                                 DIAGRAM





        - Sanitary water treatment for pH control in a neutralization tank before it is discharged. No hazardous waste is produced on the site.

Panda and Burns & McDonnell know of no soil or groundwater contamination.

ELECTRICAL INTERTIE

The Project ties into the VEPCO grid system. The Project intertie with VEPCO is rated 300 MVA at 230 kV. The interconnection point is the 230 kV underground cable termination structure (205704) located inside the Project's substation. See Figure III-2 for the electrical interconnection one-line. Note that North Carolina Power (NCP) is an operating utility in the VEPCO system and they are considered to be the same entity in this report.

SITE VISIT

Burns & McDonnell conducted a site visit on February 29, 1996. Figure III-3 is a site plan. Photographs from the site visit are also included.



                             FIGURE III-2

                           PANDA-ROSEMARY

                     ELECTRICAL INTERCONNECTIONS

                           ONE-LINE DIAGRAM






                  HAWKER SIDDELEY POWER ENGINEERING INC.

                               PLOT PLAN

                       PANDA-ROSEMARY CORPORATION

                  BIBB ROSEMARY COGENERATION FACILITY





                                 PART IV

                            OPERATING HISTORY

The operating history of the Project is summarized in Table IV-1.


                                 TABLE IV-1
                     PANDA-ROSEMARY PROJECT OPERATING HISTORY


                                   1991      1992     1993     1994     1995
                                 --------   ------   ------   ------  -------
Total Hours Dispatched              1,174      377      324      764    2,224
Total Electricity Produced (MW)   129,042   44,759   31,938   76,652  234,866
Summer Dependable Capacity (MW)       161      161      165      165      165
Winter Dependable Capacity (MW)       192      198      198      198      198
Forced Outage Days                     12        1       16       12       18
Total Steam Produced (1,000 lbs)  330,832  377,940  429,915  364,786  291,170
Total Chilled Water Produced
  (1,000 ton-hrs)                   N/A      4,028    3,694    4,123    4,069



ELECTRIC POWER PRODUCTION

The dispatch hours for 1994 were greater than the previous two years due primarily to an amendment to the Power Purchase Agreement (PPA). Panda negotiated this amendment to the PPA as a means of increasing dispatch hours which allows equipment exercising to be increasingly conducted while on-line.

During 1995, the Project was dispatched for 2,224 hours. A fueling arrangement Included in a 1993 amendment to the PPA provided specific provisions for the Project to use natural gas provided directly from VEPCO. VEPCO had two extended forced outages at their other gas fired plants, which resulted in gas being redirected to the Project. These two forced outages were caused by unusual problems with major components at VEPCO's facilities. For planning purposes, these extended outages by VEPCO are not anticipated in the future. Approximately 54 percent of the total dispatch hours in 1995 were due to this fuel arrangement contained in the amendment. Approximately 1,0002,000 dispatched hours would have been normal for 1995 based on typical conditions.

STEAM PRODUCTION

The Bibb Company (Bibb) is the Project's thermal host. Bibb is a major manufacturer of terry cloth towels. Bibb's Rosemary mill currently produces approximately thirty percent of the terry cloth towels produced in the United States. Steam and chilled water required by Bibb are supplied by the Project.

Steam and chilled water sales to Bibb are required to satisfy the requirements of the Public Utilities Regulatory Policy Act (PURPA) as described further below under the heading "Qualifying Facility Compliance". The amount of steam produced in the HRSGs considered for PURPA requirements during 1995 was 88,852 klb. The total exported steam summarized in Table IV-1 includes both extraction steam and steam produced by the auxiliary boilers. Bibb also purchases chilled water for its Rosemary Complex textile mill. Chilled water is derived from steam through the use of absorption chillers. While the steam and chilled water sales contract between Panda and Bibb has no "minimum take" requirement, Bibb is obligated to purchase all of its steam and chilled water requirements from the Project.

In the event Bibb discontinued operations, Panda would need to either find a new steam host, install a self-performing steam host, or have the Project reclassified as an Exempt Wholesale Generator (EWG). Since the Bibb plant is a major manufacturer of terry cloth towels, it is unlikely the plant will discontinue operations under its current ownership or with future ownership.

In the event the Project's steam host did discontinue operations, two other potential steam hosts in Roanoke Rapids include Champion Paper and Halifax Paperboard. Although it is technically feasible to deliver steam to these facilities, a relatively long steam pipeline directed through town would be required. This would present additional economic and sociologic challenges to the Project. As an alternative, Panda may build a distilled water plant or a similar facility to replace Bibb as the steam host. This would allow the Project to continue operation as a Qualifying Facility under PURPA.

Panda currently has a water distillation plant as the thermal host at their Brandywine, MD facility. Because Panda has complete control over the steam production and usage, PURPA requirements can be met without sacrificing heat rate on output performance.

The Brandywine distilled water plant process uses steam from the Project to evaporate effluent water into a vapor. Vapor released from the liquid is condensed in a water-cooled condenser to produce distilled water. A complete installed distilled water plant budget price for the Rosemary facility would be approximately $2,000,000. This cost estimate appears reasonable for this type of facility.

Burns & McDonnell believes Bibb will remain a viable steam host into the foreseeable future. However, if they discontinue operations of the facility, the Project has a sufficient back-up plan in the form of a distilled water facility that is viable and cost effective.

AVAILABILITY

The facility was dispatched to VEPCO for 137 days during 1995. There were 18 forced-outage days declared and 26 scheduled maintenance-outage days declared.

The following table summarizes the information reported by Panda to the National Electric Reliability Council - Generating Availability Data System (NERC-GADS):

                                       TABLE IV-2
                            PROJECT AVAILABILITY HISTORY

                                   1991      1992      1993     1994     1995
                                 --------   -------   ------   ------  -------
Dispatched MWh                    129,052    45,056   31,930   76,652  234,866
Period Hours                        8,760     8,760    8,760    8,760    8,760
Forced MWh                         23,908     3,857   60,357   44,193   23,890
Unavailable MWh                   148,534   122,844  164,828  133,619  141,719
Hours Unavailable                   906.1     776.2    949.4    768.4    818.9
Capacity Factor                     7.56%     2.88%    1.98%    6.60%   14.56%
Equivalent Forced Outage Rate       1.40%     0.25%    3.75%    3.80%    1.48%
Equivalent Availability            91.29%    92.14%   89.76%   88.50%   91.22%
Availability                       90.64%    91.16%   89.13%   88.36%   90.65%




HEAT RATE

Hawker Siddely, the turnkey construction contractor, guaranteed the facility would have a heat rate of 7,936 Btu/kWh (LHV) at full load, burning natural gas, at an ambient temperature of 90 degrees F. This equates to a higher heating value (HHV) heat rate of 8,809 Btu/kWh. Hawker Siddeley achieved its performance guarantees during initial performance tests of the Project.

The contract heat rate as determined by the PPA is 8,900 Btu/kWh (HHV). The weighted average heat rate for the Project, including start-ups and shut-downs, is summarized in Table IV-3. The Project heat rates included in Table IV-3 do not include a credit for thermal production of steam.


                                TABLE IV-3
                          ANNUAL AVERAGE HEAT RATE


                      Year                 Btu/kWh (HHV)
                    -------              ----------------
                     1991                   9,024
                     1992                   9,290
                     1993                   9,550
                     1994                   9,459
                     1995                   9,652



The actual heat rate of the Project has historically been greater than the construction contract guaranteed heat rate. There are several factors that contribute to this. First and foremost, the construction contract guaranteed heat rate should be viewed in the proper context. The heat rate guarantee of 8,809 Btu/kWh (HHV) represents an achievable Project heat rate for full load, steady state conditions with all equipment in "as new" condition. Second, normal day-to-day operation of the Project has varied substantially from these conditions with the plant being operated as a peaking facility with numerous starts and stops and with the Frame 6 (highest heat rate) being dispatched on-line for nearly twice the number of hours as the Frame 7 (lowest heat rate), partially due to equipment availability and PURPA efficiency requirements. The thermal efficiency of a combined cycle unit is lower during the start-up period than when operating at full load. As a result, more hours of full load operation and longer run times between starts would improve annual heat rate. Table IV-4 illustrates the average fired hours per start over the history of the Project.


                               TABLE IV-4
                      AVERAGE FIRED HOURS PER START

                        1992       1993        1994         1995
                      -------    -------     -------      --------
Frame 6                  17         26          30           19
Frame 7                  27         11          10           11
Plant Average            22         17          18           15



The pattern of dispatch by VEPCO has require numerous start-ups and shut-downs during the past three years. This has caused an increase in the heat rate during this time period. All other variables constant, if the dispatch pattern by VEPCO is modified to schedule more hours per start, the heat rate of the Project would improve. According to our estimate, a heat rate improvement of 1.6 percent may be realized if the hours per start are increased from 20 to 50. It is unlikely the hours per start will be any less than what has been experienced recently.

The PPA allows VEPCO to dispatch the Project at full load with both combustion turbines or to use the Frame 6 or Frame 7 separately. The Frame 7 is more efficient than the Frame 6. As a result the overall Project heat rate will improve as the Frame 7 is operated more often. The more efficient Frame 7 combustion turbine was unavailable at times during 1993 and 1994 due to problems with certain power transformers. During this period, the Project operated its Frame 6 gas turbine which increased the average heat rate. In addition, during 1994 and 1995, additional hours of only Frame 6 operation were incurred in connection with Owner Requested Generation (ORG) runs necessary to meet certain PURPA requirements. (See "Qualifying Facility Compliance" section).

During 1994 and 1995, the Frame 7 operated 38 percent of the total fired hours of both units. If the number of hours of operation had been equal between the two machines, Burns & McDonnell would expect the heat rate to improve. According to our estimate, if the Frame 7 would have been used for the same number of hours as the Frame 6, a 3 to 4 percent heat rate improvement would have been realized during the last two years.

Generation load also affects heat rate. The design heat rate was calculated at full load output. Unit efficiency decreases as the output from the unit decreases. Therefore, to realize the best heat rate possible for the Project, the optimum operation is both the Frame 6 and Frame 7 together at full load.

VEPCO implemented Automatic Generation Control (AGC) in 1995. The purpose of AGC was to use the help of computers to enhance economic dispatch of the entire VEPCO system. During 1995 under AGC, the facility was ramped from full load to minimum load and back to full load at the maximum ramp rate as often as seven times in one hour. The PPA requires Panda to achieve a load ramp rate of 16 MW/min. Panda has indicated most VEPCO power purchase agreements are much less stringent with load ramp rates typically in the range of 5 MW/min.

Excessive load ramp rates are not consistent with prudent utility practices and are detrimental to heat rate optimization. Panda has discussed this issue with VEPCO and is optimistic less severe load ramp rates can be negotiated in accordance with prudent utility practices. As an electric utility, VEPCO should understand Panda's concerns regarding load ramp rates. Panda is optimistic VEPCO will therefore be willing to reach agreement on this issue.

QUALIFYING FACILITY COMPLIANCE

The Public Utilities Regulatory Policies Act (PURPA) of 1978 established certain criteria which must be met before facilities such as the Project may be deemed as a Qualifying Facility (QF) as defined under PURPA. As a QF, the Project may generate and sell electric power under legal constraints that are far less stringent than those for electric utilities such as VEPCO. The Federal Energy Regulatory Commission has jurisdiction over all QFs.

To maintain status as a QF under PURPA regulations, the Project must meet minimum annual requirements for thermal output and efficiency. For any QF, thermal output must be at least 5 percent of the total energy output of the facility.

PURPA defines thermal output as that useful cogenerated thermal energy delivered to the host facility while the Project is being dispatched. For the Project, we estimate thermal efficiency as follows:


                (Send-Out Steam, lbs)(1,094 Btu/lb) + (Send-Out Chilled
     Thermal              Water, Tons Hrs)(12,000 Btu/Ton Hr)
                    -----------------------------------------------
     Output =               Net Thermal and Electrical Output

PURPA also requires the Project to meet an efficiency standard ("FERC Efficiency") of at least 45 percent (Note: This standard is at least 42.5 percent if the project produces more than 15 percent thermal output). FERC Efficiency is defined under the regulations as the useful electric output plus half the useable thermal energy output divided by the lower heating value of fuel input for any calendar year.

 FERC          (Useful Net Electric Output) + (one-half)(Useful Thermal Output)
                 ---------------------------------------------------------
 Efficiency =                  Energy Input

Thermal Output and FERC Efficiency calculations are based upon operating results while the Project is being dispatched to provide electric power to the utility. The operation of the auxiliary boilers, therefore, has no impact upon the calculations. Also, thermal and electrical energy sold or purchased by the Project while the Project is not being dispatched has no impact on the above calculations.

Another important criteria is that the Project must meet PURPA requirements based only upon annual operating results. If the Project is unable to meet PURPA requirements for one or more months, the Project will still be in compliance so long as the annual operating results calculated at the end of each calendar year meet PURPA requirements.

Panda reviews the PURPA requirements monthly. The early October 1994 review revealed a shortage in the percentage of thermal heat exported to the host. For the first time since commercial operations, Panda requested an ORG run with VEPCO to raise the percentage of thermal energy exported to the host. After the October 1994 ORG, the Project's annual operating results satisfied all PURPA requirements.

Again in October 1995 an ORG was required to satisfy PURPA requirements. For 388 hours in October 1995, the plant ran below full capacity to ensure meeting PURPA requirements. This was unfortunate that the October 1995 ORG was needed because the project had been exceeding PURPA requirements until July when Bibb shut down during an extended Project dispatch period. During this period, annual thermal efficiency fell below PURPA requirements because a substantial amount of electric power was produced without any steam sales (see "thermal output" equation above). If Bibb would have taken steam during this period, the October 1995 ORG may not have been required.

The project has shown the ability to effectively schedule ORG runs as needed to facilitate meeting annual PURPA requirements or to test equipment after maintenance outages.

Results from prior years of Project operation are summarized in Table IV-5.

                                TABLE IV-5
                      HISTORY OF QUALIFYING FACILITY STATUS

                        1992       1993       1994      1995
                      -------    -------    -------    -------
   Thermal Output      25.46%     16.30%     16.17%     15.18%
   FERC Efficiency     48.39%     44.35%     44.70%     43.38%
   Meet PURPA           Yes        Yes         Yes        Yes




ENVIRONMENTAL COMPLIANCE

The Project records were reviewed to determine the status of compliance with existing permit conditions and reporting requirements. Our review included interviews with Panda representatives at the plant, and confirmation of the responses by representatives of the City of Roanoke Rapids and the North Carolina Department of Environmental Management (NCDEM). Based on our review, it appears the Project is currently operating in compliance with all permit conditions.

Air Permit

The existing air permit (No. 6586R2) required initial compliance stack testing of nitrogen oxides, carbon monoxide, and particulate matter. It also requires submittal of quarterly reports. Compliance tests, which were performed in March 1991, showed the facility to be operating in compliance with the limits set in the permit. There is no continuous emission monitoring required.

The permit also restricts the hours of operation of the two combustion turbine units. Currently, the Project does not include SCR pollution control equipment. If the fired hours exceed 2,000 for the Frame 7 combustion turbine unit or the combined fired hours of both combustion turbines exceed 4,000, the permit requires an SCR to be installed. In 1995, the Frame 6 unit had 2,220 fired hours, while the Frame 7 had 1,473 fired hours. Quarterly reports have been submitted to the NCDEM regional office in Raleigh indicating the hours of operation, fuel use, etc. The NCDEM indicated that the reports have been satisfactory.

Clean Air Act Amendments

Title V of the Clean Air Act Amendments of 1990 requires that Panda obtain an operating permit for the Project. In North Carolina, the mandated application submittal date is third quarter 1996. Panda has retained a consultant to review the operating permit requirements for the Project, to conduct an emissions inventory of all plant emission sources, and to prepare the actual permit application. They indicate the work is scheduled to be completed ahead of the mandatory submittal date.

NPDES Permit

The Project has a valid National Pollution Discharge Elimination System (NPDES) permit (NC0079014) which pertains to discharges related to the tank farm containment area. The Project has submitted monthly reports as required by the NPDES permit.

Panda currently discharges to the wastewater treatment facility to the City of Roanoke Rapid's sanitary sewer system under a separate permit (No. 007) with the Roanoke Rapids Sanitary District. The city requires monthly reports which document the results of an effluent sampling program. Eight separate sampling locations are included in the program. The Sanitary District has indicated that there have been a few minor violations of the permit onditions since the facility became operational in 1991. These violations reportedly were related to plant start-up and appear to have been remedied to the point where future violations are not expected.

Spill Prevention

Panda has indicated a Spill Prevention and Countermeasure Control (SPCC) plan is currently in place for the Project.

No other unresolved permitting issues were identified during our investigation.

FORCED OUTAGES

In 1991, 12 Forced Outage Days, as defined under the PPA, were taken to correct the Project's typical first year problems including: HRSG drum level control problems, hot well level control problems, intermittent steam turbine trips, and boiler tube failures. None of these problems have reoccurred. Only one forced outage day was declared in 1992.

In 1993, 16 Forced Outage Days were experienced primarily due to failure in the Frame 7 step-up power transformer bushings. The bushings were replaced and minor modifications were made to the transformers to prevent reoccurrence.

In 1994, 12 Forced Outage Days were taken due to freeze problems during the record January cold snap (3-day outage) and failure of an auxiliary power transformer (9-day outage). Panda recognized improvements were needed in these two areas. Actions taken to prevent future problems are described under "Equipment and System Design Changes."

In 1995, 18 Forced Outage Days were experienced due to equipment problems on the Combustion Turbines. The specific equipment causing the failures were the hydraulic fluid lines to the gas control valve, generator breaker, electrical synchronization equipment, and a faulty cable. A contributing factor to these equipment failures was the unusually high ramp loading and unloading rates imposed on the Project by the VEPCO AGC. These ramp load rates and the inconsistency with prudent utility practices are discussed above in more detail under the heading "Heat Rate".

Other events causing forced outages in 1995 were tube leaks in HRSG No. 1 and a steam turbine trip caused by a sharp increase in steam demand by Bibb. High axial vibration was a concern on the Frame 6 turbine, although it did not cause a forced outage and was corrected in the fall of 1995.

MAJOR MAINTENANCE ACTIVITIES

Maintenance activities performed recently include:

      - Reviewing of the heat tracing system to prevent overloading feeder circuits.

      -    Repair of boiler feedwater heater tube leaks.

      - Installation of new insulation and heat tracing on the Bibb steam pressure control valve.

      - Installation of sidewalks throughout the facility to improve maintenance access.

      - Installation of a skywalk for direct access across the top landings of the HRSGs.

      -    Modification of Frame 6 bearing pedestal to reduce vibration.

      - Planned outage which included inspection and scheduled maintenance of both combustion turbines, both HRSGs, steam turbine, and transformers T-1 and T-2.

EQUIPMENT AND SYSTEM DESIGN CHANGES

Freeze Protection

Weaknesses in freeze protection were responsible for a forced outage experienced during January 1994. Actions taken by Panda to improve Project freeze protection since January 1994 include the following:

       - Heat tracing replacements - A portion of the Project's heat tracing, a type of electric heating element used to prevent lines from freezing, was and is being replaced by Panda with an improved type of heat tracing. The new heat tracing to be installed will be self-limiting such that it will not overheat and boil out the fluid contained in the tubing.

       - Transmitter relocations - A number of pressure transmitters were originally installed at grade, requiring long tubing runs that were susceptible to freezing in the event of cold weather and an open circuit on the heat tracing or boiling in the event of overheating by the heat tracing. These transmitters were relocated closer to the equipment to minimize the length of tubing runs.
            This should minimize freezing and boiling problems.

       - Instrument air - Small diameter lines such as the tubing used to convey compressed instrument air for Project instrumentation and controls are typically susceptible to freezing in cold weather. Moisture in the compressed air may freeze, causing the Project controls to become inoperable. To minimize this problem, Panda has modified their nitrogen blanketing system (see discussion below regarding this new system) to allow the use of nitrogen in the instrument air system. If properly purged with nitrogen before the onset of cold weather, freezing in the instrument air system should be avoided with the use of moisture-free nitrogen which has a very low dew point of -70 degrees F. A new vent valve and filter were installed in the compressed air system to prevent moisture in the lines. This change should also minimize freezing in the instrument air system.

       - New deaerator level controls - Panda has added a new deaerator level control column to replace the conventional transmitter and tubing used previously. This is in response to frozen deaerator controls that were a significant problem during the recent cold ambient temperatures.

       - Steam heat under HRSGs - Panda has enclosed the area under the HRSGs and installed a bare steam line network under each HRSG. This provides heat for the water and steam lines previously exposed to the elements.

       - Cold weather operating procedures - Panda operates the combustion turbines at zero load whenever temperatures inside the HRSG drop below 33 degrees F. Other systems found to be susceptible to freezing are also operated during off-line conditions as a means of building up heat in these systems.

       - Enclosures - Panda has built enclosures around the air compressors and raw water pumps. Provisions for heating these buildings have been made to help prevent freezing in these systems.

Forced outages due to freezing will be minimized due to Panda's freeze protection improvement plan. Burns & McDonnell feels Panda's freeze protection improvements are prudent.

Transformers

A two-week forced outage was experienced in September 1993 due to a failure in generator step-up transformer T-1. This transformer is connected to the General Electric Frame 7 combustion turbine and is capable of being switched to the steam turbine. The failure was attributed to the failure of the low voltage bushing.

The bushing manufacturer has supplied new bushings with larger oil reservoirs. These larger reservoirs are designed to allow for more expansion thereby reducing the operating pressures within the bushing to acceptable levels. In addition, ventilation ducts have been added to the transformer connection box to reduce the temperatures inside the bushing housing, further reducing internal bushing pressure due to thermal expansion of the oil inside the bushing.

It appears the problems associated with these bushings have been eliminated and should not be a problem in the future.

Transformer T-3 failed to meet performance guarantees while still under warranty. In early 1994, T-3 was sent to ABB for extensive repair and was re-installed at the Project site in April 1995. Panda has essentially a new transformer in this location now.

Corrosion Protection

The Project currently operates as a peaking unit that typically goes on line only during peak demand periods. This type of service requires equipment to sit idle during extended periods between peak demands. During these periods when the Project is not on line, internal heat transfer surfaces are susceptible to corrosion due to the presence of oxygen. Panda has found corrosion pitting has occurred in the steam drum, evidence of oxygen-related corrosion.

In an effort to enhance the long term reliability of the Project, Panda installed a nitrogen blanketing system in 1994. When the Project is taken off line, equipment will return to ambient temperatures and pressures such that, if left unchecked, the infiltration of atmospheric oxygen is possible. The nitrogen blanketing system introduces compressed nitrogen to the waterside internal components of the Project and maintains a positive pressure on these components to prevent the infiltration of atmospheric oxygen. This reduces the amount of corrosion experienced by the Project during off-line periods. Similar systems have been used effectively to reduce corrosion at many other operating facilities.

In Burns & McDonnell's opinion, the installation of the nitrogen blanketing system should be viewed by the Project investors as a positive event. Panda's efforts to install this system serves as a good indication that Panda is concerned about the long term economic viability of the Project.

Chiller #2

Chilled water production was not initiated until March 1992. The turnkey contractor for the chilled water system aborted attempts to make the system work properly. An alternate contractor redesigned and modified the chilled water system. Presently, the system operates satisfactorily. However, there were damages to Chiller #2 from the original installation which cause the system to not achieve full output. Operating data indicates Chiller #2 will only produce approximately 50 to 60 percent of nominal capacity in its current condition. Panda has recently tried unsuccessfully to correct the problem by replacing damaged absorber tubes.

A pinhole leak in the original vacuum pump may have contributed to the problems experienced by Chiller #2. The performance of the lithium bromide chillers is dependent on a good vacuum existing in the machine. The performance of Chiller #2 was improved when a new high volume vacuum pump was purchased and used during start-up to initially pull the required vacuum. However, this improvement is not perceived as a permanent solution. Chiller #2 is budgeted to be replaced in 1996 at an estimated cost of $770,000.

Fire Protection

During 1993 Panda installed additions to the fire protection system including installation of the following:

      - New sprinklers around the steam turbine lube oil area to meet the recommendation of Hartford Steam Boiler Insurance Co.

      -    Bearing protection system for the steam turbine.

      -    Wet suppression system on the subfloor under the steam turbine.

      - Deluge system on the south side of both the administration building and power house.

      - Additional fire water pump at the cooling tower basin to support the capacity of above mentioned systems.

These fire protection system improvements were made to lower the insurance premium payments.

Oil Conditioning

During 1995, the Facility installed a permanent lube oil conditioning (filter and coalescent) unit for the steam turbine. Conditioning the lube oil will extend the life of the turbine by preventing foreign particles and water from entering the bearings. This is increasingly important because of the high rotational speed of the ABB VAX turbine.

Panda has plans in place to purchase a portable lube oil conditioner for the combustion turbines. This portable unit will condition the combustion turbine lube oil by a batch process. Consistent with the steam turbine, this commitment to improving lube oil quality will improve bearing life and reduce overall long-term turbine maintenance costs.

Ultraviolet Protection

Panda has completed covering the cable trays previously exposed to the atmosphere. If left to the elements, cable insulation degrades from UV exposure from direct sunlight. The covered cable trays should improve cable life. This project completion should be viewed as a step to reduce cable replacement costs in the future.

Chemical Feed Lines

Panda has added chemical feed lines from the bulk chemical storage to the water treatment building. In the past, facility personnel were required to carry chemicals in buckets to the water treatment equipment. This improvement will cut down a chemical waste and, more importantly, improve safety at the Project.

Automatic Generation Control

In July 1995 Automatic Generation Control was introduced to the Project. In this operating mode, North Carolina Power (NCP), a wholly-owned subsidiary of VEPCO and operating under VEPCO direction, uses computers to calculate the most economic load for the Project and sends this information directly to the Project's Distributed Control System (DCS). The DCS controls the plant generation to match the continuously updated set point signal sent by NCP's computer. Since the AGC was a new and complex control system, much tuning needed to be done on the system. During the first week of operation, a facility transducer caused an 11 MW error in its output set point determination. The AGC is able to fluctuate load within a window between 80 percent and 100 percent of full load. Per the contract operating procedures, AGC often changes load at a ramp rate of 8 MW/min up and 16 MW/min down. These ramp rates are as much as four times the maximum ramp rate guidelines used at other combined cycle facilities. The severe loading and shedding ramp rates cause higher stresses on the plant equipment and, as discussed, increased the number of forced outages incurred during 1995. Also, the overall plant heat rate suffers because of the part load operation that AGC requires.

O&M CONTRACTOR

University Technical Services (U-TECH) is responsible for managing the day-to-day operations and administrative functions of the Project. U-TECH is under contract to provide these services until December 1996. Panda's alternatives after December 1996 include extending the term of the present agreement or requesting bids for a new O&M contract. The current O&M contract calls for a fixed monthly payment of approximately $130,000 and includes bonuses and penalties based on availability and other factors. Panda should be able to replace this agreement when it expires in 1996 without a significant change in the basic terms. U-TECH has 19 employees on-site to operate and maintain the facility.

It is the opinion of Burns & McDonnell that U-TECH's performance has been adequate during the term of the O&M contract in force and that U-TECH has not suffered any operational deficiencies as a result of its ownership by EMCOR, the restructured entity established during the Chapter 11 bankruptcy of JWP Inc., the former owner.

TRAINING PROGRAM

Since many of the current site employees were also working at the Project in 1990, they were able to take part in the Hawker Siddeley training program during the start-up of the plant. Panda has frequent training sessions for the U-TECH personnel. In November 1994, Panda held a training session for the U-TECH employees on gas turbines. All new employees are required to go through a 3- to 6-month training period with day shift personnel. After this period of training, employees are allowed to work other shifts on their own without constant supervision. Safety meetings are held monthly for all employees.




                                    PART V
                              EQUIPMENT ASSESSMENT

OPERATING CONDITION

The current operating condition of the Project is very good with only a few exceptions. The Unit No. 2 chiller is operating at reduced capacity, as previously discussed. Another exception may be the recent problems with the Frame 7 combustion turbine. Although of some concern, steps have been taken to remedy this situation.

Hartford Steam Boiler and Chemtreat conducted the nnual package boiler inspection in July 1995. The Operating Certificates for the two package boilers have been extended until July 1996.

Panda completed a scheduled maintenance outage during September 16-30, 1995. Activities that were successfully completed include:

      -    Hot gas path inspection on the Frame 6 combustion turbine.

      -    New first stage turbine buckets on the Frame 6.

      -    Frame 6 generator inspection.

      - Borescopic inspection of the low pressure section of the steam turbine.

      -    Replacement of several boiler tubes in HRSG No. 1.

      -    Annual HRSG inspections.

Results of the outage indicate the equipment is generally in very good condition. Panda chose to perform a hot gas path inspection of the Frame 6 much earlier than scheduled because new first stage turbine buckets were provided by GE free of charge. Panda's Frame 6 was a forecast unit (built before the order was placed). GE improved the design of the first stage buckets shortly after the Project's Frame 6 was built, but before Panda placed the order with GE. Therefore, GE was obligated to install the improved first stage buckets to upgrade the turbine to its design at the time of the order. The casing was removed to replace the buckets, so a hot gas path inspection was performed simultaneously. Only minor wear was detected at various points along the hot gas path. Rebuilt combustion liners and transition pieces were reinstalled during the inspection.

An exhaust temperature spread on the Frame 7 combustion turbine has been consistently noticed while the unit operated at full load. In attempts to solve this problem, Panda has replaced worn or inaccurate thermocouples, replaced fuel nozzles with rebuilds from GE, and improved the purge air check valves. The spread in exhaust temperature has been constant and as much as 120 degrees F, however the machine is operable in this condition. GE has stated that the spread is acceptable and does not restrict the load capability of the machine.

MAJOR MAINTENANCE AND OVERALL PROGRAMS

Burns & McDonnell feels adequate maintenance of major pieces of rotating equipment (i.e. the combustion turbines and the steam turbine) is crucial for long term Project reliability. For each of these pieces of equipment, manufacturers provide recommended maintenance activities.

Burns & McDonnell has compared the manufacturer's recommendations with Panda's proposed maintenance schedule as summarized in Table V-1. In addition to the items listed in Table V-1, U-TECH performs borescopic inspections of the three turbines annually. By reviewing Table V-1, Burns & McDonnell concludes that planned maintenance activities meet or exceed manufacturer recommendations.
It is apparent that Panda has established a maintenance schedule that will provide major equipment maintenance activities recommended by the equipment manufacturers. Panda's 10-year maintenance plan is regarded by plant personnel as a living document that will be reviewed and updated periodically, as the actual operations become known and future predications regarding turbine operating hours and starts become more accurate. Burns & McDonnell views this as an indication that Panda's operation and maintenance philosophy is geared toward long term Project reliability.

Although Burns & McDonnell has not inventoried maintenance activities on every piece of equipment for the Project, we have generally observed that U-TECH uses an organized computerized preventative maintenance program and noted that annual spare parts inventory counts are performed. The computer schedules and prioritizes all preventive and corrective maintenance requests. Based upon this program, Panda completes approximately 90 to 110 preventative maintenance requests in one month's time and also completes 40 to 70 maintenance requests per month. Currently, they have a backlog of around 70 maintenance requests. To respond to maintenance requests, Panda maintains a $2 million spare parts inventory on-site.

EQUIPMENT REPLACEMENT PROGRAM

Project operating hours are relatively low and there is currently little need for equipment replacement. Equipment replacement is set up on an operating hours schedule. Panda has established a ten-year program for predicting equipment replacement based on hours of equipment operation.

The No. 2 chiller replacement is a capital project that is required despite low operating hours. This chiller was damaged during its installation and now needs to be replaced. The replacement of the No. 2 chiller is included in the 1996 capital expenditure budget.


                                    TABLE V-1
                     COMPARISON OF MANUFACTURERS' RECOMMENDATIONS
WITH 10 YEAR PLAN MAINTENANCE ACTIVITIES FOR MAJOR PIECES OF ROTATING EQUIPMENT
                          Panda-Rosemary Cogeneration Project
                                (Factored Hours)

                      Combustion    Hot Gas Path      Major         Limited      Major
  Unit                Inspection    Inspection       Inspection     Overhaul     Overhaul
--------              ------------  -------------    ----------     --------     --------

                      MFG   Panda    MFG    Panda    MFG    Panda  MFG    Panda     MFG      Panda
                      -----  ------  -----  ------   -----  -----  ----   -----     ----     -----
Unit 1,
Frame 7               8,000  8,000  24,000 24,000  48,000 40,000
 Combustion Turbine

Unit 2,
Frame 6              12,000  8,000  24,000 24,000  48,000 48,000
 Combustion Turbine

Unit 3                                                              25,000  16,000  50,000  50,000
   Steam Turbine



                                PART VI
                      PROJECTED PLANT PERFORMANCE

CAPACITY

Panda is required to perform capacity tests to satisfy the requirements of the PPA. The maximum contract capacity payments are available if the plant can achieve 198 MW in the winter and 165 MW in the summer. The winter period is defined as October through March. The summer period starts in April and runs through September. If required by VEPCO, the output capacity shall be demonstrated for 12 hours in the summer and 6 hours in the winter.

Table VI-1 presents the historical capacity test results for the Project in summer and winter periods. As indicated in Table VI-1, the Project was exceeded the maximum contract capacity output of 198 MW winter and 165 MW since 1993. The Project has not been requested to demonstrate capacity limits by VEPCO during the past two years.

                              TABLE V1-1
                      HISTORICAL CAPACITY TEST RESULTS

       Test Date               Result                 Contract Maximum
     ------------            ---------              --------------------
     Winter 1990                185                        198
     Winter 1991                192                        198
     Winter 1992                200                        198

     Summer 1991                161                        165
     Summer 1992                161                        165
     Summer 1993                168                        165
     Summer 1994                167                        165


Capacity and Heat Rate Degradation

Figure VI-1 indicates General Electric's anticipated combustion turbine capacity and heat rate degradation as a function of factored hours. At
48,000 factored hours, a major combustion turbine overhaul is performed and capacity returns to near-new condition (typically within 0.5 percent of as-new condition). This cycle then is continue throughout the life of the Project.

Figure VI-1 indicates: (1) the anticipated capacity derate will vary from zero to 5.5 percent and, (2) the anticipated heat rate derate will vary from zero to 3.0 percent between major overhauls. Burns & McDonnell has used a straight-line capacity and heat rate derate estimation of 4 percent and 3 percent, respectively, for the life of the Project. In any given year, this estimation of capacity and heat rate derate will be higher or lower than actual equipment performance depending upon the number of total factored hours since the last major overhaul.



                              FIGURE VI-1
                         HEAVY-DUTY GAS TURBINE
                            DEGRADATION AS A
                            FUNCTION OF TOTAL
                            FACTORED HOURS

                             LINE CHART




Since the Project currently has about 8,000 factored hours, Project performance during 1995 was deemed as representative of the estimated straight-line derate performance throughout the life of the Project (refer to Figure VI-1). Actual Project performance in 1995 was therefore used as the basis for projecting Project capacity and heat rate throughout the life of the Project.

Based upon actual performance in 1995, it was assumed the Project would, on average, continue to achieve those capacity levels included in the PPA. A more detailed discussion of heat rate is included below.

DISPATCH

Panda amended the Power Purchase Agreement with VEPCO in 1993 to effect the results of an energy price redetermination. The amended PPA closely matches energy payments with energy production costs. This increased the Project dispatch hours and allowed Panda the opportunity to increase on-line exercise of equipment more often. Refer dispatch analysis discussion in Part IV.

The Project realized a sharp increase in dispatch hours in 1995. VEPCO furnished the Project with natural gas from their Chesterfield 7 gas turbine unit. Under stipulations in the PPA, Panda was required to use this fuel displaced from the Chesterfield unit experiencing an extended forced outage. This caused an unexpected increase in dispatch hours during 1995. The total dispatch hours in 1995 were 2,224 compared to 760 in 1994.

Due to emission permit requirements, annual dispatch hours are of concern. If the fired hours exceed 2,000 hours for the Frame 7 or the total combined hours of the combustion turbines exceed 4,000 hours, an SCR or alternate pollution control system needs to be installed to reduce NOx emissions levels.
According to forecast predictions, which we have reviewed for adequacy of the reserve provided, this NOx reduction equipment installation will take place in 2003.

AVAILABILITY

Availability during 1994 was hampered largely due to transformer and freeze protection problems. Since Panda addressed these issues, the availability of the Project in 1995 has increased to 90.65 percent from 88.36 percent.

HEAT RATE

As noted earlier, the contract heat rate determined by the PPA is 8,900 Btu/kWh (HHV). Recent operating data shows the Project has demonstrated a full continuous load plant heat rate of 8,678 Btu/kWh (HHV) during the spring of 1995. This demonstrates the plant's ability of achieving the PPA heat rate when the plant is operated at continuous full load and providing steam to the thermal host. This heat rate includes fuel that was used to cogenerate thermal energy for the steam host. In order to fairly compare the Project's heat rate to the contract heat rate, credit must be given for the portion of fuel used for process steam generation. Following is a summary of the Project's 1995 heat rate review. Specific days selected were days when no unusual operations events occurred and the plant was either running continuously or had a normal start-up/shut-down transition.

The dates selected were:

      - May 18 - The plant was operating for the entire 24 hour period at full load with only a short period of minimum load on all units. The plant was not on AGC.

      - July 5-6 - These days represent normal morning dispatch, start-up, continuous operation and shut-down with both CT's for short operational periods. This data represents a period of operation without the thermal host. The plant operated as it would in a "merchant plant" mode. The low pressure section of the steam turbine was not designed to handle full throttle flow steam rate. Therefore, large quantities of steam were being dumped to the condenser during this period.

       - October 17 - This day represents the plant under an ORG "PURPA" run. As was mentioned earlier, Panda was forced to run for several days in October to meet PURPA requirements. The plant operated the Frame 6 at part load while sending steam and chilled water to Bibb. Table VI-2 summarizes the results of the heat rate review.

                                 TABLE V1-2
                       RESULTS OF HEAT RATE REVIEW

                              Overall Project HR      Electrical Portion of HR
                                 (Btu/kWh)                     (Btu/kWh)
                             --------------------    --------------------------
      PPA Contract                   --                          8,900
      May 18                        8,678                        8,238
      1995 Year End Results         9,652                        9,095
      July 5-6                      9,160                        9,160
      October 17                   11,899                        9,640




The plant heat rate increases when the Facility is not able to provide steam to Bibb. This is evidenced by the July 5th and 6th records in which Bibb was down for an outage. The plant operated at a heat rate of approximately 9,160 Btu/kWh (HHV). Since Bibb did not take steam, no credit can be given to this heat rate figure. The design of the steam turbine does not allow more steam through the low pressure section when the steam is not exported to process. Therefore steam must be wasted directly to the condenser instead of using the energy in the turbine or process.

The 1995 year end adjusted heat rate was higher than the contract heat rate due to several circumstances that occurred in 1995. They include:

      - The plant operated at full load in early July while Bibb was shut down. It was during this time when the Project lost good PURPA standing for the year, causing the ORG run in October.

      - 1995 was the first year for AGC. This system automatically ramps the Project load from 80 percent to 100 percent based on economic dispatch factors. The AGC system had several first year "bugs" which contributed to lower dispatch power levels.

      - The PURPA run in October was performed operating only the Frame 6 at part load.

As can be seen in Table VI-2, the Project has demonstrated excellent heat rate for as-designed conditions of full load, cogeneration mode. Presently, two factors prevent the Project from demonstrating this excellent heat rate potential: (1) the reliability of the thermal host, and (2) the dispatch pattern of VEPCO. With the normalization of these events, Burns & McDonnell feels that the contract heat rate of 8900 Btu/kWh can be consistently obtained.

For planning purposes during the PPA term, Burns & McDonnell believes estimating the Project's fuel costs on the contract heat rate of 8900 Btu/kWh is achievable, but aggressive given the recent operating history of the Project. Burns & McDonnell has estimated a more conservative net electrical heat rate of 8900 Btu/kWh with a corresponding overall heat rate of 9100 Btu/kWh excluding a thermal production credit. Burns & McDonnell believes the Project can achieve these heat rate performance levels if no ORG runs are required in the future. If the Frame 7 unit dispatch can be increased and the operating hours per start increased while mitigating the substantial AGC fluctuations, Burns & McDonnell believes the Project can outperform the heat rate estimates indicated.

Following the PPA term, Panda can pursue two capital improvement alternatives to reduce the waste of steam that would otherwise be exported to Bibb and impact the Project's heat rate. First, the steam turbine could be modified to accept more steam in the LP section. A change in the LP design will decrease the heat rate to a point under the contract heat rate when operating without a steam host.

The second alternative consists of constructing a separate condensing system for the steam extraction which would relieve a back pressure problem with the steam turbine when more steam is sent through the LP section. This change would reduce the heat rate penalty of operating the Project without a steam host. A capital cost estimate has not been developed for either of these alternatives.

ANNUAL OPERATION AND MAINTENANCE COSTS

Annual fixed and variable operation and maintenance (O&M) costs are characterized as follows:

     -    The 19 member operational staff is the primary component of fixed
          O&M cost.

     - The variable O&M costs consist primarily of water usage and discharge chemicals, equipment repairs and maintenance, consumable equipment parts, and other expenses bought through purchase orders and open Purchase orders.

Since an increase in staff size is unlikely, we do not anticipate a substantial increase in fixed O&M costs other than those increases due to the inflation rate. The maintenance budget should escalate at a slightly higher rate than inflation due to the increasing age of the facility. As the plant ages, an increasing amount of small consumables will be needed to repair and replace worn-out components.

As is the case with any power facility, unexpected repairs are needed. Panda has experienced these "extraordinary" events during the past few years with the HRSG tube leaks and transformer bushing failures. These past "extraordinary" events have been identified and an estimated dollar amount has been assumed. This amount, it is assumed, would escalate with inflation.

Panda's actual expenditures have historically tracked budgeted expenditures very closely. The 1996 budget was very similar to actual 1995 expenditures on a total cost basis.

MAJOR MAINTENANCE PROGRAMS AND COSTS

The maintenance staff at Panda is doing an excellent job of maintaining the major pieces of rotating equipment. In many cases, the inspections are being done at more frequent intervals than are required by the manufacturers, but in all cases the minimum manufacturers maintenance schedules are followed. Panda plans to continue the same inspection interval policies as evidenced by their ten year maintenance plan. The ten year plan charts the planned maintenance on all the major equipment until 2005.

The Project maintains a Major Maintenance Overhaul Reserve to fund equipment overhaul costs. As indicated in Table V-1 presented previously in the report, Panda plans for combustion inspections of the combustion turbines at a 8,000 factored hours interval, hot gas path inspections at a 24,000 factored hours interval, and major overhauls for the Frame 6 unit at 48,000 factored hours and 40,000 factored hours for the Frame 7 unit. Panda also schedules periodic limited and major overhauls of the steam turbine. As noted previously, Panda plans to meet or exceed the manufacturer's recommended maintenance overhauls for the major equipment. Burns & McDonnell has reviewed the current ten year maintenance plan as well as a long-term forecast of overhaul schedules and costs. Burns & McDonnell has concluded that Panda has appropriately planned for maintenance overhauls and the costs of the overhauls can be met with a hourly dispatch overhaul allowance of $260 per fired hour. This is slightly higher than the current overhaul allowance of $220 per hour.

EQUIPMENT REPLACEMENT PROVISIONS

Since maintenance and repairs on the No. 2 chiller have been unable to restore its capacity to the original design, plans are being made for its replacement.

Auxiliary boilers typically have a life of 25-30 years. The auxiliary boiler at the Project is operated a large number of hours but typically operates at less than full load. The boilers also operate on gas fuel which is easier on the equipment than heavier fuel oils. The boilers should last 30 years, assuming similar modes of operation and proper water chemistry practices are followed.

Assuming the recommended maintenance activities are performed as scheduled, the combustion turbines and steam turbines are likely to last the entire
40 year economic life of the Project. Hence, no provisions need to be made for their replacement.

OVERALL ECONOMIC LIFE

The financial projections included in this report assume the Project will remain in operation well beyond the term of the PPA. Burns & McDonnell has evaluated the Project and combined cycle/combustion turbine technology as a whole and concluded this is a reasonable assumption in the event the Project is continuously upgraded and maintained throughout the operating life of the Project.

Additional repairs and maintenance allowances have been included in the Project financial projections to account for future upgrades and maintenance that may be required to extend the economic life of the Project beyond the expiration date of the Power Purchase Agreement. Burns & McDonnell has concluded these allowances are reasonable. The repairs and maintenance allowances included in the financial projections include the following:

     - General Maintenance and Repairs - This allowance in the annual Project budget accounts for normal maintenance activities required to keep the Project functioning on a dayto-day basis. Normal parts replacement and repairs to equipment is included in this allowance. The allowance was prepared using historic data escalated at an accelerated rate of eight percent annually to account for the fact that as the plant ages, additional repairs and maintenance will be required. The compounding effect of this accelerated escalation rate is intended to address the potential need in the future to perform any upgrades or maintenance activities that may be required to extend the economic life of the Project.

     - Planned Plant Maintenance Projects - These costs represent regularly-scheduled maintenance activities on the major pieces of equipment including both combustion turbines and the steam turbine. The overhaul allowance to fund these planned maintenance costs has been calculated using the projected Project dispatch hours to estimate the frequency of regularly-scheduled maintenance activities based upon the manufacturers' recommendations. Key examples of maintenance activities included in this allowance are combustion turbine hot gas path inspections and major overhauls for the combustion turbines and steam turbine.

     - Additional Maintenance Allowance - This allowance has been included to account for unplanned, medium-to large-scaled maintenance activities that are required due to unforeseeable events. Typically, during the first five-year "shake-out" period of a project, a fairly high number of these maintenance activities are required. After the shakeout period, far fewer unplanned maintenance activities are required until the equipment becomes old enough that components begin to show substantial signs of wear (after about twenty years). This allowance was calculated using historic costs during the first five years escalated at the rate of inflation.

To assess the economic life of the Project, Burns & McDonnell has evaluated each of the major components of the Project as described below.

Steam Turbine Rankine Cycle

Based upon past operating experience within the electric power generation industry, it is Burns & McDonnell's professional opinion that if the Project continues to be appropriately maintained, the steam turbine and balance of plant equipment should have an operating life well beyond the term of the PPA. We base this conclusion primarily upon past experience with similar steam turbine cycles that have received proper maintenance.

Combustion Turbines Brayton Cycle

Combustion turbine technology has been commercially available for power generation for about thirty years. As a result, we are unable to refer to a significant number of combustion turbines that, with good maintenance practices, have historically operated for forty years or more. The combustion turbines should therefore be of primary concern in assessing the remaining life of the Project.

Panda plans to continue to maintain the Project in accordance with recommendations by the major equipment manufacturers. The combustion turbine manufacturer, General Electric, has developed their recommended maintenance procedures based upon the operating experience of the entire General Electric combustion turbine fleet. Based upon past experience with this fleet, General Electric recommends periodic inspection and, as required, replacement of combustion turbine components. Generally speaking, the components covered by these recommended maintenance activities include those components that are in direct contact with the gas path. This includes all blades for the compressor and power turbine, combustion nozzles, combustor liners, transition pieces and related parts.

The philosophy behind these periodic inspections is to identify and repair or replace damaged components before they have the chance to break-off and potentially cause additional downstream damage to other internal components. However, due to the relatively recent commercialization of combustion turbine technology, it is not possible to use historic information to determine if these and other components will eventually need to be replaced due to long-term metal fatigue.

Regardless, combustion turbines are fabricated using numerous components, each of which can be epaired or replaced. Some components are more difficult and expensive than others to replace. For example, the "wheels" which are bolted together to form the rotor shaft, are designed to remain in service for the life of the equipment. While we know of very few cases where it has been necessary to actually replace the wheels of a combustion turbine, it can be done if required over time due to metal fatigue.

But even a worst-case scenario resulting in the need in the future to replace certain components originally designed for the life or the equipment would not result in the combustion turbine reaching the end of it's operating life. Notwithstanding a catastrophic failure requiring replacement of the casing, each combustion turbine component, including the rotor shaft, is replaceable.



                              PART VII
                   FINANCIAL ASSESSMENT OF PROJECT


POWER PURCHASE AGREEMENT

Panda's existing Power Purchase Agreement (PPA) with VEPCO has a remaining term of 20 years, until December 27, 2015. The PPA can be extended for additional periods if both parties agree. The existing PPA provides for fixed capacity payments subject to capacity and availability requirements, and energy payments based on fuel prices, variable operation and maintenance expenses, and the Project's dispatch. VEPCO retains the right to dispatch the Project based on relative economic dispatch criteria, subject to specified operating limitations.

FACTORS AFFECTING PROJECT

The primary factors influencing the value of the Project include the following and are discussed below:

      -    Effective Operating Service Life of the Project

      -    Expected Rates for Capacity and Energy

      -    Expected Dispatch of the Project

      -    Expected Operating Performance of the Project

      -    Expected Fuel Costs

Effective Operating Service Life of the Project

Burns & McDonnell has concluded the Project will ave an expected operating service life well beyond the term of the PPA if properly operated and maintained, consistent with current practices.

Expected Rates for Capacity and Energy

The Project's capacity payments are fixed by the existing PPA and are only adjusted if the Project's demonstrated capacity changes. The contract capacity payments for the remainder of the PPA term are presented in Table VII-1 and illustrated graphically in Figure VII-1.

Energy charges under the existing PPA are based on the delivered cost of fuel and the Project's variable operation and maintenance expenses. The forecasted value of energy sales under the current PPA as estimated by ICF are presented in Table VII-2 and illustrated graphically in Figure VII-2. The forecasted value of energy sales under the current PPA are based on a fuel cost forecast prepared by ICF.


                              TABLE VII-1

                       CONTRACTUAL CAPACITY CHARGES
                    Panda-Rosemary Cogeneration Project



                       Year           Capacity Charge
                     -------         -----------------
                                     ($/kW-month)

                     1996 [1]            12.49
                     1997                11.65
                     1998                11.65
                     2000                10.82
                     2001                10.82
                     2002                10.82
                     2003                10.82
                     2004                10.82
                     2005                10.82
                     2006                 8.32
                     2007                 8.32
                     2008                 8.32
                     2009                 8.32
                     2010                 8.32
                     2011                 8.32
                     2012                 8.32
                     2013                 8.32
                     2014                 8.32
                     2015                 8.32

               [1] Capacity payments through 2015 are contractually established by the PPA.



                             FIGURE VII-1

                      CONTRACTUAL CAPACITY CHARGES
                   Panda-Rosemary Cogeneration Project

                               LINE CHART


                             TABLE VII-2

                  SUMMER AND WINTER GAS ENERGY CHARGES
                  Panda-Rosemary Cogeneration Project

                                  Summer                  Winter
                  Year          Energy Charge        Energy Charge
                 -------       --------------       --------------
                                  ($/kWh)                ($/kWh)

                 1996 [1]          0.0231                 0.0288
                 1997              0.0233                 0.0293
                 1998              0.0237                 0.0297
                 1999              0.0240                 0.0300
                 2000              0.0245                 0.0304
                 2001              0.0254                 0.0317
                 2002              0.0264                 0.0331
                 2003              0.0276                 0.0345
                 2004              0.0288                 0.0359
                 2005              0.0300                 0.0373
                 2006              0.0320                 0.0397
                 2007              0.0340                 0.0421
                 2008              0.0362                 0.0446
                 2009              0.0386                 0.0475
                 2010              0.0411                 0.0504
                 2011              0.0433                 0.0530
                 2012              0.0455                 0.0558
                 2013              0.0479                 0.0588
                 2014              0.0505                 0.0616
                 2015              0.0532                 0.0647

      [1] Summer and Winter gas energy charges under the PPA term based cost of delivered fuel and variable operation and maintenance expenditures. Delivered fuel cost forecast prepared by ICF.




                          FIGURE VII-2
                        SUMMER & WINTER
                       GAS ENERGY CHARGES
                Panda-Rosemary Cogeneration Project

                           LINE CHART


Expected Dispatch of the Project

VEPCO controls the dispatch of the Project under the terms of the existing PPA. urrently, VEPCO uses the Project to meet peak and intermediate capacity and energy requirements based on economic dispatch of its generation and power supply resources. The expected dispatch for the remainder of the PPA term are presented in Table VII-3 and illustrated graphically in Figure
VII-3 as estimated by ICF.

Zero Dispatch Case

To illustrate the ability to repay debt service under the most extreme dispatch case, a Project pro forma analysis has been prepared under a zero dispatch scenario, meaning it has been assumed that the Project is mothballed with no dispatch over the remaining life of the PPA. Although extremely unlikely, based on recent dispatch history and also based on the ICF forecast of dispatch for the Project, the ability to pay debt service under this zero dispatch case is illustrated in this scenario and demonstrates strong coverages of debt service over the remainder of the PPA.

Certain operating assumptions consistent with mothballing the Project under this zero dispatch case have been made including: release of turbine overhaul reserves, release of gas transmission capacity and reduction in staff associated with reduced operations of the Project. There is no reason to believe the zero dispatch case is likely to materialize for the Project, especially in light of the Project's recent performance, forecasted demand growth in VEPCO system requirements, and the Project's competitive heat rate. The pro forma analysis associated with this case was prepared as an illustration of the Project's ability to repay Project debt in the most unlikely dispatch case.

Expected Operating Performance

The expected operating performance of the Project under the long-term dispatch forecast presented in Table VII-3 is dependent upon the following factors discussed below:

       -    Project Capacity

       -    Project Heat Rate

       -    Project Fixed Operating Costs

       -    Project Variable Operation and Maintenance Costs

       -    Project Overhaul Requirements

       -    Project Steam/Chilled Water Sales and Costs



                           TABLE VII-3

                       DISPATCH ASSUMPTIONS [1]
                   Panda-Rosemary Cogeneration Project


         Summer    Winter Gas  Winter Oil    VEPCO Gas      Total
        Dispatch   Dispatch    Dispatch      Dispatch       Dispatch
Year     Hours      Hours        Hours       Hours [2]      Hours       Percent
----   ---------  ----------   ----------   -----------   -----------  ---------
                                                                            %

 1996[3]    674           3          0           400          1077       12.29%
 1997       625         119          0           400          1144       13.06%
 1998       918         219          0           500          1637       18.69%
 1999      1201         210          0           500          2030       23.17%
 2000      1463         248         15           500          2326       26.55%
 2001      1715         276         30           500          2621       29.92%
 2002      1887         480         48           500          2915       33.28%
 2003      2077         601         76           500          3354       38.29%
 2004      2285         742        122           600          3749       42.80%
 2005      2513         908        195           600          4216       48.13%
 2006      2418         763        185           600          3966       45.27%
 2007      2327         642        175           600          3744       42.74%
 2008      2239         539        166           600          3544       40.46%
 2009      2155         452        157           600          3364       38.40%
 2010      2073         379        149           600          3201       36.54%
 2011      2000         429        147           600          3176       36.26%
 2012      1929         485        144           600          3158       36.05%
 2013      1861         548        142           600          3151       35.97%
 2014      1794         619        140           600          3153       35.99%
 2015      1729         698        138           600          3165       36.13%

 [1]  Equivalent full load dispatch hours.
 [2]  VEPCO gas dispatch assumptions provided by Panda.
 [3]  Forecast of equivalent full dispatch hours prepared by ICF.



                             FIGURE VII-3

                         DISPATCH ASSUMPTIONS
                  Panda-Rosemary Cogeneration Project

                               BAR CHART



Project Capacity: The Project's demonstrated capacity directly impacts the capacity charge revenues contracted in the PPA. The current capacity charges under the existing PPA are based on a net summer capacity of 165 MW and a net winter capacity of 198 MW. The Project may be tested twice per year at VEPCO's discretion to demonstrate its dependable capacity. The capacity charges will be adjusted through liquidated damage payments if the Project fails to demonstrate a net capacity output within 10 percent of the 150 MW summer and 180 MW winter capacity levels initially contracted with VEPCO in the PPA. Demonstrated capacity output between the minimum capacity requirements and a maximum capacity output level equal to 110 percent of the initial contract levels determine the capacity payments made by VEPCO during the corresponding summer or winter period. If the demonstrated capacity of the Project exceeds the maximum capacity levels of 165 MW in the summer and 198 MW in the winter, which represent 110 percent of the initial levels, VEPCO is not required to pay additional capacity charges. The Project has demonstrated summer and winter capacity output in excess of the 110 percent limits for the last three years consecutively.

As the Project ages during the term of the PPA, the expected capacity output will degrade in the periods between major overhauls of the combustion turbines and steam turbine. Major overhauls of this equipment can restore the expected capacity output to near-original levels. The Project's historical capacity tests and capacity degradation issues were discussed in Part VI of the Report. As noted, the Project has demonstrated summer and winter capacity output in excess of the 110 percent limits for the last three years consecutively. During this time period, the Project has not yet undergone amajor overhaul of the combustion turbines and steam turbine. The first major overhaul of the combustion turbines is scheduled for 2002. Therefore, Burns & McDonnell concludes it is reasonable to expect that the Project can maintain the demonstrated capacity levels at the 110 percent maximum capacity limits of the PPA throughout the remainder of the PPA term with adequately scheduled and completed major overhauls.

Project Heat Rate: The Project's heat rate performance directly impacts the annual fuel costs incurred in meeting the dispatch requirements of VEPCO. During the term of the PPA, the Project's energy payments are based on a contract average annual heat rate of 8900 Btu/kWh, irrespective of actual heat rate performance. If the Project exceeds the contracted heat rate performance, the additional fuel costs are absorbed by Panda. Conversely, improved heat rate performance directly increases Panda's margin on energy charges.

The Project's actual heat rate performance was reviewed in Part VI of the Report. Historically, the Project has not been able to achieve the average annual heat rate performance of 8900 Btu/kWh, but can achieve this target under steady-state, full load operating conditions. The specific issues related to the Project's heat rate performance and heat rate degradation were reviewed in Part VI of the Report.

As the Project ages during the term of the PPA, the expected heat rate performance will also degrade in the periods between major overhauls of the combustion turbines and steam turbine. Major overhauls of this equipment can restore the expected heat rate performance to near original levels. The Project has not yet undergone a major overhaul of the combustion turbines and steam turbine. The first major overhaul of the combustion turbines is scheduled for 2002. Burns & McDonnell has estimated the Project can maintain an average annual electrical heat rate performance of 9100 Btu/kWh throughout the remainder of the PPA term with adequately scheduled and completed major overhauls.

Project Fixed Operating Costs: The Project's fixed operating costs are generally incurred independent of the dispatch of the Project. The major cost items include fixed fuel transportation and management services, costs for the Project's third-party operation and maintenance contract currently provided by University Technical Services, annual recurring maintenance and repair costs, property taxes, insurance, administration and office costs, and Panda's management fee. Panda provided the actual fixed operating costs in 1995, the 1996 budget, and a forecast of fixed operating costs for the remainder of the PPA term. Burns & McDonnell reviewed the actual and projected fixed operating costs for reasonableness and concluded the expense projections appear adequate to account for these cost items.

The fixed operating cost forecast reflects an annual 3.0 percent escalation for most cost components. The exceptions include property taxes, Project maintenance costs, the Panda management fee, and firm gas transportation costs. The property tax cost estimate is decreased 3.0 percent annually to reflect a declining asset value. The general maintenance and repair cost component of Project maintenance costs is escalated at an 8.0 percent annual rate to provide a conservative allowance that the increased age of the Project will require additional maintenance and repair expenditures over time. The additional maintenance allowance component of Project maintenance costs is held constant throughout the planning period. In addition, Panda will subordinate the management fee of $480,000 annually to all other Project operating, debt, and capital costs. Therefore, the Panda management fee has been removed from the Project fixed operating cost forecast.

The Project's firm gas transportation costs are based on 3075 MMBtu/d firm capacity of which 1200 MMBtu/d is currently utilized on an average annual basis. Historically, Panda's firm transportation agreement with Transco did not permit capacity releases. By August 1996, Panda expects to convert its existing FTNT transportation agreement to a new FT agreement that would permit Panda to release pipeline transportation capacity when not required by the Project. In addition, Panda expects to bundle excess pipeline capacity with gas purchases and sell this bundled product to recapture firm gas transportation costs. The benefits of capacity release and bundled capacity and gas sales are estimated to result in a 50.0% return of firm gas transportation costs for 1800 MMBtu/d of Panda's contracted capacity of 3075 MMBtu/d. This reduction in firm gas transportation costs as estimated by Panda has been reflected in the economic analysis by Burns & McDonnell beginning in August 1996.

Project Variable Operation and Maintenance Expenses: The Project's variable operation and maintenance (O&M) expenses vary directly with the dispatch of the project and consist of electricity usage when the Project is not dispatched, water and chemical costs, and water discharge costs. Panda provided the actual variable O&M expenses in 1995 and a forecast of variable O&M expenses for the remainder of the PPA term. Burns & McDonnell reviewed the actual and projected variable O&M expenses for reasonableness and concluded the expense projections appear adequate to account for these cost items. The variable O&M expense forecast is based on the projected dispatch of the Project and also reflects an annual 3.0 percent escalation of costs.

Project Overhaul Requirements: Currently, Panda provides for an overhaul allowance of $220 for each fired hour of the Project. As noted in Part VI, Burns & McDonnell believes the Panda maintenance staff is doing an excellent job of maintaining the major equipment. Inspections have been done and are planned to be done at more frequent intervals than required by the manufacturers. Burns & McDonnell has reviewed the 10 year maintenance plan and the long-term scheduling of the major overhauls for the combustion turbines. Burns & McDonnell concludes that the maintenance plan and overhaul schedule are prudent, and that the budgeted costs are reasonable. Burns & McDonnell recommends that the overhaul allowance be slightly increased to $260 per fired hour to cover all overhaul costs in the future.

Project Steam/Chilled Water Sales and Costs: Currently, Panda provides both steam and chilled water to its thermal host, the Bibb Company, to maintain QF status under PURPA. However, due to the Project's low dispatch requirements, the thermal loads for the Bibb Company are mainly met from the operation of auxiliary boilers. The current steam and chilled water pricing in the Cogeneration Energy Supply Agreement provides the Bibb Company with a significant discount on the production costs of the thermal energy. Panda currently absorbs an annual operating loss on the sale of steam and chilled water to the Bibb Company. The pro forma assumes this will continue throughout the life of the Project.

Expected Fuel Costs

As noted, energy charges under the existing PPA are based on the delivered cost of fuel and the Project's variable operation and maintenance expenses. A long-term fuel cost forecast was prepared for Panda by ICF. The forecast of seasonal delivered fuel costs under the current PPA as estimated by ICF are presented in Table VII-4 and illustrated graphically in Figure VII-4. The forecasted fuel costs under the current PPA term were directly used to determine the resulting energy charges presented in Table VII-2.


                            TABLE VII-4

                         FUEL COST ASSUMPTIONS
                  Panda-Rosemary Cogeneration Project


                           Summer          Winter           Winter
           Year           Gas Cost        Gas Cost         Oil Cost
          ------         ----------      ----------       ----------
                          ($/MMBtu)       ($/MMBtu)       ($/MMBtu)

          1996 [1]          $2.26          $2.92           $3.82
          1997              $2.28          $2.97           $3.96
          1998              $2.31          $3.00           $4.10
          1999              $2.34          $3.03           $4.25
          2000              $2.38          $3.07           $4.40
          2001              $2.47          $3.20           $4.43
          2002              $2.57          $3.35           $4.46
          2003              $2.69          $3.48           $4.48
          2004              $2.81          $3.63           $4.51
          2005              $2.94          $3.78           $4.54
          2006              $3.14          $4.03           $4.59
          2007              $3.35          $4.29           $4.64
          2008              $3.57          $4.55           $4.70
          2009              $3.82          $4.85           $4.76
          2010              $4.08          $5.16           $4.82
          2011              $4.31          $5.44           $4.87
          2012              $4.54          $5.74           $4.93
          2013              $4.78          $6.06           $5.00
          2014              $5.05          $6.35           $5.06
          2015              $5.33          $6.68           $5.12

      [1]  Fuel cost forecast prepared by ICF.




                             FIGURE VII-4

                         FUEL COST ASSUMPTIONS
                   Panda-Rosemary Cogeneration Project

                              LINE CHART



CONCLUSION

Table VII-5 presents a summary of the forecasted revenues and expenditures, and debt coverage ratios of the Project. The summary information was taken from a detailed economic model which is included in Exhibit A of this Report. Table VII-6 presents a summary of the forecasted revenues and expenditures, and debt coverage ratios of the Project with the zero dispatch scenario. The summary information was taken from a detailed economic model which is included in Exhibit B of this Report.

Table VII-5 indicates the Project is expected to maintain strong debt coverage ratios throughout the twenty-year debt repayment period under the dispatch forecast presented in Table VII-4. Table VII-6 further indicates that the Project can also maintain adequate debt coverage ratios under an extreme zero dispatch scenario. This is due to the Project's fixed capacity revenues which will provide adequate revenues for the Project irrespective of dispatch operations.

STATEMENT OF LIMITING CONDITIONS

The conclusion stated above is subject to the following limiting conditions:

       - In preparation of this Report, Burns & McDonnell has relied on operating and financial information provided by Panda and its consultants. While we have no reason to believe that the information provided to Burns & McDonnell by Panda and its consultants, and upon which we have relied, is inaccurate in any material respect, Burns & McDonnell has not independently verified such information and cannot guarantee its accuracy or completeness.

       - This Report is prepared on the assumption that all contracts and agreements, specifically the Power Purchase Agreement, the Cogeneration Energy Supply Agreement, the Gas Supply Agreement, the Fuel Supply Management Agreement, and the Gas Transportation Agreements, as well as all statutes, regulations, rules and permits under which the Project is currently operating will be fully enforceable in accordance with all provisions and conditions throughout the duration of their term. Burns & McDonnell makes no representations or warranties and provides no opinion concerning the enforceability or legal interpretation of such contractual, regulatory, or legal requirements.

In addition, in preparation of this Report and the opinions expressed herein, Burns & McDonnell has made certain assumptions with respect to conditions which may exist in the future. While we believe the assumptions made are reasonable for the purposes of this Report, Burns & McDonnell makes no representation that the conditions assumed will, in fact, occur. To the extent future conditions differ from those assumed herein or from estimates and information provided by Panda and its consultants, the actual results will vary from those projected.


                              TABLE VII-5

                SUMMARY OF PROJECT DEBT COVERAGE RATIOS
                    Panda-Rosemary Cogeneration Project


                                          Pre-Tax       Total Debt      Debt
                  Total      Total        Operating      Service      Coverage
    Year        Revenues    Expenses      Cashflow         Cost         Ratio
   ------       ----------  ----------   -------------   ----------   ---------
7/96-12/96 [1]  $15,633,000  $ 4,731,000   $10,902,000     $ 7,928,000     1.38
   1997         $30,151,000  $ 9,976,000   $20,175,000     $14,694,000     1.37
   1998         $32,288,000  $11,567,000   $20,721,000     $14,627,000     1.42
   1999         $32,670,000  $13,190,000   $19,480,000     $13,314,000     1.46
   2000         $34,377,000  $14,542,000   $19,835,000     $13,242,000     1.50
   2001         $36,189,000  $16,127,000   $20,062,000     $13,164,000     1.52
   2002         $38,456,000  $18,009,000   $20,447,000     $13,058,000     1.57
   2003         $41,244,000  $20,268,000   $20,976,000     $12,943,000     1.62
   2004         $44,549,000  $23,032,000   $21,517,000     $12,825,000     1.68
   2005         $48,512,000  $26,433,000   $22,079,000     $12,669,000     1.74
   2006         $42,050,000  $26,334,000   $15,716,000     $ 8,710,000     1.80
   2007         $41,179,000  $26,320,000   $14,859,000     $ 8,534,000     1.74
   2008         $41,128,000  $26,356,000   $14,772,000     $ 8,352,000     1.77
   2009         $40,751,000  $26,524,000   $14,227,000     $ 8,154,000     1.74
   2010         $40,429,000  $26,746,000   $13,683,000     $ 7,946,000     1.72
   2011         $41,487,000  $27,927,000   $13,560,000     $ 7,772,000     1.74
   2012         $42,623,000  $29,252,000   $13,371,000     $ 7,565,000     1.77
   2013         $43,969,000  $30,732,000   $13,237,000     $ 7,328,000     1.81
   2014         $45,459,000  $32,403,000   $13,056,000     $ 7,042,000     1.85
   2015         $47,137,000  $34,288,000   $12,849,000     $ 6,356,000     2.02

  Average coverage over the term of the Bonds is 1.66:1.

  [1] Reflects one-half year of operations following the planned debt refinancing in July 1996.


                           TABLE VII-6

                 SUMMARY OF PROJECT DEBT COVERAGE RATIOS
                         ZERO DISPATCH OPTION
                  Panda-Rosemary Cogeneration Project


                                           Pre-Tax        Total          Debt
                  Total       Total       Operating    Debt Service    Coverage
  Year          Revenues     Expenses     Cashflow       Costs           Ratio
-------       ----------    ----------    ----------  -------------    --------

7/96-12/96 [1]  $14,088,500   $2,748,500   $11,340,000   $ 7,928,000      1.43
  1997          $26,343,000   $5,497,000   $20,846,000   $14,694,000      1.42
  1998          $26,326,000   $5,553,000   $20,773,000   $14,627,000      1.42
  1999          $24,494,000   $5,598,000   $18,896,000   $13,314,000      1.42
  2000          $24,493,000   $5,689,000   $18,804,000   $13,242,000      1.42
  2001          $24,512,000   $5,799,000   $18,713,000   $13,164,000      1.42
  2002          $24,509,000   $5,928,000   $18,581,000   $13,058,000      1.42
  2003          $24,507,000   $6,064,000   $18,443,000   $12,943,000      1.42
  2004          $24,504,000   $6,205,000   $18,299,000   $12,825,000      1.43
  2005          $24,451,000   $6,355,000   $18,096,000   $12,669,000      1.43
  2006          $18,973,000   $6,572,000   $12,401,000   $ 8,710,000      1.42
  2007          $18,969,000   $6,806,000   $12,163,000   $ 8,534,000      1.74
  2008          $18,964,000   $7,045,000   $11,919,000   $ 8,352,000      1.43
  2009          $18,959,000   $7,308,000   $11,651,000   $ 8,154,000      1.43
  2010          $18,955,000   $7,585,000   $11,370,000   $ 7,946,000      1.43
  2011          $18,970,000   $7,830,000   $11,140,000   $ 7,772,000      1.43
  2012          $18,965,000   $8,108,000   $10,861,000   $ 7,565,000      1.43
  2013          $18,959,000   $8,375,000   $10,584,000   $ 7,328,000      1.44
  2014          $18,943,000   $8,673,000   $10,270,000   $ 7,042,000      1.44
  2015          $18,853,000   $8,983,000   $ 9,870,000   $ 6,356,000      1.55

  [1] Reflects one-half year of operations following the planned debt refinancing in July 1996.



                                PART VIII
                               CONCLUSIONS

This report summarizes Burns & McDonnell's efforts to assess the condition, operating history, and pro forma operating projections of the 180-MW Panda-Rosemary cogeneration project operating in Roanoke Rapids, North Carolina. These efforts have been performed on behalf of potential Project investors.

PROJECT CONDITION

Overall, the Project is in very good condition. The Project has a competent, conscientious operation and maintenance staff that has developed a long-term Project maintenance program that is consistent with manufacturer's recommendations and generally-accepted practices within the electric power generation industry. Burns & McDonnell knows of no significant technical problems with the Project that should be of concern to potential investors. Burns & McDonnell concludes that the Project would have an expected operating service life well beyond the term of the PPA if properly operated and maintained, consistent with current practices.

                                   Respectfully submitted,




                                   /s/ BURNS & MCDONNELL
                                   -----------------------------------

                                                                   Exhibit A
                                                           Project Pro Forma


Burns & McDonnell
94-433-4-001        PANDA

Panda Energy Corporation
Alternative: Case with ICF Dispatch Projections
Panda-Rosemary Cogen Project Refinancing
File Name: CASEICF3.WK4
********************************************************************************
26-Jul-96     Page 1
11:43 AM

OPERATING ASSUMPTIONS

   Planning Period

   Base Year:                1996
   PPA Final Year:           2015
   PPA Remaining Term:         20 years
   Planning Period:            20 years
   Rounding Precision:         -3


                                               Capacity Assumptions
                                               --------------------
                    Summer                     Summer       Winter                      Winter
                 Demonstrated    Capacity     Contract   Demonstrated    Capacity      Contract
  Year             Capacity     Degradation   Capacity     Capacity     Degradation    Capacity
  ----             --------     -----------   --------     --------     -----------    --------
                     (MW)           (%)         (MW)         (MW)           (%)          (MW)
  1996               174.0         0.00%        165.0        198.0         0.00%         198.0
  1997               174.0         0.00%        165.0        198.0         0.00%         198.0
  1998               174.0         0.00%        165.0        198.0         0.00%         198.0
  1999               174.0         0.00%        165.0        198.0         0.00%         198.0
  2000               174.0         0.00%        165.0        198.0         0.00%         198.0
  2001               174.0         0.00%        165.0        198.0         0.00%         198.0
  2002               174.0         0.00%        165.0        198.0         0.00%         198.0
  2003               174.0         0.00%        165.0        198.0         0.00%         198.0
  2004               174.0         0.00%        165.0        198.0         0.00%         198.0
  2005               174.0         0.00%        165.0        198.0         0.00%         198.0
  2006               174.0         0.00%        165.0        198.0         0.00%         198.0
  2007               174.0         0.00%        165.0        198.0         0.00%         198.0
  2008               174.0         0.00%        165.0        198.0         0.00%         198.0
  2009               174.0         0.00%        165.0        198.0         0.00%         198.0
  2010               174.0         0.00%        165.0        198.0         0.00%         198.0
  2011               174.0         0.00%        165.0        198.0         0.00%         198.0
  2012               174.0         0.00%        165.0        198.0         0.00%         198.0
  2013               174.0         0.00%        165.0        198.0         0.00%         198.0
  2014               174.0         0.00%        165.0        198.0         0.00%         198.0
  2015               174.0         0.00%        165.0        198.0         0.00%         198.0

                                                            Dispatch Assumptions
                                                            --------------------
          Summer Gas             Winter Gas                Winter Oil                 VEPCO Gas                  Total
           Dispatch     Summer    Dispatch    Winter gas    Dispatch    Winter Gas    Dispatch     VEPCO Gas    Dispatch
Year       Hours(1)     Output    Hours(1)      Output      Hours(1)      Output     Hours(1)(2)    Output      Hours(1)     Percent
----       --------     ------    --------      ------      --------      ------     -----------    ------      --------     -------
                         (MWh)                   (MWh)                     (MWh)                     (MWh)                     (%)
1996         674       111,210          3         594            0            0          400        66,000         1077       12.29%
1997         625       103,125        119      23,562            0            0          400        66,000         1144       13.06%
1998         918       151,470        219      43,362            0            0          500        82,500         1637       18.69%
1999        1210       199,650        320      63,360            0            0          500        82,500         2030       23.17%
2000        1463       241,395        348      68,904           15        2,970          500        82,500         2326       26.55%
2001        1715       282,975        376      74,448           30        5,940          500        82,500         2621       29.92%
2002        1887       311,355        480      95,040           48        9,504          500        82,500         2915       33.28%
2003        2077       342,705        601     118,998           76       15,048          600        99,000         3354       38.29%
2004        2285       377,025        742     146,916          122       24,156          600        99,000         3749       42.80%
2005        2513       414,645        908     179,784          195       38,610          600        99,000         4216       48.13%
2006        2418       398,970        763     151,074          185       36,630          600        99,000         3966       45.27%
2007        2327       383,955        642     127,116          175       34,650          600        99,000         3744       42.74%
2008        2239       369,435        539     106,722          166       32,868          600        99,000         3544       40.46%
2009        2155       355,575        452      89,496          157       31,086          600        99,000         3364       38.40%
2010        2073       342,045        379      75,042          149       29,502          600        99,000         3201       36.54%
2011        2000       330,000        429      84,942          147       29,106          600        99,000         3176       36.26%
2012        1929       318,285        485      96,030          144       28,512          600        99,000         3158       36.05%
2013        1861       307,065        548     108,504          142       28,116          600        99,000         3151       35.97%
2014        1794       296,010        619     122,562          140       27,720          600        99,000         3153       35.99%
2015        1729       285,285        698     138,204          138       27,324          600        99,000         3165       36.13%

             Electric Heat Assumptions(3)             Aux. Boiler Steam/Chilled Water Assumptions
             ----------------------------             -------------------------------------------
        Demonstrated                Contract     Steam                    C. Water                   Steam
            Heat       Heat Rate      Heat     Production     Steam      Production    C. Water       Heat
Year        Rate      Degradation     Rate       Hours      Production      Hours     Production   Requirement
----        ----      -----------     ----       -----      ----------      -----     ----------   -----------
         (Btu/kWh)        (%)       (Btu/kWh)                 (pph)                    (ton-hr)     (Btu/lb)
1996        8900         0.00%        8900        7800        50,000         4000        1010         1714
1997        8900         0.00%        8900        7800        50,000         4000        1010         1714
1998        8900         0.00%        8900        7800        50,000         4000        1010         1714
1999        8900         0.00%        8900        7800        50,000         4000        1010         1714
2000        8900         0.00%        8900        7800        50,000         4000        1010         1714
2001        8900         0.00%        8900        7800        50,000         4000        1010         1714
2002        8900         0.00%        8900        7800        50,000         4000        1010         1714
2003        8900         0.00%        8900        7800        50,000         4000        1010         1714
2004        8900         0.00%        8900        7800        50,000         4000        1010         1714
2005        8900         0.00%        8900        7800        50,000         4000        1010         1714
2006        8900         0.00%        8900        7800        50,000         4000        1010         1714
2007        8900         0.00%        8900        7800        50,000         4000        1010         1714
2008        8900         0.00%        8900        7800        50,000         4000        1010         1714
2009        8900         0.00%        8900        7800        50,000         4000        1010         1714
2010        8900         0.00%        8900        7800        50,000         4000        1010         1714
2011        8900         0.00%        8900        7800        50,000         4000        1010         1714
2012        8900         0.00%        8900        7800        50,000         4000        1010         1714
2013        8900         0.00%        8900        7800        50,000         4000        1010         1714
2014        8900         0.00%        8900        7800        50,000         4000        1010         1714
2015        8900         0.00%        8900        7800        50,000         4000        1010         1714

(1) Dispatch hour forecast represents equivalent full load dispatch hours incorporating planned and forced outage factors.

(2)  VEPCO gas dispatch forecast during PPA term provided by Panda.

(3)  Net  electrical   generation  heat  rate  including   credit  from  thermal
     production.

                             FUEL COST ASSUMPTIONS


Escalation     1996-2015       ICF Forecast

                                                    Summer Gas Cost
                                                    ---------------
            SSG        SGT         SGT         SGT         SR1       SR2       SRX      Summer   Summer   Summer
         Gulf Spot   Transco      Panda        NCG       Transco     NCNG   Swing Gas    Gas      Gas      Gas
Year       Price       IT      Pipeline IT   Mgt. Fee   Retainage Retainage Retainage   Charge   Charge    Cost    Margin   Margin
----       -----       --      -----------   --------   --------- --------- ---------   ------   ------    ----    ------   ------
         ($/MMBtu)  ($/MMBtu)   ($/MMBtu)   ($/MMBtu)      (%)       (%)       (%)    ($/MMBtu) ($/kWh) ($/MMBtu) ($/MMBtu) ($/kWh)
1996       $1.79     $0.34        $0.26       $0.04       3.79%      2.00%      3.00%    $2.59  $0.02307   $2.26    $0.33   $0.00297
1997       $1.81     $0.34        $0.27       $0.04       3.79%      2.00%      3.00%    $2.62  $0.02335   $2.28    $0.34   $0.00304
1998       $1.84     $0.35        $0.27       $0.04       3.79%      2.00%      3.00%    $2.66  $0.02372   $2.31    $0.35   $0.00312
1999       $1.85     $0.36        $0.28       $0.04       3.79%      2.00%      3.00%    $2.69  $0.02398   $2.34    $0.36   $0.00320
2000       $1.88     $0.37        $0.29       $0.04       3.79%      2.00%      3.00%    $2.75  $0.02447   $2.38    $0.37   $0.00329
2001       $1.96     $0.38        $0.30       $0.04       3.79%      2.00%      3.00%    $2.86  $0.02542   $2.47    $0.38   $0.00339
2002       $2.05     $0.38        $0.31       $0.04       3.79%      2.00%      3.00%    $2.97  $0.02642   $2.57    $0.39   $0.00351
2003       $2.15     $0.39        $0.32       $0.04       3.79%      2.00%      3.00%    $3.10  $0.02757   $2.69    $0.41   $0.00363
2004       $2.26     $0.40        $0.33       $0.04       3.79%      2.00%      3.00%    $3.23  $0.02877   $2.81    $0.42   $0.00375
2005       $2.37     $0.42        $0.34       $0.04       3.79%      2.00%      3.00%    $3.37  $0.03001   $2.94    $0.44   $0.00388
2006       $2.55     $0.43        $0.35       $0.04       3.79%      2.00%      3.00%    $3.59  $0.03198   $3.14    $0.45   $0.00404
2007       $2.75     $0.43        $0.36       $0.04       3.79%      2.00%      3.00%    $3.83  $0.03404   $3.35    $0.47   $0.00421
2008       $2.95     $0.44        $0.37       $0.04       3.79%      2.00%      3.00%    $4.07  $0.03620   $3.57    $0.49   $0.00438
2009       $3.18     $0.45        $0.38       $0.04       3.79%      2.00%      3.00%    $4.34  $0.03859   $3.82    $0.51   $0.00456
2010       $3.41     $0.47        $0.39       $0.04       3.79%      2.00%      3.00%    $4.62  $0.04110   $4.08    $0.53   $0.00475
2011       $3.61     $0.48        $0.40       $0.04       3.79%      2.00%      3.00%    $4.86  $0.04326   $4.31    $0.55   $0.00493
2012       $3.83     $0.48        $0.41       $0.04       3.79%      2.00%      3.00%    $5.11  $0.04552   $4.54    $0.58   $0.00512
2013       $4.05     $0.49        $0.43       $0.04       3.79%      2.00%      3.00%    $5.38  $0.04787   $4.78    $0.60   $0.00531
2014       $4.30     $0.51        $0.44       $0.04       3.79%      2.00%      3.00%    $5.67  $0.05048   $5.05    $0.62   $0.00552
2015       $4.55     $0.52        $0.45       $0.04       3.79%      2.00%      3.00%    $5.98  $0.05321   $5.33    $0.64   $0.00573

                                                     Winter Gas Cost
                                                     ---------------
        WSG                   Panda   WGT    WR1      WR2      WR2      WRX
      Appala-    WGT    WGT   Pipe-   NGC  Transco    CNG     NCNG   Swing Gas  Winter   Winter  Winter   Winter
       chian   Transco  CNG   line    Mgt. Retain-  Retain-  Retain-  Retain-    Gas      Gas     Gas      Gas
Year   Price     IT     IT     IT     Fee    age      age      age      age     Charge   Charge   Cost     Cost    Margin    Margin
----   -----     --     --     --     ---    ---      ---      ---      ---     ------   ------   ----     ----    ------    ------
       (------------$/MMBtu-------------)    (%)      (%)      (%)      (%)   ($/MMBtu)  ($/kWh)($/MMBtu) ($/kWh) ($/MMBtu)  ($/kWh)
1996   $2.28   $0.24  $0.21   $0.26  $0.04   1.97%   2.28%    2.00%    3.00%    $3.23   $0.02878  $2.92  $0.02596 $0.31673  $0.00282
1997   $2.31   $0.24  $0.21   $0.27  $0.04   1.97%   2.28%    2.00%    3.00%    $3.29   $0.02932  $2.97  $0.02642 $0.32541  $0.00290
1998   $2.34   $0.25  $0.21   $0.27  $0.04   1.97%   2.28%    2.00%    3.00%    $3.33   $0.02967  $3.00  $0.02669 $0.33403  $0.00297
1999   $2.36   $0.25  $0.21   $0.28  $0.04   1.97%   2.28%    2.00%    3.00%    $3.37   $0.03001  $3.03  $0.02695 $0.34288  $0.00305
2000   $2.39   $0.26  $0.22   $0.29  $0.04   1.97%   2.28%    2.00%    3.00%    $3.42   $0.03044  $3.07  $0.02731 $0.35196  $0.00313
2001   $2.50   $0.26  $0.23   $0.30  $0.04   1.97%   2.28%    2.00%    3.00%    $3.56   $0.03169  $3.20  $0.02846 $0.36345  $0.00323
2002   $2.62   $0.27  $0.23   $0.31  $0.04   1.97%   2.28%    2.00%    3.00%    $3.72   $0.03311  $3.35  $0.02977 $0.37563  $0.00334
2003   $2.74   $0.28  $0.24   $0.32  $0.04   1.97%   2.28%    2.00%    3.00%    $3.87   $0.03447  $3.48  $0.03102 $0.38789  $0.00345
2004   $2.86   $0.29  $0.25   $0.33  $0.04   1.97%   2.28%    2.00%    3.00%    $4.03   $0.03587  $3.63  $0.03231 $0.40055  $0.00356
2005   $2.98   $0.30  $0.26   $0.34  $0.04   1.97%   2.28%    2.00%    3.00%    $4.19   $0.03733  $3.78  $0.03365 $0.41361  $0.00368
2006   $3.21   $0.30  $0.25   $0.35  $0.04   1.97%   2.28%    2.00%    3.00%    $4.46   $0.03967  $4.03  $0.03584 $0.42962  $0.00382
2007   $3.45   $0.30  $0.26   $0.36  $0.04   1.97%   2.28%    2.00%    3.00%    $4.73   $0.04211  $4.29  $0.03814 $0.44622  $0.00397
2008   $3.69   $0.31  $0.26   $0.37  $0.04   1.97%   2.28%    2.00%    3.00%    $5.02   $0.04465  $4.55  $0.04053 $0.46305  $0.00412
2009   $3.95   $0.32  $0.27   $0.38  $0.04   1.97%   2.28%    2.00%    3.00%    $5.33   $0.04745  $4.85  $0.04317 $0.48088  $0.00428
2010   $4.22   $0.33  $0.28   $0.39  $0.04   1.97%   2.28%    2.00%    3.00%    $5.66   $0.05038  $5.16  $0.04594 $0.49936  $0.00444
2011   $4.46   $0.34  $0.29   $0.40  $0.04   1.97%   2.28%    2.00%    3.00%    $5.95   $0.05298  $5.44  $0.04838 $0.51726  $0.00460
2012   $4.73   $0.35  $0.30   $0.41  $0.04   1.97%   2.28%    2.00%    3.00%    $6.27   $0.05585  $5.74  $0.05108 $0.53622  $0.00477
2013   $5.01   $0.36  $0.31   $0.43  $0.04   1.97%   2.28%    2.00%    3.00%    $6.61   $0.05884  $6.06  $0.05389 $0.55585  $0.00495
2014   $5.28   $0.37  $0.30   $0.44  $0.04   1.97%   2.28%    2.00%    3.00%    $6.93   $0.06163  $6.35  $0.05651 $0.57572  $0.00512
2015   $5.58   $0.36  $0.31   $0.45  $0.04   1.97%   2.28%    2.00%    3.00%    $7.27   $0.06472  $6.68  $0.05941 $0.59675  $0.00531

                                   Winter Fuel Oil Cost
                                   --------------------
          Delivered      Panda      Winter    Winter               Winter
          Fuel Oil      Handling     Oil       Oil     Fuel Oil     Oil
Year        Price        Charge     Charge    Charge    Usage       Cost       Margin      Margin
----        -----        ------     ------    ------    -----       ----       ------      ------
          ($/MMBtu)     ($/MMBtu) ($/MMBtu)  ($/kWh)     (%)     ($/MMBtu)    ($/MMBtu)    ($/kWh)
1996        $4.05        $0.10      $4.14    $0.03686   80.00%     $3.82      $0.32219    $0.00287
1997        $4.21        $0.10      $4.31    $0.03833   80.00%     $3.96      $0.34700    $0.00309
1998        $4.38        $0.10      $4.48    $0.03985   80.00%     $4.10      $0.37759    $0.00336
1999        $4.55        $0.11      $4.66    $0.04144   80.00%     $4.25      $0.40979    $0.00365
2000        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.40      $0.44134    $0.00393
2001        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.43      $0.41551    $0.00370
2002        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.46      $0.38604    $0.00344
2003        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.48      $0.35809    $0.00319
2004        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.51      $0.32905    $0.00293
2005        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.54      $0.29888    $0.00266
2006        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.59      $0.24961    $0.00222
2007        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.64      $0.19805    $0.00176
2008        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.70      $0.14432    $0.00128
2009        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.76      $0.08489    $0.00076
2010        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.82      $0.02271    $0.00020
2011        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.87     ($0.03204)  ($0.00029)
2012        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.93     ($0.09269)  ($0.00082)
2013        $4.73        $0.11      $4.84    $0.04309   80.00%     $5.00     ($0.15601)  ($0.00139)
2014        $4.73        $0.11      $4.84    $0.04309   80.00%     $5.06     ($0.21484)  ($0.00191)
2015        $4.73        $0.11      $4.84    $0.04309   80.00%     $5.12     ($0.27998)  ($0.00249)

                                                  VEPCO Gas Cost
                                                  --------------

          MGT         Panda      VEPCO     VEPCO     Plant         FA        VEPCO      VEPCO     VEPCO        VEPCO
       Management    Pipeline     Gas       Gas     Variable      NCNG     Nomination    Gas    Nomination     Gas
Year      Fee         Charge     Charge    Charge   O&M Costs   Retainage     Fee       Charge     Fee         Cost       Margin
----      ---         ------     ------    ------   ---------   ---------     ---       ------     ---         ----       ------
       ($/MMBtu)    ($/MMBtu)  ($/MMBtu)  ($/kWh)    ($/kWh)       (%)      ($/day)    ($/kWh)   ($/day)      ($/kWh)     ($/kWh)
1996     $0.04        $0.13      $0.17    $0.00150   $0.00222     2.00%     $ 7,500    $0.00391   $ 7,500    $0.00011    $0.00380
1997     $0.04        $0.13      $0.17    $0.00153   $0.00229     2.00%     $ 7,500    $0.00402   $ 7,500    $0.00011    $0.00390
1998     $0.04        $0.14      $0.18    $0.00157   $0.00236     2.00%     $ 9,375    $0.00412   $ 9,375    $0.00011    $0.00401
1999     $0.04        $0.14      $0.18    $0.00161   $0.00243     2.00%     $ 9,375    $0.00423   $ 9,375    $0.00011    $0.00412
2000     $0.04        $0.14      $0.18    $0.00164   $0.00250     2.00%     $ 9,375    $0.00434   $ 9,375    $0.00011    $0.00423
2001     $0.04        $0.14      $0.18    $0.00164   $0.00258     2.00%     $ 9,375    $0.00442   $ 9,375    $0.00011    $0.00431
2002     $0.04        $0.14      $0.18    $0.00164   $0.00266     2.00%     $ 9,375    $0.00450   $ 9,375    $0.00011    $0.00439
2003     $0.04        $0.14      $0.18    $0.00164   $0.00274     2.00%     $11,250    $0.00458   $11,250    $0.00011    $0.00447
2004     $0.04        $0.14      $0.18    $0.00164   $0.00282     2.00%     $11,250    $0.00466   $11,250    $0.00011    $0.00455
2005     $0.04        $0.14      $0.18    $0.00164   $0.00290     2.00%     $11,250    $0.00475   $11,250    $0.00011    $0.00464
2006     $0.04        $0.14      $0.18    $0.00164   $0.00299     2.00%     $11,250    $0.00484   $11,250    $0.00011    $0.00473
2007     $0.04        $0.14      $0.18    $0.00164   $0.00308     2.00%     $11,250    $0.00493   $11,250    $0.00011    $0.00482
2008     $0.04        $0.14      $0.18    $0.00164   $0.00317     2.00%     $11,250    $0.00503   $11,250    $0.00011    $0.00491
2009     $0.04        $0.14      $0.18    $0.00164   $0.00327     2.00%     $11,250    $0.00512   $11,250    $0.00011    $0.00501
2010     $0.04        $0.14      $0.18    $0.00164   $0.00337     2.00%     $11,250    $0.00522   $11,250    $0.00011    $0.00511
2011     $0.04        $0.14      $0.18    $0.00164   $0.00347     2.00%     $11,250    $0.00533   $11,250    $0.00011    $0.00521
2012     $0.04        $0.14      $0.18    $0.00164   $0.00357     2.00%     $11,250    $0.00543   $11,250    $0.00011    $0.00532
2013     $0.04        $0.14      $0.18    $0.00164   $0.00368     2.00%     $11,250    $0.00554   $11,250    $0.00011    $0.00543
2014     $0.04        $0.14      $0.18    $0.00164   $0.00379     2.00%     $11,250    $0.00565   $11,250    $0.00011    $0.00566

                              Auxillary Boiler Steam/Chilled Water Fuel Cost
                              ----------------------------------------------

                                                                             Texas               Steam      Steam
       Gulf Spot    Transco     GRI/ACA      NCG      Transco      CNG        Gas      NCNG      Gas        Gas     Steam
Year     Price     Commodity   Surcharge   Mgt. Fee  Retainage  Retainage  Retainage Retainage   Cost       Cost    Charge   Margin
----     -----     ---------   ---------   --------  ---------  ---------  --------- ---------   ----       ----    ------   ------
       ($/MMBtu)   ($/MMBtu)   ($/MMBtu)  ($/MMBtu)     (%)        (%)        (%)       (%)    ($/MMBtu)  ($/klbs) ($/klbs) ($/klbs)
1996     $1.79       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.05     $3.51    $1.15   ($2.36)
1997     $1.81       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.07     $3.55    $1.15   ($2.40)
1998     $1.84       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.10     $3.60    $1.15   ($2.45)
1999     $1.85       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.11     $3.62    $1.15   ($2.47)
2000     $1.88       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.15     $3.68    $1.15   ($2.53)
2001     $1.96       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.24     $3.83    $1.15   ($2.68)
2002     $2.05       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.34     $4.01    $1.15   ($2.86)
2003     $2.15       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.45     $4.20    $1.15   ($3.05)
2004     $2.26       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%
2005     $2.37       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.68     $4.60    $1.15   ($3.45)
2006     $2.55       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%
2007     $2.75       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $3.10     $5.32    $1.15   ($4.17)
2008     $2.95       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $3.32     $5.69    $1.15   ($4.54)
2009     $3.18       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $3.57     $6.12    $1.15   ($4.97)
2010     $3.41       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $3.83     $6.56    $1.15   ($5.41)
2011     $3.61       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $4.04     $6.93    $1.15   ($5.78)
2012     $3.83       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $4.29     $7.35    $1.15   ($6.20)
2013     $4.05       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $4.53     $7.76    $1.15   ($6.61)
2014     $4.30       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $4.79     $8.21    $1.15   ($7.06)
2015     $4.55       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $5.07     $8.69    $1.15   ($7.54)

PROJECT FINANCING ASSUMPTIONS

                                                           Equal
  Financing Sources of Funds                               Annual
                                        Refinancing     Debt Service
                                        -----------     ------------
  DEBT FINANCING:
       First Mortage Bonds:
           Percentage Financed               85.63%
           Principal Amount           $111,400,000      $11,879,000
           Interest Rate                      8.63%
           Term                               20.0
           Years of Interest Only              0.0
           Debt Service Reserve Fund
                  (% of Principal)            7.26%
           Financing Fees                     2.69%

       Subordinate Debt A:
           Percentage Financed                0.00%
           Principal Amount                     $0               $0
           Interest Rate                      9.00%
           Term                               20.0
           Years of Interest Only              0.0
           Debt Service Reserve Fund
                  (% of Principal)            0.00%
           Financing Fees                     0.00%


  OTHER FINANCING SOURCES:
           Existing Debt Service
                 Reserve Fund           $4,117,388
           Existing Turbine Overhaul
                 Reserve                  $931,032
           Existing Reimbursement
                 Obligation Account     $8,247,605
           Existing Pollution Control
                 Account                $5,256,983
           Existing Spare Parts
                 Account                  $113,737
           Existing Revenue Account        $27,763
                                           -------
           Total Other Financing
                   Sources             $18,694,508

  TOTAL SOURCES OF FUNDS              $130,094,508



  Financing Uses of Funds

  REFINANCING COSTS::
     Operating Account                    $868,226
     Defeasance of Taxable Revenue
            Bonds                     $103,209,600

  PROJECT COSTS:
     Pollution Control Reserve          $5,256,983
     Turbine Overhaul Reserve             $942,632

  FINANCING COSTS
     Debt Service Reserve               $8,090,714
     Fees and Expenses                  $3,000,000

  Partial Redemption of FMCC
         Rosemary Interest              $8,726,353

  TOTAL USES OF FUNDS                 $130,094,508

                Custom Principal
             Amortization Schedules
             ----------------------
          First Mortgage   Subordinate
Year          Bonds          Debt A
----          -----          ------
1996         2,752,798             0
2997         5,500,608             0
1998         5,992,178             0
1999         5,092,966             0
2000         5,472,948             0
2001         5,879,990             0
2002         6,293,568             0
2003         6,737,102             0
2004         7,215,320             0
2005         7,696,926             0
2006         4,292,216             0
2007         4,491,704             0
2008         4,704,828             0
2009         4,919,192             0
2010         5,142,758             0
2011         5,422,034             0
2012         5,691,114             0
2013         5,952,686             0
2014         6,188,248             0
2015         6,030,816             0
====================================
           111,400,000

DEBT SERVICE CALCULATIONS        50.00%
                           1996          1997         1998          1999         2000           2001        2002         2003
                           ----          ----         ----          ----         ----           ----        ----         ----
First Mortgage Bonds:
   Beginning Balance   111,400,000   108,647,202  103,146,594    97,224,416   92,131,450    86,658,502   80,778,512   74,484,944
        Interest         5,175,000     9,192,911    8,704,848     8,220,881    7,769,322     7,284,115    6,763,589    6,206,423
        Principal        2,752,798     5,500,608    5,922,178     5,092,966    5,472,948     5,879,990    6,293,568    6,737,102
        Debt Service     7,927,798    14,693,519   14,627,026    13,313,847   13,242,270    13,164,105   13,057,157   12,943,525
   Ending Balance      108,647,202   103,146,594   97,224,416    92,131,450   86,658,502    80,778,512   74,484,944   67,747,842

Subordinated Debt A:
   Beginning Balance             0             0            0             0            0             0            0            0

        Interest                 0             0            0             0            0             0            0            0
        Principal                0             0            0             0            0             0            0            0
        Debt Service             0             0            0             0            0             0            0            0

   Ending Balance                0             0            0             0            0             0            0            0

TOTAL DEBT SERVICE
        Interest         5,175,000     9,192,911    8,704,848     8,220,881    7,769,322     7,284,115    6,763,589    6,206,423
        Principal        2,752,798     5,500,608    5,922,178     5,092,966    5,472,948     5,879,990    6,293,568    6,737,102
        Debt Service     7,927,798    14,693,519   14,627,026    13,313,847   13,242,270    13,164,105   13,057,157   12,943,525

                           2004          2005        2006         2007          2008           2009         2010          2011
                           ----          ----        ----         ----          ----           ----         ----          ----
First Mortgage Bonds:
   Beginning Balance    67,747,842    60,532,522  52,835,596   48,543,380    44,051,676     39,346,848   34,427,656    29,284,898
        Interest         5,609,882     4,971,983   4,418,244    4,041,589     3,647,284      3,234,560    2,803,049     2,350,454
        Principal        7,215,320     7,696,926   4,292,216    4,491,704     4,704,828      4,919,192    5,142,758     5,422,034
        Debt Service    12,825,202    12,668,909   8,710,460    8,533,293     8,352,112      8,153,752    7,945,807     7,772,488
   Ending Balance       60,532,522    52,835,596  48,543,380   44,051,676    39,346,848     34,427,656   29,284,898    23,862,864

Subordinated Debt A:
   Beginning Balance             0             0           0            0             0              0            0             0

        Interest                 0             0           0            0             0              0            0             0
        Principal                0             0           0            0             0              0            0             0
        Debt Service             0             0           0            0             0              0            0             0

   Ending Balance                0             0           0            0             0              0            0             0

TOTAL DEBT SERVICE
        Interest         5,609,882     4,971,983   4,418,244    4,041,589     3,647,284      3,234,560    2,803,049     2,350,454

        Principal        7,215,320     7,696,926   4,292,216    4,491,704     4,704,828      4,919,192    5,142,758     5,422,034
        Debt Service    12,825,202    12,668,909   8,710,460    8,533,293     8,352,112      8,153,752    7,945,807     7,772,488

                           2012           2013         2014        2015
                           ----           ----         ----        ----
First Mortgage Bonds:
   Beginning Balance    23,862,864     18,171,750   12,219,064   6,030,816
        Interest         1,874,100      1,374,781      853,744     325,100
        Principal        5,691,114      5,952,686    6,188,248   6,030,816
                         ---------      ---------    ---------   ---------
        Debt Service     7,565,214      7,327,467    7,041,992   6,355,916
   Ending Balance       18,171,750     12,219,064    6,030,816           0

Subordinated Debt A:
   Beginning Balance             0              0            0           0

        Interest                 0              0            0           0
        Principal                0              0            0           0
                                 -              -            -           -
        Debt Service             0              0            0           0

   Ending Balance                0              0            0           0

TOTAL DEBT SERVICE
        Interest         1,874,100      1,374,781      853,744     325,100
        Principal        5,691,114      5,952,686    6,188,248   6,030,816
                         ---------      ---------    ---------   ---------
        Debt Service     7,565,214      7,327,467    7,041,992   6,355,916



FUEL COSTS
Dispatch Operations                 1996         1997          1998          1999         2000         2001         2002
                                    ----         ----          ----          ----         ----         ----         ----
Total Hours                         8,760        8,760         8,760         8,760        8,760        8,760        8,760
Summer & VEPCO Capacity             165.0        165.0         165.0         165.0        165.0        165.0        165.0
Winter Capacity                     198.0        198.0         198.0         198.0        198.0        198.0        198.0

Summer Dispatch                       674          625           918         1,210        1,463        1,715        1,887
Winter Gas Dispatch                     3          119           219           320          348          376          480
Winter Oil Dispatch                     0            0             0             0           15           30           48
VEPCO Gas Dispatch                    400          400           500           500          500          500          500
                                      ---          ---           ---           ---          ---          ---          ---
   Total Dispatch Hour              1,077        1,144         1,637         2,030        2,326        2,621        2,915
   Percentage                       12.29%       13.06%        18.69%        23.17%       26.55%       29.92%       33.28%

Winter Starts                           0            3             5             8            9            9           12
Winter Start Duration                  40           40            40            40           40           40           40

Net Generation

Availability Factor [1]             100.0%       100.0%        100.0%        100.0%       100.0%       100.0%       100.0%
Equivalent Load Factor              100.0%       100.0%        100.0%        100.0%       100.0%       100.0%       100.0%

[1] Equivalent full load dispatch hours from Dispatch Assumptions incorporate planned outage and forced outage availability factors.

Summer Output  MWh                111,210      103,125       151,470       199,650      241,395      282,975      311,355
Winter Gas Output MWh                 594       23,562        43,362        63,360       68,904       74,448       95,040
Winter Oil Dispatch  MWh                0            0             0             0        2,970        5,940        9,504
VEPCO Gas Dispatch  MWh            66,000       66,000        82,500        82,500       82,500       82,500       82,500
                                   ------       ------        ------        ------       ------       ------       ------
Net Generation MWh                177,804      192,687       277,332       345,510      395,769      445,863      498,399


Fuel Usage - Electrical Generation

Net Electric
    Heat Rate  Btu/kWh               8900         8900          8900          8900         8900         8900         8900

Summer Gas Fuel MMBtu             989,769      917,813     1,348,083     1,776,885    2,148,416    2,518,478    2,771,060
Winter Gas Fuel MMBtu               5,287      209,702       385,922       563,904      613,246      662,587      845,856
Winter Oil Fuel MMBtu                   0            0             0             0       26,433       52,866       84,586
VEPCO Gas Fuel MMBtu              587,400      587,400       734,250       734,250      734,250      734,250      734,250
                                  -------      -------       -------       -------      -------      -------      -------
   Total Fuel MMBtu             1,582,456    1,714,914     2,468,255     3,075,039    3,522,344    3,968,181    4,435,751


Fuel Cost - Electrical Generation

Summer Gas Fuel $/MMBtu             $2.26        $2.28         $2.31         $2.34        $2.38        $2.47        $2.57
Winter Gas Fuel $/MMBtu             $2.92        $2.97         $3.00         $3.03        $3.07        $3.20        $3.35
Winter Oil Fuel $/MMBtu             $3.82        $3.96         $4.10         $4.25        $4.40        $4.43        $4.46
VEPCO Gas Fuel $/kWh             $0.00011     $0.00011      $0.00011      $0.00011     $0.00011     $0.00011     $0.00011

Summer Gas Fuel $               2,236,000    2,094,000     3,120,000     4,149,000    5,113,000    6,233,000    7,134,000
Winter Gas Fuel $                  15,000      623,000     1,157,000     1,708,000    1,882,000    2,119,000    2,829,000
Winter Oil Fuel $                       0            0             0             0      116,000      234,000      377,000
VEPCO Gas Fuel  $                   7,500        7,500         9,400         9,400        9,400        9,400        9,400
                                    -----        -----         -----         -----        -----        -----        -----
Total Fuel Cost $               2,258,500    2,724,500     4,286,400     5,866,400    7,120,400    8,595,400   10,349,400


Total Fuel Costs - Cogen Plant

Summer Gas Fuel $               2,236,000    2,094,000     3,120,000     4,149,000    5,113,000    6,233,000    7,134,000
Winter Gas Fuel $                  15,000      623,000     1,157,000     1,708,000    1,882,000    2,119,000    2,829,000
Winter Oil Fuel $                       0            0             0             0      116,000      234,000      377,000
VEPCO Gas Fuel  $                   7,500        7,500         9,400         9,400        9,400        9,400        9,400

Fuel Usage - Thermal MMBtu         35,561       38,537        55,466        69,102       79,154       89,173       99,680
Fuel Cost - Thermal [2]$           73,000       80,000       116,000       146,000      170,000      199,000      233,000
                                   ------       ------       -------       -------      -------      -------      -------
   Total Fuel Costs -
                 Cogen Plant    2,332,000    2,805,000     4,402,000     6,012,000    7,290,000    8,794,000   10,582,000

   Average Fuel Cost($/MMBtu)       $1.44        $1.60         $1.74         $1.91        $2.02        $2.17        $2.33
   Average Fuel Cost($/kWh)       $0.0131      $0.0146       $0.0159       $0.0174      $0.0184      $0.0197      $0.0212

[2] Boiler fuel cost estimate below used to determine fuel cost allocation of thermal production.

Steam/Chilled Water

Steam Production Hours              7,800        7,800         7,800         7,800        7,800        7,800        7,800
Chilled Water Production            4,000        4,000         4,000         4,000        4,000        4,000        4,000

Steam Production Hours - Boiler     6,723        6,656         6,163         5,770        5,474        5,179        4,885
Chilled Water Production
                 Hours - Boil       2,923        2,856         2,363         1,970        1,689        1,409        1,133

Steam Fuel - Boiler MMBtu         576,161      570,419       528,169       494,489      469,122      443,840      418,645
C. Water Fuel - Boiler MMBtu       90,070       88,006        72,814        60,704       52,045       43,417       34,913
                                   ------       ------        ------        ------       ------       ------       ------
Total Boiler Fuel  MMBtu          666,231      658,425       600,983       555,193      521,167      487,258      453,557

Boiler Fuel Cost $/MMBtu            $2.05        $2.07         $2.10         $2.11        $2.15        $2.24        $2.34

Boiler Fuel Cost $              1,365,000    1,365,000     1,261,000     1,172,000    1,120,000    1,089,000    1,062,000


FUEL COSTS
Dispatch Operations                 2003         2004          2005          2006         2007         2008         2009
                                    ----         ----          ----          ----         ----         ----         ----
Total Hours                         8,760        8,760         8,760         8,760        8,760        8,760        8,760
Summer & VEPCO Capacity             165.0        165.0         165.0         165.0        165.0        165.0        165.0
Winter Capacity                     198.0        198.0         198.0         198.0        198.0        198.0        198.0

Summer Dispatch                     2,077        2,285         2,513         2,418        2,327        2,239        2,155
Winter Gas Dispatch                   601          742           908           763          642          539          452
Winter Oil Dispatch                    76          122           195           185          175          166          157
VEPCO Gas Dispatch                    600          600           600           600          600          600          600
                                      ---          ---           ---           ---          ---          ---          ---
   Total Dispatch Hour              3,354        3,749         4,216         3,966        3,744        3,544        3,364
   Percentage                       38.29%       42.80%        48.13%        45.27%       42.74%       40.46%       38.40%

Winter Starts                          15           19            23            19           16           13           11
Winter Start Duration                  40           40            40            40           40           40           40

Net Generation

Availability Factor [1]             100.0%      100.0%         100.0%        100.0%       100.0%       100.0%       100.0%
Equivalent Load Factor              100.0%      100.0%         100.0%        100.0%       100.0%       100.0%       100.0%

[1] Equivalent full load dispatch hours from Dispatch Assumptions incorporate planned outage and forced outage availability factors.

Summer Output  MWh                342,705     377,025        414,645       398,970      383,955      369,435      355,575
Winter Gas Output MWh             118,998     146,916        179,784       151,074      127,116      106,722       89,496
Winter Oil Dispatch  MWh           15,048      24,156         38,610        36,630       34,650       32,868       31,086
VEPCO Gas Dispatch  MWh            99,000      99,000         99,000        99,000       99,000       99,000       99,000
                                   ------      ------         ------        ------       ------       ------       ------
Net Generation MWh                575,751     647,097        732,039       685,674      644,721      608,025      575,157


Fuel Usage - Electrical Generation

Net Electric
    Heat Rate  Btu/kWh               8900        8900           8900          8900         8900         8900         8900

Summer Gas Fuel MMBtu           3,050,075   3,355,523      3,690,341     3,550,833    3,417,200    3,287,972    3,164,618
Winter Gas Fuel MMBtu           1,059,082   1,307,552      1,600,078     1,344,559    1,131,332      949,826      796,514
Winter Oil Fuel MMBtu             133,927     214,988        343,629       326,007      308,385      292,525      276,665
VEPCO Gas Fuel MMBtu              881,100     881,100        881,100       881,100      881,100      881,100      881,100
                                  -------     -------        -------       -------      -------      -------      -------
   Total Fuel MMBtu             5,124,184   5,759,163      6,515,147     6,102,499    5,738,017    5,411,423    5,118,897

Fuel Cost - Electrical Generation

Summer Gas Fuel $/MMBtu             $2.69       $2.81          $2.94         $3.14        $3.35        $3.57        $3.82
Winter Gas Fuel $/MMBtu             $3.48       $3.63          $3.78         $4.03        $4.29        $4.55        $4.85
Winter Oil Fuel $/MMBtu             $4.48       $4.51          $4.54         $4.59        $4.64        $4.70        $4.76
VEPCO Gas Fuel $/kWh             $0.00011    $0.00011       $0.00011      $0.00011     $0.00011     $0.00011     $0.00011

Summer Gas Fuel $               8,205,000   9,431,000     10,835,000    11,146,000   11,455,000   11,754,000   12,100,000
Winter Gas Fuel $               3,691,000   4,747,000      6,050,000     5,415,000    4,848,000    4,325,000    3,864,000
Winter Oil Fuel $                 600,000     970,000      1,561,000     1,497,000    1,432,000    1,374,000    1,316,000
VEPCO Gas Fuel $                   11,300      11,300         11,300        11,300       11,300       11,300       11,300
Total Fuel Cost $              12,507,300  15,159,300     18,457,300    18,069,300   17,746,300   17,464,300   17,291,300

Total Fuel Costs - Cogen Plant

Summer Gas Fuel $               8,205,000   9,431,000     10,835,000    11,146,000   11,455,000   11,754,000   12,100,000
Winter Gas Fuel $               3,691,000   4,747,000      6,050,000     5,415,000    4,848,000    4,325,000    3,864,000
Winter Oil Fuel $                 600,000     970,000      1,561,000     1,497,000    1,432,000    1,374,000    1,316,000
VEPCO Gas Fuel  $                  11,300      11,300         11,300        11,300       11,300       11,300       11,300

Fuel Usage - Thermal MMBtu        115,150     129,419        146,408       137,135      128,944      121,605      115,031
Fuel Cost - Thermal [2]$          282,000     332,000        393,000       395,000      400,000      404,000      410,000
                                  -------     -------        -------       -------      -------      -------      -------
   Total Fuel Costs -
              Cogen Plant      12,789,000  15,491,000     18,850,000    18,464,000   18,146,000   17,868,000   17,701,000

   Average Fuel Cost($/MMBtu)       $2.44       $2.63          $2.83         $2.96        $3.09        $3.23        $3.38
   Average Fuel Cost($/kWh)       $0.0222     $0.0239        $0.0257       $0.0269      $0.0281      $0.0294      $0.0308

[2] Boiler fuel cost estimate below used to determine fuel cost allocation of thermal production.

Steam/Chilled Water

Steam Production Hours              7,800       7,800          7,800         7,800        7,800        7,800        7,800
Chilled Water Production            4,000       4,000          4,000         4,000        4,000        4,000        4,000

Steam Production Hours - Boiler     4,446       4,051          3,584         3,834        4,056        4,256        4,436
Chilled Water Production
                 Hours - Boil         722         373              0           219          431          622          793

Steam Fuel - Boiler MMBtu         381,022     347,171        307,149       328,574      347,599
C. Water Fuel - Boiler MMBtu       22,248      11,494              0         6,748       13,281       19,166       24,436
                                   ------      ------              -         -----       ------       ------       ------
Total Boiler Fuel  MMBtu          403,270     358,664        307,149       335,322      360,880      383,906      404,601

Boiler Fuel Cost $/MMBtu            $2.45       $2.56          $2.68         $2.88        $3.10        $3.32        $3.57

Boiler Fuel Cost $                988,000     919,000        824,000       966,000    1,120,000    1,276,000    1,444,000


FUEL COSTS
Dispatch Operations                 2010         2011          2012          2013         2014         2015
                                    ----         ----          ----          ----         ----         ----
Total Hours                         8,760        8,760         8,760         8,760        8,760        8,760
Summer & VEPCO Capacity             165.0        165.0         165.0         165.0        165.0        165.0
Winter Capacity                     198.0        198.0         198.0         198.0        198.0        198.0

Summer Dispatch                     2,073        2,000         1,929         1,861        1,794        1,729
Winter Gas Dispatch                   379          429           485           548          619          698
Winter Oil Dispatch                   149          147           144           142          140          138
VEPCO Gas Dispatch                    600          600           600           600          600          600
                                      ---          ---           ---           ---          ---          ---
   Total Dispatch Hour              3,201        3,176         3,158         3,151        3,153        3,165
   Percentage                       36.54%       36.26%        36.05%        35.97%       35.99%       36.13%

Winter Starts                           9           11            12            14           15           17
Winter Start Duration                  40           40            40            40           40           40

Net Generation

Availability Factor [1]             100.0%       100.0%        100.0%        100.0%       100.0%       100.0%
Equivalent Load Factor              100.0%       100.0%        100.0%        100.0%       100.0%       100.0%

[1] Equivalent full load dispatch hours from Dispatch Assumptions incorporate planned outage and forced outage availability factors.

Summer Output  MWh                342,045      330,000       318,285       307,065      296,010      285,285
Winter Gas Output MWh              75,042       84,942        96,030       108,504      122,562      138,204
Winter Oil Dispatch  MWh           29,502       29,106        28,512        28,116       27,720       27,324
VEPCO Gas Dispatch  MWh            99,000       99,000        99,000        99,000       99,000       99,000
                                   ------       ------        ------        ------       ------       ------
Net Generation MWh                545,589      543,048       541,827       542,685      545,292      549,813


Fuel Usage - Electrical Generation

Net Electric
    Heat Rate  Btu/kWh               8900         8900          8900          8900         8900         8900

Summer Gas Fuel MMBtu           3,044,201    2,937,000     2,832,737     2,732,879    2,634,489    2,539,037
Winter Gas Fuel MMBtu             667,874      755,984       854,667       965,686    1,090,802    1,230,016
Winter Oil Fuel MMBtu             262,568      259,043       253,757       250,232      246,708      243,184
VEPCO Gas Fuel MMBtu              881,100      881,100       881,100       881,100      881,100      881,100
                                  -------      -------       -------       -------      -------      -------
   Total Fuel MMBtu             4,855,742    4,833,127     4,822,260     4,829,897    4,853,099    4,893,336

Fuel Cost - Electrical Generation

Summer Gas Fuel $/MMBtu             $4.08        $4.31         $4.54         $4.78        $5.05        $5.33
Winter Gas Fuel $/MMBtu             $5.16        $5.44         $5.74         $6.06        $6.35        $6.68
Winter Oil Fuel $/MMBtu             $4.82        $4.87         $4.93         $5.00        $5.06        $5.12   VEPCO Gas Fuel $/kWh
Summer Gas Fuel $              12,433,000   12,648,000    12,858,000    13,066,000   13,309,000   13,546,000
Winter Gas Fuel $               3,447,000    4,109,000     4,905,000     5,848,000    6,926,000    8,211,000
Winter Oil Fuel $               1,265,000    1,262,000     1,252,000     1,250,000    1,247,000    1,245,000
VEPCO Gas Fuel $                   11,300       11,300        11,300        11,300       11,300       11,300
Total Fuel Cost $              17,156,300   18,030,300    19,026,300    20,175,300   21,493,300   23,013,300

Total Fuel Costs - Cogen Plant

Summer Gas Fuel $              12,433,000   12,648,000    12,858,000    13,066,000   13,309,000   13,546,000
Winter Gas Fuel $               3,447,000    4,109,000     4,905,000     5,848,000    6,926,000    8,211,000
Winter Oil Fuel $               1,265,000    1,262,000     1,252,000     1,250,000    1,247,000    1,245,000
VEPCO Gas Fuel  $                  11,300       11,300        11,300        11,300       11,300       11,300

Fuel Usage - Thermal MMBtu        109,118      108,610       108,365       108,537      109,058      109,963
Fuel Cost - Thermal [2]$          417,000      439,000       465,000       491,000      523,000      558,000
                                  -------      -------       -------       -------      -------      -------
   Total Fuel Costs -
              Cogen Plant      17,573,000   18,469,000    19,491,000    20,666,000   22,016,000   23,571,000

   Average Fuel Cost($/MMBtu)       $3.54        $3.74         $3.95         $4.18        $4.44        $4.71
   Average Fuel Cost($/kWh)       $0.0322      $0.0340       $0.0360       $0.0381      $0.0404      $0.0429

[2] Boiler fuel cost estimate below used to determine fuel cost allocation of thermal production.

Steam/Chilled Water

Steam Production Hours              7,800        7,800         7,800         7,800        7,800        7,800
Chilled Water Production            4,000        4,000         4,000         4,000        4,000        4,000

Steam Production Hours - Boiler     4,599        4,624         4,642         4,649        4,647        4,635
Chilled Water Production
                 Hours - Boil         948          971           986           991          987          973

Steam Fuel - Boiler MMBtu         394,134      396,277       397,819       398,419      398,248      397,220
C. Water Fuel - Boiler MMBtu       29,212       29,921        30,383        30,537       30,414       29,982
                                   ------       ------        ------        ------       ------       ------
Total Boiler Fuel  MMBtu          423,346      426,197       428,202       428,956      428,662      427,202

Boiler Fuel Cost $/MMBtu            $3.83        $4.04         $4.29         $4.53        $4.79        $5.07

Boiler Fuel Cost $              1,620,000    1,723,000     1,836,000     1,941,000    2,054,000    2,167,000


PLANT OPERATING COSTS

                                       1995           1996
                                 Estimated Actual    Budget        Escalation
                                 ----------------    ------        ----------
Fuel Transportation Costs:
   Firm Transportation - Transco    $1,097,889     $1,080,318         0.00%
   Less: Capacity Release                   $0      ($132,000)        0.00%
   Fuel Management Fee                $240,000       $240,000         3.00%
                                      --------       --------
Total Fuel Transportation           $1,337,889     $1,188,318

Operating Costs:
   O&M Contract Fee                 $1,641,825     $1,703,120         3.00%
   General Maintenance & Repairs      $144,622       $160,825         8.00%
   Planned Plant Maintenance          $156,972       $328,425         3.00%
   Additional Maintenance             $274,024       $155,000         0.00%
   Parts Replacement                  $228,392       $167,940         3.00%
   Other Plant Expenses                $34,930        $52,100         3.00%
   Panda Management Fee [2]           $480,000             $0         0.00%
   Office & Admin Expenses            $231,061       $190,015         3.00%
   Property Taxes                     $977,109       $972,000        -3.00%
   Insurance                          $298,728       $300,000         3.00%
   VEPCO Performance LOC               $64,602        $66,232   Input Panda Forecast
                                       -------        -------
Total Operating Costs               $4,532,265     $4,095,657

Total Plant Operating Cost          $5,870,154     $5,283,975


Plant Operating Costs              1996       1997        1998         1999         2000       2001         2002          2003
                                   ----       ----        ----         ----         ----       ----         ----          ----
Firm Transportation - Transco   1,080,000   1,080,000   1,080,000    1,080,000   1,080,000   1,080,000   1,080,000     1,080,000

Capacity Release Revenues        (132,000)   (316,000)   (316,000)    (316,000)   (316,000)   (316,000)   (316,000)     (316,000)
Fuel Management Fee               240,000     247,000     255,000      262,000     270,000     278,000     287,000       295,000
O&M Contract Fee                1,703,000   1,754,000   1,807,000    1,861,000   1,917,000   1,974,000   2,034,000     2,095,000

General Maintenance & Repairs     161,000     174,000     188,000      203,000     219,000     236,000     255,000       276,000
Planned Plant Maintenanance       328,000     338,000     348,000      359,000     370,000     381,000     392,000       404,000
Additional Maintenance            155,000     155,000     155,000      155,000     155,000     155,000     155,000       155,000
Parts Replacement                 168,000     173,000     178,000      184,000     189,000     195,000     201,000       207,000
Other Plant Expenses               52,000      54,000      55,000       57,000      59,000      60,000      62,000        64,000
Panda Management Fee [2]                0           0           0            0           0           0           0             0
Office & Admin Expenses           190,000     196,000     202,000      208,000     214,000     220,000     227,000       234,000
Property Taxes                    972,000     943,000     915,000      887,000     861,000     835,000     810,000       785,000
Insurance                         300,000     309,000     318,000      328,000     338,000     348,000     358,000       369,000
VEPCO Performance LOC              66,000      66,000      66,000       66,000      84,000      84,000      84,000        84,000
                                   ------      ------      ------       ------      ------      ------      ------        ------
Plant Operating Costs           5,283,000   5,173,000   5,251,000    5,334,000   5,440,000   5,530,000   5,629,000     5,732,000

Percent Change                     -10.00%      -2.08%       1.51%        1.58%       1.99%       1.65%       1.79%         1.83%

[1] Capacity release revenues based on estimated 1800 MMBtu/d and 50% recovery of tariff rate starting in August 1996.

[2]  Panda Management Fee will be subordinated to all Project costs.


Plant Operating Costs              2004          2005         2006           2007        2008        2009         2010
                                   ----          ----         ----           ----        ----        ----         ----
Firm Transportation - Transco   1,080,000      1,080,000    1,080,000     1,080,000    1,080,000   1,080,000    1,080,000

Capacity Release Revenues        (316,000)      (316,000)    (316,000)     (316,000)    (316,000)   (316,000)    (316,000)
Fuel Management Fee               304,000        313,000      323,000       332,000      342,000     352,000      363,000
O&M Contract Fee                2,157,000      2,222,000    2,289,000     2,358,000    2,428,000   2,501,000    2,576,000

General Maintenance & Repairs     298,000        321,000      347,000       375,000      405,000     437,000      472,000
Planned Plant Maintenanance       416,000        429,000      441,000       455,000      468,000     482,000      497,000
Additional Maintenance            155,000        155,000      155,000       155,000      155,000     155,000      155,000
Parts Replacement                 213,000        219,000      226,000       232,000      239,000     247,000      254,000
Other Plant Expenses               66,000         68,000       70,000        72,000       74,000      77,000       79,000
Panda Management Fee [2]                0              0            0             0            0           0            0
Office & Admin Expenses           241,000        248,000      255,000       263,000      271,000     279,000      287,000
Property Taxes                    762,000        739,000      717,000       695,000      674,000     654,000      635,000
Insurance                         380,000        391,000      403,000       415,000      428,000     441,000      454,000
VEPCO Performance LOC              84,000         84,000       84,000        84,000       84,000      84,000       84,000
                                   ------         ------       ------        ------       ------      ------       ------
Plant Operating Costs           5,840,000       5,953,00    6,074,000     6,200,000    6,332,000   6,473,000    6,620,000

Percent Change                       1.88%          1.93%        2.03%         2.07%        2.13%       2.23%        2.27%

[1] Capacity release revenues based on estimated 1800 MMBtu/d and 50% recovery of tariff rate starting in August 1996.

[2]  Panda Management Fee will be subordinated to all Project costs.


Plant Operating Costs                    2011          2012         2013         2014         2015
                                         ----          ----         ----         ----         ----
Firm Transportation - Transco         1,080,000     1,080,000    1,080,000    1,080,000    1,080,000

Capacity Release Revenues              (316,000)     (316,000)    (316,000)    (316,000)    (316,000)
Fuel Management Fee                     374,000       385,000      397,000      409,000      421,000
O&M Contract Fee                      2,653,000     2,733,000    2,815,000    2,899,000    2,986,000

General Maintenance & Repairs           510,000       551,000      595,000      643,000      694,000
Planned Plant Maintenanance             512,000       527,000      543,000      559,000      576,000
Additional Maintenance                  155,000       155,000      155,000      155,000      155,000
Parts Replacement                       262,000       269,000      278,000      286,000      294,000
Other Plant Expenses                     81,000        84,000       86,000       89,000       91,000
Panda Management Fee [2]                      0             0            0            0            0
Office & Admin Expenses                 296,000       305,000      314,000      323,000      333,000
Property Taxes                          616,000       597,000      579,000      562,000      545,000
Insurance                               467,000       481,000      496,000      511,000      526,000
VEPCO Performance LOC                    84,000        84,000       84,000       84,000       84,000
                                         ------        ------       ------       ------       ------
Plant Operating Costs                 6,774,000     6,935,000    7,106,000    7,284,000    7,469,000

Percent Change                             2.33%         2.38%        2.47%        2.50%        2.54%

[1] Capacity release revenues based on estimated 1800 MMBtu/d and 50% recovery of tariff rate starting in August 1996.

[2]  Panda Management Fee will be subordinated to all Project costs.


VARIABLE PLANT COSTS

                                                    1995            1996
                                                   Actual          Summary        Escalation
                                                   ------          -------        ----------
Plant Electricity Usage
   Hours Not Dispatched                               7698            7683
   Average Electric Load (kW)                         1150            1150
   Electric Rate ($/kWh)                           $0.0440         $0.0453            3.00%
                                                   -------         -------
Total Plant Electricity Usage                     $389,519        $400,423

Water & Chemical Usage
   Hours Dispatched                                   1062            1077
   Gallons per Hour Usage - Cogen                   32,000          32,000
   Steam/Chilled Water Production Hours             11,800          11,800
   Gallons per Hour Usage - Boiler                   8,000           8,000
   Total Gallons (1000s)                           128,384         128,864
   Water & Chemical Cost ($/1000 gal)                $1.34           $1.38            3.00%
                                                     -----           -----
Total Water & Chemical Usage                      $172,035        $177,858

Water Discharge
   Hours Dispatched                                   1062            1077
   Gallons per Hour Usage - Cogen                    8,000           8,000
   Steam/Chilled Water Production Hours             11,800          11,800
   Gallons per Hour Usage - Boiler                   2,000           2,000
   Total Gallons (1000s)                            32,096          32,216
   Water Discharge Cost ($/1000 gal)                 $1.09           $1.12            3.00%
                                                     -----           -----
Total Water Discharge                              $34,985         $36,169



Plant Variable Costs                    1996     1997     1998     1999      2000      2001      2002      2003      2004      2005
                                        ----     ----     ----     ----      ----      ----      ----      ----      ----      ----
Hours Dispatched                         1077     1144     1637     2030      2326      2621      2915      3354      3749      4216
Hours Not Dispatched                     7683     7616     7123     6730      6434      6139      5845      5406      5011      4544
Steam/Chilled Water Production Hours   11,800   11,800   11,800   11,800    11,800    11,800    11,800    11,800    11,800    11,800

Plant Electricity Usage               400,000  409,000  394,000  383,000   377,000   371,000   364,000   347,000   331,000   309,000
Water & Chemical Usage                178,000  186,000  215,000  240,000   262,000   285,000   309,000   342,000   375,000   413,000
Water Discharge                        36,000   38,000   44,000   49,000    53,000    58,000    63,000    70,000    76,000    84,000
                                       ------   ------   ------   ------    ------    ------    ------    ------    ------    ------
   Total Plant Variable Cost          614,000  633,000  653,000  672,000   692,000   714,000   736,000   759,000   782,000   806,000

Plant Variable Costs                   2006     2007     2008     2009     2010     2011     2012       2013       2014       2015
                                       ----     ----     ----     ----     ----     ----     ----       ----       ----       ----
Hours Dispatched                        3966     3744     3544     3364     3201     3176     3158       3151       3153       3165
Hours Not Dispatched                    4794     5016     5216     5396     5559     5584     5602       5609       5607       5595
Steam/Chilled Water Production Hours  11,800   11,800   11,800   11,800   11,800   11,800   11,800     11,800     11,800     11,800

Plant Electricity Usage              336,000  362,000  388,000  413,000  438,000  453,000  469,000    483,000    497,000    511,000
Water & Chemical Usage               411,000  409,000  409,000  410,000  411,000  422,000  433,000    445,000    459,000    474,000
Water Discharge                       83,000   83,000   83,000   83,000   84,000   86,000   88,000     91,000     93,000     96,000
                                      ------   ------   ------   ------   ------   ------   ------     ------     ------     ------
   Total Plant Variable Cost         830,000  854,000  880,000  906,000  933,000  961,000  990,000  1,019,000  1,049,000  1,081,000

REVENUE GENERATION
Dispatch Operations              1996        1997         1998        1999         2000        2001         2002         2003
                                 ----        ----         ----        ----         ----        ----         ----         ----
Total Hours                       8,760       8,760        8,760       8,760        8,760       8,760        8,760        8,760
Summer & VEPCO Capacity           165.0       165.0        165.0       165.0        165.0       165.0        165.0        165.0
Winter Capacity                   198.0       198.0        198.0       198.0        198.0       198.0        198.0        198.0

Summer Dispatch                     674         625          918       1,210        1,463       1,715        1,887        2,077
Winter Gas Dispatch                   3         119          219         320          348         376          480          601
Winter Oil Dispatch                   0           0            0           0           15          30           48           76
VEPCO Gas Dispatch                  400         400          500         500          500         500          500          600
     Total Dispatch Hours         1,077       1,144        1,637       2,030        2,326       2,621        2,915        3,354
     Percentage                   12.29%      13.06%       18.69%      23.17%       26.55%      29.92%       33.28%       38.29%

Winter Starts                         0           3            5           8            9           9           12           15
Winter Start Duration                40          40           40          40           40          40           40           40

Net Generation

Availability Factor               100.0%      100.0%       100.0%      100.0%       100.0%      100.0%       100.0%       100.0%
Load Factor                       100.0%      100.0%       100.0%      100.0%       100.0%      100.0%       100.0%       100.0%

Summer Output   MWh             111,210     103,125      151,470     199,650      241,395     282,975      311,355      342,705
Winter Gas Output MWh               594      23,562       43,362      63,360       68,904      74,448       95,040      118,998
Winter Oil Dispatch MWh               0           0            0           0        2,970       5,940        9,504       15,048
VEPCO Gas Dispatch MWh           66,000      66,000       82,500      82,500       82,500      82,500       82,500       99,000
Net Generation  MWh             177,804     192,687      277,332     345,510      395,769     445,863      498,399      575,751


Capacity Revenues

Capacity Rate   $/kw-mo          $12.49      $11.65       $11.65      $10.82       $10.82      $10.82       $10.82       $10.82
Capacity Revenues - Summer   12,363,000  11,537,000   11,537,000  10,713,000   10,713,000  10,713,000   10,713,000   10,713,000
Capacity Revenues - Winter   14,836,000  13,845,000   13,845,000  12,855,000   12,855,000  12,855,000   12,855,000   12,855,000
Total Capacity Revenues      27,199,000  25,382,000   25,382,000  23,568,000   23,568,000  23,568,000   23,568,000   23,568,000

Energy Revenues

Summer Gas Charge $/kWh         $0.0231     $0.0233      $0.0237     $0.0240      $0.0245     $0.0254      $0.0264      $0.0276
Winter Gas Charge $/kWh         $0.0288     $0.0293      $0.0297     $0.0300      $0.0304     $0.0317      $0.0331      $0.0345
Winter Oil Charge $/kWh         $0.0369     $0.0383      $0.0399     $0.0414      $0.0431     $0.0431      $0.0431      $0.0431
VEPCO Gas Chargee $/kWh         $0.0039     $0.0040      $0.0041     $0.0042      $0.0043     $0.0044      $0.0045      $0.0046
Variable O&M Charge $/kWh       $0.0022     $0.0023      $0.0024     $0.0024      $0.0025     $0.0026      $0.0027      $0.0027

Summer Gas Revenues $         2,813,000   2,644,000    3,950,000   5,273,000    6,510,000   7,923,000    9,054,000   10,387,000
Winter Gas Revenues $            18,000     745,000    1,389,000   2,055,000    2,270,000   2,552,000    3,400,000    4,427,000
Winter Oil Revenues $                 0           0            0           0      135,000     271,000      435,000      690,000
VEPCO Gas Revenues $            258,000     265,000      340,000     349,000      358,000     365,000      371,000      454,000
Total Energy Revenues $       3,089,000   3,654,000    5,679,000   7,677,000    9,273,000  11,111,000   13,260,000   15,958,000


Start Revenues

Winter Gas Start Payment        $38,286     $38,286      $38,286     $38,286      $38,286     $38,286      $38,286      $38,286
Winter Gas Start Revenues             0     154,000      283,000     499,000      611,000     566,000      687,000      779,000


Thermal Revenues

Steam Production Hours            7,800       7,800        7,800       7,800        7,800       7,800        7,800        7,800
Chilled Water Production Hours    4,000       4,000        4,000       4,000        4,000       4,000        4,000        4,000

Steam Production pph             50,000      50,000       50,000      50,000       50,000      50,000       50,000       50,000
Chilled Water Production tph      1,010       1,010        1,010       1,010        1,010       1,010        1,010        1,010

Steam Production  klbs          390,000     390,000      390,000     390,000      390,000     390,000      390,000      390,000
Chilled Water Productio ktons     4,040       4,040        4,040       4,040        4,040       4,040        4,040        4,040

Steam Charge    $/klbs            $1.15       $1.15        $1.15       $1.15        $1.15       $1.15        $1.15        $1.15
Chilled Water Charge $/ton       $0.035      $0.035       $0.035      $0.035       $0.035      $0.040       $0.040       $0.040

Steam Revenues  $               449,000     449,000      449,000     449,000      449,000     449,000      449,000      449,000
Chilled Water Revenues $        141,000     141,000      141,000     141,000      141,000     162,000      162,000      162,000
Total Thermal Revenues $        590,000     590,000      590,000     590,000      590,000     611,000      611,000      611,000

REVENUE GENERATION
Dispatch Operations                2004         2005         2006        2007        2008         2009         2010         2011
                                   ----         ----         ----        ----        ----         ----         ----         ----
Total Hours                         8,760        8,760        8,760       8,760       8,760        8,760        8,760        8,760
Summer & VEPCO Capacity             165.0        165.0        165.0       165.0       165.0        165.0        165.0        165.0
Winter Capacity                     198.0        198.0        198.0       198.0       198.0        198.0        198.0        198.0

Summer Dispatch                     2,285        2,513        2,418       2,327       2,239        2,155        2,073        2,000
Winter Gas Dispatch                   742          908          763         642         539          452          379          429
Winter Oil Dispatch                   122          195          185         175         166          157          149          147
VEPCO Gas Dispatch                    600          600          600         600         600          600          600          600
     Total Dispatch Hours           3,749        4,216        3,966       3,744       3,544        3,364        3,201        3,176
     Percentage                     42.80%       48.13%       45.27%      42.74%      40.46%       38.40%       36.54%

Winter Starts                          19           23           19          16          13           11            9           11
Winter Start Duration                  40           40           40          40          40           40           40           40

Net Generation

Availability Factor                 100.0%       100.0%       100.0%      100.0%      100.0%       100.0%       100.0%       100.0%
Load Factor                         100.0%       100.0%       100.0%      100.0%      100.0%       100.0%       100.0%       100.0%

Summer Output   MWh               377,025      414,645      398,970     383,955     369,435      355,575      342,045      330,000
Winter Gas Output MWh             146,916      179,784      151,074     127,116     106,722       89,496       75,042       84,942
Winter Oil Dispatch MWh            24,156       38,610       36,630      34,650      32,868       31,086       29,502       29,106
VEPCO Gas Dispatch MWh             99,000       99,000       99,000      99,000      99,000       99,000       99,000       99,000
Net Generation  MWh               647,097      732,039      685,674     644,721     608,025      575,157      545,589      543,048


Capacity Revenues

Capacity Rate   $/kw-mo            $10.82       $10.82        $8.32       $8.32       $8.32        $8.32        $8.32        $8.32
Capacity Revenues - Summer     10,713,000   10,713,000    8,238,000   8,238,000   8,238,000    8,238,000    8,238,000    8,238,000
Capacity Revenues - Winter     12,855,000   12,855,000    9,885,000   9,885,000   9,885,000    9,885,000    9,885,000    9,885,000
Total Capacity Revenues        23,568,000   23,568,000   18,123,000  18,123,000  18,123,000   18,123,000   18,123,000   18,123,000

Energy Revenues

Summer Gas Charge $/kWh         $ $0.0288      $0.0300      $0.0320     $0.0340     $0.0362      $0.0386      $0.0411      $0.0433
Winter Gas Charge $/kWh         $ $0.0359      $0.0373      $0.0397     $0.0421     $0.0446      $0.0475      $0.0504      $0.0530
Winter Oil Charge $/kWh         $ $0.0431      $0.0431      $0.0431     $0.0431     $0.0431      $0.0431      $0.0431      $0.0431
VEPCO Gas Chargee $/kWh         $ $0.0047      $0.0048      $0.0048     $0.0049     $0.0050      $0.0051      $0.0052      $0.0053
Variable O&M Charge $/kWh       $ $0.0028      $0.0029      $0.0030     $0.0031     $0.0032      $0.0033      $0.0034      $0.0035

Summer Gas Revenues $          11,909,000   13,648,000   13,951,000  14,254,000  14,544,000   14,884,000   15,209,000   15,419,000
Winter Gas Revenues $           5,684,000    7,233,000    6,444,000   5,744,000   5,104,000    4,539,000    4,033,000    4,795,000
Winter Oil Revenues $           1,109,000    1,776,000    1,688,000   1,600,000   1,520,000    1,441,000    1,370,000    1,355,000
VEPCO Gas Revenues $              462,000      470,000      479,000     488,000     498,000      507,000      517,000      527,000
Total Energy Revenues $        19,164,000   23,127,000   22,562,000  22,086,000  21,666,000   21,371,000   21,129,000   22,096,000


Start Revenues

Winter Gas Start Payment          $38,286      $38,286      $38,286     $38,286     $38,286      $38,286      $38,286      $38,286
Winter Gas Start Revenues         881,000      934,000      515,000     124,000     498,000      421,000      345,000      421,000


Thermal Revenues

Steam Production Hours              7,800        7,800        7,800       7,800       7,800        7,800        7,800        7,800
Chilled Water Production Hours      4,000        4,000        4,000       4,000       4,000        4,000        4,000        4,000

Steam Production pph               50,000       50,000       50,000      50,000      50,000       50,000       50,000       50,000
Chilled Water Production tph        1,010        1,010        1,010       1,010       1,010        1,010        1,010        1,010

Steam Production  klbs            390,000      390,000      390,000     390,000     390,000      390,000      390,000      390,000
Chilled Water Productio ktons       4,040        4,040        4,040       4,040       4,040        4,040        4,040        4,040

Steam Charge    $/klbs              $1.15        $1.15        $1.15       $1.15       $1.15        $1.15        $1.15        $1.15
Chilled Water Charge $/ton         $0.040       $0.040       $0.045      $0.045      $0.045       $0.045       $0.045       $0.050

Steam Revenues  $                 449,000      449,000      449,000     449,000     449,000      449,000      449,000      449,000
Chilled Water Revenues $          162,000      162,000      182,000     182,000     182,000      182,000      182,000      202,000
Total Thermal Revenues $          611,000      611,000      631,000     631,000     631,000      631,000      631,000      651,000

REVENUE GENERATION
Dispatch Operations                 2012         2013         2014         2015
                                    ----         ----         ----         ----
Total Hours                         8,760        8,760        8,760        8,760
Summer & VEPCO Capacity             165.0        165.0        165.0        165.0
Winter Capacity                     198.0        198.0        198.0        198.0

Summer Dispatch                     1,929        1,861        1,794        1,729
Winter Gas Dispatch                   485          548          619          698
Winter Oil Dispatch                   144          142          140          138
VEPCO Gas Dispatch                    600          600          600          600
     Total Dispatch Hours           3,158        3,151        3,153        3,165
     Percentage

Winter Starts                          12           14           15           17
Winter Start Duration                  40           40           40           40

Net Generation

Availability Factor                 100.0%       100.0%       100.0%       100.0%
Load Factor                         100.0%       100.0%       100.0%       100.0%

Summer Output   MWh               318,285      307,065      296,010      285,285
Winter Gas Output MWh              96,030      108,504      122,562      138,204
Winter Oil Dispatch MWh            28,512       28,116       27,720       27,324
VEPCO Gas Dispatch MWh             99,000       99,000       99,000       99,000
Net Generation  MWh               541,827      542,685      545,292      549,813


Capacity Revenues

Capacity Rate   $/kw-mo             $8.32        $8.32        $8.32        $8.32
Capacity Revenues - Summer      8,238,000    8,238,000    8,238,000    8,238,000
Capacity Revenues - Winter      9,885,000    9,885,000    9,885,000    9,885,000
Total Capacity Revenues        18,123,000   18,123,000   18,123,000   18,123,000

Energy Revenues

Summer Gas Charge $/kWh           $0.0455      $0.0479      $0.0505      $0.0532
Winter Gas Charge $/kWh           $0.0558      $0.0588      $0.0616      $0.0647
Winter Oil Charge $/kWh           $0.0431      $0.0431      $0.0431      $0.0431
VEPCO Gas Chargee $/kWh           $0.0054      $0.0055      $0.0057      $0.0058
Variable O&M Charge $/kWh         $0.0036      $0.0037      $0.0038      $0.0039

Summer Gas Revenues $          15,625,000   15,827,000   16,065,000   16,294,000
Winter Gas Revenues $           5,706,000    6,783,000    8,018,000    9,484,000
Winter Oil Revenues $           1,330,000    1,315,000    1,299,000    1,284,000
VEPCO Gas Revenues $              538,000      549,000      560,000      571,000
Total Energy Revenues $        23,199,000   24,474,000   25,942,000   27,633,000


Start Revenues

Winter Gas Start Payment          $38,286      $38,286      $38,286      $38,286
Winter Gas Start Revenues         459,000      536,000      574,000      651,000


Thermal Revenues

Steam Production Hours              7,800        7,800        7,800        7,800
Chilled Water Production Hours      4,000        4,000        4,000        4,000

Steam Production pph               50,000       50,000       50,000       50,000
Chilled Water Production tph        1,010        1,010        1,010        1,010

Steam Production  klbs            390,000      390,000      390,000      390,000
Chilled Water Productio ktons       4,040        4,040        4,040        4,040

Steam Charge    $/klbs              $1.15        $1.15        $1.15        $1.15
Chilled Water Charge $/ton         $0.050       $0.050       $0.050       $0.050

Steam Revenues  $                 449,000      449,000      449,000      449,000
Chilled Water Revenues $          202,000      202,000      202,000      202,000
Total Thermal Revenues $          651,000      651,000      651,000      651,000


FINANCIAL FORECAST
Revenues                            7/96-12/96 [1]     1997         1998        1999         2000         2001         2002
                                    --------------     ----         ----        ----         ----         ----         ----
Revenues from Electric Sales:
     Total Capacity Revenues           13,599,500   25,382,000   25,382,000  23,568,000   23,568,000   23,568,000   23,568,000

Energy Charges
   Summer Gas Charge                    1,406,500    2,644,000    3,950,000   5,273,000    6,510,000    7,923,000    9,054,000
   Winter Gas Charge                        9,000      745,000    1,389,000   2,055,000    2,270,000    2,552,000    3,400,000
   Winter Oil Charge                            0            0            0           0      135,000      271,000      435,000
   VEPCO Gas Charge                       129,000      265,000      340,000     349,000      358,000      365,000      371,000
                                          -------      -------      -------     -------      -------      -------      -------
   Total Energy Revenues                1,544,500    3,654,000    5,679,000   7,677,000    9,273,000   11,111,000   13,260,000

Winter Gas Start Revenues                       0      154,000      283,000     499,000      611,000      566,000      687,000

Steam Sales Revenues                      224,500      449,000      449,000     449,000      449,000      449,000      449,000
Chilled Water Sales Revenues               70,500      141,000      141,000     141,000      141,000      162,000      162,000
                                           ------      -------      -------     -------      -------      -------      -------
     Total Thermal Revenues               295,000      590,000      590,000     590,000      590,000      611,000      611,000

Total Sales Revenues                   15,439,000   29,780,000   31,934,000  32,334,000   34,042,000   35,856,000   38,126,000

Interest - D.S.R.   5.0%                  194,000      371,000      354,000     336,000      335,000      333,000      330,000
                                          -------      -------      -------     -------      -------      -------      -------
Total Revenues                         15,633,000   30,151,000   32,288,000  32,670,000   34,377,000   36,189,000   38,456,000


Expenses

Fuel Costs - Cogen Plant                1,166,000    2,805,000    4,402,000   6,012,000    7,290,000    8,794,000   10,582,000
Fuel Costs - Boiler                       682,500    1,365,000    1,261,000   1,172,000    1,120,000    1,089,000   1,062,000
Plant Operating Costs                   2,575,500    5,173,000    5,251,000   5,334,000    5,440,000    5,530,000   5,629,000
Plant Variable Costs                      307,000      633,000      653,000     672,000      692,000      714,000   736,000
                                          -------      -------      -------     -------      -------      -------   -------
Total Operating Costs                   4,731,000    9,976,000   11,567,000  13,190,000   14,542,000   16,127,000   18,009,000

Rev. Avail. for Debt Service           10,902,000   20,175,000   20,721,000  19,480,000   19,835,000   20,062,000   20,447,000


Debt Service

Total Interest Costs                    5,175,000    9,193,000    8,705,000   8,221,000    7,769,000    7,284,000    6,764,000
Total Principal Payments                2,753,000    5,501,000    5,922,000   5,093,000    5,473,000    5,880,000    6,294,000
                                        ---------    ---------    ---------   ---------    ---------    ---------    ---------
     Total Debt Service                 7,928,000   14,694,000   14,627,000  13,314,000   13,242,000   13,164,000   13,058,000


Operating Cashflow

Pre-Tax Cashflow from Operations        2,974,000    5,481,000    6,094,000   6,166,000    6,593,000    6,898,000    7,389,000

Overhaul Reserve Fund Additions          (140,000)    (306,000)    (452,000)   (577,000)    (681,000)    (790,000)    (905,000)

Expected Debt Service Reserve Releases    655,000       26,000      670,000      30,000       33,000       47,000       50,000
Debt Service Reserve Fund Additions             0            0            0           0            0            0            0
                                                -            -            -           -            -            -            -

Net Balance from Operations [2]         3,489,000    5,201,000    6,312,000   5,619,000    5,945,000    6,155,000    6,534,000


Debt Service Coverage

Revenue Avail. for Debt Service        10,902,000   20,175,000   20,721,000  19,480,000   19,835,000   20,062,000   20,447,000

Total Interest Costs                    5,175,000    9,193,000    8,705,000   8,221,000    7,769,000    7,284,000    6,764,000
Total Principal Payments                2,753,000    5,501,000    5,922,000   5,093,000    5,473,000    5,880,000    6,294,000
                                        ---------    ---------    ---------   ---------    ---------    ---------    ---------
     Total Debt Service Costs           7,928,000   14,694,000   14,627,000  13,314,000   13,242,000   13,164,000   13,058,000

Times Interest Coverage                      2.11         2.19         2.38        2.37         2.55         2.75         3.02
Times Total Debt Coverage                    1.38         1.37         1.42        1.46         1.50         1.52         1.57


[1] Project closing of July 1996 assumed. Reflects one-half year's operations following refinancing.

[2]  Available for capital expenditures or distributions to Project owners.


FINANCIAL FORECAST
Revenues                                   2003         2004         2005         2006         2007         2008         2009
                                           ----         ----         ----         ----         ----         ----         ----
Revenues from Electric Sales:
     Total Capacity Revenues            23,568,000   23,568,000   23,568,000   18,123,000   18,123,000   18,123,000   18,123,000

Energy Charges
   Summer Gas Charge                    10,387,000   11,909,000   13,648,000   13,951,000   14,254,000   14,544,000   14,884,000
   Winter Gas Charge                     4,427,000    5,684,000    7,233,000    6,444,000    5,744,000    5,104,000    4,539,000
   Winter Oil Charge                       690,000    1,109,000    1,776,000    1,688,000    1,600,000    1,520,000    1,441,000
   VEPCO Gas Charge                        454,000      462,000      470,000      479,000      488,000      498,000      507,000
                                           -------      -------      -------      -------      -------      -------      -------
   Total Energy Revenues                15,958,000   19,164,000   23,127,000   22,562,000   22,086,000   21,666,000   21,371,000

Winter Gas Start Revenues                  779,000      881,000      934,000      515,000      124,000      498,000      421,000

Steam Sales Revenues                       449,000      449,000      449,000      449,000      449,000      449,000      449,000
Chilled Water Sales Revenues               162,000      162,000      162,000      182,000      182,000      182,000      182,000
                                           -------      -------      -------      -------      -------      -------      -------
     Total Thermal Revenues                611,000      611,000      611,000      631,000      631,000      631,000      631,000

Total Sales Revenues                    40,916,000   44,224,000   48,240,000   41,831,000   40,964,000   40,918,000   40,546,000

Interest - D.S.R.   5.0%                   328,000      325,000      272,000      219,000      215,000      210,000      205,000
                                           -------      -------      -------      -------      -------      -------      -------
Total Revenues                          41,244,000   44,549,000   48,512,000   42,050,000   41,179,000   41,128,000   40,751,000


Expenses

Fuel Costs - Cogen Plant                12,789,000   15,491,000   18,850,000   18,464,000   18,146,000   17,868,000   17,701,000
Fuel Costs - Boiler                        988,000      919,000      824,000      966,000    1,120,000    1,276,000    1,444,000
Plant Operating Costs                    5,732,000    5,840,000    5,953,000    6,074,000    6,200,000    6,332,000    6,473,000
Plant Variable Costs                       759,000      782,000      806,000      830,000      854,000      880,000      906,000
                                           -------      -------      -------      -------      -------      -------      -------
Total Operating Costs                   20,268,000   23,032,000   26,433,000   26,334,000   26,320,000   26,356,000   26,524,000

Rev. Avail. for Debt Service            20,976,000   21,517,000   22,079,000   15,716,000   14,859,000   14,772,000   14,227,000


Debt Service

Total Interest Costs                     6,206,000    5,610,000    4,972,000    4,418,000    4,042,000    3,647,000    3,235,000
Total Principal Payments                 6,737,000    7,215,000    7,697,000    4,292,000    4,492,000    4,705,000    4,919,000
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------
     Total Debt Service                 12,943,000   12,825,000   12,669,000    8,710,000    8,534,000    8,352,000    8,154,000


Operating Cashflow

Pre-Tax Cashflow from Operations         8,033,000    8,692,000    9,410,000    7,006,000    6,325,000    6,420,000    6,073,000

Overhaul Reserve Fund Additions         (1,072,000)  (1,235,000)  (1,430,000)  (1,386,000)  (1,347,000)  (1,314,000)  (1,284,000)

Expected Debt Service Reserve Releases      51,000       70,000    2,034,000       85,000       87,000       96,000      100,000
Debt Service Reserve Fund Additions              0            0            0            0            0            0            0
                                                 -            -            -            -            -            -            -

Net Balance from Operations [2]          7,012,000    7,527,000   10,014,000    5,705,000    5,065,000    5,202,000    4,889,000


Debt Service Coverage

Revenue Avail. for Debt Service         20,976,000   21,517,000   22,079,000   15,716,000   14,859,000   14,772,000   14,227,000

Total Interest Costs                     6,206,000    5,610,000    4,972,000    4,418,000    4,042,000    3,647,000    3,235,000
Total Principal Payments                 6,737,000    7,215,000    7,697,000    4,292,000    4,492,000    4,705,000    4,919,000
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------
     Total Debt Service Costs           12,943,000   12,825,000   12,669,000    8,710,000    8,534,000    8,352,000    8,154,000

Times Interest Coverage                       3.38         3.84         4.44         3.56         3.68         4.05         4.40
Times Total Debt Coverage                     1.62         1.68         1.74         1.80         1.74         1.77         1.74


[1] Project closing of July 1996 assumed. Reflects one-half year's operations following refinancing.

[2]  Available for capital expenditures or distributions to Project owners.


FINANCIAL FORECAST
Revenues                                    2010         2011         2012         2013         2014         2015
                                            ----         ----         ----         ----         ----         ----
Revenues from Electric Sales:
     Total Capacity Revenues             18,123,000   18,123,000   18,123,000   18,123,000   18,123,000   18,123,000

Energy Charges
   Summer Gas Charge                     15,209,000   15,419,000   15,625,000   15,827,000   16,065,000   16,294,000
   Winter Gas Charge                      4,033,000    4,795,000    5,706,000    6,783,000    8,018,000    9,484,000
   Winter Oil Charge                      1,370,000    1,355,000    1,330,000    1,315,000    1,299,000    1,284,000
   VEPCO Gas Charge                         517,000      527,000      538,000      549,000      560,000      571,000
                                            -------      -------      -------      -------      -------      -------
   Total Energy Revenues                 21,129,000   22,096,000   23,199,000   24,474,000   25,942,000   27,633,000

Winter Gas Start Revenues                   345,000      421,000      459,000      536,000      574,000      651,000

Steam Sales Revenues                        449,000      449,000      449,000      449,000      449,000      449,000
Chilled Water Sales Revenues                182,000      202,000      202,000      202,000      202,000      202,000
                                            -------      -------      -------      -------      -------      -------
     Total Thermal Revenues                 631,000      651,000      651,000      651,000      651,000      651,000

Total Sales Revenues                     40,228,000   41,291,000   42,432,000   43,784,000   45,290,000   47,058,000

Interest - D.S.R.   5.0%                    201,000      196,000      191,000      185,000      169,000       79,000
                                            -------      -------      -------      -------      -------       ------
Total Revenues                           40,429,000   41,487,000   42,623,000   43,969,000   45,459,000   47,137,000


Expenses

Fuel Costs - Cogen Plant                 17,573,000   18,469,000   19,491,000   20,666,000   22,016,000   23,571,000
Fuel Costs - Boiler                       1,620,000    1,723,000    1,836,000    1,941,000    2,054,000    2,167,000
Plant Operating Costs                     6,620,000    6,774,000    6,935,000    7,106,000    7,284,000    7,469,000
Plant Variable Costs                        933,000      961,000      990,000    1,019,000    1,049,000    1,081,000
                                            -------      -------      -------    ---------    ---------    ---------
Total Operating Costs                    26,746,000   27,927,000   29,252,000   30,732,000   32,403,000   34,288,000

Rev. Avail. for Debt Service             13,683,000   13,560,000   13,371,000   13,237,000   13,056,000   12,849,000


Debt Service

Total Interest Costs                      2,803,000    2,350,000    1,874,000    1,375,000      854,000      325,000
Total Principal Payments                  5,143,000    5,422,000    5,691,000    5,953,000    6,188,000    6,031,000
                                          ---------    ---------    ---------    ---------    ---------    ---------
     Total Debt Service                   7,946,000    7,772,000    7,565,000    7,328,000    7,042,000    6,356,000


Operating Cashflow

Pre-Tax Cashflow from Operations          5,737,000    5,788,000    5,806,000    5,909,000    6,014,000    6,493,000

Overhaul Reserve Fund Additions          (1,259,000)  (1,287,000)  (1,318,000)  (3,354,000)  (2,396,000)  (1,443,000)

Expected Debt Service Reserve Releases       82,000       99,000      115,000      139,000      476,000    3,145,000
Debt Service Reserve Fund Additions               0            0            0            0            0            0
                                                  -            -            -            -            -            -

Net Balance from Operations [2]           4,560,000    4,600,000    4,603,000    2,694,000    4,094,000    8,195,000


Debt Service Coverage

Revenue Avail. for Debt Service          13,683,000   13,560,000   13,371,000   13,237,000   13,056,000   12,849,000

Total Interest Costs                      2,803,000    2,350,000    1,874,000    1,375,000      854,000      325,000
Total Principal Payments                  5,143,000    5,422,000    5,691,000    5,953,000    6,188,000    6,031,000
                                          ---------    ---------    ---------    ---------    ---------    ---------
     Total Debt Service Costs             7,946,000    7,772,000    7,565,000    7,328,000    7,042,000    6,356,000

Times Interest Coverage                        4.88         5.77         7.14         9.63        15.29        39.54
Times Total Debt Coverage                      1.72         1.74         1.77         1.81         1.85         2.02

[1] Project closing of July 1996 assumed. Reflects one-half year's operations following refinancing.

[2]  Available for capital expenditures or distributions to Project owners.

RESERVE FUNDS
Debt Service Reserve Fund              1996        1997        1998        1999        2000        2001        2002         2003
                                       ----        ----        ----        ----        ----        ----        ----         ----
Beginning Balance                   8,090,714   7,435,714   7,409,285   6,739,285   6,709,642   6,677,142   6,630,356    6,580,713
     Additions                              0           0           0           0           0           0           0            0
     Interest  5.00%                  388,000     371,000     354,000     336,000     335,000     333,000     330,000      328,000
     Withdrawals                     (388,000)   (371,000)   (354,000)   (336,000)   (335,000)   (333,000)   (330,000)    (328,000)
     Releases                        (655,000)    (26,429)   (670,000)    (29,643)    (32,500)    (46,786)    (49,643)     (51,429)
                                     --------     -------    --------     -------     -------     -------     -------      -------
Ending Balance                      7,435,714   7,409,285   6,739,285   6,709,642   6,677,142   6,630,356   6,580,713    6,529,284


Overhaul Reserve Fund

Beginning Balance                     942,632     904,632   1,256,632   1,565,632   2,213,632   1,214,632   1,874,632    1,247,632
     Additions                        280,000     306,000     452,000     577,000     681,000     790,000     905,000    1,072,000
     Additional Overhaul Allowance          0           0           0           0           0           0           0            0
     Interest  5.00%                               46,000      54,000      71,000      94,000      86,000      77,000       78,000
     Turbine Overhauls               (318,000)          0    (197,000)          0  (1,774,000)   (216,000) (1,609,000)  (2,575,000)
     Other Withdrawals                      0           0           0           0           0           0           0            0
     Interest Withdrawal                    0           0           0           0           0           0           0            0
     Releases                               0           0           0           0           0           0           0            0
                                            -           -           -           -           -           -           -            -
Ending Balance                        904,632   1,256,632   1,565,632   2,213,632   1,214,632   1,874,632   1,247,632     (177,368)


Dispatch Hours  [1]                     1,077       1,144       1,637       2,030       2,326       2,621       2,915        3,354
Reserve Addition  3.00%                  $260        $268        $276        $284        $293        $301        $310         $320
Reserve Addition                      280,000     306,000     452,000     577,000     681,000     790,000     905,000    1,072,000

Overhaul Requirements
Frame 6 Operating Hours                 4,863       6,007       7,644       9,674      12,000      14,621      17,536       20,890
Estimated Maintenance Factor             2.82        2.82        2.82        2.82        2.82        2.82        2.82         2.82
Frame 6 Factored Hours                 14,056      16,940      21,556      27,281      33,840      41,231      49,452       58,910

Combustion Inspection (CI)  [2]                               $59,000                 $63,000     $65,000                  $69,000
Hot Gas Path Inspection (HGP)  [3]
Major Overhaul (MO)  [4]                                                                                   $1,513,000

Frame 7 Operating Hours                 3,525       4,669       6,306       8,336      10,662      13,283      16,198       19,552
Estimated Maintenance Factor             2.82        2.82        2.82        2.82        2.82        2.82        2.82         2.82
Frame 7 Factored Hours                 10,186      13,167      17,783      23,508      30,067      37,458      45,678       55,137

Combustion Inspection (CI)  [5]                               $85,000                             $93,000     $96,000
Hot Gas Path Inspection (HGP)  [6]                                                 $1,711,000
Major Overhaul (MO)  [7]                                                                                                $2,445,000

Steam Turbine Equiv. Hours              9,029      10,173      11,810      13,840      16,166      18,787      21,702       25,056

Limited ST Overhaul (LO)  [8]                                 $53,000                             $58,000                  $61,000
Major ST Overhaul (MO)  [9]          $318,000
                                     --------
Total Overhaul Costs                 $318,000          $0    $197,000          $0  $1,774,000    $216,000  $1,609,000   $2,575,000

RESERVE FUNDS
Debt Service Reserve Fund              2004        2005        2006         2007       2008         2009        2010        2011
                                       ----        ----        ----         ----       ----         ----        ----        ----
Beginning Balance                   6,529,284   6,458,927   4,424,641    4,339,284   4,252,141   4,156,427    4,056,070   3,973,927
     Additions                              0           0           0            0           0           0            0           0
     Interest  5.00%                  325,000     272,000     219,000      215,000     210,000     205,000      201,000     196,000
     Withdrawals                     (325,000)   (272,000)   (219,000)    (215,000)   (210,000)   (205,000)    (201,000)   (196,000)
     Releases                         (70,357) (2,034,286)    (85,357)     (87,143)    (95,714)   (100,357)     (82,143)    (99,286)
                                      -------  ----------     -------      -------     -------    --------      -------     -------
Ending Balance                      6,458,927   4,424,641   4,339,284    4,252,141   4,156,427   4,056,070    3,973,927   3,874,641


Overhaul Reserve Fund

Beginning Balance                    (177,368)    912,632    (777,368)     309,632   1,382,632  (1,019,368)      64,632  (1,921,368)
     Additions                      1,235,000   1,430,000   1,386,000    1,347,000   1,314,000   1,284,000    1,259,000   1,287,000
     Additional Overhaul Allowance          0           0           0            0           0           0            0           0
     Interest  5.00%                   27,000      18,000      49,000       84,000      38,000     (12,000)      42,000       9,000
     Turbine Overhauls               (172,000) (1,315,000)   (183,000)  (4,506,000)   (265,000)   (199,000)  (3,703,000)   (212,000)
     Other Withdrawals                      0           0           0            0           0           0            0           0
     Interest Withdrawal                    0           0           0            0           0           0            0           0
     Releases                               0           0           0            0           0           0            0           0
                                            -           -           -            -           -           -            -           -
Ending Balance                        912,632   1,045,632   2,297,632     (777,368)    309,632   1,382,632   (1,019,368)     64,632


Dispatch Hours  [1]                     3,749       4,216       3,966        3,744       3,544       3,364        3,201       3,176
Reserve Addition  3.00%                  $329        $339        $349         $360        $371        $382         $393        $405
Reserve Addition                    1,235,000   1,430,000   1,386,000    1,347,000   1,314,000   1,284,000    1,259,000   1,287,000

Overhaul Requirements
Frame 6 Operating Hours                24,639      28,855      32,821       36,565      40,109      43,473       46,674      49,850
Estimated Maintenance Factor             2.82        2.82        2.82         2.82        2.82        2.82         2.82        2.82
Frame 6 Factored Hours                 69,482      81,371      92,555      103,113     113,107     122,594      131,621     140,577

Combustion Inspection (CI)  [2]       $71,000                 $75,000                  $80,000     $82,000                  $87,000
Hot Gas Path Inspection (HGP)  [3]             $1,211,000                                                    $1,404,000
Major Overhaul (MO)  [4]                                                $1,754,000

Frame 7 Operating Hours                23,301      27,517      31,483       35,227      38,771      42,135       45,336      48,512
Estimated Maintenance Factor             2.82        2.82        2.82         2.82        2.82        2.82         2.82        2.82
Frame 7 Factored Hours                 65,709      77,598      88,782       99,340     109,334     118,821      127,848     136,804

Combustion Inspection (CI)  [5]      $101,000    $104,000    $108,000                 $114,000    $117,000                 $125,000
Hot Gas Path Inspection (HGP)  [6]                                                                           $2,299,000
Major Overhaul (MO)  [7]                                                $2,752,000

Steam Turbine Equiv. Hours             28,805      33,021      36,987       40,731      44,275      47,639       50,840      54,016

Limited ST Overhaul (LO)  [8]                                                          $71,000
Major ST Overhaul (MO)  [9]


Total Overhaul Costs                 $172,000  $1,315,000    $183,000   $4,506,000    $265,000    $199,000   $3,703,000    $212,000

RESERVE FUNDS
Debt Service Reserve Fund                2012        2013         2014        2015
                                         ----        ----         ----        ----
Beginning Balance                     3,874,641   3,759,998    3,621,069    3,145,447
     Additions                                0           0            0            0
     Interest  5.00%                    191,000     185,000      169,000       79,000
     Withdrawals                       (191,000)   (185,000)    (169,000)     (79,000)
     Releases                          (114,643)   (138,929)    (475,622)  (3,145,449)
                                       --------    --------     --------   ----------
Ending Balance                        3,759,998   3,621,069    3,145,477           (2)


Overhaul Reserve Fund

Beginning Balance                        64,632  (1,921,368)  (2,060,368)       4,632
     Additions                        1,318,000   1,354,000    1,396,000    1,443,000
     Additional Overhaul Allowance            0   2,000,000    1,000,000            0
     Interest  5.00%                    (24,000)    (46,000)    (100,000)     (51,000)
     Turbine Overhauls               (3,280,000) (3,447,000)    (231,000)  (2,763,000)
     Other Withdrawals                        0           0            0            0
     Interest Withdrawal                      0           0            0            0
     Releases                                 0           0            0            0
                                              -           -            -            -
Ending Balance                       (1,921,368) (2,060,368)       4,632   (1,366,368)


Dispatch Hours  [1]                       3,158       3,151        3,153        3,165
Reserve Addition  3.00%                    $417        $430         $443         $456
Reserve Addition                      1,318,000   1,354,000    1,396,000    1,443,000

Overhaul Requirements
Frame 6 Operating Hours                  53,008      56,159       59,312       62,477
Estimated Maintenance Factor               2.82        2.82         2.82         2.82
Frame 6 Factored Hours                  149,483     158,368      167,260      176,185

Combustion Inspection (CI)  [2]         $90,000                  $95,000      $98,000
Hot Gas Path Inspection (HGP)  [3]
Major Overhaul (MO)  [4]                         $2,094,000

Frame 7 Operating Hours                  51,670      54,821       57,974       61,139
Estimated Maintenance Factor               2.82        2.82         2.82         2.82
Frame 7 Factored Hours                  145,709     154,595      163,487      172,412

Combustion Inspection (CI)  [5]                    $132,000     $136,000
Hot Gas Path Inspection (HGP)  [6]                                         $2,665,000
Major Overhaul (MO)  [7]             $3,190,000

Steam Turbine Equiv. Hours               57,174      60,325       63,478       66,643

Limited ST Overhaul (LO)  [8]
Major ST Overhaul (MO)  [9]                      $1,221,000
                                                 ----------
Total Overhaul Costs                 $3,280,000  $3,447,000     $231,000   $2,763,000



[1]  Equivalent full load dispatch hours.
[2]  CI conducted each 8,000 factored hours. Estimated cost of $56,000 (1996$)

[3]  HGP  conducted  each  24,000  factored  hours.  Estimated  cost of $928,000
     (1996$)
[4]  MO conducted  each 48,000  factored  hours.  Estimated  cost of  $1,267,000
     (1996$)
[5] CI conducted each 8,000 factored hours. Estimated cost of $80,000 (1996$) [6] HGP conducted each 24,000 factored hours. Estimated cost of $1,520,000
     (1996$)
[7]  MO conducted  each 40,000  factored  hours.  Estimated  cost of  $1,988,000
     (1996$)
[8]  LO  conducted  each  16,000  equivalent  hours.  Estimated  cost of $50,000
     (1996$)
[9]  MO  conducted  each 50,000  equivalent  hours.  Estimated  cost of $739,000
     (1996$)

OPERATING ASSUMPTIONS

   Planning Period

   Base Year:                1996
   PPA Final Year:           2015
   PPA Remaining Term:         20 years
   Planning Period:            20 years
   Rounding Precision:         -3


                                               Capacity Assumptions
                                               --------------------
                    Summer                     Summer       Winter                      Winter
                 Demonstrated    Capacity     Contract   Demonstrated    Capacity      Contract
  Year             Capacity     Degradation   Capacity     Capacity     Degradation    Capacity
  ----             --------     -----------   --------     --------     -----------    --------
                     (MW)           (%)         (MW)         (MW)           (%)          (MW)
  1996               174.0         0.00%        165.0        198.0         0.00%         198.0
  1997               174.0         0.00%        165.0        198.0         0.00%         198.0
  1998               174.0         0.00%        165.0        198.0         0.00%         198.0
  1999               174.0         0.00%        165.0        198.0         0.00%         198.0
  2000               174.0         0.00%        165.0        198.0         0.00%         198.0
  2001               174.0         0.00%        165.0        198.0         0.00%         198.0
  2002               174.0         0.00%        165.0        198.0         0.00%         198.0
  2003               174.0         0.00%        165.0        198.0         0.00%         198.0
  2004               174.0         0.00%        165.0        198.0         0.00%         198.0
  2005               174.0         0.00%        165.0        198.0         0.00%         198.0
  2006               174.0         0.00%        165.0        198.0         0.00%         198.0
  2007               174.0         0.00%        165.0        198.0         0.00%         198.0
  2008               174.0         0.00%        165.0        198.0         0.00%         198.0
  2009               174.0         0.00%        165.0        198.0         0.00%         198.0
  2010               174.0         0.00%        165.0        198.0         0.00%         198.0
  2011               174.0         0.00%        165.0        198.0         0.00%         198.0
  2012               174.0         0.00%        165.0        198.0         0.00%         198.0
  2013               174.0         0.00%        165.0        198.0         0.00%         198.0
  2014               174.0         0.00%        165.0        198.0         0.00%         198.0
  2015               174.0         0.00%        165.0        198.0         0.00%         198.0

                                                            Dispatch Assumptions
                                                            --------------------
          Summer Gas             Winter Gas                Winter Oil                 VEPCO Gas                  Total
           Dispatch     Summer    Dispatch    Winter gas    Dispatch    Winter Gas    Dispatch     VEPCO Gas    Dispatch
Year        Hours       Output     Hours        Output       Hours        Output        Hours       Output        Hours     Percent
----       --------     ------    --------      ------      --------      ------     -----------    ------      --------     -------
                         (MWh)                   (MWh)                     (MWh)                     (MWh)                     (%)
1996          0           0          0            0             0           0             0           0             0          0
1997          0           0          0            0             0           0             0           0             0          0
1998          0           0          0            0             0           0             0           0             0          0
1999          0           0          0            0             0           0             0           0             0          0
2000          0           0          0            0             0           0             0           0             0          0
2001          0           0          0            0             0           0             0           0             0          0
2002          0           0          0            0             0           0             0           0             0          0
2003          0           0          0            0             0           0             0           0             0          0
2004          0           0          0            0             0           0             0           0             0          0
2005          0           0          0            0             0           0             0           0             0          0
2006          0           0          0            0             0           0             0           0             0          0
2007          0           0          0            0             0           0             0           0             0          0
2008          0           0          0            0             0           0             0           0             0          0
2009          0           0          0            0             0           0             0           0             0          0
2010          0           0          0            0             0           0             0           0             0          0
2011          0           0          0            0             0           0             0           0             0          0
2012          0           0          0            0             0           0             0           0             0          0
2013          0           0          0            0             0           0             0           0             0          0
2014          0           0          0            0             0           0             0           0             0          0
2015          0           0          0            0             0           0             0           0             0          0

             Electric Heat Assumptions(3)             Aux. Boiler Steam/Chilled Water Assumptions
             ----------------------------             -------------------------------------------
        Demonstrated                Contract     Steam                    C. Water                   Steam
            Heat       Heat Rate      Heat     Production     Steam      Production    C. Water       Heat
Year        Rate      Degradation     Rate       Hours      Production      Hours     Production   Requirement
----        ----      -----------     ----       -----      ----------      -----     ----------   -----------
         (Btu/kWh)        (%)       (Btu/kWh)                 (pph)                    (ton-hr)     (Btu/lb)
1996        8900         0.00%        8900        7800        50,000         4000        1010         1714
1997        8900         0.00%        8900        7800        50,000         4000        1010         1714
1998        8900         0.00%        8900        7800        50,000         4000        1010         1714
1999        8900         0.00%        8900        7800        50,000         4000        1010         1714
2000        8900         0.00%        8900        7800        50,000         4000        1010         1714
2001        8900         0.00%        8900        7800        50,000         4000        1010         1714
2002        8900         0.00%        8900        7800        50,000         4000        1010         1714
2003        8900         0.00%        8900        7800        50,000         4000        1010         1714
2004        8900         0.00%        8900        7800        50,000         4000        1010         1714
2005        8900         0.00%        8900        7800        50,000         4000        1010         1714
2006        8900         0.00%        8900        7800        50,000         4000        1010         1714
2007        8900         0.00%        8900        7800        50,000         4000        1010         1714
2008        8900         0.00%        8900        7800        50,000         4000        1010         1714
2009        8900         0.00%        8900        7800        50,000         4000        1010         1714
2010        8900         0.00%        8900        7800        50,000         4000        1010         1714
2011        8900         0.00%        8900        7800        50,000         4000        1010         1714
2012        8900         0.00%        8900        7800        50,000         4000        1010         1714
2013        8900         0.00%        8900        7800        50,000         4000        1010         1714
2014        8900         0.00%        8900        7800        50,000         4000        1010         1714
2015        8900         0.00%        8900        7800        50,000         4000        1010         1714


                                                    Summer Gas Cost
                                                    ---------------
            SSG        SGT         SGT         SGT         SR1       SR2       SRX      Summer   Summer   Summer
         Gulf Spot   Transco      Panda        NCG       Transco     NCNG   Swing Gas    Gas      Gas      Gas
Year       Price       IT      Pipeline IT   Mgt. Fee   Retainage Retainage Retainage   Charge   Charge    Cost    Margin   Margin
----       -----       --      -----------   --------   --------- --------- ---------   ------   ------    ----    ------   ------
         ($/MMBtu)  ($/MMBtu)   ($/MMBtu)   ($/MMBtu)      (%)       (%)       (%)    ($/MMBtu) ($/kWh) ($/MMBtu) ($/MMBtu) ($/kWh)
1996       $1.79     $0.34        $0.26       $0.04       3.79%      2.00%      3.00%    $2.59  $0.02307   $2.26    $0.33   $0.00297
1997       $1.81     $0.34        $0.27       $0.04       3.79%      2.00%      3.00%    $2.62  $0.02335   $2.28    $0.34   $0.00304
1998       $1.84     $0.35        $0.27       $0.04       3.79%      2.00%      3.00%    $2.66  $0.02372   $2.31    $0.35   $0.00312
1999       $1.85     $0.36        $0.28       $0.04       3.79%      2.00%      3.00%    $2.69  $0.02398   $2.34    $0.36   $0.00320
2000       $1.88     $0.37        $0.29       $0.04       3.79%      2.00%      3.00%    $2.75  $0.02447   $2.38    $0.37   $0.00329
2001       $1.96     $0.38        $0.30       $0.04       3.79%      2.00%      3.00%    $2.86  $0.02542   $2.47    $0.38   $0.00339
2002       $2.05     $0.38        $0.31       $0.04       3.79%      2.00%      3.00%    $2.97  $0.02642   $2.57    $0.39   $0.00351
2003       $2.15     $0.39        $0.32       $0.04       3.79%      2.00%      3.00%    $3.10  $0.02757   $2.69    $0.41   $0.00363
2004       $2.26     $0.40        $0.33       $0.04       3.79%      2.00%      3.00%    $3.23  $0.02877   $2.81    $0.42   $0.00375
2005       $2.37     $0.42        $0.34       $0.04       3.79%      2.00%      3.00%    $3.37  $0.03001   $2.94    $0.44   $0.00388
2006       $2.55     $0.43        $0.35       $0.04       3.79%      2.00%      3.00%    $3.59  $0.03198   $3.14    $0.45   $0.00404
2007       $2.75     $0.43        $0.36       $0.04       3.79%      2.00%      3.00%    $3.83  $0.03404   $3.35    $0.47   $0.00421
2008       $2.95     $0.44        $0.37       $0.04       3.79%      2.00%      3.00%    $4.07  $0.03620   $3.57    $0.49   $0.00438
2009       $3.18     $0.45        $0.38       $0.04       3.79%      2.00%      3.00%    $4.34  $0.03859   $3.82    $0.51   $0.00456
2010       $3.41     $0.47        $0.39       $0.04       3.79%      2.00%      3.00%    $4.62  $0.04110   $4.08    $0.53   $0.00475
2011       $3.61     $0.48        $0.40       $0.04       3.79%      2.00%      3.00%    $4.86  $0.04326   $4.31    $0.55   $0.00493
2012       $3.83     $0.48        $0.41       $0.04       3.79%      2.00%      3.00%    $5.11  $0.04552   $4.54    $0.58   $0.00512
2013       $4.05     $0.49        $0.43       $0.04       3.79%      2.00%      3.00%    $5.38  $0.04787   $4.78    $0.60   $0.00531
2014       $4.30     $0.51        $0.44       $0.04       3.79%      2.00%      3.00%    $5.67  $0.05048   $5.05    $0.62   $0.00552
2015       $4.55     $0.52        $0.45       $0.04       3.79%      2.00%      3.00%    $5.98  $0.05321   $5.33    $0.64   $0.00573

                                                     Winter Gas Cost
                                                     ---------------
        WSG                   Panda   WGT    WR1      WR2      WR2      WRX
      Appala-    WGT    WGT   Pipe-   NGC  Transco    CNG     NCNG   Swing Gas  Winter   Winter  Winter   Winter
       chian   Transco  CNG   line    Mgt. Retain-  Retain-  Retain-  Retain-    Gas      Gas     Gas      Gas
Year   Price     IT     IT     IT     Fee    age      age      age      age     Charge   Charge   Cost     Cost    Margin    Margin
----   -----     --     --     --     ---    ---      ---      ---      ---     ------   ------   ----     ----    ------    ------
       (------------$/MMBtu-------------)    (%)      (%)      (%)      (%)   ($/MMBtu)  ($/kWh)($/MMBtu) ($/kWh) ($/MMBtu)  ($/kWh)
1996   $2.28   $0.24  $0.21   $0.26  $0.04   1.97%   2.28%    2.00%    3.00%    $3.23   $0.02878  $2.92  $0.02596 $0.31673  $0.00282
1997   $2.31   $0.24  $0.21   $0.27  $0.04   1.97%   2.28%    2.00%    3.00%    $3.29   $0.02932  $2.97  $0.02642 $0.32541  $0.00290
1998   $2.34   $0.25  $0.21   $0.27  $0.04   1.97%   2.28%    2.00%    3.00%    $3.33   $0.02967  $3.00  $0.02669 $0.33403  $0.00297
1999   $2.36   $0.25  $0.21   $0.28  $0.04   1.97%   2.28%    2.00%    3.00%    $3.37   $0.03001  $3.03  $0.02695 $0.34288  $0.00305
2000   $2.39   $0.26  $0.22   $0.29  $0.04   1.97%   2.28%    2.00%    3.00%    $3.42   $0.03044  $3.07  $0.02731 $0.35196  $0.00313
2001   $2.50   $0.26  $0.23   $0.30  $0.04   1.97%   2.28%    2.00%    3.00%    $3.56   $0.03169  $3.20  $0.02846 $0.36345  $0.00323
2002   $2.62   $0.27  $0.23   $0.31  $0.04   1.97%   2.28%    2.00%    3.00%    $3.72   $0.03311  $3.35  $0.02977 $0.37563  $0.00334
2003   $2.74   $0.28  $0.24   $0.32  $0.04   1.97%   2.28%    2.00%    3.00%    $3.87   $0.03447  $3.48  $0.03102 $0.38789  $0.00345
2004   $2.86   $0.29  $0.25   $0.33  $0.04   1.97%   2.28%    2.00%    3.00%    $4.03   $0.03587  $3.63  $0.03231 $0.40055  $0.00356
2005   $2.98   $0.30  $0.26   $0.34  $0.04   1.97%   2.28%    2.00%    3.00%    $4.19   $0.03733  $3.78  $0.03365 $0.41361  $0.00368
2006   $3.21   $0.30  $0.25   $0.35  $0.04   1.97%   2.28%    2.00%    3.00%    $4.46   $0.03967  $4.03  $0.03584 $0.42962  $0.00382
2007   $3.45   $0.30  $0.26   $0.36  $0.04   1.97%   2.28%    2.00%    3.00%    $4.73   $0.04211  $4.29  $0.03814 $0.44622  $0.00397
2008   $3.69   $0.31  $0.26   $0.37  $0.04   1.97%   2.28%    2.00%    3.00%    $5.02   $0.04465  $4.55  $0.04053 $0.46305  $0.00412
2009   $3.95   $0.32  $0.27   $0.38  $0.04   1.97%   2.28%    2.00%    3.00%    $5.33   $0.04745  $4.85  $0.04317 $0.48088  $0.00428
2010   $4.22   $0.33  $0.28   $0.39  $0.04   1.97%   2.28%    2.00%    3.00%    $5.66   $0.05038  $5.16  $0.04594 $0.49936  $0.00444
2011   $4.46   $0.34  $0.29   $0.40  $0.04   1.97%   2.28%    2.00%    3.00%    $5.95   $0.05298  $5.44  $0.04838 $0.51726  $0.00460
2012   $4.73   $0.35  $0.30   $0.41  $0.04   1.97%   2.28%    2.00%    3.00%    $6.27   $0.05585  $5.74  $0.05108 $0.53622  $0.00477
2013   $5.01   $0.36  $0.31   $0.43  $0.04   1.97%   2.28%    2.00%    3.00%    $6.61   $0.05884  $6.06  $0.05389 $0.55585  $0.00495
2014   $5.28   $0.37  $0.30   $0.44  $0.04   1.97%   2.28%    2.00%    3.00%    $6.93   $0.06163  $6.35  $0.05651 $0.57572  $0.00512
2015   $5.58   $0.36  $0.31   $0.45  $0.04   1.97%   2.28%    2.00%    3.00%    $7.27   $0.06472  $6.68  $0.05941 $0.59675  $0.00531

                                   Winter Fuel Oil Cost
                                   --------------------
          Delivered      Panda      Winter    Winter               Winter
          Fuel Oil      Handling     Oil       Oil     Fuel Oil     Oil
Year        Price        Charge     Charge    Charge    Usage       Cost       Margin      Margin
----        -----        ------     ------    ------    -----       ----       ------      ------
          ($/MMBtu)     ($/MMBtu) ($/MMBtu)  ($/kWh)     (%)     ($/MMBtu)    ($/MMBtu)    ($/kWh)
1996        $4.05        $0.10      $4.14    $0.03686   80.00%     $3.82      $0.32219    $0.00287
1997        $4.21        $0.10      $4.31    $0.03833   80.00%     $3.96      $0.34700    $0.00309
1998        $4.38        $0.10      $4.48    $0.03985   80.00%     $4.10      $0.37759    $0.00336
1999        $4.55        $0.11      $4.66    $0.04144   80.00%     $4.25      $0.40979    $0.00365
2000        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.40      $0.44134    $0.00393
2001        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.43      $0.41551    $0.00370
2002        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.46      $0.38604    $0.00344
2003        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.48      $0.35809    $0.00319
2004        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.51      $0.32905    $0.00293
2005        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.54      $0.29888    $0.00266
2006        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.59      $0.24961    $0.00222
2007        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.64      $0.19805    $0.00176
2008        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.70      $0.14432    $0.00128
2009        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.76      $0.08489    $0.00076
2010        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.82      $0.02271    $0.00020
2011        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.87     ($0.03204)  ($0.00029)
2012        $4.73        $0.11      $4.84    $0.04309   80.00%     $4.93     ($0.09269)  ($0.00082)
2013        $4.73        $0.11      $4.84    $0.04309   80.00%     $5.00     ($0.15601)  ($0.00139)
2014        $4.73        $0.11      $4.84    $0.04309   80.00%     $5.06     ($0.21484)  ($0.00191)
2015        $4.73        $0.11      $4.84    $0.04309   80.00%     $5.12     ($0.27998)  ($0.00249)

                                                  VEPCO Gas Cost
                                                  --------------

          MGT         Panda      VEPCO     VEPCO     Plant         FA        VEPCO      VEPCO     VEPCO        VEPCO
       Management    Pipeline     Gas       Gas     Variable      NCNG     Nomination    Gas    Nomination     Gas
Year      Fee         Charge     Charge    Charge   O&M Costs   Retainage     Fee       Charge     Fee         Cost       Margin
----      ---         ------     ------    ------   ---------   ---------     ---       ------     ---         ----       ------
       ($/MMBtu)    ($/MMBtu)  ($/MMBtu)  ($/kWh)    ($/kWh)       (%)      ($/day)    ($/kWh)   ($/day)      ($/kWh)     ($/kWh)
1996     $0.04        $0.13      $0.17    $0.00150   $0.00222     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
1997     $0.04        $0.13      $0.17    $0.00153   $0.00229     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
1998     $0.04        $0.14      $0.18    $0.00157   $0.00236     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
1999     $0.04        $0.14      $0.18    $0.00161   $0.00243     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
2000     $0.04        $0.14      $0.18    $0.00164   $0.00250     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
2001     $0.04        $0.14      $0.18    $0.00164   $0.00258     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
2002     $0.04        $0.14      $0.18    $0.00164   $0.00266     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
2003     $0.04        $0.14      $0.18    $0.00164   $0.00274     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
2004     $0.04        $0.14      $0.18    $0.00164   $0.00282     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
2005     $0.04        $0.14      $0.18    $0.00164   $0.00290     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
2006     $0.04        $0.14      $0.18    $0.00164   $0.00299     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
2007     $0.04        $0.14      $0.18    $0.00164   $0.00308     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
2008     $0.04        $0.14      $0.18    $0.00164   $0.00317     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
2009     $0.04        $0.14      $0.18    $0.00164   $0.00327     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
2010     $0.04        $0.14      $0.18    $0.00164   $0.00337     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
2011     $0.04        $0.14      $0.18    $0.00164   $0.00347     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
2012     $0.04        $0.14      $0.18    $0.00164   $0.00357     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
2013     $0.04        $0.14      $0.18    $0.00164   $0.00368     2.00%      $0        $0.00000    $0        $0.00000    $0.00000
2014     $0.04        $0.14      $0.18    $0.00164   $0.00379     2.00%      $0        $0.00000    $0        $0.00000    $0.00000

                              Auxillary Boiler Steam/Chilled Water Fuel Cost
                              ----------------------------------------------

                                                                             Texas               Steam      Steam
       Gulf Spot    Transco     GRI/ACA      NCG      Transco      CNG        Gas      NCNG      Gas        Gas     Steam
Year     Price     Commodity   Surcharge   Mgt. Fee  Retainage  Retainage  Retainage Retainage   Cost       Cost    Charge   Margin
----     -----     ---------   ---------   --------  ---------  ---------  --------- ---------   ----       ----    ------   ------
       ($/MMBtu)   ($/MMBtu)   ($/MMBtu)  ($/MMBtu)     (%)        (%)        (%)       (%)    ($/MMBtu)  ($/klbs) ($/klbs) ($/klbs)
1996     $1.79       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.05     $3.51    $1.15   ($2.36)
1997     $1.81       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.07     $3.55    $1.15   ($2.40)
1998     $1.84       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.10     $3.60    $1.15   ($2.45)
1999     $1.85       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.11     $3.62    $1.15   ($2.47)
2000     $1.88       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.15     $3.68    $1.15   ($2.53)
2001     $1.96       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.24     $3.83    $1.15   ($2.68)
2002     $2.05       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.34     $4.01    $1.15   ($2.86)
2003     $2.15       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.45     $4.20    $1.15   ($3.05)
2004     $2.26       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.56     $4.39    $1.15   ($3.24)
2005     $2.37       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.68     $4.60    $1.15   ($3.45)
2006     $2.55       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $2.88     $4.94    $1.15   ($3.79)
2007     $2.75       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $3.10     $5.32    $1.15   ($4.17)
2008     $2.95       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $3.32     $5.69    $1.15   ($4.54)
2009     $3.18       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $3.57     $6.12    $1.15   ($4.97)
2010     $3.41       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $3.83     $6.56    $1.15   ($5.41)
2011     $3.61       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $4.04     $6.93    $1.15   ($5.78)
2012     $3.83       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $4.29     $7.35    $1.15   ($6.20)
2013     $4.05       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $4.53     $7.76    $1.15   ($6.61)
2014     $4.30       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $4.79     $8.21    $1.15   ($7.06)
2015     $4.55       $0.03       $0.02      $0.04       3.79%     2.28%      2.00%     1.00%     $5.07     $8.69    $1.15   ($7.54)

PROJECT FINANCING ASSUMPTIONS

                                                           Equal
  Financing Sources of Funds                               Annual
                                        Refinancing     Debt Service
                                        -----------     ------------
  DEBT FINANCING:
       First Mortage Bonds:
           Percentage Financed               85.63%
           Principal Amount           $111,400,000      $11,879,000
           Interest Rate                      8.63%
           Term                               20.0
           Years of Interest Only              0.0
           Debt Service Reserve Fund
                  (% of Principal)            7.26%
           Financing Fees                     2.69%

       Subordinate Debt A:
           Percentage Financed                0.00%
           Principal Amount                     $0               $0
           Interest Rate                      9.00%
           Term                               20.0
           Years of Interest Only              0.0
           Debt Service Reserve Fund
                  (% of Principal)            0.00%
           Financing Fees                     0.00%


  OTHER FINANCING SOURCES:
           Existing Debt Service
                 Reserve Fund           $4,117,388
           Existing Turbine Overhaul
                 Reserve                  $931,032
           Existing Reimbursement
                 Obligation Account     $8,247,605
           Existing Pollution Control
                 Account                $5,256,983
           Existing Spare Parts
                 Account                  $113,737
           Existing Revenue Account        $27,763
                                           -------
           Total Other Financing
                   Sources             $18,694,508

  TOTAL SOURCES OF FUNDS              $130,094,508



  Financing Uses of Funds

  REFINANCING COSTS::
     Operating Account                    $868,226
     Defeasance of Taxable Revenue
            Bonds                     $103,209,600

  PROJECT COSTS:
     Pollution Control Reserve          $5,256,983
     Turbine Overhaul Reserve             $942,632

  FINANCING COSTS
     Debt Service Reserve               $8,090,714
     Fees and Expenses                  $3,000,000

  Partial Redemption of FMCC
         Rosemary Interest              $8,726,353

  TOTAL USES OF FUNDS                 $130,094,508

                Custom Principal
             Amortization Schedules
             ----------------------
          First Mortgage   Subordinate
Year          Bonds          Debt A
----          -----          ------
1996         2,752,798             0
2997         5,500,608             0
1998         5,992,178             0
1999         5,092,966             0
2000         5,472,948             0
2001         5,879,990             0
2002         6,293,568             0
2003         6,737,102             0
2004         7,215,320             0
2005         7,696,926             0
2006         4,292,216             0
2007         4,491,704             0
2008         4,704,828             0
2009         4,919,192             0
2010         5,142,758             0
2011         5,422,034             0
2012         5,691,114             0
2013         5,952,686             0
2014         6,188,248             0
2015         6,030,816             0
====================================
           111,400,000

DEBT SERVICE CALCULATIONS        50.00%
                           1996          1997         1998          1999         2000           2001        2002         2003
                           ----          ----         ----          ----         ----           ----        ----         ----
First Mortgage Bonds:
   Beginning Balance   111,400,000   108,647,202  103,146,594    97,224,416   92,131,450    86,658,502   80,778,512   74,484,944
        Interest         5,175,000     9,192,911    8,704,848     8,220,881    7,769,322     7,284,115    6,763,589    6,206,423
        Principal        2,752,798     5,500,608    5,922,178     5,092,966    5,472,948     5,879,990    6,293,568    6,737,102
        Debt Service     7,927,798    14,693,519   14,627,026    13,313,847   13,242,270    13,164,105   13,057,157   12,943,525
   Ending Balance      108,647,202   103,146,594   97,224,416    92,131,450   86,658,502    80,778,512   74,484,944   67,747,842

Subordinated Debt A:
   Beginning Balance             0             0            0             0            0             0            0            0

        Interest                 0             0            0             0            0             0            0            0
        Principal                0             0            0             0            0             0            0            0
        Debt Service             0             0            0             0            0             0            0            0

   Ending Balance                0             0            0             0            0             0            0            0

TOTAL DEBT SERVICE
        Interest         5,175,000     9,192,911    8,704,848     8,220,881    7,769,322     7,284,115    6,763,589    6,206,423
        Principal        2,752,798     5,500,608    5,922,178     5,092,966    5,472,948     5,879,990    6,293,568    6,737,102
        Debt Service     7,927,798    14,693,519   14,627,026    13,313,847   13,242,270    13,164,105   13,057,157   12,943,525

                           2004          2005        2006         2007          2008           2009         2010          2011
                           ----          ----        ----         ----          ----           ----         ----          ----
First Mortgage Bonds:
   Beginning Balance    67,747,842    60,532,522  52,835,596   48,543,380    44,051,676     39,346,848   34,427,656    29,284,898
        Interest         5,609,882     4,971,983   4,418,244    4,041,589     3,647,284      3,234,560    2,803,049     2,350,454
        Principal        7,215,320     7,696,926   4,292,216    4,491,704     4,704,828      4,919,192    5,142,758     5,422,034
        Debt Service    12,825,202    12,668,909   8,710,460    8,533,293     8,352,112      8,153,752    7,945,807     7,772,488
   Ending Balance       60,532,522    52,835,596  48,543,380   44,051,676    39,346,848     34,427,656   29,284,898    23,862,864

Subordinated Debt A:
   Beginning Balance             0             0           0            0             0              0            0             0

        Interest                 0             0           0            0             0              0            0             0
        Principal                0             0           0            0             0              0            0             0
        Debt Service             0             0           0            0             0              0            0             0

   Ending Balance                0             0           0            0             0              0            0             0

TOTAL DEBT SERVICE
        Interest         5,609,882     4,971,983   4,418,244    4,041,589     3,647,284      3,234,560    2,803,049     2,350,454

        Principal        7,215,320     7,696,926   4,292,216    4,491,704     4,704,828      4,919,192    5,142,758     5,422,034
        Debt Service    12,825,202    12,668,909   8,710,460    8,533,293     8,352,112      8,153,752    7,945,807     7,772,488

                           2012           2013         2014        2015
                           ----           ----         ----        ----
First Mortgage Bonds:
   Beginning Balance    23,862,864     18,171,750   12,219,064   6,030,816
        Interest         1,874,100      1,374,781      853,744     325,100    94,821,650
        Principal        5,691,114      5,952,686    6,188,248   6,030,816   111,400,000
                         ---------      ---------    ---------   ---------
        Debt Service     7,565,214      7,327,467    7,041,992   6,355,916
   Ending Balance       18,171,750     12,219,064    6,030,816           0

Subordinated Debt A:
   Beginning Balance             0              0            0           0

        Interest                 0              0            0           0
        Principal                0              0            0           0
                                 -              -            -           -
        Debt Service             0              0            0           0

   Ending Balance                0              0            0           0

TOTAL DEBT SERVICE
        Interest         1,874,100      1,374,781      853,744     325,100
        Principal        5,691,114      5,952,686    6,188,248   6,030,816
                         ---------      ---------    ---------   ---------
        Debt Service     7,565,214      7,327,467    7,041,992   6,355,916



FUEL COSTS
Dispatch Operations                 1996         1997          1998          1999         2000         2001         2002
                                    ----         ----          ----          ----         ----         ----         ----
Total Hours                         8,760        8,760         8,760         8,760        8,760        8,760        8,760
Summer & VEPCO Capacity             165.0        165.0         165.0         165.0        165.0        165.0        165.0
Winter Capacity                     198.0        198.0         198.0         198.0        198.0        198.0        198.0

Summer Dispatch                         0            0             0             0            0            0            0
Winter Gas Dispatch                     0            0             0             0            0            0            0
Winter Oil Dispatch                     0            0             0             0            0            0            0
VEPCO Gas Dispatch                      0            0             0             0            0            0            0
                                      ---          ---           ---           ---          ---          ---          ---
   Total Dispatch Hour                  0            0             0             0            0            0            0
   Percentage                        0.00%        0.00%         0.00%         0.00%        0.00%        0.00%        0.00%

Winter Starts                           0            0             0             0            0            0            0
Winter Start Duration                  40           40            40            40           40           40           40

Net Generation

Availability Factor                 100.0%       100.0%        100.0%        100.0%       100.0%       100.0%       100.0%
Equivalent Load Factor              100.0%       100.0%        100.0%        100.0%       100.0%       100.0%       100.0%


Summer Output  MWh                      0            0             0             0            0            0            0
Winter Gas Output MWh                   0            0             0             0            0            0            0
Winter Oil Dispatch  MWh                0            0             0             0            0            0            0
VEPCO Gas Dispatch  MWh                 0            0             0             0            0            0            0
                                      ---          ---           ---           ---          ---          ---          ---
Net Generation MWh                      0            0             0             0            0            0            0


Fuel Usage - Electrical Generation

Net Electric
    Heat Rate  Btu/kWh               8900         8900          8900          8900         8900         8900         8900

Summer Gas Fuel MMBtu                   0            0             0             0            0            0            0
Winter Gas Fuel MMBtu                   0            0             0             0            0            0            0
Winter Oil Fuel MMBtu                   0            0             0             0            0            0            0
VEPCO Gas Fuel MMBtu                    0            0             0             0            0            0            0
                                      ---          ---           ---           ---          ---          ---          ---
   Total Fuel MMBtu                     0            0             0             0            0            0            0


Fuel Cost - Electrical Generation

Summer Gas Fuel $/MMBtu             $2.26        $2.28         $2.31         $2.34        $2.38        $2.47        $2.57
Winter Gas Fuel $/MMBtu             $2.92        $2.97         $3.00         $3.03        $3.07        $3.20        $3.35
Winter Oil Fuel $/MMBtu             $3.82        $3.96         $4.10         $4.25        $4.40        $4.43        $4.46
VEPCO Gas Fuel $/kWh             $0.00000     $0.00000      $0.00000      $0.00000     $0.00000     $0.00000     $0.00000

Summer Gas Fuel $                       0            0             0             0            0            0            0
Winter Gas Fuel $                       0            0             0             0            0            0            0
Winter Oil Fuel $                       0            0             0             0            0            0            0
VEPCO Gas Fuel  $                       0            0             0             0            0            0            0
                                      ---          ---           ---           ---          ---          ---          ---
Total Fuel Cost $                       0            0             0             0            0            0            0


Total Fuel Costs - Cogen Plant

Summer Gas Fuel $                       0            0             0             0            0            0            0
Winter Gas Fuel $                       0            0             0             0            0            0            0
Winter Oil Fuel $                       0            0             0             0            0            0            0
VEPCO Gas Fuel  $                       0            0             0             0            0            0            0

Fuel Usage - Thermal MMBtu              0            0             0             0            0            0            0
Fuel Cost - Thermal [1]$                0            0             0             0            0            0            0
                                      ---          ---           ---           ---          ---          ---          ---
   Total Fuel Costs - Cogen Plant       0            0             0             0            0            0            0

   Average Fuel Cost($/MMBtu)       $0.00        $0.00         $0.00         $0.00        $0.00        $0.00        $0.00
   Average Fuel Cost($/kWh)         $0.00        $0.00         $0.00         $0.00        $0.00        $0.00        $0.00

[1] Boiler fuel cost estimate below used to determine fuel cost allocation of thermal production.

Steam/Chilled Water

Steam Production Hours              7,800        7,800         7,800         7,800        7,800        7,800        7,800
Chilled Water Production            4,000        4,000         4,000         4,000        4,000        4,000        4,000

Steam Production Hours - Boiler     7,800        7,800         7,800         7,800        7,800        7,800        7,800
Chilled Water Production
                 Hours - Boil       4,000        4,000         4,000         4,000        4,000        4,000        4,000

Steam Fuel - Boiler MMBtu         668,460      668,460       668,460       668,460      668,460      668,460      668,460
C. Water Fuel - Boiler MMBtu      123,257      123,257       123,257       123,257      123,257      123,257      123,257
                                  -------      -------       -------       -------      -------      -------      -------
Total Boiler Fuel  MMBtu          791,717      791,717       791,717       791,717      791,717      791,717      791,717

Boiler Fuel Cost $/MMBtu            $2.05        $2.07         $2.10         $2.11        $2.15        $2.24        $2.34

Boiler Fuel Cost $              1,622,000    1,642,000     1,662,000     1,672,000    1,701,000    1,770,000    1,853,000


FUEL COSTS
Dispatch Operations                 2003         2004          2005          2006         2007         2008         2009
                                    ----         ----          ----          ----         ----         ----         ----
Total Hours                         8,760        8,760         8,760         8,760        8,760        8,760        8,760
Summer & VEPCO Capacity             165.0        165.0         165.0         165.0        165.0        165.0        165.0
Winter Capacity                     198.0        198.0         198.0         198.0        198.0        198.0        198.0

Summer Dispatch                         0            0             0             0            0            0            0
Winter Gas Dispatch                     0            0             0             0            0            0            0
Winter Oil Dispatch                     0            0             0             0            0            0            0
VEPCO Gas Dispatch                      0            0             0             0            0            0            0
                                      ---          ---           ---           ---          ---          ---          ---
   Total Dispatch Hour                  0            0             0             0            0            0            0
   Percentage                        0.00%        0.00%         0.00%         0.00%        0.00%        0.00%        0.00%

Winter Starts                           0            0             0             0            0            0            0
Winter Start Duration                  40           40            40            40           40           40           40

Net Generation

Availability Factor                 100.0%       100.0%        100.0%        100.0%       100.0%       100.0%       100.0%
Equivalent Load Factor              100.0%       100.0%        100.0%        100.0%       100.0%       100.0%       100.0%


Summer Output  MWh                      0            0             0             0            0            0            0
Winter Gas Output MWh                   0            0             0             0            0            0            0
Winter Oil Dispatch  MWh                0            0             0             0            0            0            0
VEPCO Gas Dispatch  MWh                 0            0             0             0            0            0            0
                                      ---          ---           ---           ---          ---          ---          ---
Net Generation MWh                      0            0             0             0            0            0            0


Fuel Usage - Electrical Generation

Net Electric
    Heat Rate  Btu/kWh               8900         8900          8900          8900         8900         8900         8900

Summer Gas Fuel MMBtu                   0            0             0             0            0            0            0
Winter Gas Fuel MMBtu                   0            0             0             0            0            0            0
Winter Oil Fuel MMBtu                   0            0             0             0            0            0            0
VEPCO Gas Fuel MMBtu                    0            0             0             0            0            0            0
                                      ---          ---           ---           ---          ---          ---          ---
   Total Fuel MMBtu                     0            0             0             0            0            0            0

Fuel Cost - Electrical Generation

Summer Gas Fuel $/MMBtu             $2.69        $2.81         $2.94         $3.14        $3.35        $3.57        $3.82
Winter Gas Fuel $/MMBtu             $3.48        $3.63         $3.78         $4.03        $4.29        $4.55        $4.85
Winter Oil Fuel $/MMBtu             $4.48        $4.51         $4.54         $4.59        $4.64        $4.70        $4.76
VEPCO Gas Fuel $/kWh             $0.00000     $0.00000      $0.00000      $0.00000     $0.00000     $0.00000     $0.00000

Summer Gas Fuel $                       0            0             0             0            0            0            0
Winter Gas Fuel $                       0            0             0             0            0            0            0
Winter Oil Fuel $                       0            0             0             0            0            0            0
VEPCO Gas Fuel $                        0            0             0             0            0            0            0
Total Fuel Cost $                     ---          ---           ---           ---          ---          ---          ---
                                        0            0             0             0            0            0            0
Total Fuel Costs - Cogen Plant

Summer Gas Fuel $                       0            0             0             0            0            0            0
Winter Gas Fuel $                       0            0             0             0            0            0            0
Winter Oil Fuel $                       0            0             0             0            0            0            0
VEPCO Gas Fuel  $                       0            0             0             0            0            0            0

Fuel Usage - Thermal MMBtu              0            0             0             0            0            0            0
Fuel Cost - Thermal    $                0            0             0             0            0            0            0
                                      ---          ---           ---           ---          ---          ---          ---
   Total Fuel Costs - Cogen Plant       0            0             0             0            0            0            0

   Average Fuel Cost($/MMBtu)       $0.00        $0.00         $0.00         $0.00        $0.00        $0.00        $0.00
   Average Fuel Cost($/kWh)         $0.00        $0.00         $0.00         $0.00        $0.00        $0.00        $0.00



Steam/Chilled Water

Steam Production Hours              7,800       7,800          7,800         7,800        7,800        7,800        7,800
Chilled Water Production            4,000       4,000          4,000         4,000        4,000        4,000        4,000

Steam Production Hours - Boiler     7,800       7,800          7,800         7,800        7,800        7,800        7,800
Chilled Water Production
                 Hours - Boil       4,000       4,000          4,000         4,000        4,000        4,000        4,000

Steam Fuel - Boiler MMBtu         668,460     668,460        668,460       668,460      668,460      668,460      668,460
C. Water Fuel - Boiler MMBtu      123,257     123,257        123,257       123,257      123,257      123,257      123,257
                                  -------     -------        -------       -------      -------      -------      -------
Total Boiler Fuel  MMBtu          791,717     791,717        791,717       791,717      791,717      791,717      791,717

Boiler Fuel Cost $/MMBtu            $2.45       $2.56          $2.68         $2.88        $3.10        $3.32        $3.57

Boiler Fuel Cost $              1,939,000   2,029,000      2,123,000     2,280,000    2,457,000    2,630,000    2,825,000


FUEL COSTS
Dispatch Operations                 2010         2011          2012          2013         2014         2015
                                    ----         ----          ----          ----         ----         ----
Total Hours                        8,760        8,760         8,760         8,760        8,760        8,760
Summer & VEPCO Capacity            165.0        165.0         165.0         165.0        165.0        165.0
Winter Capacity                    198.0        198.0         198.0         198.0        198.0        198.0

Summer Dispatch                        0            0             0             0            0            0
Winter Gas Dispatch                    0            0             0             0            0            0
Winter Oil Dispatch                    0            0             0             0            0            0
VEPCO Gas Dispatch                     0            0             0             0            0            0
                                     ---          ---           ---           ---          ---          ---
   Total Dispatch Hour                 0            0             0             0            0            0
   Percentage                       0.00%        0.00%         0.00%         0.00%        0.00%        0.00%

Winter Starts                          0            0             0             0            0            0
Winter Start Duration                 40           40            40            40           40           40

Net Generation

Availability Factor                100.0%       100.0%        100.0%        100.0%       100.0%       100.0%
Equivalent Load Factor             100.0%       100.0%        100.0%        100.0%       100.0%       100.0%


Summer Output  MWh                     0            0             0             0            0            0
Winter Gas Output MWh                  0            0             0             0            0            0
Winter Oil Dispatch  MWh               0            0             0             0            0            0
VEPCO Gas Dispatch  MWh                0            0             0             0            0            0
                                     ---          ---           ---           ---          ---          ---
Net Generation MWh                     0            0             0             0            0            0


Fuel Usage - Electrical Generation

Net Electric
    Heat Rate  Btu/kWh              8900         8900          8900          8900         8900         8900

Summer Gas Fuel MMBtu                  0            0             0             0            0            0
Winter Gas Fuel MMBtu                  0            0             0             0            0            0
Winter Oil Fuel MMBtu                  0            0             0             0            0            0
VEPCO Gas Fuel MMBtu                   0            0             0             0            0            0
                                     ---          ---           ---           ---          ---          ---
   Total Fuel MMBtu                    0            0             0             0            0            0

Fuel Cost - Electrical Generation

Summer Gas Fuel $/MMBtu             $4.08        $4.31         $4.54         $4.78        $5.05        $5.33
Winter Gas Fuel $/MMBtu             $5.16        $5.44         $5.74         $6.06        $6.35        $6.68
Winter Oil Fuel $/MMBtu             $4.82        $4.87         $4.93         $5.00        $5.06        $5.12
VEPCO Gas Fuel $/kWh             $0.00000     $0.00000      $0.00000      $0.00000     $0.00000     $0.00000

Summer Gas Fuel $                       0            0             0             0            0            0
Winter Gas Fuel $                       0            0             0             0            0            0
Winter Oil Fuel $                       0            0             0             0            0            0
VEPCO Gas Fuel $                        0            0             0             0            0            0
Total Fuel Cost $                     ---          ---           ---           ---          ---          ---
                                        0            0             0             0            0            0
Total Fuel Costs - Cogen Plant

Summer Gas Fuel $                       0            0             0             0            0            0
Winter Gas Fuel $                       0            0             0             0            0            0
Winter Oil Fuel $                       0            0             0             0            0            0
VEPCO Gas Fuel  $                       0            0             0             0            0            0

Fuel Usage - Thermal MMBtu              0            0             0             0            0            0
Fuel Cost - Thermal $                   0            0             0             0            0            0
                                      ---          ---           ---           ---          ---          ---
   Total Fuel Costs -                   0            0             0             0            0            0
              Cogen Plant
                                    $0.00        $0.00         $0.00         $0.00        $0.00        $0.00
   Average Fuel Cost($/MMBtu)       $0.00        $0.00         $0.00         $0.00        $0.00        $0.00
   Average Fuel Cost($/kWh)


Steam/Chilled Water

Steam Production Hours              7,800       7,800          7,800         7,800        7,800        7,800
Chilled Water Production            4,000       4,000          4,000         4,000        4,000        4,000

Steam Production Hours - Boiler     7,800       7,800          7,800         7,800        7,800        7,800
Chilled Water Production
                 Hours - Boil       4,000       4,000          4,000         4,000        4,000        4,000

Steam Fuel - Boiler MMBtu         668,460     668,460        668,460       668,460      668,460      668,460
C. Water Fuel - Boiler MMBtu      123,257     123,257        123,257       123,257      123,257      123,257
                                  -------     -------        -------       -------      -------      -------
Total Boiler Fuel  MMBtu          791,717     791,717        791,717       791,717      791,717      791,717

Boiler Fuel Cost $/MMBtu            $3.83        $4.04         $4.29         $4.53        $4.79        $5.07

Boiler Fuel Cost $              3,029,000    3,201,000     3,395,000     3,583,000    3,794,000    4,016,000


PLANT OPERATING COSTS

                                            1995           1996
                                      Estimated Actual    Budget      Escalation
                                      ----------------    ------      ----------
 Fuel Transportation Costs:
    Firm Transportation - Transco        $1,097,889     $1,080,316       0.00%
    Less: Capacity Release Revenues [1]          $0      ($132,000)      0.00%
    Fuel Management Fee                    $240,000       $240,000       3.00%
                                           --------       --------
 Total Fuel Transportation Costs         $1,337,889     $1,188,316

 Operating Costs:
    O&M Contract Fee                     $1,641,825       $681,248 [3]   3.00%
    General Maintenance & Repairs          $144,622        $16,083 [4]   8.00%
    Planned Plant Maintenance Projects     $156,972        $32,843 [4]   3.00%
    Additional Maintenance Allowance       $274,024        $15,500 [4]   0.00%
    Parts Replacement                      $228,392        $16,794 [4]   3.00%
    Other Plant Expenses                    $34,930        $10,420 [5]   3.00%
    Panda Management Fee [2]               $480,000             $0       0.00%
    Office & Admin Expenses                $231,061        $95,008 [6]   3.00%
    Property Taxes                         $977,109       $972,000      -3.00%
    Insurance                              $298,728       $300,000       3.00%
    VEPCO Performance LOC                   $64,602        $66,232   Input Panda Forecast
                                            -------        -------
 Total Operating Costs                   $4,532,265     $2,206,127

 Total Plant Operating Costs             $5,870,154     $3,394,442

[1] Capacity release revenues based on estimated 1800 MMBtu/d and 50% recovery of tariff rate starting in August 1996.
[2]  Panda Management Fee will be subordinated to all Project costs.
[3]  Cost @ 40% of base case.
[4]  Cost @ 10% of base case.
[5]  Cost @ 20% base case.
[6]  Cost @ 50% base case.

Plant Operating Costs              1996       1997        1998         1999         2000       2001         2002          2003
                                   ----       ----        ----         ----         ----       ----         ----          ----
Firm Transportation - Transco   1,080,000   1,080,000   1,080,000    1,080,000   1,080,000   1,080,000   1,080,000     1,080,000

Capacity Release Revenues        (132,000)   (316,000)   (316,000)    (316,000)   (316,000)   (316,000)   (316,000)     (316,000)
Fuel Management Fee               240,000     247,000     255,000      262,000     270,000     278,000     287,000       295,000
O&M Contract Fee                  681,000     702,000   1,807,000    1,861,000   1,917,000   1,974,000   2,034,000     2,095,000

General Maintenance & Repairs      16,000     174,000     188,000      203,000     219,000     236,000     255,000       276,000
Planned Plant Maintenanance       328,000     338,000     348,000      359,000     370,000     381,000     392,000       404,000
Additional Maintenance            155,000     155,000     155,000      155,000     155,000     155,000     155,000       155,000
Parts Replacement                 168,000     173,000     178,000      184,000     189,000     195,000     201,000       207,000
Other Plant Expenses               52,000      54,000      55,000       57,000      59,000      60,000      62,000        64,000
Panda Management Fee [2]                0           0           0            0           0           0           0             0
Office & Admin Expenses           190,000     196,000     202,000      208,000     214,000     220,000     227,000       234,000
Property Taxes                    972,000     943,000     915,000      887,000     861,000     835,000     810,000       785,000
Insurance                         300,000     309,000     318,000      328,000     338,000     348,000     358,000       369,000
VEPCO Performance LOC              66,000      66,000      66,000       66,000      84,000      84,000      84,000        84,000
                                   ------      ------      ------       ------      ------      ------      ------        ------
Plant Operating Costs           5,283,000   5,173,000   5,251,000    5,334,000   5,440,000   5,530,000   5,629,000     5,732,000

Percent Change                     -10.00%      -2.08%       1.51%        1.58%       1.99%       1.65%       1.79%         1.83%

[1] Capacity release revenues based on estimated 1800 MMBtu/d and 50% recovery of tariff rate starting in August 1996.

[2]  Panda Management Fee will be subordinated to all Project costs.


Plant Operating Costs              2004          2005         2006           2007        2008        2009         2010
                                   ----          ----         ----           ----        ----        ----         ----
Firm Transportation - Transco   1,080,000      1,080,000    1,080,000     1,080,000    1,080,000   1,080,000    1,080,000

Capacity Release Revenues        (316,000)      (316,000)    (316,000)     (316,000)    (316,000)   (316,000)    (316,000)
Fuel Management Fee               304,000        313,000      323,000       332,000      342,000     352,000      363,000
O&M Contract Fee                2,157,000      2,222,000    2,289,000     2,358,000    2,428,000   2,501,000    2,576,000

General Maintenance & Repairs     298,000        321,000      347,000       375,000      405,000     437,000      472,000
Planned Plant Maintenanance       416,000        429,000      441,000       455,000      468,000     482,000      497,000
Additional Maintenance            155,000        155,000      155,000       155,000      155,000     155,000      155,000
Parts Replacement                 213,000        219,000      226,000       232,000      239,000     247,000      254,000
Other Plant Expenses               66,000         68,000       70,000        72,000       74,000      77,000       79,000
Panda Management Fee [2]                0              0            0             0            0           0            0
Office & Admin Expenses           241,000        248,000      255,000       263,000      271,000     279,000      287,000
Property Taxes                    762,000        739,000      717,000       695,000      674,000     654,000      635,000
Insurance                         380,000        391,000      403,000       415,000      428,000     441,000      454,000
VEPCO Performance LOC              84,000         84,000       84,000        84,000       84,000      84,000       84,000
                                   ------         ------       ------        ------       ------      ------       ------
Plant Operating Costs           5,840,000       5,953,00    6,074,000     6,200,000    6,332,000   6,473,000    6,620,000

Percent Change                       1.88%          1.93%        2.03%         2.07%        2.13%       2.23%        2.27%

[1] Capacity release revenues based on estimated 1800 MMBtu/d and 50% recovery of tariff rate starting in August 1996.

[2]  Panda Management Fee will be subordinated to all Project costs.


Plant Operating Costs                    2011          2012         2013         2014         2015
                                         ----          ----         ----         ----         ----
Firm Transportation - Transco         1,080,000     1,080,000    1,080,000    1,080,000    1,080,000

Capacity Release Revenues              (316,000)     (316,000)    (316,000)    (316,000)    (316,000)
Fuel Management Fee                     374,000       385,000      397,000      409,000      421,000
O&M Contract Fee                      2,653,000     2,733,000    2,815,000    2,899,000    2,986,000

General Maintenance & Repairs           510,000       551,000      595,000      643,000      694,000
Planned Plant Maintenanance             512,000       527,000      543,000      559,000      576,000
Additional Maintenance                  155,000       155,000      155,000      155,000      155,000
Parts Replacement                       262,000       269,000      278,000      286,000      294,000
Other Plant Expenses                     81,000        84,000       86,000       89,000       91,000
Panda Management Fee [2]                      0             0            0            0            0
Office & Admin Expenses                 296,000       305,000      314,000      323,000      333,000
Property Taxes                          616,000       597,000      579,000      562,000      545,000
Insurance                               467,000       481,000      496,000      511,000      526,000
VEPCO Performance LOC                    84,000        84,000       84,000       84,000       84,000
                                         ------        ------       ------       ------       ------
Plant Operating Costs                 6,774,000     6,935,000    7,106,000    7,284,000    7,469,000

Percent Change                             2.33%         2.38%        2.47%        2.50%        2.54%

[1] Capacity release revenues based on estimated 1800 MMBtu/d and 50% recovery of tariff rate starting in August 1996.

[2]  Panda Management Fee will be subordinated to all Project costs.


 Plant Operating Costs                    1996        1997        1998        1999        2000        2001        2002
                                          ----        ----        ----        ----        ----        ----        ----
    Firm Transportation - Transco      1,080,000   1,080,000   1,080,000   1,080,000   1,080,000   1,080,000   1,080,000
    Capacity Release Revenues           (132,000)   (316,000)   (316,000)   (316,000)   (316,000)   (316,000)   (316,000)
    Fuel Management Fee                  240,000     247,000     255,000     262,000     270,000     278,000     287,000
    O&M Contract Fee                     681,000     702,000     723,000     744,000     767,000     790,000     813,000
    General Maintenance & Repairs         16,000      17,000      19,000      20,000      22,000      24,000      26,000
    Planned Plant Maintenance Projects    33,000      34,000      35,000      36,000      37,000      38,000      39,000
    Additional Maintenance                16,000      16,000      16,000      16,000      16,000      16,000      16,000
    Parts Replacement                     17,000      17,000      18,000      18,000      19,000      19,000      20,000
    Other Plant Expenses                  10,000      11,000      11,000      11,000      12,000      12,000      12,000
    Panda Management Fee [2]                   0           0           0           0           0           0           0
    Office & Admin Expenses               95,000      98,000     101,000     104,000     107,000     110,000     113,000
    Property Taxes                       972,000     943,000     915,000     887,000     861,000     835,000     810,000
    Insurance                            300,000     309,000     318,000     328,000     338,000     348,000     358,000
    VEPCO Performance LOC                 66,000      66,000      66,000      66,000      84,000      84,000      84,000
                                          ------      ------      ------      ------      ------      ------      ------
Plant Operating Costs                  3,394,000   3,224,000   3,241,000   3,256,000   3,297,000   3,318,000   3,342,000

Percent Change                            -42.18%      -5.01%       0.53%       0.46%       1.26%       0.64%       0.72%



 Plant Operating Costs                      2003        2004        2005        2006        2007        2008        2009
                                            ----        ----        ----        ----        ----        ----        ----
    Firm Transportation - Transco        1,080,000   1,080,000   1,080,000   1,080,000   1,080,000   1,080,000   1,080,000
    Capacity Release Revenues             (316,000)   (316,000)   (316,000)   (316,000)   (316,000)   (316,000)   (316,000)
    Fuel Management Fee                    295,000     304,000     313,000     323,000     332,000     342,000     352,000
    O&M Contract Fee                       838,000     863,000     889,000     916,000     943,000     971,000   1,000,000
    General Maintenance & Repairs           28,000      30,000      32,000      35,000      37,000      40,000      44,000
    Planned Plant Maintenance Projects      40,000      42,000      43,000      44,000      45,000      47,000      48,000
    Additional Maintenance                  16,000      16,000      16,000      16,000      16,000      16,000      16,000
    Parts Replacement                       21,000      21,000      22,000      23,000      23,000      24,000      25,000
    Other Plant Expenses                    13,000      13,000      14,000      14,000      14,000      15,000      15,000
    Panda Management Fee [2]                     0           0           0           0           0           0           0
    Office & Admin Expenses                117,000     120,000     124,000     128,000     132,000     135,000     140,000
    Property Taxes                         785,000     762,000     739,000     717,000     695,000     674,000     654,000
    Insurance                              369,000     380,000     391,000     403,000     415,000     428,000     441,000
    VEPCO Performance LOC                   84,000      84,000      84,000      84,000      84,000      84,000      84,000
                                            ------      ------      ------      ------      ------      ------      ------
Plant Operating Costs                    3,370,000   3,399,000   3,431,000   3,467,000   3,500,000   3,540,000   3,583,000

Percent Change                                0.84%       0.86%       0.94%       1.05%       0.95%       1.14%       1.21%



 Plant Operating Costs                       2010        2011        2012        2013        2014        2015
                                             ----        ----        ----        ----        ----        ----
    Firm Transportation - Transco         1,080,000   1,080,000   1,080,000   1,080,000   1,080,000   1,080,000
    Capacity Release Revenues              (316,000)   (316,000)   (316,000)   (316,000)   (316,000)   (316,000)
    Fuel Management Fee                     363,000     374,000     385,000     397,000     409,000     421,000
    O&M Contract Fee                      1,030,000   1,061,000   1,093,000   1,126,000   1,160,000   1,195,000
    General Maintenance & Repairs            47,000      51,000      55,000      60,000      64,000      69,000
    Planned Plant Maintenance Projects       50,000      51,000      53,000      54,000      56,000      58,000
    Additional Maintenance                   16,000      16,000      16,000      16,000      16,000      16,000
    Parts Replacement                        25,000      26,000      27,000      28,000      29,000      29,000
    Other Plant Expenses                     16,000      16,000      17,000      17,000      18,000      18,000
    Panda Management Fee [2]                      0           0           0           0           0           0
    Office & Admin Expenses                 144,000     148,000     152,000     157,000     162,000     167,000
    Property Taxes                          635,000     616,000     597,000     579,000     562,000     545,000
    Insurance                               454,000     467,000     481,000     496,000     511,000     526,000
    VEPCO Performance LOC                    84,000      84,000      84,000      84,000      84,000      84,000
                                             ------      ------      ------      ------      ------      ------
Plant Operating Costs                     3,628,000   3,674,000   3,724,000   3,778,000   3,835,000   3,892,000

Percent Change                                 1.26%       1.27%       1.36%       1.45%       1.51%       1.49%



VARIABLE PLANT COSTS
                                                    1995            1996
                                                   Actual          Summary        Escalation
                                                   ------          -------        ----------
Plant Electricity Usage
   Hours Not Dispatched                               7698            8760
   Average Electric Load (kW)                         1150            1150
   Electric Rate ($/kWh)                           $0.0440         $0.0453            3.00%
                                                   -------         -------
Total Plant Electricity Usage                     $389,519        $456,554

Water & Chemical Usage
   Hours Dispatched                                   1062               0
   Gallons per Hour Usage - Cogen                   32,000          32,000
   Steam/Chilled Water Production Hours             11,800          11,800
   Gallons per Hour Usage - Boiler                   8,000           8,000
   Total Gallons (1000s)                           128,384          94,400
   Water & Chemical Cost ($/1000 gal)                $1.34           $1.38            3.00%
                                                     -----           -----
Total Water & Chemical Usage                      $172,035        $130,291

Water Discharge
   Hours Dispatched                                   1062               0
   Gallons per Hour Usage - Cogen                    8,000           8,000
   Steam/Chilled Water Production Hours             11,800          11,800
   Gallons per Hour Usage - Boiler                   2,000           2,000
   Total Gallons (1000s)                            32,096          32,600
   Water Discharge Cost ($/1000 gal)                 $1.09           $1.12            3.00%
                                                     -----           -----
Total Water Discharge                              $34,985         $26,496



Plant Variable Costs                    1996     1997     1998     1999      2000      2001      2002      2003      2004      2005
                                        ----     ----     ----     ----      ----      ----      ----      ----      ----      ----
Hours Dispatched                            0        0        0        0         0         0         0         0         0         0
Hours Not Dispatched                     8760     8760     8760     8760      8760      8760      8760      8760      8760      8760
Steam/Chilled Water Production Hours   11,800   11,800   11,800   11,800    11,800    11,800    11,800    11,800    11,800    11,800

Plant Electricity Usage               457,000  470,000  484,000  499,000   514,000   529,000   545,000   562,000   578,000   596,000
Water & Chemical Usage                130,000  134,000  138,000  142,000   147,000   151,000   156,000   160,000   165,000   170,000
Water Discharge                        26,000   27,000   28,000   29,000    30,000    31,000    32,000    33,000    34,000    35,000
                                       ------   ------   ------   ------    ------    ------    ------    ------    ------    ------
   Total Plant Variable Cost          613,000  631,000  650,000  670,000   691,000   711,000   733,000   755,000   777,000   801,000

Plant Variable Costs                   2006     2007     2008     2009     2010     2011     2012       2013       2014       2015
                                       ----     ----     ----     ----     ----     ----     ----       ----       ----       ----
Hours Dispatched                           0        0        0        0        0        0        0          0          0          0
Hours Not Dispatched                    8760     8760     8760     8760     8760     8760     8760       8760       8760       8760
Steam/Chilled Water Production Hours  11,800   11,800   11,800   11,800   11,800   11,800   11,800     11,800     11,800     11,800

Plant Electricity Usage              614,000  632,000  651,000  670,000  691,000  711,000  733,000    755,000    777,000    801,000
Water & Chemical Usage               175,000  180,000  186,000  191,000  197,000  203,000  209,000    215,000    222,000    228,000
Water Discharge                       36,000   37,000   38,000   39,000   40,000   41,000   43,000     44,000     45,000     46,000
                                      ------   ------   ------   ------   ------   ------   ------     ------     ------     ------
   Total Plant Variable Cost         825,000  849,000  875,000  900,000  928,000  955,000  985,000  1,014,000  1,044,000  1,075,000

REVENUE GENERATION
Dispatch Operations              1996        1997         1998        1999         2000        2001         2002         2003
                                 ----        ----         ----        ----         ----        ----         ----         ----
Total Hours                       8,760       8,760        8,760       8,760        8,760       8,760        8,760        8,760
Summer & VEPCO Capacity           165.0       165.0        165.0       165.0        165.0       165.0        165.0        165.0
Winter Capacity                   198.0       198.0        198.0       198.0        198.0       198.0        198.0        198.0

Summer Dispatch                       0           0            0           0            0           0            0            0
Winter Gas Dispatch                   0           0            0           0            0           0            0            0
Winter Oil Dispatch                   0           0            0           0            0           0            0            0
VEPCO Gas Dispatch                    0           0            0           0            0           0            0            0
     Total Dispatch Hours             0           0            0           0            0           0            0            0
     Percentage                    0.00%       0.00%        0.00%       0.00%        0.00%       0.00%        0.00%        0.00%

Winter Starts                         0           0            0           0            0           0            0            0
Winter Start Duration                40          40           40          40           40          40           40           40

Net Generation

Availability Factor               100.0%      100.0%       100.0%      100.0%       100.0%      100.0%       100.0%       100.0%
Load Factor                       100.0%      100.0%       100.0%      100.0%       100.0%      100.0%       100.0%       100.0%

Summer Output   MWh                   0           0            0           0            0           0            0            0
Winter Gas Output MWh                 0           0            0           0            0           0            0            0
Winter Oil Dispatch MWh               0           0            0           0            0           0            0            0
VEPCO Gas Dispatch MWh                0           0            0           0            0           0            0            0
Net Generation  MWh                   0           0            0           0            0           0            0            0


Capacity Revenues

Capacity Rate   $/kw-mo          $12.49      $11.65       $11.65      $10.82       $10.82      $10.82       $10.82       $10.82
Capacity Revenues - Summer   12,363,000  11,537,000   11,537,000  10,713,000   10,713,000  10,713,000   10,713,000   10,713,000
Capacity Revenues - Winter   14,836,000  13,845,000   13,845,000  12,855,000   12,855,000  12,855,000   12,855,000   12,855,000
Total Capacity Revenues      27,199,000  25,382,000   25,382,000  23,568,000   23,568,000  23,568,000   23,568,000   23,568,000

Energy Revenues

Summer Gas Charge $/kWh         $0.0231     $0.0233      $0.0237     $0.0240      $0.0245     $0.0254      $0.0264      $0.0276
Winter Gas Charge $/kWh         $0.0288     $0.0293      $0.0297     $0.0300      $0.0304     $0.0317      $0.0331      $0.0345
Winter Oil Charge $/kWh         $0.0369     $0.0383      $0.0399     $0.0414      $0.0431     $0.0431      $0.0431      $0.0431
VEPCO Gas Chargee $/kWh         $0.0039     $0.0040      $0.0041     $0.0042      $0.0043     $0.0044      $0.0045      $0.0046
Variable O&M Charge $/kWh       $0.0022     $0.0023      $0.0024     $0.0024      $0.0025     $0.0026      $0.0027      $0.0027

Summer Gas Revenues $                 0           0            0           0            0           0            0            0
Winter Gas Revenues $                 0           0            0           0            0           0            0            0
Winter Oil Revenues $                 0           0            0           0            0           0            0            0
VEPCO Gas Revenues $                  0           0            0           0            0           0            0            0
Total Energy Revenues $               0           0            0           0            0           0            0            0


Start Revenues

Winter Gas Start Payment        $38,286     $38,286      $38,286     $38,286      $38,286     $38,286      $38,286      $38,286
Winter Gas Start Revenues             0     154,000      283,000     499,000      611,000     566,000      687,000      779,000


Thermal Revenues

Steam Production Hours            7,800       7,800        7,800       7,800        7,800       7,800        7,800        7,800
Chilled Water Production Hours    4,000       4,000        4,000       4,000        4,000       4,000        4,000        4,000

Steam Production pph             50,000      50,000       50,000      50,000       50,000      50,000       50,000       50,000
Chilled Water Production tph      1,010       1,010        1,010       1,010        1,010       1,010        1,010        1,010

Steam Production  klbs          390,000     390,000      390,000     390,000      390,000     390,000      390,000      390,000
Chilled Water Productio ktons     4,040       4,040        4,040       4,040        4,040       4,040        4,040        4,040

Steam Charge    $/klbs            $1.15       $1.15        $1.15       $1.15        $1.15       $1.15        $1.15        $1.15
Chilled Water Charge $/ton       $0.035      $0.035       $0.035      $0.035       $0.035      $0.040       $0.040       $0.040

Steam Revenues  $               449,000     449,000      449,000     449,000      449,000     449,000      449,000      449,000
Chilled Water Revenues $        141,000     141,000      141,000     141,000      141,000     162,000      162,000      162,000
Total Thermal Revenues $        590,000     590,000      590,000     590,000      590,000     611,000      611,000      611,000

REVENUE GENERATION
Dispatch Operations                2004         2005         2006        2007        2008         2009         2010         2011
                                   ----         ----         ----        ----        ----         ----         ----         ----
Total Hours                         8,760        8,760        8,760       8,760       8,760        8,760        8,760        8,760
Summer & VEPCO Capacity             165.0        165.0        165.0       165.0       165.0        165.0        165.0        165.0
Winter Capacity                     198.0        198.0        198.0       198.0       198.0        198.0        198.0        198.0

Summer Dispatch                         0            0            0           0           0            0            0            0
Winter Gas Dispatch                     0            0            0           0           0            0            0            0
Winter Oil Dispatch                     0            0            0           0           0            0            0            0
VEPCO Gas Dispatch                      0            0            0           0           0            0            0            0
     Total Dispatch Hours               0            0            0           0           0            0            0            0
     Percentage                      0.00%        0.00%        0.00%       0.00%       0.00%        0.00%        0.00%        0.00%

Winter Starts                           0            0            0           0           0            0            0            0
Winter Start Duration                  40           40           40          40          40           40           40           40

Net Generation

Availability Factor                 100.0%       100.0%       100.0%      100.0%      100.0%       100.0%       100.0%       100.0%
Load Factor                         100.0%       100.0%       100.0%      100.0%      100.0%       100.0%       100.0%       100.0%

Summer Output   MWh                     0            0            0           0           0            0            0            0
Winter Gas Output MWh                   0            0            0           0           0            0            0            0
Winter Oil Dispatch MWh                 0            0            0           0           0            0            0            0
VEPCO Gas Dispatch MWh                  0            0            0           0           0            0            0            0
Net Generation  MWh                     0            0            0           0           0            0            0            0


Capacity Revenues

Capacity Rate   $/kw-mo            $10.82       $10.82        $8.32       $8.32       $8.32        $8.32        $8.32        $8.32
Capacity Revenues - Summer     10,713,000   10,713,000    8,238,000   8,238,000   8,238,000    8,238,000    8,238,000    8,238,000
Capacity Revenues - Winter     12,855,000   12,855,000    9,885,000   9,885,000   9,885,000    9,885,000    9,885,000    9,885,000
Total Capacity Revenues        23,568,000   23,568,000   18,123,000  18,123,000  18,123,000   18,123,000   18,123,000   18,123,000

Energy Revenues

Summer Gas Charge $/kWh         $ $0.0288      $0.0300      $0.0320     $0.0340     $0.0362      $0.0386      $0.0411      $0.0433
Winter Gas Charge $/kWh         $ $0.0359      $0.0373      $0.0397     $0.0421     $0.0446      $0.0475      $0.0504      $0.0530
Winter Oil Charge $/kWh         $ $0.0431      $0.0431      $0.0431     $0.0431     $0.0431      $0.0431      $0.0431      $0.0431
VEPCO Gas Chargee $/kWh         $ $0.0047      $0.0048      $0.0048     $0.0049     $0.0050      $0.0051      $0.0052      $0.0053
Variable O&M Charge $/kWh       $ $0.0028      $0.0029      $0.0030     $0.0031     $0.0032      $0.0033      $0.0034      $0.0035

Summer Gas Revenues $                   0            0            0           0           0            0            0            0
Winter Gas Revenues $                   0            0            0           0           0            0            0            0
Winter Oil Revenues $                   0            0            0           0           0            0            0            0
VEPCO Gas Revenues $                    0            0            0           0           0            0            0            0
Total Energy Revenues $                 0            0            0           0           0            0            0            0


Start Revenues

Winter Gas Start Payment          $38,286      $38,286      $38,286     $38,286     $38,286      $38,286      $38,286      $38,286
Winter Gas Start Revenues         881,000      934,000      515,000     124,000     498,000      421,000      345,000      421,000


Thermal Revenues

Steam Production Hours              7,800        7,800        7,800       7,800       7,800        7,800        7,800        7,800
Chilled Water Production Hours      4,000        4,000        4,000       4,000       4,000        4,000        4,000        4,000

Steam Production pph               50,000       50,000       50,000      50,000      50,000       50,000       50,000       50,000
Chilled Water Production tph        1,010        1,010        1,010       1,010       1,010        1,010        1,010        1,010

Steam Production  klbs            390,000      390,000      390,000     390,000     390,000      390,000      390,000      390,000
Chilled Water Productio ktons       4,040        4,040        4,040       4,040       4,040        4,040        4,040        4,040

Steam Charge    $/klbs              $1.15        $1.15        $1.15       $1.15       $1.15        $1.15        $1.15        $1.15
Chilled Water Charge $/ton         $0.040       $0.040       $0.045      $0.045      $0.045       $0.045       $0.045       $0.050

Steam Revenues  $                 449,000      449,000      449,000     449,000     449,000      449,000      449,000      449,000
Chilled Water Revenues $          162,000      162,000      182,000     182,000     182,000      182,000      182,000      202,000
Total Thermal Revenues $          611,000      611,000      631,000     631,000     631,000      631,000      631,000      651,000

REVENUE GENERATION
Dispatch Operations                 2012         2013         2014         2015
                                    ----         ----         ----         ----
Total Hours                         8,760        8,760        8,760        8,760
Summer & VEPCO Capacity             165.0        165.0        165.0        165.0
Winter Capacity                     198.0        198.0        198.0        198.0

Summer Dispatch                         0            0            0            0
Winter Gas Dispatch                     0            0            0            0
Winter Oil Dispatch                     0            0            0            0
VEPCO Gas Dispatch                      0            0            0            0
     Total Dispatch Hours               0            0            0            0
     Percentage                      0.00%        0.00%        0.00%        0.00%

Winter Starts                           0            0            0            0
Winter Start Duration                  40           40           40           40

Net Generation

Availability Factor                 100.0%       100.0%       100.0%       100.0%
Load Factor                         100.0%       100.0%       100.0%       100.0%

Summer Output   MWh                     0            0            0            0
Winter Gas Output MWh                   0            0            0            0
Winter Oil Dispatch MWh                 0            0            0            0
VEPCO Gas Dispatch MWh                  0            0            0            0
Net Generation  MWh                     0            0            0            0


Capacity Revenues

Capacity Rate   $/kw-mo             $8.32        $8.32        $8.32        $8.32
Capacity Revenues - Summer      8,238,000    8,238,000    8,238,000    8,238,000
Capacity Revenues - Winter      9,885,000    9,885,000    9,885,000    9,885,000
Total Capacity Revenues        18,123,000   18,123,000   18,123,000   18,123,000

Energy Revenues

Summer Gas Charge $/kWh           $0.0455      $0.0479      $0.0505      $0.0532
Winter Gas Charge $/kWh           $0.0558      $0.0588      $0.0616      $0.0647
Winter Oil Charge $/kWh           $0.0431      $0.0431      $0.0431      $0.0431
VEPCO Gas Chargee $/kWh           $0.0054      $0.0055      $0.0057      $0.0058
Variable O&M Charge $/kWh         $0.0036      $0.0037      $0.0038      $0.0039

Summer Gas Revenues $                   0            0            0            0
Winter Gas Revenues $                   0            0            0            0
Winter Oil Revenues $                   0            0            0            0
VEPCO Gas Revenues $                    0            0            0            0
Total Energy Revenues $                 0            0            0            0


Start Revenues

Winter Gas Start Payment          $38,286      $38,286      $38,286      $38,286
Winter Gas Start Revenues         459,000      536,000      574,000      651,000


Thermal Revenues

Steam Production Hours              7,800        7,800        7,800        7,800
Chilled Water Production Hours      4,000        4,000        4,000        4,000

Steam Production pph               50,000       50,000       50,000       50,000
Chilled Water Production tph        1,010        1,010        1,010        1,010

Steam Production  klbs            390,000      390,000      390,000      390,000
Chilled Water Productio ktons       4,040        4,040        4,040        4,040

Steam Charge    $/klbs              $1.15        $1.15        $1.15        $1.15
Chilled Water Charge $/ton         $0.050       $0.050       $0.050       $0.050

Steam Revenues  $                 449,000      449,000      449,000      449,000
Chilled Water Revenues $          202,000      202,000      202,000      202,000
Total Thermal Revenues $          651,000      651,000      651,000      651,000


FINANCIAL FORECAST
Revenues                            7/96-12/96 [1]     1997         1998        1999         2000         2001         2002
                                    --------------     ----         ----        ----         ----         ----         ----
Revenues from Electric Sales:
     Total Capacity Revenues           13,599,500   25,382,000   25,382,000  23,568,000   23,568,000   23,568,000   23,568,000

Energy Charges
   Summer Gas Charge                            0            0            0           0            0            0            0
   Winter Gas Charge                            0            0            0           0            0            0            0
   Winter Oil Charge                            0            0            0           0            0            0            0
   VEPCO Gas Charge                             0            0            0           0            0            0            0
                                                -            -            -           -            -            -            -
   Total Energy Revenues                        0            0            0           0            0            0            0

Winter Gas Start Revenues                       0            0            0           0            0            0            0

Steam Sales Revenues                      224,500      449,000      449,000     449,000      449,000      449,000      449,000
Chilled Water Sales Revenues               70,500      141,000      141,000     141,000      141,000      162,000      162,000
                                           ------      -------      -------     -------      -------      -------      -------
     Total Thermal Revenues               295,000      590,000      590,000     590,000      590,000      611,000      611,000

Total Sales Revenues                   13,894,000   25,972,000   25,972,000  24,158,000   24,158,000   24,179,000   24,179,000

Interest - D.S.R.   5.0%                  194,000      371,000      354,000     336,000      335,000      333,000      330,000
                                          -------      -------      -------     -------      -------      -------      -------
Total Revenues                         14,088,500   26,343,000   26,326,000  24,494,000   24,493,000   24,509,000   24,509,000


Expenses

Fuel Costs - Cogen Plant                        0            0            0           0            0            0            0
Fuel Costs - Boiler                       811,000    1,642,000    1,662,000   1,672,000    1,701,000    1,770,000    1,853,000
Plant Operating Costs                   1,631,000    3,224,000    3,241,000   3,256,000    3,297,000    3,318,000    3,342,000
Plant Variable Costs                      306,500      631,000      650,000     670,000      691,000      711,000      733,000
                                          -------      -------      -------     -------      -------      -------      -------
Total Operating Costs                   2,748,500    5,497,000    5,553,000   5,598,000    5,689,000    5,799,000    5,928,000

Rev. Avail. for Debt Service           11,340,000   20,846,000   20,773,000  18,896,000   18,804,000   18,713,000   18,581,000


Debt Service

Total Interest Costs                    5,175,000    9,193,000    8,705,000   8,221,000    7,769,000    7,284,000    6,764,000
Total Principal Payments                2,753,000    5,501,000    5,922,000   5,093,000    5,473,000    5,880,000    6,294,000
                                        ---------    ---------    ---------   ---------    ---------    ---------    ---------
     Total Debt Service                 7,928,000   14,694,000   14,627,000  13,314,000   13,242,000   13,164,000   13,058,000


Operating Cashflow

Pre-Tax Cashflow from Operations        3,412,000    6,152,000    6,146,000   5,582,000    5,562,000    5,549,000    5,523,000

Overhaul Reserve Fund Additions                 0            0            0           0            0            0            0

Expected Debt Service Reserve Releases    655,000       26,000      670,000      30,000       33,000       47,000       50,000
Debt Service Reserve Fund Additions             0            0            0           0            0            0            0
                                                -            -            -           -            -            -            -

Net Balance from Operations [2]         4,067,000    6,178,000    6,816,000   5,612,000    5,595,000    5,596,000    5,573,000


Debt Service Coverage

Revenue Avail. for Debt Service        11,340,000   20,846,000   20,773,000  18,896,000   18,804,000   18,713,000   18,581,000

Total Interest Costs                    5,175,000    9,193,000    8,705,000   8,221,000    7,769,000    7,284,000    6,764,000
Total Principal Payments                2,753,000    5,501,000    5,922,000   5,093,000    5,473,000    5,880,000    6,294,000
                                        ---------    ---------    ---------   ---------    ---------    ---------    ---------
     Total Debt Service Costs           7,928,000   14,694,000   14,627,000  13,314,000   13,242,000   13,164,000   13,058,000

Times Interest Coverage                      2.19         2.27         2.39        2.30         2.42         2.57         2.75
Times Total Debt Coverage                    1.43         1.42         1.42        1.42         1.42         1.42         1.42



FINANCIAL FORECAST
Revenues                                   2003         2004         2005         2006         2007         2008         2009
                                           ----         ----         ----         ----         ----         ----         ----
Revenues from Electric Sales:
     Total Capacity Revenues            23,568,000   23,568,000   23,568,000   18,123,000   18,123,000   18,123,000   18,123,000

Energy Charges
   Summer Gas Charge                             0            0            0            0            0            0            0
   Winter Gas Charge                             0            0            0            0            0            0            0
   Winter Oil Charge                             0            0            0            0            0            0            0
   VEPCO Gas Charge                              0            0            0            0            0            0            0
                                                 -            -            -            -            -            -            -
   Total Energy Revenues                         0            0            0            0            0            0            0

Winter Gas Start Revenues                        0            0            0            0            0            0            0

Steam Sales Revenues                       449,000      449,000      449,000      449,000      449,000      449,000      449,000
Chilled Water Sales Revenues               162,000      162,000      162,000      182,000      182,000      182,000      182,000
                                           -------      -------      -------      -------      -------      -------      -------
     Total Thermal Revenues                611,000      611,000      611,000      631,000      631,000      631,000      631,000

Total Sales Revenues                    24,179,000   24,179,000   24,179,000   18,754,000   18,754,000   18,754,000   18,754,000

Interest - D.S.R.   5.0%                   328,000      325,000      272,000      219,000      215,000      210,000      205,000
                                           -------      -------      -------      -------      -------      -------      -------
Total Revenues                          24,507,000   24,504,000   24,451,000   18,973,000   18,969,000   18,964,000   18,959,000


Expenses

Fuel Costs - Cogen Plant                         0            0            0            0            0            0            0
Fuel Costs - Boiler                      1,939,000    2,029,000    2,123,000    2,280,000    2,457,000    2,630,000    2,825,000
Plant Operating Costs                    3,370,000    3,399,000    3,431,000    3,467,000    3,500,000    3,540,000    3,583,000
Plant Variable Costs                       755,000      777,000      801,000      825,000      849,000      875,000      900,000
                                           -------      -------      -------      -------      -------      -------      -------
Total Operating Costs                    6,064,000    6,205,000    6,355,000    6,572,000    6,806,000    7,045,000    7,308,000

Rev. Avail. for Debt Service            18,443,000   18,299,000   18,096,000   12,401,000   12,163,000   11,919,000   11,651,000


Debt Service

Total Interest Costs                     6,206,000    5,610,000    4,972,000    4,418,000    4,042,000    3,647,000    3,235,000
Total Principal Payments                 6,737,000    7,215,000    7,697,000    4,292,000    4,492,000    4,705,000    4,919,000
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------
     Total Debt Service                 12,943,000   12,825,000   12,669,000    8,710,000    8,534,000    8,352,000    8,154,000


Operating Cashflow

Pre-Tax Cashflow from Operations         5,500,000    5,474,000    5,427,000    3,691,000    3,629,000    3,567,000    3,497,000

Overhaul Reserve Fund Additions                  0            0            0            0            0            0            0

Expected Debt Service Reserve Releases      51,000       70,000    2,034,000       85,000       87,000       96,000      100,000
Debt Service Reserve Fund Additions              0            0            0            0            0            0            0
                                                 -            -            -            -            -            -            -

Net Balance from Operations [2]          5,551,000    5,544,000    7,461,000    3,776,000    3,716,000    3,663,000    3,597,000


Debt Service Coverage

Revenue Avail. for Debt Service         18,443,000   18,299,000   18,096,000   12,401,000   12,163,000   11,919,000   11,651,000

Total Interest Costs                     6,206,000    5,610,000    4,972,000    4,418,000    4,042,000    3,647,000    3,235,000
Total Principal Payments                 6,737,000    7,215,000    7,697,000    4,292,000    4,492,000    4,705,000    4,919,000
                                         ---------    ---------    ---------    ---------    ---------    ---------    ---------
     Total Debt Service Costs           12,943,000   12,825,000   12,669,000    8,710,000    8,534,000    8,352,000    8,154,000

Times Interest Coverage                       2.97         3.26         3.64         2.81         3.01         3.27         3.60
Times Total Debt Coverage                     1.42         1.43         1.43         1.42         1.43         1.43         1.43


FINANCIAL FORECAST
Revenues                                    2010         2011         2012         2013         2014         2015
                                            ----         ----         ----         ----         ----         ----
Revenues from Electric Sales:
     Total Capacity Revenues             18,123,000   18,123,000   18,123,000   18,123,000   18,123,000   18,123,000

Energy Charges
   Summer Gas Charge                              0            0            0            0            0            0
   Winter Gas Charge                              0            0            0            0            0            0
   Winter Oil Charge                              0            0            0            0            0            0
   VEPCO Gas Charge                               0            0            0            0            0            0
                                                  -            -            -            -            -            -
   Total Energy Revenues                          0            0            0            0            0            0

Winter Gas Start Revenues                         0            0            0            0            0            0

Steam Sales Revenues                        449,000      449,000      449,000      449,000      449,000      449,000
Chilled Water Sales Revenues                182,000      202,000      202,000      202,000      202,000      202,000
                                            -------      -------      -------      -------      -------      -------
     Total Thermal Revenues                 631,000      651,000      651,000      651,000      651,000      651,000

Total Sales Revenues                     18,754,000   18,774,000   18,774,000   18,774,000   18,774,000   18,774,000

Interest - D.S.R.   5.0%                    201,000      196,000      191,000      185,000      169,000       79,000
                                            -------      -------      -------      -------      -------       ------
Total Revenues                           18,955,000   18,970,000   18,965,000   18,959,000   18,943,000   18,853,000


Expenses

Fuel Costs - Cogen Plant                          0            0            0            0            0            0
Fuel Costs - Boiler                       3,029,000    3,201,000    3,395,000    3,583,000    3,794,000    4,016,000
Plant Operating Costs                     3,628,000    3,674,000    3,724,000    3,778,000    3,835,000    3,892,000
Plant Variable Costs                        928,000      955,000      985,000    1,014,000    1,044,000    1,075,000
                                            -------      -------      -------    ---------    ---------    ---------
Total Operating Costs                     7,585,000    7,830,000    8,104,000    8,375,000    8,673,000    8,983,000

Rev. Avail. for Debt Service             11,370,000   11,140,000   10,861,000   10,584,000   10,270,000    9,870,000


Debt Service

Total Interest Costs                      2,803,000    2,350,000    1,874,000    1,375,000      854,000      325,000
Total Principal Payments                  5,143,000    5,422,000    5,691,000    5,953,000    6,188,000    6,031,000
                                          ---------    ---------    ---------    ---------    ---------    ---------
     Total Debt Service                   7,946,000    7,772,000    7,565,000    7,328,000    7,042,000    6,356,000


Operating Cashflow

Pre-Tax Cashflow from Operations          3,424,000    3,368,000    3,296,000    3,256,000    3,228,000    3,514,000

Overhaul Reserve Fund Additions                   0            0            0            0            0            0

Expected Debt Service Reserve Releases       82,000       99,000      115,000      139,000      476,000    3,145,000
Debt Service Reserve Fund Additions               0            0            0            0            0            0
                                                  -            -            -            -            -            -

Net Balance from Operations [2]           3,506,000    3,467,000    3,411,000    3,395,000    3,704,000    6,659,000


Debt Service Coverage

Revenue Avail. for Debt Service          11,370,000   11,140,000   10,861,000   10,584,000   10,270,000    9,870,000

Total Interest Costs                      2,803,000    2,350,000    1,874,000    1,375,000      854,000      325,000
Total Principal Payments                  5,143,000    5,422,000    5,691,000    5,953,000    6,188,000    6,031,000
                                          ---------    ---------    ---------    ---------    ---------    ---------
     Total Debt Service Costs             7,946,000    7,772,000    7,565,000    7,328,000    7,042,000    6,356,000

Times Interest Coverage                        4.06         4.74         5.80         7.70        12.03        30.37
Times Total Debt Coverage                      1.43         1.43         1.44         1.44         1.46         1.55

[1] Project closing of July 1996 assumed. Reflects one-half year's operations following refinancing.

[2]  Available for capital expenditures or distributions to Project owners.

RESERVE FUNDS

Debt Service Reserve Fund         1996         1997         1998         1999         2000         2001         2002        2003
                                  ----         ----         ----         ----         ----         ----         ----        ----
Beginning Balance              8,090,714    7,435,714    7,409,285    6,739,285    6,709,642    6,677,142    6,630,356    6,580,713
     Additions                         0            0            0            0            0            0            0            0
     Interest   5.00%            388,000      371,000      354,000      336,000      335,000      333,000      330,000      328,000
     Withdrawals                (388,000)    (371,000)    (354,000)    (336,000)    (335,000)    (333,000)    (330,000)    (328,000)
     Releases                   (655,000)     (26,429)    (670,000)     (29,643)     (32,500)     (46,786)     (49,643)     (51,429)
                                --------      -------     --------      -------      -------      -------      -------      -------
Ending Balance                 7,435,714    7,409,285    6,739,285    6,709,642    6,677,142    6,630,356    6,580,713    6,529,284


Overhaul Reserve Fund

Beginning Balance                942,632   (4,207,368)  (4,207,368)  (4,417,368)  (4,633,368)  (4,859,368)  (5,096,368)  (5,345,368)
     Additions                         0            0            0            0            0            0            0            0
     Interest Earnings 5.00%           0            0     (210,000)    (216,000)    (226,000)    (237,000)    (249,000)    (261,000)
     Turbine Overhauls                 0            0            0            0            0            0            0            0
     Other Withdrawals                 0            0            0            0            0            0            0            0
     Interest Withdrawal               0            0            0            0            0            0            0            0
     Releases                 (5,150,000)           0            0            0            0            0            0            0
                              ----------            -            -            -            -            -            -            -
Ending Balance                (4,207,368)  (4,207,368)  (4,417,368)  (4,633,368)  (4,859,368)  (5,096,368)  (5,345,368)  (5,606,368)



Dispatch Hours                         0            0            0            0            0            0            0            0
Reserve Addition  3.00%             $260         $268         $276         $284         $293         $301         $310         $320
Reserve Addition                       0            0            0            0            0            0            0            0

Overhaul Requirements
Frame 6 Operating Hours            4,863        4,863        4,863        4,863        4,863        4,863        4,863        4,863
Estimated Maintenance Factor        2.82         2.82         2.82         2.82         2.82         2.82         2.82         2.82
Frame 6 Factored Hours            14,056       13,714       13,714       13,714       13,714       13,714       13,714       13,714

Combustion Inspection (CI)  [1]
Hot Gas Path Inspection (HGP)  [2]
Major Overhaul (MO)  [3]

Frame 7 Operating Hours            3,525        3,525        3,525        3,525        3,525        3,525        3,525        3,525
Estimated Maintenance Factor        2.82         2.82         2.82         2.82         2.82         2.82         2.82         2.82
Frame 7 Factored Hours            10,186        9,941        9,941        9,941        9,941        9,941        9,941        9,941

Combustion Inspection (CI)  [4]
Hot Gas Path Inspection (HGP)  [5]
Major Overhaul[6]

Steam Turbine Equiv. Hours         9,029        9,029        9,029        9,029        9,029        9,029        9,029        9,029

Limited ST Overhaul (LO) [7]
Major ST Overhaul (MO) [8]                        -
                              ------------------------------------------------------------------------------------------------------
Total Overhaul Costs                  $0           $0           $0           $0           $0           $0           $0           $0

Debt Service Reserve Fund            2004          2005          2006          2007         2008         2009          2010
                                     ----          ----          ----          ----         ----         ----          ----
Beginning Balance                 6,529,284     6,458,927     4,424,641     4,339,284    4,252,141    4,156,427     4,056,070
     Additions                            0             0             0             0            0            0             0
     Interest   5.00%               325,000       272,000       219,000       215,000      210,000      205,000       201,000
     Withdrawals                   (325,000)     (272,000)     (219,000)     (215,000)    (210,000)    (205,000)     (201,000)
     Releases                       (70,357)   (2,034,286)      (85,357)      (87,143)     (95,714)    (100,357)      (82,143)
                                    -------    ----------       -------       -------      -------     --------       -------
Ending Balance                    6,458,927     4,424,641     4,339,284     4,252,141    4,156,427    4,056,070     3,973,927


Overhaul Reserve Fund

Beginning Balance                (5,606,368)   (5,880,368)   (6,167,368)   (6,468,368)  (6,784,368)  (7,115,368)   (7,462,368)
     Additions                            0             0             0             0            0            0             0
     Interest Earnings 5.00%       (274,000)     (287,000)     (301,000)     (316,000)    (331,000)    (347,000)     (364,000)
     Turbine Overhauls                    0             0             0             0            0            0             0
     Other Withdrawals                    0             0             0             0            0            0             0
     Interest Withdrawal                  0             0             0             0            0            0             0
     Releases                             0             0             0             0            0            0             0
                                          -             -             -             -            -            -             -
Ending Balance                   (5,880,368)   (6,167,368)   (6,468,368)   (6,784,368)  (7,115,368)  (7,462,368)   (7,826,368)



Dispatch Hours                            0             0             0             0            0            0             0
Reserve Addition  3.00%                $329          $339          $349          $360         $371         $382          $393
Reserve Addition                          0             0             0             0            0            0             0

Overhaul Requirements
Frame 6 Operating Hours               4,863         4,863         4,863         4,863        4,863        4,863         4,863
Estimated Maintenance Factor           2.82          2.82          2.82          2.82         2.82         2.82          2.82
Frame 6 Factored Hours               13,714        13,714        13,714        13,714       13,714       13,714        13,714

Combustion Inspection (CI)  [1]
Hot Gas Path Inspection (HGP)
Major Overhaul (MO)  [3]

Frame 7 Operating Hours               3,525         3,525         3,525         3,525        3,525        3,525         3,525
Estimated Maintenance Factor           2.82          2.82          2.82          2.82         2.82         2.82          2.82
Frame 7 Factored Hours                9,941         9,941         9,941         9,941        9,941        9,941         9,941

Combustion Inspection (CI)  [4]
Hot Gas Path Inspection (HGP) [5]
Major Overhaul[6]
                                   ------------------------------------------------------------------------------------------
Steam Turbine Equiv. Hours            9,029         9,029         9,029         9,029        9,029        9,029         9,029

Limited ST Overhaul (LO) [7]
Major ST Overhaul (MO) [8]

Total Overhaul Costs                     $0            $0            $0            $0           $0           $0            $0

Debt Service Reserve Fund             2011          2012          2013          2014          2015
                                      ----          ----          ----          ----          ----
Beginning Balance                  3,973,927     3,874,641     3,759,998     3,621,069     3,145,447
     Additions                             0             0             0             0             0
     Interest   5.00%                196,000       191,000       185,000       169,000        79,000
     Withdrawals                    (196,000)     (191,000)     (185,000)     (169,000)      (79,000)
     Releases                        (99,286)     (114,643)     (138,929)     (475,622)   (3,145,449)
                                     -------      --------      --------      --------    ----------
Ending Balance                     3,874,641     3,759,998     3,621,069     3,145,447            (2)


Overhaul Reserve Fund

Beginning Balance                 (7,826,368)   (8,208,368)   (8,609,368)   (9,029,368)   (9,470,368)
     Additions                             0             0             0             0             0
     Interest Earnings 5.00%        (382,000)     (401,000)     (420,000)     (441,000)     (462,000)
     Turbine Overhauls                     0             0             0             0             0
     Other Withdrawals                     0             0             0             0             0
     Interest Withdrawal                   0             0             0             0             0
     Releases                              0             0             0             0             0
                                           -             -             -             -             -
Ending Balance                    (8,208,368)   (8,609,368)   (9,029,368)   (9,470,368)   (9,932,368)



Dispatch Hours                             0             0             0             0             0
Reserve Addition  3.00%                 $405          $417          $430          $443          $456
Reserve Addition                           0             0             0             0             0

Overhaul Requirements
Frame 6 Operating Hours                4,863         4,863         4,863         4,863         4,863
Estimated Maintenance Factor            2.82          2.82          2.82          2.82          2.82
Frame 6 Factored Hours                13,714        13,714        13,714        13,714        13,714

Combustion Inspection (CI)  [1]
Hot Gas Path Inspection (HGP)
Major Overhaul (MO)  [3]

Frame 7 Operating Hours                3,525         3,525         3,525         3,525         3,525
Estimated Maintenance Factor            2.82          2.82          2.82          2.82          2.82
Frame 7 Factored Hours                 9,941         9,941         9,941         9,941         9,941

Combustion Inspection (CI)  [4]
Hot Gas Path Inspection (HGP) [5]
Major Overhaul[6]

Steam Turbine Equiv. Hours             9,029         9,029         9,029         9,029         9,029

Limited ST Overhaul (LO) [7]
Major ST Overhaul (MO) [8]
                                   -----------------------------------------------------------------
Total Overhaul Costs                      $0            $0            $0            $0            $0

                          BURNS & MCDONNELL

                        Officer's Certificate



          I, Michael W. McComas, Vice President of Burns & McDonnell, DO HEREBY CERTIFY that:

          Except as set forth below, since July 25, 1996, no event affecting our report entitled "Panda-Rosemary Cogeneration Project Condition Assessment Report for Potential Investors at the Request of Panda Energy Corporation" (the "Independent Engineer's Report") or the matters referred to therein has occurred (i) which makes untrue or incorrect in any material respect, as of the date hereof, any information or statement contained in the Independent Engineer's Report or in the Prospectus relating to the offering of Pooled Project Bonds, Series A-1 due 2012 by Panda Funding Corporation (the "Prospectus") under the caption "Independent Engineer's Report-Rosemary" in the Prospectus Summary or (ii) which is not reflected in the Prospectus but should be reflected therein in order to make the statements and information contained in the Independent Engineer's Report or in the Prospectus under the caption "Independent Engineer's Report-Rosemary" in the Prospectus Summary, in light of the circumstances under which they were made, not misleading.

          In September 1996, a transformer at the Panda-Rosemary Facility sustained damage from a hurricane. A substitute transformer has been temporarily installed pending repair of the damaged transformer. Burns & McDonnell is assessing the situation and is not currently able to determine the impact, if any, such event may have on the Independent Engineer's Report and the information contained therein. Panda Interfunding Corporation has informed Burns & McDonnell that it believes that such event will not have a material adverse affect on the financial condition of the Panda-Rosemary Facility.

                    WITNESS my hand this 11th day of October, 1996.


                    By: /s/ Michael W. McComas
                    Name: Michael W. McComas
                    Title: Vice President

                                                                APPENDIX D






                         Assessment of Fuel Price,
                    Supply and Delivery Risks for the
                    Panda-RosemaryCogeneration Project



                              Prepared by:

                  Benjamin Schlesinger and Associates, Inc.
                         The Bethesda Gateway
                    7201 Wisconsin Avenue, Suite 740
                         Bethesda, MD  20814


                              Prepared for:


                        Panda Energy International, Inc.
                      4100 Spring Valley Road, Suite 1001
                            Dallas, Texas  75244



                                  July 26, 1996




                             Updated September 20, 1996



              [BENJAMIN SCHLESINGER AND ASSOCIATES, INC. LETTERHEAD]


Originally dated July 26, 1996
Updated September 20, 1996



Mr. Bryan J. Urban
Vice President and Controller
Panda Energy International, Inc.
4100 Spring Valley, Suite 1001
Dallas, TX  75244

     Subject: Assessment of Fuel Price, Supply and Delivery Risks for the Panda-Rosemary Cogeneration Project (the "Project").

Dear Bryan:

     I am pleased to enclose Benjamin Schlesinger and Associates, Inc.'s updated opinion report assessing the fuel supply and delivery arrangements for the Project and the associated risk to bondholders. As before, the section entitled "Opinions and Conclusions" contains our principal findings based on our analysis and evaluation of the Project's fuel supply and delivery arrangements. Portions of the report which we have brought up to date pertain to Panda's firm gas transportation arrangements.

     Please give me a call if you have any questions about this report.


                           Sincerely yours,

                           BENJAMIN SCHLESINGER AND ASSOCIATES, INC.


                            /s/  Benjamin Schlesinger
                           __________________________________________
                           Benjamin Schlesinger, Ph.D.
                           President


Enclosure

cc:  Ben Schlesinger




           ASSESSMENT OF FUEL PRICE, SUPPLY AND DELIVERY RISKS FOR THE
                PANDA-ROSEMARY COGENERATION PROJECT (THE "PROJECT")

INTRODUCTION

     Panda Energy International, Inc. (Panda) developed and owns an interest in the Project, a 180 MW gas-fired, combined cycle cogeneration facility located in Roanoke Rapids, NC. The Project has sold electric capacity and energy on a fully dispatchable basis to Virginia Electric and Power Company (VEPCO) since beginning commercial operations in late December 1990. The Project also sells steam and chilled water to its thermal host, the Bibb Company.

     The Project facilities include an approximately 10 mile, 10 inch natural gas pipeline that connects the plant in Roanoke Rapids to an interconnection with the Transco and Columbia interstate pipeline systems and with the North Carolina Natural Gas Company (NCNG) system in Pleasant Hill, NC. The Project has contracted for firm gas supply, firm transportation, gas balancing, and fuel management services in order to satisfy its daily fuel requirements and is permitted to burn low sulfur distillate fuel oil (DFO) as a backup fuel supply.

     In connection with two bond offerings being undertaken by subsidiaries of Panda, Panda has retained Benjamin Schlesinger and Associates, Inc. (BSA) to provide a due diligence analysis and evaluation of the Project's fuel supply and delivery arrangements, focusing on the appropriateness of the existing fuel arrangements, the historic reliability of fuel to the Project, and the extent to which fuel costs and energy revenues match.


OPINIONS AND CONCLUSIONS

Viability of the Fuel Supply Plan. The Project's overall fuel supply plan remains reasonable and appropriate given the Project's record of operation and its energy payment structure (see below). Panda's contract with Natural Gas Clearinghouse (NGC) for fuel management services lies at the heart of the Project's fuel supply plan. NGC sells and delivers gas on a firm basis to satisfy the Project's baseload fuel requirements to produce steam and chilled water for sale to Bibb. Additionally, NGC buys and delivers gas and DFO on a best efforts basis to satisfy the Project's variable daily fuel requirements related to VEPCO's electric dispatch requests. The fuel plan includes direct access to two interstate pipeline systems, monthly balancing and backup gas sales service from NCNG, and sufficient on-site DFO storage and permit authorization to burn DFO whenever gas deliveries to the Project are insufficient to satisfy its total fuel requirements on a daily basis. We conclude that, provided VEPCO continues to dispatch the Project principally as a summer peaker, the additional fixed costs required to increase the Project's gas supply or delivery reliability are not warranted from an economic or fuel reliability perspective.

     The Project's energy revenues under its power sales agreement reflect the Project's fuel plan. During the months of January and February, when the Project is most likely to be forced to burn DFO due to spot gas curtailments, the energy payments are based on delivered DFO prices, while during the rest of the year the energy payments are based on the delivered price of Gulf Coast spot gas in the summer months and Appalachia spot gas in the winter months. While the Project's actual fuel consumed for dispatch operations has generally followed the seasonal fuel availability structure assumed in the energy payment mechanism, we note that the Project's energy payments and actual fuel costs are not directly linked, i.e., the Project's energy payment margins are at some risk for a mismatch between energy payments and fuel costs to produce electricity. Specifically, given that delivered DFO prices historically have exceeded delivered gas prices, the Project benefits if it is able to burn gas in January and February, but could experience reduced margins on its energy payments if forced to burn DFO in lieu of spot gas to satisfy dispatch requests in any other month. This risk, however, is largely mitigated by a start-up fee payable by VEPCO each time the Project is dispatched in November, December and March, the months other than January and February during which the Project is most likely to be forced to burn DFO. Although we believe the existing fuel plan to be reasonable and appropriate, we recommend that Panda continue to monitor on an annual basis the Project's actual and projected dispatch and gas and DFO pricing for the months of November, December and March to assess the need for modifications in the existing fuel plan.

Fuel Reliability. Although the Project buys firm gas supply and delivery services to satisfy only its baseload fuel requirements, the Project has always had enough fuel to satisfy VEPCO's dispatch requests. Moreover, from the start of commercial operations through the end of 1995, the Project has been able to secure gas sufficient to satisfy in excess of 90% of its total dispatch fuel requirements, a record attributable to relatively low levels of winter dispatch as well as the flexibility of its gas arrangements. We conclude that the Project's existing gas supply and delivery arrangements provide an appropriate degree of gas reliability for an electric peaking facility. In addition, we conclude that the Project's two million gallon on-site DFO storage capacity, ready access to oil terminals in four nearby locations, and operational DFO resupply procedures with NGC that have proven to be effective to provide an appropriate degree of backup DFO supply reliability, i.e., no additional DFO supply or delivery contracts are necessary. However, the Project may not be able to sustain a 90% gas reliability level in the future under a scenario of significantly higher levels of dispatch in the months of November, December and March and Panda should continue to monitor projected dispatch for these months as described above.

Review of Pro Forma Fuel Costs. We have reviewed the fuel supply and transportation pricing projections used by Burns & McDonnell in their report on
the Project (the "Independent Engineer's Report").   We have concluded from
our review that the Independent Engineer's Report employs reasonably conservative assumptions for the costs of the Project's various gas supply and transportation services, i.e., based on our assessment of the fuel contracts and the cost of gas supply and transportation services, we believe that fuel delivered to the Project is likely to cost less than the estimates contained in the Independent Engineer's Report.

Contract Terms. The Project's fuel supply and transportation contracts have original terms of approximately 15 years and thus will need to be extended or replaced. We conclude that the Project should have little difficulty extending the existing fuel arrangements or, if necessary, replacing the current fuel contracts with alternate service arrangements that offer comparable price, credit support and reliability provisions. We note that the Independent Engineer's Report projects fuel costs through the year 2015 on the basis of the existing fuel contracts and, based on the foregoing conclusion, we believe such projection to be reasonable.


DESCRIPTION OF THE PROJECT'S FUEL SUPPLY AND DELIVERY ARRANGEMENTS

I.   Fuel Management.

     Panda has two agreements with Natural Gas Clearinghouse (NGC) that together provide the Project with a full spectrum of fuel management services. Pursuant to these agreements, NGC satisfies the Project's daily fuel requirements for baseload and dispatch operations by procuring the most economical combination of firm and best efforts gas supply available to the Project and maintaining an adequate supply of DFO to backup curtailments of best efforts gas supplies. In this section, we briefly describe the NGC contracts:

     Panda negotiated a Gas Purchase Contract with NGC in 1990 (as amended in
     1993) in order to secure a firm, warranted gas supply to support its baseload fuel requirements. As amended, the firm gas supply contract provides for the following:

          - The contract term extends through November 30, 2005, after which either party can terminate the contract with 30 days notice (see ANALYSIS OF POTENTIAL RISKS TO INVESTORS).

          - Panda nominates each month a Minimum Daily Quantity of gas it will buy each day in such month (the "MDQ") up to a maximum of 3,075 MMBtu/day. NGC has a firm obligation to deliver Panda's MDQ and, provided the parties reach agreement on a sales price, to deliver all gas nominated by Panda in excess of the MDQ up to the 3,075 MMBtu/day maximum.

          - The price for the MDQ gas delivered is a monthly Gulf Coast spot index plus $0.04/MMBtu, with any volume delivered in excess of the MDQ priced at NGC's actual acquisition cost plus $0.04/MMBtu.

          - NGC delivers the gas to the Project either via Panda's firm transportation contract with Transco (see below) or via interruptible transportation (IT) service on the Transco or Columbia interstate pipeline systems, or alternate pipeline routes to the extent IT service is available.

          - If Panda buys less than its MDQ in any month, it must pay NGC a deficiency fee of $0.14/MMBtu times the amount of the deficiency. If NGC fails to deliver the volume Panda nominates each day up to the contract maximum of 3,075 MMBtu, it is obligated to pay damages equal to the difference, on a delivered cost to the Project basis, between Panda's replacement fuel cost and the applicable cost of gas pursuant to the contract for the deficient volume. In addition, NGC is obligated, annually, to provide any lender or lessor to the Project with financial information sufficient to assure lenders of NGC's continuing ability to meet its delivery obligations.

     In October, 1990, Panda executed a Fuel Supply Management Agreement (FSMA) with NGC in order to secure spot gas to satisfy the Project's dispatch fuel requirements and to secure DFO for use as a backup fuel when the Project's total daily fuel requirements exceed the availability of gas under the firm gas supply and the FSMA. The FSMA has the same term as the NGC firm gas supply contract and contains the following provisions:

          - NGC buys spot gas on a best efforts basis at the lowest available price and delivers it to Pleasant Hill on an IT basis via either Transco or Columbia.

         - NGC manages the purchase of DFO for the Project and arranges price hedging arrangements (see DFO Supply and Delivery below).

         - Panda pays NGC's actual acquisition cost of gas and oil purchased pursuant to the FSMA plus $0.04/MMBtu for all gas and $0.002/gallon for all DFO delivered to the Project. In addition, NGC keeps 60% of all discounts that it negotiates on behalf of the Project relative to a benchmark delivered gas price equal to the sum of a published monthly spot gas index and Transco's monthly posted rate for IT service to Pleasant Hill.

         - NGC manages all communications and billings related to gas deliveries between Panda, NCNG, the interstate pipelines and all gas suppliers, including dispatching gas from the suppliers through the pipelines, invoicing, and verifying flowing Volumes.(1)

II.   Gas Transportation.

     In October, 1991, Panda executed a Service Agreement with Transco for firm transportation service (the FT-NT contract). Panda negotiated this service to assure firm deliveries of the firm gas supply purchased from NGC to satisfy its baseload fuel requirements. Pursuant to the FT-NT contract, Panda may deliver up to 3,075 Mcf/day of gas to Texas Gas Transmission, a Transco affiliate, at various points in Texas and Louisiana and receive the gas from Transco at Pleasant Hill.

     In July 1996, the Project entered into separate contracts with Texas Gas Transmission Corporation (TGT), CNG Transmission Corporation (CNG), and
Transco under which it converted its FT-NT contract with Transco into generally-applicable Part 284 firm transportation (FT) agreements with each
pipeline.(2)   The Project's FT contracts with TGT, CNG and Transco provide it with firm, 365 day/year service from each pipeline, subject to curtailment only in the event of force majeure as specified in the FERC-approved tariffs of each pipeline. Moreover, the conversion to FT service has enhanced the Project's operational flexibility since it is now able to switch receipt and delivery points for the gas and resell its capacity to third parties when unneeded. Transco has assured the Project that as part of its FT service it will continue to be guaranteed gas deliveries on a backhaul basis delivered to Transco at Leidy via TGT and CNG.

     Each contract term extends through October 31, 2006 (as did the Project's FT-NT contract) and then extend year to year thereafter unless terminated by either party with 12 months notice (see ANALYSIS OF POTENTIAL RISKS TO INVESTORS). Panda pays each pipeline's FERC-approved maximum rates for this service and NGC manages all three FT contracts as agent on behalf of Panda (see above).

---------------------------
(1) Panda and NGC clarified NGC's fuel management responsibilities in a 1992 General Agent Confirmation Letter that designates NGC as the Project's agent for purpose of arranging all transportation services with interstate pipelines and NCNG for all gas delivered to the Project. As agent, NGC is responsible for communicating all required information between the gas suppliers, the pipelines and the Project and in reconciling any imbalances that may arise pursuant to Panda's firm transportation agreement with Transco (see below). Panda is responsible for paying all transportation costs as invoiced by NGC.

(2) Transco offers this conversion to all of its FT-NT customers pursuant to its FERC-authorized tariff.


III. Local Delivery and Gas Balancing.

     In February 1990, as amended in December 1991, Panda executed the Pipeline Operating Agreement with NCNG. The term of this agreement extends 15 years from the date the Project began commercial operations, i.e., December 27, 2005, and may be extended for two additional five year periods with the consent of both parties (see ANALYSIS OF POTENTIAL RISKS TO INVESTORS). The Pipeline Operating Agreement provides for the following:

     NCNG operates and maintains Panda's pipeline between Pleasant Hill and the plant in Roanoke Rapids.

     NCNG balances Panda's receipt of gas from Transco and Columbia with the delivery and consumption of gas at the plant in Roanoke Rapids on a daily and monthly basis. Panda has the right to carryover to the following month an imbalance between its receipt of gas at Pleasant Hill and its delivery to Roanoke Rapids in any month equal to the greater of 50,000 MMBtu or 25% of the greater of the receipt or delivery volume for that month. Panda "cashes out" its monthly imbalance volume in excess of the carryover amount based upon NCNG's average purchase price of gas for that month.

     To the extent Panda is unable to buy gas, NCNG will sell gas to Panda on a best efforts basis to the extent it has gas available without diminishing service to its other customers.

     Panda pays a fixed monthly fee of $20,000 for NCNG's services.

IV.  DFO Supply and Delivery.

     The Project's air permit allows it to operate for up to 2,000 hours/year on DFO. The Project facilities include on-site storage capacity sufficient to store approximately two million gallons of DFO (eight days of Project operation when dispatched at its rated capacity output for 24 hours/day) for use when gas is unavailable to the Project. The Project includes two oil unloading bays that can each unload one tank truck in approximately 30 minutes. When refilling its storage tank, the Project will typically unload two trucks/hour but can unload three trucks/hour if necessary.

     Pursuant to the FSMA, NGC is responsible for arranging DFO supply for the Project. Panda reports that NGC has no long-term contracts for DFO supply and delivery. Rather, Panda reports that its DFO resupply plan calls for the Project to top off its 2,000,000 gallon tank in advance of each winter season. If the Project burns DFO early in the winter, it typically will elect to replenish the consumed DFO immediately. However, as the winter progresses and the Project anticipates that gas will become increasingly reliable, it may decide not to replenish the tank immediately after an oil burn, but wait for late summer to top off the tank in preparation for the following winter.

     Pursuant to Panda's instructions, NGC currently buys DFO on a spot basis and does not hedge its purchase price because the Project's energy revenues are based on a spot oil price index (for January and February only) and the Project cannot predict in advance when or how much DFO it will burn in lieu of gas.
NGC buys DFO from major oil companies and independent jobbers with product in storage at major terminals off the Colonial Pipeline in Richmond, VA, Selma, NC, Greensboro, NC, and at Norfolk marine terminals. In the past, NGC has arranged for the Project to buy 80-90% of its supply from suppliers active in Richmond and Selma, including BP, Conoco, Amoco, Exxon, Sprague, and several smaller jobbers. Since the suppliers either own trucks or have contracts with local trucking firms for regional truck delivery, NGC does not independently arrange trucking service from the terminals to the Project, i.e., the purchase price includes delivery to the plant.

     When Panda decides that it needs to purchase DFO, it notifies NGC of the desired volume. The NGC contact person in Houston is a petroleum products specialist who purchases products for several other power facilities as well as the Project. The NGC specialist contacts a list of suppliers active in the four regional terminal locations identified above and solicits price bids for the desired volume and product quality. NGC evaluates the bids and verbally accepts the winning bid at Panda's direction, but does not execute a written purchase order for the DFO until it receives the results of independent laboratory tests to confirm that the supplier's product in storage at the terminal complies with the Project's quality specifications. NGC hires local testing firms to take a sample of the winning supplier's product in storage at the terminal. Within 48 hours, NGC gets confirmation of product quality from the independent lab, executes a written purchase order, and the supplier begins loading trucks. If the Project, typically during early winter refills, indicates to NGC that it needs to replenish DFO quickly, NGC may skip the independent terminal test, but Panda reserves the right to reject product delivered to the Project that fails to meet the truck test at the plant, as described below.

     State regulation requires suppliers to seal each truck at the terminal and Panda refuses to unload a truck and accept the product if a truck arrives with seals broken. The drive time from Richmond and Selma is approximately
1.5 hours and the Project can receive trucks for unloading 24 hours/day. Prior to unloading, Panda takes a sample from each truck and sends a blended sample from all trucks unloaded each day to an independent lab for quality testing. Panda receives the test results within 24 hours. If the test shows that the delivered product failed to meet the Project's specifications, Panda halts further shipments from that supplier. However, because Panda purchases low sulfur (.05%) product in the late summer to top off its tank, it is able to blend any low quality product received during a winter replenishment with the high quality summer product and maintain its air permit requirement of
 .2% sulfur product.


ASSESSMENT OF PRO FORMA FUEL COSTS

     As part of the due diligence review of the Project's fuel arrangements, BSA evaluated the fuel supply and transportation assumptions made by Burns & McDonnell in the Executive Summary of and the Expected Fuel Costs section of the Financial Assessment of the Project contained in the Independent Engineer's Report. We have concluded from our review that the Independent Engineer's Report employs conservative assumptions for the fixed costs of gas transportation services to the Project and that it assumes the Project's variable fuel costs will track those used to calculate VEPCO's energy payments in the summer and winter gas months, even though NGC has a financial incentive to beat the energy payment fuel prices. Based on our assessment of the fuel contracts and the cost of spot gas(3) and pipeline transportation services, we believe that the delivered cost of fuel to the Project is likely to be less than the estimates contained in the Independent Engineer's Report. In addition, we conclude that the Independent Engineer's Report contains reasonable assumptions concerning the revenue that the Project may receive by reselling transportation capacity that is excess to the Project's average daily capacity utilization and/or reselling gas using its excess transportation capacity.


ANALYSIS OF POTENTIAL RISKS TO INVESTORS

     In this section, we identify and discuss areas of potential risk to investors based on our review of the Project's fuel supply and delivery arrangements and our assessment of the Project's operations through 1995.

I.   Viability of Existing Fuel Supply and Delivery Arrangements.

     Panda originally designed the Project's fuel plan to serve a summer peaking electric generation facility. As such, the fuel plan accommodates the variability in the Project's fuel requirements in the most cost-effective manner by avoiding the fixed costs and premium prices attendant with firm gas supply and transportation obligations and maximizing the operational flexibility inherent in the Project's contracted services as well as in its location, and facilities. The Project's flexible fuel arrangements include:

           Panda has contracted for overall fuel management services (gas/DFO supply and delivery) with NGC, one of the most diversified and experienced firms providing fuel management services.

-------------------------------
(3) While we believe that the long-term spot gas price projections contained in the Independent Engineer's Report assume a reasonable degree of average annual gas price escalation over the term of the refinancing, we note that they fail to accurately capture the increase in gas prices experienced to date in 1996.



           The Project has direct pipeline access to two major interstate gas pipeline systems that access gas supplies in two different supply regions (Columbia serves the Appalachia supply region while Transco accesses the U.S. Gulf Coast supply region). This structure permits NGC, on behalf of the Project, to shop for the lowest cost spot gas from either supply area when gas is available on both systems and, when transportation curtailments shut down one of the two pipeline routes, to access spot gas from the second pipeline route rather than burning more expensive DFO.

           The monthly balancing and backup sales provisions of Panda's Pipeline Operating Agreement with NCNG permits the Project to avoid DFO use during brief periods when gas is unavailable and permits the Project to build up and carryover positive monthly imbalances in anticipation of seasonal, e.g., winter, periods of gas curtailments. In particular, after satisfying its baseload requirements, Panda is able to use any daily excess capacity in its Transco FT and NGC firm gas supply contracts to build up positive imbalances on NCNG during winter days of no dispatch for use when the Project is dispatched and no spot gas is available.

           The Project may burn DFO as necessary to backup gas supplies for up to 2,000 hours/year, well in excess of the actual and anticipated future periods of gas unavailability.

     Table One reviews the Project's operating history in summary form for the first two years of operation and by month through the end of 1995. Table One reveals that Gulf Coast gas delivered via the Transco system has been the most economical fuel source for the majority of the Project's dispatch requirements, satisfying 64% of total dispatch consumption in 1993-1995.
Over the same period, the Project has purchased relatively little (23% of total dispatch fuel) spot gas via the Columbia system, generally supplementing Transco spot deliveries in peak summer dispatch months for economic reasons. Table Two reveals that, aside from the first year when the Project did not yet have in place its full Transco FT service, the Project typically has burned significant amounts of DFO for electric dispatch only in winter months when spot gas was unavailable on either pipeline route, particularly starting in 1993 when, as described below, VEPCO used a revised formula for dispatching the Project.(4)

The Project's power sales agreement with VEPCO originally compensated the Project for energy produced based on an index of gas and oil prices. In August 1993, the Project and VEPCO negotiated a revision to the energy payment provision to better align the Project's energy revenues with its actual fuel costs. As amended, the contract defines a Fuel Compensation Price

-----------------------------
(4) Panda reports that in August of 1995, the Project burned DFO due to a plant equipment problem that prohibited gas burn and in October of the same year, the Project burned DFO in lieu of gas for three days due to hurricane-related spot gas curtailments.


                                  TABLE ONE
        MONTHLY FUEL CONSUMPTION FOR ELECTRICITY GENERATION VERSUS FCP
                                     MMBtu


          Dispatch      Oil      Spot Gas Burn
           Hours       Burn        Gulf Coast      Appalachia   FCP      NCP Gas
-------------------------------------------------------------------------------
Jan. 93      0          57            207               0       WOP            0
Feb. 93     30      30,316          2,101               0       WOP            0
Mar. 93      8         302          6,722               0       WGCP           0
Apr. 93      0          63            183               0       SGCP           0
May  93      0           0            558               0       SGCP           0
June 93     26          44         33,090               0       SGCP           0
July 93     18           0         22,875               0       SGCP           0
Aug. 93    162           0        158,017               0       SGCP           0
Sept.93     55           0         24,076               0       SGCP           0
Oct. 93      6          57          5,298               0       SGCP           0
Nov. 93     19          96         21,104               0       WGCP           0
Dec. 93      0          67            365               0       WGCP           0
Jan. 94     90     117,546          6,603               0       WOP            0
Feb. 94      0          57            319               0       WOP            0
Mar. 94      0          57            225               0       WGCP           0
Apr. 94      4          12          2,644               0       SGCP           0
May  94      0         297            169               0       SGCP           0
June 94    289           0        269,678               0       SGCP           0
July 94    146         325         48,740          88,475       SGCP           0
Aug. 94     81          29         97,617           1,248       SGCP           0
Sept.94     36       1,467         26,409               0       SGCP           0
Oct. 94    101         673         45,899               0       SGCP           0
Nov. 94      5         716          2,188               0       WGCP           0
Dec. 94      0         605          1,266               0       WGCP           0
Jan. 95      0          21            318               0       WOP            0
Feb. 95     48      52,811          4,129               0       WOP            0
Mar. 95     15         125         14,119               0       WGCP           0
Apr. 95    102           0        133,543               0       SGCP           0
May  95    325           0         36,776         382,040(1)    SGCP           0
June 95    251           0         28,548               0       SGCP     284,238
July 95    391         713         26,444               0       SGCP     415,735
Aug. 95    466      25,315         29,527               0       SGCP     373,342
Sept.95    152         465         32,370               0       SGCP     133,648
Oct. 95    387      24,952        181,846               0       SGCP           0
Nov. 95     72         169         30,048               0       WGCP           0
Dec. 95      0         318            188               0       WGCP           0
TOTAL    3,286     257,674      1,294,209         471,763              1,206,963
% TOTAL
FUEL(2)              12.7%          64.0%           23.3%

                                            1991-1992          1993-1995
% Oil Burned in WOP Months =                  11.6%              77.9%
% Appalachian Gas Burned in WGCP Months =     22.5%               0.0%
% Gulf Coast Gas Burned in SGCP Months =      90.3%              93.1%

(1) Panda bought gas from Cape Fear Energy (NCNG) - cheaper than NGC delivered price.
(2)  Excludes NCP (VEPCO) supplied gas from 6/95-9/95 (delivered via Columbia).

"WOP":   Winter Oil Price (regional #2 oil price index).
"WGCP": Winter Gas Compensation Price (Appal. spot gas index + interruptible transportation).
"SGCP": Summer Gas Compensation Price (Gulf spot gas index + interruptible transportation).

                                  TABLE TWO
                     PANDA-ROSEMARY COGENERATION FACILITY
              Oil Consumption by Fuel Compensation Price Period
                                    MMBtu


             Total Oil      WOP               WGP               SGP
               Burn        Months     %      Months    %       Months    %
------------------------------------------------------------------------------
  1991      141,628        9,327     6.6%    130,659  92.3%    1,643    1.2%
  1992       11,500        8,437    73.4%      2,384  20.7%      680    5.9%
  1993       31,002       30,374    98.0%        464   1.5%      164    0.5% (1)
  1994      121,783      117,603    96.6%      1,378   1.1%    2,803    2.3%
  1995      104,889       52,832    50.4%        612   0.6%   51,445   49.0%
  TOTAL     410,803      218,572    53.2%    135,496  33.0%   56,735   13.8%

          SOURCE:     Panda's Monthly Production Reports.


(1) Panda burned 50,267 MMBtu of oil in 8/95 and 10/95. Panda reports that in 8/95, gas was available, but it had to burn oil due to equipment problems. In 10/95, Panda reports that it burned DFO due to hurricane-related gas curtailments.


(FCP) that adjusts monthly based on a Winter Oil Price (WOP) index of regional DFO prices in January and February, a Summer Gas Compensation Price (SGCP) index of spot gas prices delivered to the Project from the Gulf Coast for April -October (the summer gas months), and a Winter Gas Compensation Price (WGCP) index of spot gas prices delivered to the Project from Appalachia for the winter gas months of November, December, and March. In addition, VEPCO pays a start-up fee equal to [$38,286 * (WOP-WGCP)] for every start-up request during the winter gas months.

     We conclude that, compared with the original FCP structure, the revised FCP structure more closely mimics the actual seasonal availability of fuel to the Project and therefore better links energy payments, dispatch and fuel availability. However, we caution that the calculation of dispatch and energy payments in the FCP are not directly tied to the Project's actual fuel costs, i.e., while the revised FCP reduces, it does not eliminate the risk of a mismatch between the fuel prices used to calculate FCP and the Project's actual cost of fuel to produce electricity. More specifically, although the Project benefits if it is able to burn gas in January and February when VEPCO will compensate it for DFO, it is vulnerable to burning DFO in lieu of gas to satisfy dispatch requests in any other month when VEPCO will compensate it for gas. The fuel arrangements provide for burning gas whenever available. However, operational experience suggests that while gas typically will be available throughout the summer months, the Project should anticipate potential gas curtailments during winter months. Therefore, the Project is most vulnerable to dispatch and DFO burn during the WGCP months of November, December and March.

      As revealed in Figures One and Two, the operating history of the Project confirms that the Project has indeed operated as a summer peaker through 1995. In contrast, we note that the Independent Engineer's Report is projecting significantly greater dispatch during future WGCP months.
      This increase in dispatch highlights the lack of FT service for WGCP dispatch and the Project's vulnerability to DFO burn during those months.

     We believe that the following factors mitigate the fuel risk associated with significantly greater winter dispatch:

      The FCP mechanism compensates the Project in part for DFO burn during WGCP months through the start-up fee. Panda has provided us with analysis that demonstrates that the start-up fee adequately compensates the Project for the differential between delivered DFO cost and an energy payment indexed to delivered gas prices for approximately 3-4 days of 24 hour/day operation after each start-up. As a dispatchable facility, the Project typically has not operated for longer than 3-4 days after a start-up during winter months.


                               FIGURE ONE
                          MONTHLY DISPATCH HOURS

                                  GRAPH



                                FIGURE TWO
                           YEARLY DISPATCH HOURS

                                  BAR CHART



        From 1993-1995, NGC has been successful in securing spot gas from the U.S. Gulf Coast to satisfy all of the Project's gas requirements during the WGCP months (see Table One) at delivered costs less than the Appalachian spot gas index used to calculate the WGCP.

        Panda's connection with both the Transco and Columbia systems will allow it the flexibility to seek out transportation service wherever it is available. In particular, we note that Columbia's interruptible transportation service typically is more reliable than Transco's during the winter months.

     If the Project begins to incur significant operation during the WGCP months, Panda could explore opportunities for firming up spot gas deliveries during such months, including:

        Pre-arranged Released FT. Under this arrangement, the Project would contract to share existing capacity on the Transco or Columbia systems that another shipper, probably a gas utility, already holds. The releasing shipper would have limited need for the capacity in the shoulder months of November, December, and March, but would anticipate needing the capacity during the peak months of January and February when the Project would not need the capacity because VEPCO will fully compensate it for DFO burn.

        Existing FT with Pre-arranged Release. Under this arrangement, the Project would buy new FT service on the Transco or Columbia systems and would negotiate to share the capacity with a buyer that needs peak period FT service, again probably a gas utility. The Project would permit the released FT buyer to use the FT service any day during the WOP months and any other day that the Project is not dispatched.

     In assessing the above or similar options, we caution that the firmer the level of desired service, the longer the time involved in negotiating an agreement and the greater the degree of fixed cost obligation the Project should anticipate incurring. For this reason, steps taken to firm up spot gas deliveries are likely to be economic only if the Project anticipates increases in dispatch during WGCP months. We have not conducted a detailed assessment of the most cost effective fuel strategy for the Project under alternate scenarios of future dispatch levels, i.e., whether to continue the existing fuel arrangements and risk burning greater amounts of DFO during WGCP months or to negotiate for firmer gas transportation service and reduce potential future WGCP DFO burn. However, we recommend that Panda continue to monitor on an annual basis the Project's actual annual and seasonal dispatch as well as the updated projections of future dispatch to assess the continued adequacy of the fuel plan and to determine when and if additional arrangements are appropriate.

II.  Fuel Reliability.

     Panda has purchased firm gas supply and FT service sufficient to satisfy only its baseload fuel requirements. Pursuant to the FSMA with NGC, Panda buys spot gas and IT service on the pipelines to satisfy its fuel requirements to produce power when dispatched. Therefore, the gas will not always be available and the Project will be forced to burn DFO to satisfy dispatch requirements, particularly in the winter months. However, we conclude that the Project's existing gas supply and delivery arrangements provide an appropriate degree of reliability for an electric peaking facility.

     Table Three reveals that the Project has utilized its flexible fuel plan to secure gas to satisfy in excess of 90% of its total dispatch fuel requirements from the start of commercial operations through the end of 1995. Moreover, over the same period, Panda confirms that the Project has never failed to meet a dispatch request due to lack of fuel, that it has never had less than a 1,000,000 gallon on-site inventory of DFO, that NGC has never failed to purchase DFO within 48 hours of Panda's request for resupply, and that the Project never failed to receive purchased DFO due to truck unavailability. Based on this record of DFO reliability and the fact that the Project enters each winter season with a DFO inventory sufficient to operate the Project on oil for at least 8 days at a 24 hours/day dispatch level prior to resupply, we conclude that no additional contracts are necessary for DFO supply and delivery. However, we caution that the Project may not be able to sustain a 90% gas reliability level in the future under a scenario of significantly higher levels of winter dispatch.

III. Contract Terms.

     The Project's fuel supply and transportation contracts have original terms of approximately 15 years and thus will need to be extended or replaced. We conclude that the Project should have little difficulty extending the existing fuel arrangements or, if necessary, replacing the current fuel contracts with alternate service arrangements that offer comparable price, credit support and reliability provisions. We note that the Independent Engineer's Report projects fuel costs through the year 2015 on the basis of the existing fuel contracts and, based on the foregoing conclusion, we believe such projection to be reasonable.

Gas Supply

     The Project's firm gas supply contract with NGC is market-based, i.e., the contract price of gas adjusts with the market value of spot gas in each month. The contract provides for NGC to deliver a warranted supply into receipt points on Texas Gas Transmission in East Texas and South Louisiana with the price equal to a monthly spot gas index plus NGC's $0.04/MMBtu margin. We note that the Panda receipt points are significant trading locations in the U.S. Gulf Coast supply area and that NGC's margin is reasonably competitive in current market conditions for a small volume, high load factor, long-term sale obligation of this type.


                                TABLE THREE
                    PANDA-ROSEMARY COGENERATION FACILITY
            Monthly Fuel Consumption for Electric Generation, 1991-1995


                              FUEL CONSUMPTION
           Dispatch------------Oil---------- Gas        Total       %         %
            Hours     Gallons      MMBtu    MMBtu       MMBtu      Oil       Gas
--------------------------------------------------------------------------------
1991       1,174      1,021,184   141,628  1,145,122  1,286,750   11.0%     89.0%
1992         377         82,921    11,500    869,704    881,204    1.3%     98.7%

JAN-93         0            413        57         207       264   21.7%     78.3%
FEB-93        30        218,590    30,316       2,101    32,417   93.5%      6.5%
MAR-93         8          2,177       302       6,722     7,024    4.3%     95.7%
APR-93         0            452        63         183       246   25.5%     74.5%
MAY-93         0              0         0         558       558    0.0%    100.0%
JUN-93        26            317        44      33,090    33,134    0.1%     99.9%
JUL-93        18              0         0      22,875    22,875    0.0%    100.0%
AUG-93       162              0         0     158,017   158,017    0.0%    100.0%
SEP-93        55              0         0      24,076    24,076    0.0%    100.0%
OCT-93         6            414        57       5,298     5,355    1.1%     98.9%
NOV-93        19            690        96      21,104    21,200    0.5%     99.5%
DEC-93         0            480        67         365       432    15.4%    84.6%
JAN-94        90        847,540   117,546       6,603   124,149    94.7%     5.3%
FEB-94         0            410        57         319       376    15.1%    84.9%
MAR-94         0            410        57         225       282    20.2%    79.8%
APR-94         4             90        12       2,644     2,656     0.5%    99.5%
MAY-94         0          2,140       297         169       466    63.7%    36.3%
JUN-94       289              0         0     269,678   269,678     0.0%   100.0%
JUL-94       146          2,340       325     137,215   137,540     0.2%    99.8%
AUG-94        81            210        29      98,865    98,894     0.0%   100.0%
SEP-94        36         10,580     1,467      26,409    27,876     5.3%    94.7%
OCT-94       101          4,850       673      45,899    46,572     1.4%    98.6%
NOV-94         5          5,163       716       2,188     2,904    24.7%    75.3%
DEC-94         0          4,362       605       1,266     1,871    32.3%    67.7%
JAN-95         0            151        21         318       339     6.2%    93.8%
FEB-95        48        380,783    52,811       4,129    56,940    92.7%     7.3%
MAR-95        15            901       125      14,119    14,244     0.9%    99.1%
APR-95       102              0         0     133,543   133,543     0.0%   100.0%
MAY-95       325              0         0     418,816   418,816     0.0%   100.0%
JUN-95       251              0         0     312,786   312,786     0.0%   100.0%
JUL-95       391          5,141       713     442,179   442,892     0.2%    99.8%
AUG-95       466        182,529    25,315     402,869   428,184     5.9%    94.1%
SEP-95       152          3,353       465     166,018   166,483     0.3%    99.7%
OCT-95       387        179,911    24,952     181,846   206,798    12.1%    87.9%
NOV-95        72          1,219       169      30,048    30,217     0.6%    99.4%
DEC-95         0          2,293       318         188       506    62.8%    37.2%
 TOTAL                            257,674   2,972,935 3,230,609     8.0%    92.0%

SOURCE:  Panda's Monthly Production Reports.





For this reason, we believe that numerous credit worthy suppliers could access the Pandareceipt points with warranted gas on a market plus $0.04/MMBtu basis. We conclude that Panda should have little difficulty replacing the NGC firm supply contract with another credit worthy firm supplier, if necessary.

     Likewise, the cost of gas pursuant to the Project's FSMA is market based. In addition, NGC delivers the FSMA supplies to the Project using non-firm transportation service on interstate pipelines and the Project reimburses NGC's transportation costs. NGC provides this service by maintaining a portfolio of diverse gas supplies and delivery (transportation and storage) service arrangements on numerous interconnecting pipelines and a portfolio of diverse geographic and load requirement markets so that it always has gas flowing at multiple pipeline locations on any given day.
     By managing receipts and deliveries of gas at multiple locations, NGC utilizes the flexibility in the interconnected pipeline network to satisfy the Project's daily gas requirements. NGC is only one of several large, integrated gas marketing firms that controls the necessary combination of diverse supplies, markets, delivery arrangements and experience to provide this type of fuel management service. Because Panda's FSMA is market-based, we again conclude that Panda should have little difficulty replacing the NGC FSMA with another experienced fuel management service provider, if necessary.

Gas Transportation

A.   Service Reliability.

     Transco secured authorization from the FERC under Section 7(c) of the Natural Gas Act to build new facilities on its system and the upstream pipeline systems of CNG Transmission Corporation ("CNG"), and Texas Gas Transmission Corporation ("TGT") so as to provide new FT-NT service to the Project and other shippers. Panda recently converted service under its FT-NT contract to three separate Part 284 FT service agreements with Transco, CNG and TGT. As an FT shipper, the Project pays for service rates to on TGT, CNG and Transco based on "rolled-in" rates by which each pipeline recovers the overall embedded costs of its system cost of the specific facilities that the three pipelines build and that Transco uses to provide firm service to the shippers.(5) Transco, CNG and TGT also provide FT service to shippers pursuant to Part 284 of the Natural Gas Policy Act utilizing their overall system capacity, i.e., facilities not specifically dedicated to Section 7(c) service. Part 284 FT shippers pay a "rolled-in" rate by which pipelines recover the overall embedded costs of their systems, excluding the costs of the specific facilities devoted to Section 7(c) service.
-------------------------
(5) Pursuant to schedule FT-NT, Transco leases the new capacity from TGT and CNG, bundles it with the new capacity on its own system, and manages the aggregated capacity as if it were capacity solely on its own system, e.g., Transco bills the Project for the aggregated capacity.

     This action has enhanced the Project's operational flexibility by allowing it to switch receipt and delivery points for the gas and permit it to access alternate supplies and markets for gas and release for sale capacity that may be excess to the Project's needs on either a temporary or permanent basis. However, the Project's Transco Part 284 FT service agreement with Transco provides transportation through a different contract path than is provided under the FT-NT contract, as follows:

     Under Panda's FT-NT service agreement, Transco received gas from CNG at Leidy, PA and redeliver the gas to Panda on a firm basis at Pleasant Hill.

     For a portion of this route, Transco provided Panda with firm backhaul service, i.e., the contractual flow of gas from the intersection of Transco's "Leidy Line" with its mainline in Mercer County, NJ south to Transco's Station 165 in VA is counter to the south-to-north physical flow of gas on Transco's system.

     In contrast, Transco's Part 284 FT tariff does not currently include firm backhaul service. Hence, the proposed Project's replacement Part 284 service agreement specifies that Panda must nominate service from Mercer County to Station 165 using its secondary firm capacity rights as a Part 284 FT shipper.

     Pursuant to its tariff, Transco treats volumes scheduled between secondary firm points as lower priority transactions than those scheduled between primary firm points, i.e., Transco may interrupt secondary firm shipments, although such transactions have higher priority than interruptible transportation transactions. Consequently, the Part 284 replacement contract appeared at first to provide Panda with inferior service relative to its previous existing FT-NT service agreement.

     To address this risk issue, Transco provided BSA with documentation explaining that any transaction scheduled between Mercer County and Station
165 offsets forward haul volumes between Station 165 and Mercer County and, therefore, does not compete for scare south-to-north capacity on Transco's system. Transco states that although Panda would have to schedule gas from Mercer County to Station 165 on a secondary firm basis under its Part 284 FT contract, Transco would curtail Panda's backhaul service only under the exact same conditions that would force it to curtail Panda's FT-NT service, i.e., force majeure events restricting forward haul volumes from Station 165 to Mercer County or Panda's failure to nominate and deliver gas as a forward haul from Leidy to Mercer County on the Leidy Lane. Hence, we conclude that
Panda's Part 284 FT service agreement with Transco provides the project with service reliability equivalent to its existing FT-NT agreement.(6)
--------------------------
(6) Transco held the upstream capacity on TGT and CNG. Transco assigned its capacity on the upstream pipelines to Panda and Panda entered into Part 284 FT service agreements with TGT and CNG providing terms equivalent to the FT-NT service.


No such backhaul is involved with respect to the Project's gas transportation on either TGT or CNG, thus we anticipate that its FT contracts with TGT and CNG enable the Project to receive the identical service reliability on those pipelines to the service it received on them under its previous FT-NT agreement with Transco.

B.   Cost.

     Because the Project converted from FT-NT service to conventional Part 284 FT service, it no longer faces the risk that it could lose its FT capacity when its FT contracts have expired after October 31, 2006. Under FERC rules, the Project's willingness to continue paying Part 284 maximum FT rates to each pipeline ensures that it will not be outbid by any other shipper at that time, and will thereby preserve its ability to retain its FT service. We understand that the FERC will permit the pipelines to charge Panda the higher of the generally-applicable Part 284 FT rate or the existing Section 7(c) FT-NT rate,(7) and that the expiration dates of each of its Part 284 FT contracts are coincident with the term of its previous FT-NT contract, i.e., through 10/31/2006. Upon contract termination, the pipelines must make the physical capacity that they used to serve the Project available to the shipper offering the best price, subject to their maximum Part 284 FT rates. This implies that a conservative case is one in which, starting 11/1/2006 and extending for the duration of the financing, the Project would cease paying the existing FT-NT rate and begin paying the maximum Part 284 FT rate on each of the three pipelines in order to replicate the same service that Transco currently provides on a packaged basis.

     We conservatively estimate that, since the Project has replaced its FT-NT service rate with Part 284 FT service rates on Transco, CNG and TGT, the cost of the Project's FT service would increase in 2006 by approximately 22% over the level assumed in the Project's financial model, i.e., up to the projected 2006 value of the pipelines' current Part 284 FT rates. Our analysis assumes the following:

     Transco, CNG and TGT built capacity under Section 7(c) of the Natural Gas Act to serve the Project. This capacity will be available for much longer than the 15 year term of the FT-NT service agreement.

     When the Project's Part 284 service agreements expire in 2006, the pipelines must make the capacity available to the shipper offering the best price, subject to their maximum Part 284 FT rates. We therefore assume that the pipelines will sell the capacity after 2006 to the highest bidder and that the Project's ability to retain the capacity is a matter of the Project's opting to maintain each of its three FT contracts in force on a year-to-year basis, with termination provisions as characterized above.
--------------------------
(7) We estimate that the FT-NT rate is currently higher than the Part 284 FT rate. The Engineer's Report assumes that the Project pays the FT-NT rate.

     Thus, we conservatively assume that the Project would have to pay the maximum Part 284 FT rates to retain the Transco, CNG, TGT service after 2006. We estimate that the sum of the Part 284 FT rates, although currently about 91% of the cost of FT-NT service on a 100% load factor basis, would not exceed FT-NT costs until after 1999, and could be approximately 22% higher than the projected cost of FT-NT service by 2006. We note, however, that the foregoing increase in estimated fuel expenses, were it to transpire, would apply only to the firm component (3,075 Dth) of the Project's gas transportation expenditures and would affect only the final years of the loan, thus we conclude that itwould not represent a significant or material increase the Project's overall fuel expenditures. In summary, the switch to Part 284 FT rates enchances theProject's operational flexibility, is likely to provide lower gas transportationcosts at least through 1999 and, under conservative assumptions, would result in an immaterial increase in gas costs by the year 2006.

Gas Balancing

     Pursuant to the Pipeline Operating Agreement, NCNG both maintains the Project's pipeline from Pleasant Hill to Roanoke Rapids and provides the Project with monthly carryover balancing service for one monthly fixed price. Many parties are qualified to provide the former service. On the other hand, the monthly carryover service provides a critical degree of operational flexibility for a dispatchable electric generator and can only be accomplished through the physical gas storage capability that exists on NCNG's system or on the interstate pipelines. Therefore, we believe that NCNG or, possibly, NGC are the only realistic providers of the latter service. At the appropriate time, Panda intends to negotiate to extend the term of this agreement and believes that its mutually beneficial relationship with NCNG will continue under its current form.

CONCLUSION

     Set forth above under Opinions and Conclusions are our principal findings based on our analysis and evaluation of the Project's fuel supply and delivery arrangements. For a more detailed description of the estimates and assumptions upon which these opinions and conclusions are based, this report should be read in its entirety.

          BENJAMIN SCHLESINGER AND ASSOCIATES, INC.

                    Officer's Certificate



           I, Benjamin Schlesinger, Principal of Benjamin Schlesinger and Associates, Inc., DO HEREBY CERTIFY that:

          Since September 20, 1996, no event affecting our report entitled "Assessment of Fuel Price, Supply and Delivery Risks for the Panda-Rosemary Cogeneration Project" (the "Fuel Consultant's Report") or the matters referred to therein has occurred (i) which makes untrue or incorrect in any material respect, as of the date hereof, any information or statement contained in the Fuel Consultant's Report or in the Prospectus relating to the offering of Pooled Project Bonds, Series A-1 due 2012 by Panda Funding Corporation (the "Prospectus") under the caption "Fuel Consultant's Report-Rosemary" in the Prospectus Summary or (ii) which is not reflected in the Prospectus but should be reflected therein in order to make the statements and information contained in the Fuel Consultant's Report or in the Prospectus under the caption "Fuel Consultant's Report-Rosemary" in the Prospectus Summary, in light of the circumstances under which they were made, not misleading.


                     WITNESS my hand this 11th day of October, 1996.


                     By:  /s/  Benjamin Schlesinger, Ph.D
                     Name:     Benjamin Schlesinger
                     Title:    President

                                                                   APPENDIX E


Independent Panda-Brandywine Pro Forma Projections





Prepared for:
Panda Energy International, Inc.


Prepared by:
ICF Resources Incorporated,
a subsidiary of ICF Kaiser International


July 26, 1996




                      TABLE OF CONTENTS


                                                        Page

TABLE OF CONTENTS                                        E-i

EXECUTIVE SUMMARY                                        E-1
 Assumptions                                             E-2
 Conclusions                                             E-5

INTRODUCTION                                             E-7
 Description of Brandywine                               E-7
 ICF's Role                                              E-7

SCHEDULE A-INCOME STATEMENT AND SCHEDULE B-CASH FLOW
 STATEMENT                                               E-9

SCHEDULE C-DEVELOPMENT ASSUMPTIONS                       E-9

SCHEDULE D-OPERATING ASSUMPTIONS                        E-10
 Operating assumptions                                  E-10
 Electricity Revenues-Capacity                          E-10
 Electricity Revenues - Energy                          E-12
 Distilled Water Revenues and Costs                     E-12
 Fixed Operating Expenses                               E-12
 Turbine Overhaul and Lease Reserve                     E-12

SCHEDULE E-LEASE PAYMENTS AND CAPACITY ADJUSTMENTS      E-13

SCHEDULE F-GAS SUPPLY INCOME STATEMENT AND
 SCHEDULE G-GAS SUPPLY OPERATING ASSUMPTIONS            E-13
 Dispatch Hours                                         E-13
 Gas and Fuel Oil Volumes and Compensation Price        E-14
 Energy-Based Revenues (Gas Supply Income Statement)    E-16
 Fuel Costs                                             E-16
 Transportation                                         E-17

CONCLUSIONS                                             E-19

APPENDIX PANDA BRANDYWINE PRO FORMA                     E-20




               This report was produced by ICF Resources
           Incorporated (ICF) in accordance with an agreement with Panda Energy International, Inc., who paid for its services in producing the report and this report is subject to the terms of that agreement. This report is meant to be read as a whole and in conjunction with this disclaimer. Any use of this report other than as a whole and in conjunction with this disclaimer is forbidden. Any use of this report, other than as provided for in ICF's agreement with Panda Energy International, is forbidden. This report may not be copied in whole or in part or distributed to anyone outside Panda Energy International without ICF's prior express and specific written permission.

               This report and information and statements herein are based in whole or in part on information obtained from various sources. ICF makes no assurances as to the accuracy of any such information or any conclusions based thereon. ICF bears no responsibility for the results of any actions taken on the basis of this Report.





                     EXECUTIVE SUMMARY


ICF Resources, Incorporated, a subsidiary of ICF Kaiser International ("ICF"), has prepared the independent pro forma projections (the "Project Pro Forma") for the Panda-Brandywine Cogeneration Project (the "Project") contained herein pursuant to a Consulting Agreement with Panda Energy International, Inc. ("Panda"). In developing its projections, ICF reviewed the Project's fuel supply and transportation contracts and its Power Purchase Agreement, as amended ("PPA"), as well as the independent reports on the Project prepared by the Project's independent engineer, Pacific Energy Services, Inc. ("PES"), and its fuel consultant, C.C. Pace Resources, Inc. ("C.C. Pace").

In the preparation of this Report and the opinions that follow, we have made certain assumptions with respect to conditions that may exist or events that
may occur in the future.   Although we believe these assumptions to be
reasonable for the purpose of this Report, they are dependent on future events, and actual conditions may differ from those assumed. In addition, we have used and relied upon certain information provided to us by sources that we believe to be reliable; however, we make no assurances as to the accuracy of any such information or any conclusions based thereon. To the extent that actual future conditions differ from those assumed herein, the actual results will vary from those forecast. This Report summarizes our work up to the date hereof; changed conditions occurring or becoming known after such date could affect the material presented.

In developing the Project Pro Forma contained herein, ICF reviewed and assessed the pro forma financial projections prepared in connection with the financial closing of the Project (the "Closing Pro Forma") and determined that it represented a reasonable model upon which to build its projections. We have independently reviewed the assumptions used in the Closing Pro Forma and, where relevant, we updated such assumptions using information that may not
have been available at the time of their preparation.   This additional
information includes available macroeconomic data on the Gross National
Product ("GNP"), Gross Domestic Product ("GDP"), and Producer Price Index ("PPI") indices used in the PPA and fuel supply contracts. We also have relied on the following sources of information in preparing the projections:

     - Operating specifications and cost, construction cost and projected completion, maintenance schedules and cost:
          Pacific Energy Services' report, Independent Engineer's
          Report: Panda-Brandywine Cogeneration Project (the "PES Report"). Based on PES's expertise in undertaking similar analyses, ICF believes that our use of PES's analysis in preparing this Report is reasonable.

     -    Dispatch projections:  ICF Resources Incorporated,
          Independent Assessment of the Dispatchability of the Panda-Brandywine Project, May 1996 ("the Dispatchability
          Analysis").

     -    Fuel cost projections:  the Dispatchability Analysis.
          C.C. Pace has reviewed ICF's fuel cost assumptions contained in the Dispatchability Analysis and has determined them to be reasonable in its report, Panda-Brandywine, L.P.
          Generating Facility - Fuel Consultants' Report - July 2, 1996 (the "Pace Report").

     - Structure of terms in the Loan Agreement: Base pro forma information from the Closing Pro Forma.

     -    Current macroeconomic escalators: Bureau of Labor
          Statistics, Department of Commerce.(1)


Assumptions

The principal assumptions that we made in developing the Project Pro Forma include:

     Project Assumptions:

     1. We have not evaluated the validity and enforceability of any contract, agreement, rule or regulation applicable to the Project and have assumed that they will be fully enforceable in accordance with their terms and that all parties will comply with the provisions thereof.

     2. Raytheon Engineers and Constructors ("the Contractor") and Ogden Brandywine, Inc. ("the Operator") will construct and operate the Project as required under their respective contracts with Panda-Brandywine LP, the owner of the Project, which contracts have been reviewed by PES; and we further assume that PES's conclusions as to those agreements contained in the PES Report are correct.

     3. Construction will be completed by the end of September, 1996, in time for commercial operation to commence in October, 1996, as projected by PES in the PES Report.

     4. All permits and approvals necessary to construct and operate the Project will be obtained on a timely basis, as projected by PES, and will be maintained in full force and effect, and any changes in required permits and approvals will not require changes in design resulting either in material delays in achieving construction completion as scheduled or in significant increases in the cost of constructing the facility.

     5. PES's conclusion contained in the PES Report that the Project's design will enable it to "perform at a level consistent with that anticipated in the [Project Pro Forma]" is reasonable.

     6. PES's conclusion contained in the PES Report that the construction cost of the facility will not exceed the initial capital budget of $215 million is reasonable.

     7. In projecting the energy payment, we have assumed a contractual heat rate of 8,461 Btu/kWh (HHV), even though under many dispatch scenarios the Project would be entitled to base the energy payment on a higher
     (and therefore more favorable to the Project) contractual heat rate.
     This results in a more conservative set of projections.
----------------------------
(1)  BLS, http://stats.bls.gov.  Data extracted June 28,1996.



     8. Potomac Electric Power Company ("PEPCO") will fully reimburse Panda-Brandywine, L.P. the costs associated with start-ups through the energy payment provisions of the PPA. This is consistent with PES's observation that the Project's energy payment is corrected for the cost of fuel used for various startups during the month.


     Operating Assumptions:

     1. The Operator will employ qualified and competent personnel who will properly operate and maintain the equipment in accordance with the manufacturers' recommendations and good engineering practice, will make all required renewals and replacements and will generally operate the Project in a sound and businesslike manner.

     2. Overhauls and major maintenance will be planned for and conducted in accordance with manufacturers' recommendations and the expected cost thereof estimated by PES using the dispatch projections contained in the Dispatchability Analysis.

     3. The Project will be dispatched as projected in our Dispatchability Analysis.

     4. Long-term fuel cost inputs will be as we have projected in our Dispatchability Analysis, as found reasonable by C.C. Pace in the Pace Report.

     5. There is a strong linkage between changes in the Project's expected fuel-related costs and energy revenues under the PPA, as found reasonable by C.C. Pace in the Pace Report.

     6. The fuel supply arrangements fulfill the contractual requirements of the PPA, and variable fuel-related costs will be less than energy payments, as found reasonable by C.C. Pace in the Pace Report.

     7. The gas supply and transportation operational requirements will satisfy electric dispatch operational requirements, as found reasonable by C.C. Pace in the Pace Report.

     8. Natural gas transportation rates will escalate at 1.5 percent annually.

     9. The Project will recover 50% of the cost of its unutilized firm natural gas transportation in the capacity release market.

     10. Operations and maintenance costs, consumables and administrative expenses will increase at a rate equal to the GNP deflator, currently 3.5 percent per year. Insurance and purchased electricity will increase at a rate equal to the CPI deflator, currently 3.0 percent per year. Property taxes will decrease due to declining asset value according to a schedule provided by Panda Brandywine, L.P.

     11. Based on FERC Form 714 data and projections for generation growth in the Mid-Atlantic Region PEPCO's peak demand will surpass 5,697 MW prior to the end of 1997, and therefore PEPCO will not be entitled to reduce the capacity payments to the Project pursuant to the First Amendment to the PPA.

     12. The levels of dispatch indicated in the Dispatch Analysis are consistent with an operating pattern where the Project is dispatched only during weekdays (i.e., approximately 260 times per year). Given the uncertainty regarding dispatch, a possible range of 200 to 300 starts per year is reasonable.

     Steam Sales Assumptions:

     1. As projected by PES in the PES Report, thermal energy in the form of steam will be exported from the Project, operating in the cogeneration mode, to Brandywine Water Company's distilled water plant such that the "useful thermal energy" produced by the Project, as defined in PURPA and the regulations promulgated thereunder, will be sufficient to meet the operating and efficiency standards required to maintain the facility's status as a qualifying cogeneration facility under PURPA.

     2. Brandywine Water Company's distilled water plant will operate as projected by its manufacturer.

     3. The United States Navy will perform as indicated in its Purchase Order for the purchase of the distilled water plant's total distilled water output at a price of $1.50 per 1,000 gallons.

     Financing Assumptions:

     1. The total amount of the construction loan and leas commitment from General Electric Capital Corporation ("GECC") is $215 million. The construction loan bears interest at a Eurodollar base rate plus 250
     basis points.   Upon completion of construction, the construction loan
     will be converted to permanent financing in the form of a single investor lease. The fixed payment terms under the single investor lease will be established at the time of conversion using "Basic Rent Factors" contained in the lease agreement, subject to adjustment based on GECC's then-applicable federal tax rate, the final cost of the Project, and a Treasury Index Rate.

     2. At the time of conversion, the applicable GECC federal tax rate will be 35 percent and the Treasury Index Rate will be 6.83 percent.

     3. The actual Project lease cost calculation will be as provided in the Closing Pro Forma.

     4. The CPI will increase at a rate of 3 percent per year, the Gross National Product Implicit Price Deflator will increase at a rate of 3.5 percent per year, and the Producer Price Index for Oil and Gas Field Services will increase at a rate of 3.5 percent per year.

     5. The Project will maintain a lease reserve of the next two quarterly payments consistent with the provisions of its Loan Agreement with GECC.

     6. The Project will maintain a turbine overhaul reserve of $5 million, escalated at the GNP deflator after the year 2000 consistent with the provisions of its Loan Agreement with GECC.

     7. Panda-Brandywine, L.P., as a limited partnership, will not be subject to federal and state income tax.

Conclusions

Set forth below are the principal opinions that we have reached regarding our review of the Project. For a complete understanding of the estimates, assumptions and calculations upon which these opinions are based, this Report, including the attached Project Pro Forma, should be read in its entirety.
On the basis of our review and analyses of the Project and the assumptions set forth in this Report, we are of the opinion that:

     1. The financial projections in the Project Pro Forma provide a reasonable reflection of the Project's expected costs, revenues and cash flows.

     2. The energy and capacity revenue calculations contained in the Project Pro Forma are appropriate and consistent with the PPA. Expectations for capacity payment adjustments under the PPA are reasonable given recent peak day demand on PEPCO.

     3. The Project's net cash flow will average approximately $22.9 million per year, reflecting a range of $5.9 million in 1998 to $33.8 million in 2016.

     4. The estimated lease obligation coverage ratios (i.e. the ratio of earnings before income taxes to lease payments) are presented in Table ES-1. During the 20-year term of the GECC lease, the Project's lease obligation coverages will range from 3.05:1.0 in 1997 to 1.61:1.0 in 2016. On average, the Project's lease coverage will be 1.84:1.0.


                            TABLE ES-1
          Summary of Panda Brandywine Debt Coverage Ratios
                    (Costs and Revenues in $000)

 Year    Total     Total      Total Fixed    EBIT    Annual      Lease
 Ended  Revenues  Variable    Expenses                Lease    Coverages
                    Cost                             Payments
 (a)       (b)      (c)          (d)       (e) = b-     (f)     (e)/(f)
                                             (c+d)

  1996     3,791    2,742      1,441          (392)        0        -
  1997    44,144   14,077      8,907         21,160    6,935      3.05
  1998    47,957   17,408      8,931         21,619    9,799      2.21
  1999    67,472   19,572      8,953         38,948   18,214      2.14
  2000    71,459   21,882      8,973         40,604   19,609      2.07
  2001    82,590   22,238      8,992         51,360   26,705      1.92
  2002    83,288   22,381      9,008         51,899   27,590      1.88
  2003    84,898   23,413      9,022         52,462   28,140      1.86
  2004    85,944   24,499      9,118         52,327   28,343      1.85
  2005    88,110   26,357      9,300         52,453   28,672      1.83
  2006    90,397   27,528      9.486         53,382   28,630      1.86
  2007    94,741   28,362      9,661         56,718   29,534      1.92
  2008    96,760   29,296      9,857         57,607   30,718      1.88
  2009    99,338   30,287     10,058         58,993   31,628      1.87
  2010   104,154   31,526     10,264         62,363   33,989      1.83
  2011   109,688   32,367     10,476         66,845   35,665      1.87
  2012   119,106   34,001     10,693         74,412   41,937      1.77
  2013   123,167   35,275     10,916         76,975   43,866      1.75
  2014   126,801   36,948     11,145         78,708   45,574      1.73
  2015   124,948   37,758     11,380         75,810   45,401      1.67
  2016   118,506   39,060     11,621         67,825   42,140      1.61



                        INTRODUCTION


ICF was retained by Panda Energy International ("Panda") pursuant to a Consulting Agreement develop pro forma financial projections for the Panda Brandywine Project (the "Project"). This section describes the Project and discusses the scope ICF's review.

Description of Brandywine

The Project is a 230 MW gas- and oil-fired power project located in Prince George's County, Maryland being developed by Panda. The Project will sell power under a 25-year Power Purchase Agreement with Potomac Electric Power Company ("PEPCO") beginning on the Project's Commercial Operations Date. The PPA was signed August 9, 1991 and was amended by the First Amendment to the Power Purchase Agreement (the "Amendment", and collectively, the "PPA") on September 16, 1994. The Project will also provide sufficient thermal energy in the form of steam to enable Brandywine Water Company to sell up to 100,000 gallons of distilled water daily to a nearby naval station under a recently completed purchase order.

The Project facility will consist of two combustion turbine generators and one steam turbine generator producing a net electrical output of 230 MW. The Project has a gas supply agreement with Cogen Development Company, a wholly owned subsidiary of MCN Corporation, for up to the Project's full gas requirements. On March 30, 1995, the Project closed a Construction Loan Agreement and Lease Commitment (the "Loan Agreement") with General Electric Capital Corporation ("GECC"). The Loan Agreement provides for conversion to a Facility Lease between the Project and GECC upon the completion of construction.

ICF's Role

Panda requested that ICF review and assess the financial projections contained in the pro forma prepared in connection with Project's financial closing (the "Closing Pro Forma") to determine whether it represented a reasonable model of the Project's operations, taking into account the Project's fuel supply, power sales and financing (i.e., lease) agreements. After ICF determined that the Closing Pro Forma would provide a reasonable basis for our projections, we updated assumptions where necessary based on information from the following sources:

     - Operating specifications and cost, construction cost and projected completion, maintenance schedules and cost:
          Pacific Energy Services' report, Independent Engineer's
          Report: Panda-Brandywine Cogeneration Project (the "PES Report"). Based on PES's expertise in undertaking similar analyses, ICF believes that our use of PES's analysis in preparing this Report is reasonable.

     -    Dispatch projections: ICF Resources Incorporated,,
          Independent Assessment of the Dispatchability of the Panda-Brandywine Project, May 1996 ("Dispatchability Analysis").

     -    Fuel cost projections:  the Dispatchability Analysis.
          C.C. Pace has reviewed ICF's fuel cost assumptions contained in the Dispatchability Analysis and has determined them to be reasonable in its report Panda-Brandywine, L.P.
          Generating Facility - Fuel Consultants' Report - July 1, 1996 (the "Pace Report").

     - Structure of terms in the Loan Agreement: Base pro forma information from the Closing Pro Forma.

     -    Current macroeconomic escalators: Bureau of Labor
          Statistics, Department of Commerce.(2)

Based on these updated assumptions, ICF prepared the attached pro forma projections (the "Project Pro Forma"). ICF has based its work on an analysis of the Closing Pro Forma, the Project's contracts, operational assumptions provided by the developer and engineering firms, and conversations with parties having specific relevant information. Statements of fact have been obtained from sources considered reliable, but no warranty is made as to their completeness or accuracy. ICF offers no legal opinion or interpretation of the contracts or agreements that have been reviewed in the preparation of this document.

The Project Pro Forma is divided into six schedules.

     -    Schedule A-Income Statement

     -    Schedule B-Cash Flow Statement

     -    Schedule C-Development Assumptions

     -    Schedule D-Operating Assumptions

     -    Schedule E-Lease Payments and Capacity Adjustments

     -    Schedule F-Gas Supply Income Statement

     -    Schedule G-Gas Supply Operating Assumptions

Schedules A and B provide a financial reporting of the revenues, costs, and cash flows developed in the more detailed Schedules C through G. A copy of the Project Pro Forma has been included as an appendix. This review focuses on how the assumptions behind these latter schedules contribute to the development of estimated Project earnings and cash flows.
------------------------
(2) BLS, http://stats.bls.gov.  Data extracted June 28, 1996.



               SCHEDULE A-INCOME STATEMENT AND
               SCHEDULE B-CASH FLOW STATEMENT


Schedules A and B summarize the Project's revenues, costs, and cash flows as developed in the later schedules. The calculations in Schedule A and B are consistent with the assumptions contained in the supporting schedules. For example;

     - Contract capacity revenues are calculated as the contract capacity price times the Project capacity. The GNP-escalated capacity adjustment is calculated separately. The Project's capacity price and GNP escalator are calculated separately in Schedule D.

     - The Project fuel costs are expressed in the income statement for both "Unit #1" and "Unit #2." The section below on Schedule D describes the distinctions between turbines while the Section on Schedules G and F describes the fuel cost calculations.

Therefore, the reader should refer to the discussions of the relevant supporting schedules to find descriptions of the assumptions behind the development of the ultimate "bottom line" results and ICF's assessment thereof.


             SCHEDULE C-DEVELOPMENT ASSUMPTIONS


Schedule C contains the basic macroeconomic assumptions exogenous to the Project as well as estimates of the overall Project costs. Many of these assumptions are discussed more fully in the detailed review of the schedules below.

Macroeconomic assumptions included in the Development Assumptions include the Base and Current Treasury Index Rates for financing calculations, the 12-year T-Bill rate for capacity price adjustments under the PPA, the GNP deflator and tax rates.

The Estimated Project Costs in the Closing Pro Forma correspond to the Project's Approved Budget under the Loan Agreement ($215 million). PES reviewed this budget and found it "adequate to build the project."

This Schedule also provides the assumed Commercial Operations Date. This assumption is used throughout the model to adjust contract year data to a calendar year basis. The Project's Actual Commercial Operations Date is expected to be on or before October 31, 1996. The Project Pro Forma assumes that November 1996 is the first month of operations. PES indicates that "the Project remains on schedule at this time with construction approximately 90 percent complete as of July 15, 1996."


              SCHEDULE D-OPERATING ASSUMPTIONS


Schedule D provides the basis for calculating the costs and revenues once the Project begins operating. It also provides some unit measures of the Project's costs and rates.

Operating assumptions

The Project Pro Forma assumes Project capacity equals 230 MW, which corresponds to the Project's capacity commitment under the PPA. This value is an input to calculate capacity-based payments under the PPA in the Income Statement. PES has provided annual estimates of expected generator performance (output and heat rate) for the twin GE MS70001EA turbines being used by the Project in conjunction with the Nooter Erikson Heat Recovery Steam Generator.

The Project performance factors are adjusted to reflect the expected operation of the Project. Under average annual conditions, PES has estimated that the two units together will not generate over 230 MW. Nevertheless, PES has indicated that, given the limited performance standards of the PPA (i.e., the requirement that there be two output tests conducted per year) it is reasonable to assume that the Project will qualify for its full capacity payment.

The Project Pro Forma distinguishes between "Unit 1" and "Unit 2" operation and performance. When the two turbines operate concurrently, their collective performance is somewhat below the size-adjusted performance of a single turbine operating alone. Because operation of the Project under the terms of the PPA can vary between single-turbine and dual-turbine, the Project Pro Forma provides for the ability to distinguish operating conditions by differentiating units.

Unit 1 represents the operational characteristics of a single turbine operating alone. Unit 2 represents the residual operations of the facility when both turbines are operating concurrently. Neither of the actual turbines is identified as such (i.e., the Project could operate either of the turbines during the periods when only one is dispatched).

Electricity Revenues-Capacity

The Project Pro Forma reflects the unadjusted capacity rate stated in
Appendix L of the PPA. Contractually, the capacity rate is adjusted by several factors. The capacity rate is increased by the change in GNP from June 1, 1994 to the Actual Commercial Operation Date (PPA, Section 6.1(b) and Amendment 2.4(a)(2)). At the time of financial closing, the GNP escalator was estimated at 3.5 percent per year. The actual escalation of the GNP between June 1, 1994 and the midpoint of the fourth quarter of 1995 equaled 3.5 percent total.(3) Assuming a 3.5 percent annual escalator from the midpoint of the fourth quarter of 1995 to the Actual Commercial Operation Date, the capacity rate would be adjusted by 6.4 percent.
-----------------------
(3) Survey of Current Business, May 1996.


The PPA also adjusts the Project's capacity rate based on the cost of financing on the date the Project closed on its financing agreement with GECC (PPA, Section 6.1(c)). On the "Commitment Date," the 12-year T-Bill rate was
7.72 percent, lowering the capacity rate based on a multiple of the adjustment schedule in Appendix L.

The amendment creates two kinds of Scheduled Adjustments to capacity payments: Section 2.4(a)(1) changes the starting date for capacity payments to January 1, 1997. The Project Pro Forma implements this adjustment through an equivalent offsetting adjustment derived from the income statement. In the Amendment, the Project agreed to a scheduled adjustment of annual capacity payments (Schedule Q). This adjustment reduces the Project's near-term capacity revenues in return for increased revenues in years 11 through 25.
The net present value of this adjustment, at the contractual discount rate, is approximately zero.

The capacity payment is also adjusted by what is referred to in the Project
Pro Forma as the "Contingent Adjustment." The Contingent Adjustment estimates the net potential cost to PEPCO of having excess capacity due to the Project, or the Cumulative Present Worth of Incremental Revenue Requirements (the "CPWIRR") less the cost of terminating the PPA. The CPWIRR is a function of when the Project begins commercial operation and when PEPCO's peak demand surpasses a certain specified level (5,697 MW). The CPWIRR and the termination costs are defined in Attachment C and D to the Amendment, respectively. If the net potential cost is less than or equal to zero, there is no adjustment.

Because the Project's financial closing occurred in March 1995, termination costs are set at $18.6 million dollars (Amendment, Attachment C) plus a fixed fee of $3 million under Paragraph 2.4(g) of the Amendment. Currently, the Project Pro Forma assumes that PEPCO reaches the 5,697 MW peak, adjusted for weather, prior to the end of 1997, based on the Dispatchability Analysis. Consistent with the planned Commercial Operation Date, the CPWIRR equals approximately $15.3 million. Based on these assumptions, the net cost to PEPCO is negative, so there is no Contingent Adjustment to the Project's capacity revenues.

PEPCO's most recently available filings with the Federal Energy Regulatory Commission indicate the utility's peak demand, unadjusted for weather, reached 5660 MW in the summer of 1994.(4) ICF's dispatch model of the Mid-Atlantic region, on which the Dispatchability Analysis was based in large part, estimates regional demand growth through 2000. This information is consistent with the expectation that PEPCO's demand will increase sufficiently to validate the Project Pro Forma's assumptions.

If the Contingent Adjustment were positive, the Project would owe PEPCO the NPV of the net potential costs beginning in Contract Year 11. From Contract Year 11 through Contract Year 15, a ceiling is placed on cost recovery of no more than the Scheduled Adjustment (Amendment, Paragraph 2.4(i)). After Year 15, the ceiling is removed and all costs not recovered in the first five years are recovered over the following ten years.

The Project Pro Forma expresses the capacity-based revenues on a per unit basis based on the generation and capacity assumptions above. The capacity-based unit costs are used to calculate capacity revenues in the Income Statement.
--------------------------
(4) FERC Form 714. PEPCO's filed peak demand forecasts are slightly below the 1994 summer peak: 5,483 MW in 1995, 5,524 in 1996 and 5,577 in 1997.




Electricity Revenues - Energy

Energy revenues are calculated on a per unit basis from the Income Statement. These costs are calculated in the fuel supply and revenue schedules reviewed below.

Distilled Water Revenues and Costs

Estimates of revenues from distilled water sales associated with the Project's cogeneration function have been revised substantially from the Closing Pro Forma. The Closing Pro Forma was completed prior to the execution of a contract to sell the distilled water produced from the Project's thermal energy output. It assumes 250 days of 80,000 gallons of water delivery per year at a price of $2.00 per gallon. The Project has since executed a sales contract with the U.S. Navy calling for up to 100,000 gallons of distilled water per day at a price of $1.50 per thousand gallons. This reduces revenues from the Closing Pro Forma from $40,000 to $30,000 per year.

The operating specifications for the distilled water unit are the manufacturer's own. Operating costs, which are estimated to equal $200,000 escalating with the GNP, are based on operator estimates. The discharge and chemical usage fees come from the manufacturer and the operator.

Fixed Operating Expenses

The Project's firm gas transportation costs are calculated in the fuel schedules discussed below. Other fixed operating expenses are based on the Project's proposed budget for financial closing. In the Project's O&M contract with Ogden Brandywine Operations, Inc., O&M expenses begin at $1.5 million per year and are escalated by the GNP escalator for the contract's three year term. The Project Pro Forma assumes continued escalation at the same rate thereafter. The PES Report confirms the reasonableness of this assumption.

Turbine Overhaul and Lease Reserve

The Loan Agreement requires that the Project maintain a Rent Reserve equal to the greater of $2.4 million or the sum of the succeeding two rent payments. The Project Pro Forma refers to the Rent Reserve as the "Lease Reserve." The Lease requires that the Project maintain an O&M Reserve account with an initial balance of $1 million increased at a rate of $125,000 per quarter over the next two years and $375,000 per quarter for the two years thereafter until it reaches $5 million. If the Project draws on the O&M Reserve, it must replenish it to its required balance using up to 50 percent of the Project's available cash flow. The Project Pro Forma refers to this reserve as the Turbine Overhaul Reserve. PES provided this schedule.

The interest the Project earns on these reserves are credited to the Project as income that is included in the Income Statement. This is consistent with the terms of the Lease.

     SCHEDULE E-LEASE PAYMENTS AND CAPACITY ADJUSTMENTS


The Project Lease Agreement was based on an estimated Project cost of $215 million. The Basic Rent Factors applied quarterly to the Project cost are provided in Schedule 10 to the Loan Agreement.

Under the Project Lease Agreement, the Basic Rent Factors are subject to change at the time of conversion based on the federal income tax to which GECC is subject and the annual rate of U.S. Treasury Notes with constant maturaties equal to the weighted average life of the lease for the four week period ending on the most recent Friday which is at least 15 days prior to date of closing for the lease ("Treasury Index Rate"). The Project Pro Forma adjusts the base lease payment assuming that GECC's federal tax rate is 35 percent and the Treasury Index Rate equals 6.83 percent.

The Project Pro Forma calculates annual lease payments on an operation year basis (i.e., Year 1 begins November 1996). Lease payments are assumed to be paid on a calendar year basis. This results in a shift of approximately one year in the Project Pro Forma to account for the difference between calendar years and operation years.


          SCHEDULE F-GAS SUPPLY INCOME STATEMENT AND
          SCHEDULE G-GAS SUPPLY OPERATING ASSUMPTIONS


In Schedules F and G reside the calculations that estimate the Project's fuel related revenues and costs. Because the assumptions and calculations in Schedule F ultimately determine the financial results reported in Schedule G, it is best to consider the two together both within the Project Pro Forma and in the context of the PPA and the GSA. C.C. Pace has reviewed the fuel-related inputs components of the Project Pro Forma and in the Pace Report, determined that they are reasonable.

The calculation of Project's energy payment costs are discussed below.

Dispatch Hours

The number of dispatch hours in the Closing Pro Forma were based on estimated Project run times provided by PEPCO. These run times were allocated seasonally consistent with the Must Run provisions of the Amendment. ICF has provided an updated dispatch profile in the "Independent Assessment of the Dispatchability of the Panda-Brandywine Project" based on the results of our own model runs.(5) This dispatch profile provides the basis for the amount of electricity sold and the amount of fuel used in the Project Pro Forma. Dispatch hours have been designated as "Unit 1" and "Unit 2" based on the conventions described above.

Gas and Fuel Oil Volumes and Compensation Price

As discussed in detail by C.C. Pace in the Pace Report, Project fuel supplies can be divided conceptually into four pricing categories representing the four different fuel recovery mechanisms in the PPA:

     -    the Firm Gas Reserve Rate ("FGRR")

     -    the Firm Gas Market Rate ("FGMR")

     -    the Interruptible Gas Rate ("IGR")

     -    the Oil Rate ("OR")

The application of each of these rates to a specific fuel price category is described in the Pace Report.

The first category represents the 60 "Must Run" dispatch hours per week for the first 85 percent of a single turbine's net electrical output (Amendment 2.6(a)). Under the conventions of the Project Pro Forma, this Must Run output is defined as the first 60 hours per week of generation from Unit 1. For calculation purposes, the ICF Dispatch Report converts the partially dispatched Must Run generation from Unit 1 into equivalent "full load" hours (i.e., the number of hours that the Project would have to operate at full load to generate the same electrical output). The fuel price on which the energy payment for the Must Run hours is based is calculated as the firm gas rate
(FGRa). The FGRa, under Appendix M in the Amendment, is equal to the Firm Gas Reserve Rate ("FGRR") for the first 15 years of operation and the Firm Gas Market Rate ("FGMR") thereafter.

The FGRR is defined in a fixed price stream in Appendix M subject to a one-time adjustment based on the Producer Price Index for Oil and Gas Field Services between June 1, 1994 and the Actual Commercial Operation Date. The actual escalation between June 1, 1994 and May 31, 1996 was 12.2 percent (6 percent per year). Assuming an annual escalation rate of 3.5 percent (consistent with the GNP inflator) between May 1, 1996 and November 1, 1996, the one-time FGRR escalator in the Project Pro Forma equals 14.2 percent providing a starting FGRR price of $2.95 in Year 1 escalating according to the PPA to $4.36 in Year 15.

In the first four years of operation, the FGMR price is reduced by 10 percent under the Amendment.

The initial FGMR was set at an initial June 1, 1990 price of $2.27 per MMBtu plus the firm displacement tariff rate on Columbia LNG pipeline ($0.0231 per MMBtu), which is now known as Cove Point LNG. This is adjusted by a weighted average: 77 percent times the change in the cumulative cost of four gas indices, two based on the Gulf Coast and two based in Appalachia, plus 23 percent times half the change in the Consumer Price Index, which is meant to represent the transportation component of the price. For the commodity price component of the FGRR, the Closing Pro Forma uses forecasted 1996 seasonal gas prices escalated at 4.0 percent per year.
----------------------------
(5) For further information on the basis for ICF Resources' dispatch estimates see ICF Resources Incorporated, Independent Assessment of the Dispatchability of the Panda-Brandywine Project, dated May 1996.

The Project Pro Forma now uses ICF's gas price forecast to ensure consistency with the dispatch forecast.

The actual escalation for the transportation/CPI portion of the FGMR between June 1, 1990 and May 31, 1996 was 20.6 percent total (3.2 percent per year). The Project Pro Forma assumes a 3.0 percent annual escalator after May 31, 1996.

The remaining (i.e., non-Must Run) hours that Unit 1 would operate are also priced at the FGMR. These hours are calculated as the difference between the dispatch hours and the Must Run full load equivalent hours.

The third pricing category, the Interruptible Gas Rate ("IGR") reflects the cost of fuel to Unit 2 when it is operating on natural gas. The IGR is calculated based on the same market basket of gas price indices and transportation used in the FGMR. However, the IGR is weighted seasonally 71:29 commodity versus transportation March through November and 84:16 December through February.

The fourth segment, the Oil Rate ("OR"), applies to Unit 2 output when it burns fuel oil. The Project Pro Forma assumes that Unit 2 will operate on fuel oil for one-third of its winter hours. A more precise calculation of the Project's fuel oil requirements is possible only with greater detail in the expected dispatch profile. In actuality the Project will likely only burn fuel oil on those days that its firm gas transportation capacity and balancing capabilities are not sufficient to meet the Project's full dispatch requirements.

The Project has a number of alternatives that enable it to shift gas supply deliveries among days to match its constant daily firm transportation ("FT") capacity on its transporters. This practice is known as balancing. Cove Point LNG, previously Columbia LNG, allows for a shipper to be up to 20,000 MMBtu out of balance for any given day during any hour. Both Washington Gas Light ("WGL") and Columbia offer balancing services for a fee - WGL under its contract with the Project, Columbia under its Storage in Transit service. These balancing services can be limited by the providers under circumstances of capacity constraint on their systems.

We have estimated the number of days of constraint on Columbia LNG, the most inexpensive of the balancing services as equal to the number of days Columbia interrupts WGL (which between December 1995 and February 1996 equaled
48 days). During half those days (24) we have assumed WGL's service is available. We assume the Project uses fuel oil (i.e., no balancing services are available) during the remaining 24 days.(6) The availability of balancing services from Cove Point LNG, WGL and Columbia as well as the Project's dispatch profile obviate the need to use interruptible capacity.

OR equals $3.89 and is adjusted by the change in the average fuel oil price at Baltimore, Norfolk and Philadelphia-"as reported in Platt's Oilgram Price Report in the U.S. Tank Car/Truck Transport table"-between June 1, 1990 and the relevant billing period (PPA, Section 6.2(b)(vi)). As of May 1, 1996 the adjusted OR rate equaled $5.03 per MMBtu. For consistency with the dispatch forecast, ICF has incorporated its own oil price forecast into the Project
Pro Forma. The Pace Report found the Project Pro Forma's modeling of fuel oil prices to be reasonable.
------------------------------
(6) The Project may also opportunistically sell its capacity and fuel supplies during periods when the value of gas supply and capacity exceeds its cost and when operating on fuel oil has minimal effect on its dispatch. ICF Resources has not accounted for this opportunity in the pro forma.

Energy-Based Revenues (Gas Supply Income Statement)

The PPA provides an elaborate series of formulas to calculate the Project's energy payment from PEPCO. After the Project begins commercial operations, PEPCO will pay it a Unit Commitment Payment ("UCP") and a Dispatch Payment ("DP"). The UCP is paid on the first 99 MW of each Unit's operation based on the number of hours the Project operates, contractual heat rates for Unit 1 individually and Units 1 and 2 working together, contractual adjustments for unit performance based on historical ambient conditions and the cost of fuel and O&M. The UCP also provides heat rate-based payments for start-ups using the cost of the appropriate interruptible fuel (IGR or OR). The DP provides an incremental payment for all Project operations based on a contractually defined relationship between level of operation and performance.

The Project Pro Forma simplifies the Project's energy payment calculation by multiplying the four fuel segments (FGRR, FGMR, IGR, and OR) by the appropriate hours of operation and a "contractual" heat rate of 8,461 Btu per kWh. This simplification provides a conservative estimate of Project revenues because:

     - The heat rates implicit in the UCP and DP payments considered together are greater than or equal to 8,461.

     - The revenue calculation in the Project Pro Forma does not include start-up payments under the UCP.

To add a more precise calculation of revenues would require adding, at least, monthly estimates of dispatch, contractual performance and capability, and number of hot, cold, and partial start-ups.(7) The Project Pro Forma meets thegoal of providing a reasonable, conservative estimate of the Project's energyrevenues without requiring additional assumptions about the details of the Project's forecasted operations.

Fuel Costs

The cost of the Project's contracted firm supply is fixed in its gas supply contract with MCN's Cogen Development Company at $2.33 per MMBtu escalated at 4 percent per year plus a $0.10 per MMBtu "ANR Charge" escalated at $0.005 per year after the first five years. This cost escalation is reflected in the Project Pro Forma.

The Project has a minimum contractual obligation to purchase 2,299,500 MMBtu per year at a rate of between 6,000 and 8,000 per day. This gas, the "Limited Dispatch Quantity," is applied to the delivered FGRR requirements in the Project Pro Forma.

The FGRR volumes are delivered over 12 hours during weekdays accounting for approximately 9,200 MMBtu per day while the contract provides that the Limited Dispatch Quantity is delivered daily at a rate of between 6,000 and 8,000 MMBtu per day. However, the Project can avail itself to one of the available balancing services, receiving Limited Dispatch gas over the weekend if necessary to smooth the disparity between the rate of takes of FGRR quantities.
----------------------------
(7) In essence, the Project Pro Forma assumes that start-up costs are recovered as a pass-through in the calculation of the UCP and an increase in the heat rate above the EPC guarantee. The ICF Resources dispatch forecast does not estimate start-ups although in consultation with PES, it was determined that start-ups for Unit 1 on 200 for Unit 2 were consistent with the dispatch forecast.



The Limited Dispatch Quantity has a Demand Charge of $21,292 associated with it, escalating at $1,064 per year after the first five years. This charge is offset, however, with a Price Credit that eliminates the demand charge during any month in which over 7,000 MMBtu per day is purchased. This demand charge is not represented in the Project Pro Forma, but given the Must Run requirements of the Project and the Project's flexibility in Limited Dispatch takes on Columbia, the Demand Charge is unlikely to be assessed.

The Project may purchase either Scheduled Dispatch Gas or Dispatchable Gas to fuel its FGMR requirements. The Scheduled Dispatch Gas is priced at the monthly NYMEX futures price averaged the over the three days prior to closing plus $0.50 per MMBtu. This premium, to a certain degree, reflects the basis differential between the NYMEX price and the price at the GSA delivery point in Ohio. The Project is obligated to take 80 percent of the Scheduled Dispatch Quantity that it nominates prior to the beginning of the month.

The GSA also provides interruptible gas at a $0.10 premium over the daily price of gas into Columbia Transmission. The Project may also purchase its interruptible requirements from Cogen Development.

The Project Pro Forma provides a variety of options to the user for estimating gas purchase costs. The Closing Pro Forma relies on the Cogen Development Scheduled Dispatch Gas for Winter FGMR deliveries. All other FGMR and IGR supplies are assumed to come from the spot market in Appalachia.
These assumptions are reasonable considering the Project's transportation arrangements. Those arrangement are described below.

Transportation

The transportation rates in the Closing Pro Forma for Columbia Transmission and Columbia LNG were taken from their espective tariffs. Because the Closing Pro Forma assumes that gas supply comes from Appalachia, transportation on ANR (a Gulf Coast to Upper Midwest pipeline) is unnecessary, so its tariff rates are not included. The transportation rate on the Washington Gas Light system is set contractually at $0.05 per MMBtu.

Transportation rates under pipeline tariffs have tended to lag behind inflation. Transportation rates are traditionally cost-based with a significant portion of the costs represented in sunk capital investment. The escalation rate of 1.5 percent applied to pipeline transportation (versus the 3 to 4 percent escalators elsewhere in the Project Pro Forma) is consistent with this trend.

In addition to paying a monetary charge for transportation, shippers must also pay an in-kind fuel use charge for any transportation capacity used. The Project Pro Forma usesthe tariff fuel rates to build up the fuel purchase requirements for the Project. For each of the three gas segments (FGRR, FGMR, and IGR), the amount of gas purchased under the Project Pro Forma is properly calculated as the Units' consumption plus the pipeline fuel requirements.

Transportation fuel for the Limited Dispatch Gas (the FGRR segment) is priced under the GSA at the Scheduled Dispatch rate. In the Project Pro Forma, however, transportation fuel for both Unit 1 gas supplies (FGRR and FGMR) is calculated based on a weighted average of the FGRR (Limited Dispatch gas) and the FGMR (Scheduled Dispatch gas) and spot gas. Because of the premium associated with the FGRR, using the FGRR for FGR transportation fuel provides a higher-than- expected, conservative estimate for that cost.

The Project Pro Forma assumes that the Project's unused firm capacity can be resold for 50 percent of the tariff rate (Schedule A). The Project will be most likely to resell its fir capacity during the winter when dispatch is the lowest. This happens to be the period when interruption is most likely on Columbia. According to U.S. Midwest Natural Gas Market Review, short term capacity releases on Columbia between December 1995 and February 1996 were priced from 60 to 82 percent of the Columbia tariff rate. Even adjusting for the severity of last winter, a 50 percent recovery of transportation costs appears reasonable.

The Project Pro Forma calculates the total cost of interruptible transportation ("IT") based on the total IGR volumes. The IT Savings adjustments for Commodity and Fuel reduce the Project's costs by the amount of firm transportation used for IGR supplies. At the level of dispatch provided in the dispatch forecast and with the available flexibility in firm transportation utilization, IT is not used. As a result, savings in IT costs associated with the Project using its IT offset the cost of IT used for the IGR volumes.

C.C. Pace reviewed the transportation costs used in the Project Pro Forma and found that the Project Pro Forma is based on a reasonable forecast of transportation costs. C.C. Pace also concluded that both the gas transportation volumes and amounts to be received from short-term releases of pipeline capacity assumed for purposes of the Project Pro Forma are reasonable.

The levels of dispatch indicated in the Dispatch Analysis are consistent with an operating pattern where the Project is dispatched only during weekdays (i.e., approximately 260 times per year). Given the uncertainty regarding dispatch, a possible range of 200 to 300 starts per year is reasonable. PES has assumed 200 start-ups for Unit 2 in estimating the Project's overhaul schedule.

The Dispatch Analysis indicates that the Project operates at minimum load for a number of hours each year. This is the result of the Project running under the minimum load conditions in the PPA. Under those circumstances, only Unit 1 would be operating. It is reasonable to assume, therefore, that Unit 1 is started more often than Unit 2. PES has assumed 225 start-ups for Unit 1 in estimating the Project's overhaul schedule.



                         CONCLUSIONS


Based on our review, we find the Project Pro Forma a reasonable reflection of the Project's expected costs, revenues and cash flows. The bases for this assessment are as follows:

     1. The financial projections in the Project Pro Forma provide a reasonable reflection of the Project's expected costs, revenues and cash flows.

     2.   The Project's net cash flow will average approximately
          $22.9 million per year, reflecting a range of $5.9 million in 1998 to $33.8 million in 2016.

     3. The estimated lease coverage ratios (i.e. the ratio of earnings before income taxes to lease payments) are presented in Table ES-1. During the 20-year term of the GECC lease, the Project's lease coverages will range from 3.05:1.0 in 1997 to 1.61:1.0 in 2016. On average, the
          Project's lease coverage will be 1.84:1.0.

     4. The energy and capacity revenue calculations are appropriate given the PPA. Expectations for capacity payment adjustments under the PPA are reasonable given recent peak day demand on PEPCO.


                              Respectfully Submitted,

                              /s/ ICF Resources Incorporated

                          APPENDIX
                 PANDA BRANDYWINE PRO FORMA





                              Panda-Brandywine L.P.

                               230MW PEPCO Project

                                Income Statement


                                      Year Ended   Year Ended    Year Ended   Year Ended    Year Ended   Year Ended    Year Ended
                                       Dec-1996     Dec-1997      Dec-1998     Dec-1999      Dec-2000     Dec-2001      Dec-2002
                                       --------     --------      --------     --------      --------     --------      --------
Sales Revenue:
  Capacity - Contract Amount          $6,320,400   $38,005,200   $38,511,200  $39,067,800   $40,765,200  $47,324,800   $49,873,200
  Capacity - GNP Adjustment              452,610     2,721,587     2,757,822    2,797,680     2,919,233    3,388,971     3,571,465
  Capacity - Interest Rate Adjusment    (139,104)     (835,912)     (844,928)   (859,096)      (866,824)   (874,552)      (882,280)
  Capacity - Scheduled Adjustment     (6,633,906)  (15,000,000)  (16,000,000)           0    (1,000,000)   2,000,000             0
  Capacity - Contingent Adjustment             0             0             0            0             0            0             0
  Energy Sales - Unit #1               1,785,251    10,161,812    11,897,405   12,832,774    13,917,801   15,134,834    15,644,569
  Energy Sales - Unit #2               1,360,461     6,113,819     8,099,603    9,645,470    11,283,994   11,003,500    10,440,028
  Energy - Variable O&M                  405,826     2,252,437     2,804,184    3,188,760     3,594,974    3,639,736     3,606,478
  Distilled Water Sales                    5,000        30,000        30,000       30,000        30,000       30,000        30,000
  Firm Transportation Capacity Release    72,511       467,838       331,680      250,751       166,927      195,984       236,702
  Interest Income                        162,347       227,334       370,123      518,227       648,146      746,457       767,928
                                         -------       -------       -------      -------       -------      -------       -------
     Total Revenues                    3,791,394    44,144,114    47,957,089   67,472,366    71,459,451   82,589,730    83,288,089

Cost of Sales:
  Fuel Cost - Unit #1                  1,518,967     8,660,634    10,291,425   11,138,397    12,037,436   12,603,086    13,133,024
  Fuel Cost - Unit #2                  1,081,509     4,623,765     6,186,231    7,414,754     8,736,243    8,540,172     8,166,897
  Water Usage                             59,497       324,078       391,614      431,521       471,506      455,830       440,133
  Water Discharge & Chemical Usage        48,374       268,844       331,463      372,652       415,443      409,775       403,683
  Distilled Water Operating Costs         33,333       200,000       207,000      214,245       221,744      229,505       237,537
                                          ------       -------       -------      -------       -------      -------       -------
     Total Cost of Sales               2,741,681    14,077,321    17,407,734   19,571,570    21,882,372   22,238,368    22,381,273

  Gross Profit                         1,049,716    30,066,793    30,549,355   47,900,796    49,577,079   60,351,362    60,906,816

Fixed Expenses:
  Firm Transportation                    420,603     2,561,473     2,599,895    2,638,893     2,678,477    2,718,654     2,759,434
  O&M Contract Costs                     245,500     1,473,000     1,524,555    1,577,914     1,633,141    1,690,301     1,749,462
  Consumables                            125,000       750,000       776,250      803,419       831,538      860,642       890,765
  Administrative Expenses                 83,333       500,000       517,500      535,613       554,359      573,762       593,843
  Insurance                               83,333       500,000       515,000      530,450       546,364      562,754       579,637
  Purchased Electricity                   68,609       411,652       424,002      436,722       449,823      463,318       477,218
  Letters of Credit Fee                   15,000        90,000        90,000       90,000        90,000       90,000        90,000
  Property Taxes                         400,000     2,620,510     2,483,407    2,339,772     2,189,399    2,032,074     1,867,581
  Depreciation & Amortization                  0             0             0            0             0            0             0
                                               -             -             -            -             -            -             -
     Total Fixed Expenses              1,441,378     8,906,635     8,930,609    8,952,783     8,973,101    8,991,505     9,007,939

  EBIT                                  (391,663)   21,160,158    21,618,747   38,948,014    40,603,977   51,359,856    51,898,877

  Annual Lease Payments                        0     6,934,650     9,798,750   18,213,550    19,609,150   26,705,450    27,590,200
                                               -     ---------     ---------   ----------    ----------   ----------    ----------
  Net Income                           ($391,663)  $14,225,508   $11,819,997  $20,734,464   $20,994,827  $24,654,406   $24,308,677
                                       =========   ===========   ===========  ===========   ===========  ===========   ===========

                                        Year Ended   Year Ended   Year Ended    Year Ended   Year Ended    Year Ended   Year Ended
                                         Dec-2003     Dec-2004     Dec-2005      Dec-2006     Dec-2007      Dec-2008     Dec-2009
                                         --------     --------     --------      --------     --------      --------     --------
Sales Revenue:
  Capacity - Contract Amount            $50,425,200  $50,420,600  $50,397,600   $50,784,000  $52,716,000   $52,752,800  $53,323,200
  Capacity - GNP Adjustment               3,610,994    3,610,664    3,609,017     3,636,688    3,775,040     3,777,675    3,818,522
  Capacity - Interest Rate Adjusment       (890,008)    (897,736)    (906,752)     (920,920)    (928,648)     (936,376)    (944,104)
  Capacity - Scheduled Adjustment                 0            0            0       275,000    1,850,000     3,050,000    4,250,000
  Capacity - Contingent Adjustment                0            0            0             0            0             0            0
  Energy Sales - Unit #1                 15,947,720   16,249,366   17,272,272    17,935,498   18,343,586    18,814,713   19,268,820
  Energy Sales - Unit #2                 11,028,730   11,649,928   12,577,028    13,358,688   13,572,197    13,797,423   14,013,817
  Energy - Variable O&M                   3,722,071    3,841,677    4,108,795     4,233,182    4,255,503     4,286,666    4,321,333
  Distilled Water Sales                      30,000       30,000       30,000        30,000       30,000        30,000       30,000
  Firm Transportation Capacity Release      240,186      243,406      215,526       241,268      274,759       304,464      332,215
  Interest Income                           782,830      795,782      806,540       823,334      852,674       882,368      924,144
                                            -------      -------      -------       -------      -------       -------      -------
     Total Revenues                      84,897,723   85,943,688   88,110,028    90,396,738   94,741,111    96,759,734   99,337,948

Cost of Sales:
  Fuel Cost - Unit #1                    13,608,860   14,102,578   15,098,073    15,646,920   16,281,692    16,963,559   17,676,584
  Fuel Cost - Unit #2                     8,706,472    9,280,775   10,115,976    10,708,581   10,912,119    11,166,265   11,445,052
  Water Usage                               440,230      440,335      445,798       451,280      440,110       429,628      419,832
  Water Discharge & Chemical Usage          411,954      420,399      434,231       448,467      446,214        44,395      443,039
  Distilled Water Operating Costs           245,851      254,456      263,362       272,579      282,120       291,994      302,214
                                            -------      -------      -------       -------      -------       -------      -------
     Total Cost of Sales                223,413,367   24,498,543   26,357,440    27,527,827   28,362,255    29,295,841   30,286,721

  Gross Profit                           61,484,356   61,445,145   61,752,587    62,868,910   66,378,856    67,463,893   69,051,227

Fixed Expenses:
  Firm Transportation                     2,800,825    2,842,837    2,885,480     2,928,762    2,972,694     3,017,284    3,062,543
  O&M Contract Costs                      1,810,693    1,874,067    1,939,660     2,007,548    2,077,812     2,150,535    2,225,804
  Consumables                               921,941      954,209      987,607     1,022,173    1,057,949     1,094,977    1,133,301
  Administrative Expenses                   614,628      636,140      658,405       681,449      705,299       729,985      755,534
  Insurance                                 597,026      614,937      633,385       652,387      671,958       692,117      712,880
  Purchased Electricity                     491,534      506,280      521,469       537,113      553,226       569,823      586,918
  Letters of Credit Fee                      90,000       90,000       90,000        90,000       90,000        90,000       90,000
  Property Taxes                          1,695,695    1,599,555    1,583,926     1,567,032    1,532,315     1,512,427    1,491,130
  Depreciation & Amortization                     0            0            0             0            0             0            0
                                                  -            -            -             -            -             -            -
     Total Fixed Expenses                 9,022,343    9,118,026    9,299,931     9,486,463    9,661,253     9,857,148   10,058,111

  EBIT                                   52,462,013   52,327,119   52,452,656    53,382,447   56,717,603    57,606,744   58,993,116

  Annual Lease Payments                  28,140,300   28,343,300   28,672,450    28,629,500   29,534,450    30,717,600   31,628,350
                                         ----------   ----------   ----------    ----------   ----------    ----------   ----------
  Net Income                            $24,321,713  $23,983,819  $23,780,206   $24,752,947  $27,183,153   $26,889,144  $27,364,766
                                        ===========  ===========  ===========   ===========  ===========   ===========  ===========



                                          Year Ended    Year Ended   Year Ended   Year Ended    Year Ended    Year Ended
                                           Dec-2010      Dec-2011     Dec-2012     Dec-2013      Dec-2014      Dec-2015
                                           --------      --------     --------     --------      --------      --------
Sales Revenue:
  Capacity - Contract Amount              $55,508,200   $57,794,400  $63,158,000  $64,574,800   $64,786,400   $60,848,800
  Capacity - GNP Adjustment                 3,974,992     4,138,709    4,522,801    4,624,259     4,639,412     4,357,437
  Capacity - Interest Rate Adjusment         (950,544)     (950,544)    (950,544)    (950,544)     (950,544)     (861,672)
  Capacity - Scheduled Adjustment           5,450,000     6,650,000    7,850,000    9,050,000    10,250,000    11,450,000
  Capacity - Contingent Adjustment                  0             0            0            0             0             0
  Energy Sales - Unit #1                   20,002,633    21,517,421   23,559,238   24,504,792    25,971,074    26,843,104
  Energy Sales - Unit #2                   14,399,188    14,617,709   14,881,431   15,154,694    15,714,435    15,876,396
  Energy - Variable O&M                     4,412,867     4,442,955    4,489,177    4,540,719     4,680,416     4,705,291
  Distilled Water Sales                        30,000        30,000       30,000       30,000        30,000        30,000
  Firm Transportation Capacity Release        352,351       384,341      410,331      436,021       451,619       493,653
  Interest Income                             973,889     1,063,079    1,155,141    1,201,907     1,228,018     1,204,820
                                              -------     ---------    ---------    ---------     ---------     ---------
     Total Revenues                       104,153,576   109,688,070  119,105,576  123,166,650   126,800,831   124,947,829

Cost of Sales:
  Fuel Cost - Unit #1                      18,495,575    19,138,672   20,454,130   21,415,036    22,525,484    23,103,617
  Fuel Cost - Unit #2                      11,864,581    12,061,244   12,377,243   12,686,758    13,243,122    13,467,875
  Water Usage                                 410,720       401,811      393,506      385,794       378,665       372,113
  Water Discharge & Chemical Usage            442,179       441,323      440,924      441,002       441,579       442,683
  Distilled Water Operating Costs             312,791       323,739      335,070      346,797       358,935       371,498
                                              -------       -------      -------      -------       -------       -------
     Total Cost of Sales                   31,525,846    32,366,788   34,000,873   35,275,387    36,947,786    37,757,785

  Gross Profit                             72,627,730    77,321,282   85,104,703   87,891,263    89,853,046    87,190,044

Fixed Expenses:
  Firm Transportation                       3,108,481     3,155,109    3,202,435    3,250,472     3,299,229     3,348,717
  O&M Contract Costs                        2,303,707     2,384,337    2,467,789    2,554,161     2,643,557     2,736,082
  Consumables                               1,172,967     1,214,021    1,256,512    1,300,490     1,346,007     1,393,117
  Administrative Expenses                     781,978       809,347      837,674      866,993       897,338       928,745
  Insurance                                   734,267       756,295      778,984      802,353       826,424       851,217
  Purchased Electricity                       604,525       622,661      641,341      660,581       680,398       700,810
  Letters of Credit Fee                        90,000        90,000       90,000       90,000        90,000        90,000
  Property Taxes                            1,468,376     1,444,116    1,418,298    1,390,870     1,361,777     1,330,965
  Depreciation & Amortization                       0             0            0            0             0             0
                                                    -             -            -            -             -             -
     Total Fixed Expenses                  10,264,302    10,475,886   10,693,033   10,915,920    11,144,730    11,379,652

  EBIT                                     62,363,428    66,845,397   74,411,671   76,975,343    78,708,316    75,810,392

  Annual Lease Payments                    33,989,000    35,664,950   41,937,300   43,866,450    45,574,050    45,401,250
                                           ----------    ----------   ----------   ----------    ----------    ----------
  Net Income                              $28,374,428   $31,180,447  $32,474,371  $33,108,893   $33,134,266   $30,409,142
                                          ===========   ===========  ===========  ===========   ===========   ===========


                                        Year Ended   Year Ended   Year Ended   Year Ended   Year Ended   Year Ended       Total
                                         Dec-2016     Dec-2017     Dec-2018     Dec-2019     Dec-2020     Dec-2021
                                         --------     --------     --------     --------     --------     --------
Contract Sales Revenue:
  Capacity - Contract Amount            $52,113,400  $52,982,800  $53,925,800  $54,896,400  $55,903,800  $47,334,000 $1,304,514,000
  Capacity - GNP Adjustment               3,731,887    3,794,146    3,861,675    3,931,181    4,003,321    3,389,630     93,417,420
  Capacity - Interest Rate Adjustment      (417,312)    (417,312)    (417,312)    (417,312)    (417,312)    (347,760)   (19,775,952)
  Capacity - Scheduled Adjustment        12,650,000   13,850,000   15,050,000   16,250,000   17,450,000   15,375,000    114,116,094
  Capacity - Contingent Adjustment                0            0            0            0            0            0              0
  Energy Sales - Unit #1                 27,812,826   28,857,807   29,966,410   31,582,358   32,731,962   28,042,023    526,598,069
  Energy Sales - Unit #2                 16,379,325   16,910,204   17,465,719   18,298,274   18,837,999   16,427,802    342,907,861
  Energy - Variable O&M                   4,766,657    4,833,587    4,903,449    5,046,573    5,105,456    4,353,193    104,541,961
  Distilled Water Sales                      30,000       30,000       30,000       30,000       30,000       25,000        750,000
  Firm Transportation Capacity Release      525,970      554,546      580,824      599,756      627,817      535,622      9,527,070
  Interest Income                           913,110      654,412      666,762      679,545      692,775      555,695     20,297,386
                                            -------      -------      -------      -------      -------      -------     ----------
     Total Revenues                     118,505,862  122,050,189  126,033,327  130,896,774  134,965,818  115,690,204  2,496,893,909

Cost of Sales:
  Fuel Cost - Unit #1                    24,088,518   25,151,799   26,271,823   27,553,673   28,784,756   24,745,587    460,489,906
  Fuel Cost - Unit #2                    13,778,331   14,206,260   14,759,158   15,554,296   16,103,082   14,055,371    281,242,133
  Water Usage                               365,435      359,119      353,155      347,535      342,251      282,833     10,034,329
  Water Discharge & Chemical Usage          443,494      444,600      446,011      447,737      449,787      379,163     10,559,413
  Distilled Water Operating Costs           384,500      397,958      411,886      426,302      441,223      380,555      7,747,194
                                            -------      -------      -------      -------      -------      -------      ---------
     Total Cost of Sales                 39,060,279   40,559,736   42,242,033   44,329,543   46,121,098   39,843,508    762,325,780

  Gross Profit                           79,445,584   81,490,453   83,791,293   86,567,231   88,844,720   75,846,696  1,734,568,129

Fixed Expenses:
  Firm Transportation                     3,398,948    3,449,932    3,501,681    3,554,207    3,607,520    3,051,360     76,815,945
  O&M Contract Costs                      2,831,844    2,930,959    3,033,543    3,139,717    3,249,607    2,802,786     57,058,082
  Consumables                             1,441,876    1,492,342    1,544,574    1,598,634    1,654,586    1,427,080     29,051,976
  Administrative Expenses                   961,251      994,894    1,029,716    1,065,756    1,103,057      951,387     19,367,984
  Insurance                                 876,753      903,056      930,147      958,052      986,793      846,998     18,143,566
  Purchased Electricity                     721,835      743,490      765,794      788,768      812,431      697,337     14,937,676
  Letters of Credit Fee                      90,000       90,000       90,000       90,000       90,000       75,000      2,250,000
  Property Taxes                          1,298,375    1,263,949    1,227,626    1,189,346    1,149,042    2,140,362     41,597,925
  Depreciation & Amortization                     0            0            0            0            0            0              0
                                                  -            -            -            -            -            -              -
     Total Fixed Expenses                11,620,882   11,868,622   12,123,081   12,384,478   12,653,036   11,992,309    259,223,154

EBIT                                     67,824,702   69,621,831   71,668,213   74,182,752   76,191,685   63,854,387  1,475,344,974

Annual Lease Payments                    42,140,350   15,077,276   15,077,276   15,077,276   15,077,276   15,077,276    678,477,431
                                         ----------   ----------   ----------   ----------   ----------   ----------    -----------
Net Income                              $25,684,352  $54,544,555  $56,590,936  $59,105,476  $61,114,408  $48,777,111   $796,867,543
                                        ===========  ===========  ===========  ===========  ===========  ===========   ============

                             Panda-Brandywine L.P.

                              230MW PEPCO Project

                              Cash Flow Statement

                          Year Ended  Year Ended   Year Ended   Year Ended   Year Ended   Year Ended   Year Ended    Year Ended
                           Dec-1996    Dec-1997     Dec-1998     Dec-1999     Dec-2000     Dec-2001     Dec-2002      Dec-2003
                           --------    --------     --------     --------     --------     --------     --------      --------
Net Income                ($391,663) $14,225,508  $11,819,997  $20,734,464  $20,994,827  $24,654,406   $24,308,677   $24,321,713
  + Depreciation &
       Amortization               0            0            0            0            0            0             0             0
  + Lease Payments                0    6,934,650    9,798,750   18,213,550   19,609,150   26,705,450    27,590,200    28,140,300
  + Contingency           8,750,274            0            0            0            0            0             0             0
                          ---------            -            -            -            -            -             -             -
    Cash Flow Available
       for Lease Payment  8,358,611   21,160,158   21,618,747   38,948,014   40,603,977   51,359,856    51,898,877    52,462,013

Lease Payments                    0   (6,934,650)  (9,798,750) (18,213,550) (19,609,150) (26,705,450)  (27,590,200)  (28,140,300)
Reserves:
  Net Overhaul Reserve     (250,000)  (1,196,000)  (1,668,610)  (2,245,573)  (1,466,232)  (3,215,936)   (1,542,214)     (981,563)
  Lease Reserve          (1,067,325)  (1,432,050)  (4,207,400)    (697,800)  (3,548,150)    (442,375)     (275,050)     (101,500)
                         ----------   ----------   ----------     --------   ----------     --------      --------      --------
    Total Reserves       (1,317,325)  (2,628,050)  (5,876,010)  (2,943,373)  (5,014,382)  (3,658,311)   (1,817,264)   (1,083,063)

Net Cash Flow            $7,041,286  $11,597,458   $5,943,987  $17,791,091  $15,980,446  $20,996,095   $22,491,413   $23,238,650
                         ==========  ===========   ==========  ===========  ===========  ===========   ===========   ===========


Lease Coverages                             3.05         2.21         2.14         2.07         1.92          1.88          1.86

                          Year Ended   Year Ended    Year Ended   Year Ended   Year Ended   Year Ended   Year Ended   Year Ended
                           Dec-2004     Dec-2005      Dec-2006     Dec-2007     Dec-2008     Dec-2009     Dec-2010     Dec-2011
                           --------     --------      --------     --------     --------     --------     --------     --------
Net Income               $23,983,819   $23,780,206  $24,752,947  $27,183,153  $26,889,144  $27,364,766  $28,374,428  $31,180,447
  + Depreciation &
      Amortization                 0             0            0            0            0            0            0            0
  + Lease Payments        28,343,300    28,672,450   28,629,500   29,534,450   30,717,600   31,628,350   33,989,000   35,664,950
  + Contingency                    0             0            0            0            0            0            0            0
                                   -             -            -            -            -            -            -            -
   Cash Flow Available
      for Lease Payment   52,327,119    52,452,656   53,382,447   56,717,603     57,606,744  58,993,116  62,363,428   66,845,397

Lease Payments           (28,343,300)  (28,672,450) (28,629,500) (29,534,450) (30,717,600) (31,628,350) (33,989,000) (35,664,950)
Reserves:
  Net Overhaul Reserve    (1,079,532)   (3,654,807)  (3,850,870)  (1,126,366)  (1,895,774)  (1,206,592)  (2,855,006)  (2,873,996)
  Lease Reserve             (164,575)       21,475     (452,475)    (591,575)    (455,375)  (1,180,325)    (837,975)  (3,136,175)
                            --------        ------     --------     --------     --------   ----------     --------   ----------
    Total Reserves        (1,244,107)   (3,633,332)  (4,303,345)  (1,717,941)  (2,351,149)  (2,386,917)  (3,692,981)  (6,010,171)

Net Cash Flow            $22,739,712   $20,146,875  $20,449,603  $25,465,211  $24,537,995  $24,977,849  $24,681,448  $25,170,276
                         ===========   ===========  ===========  ===========  ===========  ===========  ===========  ===========


Lease Coverages                 1.85          1.83         1.86         1.92         1.88         1.87         1.83         1.87


                          Year Ended   Year Ended   Year Ended   Year Ended   Year Ended   Year Ended   Year Ended    Year Ended
                           Dec-2012     Dec-2013     Dec-2014     Dec-2015     Dec-2016     Dec-2017     Dec-2018      Dec-2019
                           --------     --------     --------     --------     --------     --------     --------      --------
Net Income               $32,474,371  $33,108,893  $33,134,266  $30,409,142  $25,684,352  $54,544,555  $56,590,936   $59,105,476
  + Depreciation &
      Amortization                 0            0            0            0            0            0            0             0
  + Lease Payments        41,937,300   43,866,450   45,574,050   45,401,250   42,140,350   15,077,276   15,077,276    15,077,276
  + Contingency                    0            0            0            0            0            0            0             0
                                   -            -            -            -            -            -            -             -
   Cash Flow Available
      for Lease Payment   74,411,671   76,975,343   78,708,316   75,810,392   67,824,702   69,621,831   71,668,213    74,182,752

Lease Payments           (41,937,300) (43,866,450) (45,574,050) (45,401,250) (42,140,350) (15,077,276) (15,077,276)  (15,077,276)
Reserves:
  Net Overhaul Reserve    (1,421,537)  (1,384,592)  (5,878,464)  (1,483,210)  (5,432,032)  (1,588,851)  (1,747,433)   (4,850,260)
  Lease Reserve             (964,575)    (853,800)      86,400    1,630,450   13,531,537            0            0             0
                            --------     --------       ------    ---------   ----------            -            -             -
    Total Reserves        (2,386,112)  (2,238,392)  (5,792,064)     147,240    8,099,505   (1,588,851)  (1,747,433)   (4,850,260)

Net Cash Flow            $30,088,258  $30,870,501  $27,342,202  $30,556,382  $33,783,857  $52,955,704  $54,843,504   $54,255,216
                         ===========  ===========  ===========  ===========  ===========  ===========  ===========   ===========


Lease Coverages                 1.77         1.75         1.73         1.67         1.61         4.62         4.75          4.92



                               Year Ended     Year Ended          Total
                                Dec-2020       Dec-2021          Contract
                                --------       --------          --------
Net Income                     $61,114,408    $48,777,111      $796,867,543
 + Depreciation &
      Amortization                       0              0                 0
 + Lease Payments               15,077,276     15,077,276       678,477,431
 + Contingency                   6,000,000              0        14,750,274
                                 ---------              -        ----------
   Cash Flow Available
       for Lease Payment        82,191,685     63,854,387     1,490,095,248

Lease Payments                 (15,077,276)   (15,077,276)     (678,477,431)
Reserves:
  Net Overhaul Reserve          (1,871,893)    (4,054,055)      (60,821,397)
  Lease Reserve                          0      7,538,638         2,400,000
                                         -      ---------         ---------
    Total Reserves              (1,871,893)     3,484,583       (58,421,397)

Net Cash Flow                  $65,242,515    $52,261,694      $753,196,420
                               ===========    ===========      ============


Lease Coverages                       5.45           4.24

                             Panda-Brandywine L.P.

                              230MW PEPCO Project

                            Development Assumptions

   Lease Financing:                                                 * Estimated Project Costs
    Leased Amount                                     $215,000,000  * Cogen Construction Costs                         $118,258,816
    Lease Term (Years)                                          20  * Distilled Water Construction Costs                 $3,400,000
    Average Life                                              14.9  * Electrical Transmission Line & Fiber Optics        $4,411,007
    Implicit rate (Pre-tax)                                  10.20% * Effluent Water Pipeline                           $10,639,600
    Treasury Index Rate (Base)                                7.38% * Columbia Gas Pipeline Expansion                    $8,838,294
    Treasury Index Rate (Current)                             6.83% * PEPCO - Electrical Interconnect                    $2,200,000
                                                                    * PEPCO - RTU/AGC Communications                       $250,000
  Other Financing Assumptions:                                      * Sales Tax on 10% of Construction Costs               $434,000
  ---------------------------                                       * Water Wells on Site                                  $348,095
    Debt Service Reserve                                $2,400,000  * Building Permit                                      $200,668
    Letters of Credit (PEPCO, Fuel Supplier, etc.)      $6,000,000  * Builder's Risk Insurance                              579,645
    Annual Letter of Credit Fee                               1.50% * Other Construction Costs                              $25,000
    Interest Income Rate                                      4.00% * Land Purchase Costs (Including Title Insurance)    $4,180,669
    12 Year Treasury Bill Rate (Capacity Adjustment)          7.72% * Right-of Way Payments                                $714,171
    Annual GNP Deflator                                       3.50% * Outside Engineering Costs                          $2,896,553
    Actual Commercial Operations Date                       Nov-96  * Permitting & Regulatory Costs                      $1,670,176
    Months of Operation During 1996 (1st Calendar Year)          2  * Legal Costs                                        $2,399,413
    Months of Operation During 2021 (Last Calendar Year)        10  * Public Relations                                     $331,131
    Escalator Base Month                                    Jun-94  * Interest During Development/Construction          $19,218,038
    Annual CPI Deflator                                       3.00% * Other Financing Costs                              $9,256,926
                                                                    * Management & Administrative Costs                  $4,203,858
                                                                    * Natural Gas Reserves Development                   $3,165,981
  Tax Assumptions:                                                  * Furniture & Office Equipment                         $102,820
  ----------------                                                  * O&M Contractor                                     $1,006,200
    Federal Tax Rate                                          0.00% * Fuel Purchased During Construction                   $550,000
    State Tax Rate                                            0.00% * General Liability Insurance                           $88,838
    Property Tax Rate (1994)                                  3.32% * Spare Parts Inventory                              $1,750,000
    Annual Property Tax Rate Increase                         3.00% * Fuel Oil Inventory                                 $1,200,000
    Assessed Property Value (Real Property)                  50.00% * Initial Lease Reserve (Cash)                       $2,400,000
    Initial Assessed Value (Real Property)             $77,239,983  * Initial O&M Reserve (Cash)                         $1,000,000
    Annual Assessed Property Depreciation Rate                4.00% * Initial Warranty Reserve (Cash)                      $750,000
    Tax Depreciation Rate (Declining Value)                 150.00% * Contingency                                        $8,750,274
    Tax Depreciation Period                                     20  *                                                  ------------
    Amortization Period - Transaction Costs                102,820  *
                                                                    *    Total Project Costs                           $215,000,000
                                                                    *                                                  ============

                             Panda-Brandywine L.P.

                              230MW PEPCO Project

                             Operating Assumptions

                                                 Year Ended  Year Ended  Year Ended  Year Ended  Year Ended  Year Ended  Year Ended
                                                  Dec-1996    Dec-1997    Dec-1998    Dec-1999    Dec-2000    Dec-2001    Dec-2002
                                                  --------    --------    --------    --------    --------    --------    --------
Operating Assumptions:
  Capacity in Kilowatts                             230,000     230,000     230,000     230,000     230,000     230,000     230,000
  Weighted Average Energy Output - Unit #1          120,040     118,280     117,840     117,600     117,340     118,840     117,940
  Weighted Average Energy Output - Unit #2          120,040     118,280     117,840     117,600     117,340     118,840     117,940
  Firm Dispatch Energy Production                    99,000      99,000      99,000      99,000      99,000      99,000      99,000
  Hours Per Year Running Unit #1 (Full Load)            616       3,482       4,024       4,249       4,474       4,475       4,476
  Hours Per Year Running Unit #2 (Full Load)            420       2,154       2,782       3,244       3,705       3,425       3,145
  Contract Heat Rate (BTU/KWH)                        8,461       8,461       8,461       8,461       8,461       8,461       8,461
  Weighted Average Heat Rate - Unit #1 (BTU/KWH)      7,939       8,048       8,075       8,106       8,141       8,086       8,141
  Weighted Average Heat Rate - Unit #2 (BTU/KWH)      7,863       7,954       7,984       8,011       8,041       8,024       8,053
  Actual Annual Energy - Unit #1 (MWH)               73,914     411,899     474,198     499,689     524,984     531,806     527,889
  Actual Annual Energy - Unit #2 (MWH)               50,417     254,832     327,784     381,440     434,799     407,067     370,946
  Annual Fuel Usage - Unit #1 (DT's)                586,804   3,314,965   3,829,146   4,050,482   4,273,892   4,300,182   4,297,542
  Annual Fuel Usage - Unit #2 (DT's)                396,427   2,026,935   2,617,029   3,055,713   3,496,222   3,266,307   2,987,228

Electricity Revenues - Capacity:
  Capital Costs/KW Month
       (Unadjusted Contract Year)                    $13.74      $13.92      $14.12      $14.33      $16.97      $18.03      $18.27
  Capital Costs/KW Year                              $27.48     $165.24     $167.44     $169.86     $177.24     $205.76     $216.84
  Capital Costs Per KWH                            $0.04463    $0.04745    $0.04161    $0.03998    $0.03962    $0.04598    $0.04845
  GNP Deflator Adjustment/KW Year                     $1.97      $11.83      $11.99      $12.16      $12.69      $14.73      $15.53
  GNP Deflator Adjustment Per KWH                  $0.00320    $0.00340    $0.00298    $0.00286    $0.00284    $0.00329    $0.00347
  Interest Rate Adjustment/KW Year                   ($0.60)     ($3.63)     ($3.67)     ($3.74)     ($3.77)     ($3.80)     ($3.84)
  Interest Rate Adjustment Per KWH                ($0.00098)  ($0.00104)  ($0.00091)  ($0.00088)  ($0.00084)  ($0.00085)  ($0.00086)
  Scheduled Adjustment/KW Year                      ($28.84)    ($65.22)    ($69.57)      $0.00      ($4.35)      $8.70       $0.00
  Scheduled Adjustment Per KWH                    ($0.04684)  ($0.01873)  ($0.01729)   $0.00000   ($0.00097)   $0.00194    $0.00000
  Contingent Adjustment/KW Year                       $0.00       $0.00       $0.00       $0.00       $0.00       $0.00       $0.00
  Contingent Adjustment Per KWH                    $0.00000    $0.00000    $0.00000    $0.00000    $0.00000    $0.00000    $0.00000
     Total Capacity Rate/KW Year                      $0.00     $108.22     $106.19     $178.29     $181.82     $225.39     $228.53
     Total Capacity Rate/KW Month                     $0.00       $9.02       $8.85      $14.86      $15.15      $18.78      $19.04
     Total Capacity Rate Per KWH                   $0.00000    $0.03108    $0.02639    $0.04196    $0.04064    $0.05037    $0.05106

Electricity Revenues -  Energy          Escalation
                                        ----------
  Energy Rate Per KWH (Weighted Average)           $0.02530    $0.02441    $0.02493    $0.02551    $0.02626    $0.02784    $0.02902
  Variable O&M Rate Per KWH                3.50%   $0.00326    $0.00338    $0.00350    $0.00362    $0.00375    $0.00388    $0.00401
     Total Energy Rate Per KWH                     $0.02857    $0.02779    $0.02843    $0.02913    $0.03000    $0.03172    $0.03303

Total Electricity Revenues - Capacity & Energy      $0.0286     $0.0589     $0.0548     $0.0711     $0.0706     $0.0821     $0.0841

Distilled Water Revenues:
  Water Delivery (Days/Year)                             42         250         250         250         250         250         250
  Daily Distilled Water Sales Volume (Gal)           80,000      80,000      80,000      80,000      80,000      80,000      80,000
  Distilled Water Sales Price ($/000 Gal)             $1.50       $1.50       $1.50       $1.50       $1.50       $1.50       $1.50

Contract Fuel Rates (Energy Revenue):
      FGRR - Firm Gas Reserve Rate ($/DT)             $2.95       $3.06       $3.18       $3.31       $3.45       $3.58       $3.72
      FGMR - Firm Gas Market Rate ($/DT)              $2.75       $2.80       $2.85       $2.89       $2.94       $3.07       $3.20
      IGR - Interruptible Gas Rate ($/DT)             $2.53       $2.57       $2.62       $2.66       $2.75       $3.14       $3.28
      OR - Oil Rate ($/DT)                            $4.60       $4.57       $4.73       $5.00       $5.28       $5.51       $5.75


                                                 Year Ended  Year Ended Year Ended Year Ended  Year Ended  Year Ended  Year Ended
                                                  Dec-2003    Dec-2004   Dec-2005   Dec-2006    Dec-2007    Dec-2008    Dec-2009
                                                  --------    --------   --------   --------    --------    --------    --------
Operating Assumptions:
  Capacity in Kilowatts                            230,000     230,000    230,000    230,000     230,000     230,000     230,000
  Weighted Average Energy Output - Unit #1         117,690     117,450    120,000    118,120     117,760     117,530     117,270
  Weighted Average Energy Output - Unit #2         117,690     117,450    120,000    118,120     117,760     117,530     117,270
  Firm Dispatch Energy Production                   99,000      99,000     99,000     99,000      99,000      99,000      99,000
  Hours Per Year Running Unit #1 (Full Load)         4,432       4,388      4,450      4,513       4,450       4,393       4,342
  Hours Per Year Running Unit #2 (Full Load)         3,184       3,222      3,247      3,271       3,133       3,002       2,877
  Contract Heat Rate (BTU/KWH)                       8,461       8,461      8,461      8,461       8,461       8,461       8,461
  Weighted Average Heat Rate-Unit #1 (BTU/KWH)       8,174       8,209      8,166      8,051       8,085       8,119       8,153
  Weighted Average Heat Rate-Unit #2 (BTU/KWH)       8,077       8,103      8,131      8,029       7,997       7,997       8,021
  Actual Annual Energy - Unit #1 (MWH)             521,585     515,348    534,022    533,024     524,003     516,285     509,174
  Actual Annual Energy - Unit #2 (MWH)             374,689     378,444    389,591    386,371     368,985     352,824     337,335
  Annual Fuel Usage - Unit #1 (DT's)             4,263,440   4,230,492  4,360,825  4,291,374   4,236,562   4,191,718   4,151,297
  Annual Fuel Usage - Unit #2 (DT's)             3,026,360   3,066,535  3,167,763  3,102,174   2,950,776   2,821,532   2,705,767

Electricity Revenues - Capacity:
  Cap. Costs/KW Month -
    Unadjusted Contract Year                        $18.27      $18.26     $18.26     $19.10      $19.10      $19.18      $20.02
  Capital Costs/KW Year                            $219.24     $219.22    $219.12    $220.80     $229.20     $229.36     $231.84
  Capital Costs Per KWH                           $0.04947    $0.04996   $0.04924   $0.04893    $0.05151    $0.05221    $0.05340
  GNP Deflator Adjustment/KW Year                   $15.70      $15.70     $15.69     $15.81      $16.41      $16.42      $16.60
  GNP Deflator Adjustment Per KWH                 $0.00354    $0.00358   $0.00353   $0.00350    $0.00369    $0.00374    $0.00382
  Interest Rate Adjustment/KW Year                  ($3.87)     ($3.90)    ($3.94)    ($4.00)     ($4.04)     ($4.07)     ($4.10)
  Interest Rate Adjustment Per KWH               ($0.00087)  ($0.00089) ($0.00089) ($0.00089)  ($0.00091)  ($0.00093)  ($0.00095)
  Scheduled Adjustment/KW Year                       $0.00       $0.00      $0.00      $1.20       $8.04      $13.26       18.48
  Scheduled Adjustment Per KWH                    $0.00000    $0.00000   $0.00000   $0.00026    $0.00181    $0.00302    $0.00426
  Contingent Adjustment/KW Year                      $0.00       $0.00      $0.00      $0.00       $0.00       $0.00       $0.00
  Contingent Adjustment Per KWH                   $0.00000    $0.00000   $0.00000   $0.00000    $0.00000    $0.00000    $0.00000
     Total Capacity Rate/KW Year                   $231.07     $231.02    $230.87    $233.80     $249.62     $254.97     $262.82
     Total Capacity Rate/KW Month                   $19.26      $19.25     $19.24     $19.48      $20.80      $21.25      $21.90
     Total Capacity Rate Per KWH                  $0.05214    $0.05265   $0.05188   $0.05181    $0.05610    $0.05804    $0.06053

Electricity Revenues - Energy:          Escalation
                                        ----------
  Energy Rate Per KWH (Weighted Average)          $0.03010    $0.03121   $0.03232   $0.03404    $0.03574    $0.03752    $0.03932
  Variable O&M Rate Per KWH               3.50%   $0.00415    $0.00430   $0.00445   $0.00460    $0.00477    $0.00493    $0.00510
     Total Energy Rate Per KWH                    $0.03425    $0.03551   $0.03677   $0.03864    $0.04051    $0.04246    $0.04442

Total Electricity Revenues-Capacity & Energy       $0.0864     $0.0882    $0.0886    $0.0905     $0.0966     $0.1005     $0.1050

Distilled Water Revenues:
  Water Delivery (Days/Year)                           250         250        250        250         250         250         250
  Daily Distilled Water Sales Volume (Gal)          80,000      80,000     80,000     80,000      80,000      80,000      80,000
  Distilled Water Sales Price ($/000 Gal)            $1.50       $1.50      $1.50      $1.50       $1.50       $1.50       $1.50

Contract Fuel Rates (Energy Revenue):
  FGRR - Firm Gas Reserve Rate ($/DT)                $3.80       $3.88      $3.95      $4.03       $4.11       $4.20       $4.28
  FGMR - Firm Gas Market Rate ($/DT)                 $3.35       $3.49      $3.65      $3.91       $4.18       $4.46       $4.76
  IGR - Interruptible Gas Rate ($/DT)                $3.43       $3.58      $3.75      $4.01       $4.29       $4.59       $4.90
  OR - Oil Rate ($/DT)                               $6.00       $6.26      $6.53      $6.81       $7.10       $7.41       $7.72



                                                  Year Ended  Year Ended  Year Ended
                                                   Dec-2010    Dec-2011    Dec-2012
                                                   --------    --------    --------
Operating Assumptions:
  Capacity in Kilowatts                             230,000     230,000     230,000
  Weighted Average Energy Output - Unit #1          118,400     117,860     117,620
  Weighted Average Energy Output - Unit #2          118,400     117,860     117,620
  Firm Dispatch Energy Production                    99,000      99,000      99,000
  Hours Per Year Running Unit #1 (Full Load)          4,297       4,224       4,157
  Hours Per Year Running Unit #2 (Full Load)          2,757       2,669       2,586
  Contract Heat Rate (BTU/KWH)                        8,461       8,461       8,461
  Weighted Average Heat Rate-Unit #1 (BTU/KWH)        8,118       8,151       8,183
  Weighted Average Heat Rate-Unit #2 (BTU/KWH)        8,045       8,020       8,049
  Actual Annual Energy - Unit #1 (MWH)              508,800     497,854     488,986
  Actual Annual Energy - Unit #2 (MWH)              326,408     314,613     304,172
  Annual Fuel Usage - Unit #1 (DT's)              4,130,438   4,058,005   4,001,373
  Annual Fuel Usage - Unit #2 (DT's)              2,625,953   2,523,193   2,448,281

Electricity Revenues - Capacity:
  Cap. Costs/KW Month -
    Unadjusted Contract Year                         $20.57      $22.79      $23.35
  Capital Costs/KW Year                             $241.34     $251.28     $274.60
  Capital Costs Per KWH                            $0.05616    $0.05949    $0.06605
  GNP Deflator Adjustment/KW Year                    $17.28      $17.99      $19.66
  GNP Deflator Adjustment Per KWH                  $0.00402    $0.00426    $0.00473
  Interest Rate Adjustment/KW Year                   ($4.13)     ($4.13)     ($4.13)
  Interest Rate Adjustment Per KWH                ($0.00096)  ($0.00098)  ($0.00099)
  Scheduled Adjustment/KW Year                       $23.70      $28.91      $34.13
  Scheduled Adjustment Per KWH                     $0.00551    $0.00684    $0.00821
  Contingent Adjustment/KW Year                       $0.00       $0.00       $0.00
  Contingent Adjustment Per KWH                    $0.00000    $0.00000    $0.00000
     Total Capacity Rate/KW Year                    $278.19     $294.05     $324.26
     Total Capacity Rate/KW Month                    $23.18      $24.50      $27.02
     Total Capacity Rate Per KWH                   $0.06473    $0.06961    $0.07800

Electricity Revenues - Energy: Escalation
  Energy Rate Per KWH (Weighted Average)           $0.04119    $0.04448    $0.04847
  Variable O&M Rate Per KWH  3.50%                 $0.00528    $0.00547    $0.00566
     Total Energy Rate Per KWH                     $0.04647    $0.04994    $0.05413

Total Electricity Revenues-Capacity &  Energy       $0.1112     $0.1196     $0.1321

Distilled Water Revenues:
  Water Delivery (Days/Year)                            250         250         250
  Daily Distilled Water Sales Volume (Gal)           80,000      80,000      80,000
  Distilled Water Sales Price ($/000 Gal)             $1.50       $1.50       $1.50

Contract Fuel Rates (Energy Revenue):
  FGRR - Firm Gas Reserve Rate ($/DT)                 $4.36       $4.45       $4.54
  FGMR - Firm Gas Market Rate ($/DT)                  $5.08       $5.37       $5.68
  IGR - Interruptible Gas Rate ($/DT)                 $5.23       $5.54       $5.86
  OR - Oil Rate ($/DT)                                $8.05       $8.40       $8.76


                                         Year Ended  Year Ended  Year Ended  Year Ended  Year Ended  Year Ended    Year Ended
                                          Dec-2013    Dec-2014    Dec-2015    Dec-2016    Dec-2017    Dec-2018      Dec-2019
                                          --------    --------    --------    --------    --------    --------      --------
Operating Assumptions:
  Capacity in Kilowatts                    230,000     230,000     230,000     230,000     230,000     230,000       230,000
  Weighted Average Energy Output- Unit #1  117,380     119,240     118,000     117,750     117,540     117,300       118,680
  Weighted Average Energy Output- Unit #2  117,380     119,240     118,000     117,750     117,540     117,300       118,680
  Firm Dispatch Energy Production           99,000      99,000      99,000      99,000      99,000      99,000        99,000
  Hours Per Year Running Unit #1
    (Full Load)                              4,097       4,043       3,996       3,925       3,858       3,796         3,739
  Hours Per Year Running Unit #2
    (Full Load)                              2,507       2,431       2,359       2,308       2,259       2,212         2,166
  Contract Heat Rate (BTU/KWH)               8,461       8,461       8,461       8,461       8,461       8,461         8,461
  Weighted Average Heat Rate - Unit #1
    (BTU/KWH)                                8,216       8,134       8,053       8,085       8,118       8,148         8,091
  Weighted Average Heat Rate - Unit #2
    (BTU/KWH)                                8,067       8,087       8,108       8,008       7,968       7,986         8,006
  Actual Annual Energy - Unit #1 (MWH)     480,905     482,099     471,493     462,141     453,510     445,312       443,705
  Actual Annual Energy - Unit #2 (MWH)     294,230     289,865     278,329     271,774     265,543     259,467       257,116
  Annual Fuel Usage - Unit #1 (DT's)     3,951,114   3,921,394   3,796,937   3,736,407   3,681,592   3,628,399     3,590,019
  Annual Fuel Usage - Unit #2 (DT's)     2,373,555   2,344,135   2,256,692   2,176,367   2,115,847   2,072,103     2,058,470

Electricity Revenues - Capacity:
  Capital Costs/KW Month
    (Unadjusted Contract Year)              $23.63      $22.69      $18.83      $19.14      $19.48      $19.83        $20.19
  Capital Costs/KW Year                    $280.76     $281.68     $264.56     $226.58     $230.36     $234.46       $238.68
  Capital Costs Per KWH                   $0.06853    $0.06967    $0.06621    $0.05773    $0.05970    $0.06176      $0.06384
  GNP Deflator Adjustment/KW Year           $20.11      $20.17      $18.95      $16.23      $16.50      $16.79        $17.09
  GNP Deflator Adjustment Per KWH         $0.00491    $0.00499    $0.00474    $0.00413    $0.00428    $0.00442      $0.00457
  Interest Rate Adjustment/KW Year          ($4.13)     ($4.13)     ($3.75)     ($1.81)     ($1.81)     ($1.81)       ($1.81)
  Interest Rate Adjustment Per KWH       ($0.00101)  ($0.00102)  ($0.00094)  ($0.00046)  ($0.00047)  ($0.00048)    ($0.00049)
  Scheduled Adjustment/KW Year              $39.35      $44.57      $49.78      $55.00      $60.22      $65.43        $70.65
  Scheduled Adjustment Per KWH            $0.00960    $0.01102    $0.01246    $0.01401    $0.01561    $0.01724      $0.01890
  Contingent Adjustment/KW Year              $0.00       $0.00       $0.00       $0.00       $0.00       $0.00         $0.00
  Contingent Adjustment Per KWH           $0.00000    $0.00000    $0.00000    $0.00000    $0.00000    $0.00000      $0.00000
     Total Capacity Rate/KW Year           $336.08     $342.28     $329.54     $295.99     $305.26     $314.87       $324.61
     Total Capacity Rate/KW Month           $28.01      $28.52      $27.46      $24.67      $25.44      $26.24        $27.05
     Total Capacity Rate Per KWH          $0.08203    $0.08466    $0.08247    $0.07542    $0.07912    $0.08294      $0.08682

Electricity Revenues -  Energy:
  Energy Rate Per KWH (Weighted Average)  $0.05116    $0.05400    $0.05697    $0.06021    $0.06365    $0.06730      $0.07117
  Variable O&M Rate Per KWH               $0.00586    $0.00606    $0.00628    $0.00649    $0.00672    $0.00696      $0.00720
     Total Energy Rate Per KWH            $0.05702    $0.06006    $0.06325    $0.06671    $0.07037    $0.07426      $0.07838

Total Electricity Revenues -
    Capacity & Energy                      $0.1391     $0.1447     $0.1457     $0.1421     $0.1495     $0.1572       $0.1652

Distilled Water Revenues:
  Water Delivery (Days/Year)                   250         250         250         250         250         250           250
  Daily Distilled Water Sales Volume (Gal)  80,000      80,000      80,000      80,000      80,000      80,000        80,000
  Distilled Water Sales Price ($/000 Gal)    $1.50       $1.50       $1.50       $1.50       $1.50       $1.50         $1.50

Contract Fuel Rates (Energy Revenue):
  FGRR - Firm Gas Reserve Rate ($/DT)        $4.63       $4.73       $4.82       $4.91       $5.00       $5.09         $5.18
  FGMR - Firm Gas Market Rate ($/DT)         $6.01       $6.35       $6.71       $7.09       $7.49       $7.92         $8.38
  IGR - Interruptible Gas Rate ($/DT)        $6.20       $6.56       $6.93       $7.33       $7.75       $8.19         $8.67
  OR - Oil Rate ($/DT)                       $9.14       $9.53       $9.94      $10.37      $10.81      $11.28        $11.77



                                                  Year Ended     Year Ended
                                                   Dec-2020       Dec-2021
                                                   --------       --------
Operating Assumptions:
  Capacity in Kilowatts                             230,000        230,000
  Weighted Average Energy Output- Unit #1           117,950        117,740
  Weighted Average Energy Output- Unit #2           117,950        117,740
  Firm Dispatch Energy Production                    99,000         99,000
  Hours Per Year Running Unit #1
    (Full Load)                                       3,685          3,008
  Hours Per Year Running Unit #2
    (Full Load)                                       2,123          1,785
  Contract Heat Rate (BTU/KWH)                        8,461          8,461
  Weighted Average Heat Rate - Unit #1
    (BTU/KWH)                                         8,139          8,167
  Weighted Average Heat Rate - Unit #2
    (BTU/KWH)                                         8,026          8,002
  Actual Annual Energy - Unit #1 (MWH)              434,671        354,213
  Actual Annual Energy - Unit #2 (MWH)              250,352        210,123
  Annual Fuel Usage - Unit #1 (DT's)              3,537,787      2,892,855
  Annual Fuel Usage - Unit #2 (DT's)              2,009,322      1,681,408

Electricity Revenues - Capacity:
  Capital Costs/KW Month
    (Unadjusted Contract Year)                       $20.58          $0.00
  Capital Costs/KW Year                             $243.06        $205.80
  Capital Costs Per KWH                            $0.06596       $0.06841
  GNP Deflator Adjustment/KW Year                    $17.41         $14.74
  GNP Deflator Adjustment Per KWH                  $0.00472       $0.00490
  Interest Rate Adjustment/KW Year                   ($1.81)        ($1.51)
  Interest Rate Adjustment Per KWH                ($0.00049)     ($0.00050)
  Scheduled Adjustment/KW Year                       $75.87         $66.85
  Scheduled Adjustment Per KWH                     $0.02059       $0.02222
  Contingent Adjustment/KW Year                       $0.00          $0.00
  Contingent Adjustment Per KWH                    $0.00000       $0.00000
     Total Capacity Rate/KW Year                    $334.52        $285.87
     Total Capacity Rate/KW Month                    $27.88         $23.82
     Total Capacity Rate Per KWH                   $0.09077       $0.09502

Electricity Revenues -  Energy:
  Energy Rate Per KWH (Weighted Average)           $0.07528       $0.07880
  Variable O&M Rate Per KWH                        $0.00745       $0.00771
     Total Energy Rate Per KWH                     $0.08274       $0.08651

Total Electricity Revenues -
    Capacity & Energy                               $0.1735        $0.1815

Distilled Water Revenues:
  Water Delivery (Days/Year)                            250            208
  Daily Distilled Water Sales Volume (Gal)           80,000         80,000
  Distilled Water Sales Price ($/000 Gal)             $1.50          $1.50

Contract Fuel Rates (Energy Revenue):
  FGRR - Firm Gas Reserve Rate ($/DT)                 $5.27          $5.37
  FGMR - Firm Gas Market Rate ($/DT)                  $8.86          $9.37
  IGR - Interruptible Gas Rate ($/DT)                 $9.17          $9.70
  OR - Oil Rate ($/DT)                               $12.27         $12.80

                             Panda-Brandywine L.P.

                              230MW PEPCO Project

                             Operating Assumptions

                                   Year Ended   Year Ended    Year Ended   Year Ended    Year Ended   Year Ended   Year Ended
                                    Dec-1996     Dec-1997      Dec-1998     Dec-1999      Dec-2000     Dec-2001     Dec-2002
                                    --------     --------      --------     --------      --------     --------     --------
Unit #1 - Fuel Cost:
  FGRR (Reserves) %                        78%          75%           65%          62%           59%          58%          59%
  FGMR (Market) %                          22%          25%           35%          38%           41%          42%          41%
  Blended Unit #1 Rate  ($/DT)          $2.84        $2.92         $2.97        $3.04         $3.14        $3.37        $3.51
  Blended Unit #1 Rate ($/KWH)       $0.02256     $0.02353      $0.02397     $0.02463      $0.02553     $0.02723     $0.02855

Unit #2 - Fuel Cost:
  IGR (Spot Gas) %                         80%          95%           94%          94%           93%          93%          93%
  OR (Fuel Oil) %                          20%           5%            6%           6%            7%           7%           7%
  Blended Unit #2 Rate  ($/DT)          $3.11        $2.89         $2.96        $3.02         $3.10        $3.23        $3.37
  Blended Unit #2 Rate ($/KWH)       $0.02444     $0.02296      $0.02363     $0.02421      $0.02489     $0.02592     $0.02715

Water Usage:
  Gallons Per Hour - Cooling
    Towers & Distilled Water           55,000       55,000        55,000       55,000        55,000       55,000       55,000
  Gallons Per Hour -
    Boiler Makeup                       1,500        1,500         1,500        1,500         1,500        1,500        1,500
  Charles County Waste
    Water Rate            0.00%         $2.00        $2.00         $2.00        $2.00         $2.00        $2.00        $2.00
  WSSC Water Usage Rate
    ($/000 Gallons)       2.00%         $3.26        $3.32         $3.39        $3.46         $3.53        $3.60        $3.67

Water Discharge & Chemical Usage:
  Gallons Per Hour - Cooling
    Towers & Distilled Water           16,000       16,000        16,000       16,000        16,000       16,000       16,000
  Gallons Per Hour - Boiler Makeup        120          120           120          120           120          120          120
  WSSC Water Discharge Rate
    ($/000 Gallons)  2.00%              $5.12        $5.22         $5.32        $5.43         $5.54        $5.65        $5.76
  Chemical Usage Rate
    ($/000 Gallons)       3.00%         $0.68        $0.70         $0.72        $0.74         $0.76        $0.79        $0.81

Distilled Water Costs:
  Annual Operating Costs  3.50%       $33,333     $200,000      $207,000     $214,245      $221,744     $229,505     $237,537

Fixed Operating Expenses:
  Firm Transportation                $420,603   $2,561,473    $2,599,895   $2,638,893    $2,678,477   $2,718,654   $2,759,434
  O&M Contract Costs      3.50%      $245,500   $1,473,000    $1,524,555   $1,577,914    $1,633,141   $1,690,301   $1,749,462
  Consumables             3.50%      $125,000     $750,000      $776,250     $803,419      $831,538     $860,642     $890,765
  Administrative Expenses 3.50%       $83,333     $500,000      $517,500     $535,613      $554,359     $573,762     $593,843
  Insurance               3.00%       $83,333     $500,000      $515,000     $530,450      $546,364     $562,754     $579,637
  Purchased Electricity   3.00%       $68,609     $411,652      $424,002     $436,722      $449,823     $463,318     $477,218
  Property Taxes          3.00%      $400,000   $2,620,510    $2,483,407   $2,339,772    $2,189,399   $2,032,074   $1,867,581

Turbine Overhaul Reserve:
  Overhaul Reserve -
    Beginning of Year
    ($5,000,000 Required Balance)  $1,000,000   $1,250,000    $1,750,000   $2,750,000    $4,250,000   $5,000,000   $5,175,000
  Additions to Reserve
    ($0 Per Turbine Hour)            $250,000   $1,196,000    $1,668,610   $2,245,573    $1,466,232   $3,215,936   $1,542,214
  Turbine Overhauls
    (100.00% of Contract Amount)           $0    ($696,000)    ($668,610)   ($745,573)    ($716,232) ($3,040,936) ($1,361,089)
  Reserve Disbursement                     $0           $0            $0           $0            $0           $0           $0
  Overhaul Reserve - End of Year   $1,250,000   $1,750,000    $2,750,000   $4,250,000    $5,000,000   $5,175,000   $5,356,125

Lease Reserve:
  Lease Reserve - Beginning
    of Year                        $2,400,000   $3,467,325    $4,899,375   $9,106,775    $9,804,575  $13,352,725  $13,795,100
  Additions to Reserve             $1,067,325   $1,432,050    $4,207,400     $697,800    $3,548,150     $442,375     $275,050
  Reserve Disbursement                     $0           $0            $0           $0            $0           $0           $0
  Lease Reserve - End of Year      $3,467,325   $4,899,375    $9,106,775   $9,804,575   $13,352,725  $13,795,100  $14,070,150



                                   Year Ended   Year Ended   Year Ended   Year Ended   Year Ended   Year Ended   Year Ended
                                    Dec-2003     Dec-2004     Dec-2005     Dec-2006     Dec-2007     Dec-2008     Dec-2009
                                    --------     --------     --------     --------     --------     --------     --------
Unit #1 - Fuel Cost:
  FGRR (Reserves) %                       59%          60%          58%          58%          59%          60%          61%
  FGMR (Market) %                         41%          40%          42%          42%          41%          40%          39%
  Blended Unit #1 Rate  ($/DT)         $3.62        $3.73        $3.83        $3.98        $4.14        $4.31        $4.48
  Blended Unit #1 Rate ($/KWH)      $0.02956     $0.03060     $0.03124     $0.03206     $0.03349     $0.03501     $0.03650

Unit #2 - Fuel Cost:
  IGR (Spot Gas) %                        93%          93%          93%          92%          92%          92%          93%
  OR (Fuel Oil) %                          7%           7%           7%           8%           8%           8%           7%
  Blended Unit #2 Rate  ($/DT)         $3.52        $3.68        $3.86        $4.13        $4.40        $4.69        $4.98
  Blended Unit #2 Rate ($/KWH)      $0.02846     $0.02983     $0.03138     $0.03318     $0.03520     $0.03747     $0.03997

Water Usage:
  Gallons / Hour - Cooling
    Towers & Dst. Water               55,000       55,000       55,000       55,000       55,000       55,000       55,000
  Gallons Per Hour - Boiler Makeup     1,500        1,500        1,500        1,500        1,500        1,500        1,500
  Charles Cty Waste Water Rate
    ($/000 Gallons)                    $2.00        $2.00        $2.00        $2.00        $2.00        $2.00        $2.00
  WSSC Water Usage Rate
    ($/000 Gallons)                    $3.74        $3.82        $3.89        $3.97        $4.05        $4.13        $4.21

Water Discharge & Chemical Usage:
  Gallons / Hour-Cooling Towers
    & Dst. Water                      16,000       16,000       16,000       16,000       16,000       16,000       16,000
  Gallons Per Hour - Boiler Makeup       120          120          120          120          120          120          120
  WSSC Water Discharge Rate
    ($/000 Gallons)                    $5.88        $5.99        $6.11        $6.24        $6.36        $6.49        $6.62
  Chemical Usage Rate
    ($/000 Gallons)                    $0.84        $0.86        $0.89        $0.91        $0.94        $0.97        $1.00

Distilled Water Costs:
  Annual Operating Costs            $245,851     $254,456     $263,362     $272,579     $282,120     $291,994     $302,214

Fixed Operating Expenses:
  Firm Transportation             $2,800,825   $2,842,837   $2,885,480   $2,928,762   $2,972,694   $3,017,284   $3,062,543
  O&M Contract Costs              $1,810,693   $1,874,067   $1,939,660   $2,007,548   $2,077,812   $2,150,535   $2,225,804
  Consumables                       $921,941     $954,209     $987,607   $1,022,173   $1,057,949   $1,094,977   $1,133,301
  Administrative Expenses           $614,628     $636,140     $658,405     $681,449     $705,299     $729,985     $755,534
  Insurance                         $597,026     $614,937     $633,385     $652,387     $671,958     $692,117     $712,880
  Purchased Electricity             $491,534     $506,280     $521,469     $537,113     $553,226     $569,823     $586,918
  Property Taxes                  $1,695,695   $1,599,555   $1,583,926   $1,567,032   $1,532,315   $1,512,427   $1,491,130

Turbine Overhaul Reserve:
  Overhaul Reserve -
    Beginning of Year             $5,356,125   $5,543,589   $5,737,615   $5,938,432   $6,146,277   $6,361,396   $6,584,045
  Additions to Reserve              $981,563   $1,079,532   $3,654,807   $3,850,870   $1,126,366   $1,895,774   $1,206,592
  Turbine Overhauls                ($794,099)   ($885,506) ($3,453,990) ($3,643,025)   ($911,247) ($1,673,125)   ($976,150)
  Reserve Disbursement                    $0           $0           $0           $0           $0           $0           $0
  Overhaul Reserve -
    End of Year                   $5,543,589   $5,737,615   $5,938,432   $6,146,277   $6,361,396   $6,584,045   $6,814,487

Lease Reserve:
  Lease Reserve - Beginning
    of Year                      $14,070,150  $14,171,650  $14,336,225  $14,314,750  $14,767,225  $15,358,800  $15,814,175
  Additions to Reserve              $101,500     $164,575           $0     $452,475     $591,575     $455,375   $1,180,325
  Reserve Disbursement                    $0           $0     ($21,475)          $0           $0           $0           $0
  Lease Reserve - End of Year    $14,171,650  $14,336,225  $14,314,750  $14,767,225  $15,358,800  $15,814,175  $16,994,500


                                         Year Ended    Year Ended    Year Ended
                                          Dec-2010      Dec-2011      Dec-2012
                                          --------      --------      --------
Unit #1 - Fuel Cost:
  FGRR (Reserves) %                             61%            26%            0%
  FGMR (Market) %                               39%            74%          100%
  Blended Unit #1 Rate  ($/DT)               $4.65          $5.16         $5.72
  Blended Unit #1 Rate ($/KWH)            $0.03776       $0.04203      $0.04679

Unit #2 - Fuel Cost:
  IGR (Spot Gas) %                              93%            93%           93%
  OR (Fuel Oil) %                                7%             7%            7%
  Blended Unit #2 Rate  ($/DT)               $5.30          $5.59         $5.90
  Blended Unit #2 Rate ($/KWH)            $0.04262       $0.04483      $0.04746

Water Usage:
  Gallons / Hour - Cooling
    Towers & Dst. Water                     55,000         55,000        55,000
  Gallons Per Hour - Boiler Makeup           1,500          1,500         1,500
  Charles Cty Waste Water Rate
    ($/000 Gallons)                          $2.00          $2.00         $2.00
  WSSC Water Usage Rate
    ($/000 Gallons)                          $4.30          $4.38         $4.47

Water Discharge & Chemical Usage:
  Gallons / Hour-Cooling Towers
    & Dst. Water                            16,000         16,000        16,000
  Gallons Per Hour - Boiler Makeup             120            120           120
  WSSC Water Discharge Rate
    ($/000 Gallons)                          $6.75          $6.88         $7.02
  Chemical Usage Rate
    ($/000 Gallons)                          $1.03          $1.06         $1.09

Distilled Water Costs:
  Annual Operating Costs                  $312,791       $323,739      $335,070

Fixed Operating Expenses:
  Firm Transportation                   $3,108,481     $3,155,109    $3,202,435
  O&M Contract Costs                    $2,303,707     $2,384,337    $2,467,789
  Consumables                           $1,172,967     $1,214,021    $1,256,512
  Administrative Expenses                 $781,978       $809,347      $837,674
  Insurance                               $734,267       $756,295      $778,984
  Purchased Electricity                   $604,525       $622,661      $641,341
  Property Taxes                        $1,468,376     $1,444,116    $1,418,298

Turbine Overhaul Reserve:
  Overhaul Reserve -
    Beginning of Year                   $6,814,487     $7,052,994    $7,299,849
  Additions to Reserve                  $2,855,006     $2,873,996    $1,421,537
  Turbine Overhauls                    ($2,616,498)   ($2,627,141)  ($1,166,043)
  Reserve Disbursement                          $0             $0            $0
  Overhaul Reserve -
    End of Year                         $7,052,994     $7,299,849    $7,555,343

Lease Reserve:
  Lease Reserve - Beginning
    of Year                            $16,994,500    $17,832,475   $20,968,650
  Additions to Reserve                    $837,975     $3,136,175      $964,575
  Reserve Disbursement                          $0             $0            $0
  Lease Reserve - End of Year          $17,832,475    $20,968,650   $21,933,225



                                     Year Ended   Year Ended   Year Ended   Year Ended   Year Ended    Year Ended    Year Ended
                                      Dec-2013     Dec-2014     Dec-2015     Dec-2016     Dec-2017      Dec-2018      Dec-2019
                                      --------     --------     --------     --------     --------      --------      --------
Unit #1 - Fuel Cost:
  FGRR (Reserves) %                          0%           0%           0%           0%           0%            0%            0%
  FGMR (Market) %                          100%         100%         100%         100%         100%          100%          100%
  Blended Unit #1 Rate  ($/DT)           $6.05        $6.39        $6.76        $7.15        $7.56         $7.99         $8.45
  Blended Unit #1 Rate ($/KWH)        $0.04969     $0.05202     $0.05443     $0.05777     $0.06133      $0.06511      $0.06839

Unit #2 - Fuel Cost:
  IGR (Spot Gas) %                          93%          94%          94%          94%          93%           93%           93%
  OR (Fuel Oil) %                            7%           6%           6%           6%           7%            7%            7%
  Blended Unit #2 Rate  ($/DT)           $6.22        $6.56        $6.91        $7.30        $7.71         $8.15         $8.61
  Blended Unit #2 Rate ($/KWH)        $0.05017     $0.05303     $0.05605     $0.05848     $0.06146      $0.06510      $0.06897

Water Usage:
  Gallons Per Hour - Cooling Towers
    & Distilled Water                   55,000       55,000       55,000       55,000       55,000        55,000        55,000
  Gallons Per Hour - Boiler Makeup       1,500        1,500        1,500        1,500        1,500         1,500         1,500
  Charles County Waste Water Rate
    ($/000 Gallons)                      $2.00        $2.00        $2.00        $2.00        $2.00         $2.00         $2.00
  WSSC Water Usage Rate
    ($/000 Gallons)                      $4.56        $4.65        $4.75        $4.84        $4.94         $5.04         $5.14

Water Discharge & Chemical Usage:
  Gallons Per Hour - Cooling Towers
    & Distilled Water                   16,000       16,000       16,000       16,000       16,000        16,000        16,000
  Gallons Per Hour - Boiler Makeup         120          120          120          120          120           120           120
  WSSC Water Discharge Rate
    ($/000 Gallons)                      $7.16        $7.31        $7.45        $7.60        $7.75         $7.91         $8.07
  Chemical Usage Rate
    ($/000 Gallons)                      $1.12        $1.16        $1.19        $1.23        $1.26         $1.30         $1.34

Distilled Water Costs:
  Annual Operating Costs              $346,797     $358,935     $371,498     $384,500     $397,958      $411,886      $426,302

Fixed Operating Expenses:
  Firm Transportation               $3,250,472   $3,299,229   $3,348,717   $3,398,948   $3,449,932    $3,501,681    $3,554,207
  O&M Contract Costs                $2,554,161   $2,643,557   $2,736,082   $2,831,844   $2,930,959    $3,033,543    $3,139,717
  Consumables                       $1,300,490   $1,346,007   $1,393,117   $1,441,876   $1,492,342    $1,544,574    $1,598,634
  Administrative Expenses             $866,993     $897,338     $928,745     $961,251     $994,894    $1,029,716    $1,065,756
  Insurance                           $802,353     $826,424     $851,217     $876,753     $903,056      $930,147      $958,052
  Purchased Electricity               $660,581     $680,398     $700,810     $721,835     $743,490      $765,794      $788,768
  Property Taxes                    $1,390,870   $1,361,777   $1,330,965   $1,298,375   $1,263,949    $1,227,626    $1,189,346

Turbine Overhaul Reserve:
  Overhaul Reserve - Beginning
    of Year                         $7,555,343   $7,819,780   $8,093,473   $8,376,744   $8,669,930    $8,973,378    $9,287,446
  Additions to Reserve              $1,384,592   $5,878,464   $1,483,210   $5,432,032   $1,588,851    $1,747,433    $4,850,260
  Turbine Overhauls                ($1,120,155) ($5,604,772) ($1,199,938) ($5,138,846) ($1,285,404)  ($1,433,364)  ($4,525,199)
  Reserve Disbursement                      $0           $0           $0           $0           $0            $0            $0
  Overhaul Reserve - End of Year    $7,819,780   $8,093,473   $8,376,744   $8,669,930   $8,973,378    $9,287,446    $9,612,507

Lease Reserve:
  Lease Reserve - Beginning
    of Year                       $21,933,225  $22,787,025   $22,700,625  $21,070,175   $7,538,638    $7,538,638    $7,538,638
  Additions to Reserve               $853,800           $0            $0           $0           $0            $0            $0
  Reserve Disbursement                     $0     ($86,400)  ($1,630,450)($13,531,537)          $0            $0            $0
  Lease Reserve - End of Year     $22,787,025  $22,700,625   $21,070,175   $7,538,638   $7,538,638    $7,538,638    $7,538,638


                                         Year Ended     Year Ended
                                          Dec-2020       Dec-2021
                                          --------       --------
Unit #1 - Fuel Cost:
  FGRR (Reserves) %                               0%             0%
  FGMR (Market) %                               100%           100%
  Blended Unit #1 Rate  ($/DT)                $8.94          $9.46
  Blended Unit #1 Rate ($/KWH)             $0.07278       $0.07728

Unit #2 - Fuel Cost:
  IGR (Spot Gas) %                               93%            94%
  OR (Fuel Oil) %                                 7%             6%
  Blended Unit #2 Rate  ($/DT)                $9.10          $9.57
  Blended Unit #2 Rate ($/KWH)             $0.07307       $0.07656

Water Usage:
  Gallons Per Hour - Cooling Towers
    & Distilled Water                        55,000         55,000
  Gallons Per Hour - Boiler Makeup            1,500          1,500
  Charles County Waste Water Rate
    ($/000 Gallons)                           $2.00          $2.00
  WSSC Water Usage Rate
    ($/000 Gallons)                           $5.24          $5.34

Water Discharge & Chemical Usage:
  Gallons Per Hour - Cooling Towers
    & Distilled Water                        16,000         16,000
  Gallons Per Hour - Boiler Makeup              120            120
  WSSC Water Discharge Rate
    ($/000 Gallons)                           $8.23          $8.39
  Chemical Usage Rate
    ($/000 Gallons)                           $1.38          $1.42

Distilled Water Costs:
  Annual Operating Costs                   $441,223       $380,555

Fixed Operating Expenses:
  Firm Transportation                    $3,607,520     $3,051,360
  O&M Contract Costs                     $3,249,607     $2,802,786
  Consumables                            $1,654,586     $1,427,080
  Administrative Expenses                $1,103,057       $951,387
  Insurance                                $986,793       $846,998
  Purchased Electricity                    $812,431       $697,337
  Property Taxes                         $1,149,042     $2,140,362

Turbine Overhaul Reserve:
  Overhaul Reserve - Beginning
    of Year                              $9,612,507     $9,948,944
  Additions to Reserve                   $1,871,893     $4,054,055
  Turbine Overhauls                     ($1,535,456)   ($3,705,842)
  Reserve Disbursement                           $0             $0
  Overhaul Reserve - End of Year         $9,948,944    $10,297,157

Lease Reserve:
  Lease Reserve - Beginning
    of Year                              $7,538,638     $7,538,638
  Additions to Reserve                           $0             $0
  Reserve Disbursement                           $0    ($7,538,638)
  Lease Reserve - End of Year            $7,538,638             $0

                             Panda-Brandywine L.P.

                              230MW PEPCO Project

                    Lease Payments and Capacity Adjustments

                                                  Year Ended   Year Ended   Year Ended   Year Ended   Year Ended   Year Ended
                                                   Dec-1995     Dec-1996     Dec-1997     Dec-1998     Dec-1999     Dec-2000
                                                   --------     --------     --------     --------     --------     --------
Lease Payments:                   Average Pymt
  GECC Base Case (1997 PEPCO Peak) 31,054,050                   7,637,000   10,742,000   19,049,000   20,548,000   27,630,000
  GECC Case #2 (1998 PEPCO Peak)   31,054,050                   7,637,000   10,742,000   19,049,000   20,548,000   27,630,000
  GECC Case #3 (1999 PEPCO Peak)   31,054,050                   7,637,000   10,742,000   19,049,000   20,548,000   27,630,000

  GECC T-Bill Adj.
    (100 bp increase) (A)          32,836,600                   8,646,000   12,108,000   20,591,000   22,128,000   29,350,000
  GECC T-Bill Adj.
    (100 bp decrease) (B)          29,418,600                   6,360,000    9,027,000   17,530,000   18,841,000   25,949,000

  GECC Base Case Annual
    Lease Payment         Pre-Tax Yield 10.20%    215,000,000   7,637,000   10,742,000   19,049,000   20,548,000   27,630,000
  Lease Payment
    Adjustment (per 100
    basis pts)            Base Rate      7.38%                      13.21%       12.72%        8.09%        7.69%        6.23%
  Interest Adjustment
    (14.9 Yr T-Bill Rate) Current Rate   6.83%                   (702,350)    (943,250)    (835,450)    (938,850)    (924,550)
 GECC Base Case Annual
    Lease Payment         Pre-Tax Yield  9.78%    215,000,000   6,934,650    9,798,750   18,213,550   19,609,150   26,705,450




                                               Year Ended        Year Ended
                                                Dec-2001          Dec-2002
                                                --------          --------
Lease Payments:
  GECC Base Case (1997 PEPCO Peak)             28,611,000        29,050,000
  GECC Case #2 (1998 PEPCO Peak)               28,611,000        29,050,000
  GECC Case #3 (1999 PEPCO Peak)               28,611,000        29,050,000

  GECC T-Bill Adj.
    (100 bp increase) (A)                      30,314,000        30,883,000
  GECC T-Bill Adj.
    (100 bp decrease) (B)                      26,755,000        27,396,000

  GECC Base Case Annual
    Lease Payment                              28,611,000        29,050,000
  Lease Payment
    Adjustment (per 100
    basis pts)                                       5.95%             6.31%
  Interest Adjustment
    (14.9 Yr T-Bill Rate)                      (1,020,800)         (909,700)
 GECC Base Case Annual
    Lease Payment                              27,590,200        28,140,300

                                                 Year Ended   Year Ended   Year Ended   Year Ended   Year Ended   Year Ended
                                                  Dec-2003     Dec-2004     Dec-2005     Dec-2006     Dec-2007     Dec-2008
                                                  --------     --------     --------     --------     --------     --------
Lease Payments:
  GECC Base Case (1997 PEPCO Peak)               29,275,000   29,619,000   29,592,000   30,503,000   31,690,000   32,609,000
  GECC Case #2 (1998 PEPCO Peak)                 29,275,000   29,619,000   29,592,000   30,503,000   31,690,000   32,609,000
  GECC Case #3 (1999 PEPCO Peak)                 29,275,000   29,619,000   29,592,000   30,503,000   31,690,000   32,609,000

  GECC T-Bill Adj. (100 bp increase) (A)         31,035,000   31,417,000   31,409,000   32,350,000   33,574,000   34,510,000
  GECC T-Bill Adj. (100 bp decrease) (B)         27,581,000   27,898,000   27,842,000   28,742,000   29,922,000   30,826,000

  GECC Base Case Annual Lease Payment            29,275,000   29,619,000   29,592,000   30,503,000   31,690,000   32,609,000
  Lease Payment Adjustment (per 100 basis pts)         6.01%        6.07%        6.14%        6.06%        5.95%        5.83%
  Interest Adjustment (14.9 Yr T-Bill Rate)        (931,700)    (946,550)    (962,500)    (968,550)    (972,400)    (980,650)
  GECC Base Case Annual Lease Payment            28,343,300   28,672,450   28,629,500   29,534,450   30,717,600   31,628,350


                                                        Year Ended   Year Ended    Year Ended   Year Ended
                                                         Dec-2009     Dec-2010      Dec-2011     Dec-2012
                                                         --------     --------      --------     --------
Lease Payments:
  GECC Base Case (1997 PEPCO Peak)                      34,979,000   36,639,000    42,902,000   44,813,000
  GECC Case #2 (1998 PEPCO Peak)                        34,979,000   36,639,000    42,902,000   44,813,000
  GECC Case #3 (1999 PEPCO Peak)                        34,979,000   36,639,000    42,902,000   44,813,000

  GECC T-Bill Adj. (100 bp increase) (A)                36,942,000   38,631,000    45,009,000   46,955,000
  GECC T-Bill Adj. (100 bp decrease) (B)                33,179,000   34,868,000    41,148,000   43,092,000

  GECC Base Case Annual Lease Payment                   34,979,000   36,639,000    42,902,000   44,813,000
  Lease Payment Adjustment (per 100 basis pts)                5.61%        5.44%         4.91%        4.78%
  Interest Adjustment (14.9 Yr T-Bill Rate)               (990,000)    (974,050)     (964,700)    (946,550)
  GECC Base Case Annual Lease Payment                   33,989,000   35,664,950    41,937,300   43,866,450


                                   Year Ended  Year Ended  Year Ended   Year Ended  Year Ended  Year Ended  Year Ended   Year Ended
                                    Dec-2013    Dec-2014    Dec-2015     Dec-2016    Dec-2017    Dec-2018    Dec-2019     Dec-2020
                                    --------    --------    --------     --------    --------    --------    --------     --------
Lease Payments:
  GECC Base Case (1997 PEPCO Peak) 46,514,000  46,339,000  42,340,000   15,527,025  15,527,025  15,527,025  15,527,025   15,527,025
  GECC Case #2 (1998 PEPCO Peak)   46,514,000  46,339,000  42,340,000   15,527,025  15,527,025  15,527,025  15,527,025   15,527,025
  GECC Case #3 (1999 PEPCO Peak)   46,514,000  46,339,000  42,340,000   15,527,025  15,527,025  15,527,025  15,527,025   15,527,025

  GECC T-Bill Adj.
    (100 bp increase) (A)          48,688,000  48,501,000  43,691,000   16,418,300  16,418,300  16,418,300  16,418,300   16,418,300
  GECC T-Bill Adj.
    (100 bp decrease) (B)          44,805,000  44,634,000  41,977,000   14,709,300  14,709,300  14,709,300  14,709,300   14,709,300

  GECC Base Case Annual
    Lease Payment                  46,514,000  46,339,000  42,340,000   15,527,025  15,527,025  15,527,025  15,527,025   15,527,025
  Lease Payment Adjustment
    (per 100 basis pts)                  4.67%       4.67%       3.19%        5.74%       5.74%       5.74%       5.74%        5.74%
  Interest Adjustment
    (14.9 Yr T-Bill Rate)            (939,950)   (937,750)   (199,650)    (449,749)   (449,749)   (449,749)   (449,749)    (449,749)
  GECC Base Case Annual
    Lease Payment                  45,574,050  45,401,250  42,140,350   15,077,276  15,077,276  15,077,276  15,077,276   15,077,276


Calendar Year Lease Payments:                      1996         1997        1998        1999        2000       2001         2002
                                                   ----         ----        ----        ----        ----       ----         ----

  1st Quarter Lease Payment (Jan 31st)               0       1,733,663   2,449,688   4,553,388   4,902,288   6,676,363    6,897,550
  2nd Quarter Lease Payment (April 30th)             0       1,733,663   2,449,688   4,553,388   4,902,288   6,676,363    6,897,550
  3rd Quarter Lease Payment (July 31st)              0       1,733,663   2,449,688   4,553,388   4,902,288   6,676,363    6,897,550
  4th Quarter Lease Payment (October 31st)           0       1,733,663   2,449,688   4,553,388   4,902,288   6,676,363    6,897,550
                                                     -       ---------   ---------   ---------   ---------   ---------    ---------
     Total Annual Lease Pymts (Calendar Years)       0       6,934,650   9,798,750  18,213,550  19,609,150  26,705,450   27,590,200



Calendar Year Lease Payments:                        2003        2004        2005        2006        2007       2008         2009
                                                     ----        ----        ----        ----        ----       ----         ----
  1st Quarter Lease Payment (Jan 31st)            7,035,075   7,085,825   7,168,113   7,157,375   7,383,613   7,679,400   7,907,088
  2nd Quarter Lease Payment (April 30th)          7,035,075   7,085,825   7,168,113   7,157,375   7,383,613   7,679,400   7,907,088
  3rd Quarter Lease Payment (July 31st)           7,035,075   7,085,825   7,168,113   7,157,375   7,383,613   7,679,400   7,907,088
  4th Quarter Lease Payment (October 31st)        7,035,075   7,085,825   7,168,113   7,157,375   7,383,613   7,679,400   7,907,088
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total Annual Lease Pymts (Calendar Years)    28,140,300  28,343,300  28,672,450  28,629,500  29,534,450  30,717,600  31,628,350


Calendar Year Lease Payments:                          2010       2011        2012          2013         2014         2015
                                                       ----       ----        ----          ----         ----         ----
  1st Quarter Lease Payment (Jan 31st)              8,497,250   8,916,238  10,484,325    10,966,613   11,393,513   11,350,313
  2nd Quarter Lease Payment (April 30th)            8,497,250   8,916,238  10,484,325    10,966,613   11,393,513   11,350,313
  3rd Quarter Lease Payment (July 31st)             8,497,250   8,916,238  10,484,325    10,966,613   11,393,513   11,350,313
  4th Quarter Lease Payment (October 31st)          8,497,250   8,916,238  10,484,325    10,966,613   11,393,513   11,350,313
                                                    ---------   ---------  ----------    ----------   ----------   ----------
    Total Annual Lease Pymts (Calendar Years)      33,989,000  35,664,950  41,937,300    43,866,450   45,574,050   45,401,250


Calendar Year Lease Payments:                      2016         2017       2018        2019         2020        2021
                                                   ----         ----       ----        ----         ----        ----
  1st Quarter Lease Payment (Jan 31st)          10,535,088   3,769,319   3,769,319   3,769,319    3,769,319   3,769,319
  2nd Quarter Lease Payment (April 30th)        10,535,088   3,769,319   3,769,319   3,769,319    3,769,319   3,769,319
  3rd Quarter Lease Payment (July 31st)         10,535,088   3,769,319   3,769,319   3,769,319    3,769,319   3,769,319
  4th Quarter Lease Payment (October 31st)      10,535,088   3,769,319   3,769,319   3,769,319    3,769,319   3,769,319
                                                ----------   ---------   ---------   ---------    ---------   ---------
    Total Annual Lease Pymts (Calendar Years)   42,140,350  15,077,276  15,077,276  15,077,276   15,077,276  15,077,276

                                                                        Year Ended   Year Ended   Year Ended  Year Ended Year Ended
Capacity Adjustments - Amendment #1:                                     Dec-1996     Dec-1997     Dec-1998    Dec-1999   Dec-2000
------------------------------------                                     --------     --------     --------    --------   --------
Scheduled Adjustment:
 Calendar Year Adj (Appendix Q - Column 2)                              (6,633,906) (15,000,000) (16,000,000)      0    (1,000,000)
 Contract Year Adj (Appendix Q - Column 4)                                       0            0            0       0             0
                                                                                 -            -            -       -             -
     Net Calendar Year Adjustment                                       (6,633,906) (15,000,000) (16,000,000)      0    (1,000,000)

Contingent Adjustment                    Peak Yr
  Levelized Adjustment - Contract Yr      1997       CPWIRR 11,571,429           0            0            0       0             0
  Maximum Adjustment Cap - Contract Yr                   TC 21,600,000           0            0            0       0             0
  Unrecovered Amount - Contract Yr                       PC          0           0            0            0       0             0
  Carry Over Adjustment - Contract Yr                                            0            0            0       0             0
  Contingent Adjustment - Contract Yr              PV/Uncov          0           0            0            0       0             0
                                                                     -           -            -            -       -             -
     Net Calendar Year Adjustment                                                0            0            0       0             0


                                                  Year Ended   Year Ended
Capacity Adjustments - Amendment #1:               Dec-2001     Dec-2002
------------------------------------               --------     --------
Scheduled Adjustment:
 Calendar Year Adj (Appendix Q - Column 2)        2,000,000             0
 Contract Year Adj (Appendix Q - Column 4)                0             0
     Net Calendar Year Adjustment                 2,000,000             0

Contingent Adjustment
  Levelized Adjustment - Contract Yr                      0             0
  Maximum Adjustment Cap - Contract Yr                    0             0
  Unrecovered Amount - Contract Yr                        0             0
  Carry Over Adjustment - Contract Yr                     0             0
  Contingent Adjustment - Contract Yr                     0             0
     Net Calendar Year Adjustment                         0             0



                                          Year Ended Year Ended Year Ended Year Ended Year Ended Year Ended Year Ended   Year Ended
Capacity Adjustments - Amendment #1:        Dec-2003  Dec-2004  Dec-2005   Dec-2006    Dec-2007   Dec-2008   Dec-2009     Dec-2010
------------------------------------        --------  --------  --------   --------    --------   --------   --------     --------
Scheduled Adjustment:
 Calendar Year Adj (Appendix Q - Column 2)        0         0         0          0           0           0          0            0
 Contract Year Adj (Appendix Q - Column 4)        0         0         0  1,650,000   2,850,000   4,050,000  5,250,000    6,450,000
     Net Calendar Year Adjustment                 0         0         0    275,000   1,850,000   3,050,000  4,250,000    5,450,000
Contingent Adjustment:
  Levelized Adjustment - Contract Yr              0         0         0          0           0           0          0            0
  Maximum Adjustment Cap - Contract Yr            0         0         0          0           0           0          0            0
  Unrecovered Amount - Contract Yr                0         0         0          0           0           0          0            0
  Carry Over Adjustment - Contract Yr             0         0         0          0           0           0          0            0
  Contingent Adjustment - Contract Yr             0         0         0          0           0           0          0            0
     Net Calendar Year Adjustment                 0         0         0          0           0           0          0            0


                                              Year Ended   Year Ended
Capacity Adjustments - Amendment #1:           Dec-2011     Dec-2012
------------------------------------           --------     --------
Scheduled Adjustment:
 Calendar Year Adj (Appendix Q - Column 2)             0            0
 Contract Year Adj (Appendix Q - Column 4)     7,650,000    8,850,000
     Net Calendar Year Adjustment              6,650,000    7,850,000
Contingent Adjustment:
  Levelized Adjustment - Contract Yr                   0            0
  Maximum Adjustment Cap - Contract Yr                 0            0
  Unrecovered Amount - Contract Yr                     0            0
  Carry Over Adjustment - Contract Yr                  0            0
  Contingent Adjustment - Contract Yr                  0            0
     Net Calendar Year Adjustment                      0            0



                                            Year Ended  Year Ended  Year Ended  Year Ended  Year Ended  Year Ended  Year Ended
Capacity Adjustments - Amendment #1:         Dec-2013    Dec-2014    Dec-2015    Dec-2016    Dec-2017    Dec-2018    Dec-2019
------------------------------------         --------    --------    --------    --------    --------    --------    --------
Scheduled Adjustment:
 Calendar Year Adj (Appendix Q - Column 2)           0           0           0           0           0           0           0
 Contract Year Adj (Appendix Q - Column 4)  10,050,000  11,250,000  12,450,000  13,650,000  14,850,000  16,050,000  17,250,000
     Net Calendar Year Adjustment            9,050,000  10,250,000  11,450,000  12,650,000  13,850,000  15,050,000  16,250,000

Contingent Adjustment:
  Levelized Adjustment - Contract Yr                 0           0           0           0           0           0           0
  Maximum Adjustment Cap - Contract Yr               0           0           0           0           0           0           0
  Unrecovered Amount - Contract Yr                   0           0           0           0           0           0           0
  Carry Over Adjustment - Contract Yr                0           0           0           0           0           0           0
  Contingent Adjustment - Contract Yr                0           0           0           0           0           0           0
     Net Calendar Year Adjustment                    0           0           0           0           0           0           0


                                            Year Ended  Year Ended
Capacity Adjustments - Amendment #1:         Dec-2020    Dec-2021
------------------------------------         --------    --------
Scheduled Adjustment:
 Calendar Year Adj (Appendix Q - Column 2)           0           0
 Contract Year Adj (Appendix Q - Column 4)  18,450,000           0
     Net Calendar Year Adjustment           17,450,000  15,375,000

Contingent Adjustment:
  Levelized Adjustment - Contract Yr                 0           0
  Maximum Adjustment Cap - Contract Yr               0           0
  Unrecovered Amount - Contract Yr                   0           0
  Carry Over Adjustment - Contract Yr                0           0
  Contingent Adjustment - Contract Yr                0           0
     Net Calendar Year Adjustment                    0           0

                             Panda-Brandywine L.P.
                              230MW PEPCO Project
                          Gas Supply Income Statement

                                           Year Ended  Year Ended  Year Ended  Year Ended  Year Ended  Year Ended  Year Ended
                                            Dec-1996    Dec-1997    Dec-1998    Dec-1999    Dec-2000    Dec-2001    Dec-2002
                                            --------    --------    --------    --------    --------    --------    --------
Revenues:
 FGRR (Unit #1)                             1,443,217   8,017,460   8,346,535   8,675,610   9,034,600   9,393,591   9,752,582
 FGMR (Unit #1)                               342,036   2,144,352   3,550,871   4,157,164   4,883,200   5,741,242   5,891,987
 IGR (Unit #2)                                977,048   5,610,397   7,311,509   8,605,254   9,962,288   9,728,765   9,246,406
 OR (Unit #2)                                 383,413     503,422     788,094   1,040,216   1,321,706   1,274,735   1,193,623
 Firm Transportation Demand                   420,603   2,561,473   2,599,895   2,638,893   2,678,477   2,718,654   2,759,434
                                            3,566,316  18,837,104  22,596,903  25,117,136  27,880,271  28,856,987  28,844,031

Fuel Costs:
 Firm Gas-Reserves(Unit #1)                 1,117,283  6,289,569    6,553,093   6,831,337   7,125,181   7,362,630   7,711,235
 Firm Gas - Market (Unit #1)                  300,775  1,803,627    3,065,345   3,581,847   4,132,509   4,436,609   4,598,046
 Interruptible Gas (Unit #2)                  725,195  4,150,509    5,442,567   6,429,862   7,480,146   7,331,276   7,030,832
 Delivered Fuel Oil (Unit #2)                 356,314    473,256      743,664     984,892   1,256,097   1,208,896   1,136,065
 Firm Transportation - Demand                 420,603  2,561,473    2,599,895   2,638,893   2,678,477   2,718,654   2,759,434
 Firm Transportation - Commodity               50,446    286,807      333,432     354,994     377,017     381,823     384,103
 Firm Transportation - Fuel                    47,785    277,891      326,339     353,351     382,020     400,493     418,044
 Interruptible Transportation - Commodity     118,986    637,498      836,728     991,682   1,150,747   1,084,434     999,661
 Interruptible Transportation - Fuel           23,729    145,740      189,830     223,516     259,327     254,469     244,445
 IT Savings From FT Utilization - Commodity  (118,986)  (637,498)    (836,728)   (991,682) (1,150,747) (1,084,434)   (999,661)
 IT Savings From FT Utilization - Fuel        (23,729)  (145,740)    (189,830)   (223,516)   (259,327)   (254,469)   (244,445)
 Fuel Management Fee - Firm Gas                     0          0            0           0           0           0           0
 Fuel Management Fee - Interruptible Gas            0          0            0           0           0           0           0
WGL Balancing                                   2,678      2,740       13,216      16,868      20,709      21,532      21,595
 Storage-In-Transit                                 0          0            0           0           0           0           0
Total Fuel Costs                            3,021,079 15,845,872   19,077,551  21,192,044  23,452,156  23,861,913  24,059,354


                                           Year Ended  Year Ended  Year Ended
                                            Dec-2003    Dec-2004    Dec-2005
Revenues:
 FGRR (Unit #1)                             9,961,993  10,171,404  10,350,900
 FGMR (Unit #1)                             5,985,727   6,077,962   6,921,373
 IGR (Unit #2)                              9,756,260  10,294,127  11,012,758
 OR (Unit #2)                               1,272,469   1,355,802   1,564,270
 Firm Transportation Demand                 2,800,825   2,842,837   2,885,480
                                           29,777,275  30,742,132  32,734,781

Fuel Costs:
 Firm Gas-Reserves(Unit #1)                 8,053,712   8,412,742   8,703,927
 Firm Gas - Market (Unit #1)                4,716,555   4,835,720   5,490,970
 Interruptible Gas (Unit #2)                7,491,753   7,982,339   8,612,716
 Delivered Fuel Oil (Unit #2)               1,214,719   1,298,436   1,503,260
 Firm Transportation - Demand               2,800,825   2,842,837   2,885,480
 Firm Transportation - Commodity              383,579     383,149     397,597
 Firm Transportation - Fuel                   433,330     449,187     481,233
 Interruptible Transportation - Commodity   1,029,801   1,060,968   1,104,258
 Interruptible Transportation - Fuel          259,582     275,668     297,038
 IT Savings From FT Utilization - Commodity(1,029,801) (1,060,968) (1,104,258)
 IT Savings From FT Utilization - Fuel       (259,582)   (275,668)   (297,038)
 Fuel Management Fee - Firm Gas                     0           0           0
 Fuel Management Fee - Interruptible Gas            0           0           0
WGL Balancing                                  21,684      21,780      24,345
 Storage-In-Transit                                 0           0           0
Total Fuel Costs                           25,116,157  26,226,190  28,099,529

                                           Year Ended  Year Ended  Year Ended  Year Ended  Year Ended  Year Ended  Year Ended
                                            Dec-2006    Dec-2007    Dec-2008    Dec-2009    Dec-2010    Dec-2011    Dec-2012
                                            --------    --------    --------    --------    --------    --------    --------
Revenues:
 FGRR (Unit #1)                            10,560,311  10,769,722  11,009,049  11,218,461  11,427,872   4,852,276           0
 FGMR (Unit #1)                             7,375,187   7,573,864   7,805,664   8,050,360   8,574,761  16,665,144  23,559,238
 IGR (Unit #2)                             11,623,707  11,867,190  12,118,426  12,366,332  12,753,366  13,017,889  13,320,978
 OR (Unit #2)                               1,734,980   1,705,007   1,678,997   1,647,485   1,645,822   1,599,820   1,560,453
 Firm Transportation Demand                 2,928,762   2,972,694   3,017,284   3,062,543   3,108,481   3,155,109   3,202,435
                                           34,222,948  34,888,477  35,629,420  36,345,181  37,510,302  39,290,239  41,643,104

Fuel Costs:
 Firm Gas - Reserves (Unit #1)              8,924,606   9,320,286   9,732,854  10,163,042  10,522,178   4,568,567           0
 Firm Gas - Market (Unit #1)                5,805,077   6,026,694   6,275,816   6,536,904   6,969,248  13,550,687  19,406,924
 Interruptible Gas (Unit #2)                9,062,185   9,300,614   9,579,344   9,883,242  10,299,679  10,544,808  10,892,775
 Delivered Fuel Oil (Unit #2)               1,646,396   1,611,505   1,586,921   1,561,810   1,564,903   1,516,435   1,484,468
 Firm Transportation - Demand               2,928,762   2,972,694   3,017,284   3,062,543   3,108,481   3,155,109   3,202,435
 Firm Transportation - Commodity              393,897     391,495     389,984     388,862     389,565     385,375     382,633
 Firm Transportation - Fuel                   499,529     520,448     542,853     566,252     592,892     613,778     645,162
 Interruptible Transportation - Commodity   1,089,220   1,049,387   1,016,244     987,316     970,195     944,700     928,812
 Interruptible Transportation - Fuel          311,864     319,707     328,961     339,092     353,114     361,526     373,482
 IT Savings From FT Utilization - Commodity(1,089,220) (1,049,387) (1,016,244)   (987,316)   (970,195)   (944,700)   (928,812)
 IT Savings From FT Utilization - Fuel       (311,864)   (319,707)   (328,961)   (339,092)   (353,114)   (361,526)   (373,482)
 Fuel Management Fee - Firm Gas                     0           0           0           0           0           0           0
 Fuel Management Fee - Interruptible Gas            0           0           0           0           0           0           0
WGL Balancing                                  23,811      22,769      22,052      21,524      21,692      20,265      19,411
 Storage-In-Transit                                 0           0           0           0           0           0           0
Total Fuel Costs                           29,284,264  30,166,505  31,147,108  32,184,179  33,468,638  34,355,024  36,033,808



                                            Year Ended  Year Ended  Year Ended
                                             Dec-2013    Dec-2014    Dec-2015
Revenues:
 FGRR (Unit #1)                                      0           0           0
 FGMR (Unit #1)                             24,504,792  25,971,074  26,843,104
 IGR (Unit #2)                              13,630,192  14,195,335  14,407,781
 OR (Unit #2)                                1,524,503   1,519,100   1,468,615
 Firm Transportation Demand                  3,250,472   3,299,229   3,348,717
                                            42,909,958  44,984,738  46,068,217

Fuel Costs:
 Firm Gas - Reserves (Unit #1)                       0           0           0
 Firm Gas - Market (Unit #1)                20,339,719  21,414,415  21,984,360
 Interruptible Gas (Unit #2)                11,233,246  11,791,171  12,060,532
 Delivered Fuel Oil (Unit #2)                1,453,512   1,451,951   1,407,343
 Firm Transportation - Demand                3,250,472   3,299,229   3,348,717
 Firm Transportation - Commodity               380,462     380,247     370,772
 Firm Transportation - Fuel                    676,343     712,213     731,260
 Interruptible Transportation - Commodity      912,275     912,622     890,225
 Interruptible Transportation - Fuel           385,201     404,399     413,707
 IT Savings From FT Utilization - Commodity   (912,275)   (912,622)   (890,225)
 IT Savings From FT Utilization - Fuel        (385,201)   (404,399)   (413,707)
 Fuel Management Fee - Firm Gas                      0           0           0
 Fuel Management Fee - Interruptible Gas             0           0           0
WGL Balancing                                   18,513      18,610      17,225
 Storage-In-Transit                                  0           0           0
Total Fuel Costs                            37,352,266  39,067,835  39,920,209

                                           Year Ended  Year Ended  Year Ended  Year Ended  Year Ended  Year Ended     Total Contract
                                            Dec-2016    Dec-2017    Dec-2018    Dec-2019    Dec-2020    Dec-2021
                                            --------    --------    --------    --------    --------    --------
Revenues:
 FGRR (Unit #1)                                     0           0           0           0           0           0      144,985,582
 FGMR (Unit #1)                            27,812,826  28,857,807  29,966,410  31,582,358  32,731,962  28,042,023      381,612,487
 IGR (Unit #2)                             14,840,357  15,307,895  15,786,471  16,514,233  16,988,630  15,139,871      306,383,464
 OR (Unit #2)                               1,538,967   1,602,309   1,679,248   1,784,041   1,849,369   1,287,931       36,524,398
 Firm Transportation Demand                 3,398,948   3,449,932   3,501,681   3,554,207   3,607,520   3,051,360       76,815,945
                                           47,591,098  49,217,943  50,933,810  53,434,838  55,177,481  47,521,185      946,321,876
Fuel Costs:
 Firm Gas - Reserves (Unit #1)                      0           0           0           0           0           0      121,392,244
 Firm Gas - Market (Unit #1)               22,942,666  23,975,877  25,063,498  26,305,665  27,500,916  23,646,003      314,706,469
 Interruptible Gas (Unit #2)               12,321,760  12,697,314  13,174,183  13,866,194  14,348,793  12,837,308      246,570,344
 Delivered Fuel Oil (Unit #2)               1,456,571   1,508,946   1,584,975   1,688,102   1,754,289   1,218,062       34,671,789
 Firm Transportation - Demand               3,398,948   3,449,932   3,501,681   3,554,207   3,607,520   3,051,360       76,815,945
 Firm Transportation - Commodity              367,445     364,631     361,933     360,679     358,000     294,863        9,293,790
 Firm Transportation - Fuel                   763,141     797,517     833,705     875,035     914,805     793,646       14,648,250
 Interruptible Transportation - Commodity     868,602     854,842     847,029     851,387     841,388     710,795       23,689,799
 Interruptible Transportation - Fuel          422,189     434,556     450,385     473,536     489,482     441,264        8,475,810
 IT Savings From FT Utilization - Commodity  (868,602)   (854,842)   (847,029)   (851,387)   (841,388)   (710,795)     (23,689,799)
 IT Savings From FT Utilization - Fuel       (422,189)   (434,556)   (450,385)   (473,536)   (489,482)   (441,264)      (8,475,810)
 Fuel Management Fee - Firm Gas                     0           0           0           0           0           0                0
 Fuel Management Fee - Interruptible Gas            0           0           0           0           0           0                0
WGL Balancing                                  15,267      13,775      12,687      12,294      11,036      11,076          449,153
 Storage-In-Transit                                 0           0           0           0           0           0                0
Total Fuel Costs                           41,265,798  42,807,991  44,532,662  46,662,176  48,495,357  41,852,318      818,547,984

                             Panda-Brandywine L.P.
                              230MW PEPCO Project
                             Gas Supply Assumptions

                                                             Year Ended  Year Ended  Year Ended  Year Ended  Year Ended  Year Ended
                                                              Dec-1996    Dec-1997    Dec-1998    Dec-1999    Dec-2000    Dec-2001
                                                              --------    --------    --------    --------    --------    --------
Dispatch Hours:
Unit #1
  Summer Hours (Jun-Sept)                                            0       1,297       1,435       1,476       1,516       1,514
  Shoulder Hours (Mar-May & Oct-Nov)                               338       1,353       1,465       1,618       1,771       1,788
  Winter Hours (Dec-Feb)                                           277         832       1,123       1,155       1,187       1,173
     Total Unit #1 Hours                                           616       3,482       4,024       4,249       4,474       4,475

Unit #2
  Summer Hours (Jun-Sept)                                            0       1,020       1,135       1,213       1,292       1,294
  Shoulder Hours (Mar-May & Oct-Nov)                               111         722       1,020       1,245       1,470       1,270
  Winter Hours (Dec-Feb)                                           309         412         627         785         944         861
                                                                   420       2,154       2,782       3,244       3,705       3,425


Gas & Fuel Oil Volumes (DT's):
Firm Transportation                    Fuel %   Daily Yr 1
  Demand Volumes at Wellhead             -        24,824     1,510,138   9,060,827   9,060,827   9,060,827   9,060,827   9,060,827
  Demand Volumes through ANR            0.00%     24,824     1,510,138   9,060,827   9,060,827   9,060,827   9,060,827   9,060,827
  Demand Volumes through Columbia Gas   2.41%     24,240     1,474,600   8,847,600   8,847,600   8,847,600   8,847,600   8,847,600
  Demand Volumes through CLNG & WGL     1.00%     24,000     1,460,000   8,760,000   8,760,000   8,760,000   8,760,000   8,760,000

Unit #1 - FGRR Supply                                               78%         75%         65%         62%         59%         58%
  FGRR Volumes at Wellhead                -        7,064       475,577   2,578,297   2,586,947   2,596,878   2,608,091   2,590,471
  FGRR Volumes through ANR              0.00%      7,064       475,577   2,578,297   2,586,947   2,596,878   2,608,091   2,590,471
  FGRR Volumes through Columbia Gas     2.41%      6,898       464,385   2,517,622   2,526,069   2,535,766   2,546,715   2,529,510
  FGRR Volumes through CLNG & WGL       1.00%      6,829       459,787   2,492,696   2,501,058   2,510,660   2,521,500   2,504,465

Unit #1 - FGMR Supply                                               22%         25%         35%         38%         41%         42%
  FGMR Volumes at Wellhead                -        2,330       131,379     850,507   1,373,695   1,592,701   1,812,570   1,857,384
  FGMR Volumes through ANR              0.00%      2,330       131,379     850,507   1,373,695   1,592,701   1,812,570   1,857,384
  FGMR Volumes through Columbia Gas     2.41%      2,275       128,287     830,492   1,341,368   1,555,220   1,769,915   1,813,674
  FGMR Volumes through CLNG & WGL       1.00%      2,253       127,017     822,270   1,328,087   1,539,822   1,752,391   1,795,717

Unit #2 - IGR Supply                                                80%         95%         94%         94%         93%         93%
  IGR Volumes Dlvd Columbia               -        5,451       329,985   1,989,501   2,544,385   2,956,990   3,370,350   3,151,621
  IGR Volumes Dlvd to CLNG              2.41%      5,322       322,220   1,942,682   2,484,508   2,887,404   3,291,036   3,077,455
  IGR Volumes Dlvd to Wash Gas          1.00%      5,270       319,030   1,923,447   2,459,909   2,858,816   3,258,452   3,046,985
  IGR Volumes Dlvd to Brandywine        0.00%      5,270       319,030   1,923,447   2,459,909   2,858,816   3,258,452   3,046,985

Unit #2 - OR Supply                                                 20%          5%          6%          6%          7%          7%
  OR Volumes Delivered to Plant                                 77,398     103,488     157,119     196,898     237,770     219,322


                                        Year Ended
                                         Dec-2002
                                         --------

Dispatch Hours:
Unit #1
  Summer Hours (Jun-Sept)                   1,511
  Shoulder Hours (Mar-May & Oct-Nov)        1,806
  Winter Hours (Dec-Feb)                    1,159
     Total Unit #1 Hours                    4,476

Unit #2
  Summer Hours (Jun-Sept)                   1,297
  Shoulder Hours (Mar-May & Oct-Nov)        1,070
  Winter Hours (Dec-Feb)                      778
                                            3,145


Gas & Fuel Oil Volumes (DT's):
Firm Transportation
  Demand Volumes at Wellhead            9,060,827
  Demand Volumes through ANR            9,060,827
  Demand Volumes through Columbia Gas   8,847,600
  Demand Volumes through CLNG & WGL     8,760,000

Unit #1 - FGRR Supply                          59%
  FGRR Volumes at Wellhead              2,608,091
  FGRR Volumes through ANR              2,608,091
  FGRR Volumes through Columbia Gas     2,546,715
  FGRR Volumes through CLNG & WGL       2,521,500

Unit #1 - FGMR Supply                          41%
  FGMR Volumes at Wellhead              1,837,033
  FGMR Volumes through ANR              1,837,033
  FGMR Volumes through Columbia Gas     1,793,802
  FGMR Volumes through CLNG & WGL       1,776,042

Unit #2 - IGR Supply                           93%
  IGR Volumes Dlvd Columbia             2,885,476
  IGR Volumes Dlvd to CLNG              2,817,572
  IGR Volumes Dlvd to Wash Gas          2,789,676
  IGR Volumes Dlvd to Brandywine        2,789,676

Unit #2 - OR Supply                             7%
  OR Volumes Delivered to Plant           197,552

                                        Year Ended  Year Ended  Year Ended  Year Ended  Year Ended  Year Ended  Year Ended
                                         Dec-2003    Dec-2004    Dec-2005    Dec-2006    Dec-2007    Dec-2008    Dec-2009
                                         --------    --------    --------    --------    --------    --------    --------
Dispatch Hours:
Unit #1
  Summer Hours (Jun-Sept)                   1,475       1,439       1,483       1,527       1,504       1,484       1,465
  Shoulder Hours (Mar-May & Oct-Nov)        1,791       1,776       1,786       1,797       1,772       1,749       1,727
  Winter Hours (Dec-Feb)                    1,166       1,173       1,181       1,189       1,174       1,161       1,149
     Total Unit #1 Hours                    4,432       4,388       4,450       4,513       4,450       4,393       4,342

Unit #2
  Summer Hours (Jun-Sept)                   1,227       1,157       1,198       1,238       1,205       1,172       1,141
  Shoulder Hours (Mar-May & Oct-Nov)        1,159       1,247       1,163       1,078       1,026         976         928
  Winter Hours (Dec-Feb)                      798         818         886         955         903         854         808

                                            3,184       3,222       3,247       3,271       3,133       3,002       2,877


Gas & Fuel Oil Volumes (DT's):
Firm Transportation
  Demand Volumes at Wellhead            9,060,827   9,060,827   9,060,827   9,060,827   9,060,827   9,060,827   9,060,827
  Demand Volumes through ANR            9,060,827   9,060,827   9,060,827   9,060,827   9,060,827   9,060,827   9,060,827
  Demand Volumes through Columbia Gas   8,847,600   8,847,600   8,847,600   8,847,600   8,847,600   8,847,600   8,847,600
  Demand Volumes through CLNG & WGL     8,760,000   8,760,000   8,760,000   8,760,000   8,760,000   8,760,000   8,760,000

Unit #1 - FGRR Supply                          59%         60%         58%         58%         59%         60%         61%
  FGRR Volumes at Wellhead              2,618,663   2,629,876   2,616,100   2,579,258   2,590,151   2,601,043   2,611,936
  FGRR Volumes through ANR              2,618,663   2,629,876   2,616,100   2,579,258   2,590,151   2,601,043   2,611,936
  FGRR Volumes through Columbia Gas     2,557,039   2,567,987   2,554,536   2,518,561   2,529,197   2,539,833   2,550,469
  FGRR Volumes through CLNG & WGL       2,531,721   2,542,562   2,529,244   2,493,625   2,504,156   2,514,686   2,525,217

Unit #1 - FGMR Supply                          41%         40%         42%         42%         41%         40%         39%
  FGMR Volumes at Wellhead              1,791,187   1,745,896   1,894,480   1,859,486   1,791,899   1,734,623   1,681,921
  FGMR Volumes through ANR              1,791,187   1,745,896   1,894,480   1,859,486   1,791,899   1,734,623   1,681,921
  FGMR Volumes through Columbia Gas     1,749,035   1,704,810   1,849,897   1,815,727   1,749,731   1,693,802   1,642,341
  FGMR Volumes through CLNG & WGL       1,731,718   1,687,931   1,831,582   1,797,749   1,732,407   1,677,032   1,626,080

Unit #2 - IGR Supply                           93%         93%         93%         92%         92%         92%         93%
  IGR Volumes Dlvd Columbia             2,920,862   2,957,248   3,038,369   2,958,563   2,817,359   2,696,773   2,589,507
  IGR Volumes Dlvd to CLNG              2,852,125   2,887,655   2,966,868   2,888,940   2,751,058   2,633,310   2,528,569
  IGR Volumes Dlvd to Wash Gas          2,823,886   2,859,065   2,937,493   2,860,336   2,723,820   2,607,238   2,503,533
  IGR Volumes Dlvd to Brandywine        2,823,886   2,859,065   2,937,493   2,860,336   2,723,820   2,607,238   2,503,533

Unit #2 - OR Supply                             7%          7%          7%          8%          8%          8%          7%
  OR Volumes Delivered to Plant           202,474     207,470     230,270     241,838     226,956     214,294     202,234



                                               Year Ended   Year Ended Year Ended
                                                Dec-2010     Dec-2011   Dec-2012
                                                --------     --------   --------
Dispatch Hours:
Unit #1
  Summer Hours (Jun-Sept)                          1,450       1,434      1,420
  Shoulder Hours (Mar-May & Oct-Nov)               1,708       1,678      1,651
  Winter Hours (Dec-Feb)                           1,140       1,112      1,086
     Total Unit #1 Hours                           4,297       4,224      4,157

Unit #2
  Summer Hours (Jun-Sept)                          1,110       1,101      1,093
  Shoulder Hours (Mar-May & Oct-Nov)                 883         852        821
  Winter Hours (Dec-Feb)                             764         717        672

                                                   2,757       2,669      2,586


Gas & Fuel Oil Volumes (DT's):
Firm Transportation
  Demand Volumes at Wellhead                   9,060,827   9,060,827  9,060,827
  Demand Volumes through ANR                   9,060,827   9,060,827  9,060,827
  Demand Volumes through Columbia Gas          8,847,600   8,847,600  8,847,600
  Demand Volumes through CLNG & WGL            8,760,000   8,760,000  8,760,000

Unit #1 - FGRR Supply                                 61%         26%         0%
  FGRR Volumes at Wellhead                     2,600,723   1,086,012          0
  FGRR Volumes through ANR                     2,600,723   1,086,012          0
  FGRR Volumes through Columbia Gas            2,539,520   1,060,455          0
  FGRR Volumes through CLNG & WGL              2,514,377   1,049,956          0

Unit #1 - FGMR Supply                                 39%         74%       100%
  FGMR Volumes at Wellhead                     1,671,559   3,111,349  4,138,784
  FGMR Volumes through ANR                     1,671,559   3,111,349  4,138,784
  FGMR Volumes through Columbia Gas            1,632,222   3,038,130  4,041,387
  FGMR Volumes through CLNG & WGL              1,616,062   3,008,049  4,001,373

Unit #2 - IGR Supply                                  93%         93%        93%
  IGR Volumes Dlvd Columbia                    2,515,142   2,423,102  2,357,074
  IGR Volumes Dlvd to CLNG                     2,455,953   2,366,079  2,301,605
  IGR Volumes Dlvd to Wash Gas                 2,431,637   2,342,653  2,278,817
  IGR Volumes Dlvd to Brandywine               2,431,637   2,342,653  2,278,817

Unit #2 - OR Supply                                    7%          7%         7%
  OR Volumes Delivered to Plant                  194,316     180,540    169,463


                                                                         Year Ended
                                    Dec-2013    Dec-2014  Dec-2015   Dec-2016    Dec-2017  Dec-2018   Dec-2019   Dec-2020   Dec-2021
                                    --------    --------  --------   --------    --------  --------   --------   --------   --------
Dispatch Hours:
Unit #1
  Summer Hours (Jun-Sept)             1,406      1,392      1,379      1,361      1,344      1,327      1,311      1,295      1,295
  Shoulder Hours (Mar-May &
     Oct-Nov)                         1,627      1,607      1,589      1,552      1,519      1,489      1,462      1,439      1,079
  Winter Hours (Dec-Feb)              1,064      1,044      1,027      1,011        995        980        965        951        634
     Total Unit #1 Hours              4,097      4,043      3,996      3,925      3,858      3,796      3,739      3,685      3,008

Unit #2
  Summer Hours (Jun-Sept)             1,084      1,076      1,068      1,046      1,024      1,002        981        960        960
  Shoulder Hours (Mar-May &
     Oct-Nov)                           792        763        736        705        676        647        620        594        446
  Winter Hours (Dec-Feb)                631        591        555        557        560        563        565        568        379
                                      2,507      2,431      2,359      2,308      2,259      2,212      2,166      2,123      1,785


Gas & Fuel Oil Volumes (DT's):

Firm Transportation
  Demand Volumes at Wellhead      9,060,827  9,060,827  9,060,827  9,060,827  9,060,827  9,060,827  9,060,827  9,060,827  7,550,689
  Demand Volumes through ANR      9,060,827  9,060,827  9,060,827  9,060,827  9,060,827  9,060,827  9,060,827  9,060,827  7,550,689
  Demand Volumes through
     Columbia Gas                 8,847,600  8,847,600  8,847,600  8,847,600  8,847,600  8,847,600  8,847,600  8,847,600  7,373,000
  Demand Volumes through
     CLNG & WGL                   8,760,000  8,760,000  8,760,000  8,760,000  8,760,000  8,760,000  8,760,000  8,760,000  7,300,000

Unit #1 - FGRR Supply                     0%         0%         0%         0%         0%         0%         0%         0%         0%
  FGRR Volumes at Wellhead                0          0          0          0          0          0          0          0          0
  FGRR Volumes through ANR                0          0          0          0          0          0          0          0          0
  FGRR Volumes through
     Columbia Gas                         0          0          0          0          0          0          0          0          0
  FGRR Volumes through
     CLNG & WGL                           0          0          0          0          0          0          0          0          0

Unit #1 - FGMR Supply                   100%       100%       100%       100%       100%       100%       100%       100%       100%
  FGMR Volumes at Wellhead        4,086,799  4,056,059  3,927,327  3,864,719  3,808,022  3,753,002  3,713,304  3,659,278  2,992,198
  FGMR Volumes through ANR        4,086,799  4,056,059  3,927,327  3,864,719  3,808,022  3,753,002  3,713,304  3,659,278  2,992,198
  FGMR Volumes through
     Columbia Gas                 3,990,625  3,960,608  3,834,906  3,773,771  3,718,408  3,664,683  3,625,919  3,573,165  2,921,784
  FGMR Volumes through
     CLNG & WGL                   3,951,114  3,921,394  3,796,937  3,736,407  3,681,592  3,628,399  3,590,019  3,537,787  2,892,855

Unit #2 - IGR Supply                     93%        94%        94%        94%        93%        93%        93%        93%        94%
  IGR Volumes Dlvd Columbia       2,290,522  2,267,044  2,187,728  2,105,782  2,044,168  1,997,922  1,980,760  1,930,468  1,640,723
  IGR Volumes Dlvd to CLNG        2,236,620  2,213,694  2,136,245  2,056,227  1,996,063  1,950,905  1,934,147  1,885,039  1,602,112
  IGR Volumes Dlvd to Wash Gas    2,214,475  2,191,776  2,115,094  2,035,868  1,976,300  1,931,589  1,914,997  1,866,375  1,586,250
  IGR Volumes Dlvd to Brandywine  2,214,475  2,191,776  2,115,094  2,035,868  1,976,300  1,931,589  1,914,997  1,866,375  1,586,250

Unit #2 - OR Supply                       7%         6%         6%         6%         7%         7%         7%         7%         6%
  OR Volumes Delivered to Plant     159,080    152,358    141,598    140,498    139,547    140,514    143,473    142,947     95,158

                             Panda-Brandywine L.P.

                              230MW PEPCO Project

                             Gas Supply Assumptions

                                                                                           Year Ended
                                                                         Dec1996 Dec1997 Dec1998 Dec1999 Dec2000 Dec2001 Dec-2002
                                                                         --------------------------------------------------------
Fuel Compensation Price:
FGRR -                          PPI Oil and Gas Field Services
  Fixed Contract Price           Jun-94    May-96     Nov-96               $2.58  $2.68   $2.79   $2.90    $3.02  $3.14  $3.26
  Adjusted Contract Price        103.20    115.80     117.81               $2.95  $3.06   $3.18   $3.31    $3.45  $3.58  $3.72

FGMR -                           Base Yr   May-96
  Commodity Index - Summer        6.46      0.00       4.00%                7.40   7.54    7.68    7.77     7.91   8.33   8.76
  Commodity Index - Shoulder      6.46      0.00       4.00%                7.89   8.03    8.18    8.29     8.43   8.88   9.34
  Commodity Index - Winter        6.46      0.00       4.00%                8.37   8.53    8.69    8.80     8.96   9.42   9.91
  Transportation Index           129.9     156.6       3.00%               159.3  164.1   169.0   174.1    179.3  184.7  190.2
  Contract Discount                        1.206                              90%    90%     90%     90%      92%   100%   100%
  Calculated FGMR - Summer       $2.29     $0.58                           $2.35  $2.39   $2.44   $2.47    $2.56  $2.91  $3.05
  Calculated FGMR - Shoulder     $2.29     $0.58                           $2.47  $2.51   $2.56   $2.59    $2.69  $3.06  $3.20
  Calculated FGMR - Winter       $2.29     $0.58                           $2.59  $2.63   $2.68   $2.72    $2.82  $3.21  $3.36

IGR -
  Calculated FGMR - Summer       $2.29     $0.73                           $2.61  $2.65   $2.70   $2.74    $2.79  $2.90  $3.03
  Calculated FGMR - Shoulder     $2.29     $0.73                           $2.73  $2.78   $2.83   $2.87    $2.92  $3.04  $3.17
  Calculated FGMR - Winter       $2.29     $0.40                           $2.90  $2.96   $3.01   $3.05    $3.11  $3.25  $3.41

OR -
  Oil Index                        151                                       179    178     184     195      206    215    224
  Calculated OR                  $3.89                                     $4.60  $4.57   $4.73   $5.00    $5.28  $5.51  $5.75


Fuel Costs:                                                    Escalation

Firm Gas - Contract Price (Unit #1)                               4.00%    $2.43  $2.52   $2.62   $2.72    $2.83  $2.94  $3.06

Firm Gas - Market Price (Unit #1)     Index Cost Options         Option
  Spot Price - Summer                  1 - NGC - Columbia Gas      7       $1.90  $1.94   $1.98   $2.00    $2.04  $2.14  $2.25
  Spot Price - Shoulder                2 - NGC - Tenn Gas          7       $2.05  $2.09   $2.13   $2.16    $2.20  $2.31  $2.43
  Spot Price - Winter                  3 - NGI - Columbia Gas      2       $1.99  $2.02   $2.06   $2.08    $2.12  $2.23  $2.35
  FGMR Premium - Summer                4 - NGW - Columbia Gas              $0.00  $0.00   $0.00   $0.00    $0.00  $0.00  $0.00
  FGMR Premium - Shoulder              5 - Blended (Gulf & Appl)           $0.00  $0.00   $0.00   $0.00    $0.00  $0.00  $0.00
  FGMR Premium - Winter                6 - Gulf Coast Avg                  $0.55  $0.55   $0.55   $0.55    $0.55  $0.56  $0.56
  Firm Gas Market Cost - Weighted Avg  7 - Appalachian Avg                 $2.12  $2.16   $2.20   $2.22    $2.26  $2.37  $2.49

Interruptible Gas (Unit #2)                                      Option
  Spot Price - Summer                                              7       $1.90  $1.94   $1.98   $2.00    $2.04  $2.14  $2.25
  Spot Price - Shoulder                                            7       $2.05  $2.09   $2.13   $2.16    $2.20  $2.31  $2.43
  Spot Price - Winter                                              7       $2.20  $2.24   $2.28   $2.31    $2.36  $2.48  $2.61
  IGR Premium - Summer                                                     $0.05  $0.05   $0.05   $0.05    $0.05  $0.05  $0.05
  IGR Premium - Shoulder                                                   $0.05  $0.05   $0.05   $0.05    $0.05  $0.05  $0.05
  IGR Premium - Winter                                                     $0.05  $0.05   $0.05   $0.05    $0.05  $0.05  $0.05
  Interruptible Gas Cost - Weighted Average                                $2.09  $2.13   $2.17   $2.19    $2.23  $2.35  $2.47

Delivered Fuel Oil (Unit #2)                                               $4.60  $4.57   $4.73   $5.00    $5.28  $5.51  $5.75



                                                                               Year Ended
                                           Dec-2003  Dec2004 Dec-2005 Dec-2006 Dec-2007 Dec-2008 Dec-2009 Dec-2010 Dec-2011 Dec-2012
                                           --------  -------------------------------------------------------------------------------
Fuel Compensation Price:

FGRR -
  Fixed Contract Price                       $3.33    $3.40    $3.46    $3.53    $3.60    $3.68    $3.75    $3.82    $3.90    $3.98
  Adjusted Contract Price                    $3.80    $3.88    $3.95    $4.03    $4.11    $4.20    $4.28    $4.36    $4.45    $4.54

FGMR -
  Commodity Index - Summer                    9.22     9.70    10.20    11.05    11.96    12.91    13.92    14.98    15.96    17.00
  Commodity Index - Shoulder                  9.82    10.33    10.86    11.77    12.72    13.73    14.79    15.92    16.96    18.05
  Commodity Index - Winter                   10.43    10.96    11.52    12.48    13.49    14.55    15.67    16.85    17.95    19.11
  Transportation Index                       195.9    201.8    207.9    214.1    220.5    227.2    234.0    241.0    248.2    255.7
  Contract Discount                            100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
  Calculated FGMR - Summer                   $3.18    $3.32    $3.47    $3.72    $3.98    $4.25    $4.54    $4.85    $5.13    $5.43
  Calculated FGMR - Shoulder                 $3.35    $3.50    $3.65    $3.91    $4.19    $4.48    $4.78    $5.10    $5.40    $5.72
  Calculated FGMR - Winter                   $3.51    $3.67    $3.84    $4.11    $4.40    $4.70    $5.02    $5.36    $5.67    $6.01

IGR -
  Calculated FGMR - Summer                   $3.16    $3.29    $3.43    $3.67    $3.91    $4.17    $4.44    $4.72    $4.99    $5.27
  Calculated FGMR - Shoulder                 $3.31    $3.45    $3.60    $3.85    $4.10    $4.37    $4.66    $4.96    $5.24    $5.54
  Calculated FGMR - Winter                   $3.57    $3.74    $3.91    $4.21    $4.52    $4.84    $5.19    $5.55    $5.89    $6.24

OR -
  Oil Index                                    234      244      254      265      276      288      301      313      327      341
  Calculated OR                              $6.00    $6.26    $6.53    $6.81    $7.10    $7.41    $7.72    $8.05    $8.40    $8.76


Fuel Costs:
-----------
Firm Gas - Contract Price (Unit #1)          $3.18    $3.31    $3.44    $3.58    $3.72    $3.87    $4.02    $4.18    $4.35    $4.53

Firm Gas - Market Price (Unit #1)
  Spot Price - Summer                        $2.37    $2.49    $2.62    $2.84    $3.07    $3.31    $3.56    $3.83    $4.08    $4.34
  Spot Price - Shoulder                      $2.55    $2.68    $2.82    $3.05    $3.29    $3.55    $3.82    $4.10    $4.37    $4.65
  Spot Price - Winter                        $2.47    $2.60    $2.74    $2.97    $3.22    $3.48    $3.76    $4.05    $4.32    $4.60
  FGMR Premium - Summer                      $0.00    $0.00    $0.00    $0.00    $0.00    $0.00    $0.00    $0.00    $0.00    $0.00
  FGMR Premium - Shoulder                    $0.00    $0.00    $0.00    $0.00    $0.00    $0.00    $0.00    $0.00    $0.00    $0.00
  FGMR Premium - Winter                      $0.57    $0.57    $0.58    $0.58    $0.59    $0.59    $0.60    $0.60    $0.61    $0.61
  Firm Gas Market Cost - Weighted Average    $2.61    $2.74    $2.88    $3.11    $3.35    $3.60    $3.87    $4.15    $4.41    $4.69

Interruptible Gas (Unit #2)
  Spot Price - Summer                        $2.37    $2.49    $2.62    $2.84    $3.07    $3.31    $3.56    $3.83    $4.08    $4.34
  Spot Price - Shoulder                      $2.55    $2.68    $2.82    $3.05    $3.29    $3.55    $3.82    $4.10    $4.37    $4.65
  Spot Price - Winter                        $2.74    $2.88    $3.02    $3.27    $3.52    $3.79    $4.08    $4.38    $4.66    $4.96
  IGR Premium - Summer                       $0.05    $0.05    $0.05    $0.05    $0.05    $0.05    $0.05    $0.05    $0.05    $0.05
  IGR Premium - Shoulder                     $0.05    $0.05    $0.05    $0.05    $0.05    $0.05    $0.05    $0.05    $0.05    $0.05
  IGR Premium - Winter                       $0.05    $0.05    $0.05    $0.05    $0.05    $0.05    $0.05    $0.05    $0.05    $0.05
  Interruptible Gas Cost - Weighted Average  $2.59    $2.72    $2.85    $3.08    $3.33    $3.58    $3.85    $4.13    $4.40    $4.67

Delivered Fuel Oil (Unit #2)                 $6.00    $6.26    $6.53    $6.81    $7.10    $7.41    $7.72    $8.05    $8.40    $8.76


                                                                        Year Ended December
                                                2013   2014     2015    2016    2017    2018      2019     2020    2021
                                                ----   ----     ----    ----    ----    ----      ----     ----    ----
Fuel Compensation Price:
FGRR -
  Fixed Contract Price                         $4.06   $4.14    $4.22   $4.30   $4.38   $4.46    $4.54    $4.62    $4.70
  Adjusted Contract Price                      $4.63   $4.73    $4.82   $4.91   $5.00   $5.09    $5.18    $5.27    $5.37

FGMR -
  Commodity Index - Summer                     18.09   19.23    20.44   21.71   23.07   24.51    26.05    27.68    29.41
  Commodity Index - Shoulder                   19.21   20.42    21.69   23.04   24.48   26.00    27.62    29.35    31.18
  Commodity Index - Winter                     20.32   21.60    22.94   24.37   25.88   27.49    29.20    31.02    32.95
  Transportation Index                         263.3   271.2    279.4   287.8   296.4   305.3    314.4    323.9    333.6
  Contract Discount                              100%    100%     100%    100%    100%    100%     100%     100%     100%
  Calculated FGMR - Summer                     $5.74   $6.07    $6.42   $6.78   $7.17   $7.58    $8.02    $8.49    $8.98
  Calculated FGMR - Shoulder                   $6.05   $6.39    $6.76   $7.15   $7.56   $7.99    $8.45    $8.94    $9.46
  Calculated FGMR - Winter                     $6.35   $6.72    $7.10   $7.51   $7.94   $8.40    $8.88    $9.40    $9.95

IGR -
  Calculated FGMR - Summer                     $5.57   $5.87    $6.20   $6.54   $6.91   $7.29    $7.70    $8.14    $8.60
  Calculated FGMR - Shoulder                   $5.85   $6.17    $6.51   $6.88   $7.26   $7.67    $8.10    $8.56    $9.04
  Calculated FGMR - Winter                     $6.62   $7.01    $7.42   $7.86   $8.32   $8.81    $9.33    $9.89   $10.48

OR -
  Oil Index                                      356     371      387     404     421     439      458      478      498
  Calculated OR                                $9.14   $9.53    $9.94  $10.37  $10.81  $11.28   $11.77   $12.27   $12.80


Fuel Costs:

Firm Gas - Contract Price (Unit #1)            $4.71   $4.89    $5.09   $5.29   $5.51   $5.73    $5.95    $6.19    $6.44

Firm Gas - Market Price (Unit #1)
  Spot Price - Summer                          $4.61   $4.90    $5.21   $5.53   $5.87   $6.24    $6.63    $7.04    $7.48
  Spot Price - Shoulder                        $4.94   $5.25    $5.57   $5.91   $6.28   $6.67    $7.08    $7.51    $7.98
  Spot Price - Winter                          $4.90   $5.21    $5.54   $5.89   $6.26   $6.65    $7.07    $7.52    $7.99
  FGMR Premium - Summer                        $0.00   $0.00    $0.00   $0.00   $0.00   $0.00    $0.00    $0.00    $0.00
  FGMR Premium - Shoulder                      $0.00   $0.00    $0.00   $0.00   $0.00   $0.00    $0.00    $0.00    $0.00
  FGMR Premium - Winter                        $0.62   $0.62    $0.63   $0.63   $0.64   $0.64    $0.65    $0.65    $0.66
  Firm Gas Market Cost - Weighted Average      $4.97   $5.28    $5.60   $5.94   $6.30   $6.68    $7.09    $7.52    $7.98

Interruptible Gas (Unit #2)
  Spot Price - Summer                          $4.61   $4.90    $5.21   $5.53   $5.87   $6.24    $6.63    $7.04    $7.48
  Spot Price - Shoulder                        $4.94   $5.25    $5.57   $5.91   $6.28   $6.67    $7.08    $7.51    $7.98
  Spot Price - Winter                          $5.27   $5.59    $5.93   $6.30   $6.68   $7.09    $7.53    $7.99    $8.48
  IGR Premium - Summer                         $0.05   $0.05    $0.05   $0.05   $0.05   $0.05    $0.05    $0.05    $0.05
  IGR Premium - Shoulder                       $0.05   $0.05    $0.05   $0.05   $0.05   $0.05    $0.05    $0.05    $0.05
  IGR Premium - Winter                         $0.05   $0.05    $0.05   $0.05   $0.05   $0.05    $0.05    $0.05    $0.05
  Interruptible Gas Cost - Weighted Average    $4.96   $5.27    $5.59   $5.93   $6.30   $6.68    $7.09    $7.52    $7.99

Delivered Fuel Oil (Unit #2)                   $9.14   $9.53    $9.94  $10.37  $10.81  $11.28   $11.77   $12.27   $12.80

                              Panda-Brandywine L.P.

                              230MW PEPCO Project

                             Gas Supply Assumptions

                                                                                           Year Ended

                                                        Dec-1996   Dec-1997   Dec-1998   Dec-1999  Dec-2000   Dec-2001  Dec-2002
                                                        --------   --------   --------   --------  --------   --------  --------
Firm Transportation:

ANR Tariff Rates               1996 Rate   Escalation
  Demand                        $0.0000      0.00%         $0.00     $0.00      $0.00     $0.00     $0.00     $0.00      $0.00
  Commodity                     $0.0000      0.00%         $0.00     $0.00      $0.00     $0.00     $0.00     $0.00      $0.00
  Fuel %                           0.00%                    0.00%     0.00%      0.00%     0.00%     0.00%     0.00%      0.00%

Columbia Gas Tarriff Rates
  Demand                        $0.2632      1.50%         $0.26     $0.27      $0.27     $0.28     $0.28     $0.28      $0.29
  Commodity                     $0.0267      1.50%         $0.03     $0.03      $0.03     $0.03     $0.03     $0.03      $0.03
  Fuel %                           2.41%                    2.41%     2.41%      2.41%     2.41%     2.41%     2.41%      2.41%

CLNG & WGL Contract Rates
  Demand - CLNG Only            $0.0222      1.50%         $0.02      $0.02     $0.02     $0.02     $0.02     $0.02      $0.02
  Commodity - CLNG & WGL        $0.0590      0.25%         $0.06      $0.06     $0.06     $0.06     $0.06     $0.06      $0.06
  Fuel % - CLNG Only               1.00%                    1.00%      1.00%     1.00%     1.00%     1.00%     1.00%      1.00%


Interruptible Transportation:
-----------------------------
Columbia Gas Tarriff Rates     1996 Rate
  Commodity - Summer             $0.221      1.50%         $0.22      $0.22     $0.23     $0.23     $0.23     $0.24      $0.24
  Commodity - Shoulder           $0.271      1.50%         $0.27      $0.27     $0.28     $0.28     $0.29     $0.29      $0.30
  Commodity - Winter             $0.310      1.50%         $0.31      $0.31     $0.32     $0.32     $0.33     $0.33      $0.34
  Fuel %                           2.41%                    2.41%      2.41%     2.41%     2.41%     2.41%     2.41%      2.41%

Columbia (Cove Point)
    LNG Tarriff Rates
  Commodity - Summer             $0.023      1.50%         $0.02      $0.02     $0.02     $0.02     $0.02     $0.02      $0.03
  Commodity - Shoulder           $0.023      1.50%         $0.02      $0.02     $0.02     $0.02     $0.02     $0.02      $0.03
  Commodity - Winter             $0.023      1.50%         $0.02      $0.02     $0.02     $0.02     $0.02     $0.02      $0.03
  Fuel %                           1.00%                    1.00%      1.00%     1.00%     1.00%     1.00%     1.00%      1.00%

Washington Gas Contract Rates
  Commodity - Summer             $0.050      0.00%         $0.05      $0.05     $0.05     $0.05     $0.05     $0.05      $0.05
  Commodity - Shoulder           $0.050      0.00%         $0.05      $0.05     $0.05     $0.05     $0.05     $0.05      $0.05
  Commodity - Winter             $0.050      0.00%         $0.05      $0.05     $0.05     $0.05     $0.05     $0.05      $0.05
  Fuel %                           0.00%                    0.00%      0.00%     0.00%     0.00%     0.00%     0.00%      0.00%


Management Fee & SIT:
---------------------
  Fuel Management Fee -
    Firm Gas                     $0.000      0.00%         $0.00      $0.00     $0.00     $0.00     $0.00     $0.00      $0.00
  Fuel Management Fee -
    Interruptible Gas            $0.000      0.00%         $0.00      $0.00     $0.00     $0.00     $0.00     $0.00      $0.00
WGL Balancing                    $0.050      2.50%         $0.05      $0.05     $0.05     $0.05     $0.06     $0.06      $0.06
  Storage-In-Transit             $0.050      2.50%         $0.05      $0.05     $0.05     $0.05     $0.06     $0.06      $0.06


                                                                                 Year Ended
                                          Dec-2003  Dec2004  Dec-2005 Dec-2006 Dec-2007 Dec-2008 Dec-2009 Dec-2010 Dec-2011 Dec-2012
                                          --------  -------  -----------------------------------------------------------------------
Firm Transportation:
ANR Tariff Rates
  Demand                                    $0.00    $0.00     $0.00    $0.00    $0.00     $0.00   $0.00    $0.00    $0.00    $0.00
  Commodity                                 $0.00    $0.00     $0.00    $0.00    $0.00     $0.00   $0.00    $0.00    $0.00    $0.00
  Fuel %                                     0.00%    0.00%     0.00%    0.00%    0.00%     0.00%   0.00%    0.00%    0.00%    0.00%

Columbia Gas Tarriff Rates
  Demand                                    $0.29    $0.30     $0.30    $0.31    $0.31     $0.31   $0.32    $0.32    $0.33    $0.33
  Commodity                                 $0.03    $0.03     $0.03    $0.03    $0.03     $0.03   $0.03    $0.03    $0.03    $0.03
  Fuel %                                     2.41%    2.41%     2.41%    2.41%    2.41%     2.41%   2.41%    2.41%    2.41%    2.41%

CLNG & WGL Contract Rates
  Demand - CLNG Only                        $0.02    $0.03     $0.03    $0.03    $0.03     $0.03   $0.03    $0.03    $0.03    $0.03
  Commodity - CLNG & WGL                    $0.06    $0.06     $0.06    $0.06    $0.06     $0.06   $0.06    $0.06    $0.06    $0.06
  Fuel % - CLNG Only                         1.00%    1.00%     1.00%    1.00%    1.00%     1.00%   1.00%    1.00%    1.00%    1.00%


Interruptible Transportation:
Columbia Gas Tarriff Rates
  Commodity - Summer                        $0.25    $0.25     $0.25    $0.26    $0.26     $0.26   $0.27    $0.27    $0.28    $0.28
  Commodity - Shoulder                      $0.30    $0.30     $0.31    $0.31    $0.32     $0.32   $0.33    $0.33    $0.34    $0.34
  Commodity - Winter                        $0.34    $0.35     $0.35    $0.36    $0.36     $0.37   $0.38    $0.38    $0.39    $0.39
  Fuel %                                     2.41%    2.41%     2.41%    2.41%    2.41%     2.41%   2.41%    2.41%    2.41%    2.41%

Columbia (Cove Point) LNG Tarriff Rates
  Commodity - Summer                        $0.03    $0.03     $0.03    $0.03    $0.03     $0.03   $0.03    $0.03    $0.03    $0.03
  Commodity - Shoulder                      $0.03    $0.03     $0.03    $0.03    $0.03     $0.03   $0.03    $0.03    $0.03    $0.03
  Commodity - Winter                        $0.03    $0.03     $0.03    $0.03    $0.03     $0.03   $0.03    $0.03    $0.03    $0.03
  Fuel %                                     1.00%    1.00%     1.00%    1.00%    1.00%     1.00%   1.00%    1.00%    1.00%    1.00%

Washington Gas Contract Rates
  Commodity - Summer                        $0.05    $0.05     $0.05    $0.05    $0.05     $0.05   $0.05    $0.05    $0.05    $0.05
  Commodity - Shoulder                      $0.05    $0.05     $0.05    $0.05    $0.05     $0.05   $0.05    $0.05    $0.05    $0.05
  Commodity - Winter                        $0.05    $0.05     $0.05    $0.05    $0.05     $0.05   $0.05    $0.05    $0.05    $0.05
  Fuel %                                     0.00%    0.00%     0.00%    0.00%    0.00%     0.00%   0.00%    0.00%    0.00%    0.00%


Management Fee & SIT:
  Fuel Management Fee - Firm Gas            $0.00    $0.00     $0.00    $0.00    $0.00     $0.00   $0.00    $0.00    $0.00    $0.00
  Fuel Management Fee - Interruptible Gas   $0.00    $0.00     $0.00    $0.00    $0.00     $0.00   $0.00    $0.00    $0.00    $0.00
WGL Balancing                               $0.06    $0.06     $0.06    $0.06    $0.07     $0.07   $0.07    $0.07    $0.07    $0.07
  Storage-In-Transit                        $0.06    $0.06     $0.06    $0.06    $0.07     $0.07   $0.07    $0.07    $0.07    $0.07


                                                                          Year Ended
                                    Dec-2013  Dec-2014 Dec-2015 Dec-2016 Dec-2017  Dec-2018 Dec-2019   Dec-2020  Dec-2021
                                    --------  -----------------------------------  -----------------   --------  --------
Firm Transportation:
ANR Tariff Rates
  Demand                              $0.00     $0.00    $0.00    $0.00   $0.00     $0.00     $0.00     $0.00     $0.00
  Commodity                           $0.00     $0.00    $0.00    $0.00   $0.00     $0.00     $0.00     $0.00     $0.00
  Fuel %                               0.00%     0.00%    0.00%    0.00%   0.00%     0.00%     0.00%     0.00%     0.00%

Columbia Gas Tarriff Rates
  Demand                              $0.34     $0.34    $0.35    $0.35   $0.36     $0.37     $0.37     $0.38     $0.38
  Commodity                           $0.03     $0.03    $0.04    $0.04   $0.04     $0.04     $0.04     $0.04     $0.04
  Fuel %                               2.41%     2.41%    2.41%    2.41%   2.41%     2.41%     2.41%     2.41%     2.41%

CLNG & WGL Contract Rates
  Demand - CLNG Only                  $0.03     $0.03    $0.03    $0.03   $0.03     $0.03     $0.03     $0.03     $0.03
  Commodity - CLNG & WGL              $0.06     $0.06    $0.06    $0.06   $0.06     $0.06     $0.06     $0.06     $0.06
  Fuel % - CLNG Only                   1.00%     1.00%    1.00%    1.00%   1.00%     1.00%     1.00%     1.00%     1.00%


Interruptible Transportation:

Columbia Gas Tarriff Rates
  Commodity - Summer                  $0.28     $0.29    $0.29    $0.30   $0.30     $0.31     $0.31     $0.32     $0.32
  Commodity - Shoulder                $0.35     $0.35    $0.36    $0.36   $0.37     $0.38     $0.38     $0.39     $0.39
  Commodity - Winter                  $0.40     $0.40    $0.41    $0.42   $0.42     $0.43     $0.44     $0.44     $0.45
  Fuel %                               2.41%     2.41%    2.41%    2.41%   2.41%     2.41%     2.41%     2.41%     2.41%

Columbia (Cove Point)
    LNG Tarriff Rates
  Commodity - Summer                  $0.03     $0.03    $0.03    $0.03   $0.03     $0.03     $0.03     $0.03     $0.03
  Commodity - Shoulder                $0.03     $0.03    $0.03    $0.03   $0.03     $0.03     $0.03     $0.03     $0.03
  Commodity - Winter                  $0.03     $0.03    $0.03    $0.03   $0.03     $0.03     $0.03     $0.03     $0.03
  Fuel %                               1.00%     1.00%    1.00%    1.00%   1.00%     1.00%     1.00%     1.00%     1.00%

Washington Gas Contract Rates
  Commodity - Summer                  $0.05     $0.05    $0.05    $0.05   $0.05     $0.05     $0.05     $0.05     $0.05
  Commodity - Shoulder                $0.05     $0.05    $0.05    $0.05   $0.05     $0.05     $0.05     $0.05     $0.05
  Commodity - Winter                  $0.05     $0.05    $0.05    $0.05   $0.05     $0.05     $0.05     $0.05     $0.05
  Fuel %                               0.00%     0.00%    0.00%    0.00%   0.00%     0.00%     0.00%     0.00%     0.00%


Management Fee & SIT:
  Fuel Management Fee -
    Firm Gas                          $0.00     $0.00    $0.00    $0.00   $0.00     $0.00     $0.00     $0.00     $0.00
  Fuel Management Fee -
    Interruptible Gas                 $0.00     $0.00    $0.00    $0.00   $0.00     $0.00     $0.00     $0.00     $0.00
  WGL Balancing                       $0.08     $0.08    $0.08    $0.08   $0.08     $0.09     $0.09     $0.09     $0.09
  Storage-In-Transit                  $0.08     $0.08    $0.08    $0.08   $0.08     $0.09     $0.09     $0.09     $0.09

                 ICF RESOURCES INCORPORATED

                    Officer's Certificate



           I, B. S. Venkateshware, Vice President of ICF Resources, Incorporated, DO HEREBY CERTIFY that:

           Except as set forth below, since July 25, 1996, to our knowledge, no event affecting our reports entitled "Independent Panda-Brandywine Pro Forma Projections" and "Summary of the Consolidated Pro Formas of Panda Rosemary and Panda Brandywine Power Projects" (the "Pro Forma Reports") or the matters referred to therein has occurred which makes untrue or incorrect in any material respect, as of the date hereof, any information or statement contained in the Pro Forma Reports or in the Prospectus relating to the offering of Pooled Project Bonds, Series A-1 due 2012 by Panda Funding Corporation (the "Prospectus") under the captions "Consolidating Engineer's Pro Forma Report" and "Independent Pro Forma Analysis-Brandywine" in the Prospectus Summary.

     ICF notes that since July 25, 1996, the following events have occurred:

     (i)   More recent fuel price projections are available.

     (ii) Virginia Power has announced in one case that it has reached an agreement to terminate a Power Sales Agreement (PSA) with a Qualifying Facility and replace that PSA with an agreement to purchase at market-based prices.

      ICF is currently assessing these events in connection with the Pro Forma Reports and is not presently able to determine the impact, if any, such events may have on the Pro Forma Reports and the information contained therein.


                     WITNESS my hand this 11th day of October, 1996.


                     By:  /s/  B. S. Venkateshwara
                     Name:  B. S. Venkateshwara
                     Title: Vice President

                                                                APPENDIX F



                         INDEPENDENT ENGINEER'S REPORT
                     PANDA-BRANDYWINE COGENERATION PROJECT




                                  Prepared for


                               PANDA-BRANDYWINE L.P.




                                  Prepared by
                           PACIFIC ENERGY SYSTEMS, INC.
                                 Portland, Oregon

                                     July 22, 1996




                                      PREFACE


Panda Energy International, Inc., retained Pacific Energy Systems, Inc., to independently review available technical information on the design, construction, and expected operation of the Panda-Brandywine Cogeneration Project (the Project). The Project is being developed by Panda Energy International through its affiliate, Panda-Brandywine Limited Partnership, and is being designed and constructed by Raytheon Engineers & Constructors.

This report is intended for use in the Offering Circular for the issuance of Pooled Project Bonds offered by Panda Funding Corporation for the Project. Pacific Energy Systems understands that ICF Resources, Inc., will use the technical information in this report to develop project projections. Pacific Energy Systems, Inc., has not examined and makes no representations with respect to any other document contained in the Offering Circular.

This review is intended to determine whether the Project is technically feasible and based on competent engineering and construction practices. It is not intended to check the detailed design nor to identify engineering design errors. The review includes a number of documents prepared by others. Pacific Energy Systems, Inc., cannot guarantee the accuracy of the information contained in them. The ultimate success of the Project will depend not only on the engineering design and construction, but also on the subsequent operation, maintenance, management, and renewal of equipment as required in the completed plant. Pacific Energy Systems, Inc., has no control over design, construction, startup, operation, or maintenance of the plant and provides no warranty, express or implied, concerning its success.




                             TABLE OF CONTENTS


                                                                 Page
Section 1        INTRODUCTION. . . . . . . . . . . . . . . . .   G-1

Section 2        EXECUTIVE SUMMARY AND CONCLUSIONS . . . . . .   G-4
                 Introduction. . . . . . . . . . . . . . . . .   G-4
                 Current Assessment of Project Status. . . . .   G-5
                 Summary of Due Diligence. . . . . . . . . . .   G-8
                 Facility Description. . . . . . . . . . . . .  G-13
                 Facility Performance. . . . . . . . . . . . .  G-15
                 Permits and Licenses. . . . . . . . . . . . .  G-17
                 Construction Status . . . . . . . . . . . . .  G-17
                 Ancillary Facilities. . . . . . . . . . . . .  G-17

Section 3        ENGINEERING . . . . . . . . . . . . . . . . .  G-19
                 Overall Plant Description . . . . . . . . . .  G-19
                 Design Concepts and Technology Assessment . . G-20 Major Equipment Selection and
                   Vendor/Supplier Qualifications. . . . . . .  G-22
                 Specifications. . . . . . . . . . . . . . . .  G-22
                 Systems and Equipment Descriptions. . . . . .  G-23
                 Civil/Structural/Architectural. . . . . . . .  G-31

Section 4        ANCILLARY FACILITIES. . . . . . . . . . . . .  G-31
                 Effluent Water Supply Line. . . . . . . . . .  G-32
                 230-kV Electrical Transmission Line . . . . .  G-32
                 Natural Gas Line. . . . . . . . . . . . . . .  G-32
                 Distilled-Water Plant . . . . . . . . . . . .  G-34
                 Betty Boulevard . . . . . . . . . . . . . . .  G-34

Section 5        COST AND SCHEDULE ESTIMATES . . . . . . . . .  G-35
                 Capital Costs . . . . . . . . . . . . . . . .  G-35
                 Startup Costs . . . . . . . . . . . . . . . .  G-36
                 ICF Projections . . . . . . . . . . . . . . .  G-40
                 Schedule. . . . . . . . . . . . . . . . . . .  G-45

Section 6        PERMITS AND LICENSES. . . . . . . . . . . . .  G-45
                 Federal Approvals . . . . . . . . . . . . . .  G-45
                 State Approvals . . . . . . . . . . . . . . .  G-47
                 Right-of-Way Easements. . . . . . . . . . . .  G-48

Section 7        CONTRACTS & AGREEMENTS. . . . . . . . . . . .  G-50
                 Power Purchase Agreement. . . . . . . . . . .  G-50
                 Engineering, Procurement, and Construction
                  Contract . . . . . . . . . . . . . . . . . .  G-57
                 Treated Effluent Water Purchase Agreement . .  G-62
                 Steam Sales Agreement . . . . . . . . . . . .  G-63
                 Natural Gas Agreements. . . . . . . . . . . .  G-65
                 Owner's Engineer. . . . . . . . . . . . . . .  G-67
                 Effluent Line Construction. . . . . . . . . .  G-68
                 Transmission Line Construction. . . . . . . .  G-68

Section 8        OPERATIONS AND MAINTENANCE. . . . . . . . . .  G-68
                 Operating Experience. . . . . . . . . . . . .  G-68
                 Operations and Maintenance Costs. . . . . . .  G-69
                 O&M Agreement . . . . . . . . . . . . . . . .  G-71
                 Termination . . . . . . . . . . . . . . . . .  G-73
                 Other Provisions. . . . . . . . . . . . . . .  G-73

Section 9        PERFORMANCE GUARANTEES AND TESTING. . . . . .  G-76
                 Completion Guarantees . . . . . . . . . . . .  G-76
                 Performance Guarantees. . . . . . . . . . . .  G-76
                 Plant Performance Testing . . . . . . . . . .  G-79
                 Liquidated Damages and Bonuses. . . . . . . .  G-80

Appendix A       DOCUMENT LIST . . . . . . . . . . . . . . . .  G-83
Appendix B       PROJECT DRAWINGS. . . . . . . . . . . . . . .  G-98
Appendix C       LIST OF ABBREVIATIONS . . . . . . . . . . . . G-101
Appendix D       PANDA GATECYCLE SUMMARY . . . . . . . . . . . G-105

List of Tables   1-1   Project Relationships . . . . . . . . .   G-3
                 5-1   Capital Budget Details. . . . . . . . .  G-38
                 5-2   Similar Gas Turbine Projects. . . . . .  G-39
                 5-3   Commissioning Budget. . . . . . . . . .  G-40
                 5-4A  Unit 1. . . . . . . . . . . . . . . . .  G-42
                 5-4B  Unit 2. . . . . . . . . . . . . . . . .  G-43
                 5-5   Maintenance Requirement . . . . . . . .  G-44
                 7-1   PEPCO Dispatch Segments . . . . . . . .  G-53
                 8-1   Operations and Maintenance Costs. . . .  G-70
                 8-2   Comparisons of O&M Budgets for Gas
                         Turbine Projects. . . . . . . . . . .  G-71
                 9-1   Performance Guarantees. . . . . . . . .  G-76
                 9-2   Design Base Conditions for Plant
                         Operation . . . . . . . . . . . . . .  G-77
                 9-3   Summary of Raytheon's Liquidated
                         Damages and Bonuses . . . . . . . . .  G-81

List of Figures  8-1   Organization Chart. . . . . . . . . . .  G-75





                                 Section 1
                                INTRODUCTION


At the request of Panda Energy International (Panda), Pacific Energy Systems, Inc., reviewed the Panda-Brandywine Cogeneration Project, which is located south of Brandywine, Maryland, in Prince George's County. The Project is to be built on industrialzoned property by the owner, Panda-Brandywine, L.P. It is being developed by Panda Energy International, Inc. (Panda), of Dallas, Texas, an affiliate of the owner. Steam from the cogeneration project will be supplied to the adjacent distilled-water plant owned by Brandywine Water Company, an affiliate of Panda Energy. The review included:

            An examination of the available Project documents (listed in Appendix A) and the Project drawings (listed in Appendix B)

            Construction monitoring since April 1995,including monthly site inspections and approval of funding draws

            Several meetings at GE Capital in Stamford, Connecticut, to discuss Project details, contract issues, pro forma development, and permit issues

A detailed list of Project participants and their relationships to the Project is presented in Table 1-1. An engineering, procurement, and construction (EPC) contractor, Raytheon Engineers & Constructors (Raytheon), is responsible for the Project design, engineering, procurement, and construction. The cogeneration plant and the distilled-water plant will be operated by Ogden Brandywine Operations, Inc. (operator), a subsidiary of Ogden Power Corporation.

Panda Energy hired Gilbert/Commonwealth, Inc., as the owner's engineer to review the engineering and design work performed by Raytheon. C.H. Guernsey and Companyreviewed the electrical interconnect of the plant and will assist Panda-Brandywine in the startup and testing of the facility.

General Electric Capital Corporation (GE Capital) has provided a $215 million construction loan to the Project and has committed to provide long-term financing under a single-investor lease with the owner.

The power plant is designed to deliver 230,000 kilowatts (kW)(1) of electricity to Potomac Electric Power Company (PEPCO). The plant is a combined-cycle cogeneration facility that, in addition to its electrical output, will also provide up to 34,000 pounds per hour (lb/hr) of steam to Brandywine Water for use in the distilled-water process. The primary fuel is natural gas, but the plant will also be capable of burning oil during gas curtailment periods.

Pacific Energy Systems has independently reviewed the areas of Project engineering, cost, schedule, permits, contracts, operations and maintenance, and performance estimates for completeness, risk, variation from practices typical in the industry, and the ability of the Project to perform as intended.

Because Panda-Brandywine is a partnership with no employees, Panda Energy International (the developer) is supplying a project manager, project engineer, and other key individuals on behalf of Panda-Brandywine. In order to make this report easier to read, the term "Panda" is used in a generic sense to mean both owner and developer. Where clarification is important, specific terms or "owner" and "developer" will be used.

-----------------------------
(1) A list of technical abbreviations used in this report may be found in Appendix C.




                               Table 1-1
                         PROJECT RELATIONSHIPS

       Party                   Project                Remarks
                             Affiliation
-------------------------------------------------------------------------------
Panda-Brandywine             Project name          Project is located south of
Cogeneration                                       Brandywine, Maryland, in
                                                   Prince George's County.

Panda-Brandywine, L.P.       Owner                 The limited partnership set
                                                   up to hold all project
                                                   assets.

Panda Energy International   Developer             The principal developer of
                                                   the project and an affiliate
                                                   of the owner.

Brandywine Water             Steam host            An affiliate of Panda Energy
                                                   International.  Will
                                                   purchase steam to distill
                                                   water and  sell it to local
                                                   users of highly pure water.

Ogden Brandywine             Operator              Will operate and maintain
Operations, Inc.                                   the project under contract
                                                   with Panda-Brandywine, L.P.,
                                                   and is a subsidiary of
                                                   Ogden Power Corporation.

Gilbert/Commonwealth, Inc.   Owner's               Has responsibility for
                             engineer              detailed design review and
                                                   construction quality
                                                   control on behalf of the
                                                   owner.

Raytheon Engineers           EPC                   United Engineers &
Constructors                 contractor            Constructors, Inc., dba
                                                   Raytheon Engineers &
                                                   Constructors, has a turnkey
                                                   contract for engineering,
                                                   procurement, and
                                                   construction of the
                                                   cogeneration facility.

General Electric              Lender               GE Capital has provided a
Capital Corporation                                $215 million construction
                                                   loan and a 20-year lease
                                                   commitment for long-term
                                                   financing.

Potomac Electric              Power                PEPCO has contracted to
Power Company                 purchaser            purchase up to 230 MW of
                                                   dispatchable capacity and
                                                   associated energy from the
                                                   cogeneration plant.

Mattawoman Wastewater         Cooling              MWWTP will supply water for
Treatment Plant (MWWTP)       water supply         cooling tower makeup and
                                                   will operate the 17-mile
                                                   pipeline and pumping plant.
                                                   The MWWTP is part of the
                                                   Washington Suburban Sanitary
                                                   Commission (WSSC) and
                                                   provides treatment
                                                   requirements for Prince
                                                   George's County and Charles
                                                   County.

Public Service                 Permitting          The Maryland Public Service
Commission (PSC)               agency              Commission has the primary
                                                   and exclusive right to
                                                   permit the project under a
                                                   Certificate of Public
                                                   Convenience and Necessity.

Power Plant Research            Permitting          The PPRP is part of the
Program (PPRP)                  support             Maryland Department of
                                                    Natural Resources (DNR),
                                                    which provided key analysis
                                                    for the PSC during the
                                                    permitting process and
                                                    will have broad reporting
                                                    and review rights over the
                                                    operating plant.

Air and Radiation                Permitting         The ARMA is part of the
Management Administration        support            Maryland Department of
(ARMA)                                              Environment, which
                                                    provided key analysis for
                                                    the PSC during the
                                                    permitting process and will
                                                    have broad reporting and
                                                    review rights over the
                                                    operating plant.

Southern Maryland                 Local             SMECO will supply power for
Electrical Coop (SMECO)           utility           construction and for
                                                    operation of auxiliaries
                                                    during shutdown periods.


                                   Section 2
                       EXECUTIVE SUMMARY AND CONCLUSIONS


                                  INTRODUCTION

PROJECT BACKGROUND

The Panda-Brandywine Cogeneration Project is located on industrial-zoned property south of Brandywine, Maryland, in Prince George's County. The Project is a combined-cycle cogeneration facility designed to deliver 230,000 kilowatts
(kW) of electricity to Potomac Electric Power Company (PEPCO), and will supply up to 34,000 lb/hr of steam to Brandywine Water for distilling water. Natural gas is the primary fuel, but fuel oil may be used during gas curtailments. The distilled-water plant is necessary as a steam host to ensure the Project's status as a qualifying facility (QF).

Panda-Brandywine, L.P., is the project owner and Panda Energy, an affiliate of the owner, is the developer. Ogden Brandywine Operations, Inc., a subsidiary of Ogden Power Corporation, will operate both the cogeneration facility and the distilled-water plant. Raytheon is responsible for the design, engineering, procurement, and construction of the Project. GE Capital provided construction financing to the Project and will provide long-term financing under a single-investor lease with the owner. A list of Project participants and their relationships to the Project appears in Table 1-1.

INDEPENDENT ENGINEER'S WORK

Pacific Energy Systems was retained by GE Capital to perform a due diligence review of the Project. The review culminated in a Technical Review dated March 1995. The Technical Review included:

        - An examination of the available Project documents (see listing in Appendix A) and the Project drawings (listed in Appendix B)

        -    A visit to the proposed Project site

        - Several meetings at GE Capital in Stanford, Connecticut to discuss Project details, contract issues, pro forma development, and permit issues

        - Several conference calls among GE Capital, Panda Energy, Pacific Energy Systems, and various legal counsels

Since March 1995, Pacific Energy Systems has monitored construction of the Project. The latest visit to the Project site by Pacific Energy Systems occurred June 19, 1996 (see photographs in Appendix F).

INDEPENDENT ENGINEER'S QUALIFICATIONS

Pacific Energy Systems has provided engineering services to approximately 50 power plants over the last seven years. Services included technical review, construction monitoring, performance testing and certification, and operation and maintenance audits. Approximately half of these plants utilized combined-cycle combustion turbine technology with cogeneration, as does the Panda-Brandywine Cogeneration Project.

Pacific Energy Systems served as the independent engineer on the Panda-Brandywine Project for GE Capital. David G. Young and John R. Martin, who performed that work, have over 50 years combined experience in power plant design, siting, permitting, review, and evaluation.

STRUCTURE OF THIS REPORT

This report is based on the due diligence activities previously completed by Pacific Energy Systems, as well as its ongoing construction monitoring of the Project. The Executive Summary follows the format of the scope of work provided by Panda Energy. Details and relevant documents are attached as appropriate.


                   CURRENT ASSESSMENT OF PROJECT STATUS

CONCLUSIONS AND RECOMMENDATIONS

On the basis of Pacific Energy Systems' review of available information, Pacific Energy Systems concludes that the Panda-Brandywine Cogeneration Project is technically feasible and that its design is similar to that of several successfully operated combined-cycle gas turbine plants. The design appears to be adequate to meet the contractual commitments specified in the Power Purchase Agreement (PPA) with PEPCO and Steam Sales Agreement (SSA) with Brandywine Water Company, environmental permit conditions, and qualifying facility requirements.

The majority of the equipment components can be considered commercially available and are widely used in similar utility and industrial applications. If constructed, operated, and maintained according to the design criteria and manufacturers' recommendations; and if critical parts are properly renewed and replaced, the plant will perform as anticipated and with a projected life that exceeds the 25-year primary term of the PPA.

CONSTRUCTION SCHEDULE

In the Construction Agreement, Raytheon guarantees that commercial operation of the plant will occur no later than the Guaranteed Completion Date of October 31, 1996. Based on this completion date, construction is ahead of schedule.
As of July 15, 1996, construction was approximately 90 percent complete.
It is reasonable to expect commercial operation by the end of September 1996. Final acceptance, is expected in April 1997, as scheduled.

CONSTRUCTION BUDGET

The budget for development of the Project is $215 million. This total includes plant construction by Raytheon, the construction of a water supply line and transmission line, and work performed by others. The $215 million budget also includes interest during construction and other financing costs. Details of the original budget are shown in Table 5-1. Cost overruns have occurred in some budget items while other items have been completed under budget.
Overall, construction is expected to be completed at approximately $200,000 to $300,000 below the original Project budget which included approximately $8.7 million for contingencies. As shown in Table 5-1, almost all the contingency remains unspent.

Panda Energy budgeted $5.8 million for its expenses during startup and commissioning. This budget is consistent with experience at other projects.

TECHNICAL PERFORMANCE

After its 1994-95 review of the Project design and the selected equipment, Pacific Energy Systems concluded that all performance standards required under the Construction Contract, including power and heat rate, could be met. The guaranteed net power output is 230,000 kW. The guaranteed heat rate is 7,124 Btu/kWh (LHV). That conclusion remains valid.

AIR EMISSIONS

In the Construction Agreement, Raytheon guarantees air emissions from the plant will meet the emission limits of the U.S. Environmental Protection Agency
(EPA), Prevention of Significant Deterioration (PSD) permit, the Certificate of Public Convenience and Necessity (CPCN), and Maryland Public Services Commission (PSC).

The Project, as originally designed, was capable of meeting the air emission standards of the EPA and the Maryland PSC. Nothing has changed since the design phase that would diminish this capability. General Electric Power Systems has provided a letter guaranteeing that the turbines will meet CPCN standards. Other projects that use similar GE turbines have complied with air emission standards similar to those required of this Project.

POWER PURCHASE AGREEMENT

The PPA provides for a monthly capacity payment and a monthly energy payment. Pacific Energy Systems has reviewed the sample calculations in the PPA for the respective payments and found them to be correct based on the assumptions used in the PPA. However, the actual payments will be based on the actual operation of the plant in the future.

A "Joint Operating Procedure" has been agreed to by Panda and PEPCO. It provides for coordination of dispatching and provides procedures for resolving disagreements that may arise under the PPA during operation.

QUALIFYING FACILITY STATUS

To be a Qualifying Facility under PURPA, five percent of the useful energy (i.e., the sum of the generated electrical energy plus the thermal energy sent to a host) from a power plant must serve a thermal load. The thermal load for this Project is a water distillation plant that is being constructed by Raytheon under the Construction Agreement. Raytheon is contractually committed to have the distilled-water plant ready for commercial operation at the time the power plant begins commercial operation. The quantity of steam exported to the distilled water plant is to average 34,000 lb/hr which will ensure the five percent requirement is met.

The distilled water also must be used beneficially. The U.S. Navy, at its Indian Head Naval Facility, has signed a purchase order for all the distilled water produced by the plant.

A QF must also meet an efficiency standard that requires the net electric energy plus half of the useful thermal energy to equal or exceed 45 percent of the energy in the fuel. For this Project, the guaranteed heat rate limit of 7,124 Btu/kWh (LHV) equates to an efficiency of 48 percent. The efficiency standard for QF status is, therefore, satisfied regardless of the thermal load.


                          SUMMARY OF DUE DILIGENCE

CONTRACTS

Pacific Energy Systems reviewed the six agreements described below in the course of its due diligence work.

Power Purchase Agreement

Under the PPA, PEPCO has agreed to purchase all of the electricity generated by the Project. The PPA places several restrictions and requirements on Panda and allows for extensive monitoring of the Project before and during its operation. If Panda fails to meet the requirements of the PPA, the agreement allows for reduced payments or cancellations.

The plant will be fully dispatchable to meet PEPCO's requirements except for the production of 99 MW for 60 hours per week which PEPCO must take from the plant.

Under the PPA, the following deposits and reserves are required. All are in place through letters of credit provided by GE Capital:

       -    Development Security ensures the Commercial Operation Date is met.

       - Interconnection Security ensures PEPCO is paid for costs associated with the interconnection facilities between the Project and the PEPCO system.

       - Performance Security covers damages resulting from termination of the PPA after the Commercial Operation Date.

       - Maintenance Reserve covers major overhaul costs incurred by the Project.

Construction Agreement

The Amended and Restated Turnkey Cogeneration Facility Agreement between Panda-Brandywine, L.P. and Raytheon is also referred to as the Construction Agreement or the EPC Contract. The EPC contract is for a fixed fee of $118 million. It includes design, engineering, project management, labor, equipment, and materials to construct, start up, and carry out performance tests (for the power plant and distilled-water plant only) of the following project components.

        - The power plant and supporting facilities within the main fence area

        - A section of Betty Boulevard (an access road to the industrial park)

        -    The distilled-water plant

        -    The fuel-oil storage tank

Utility support systems outside the fence (including the electric transmission lines, effluent pipeline, and the gas supply line) are outside of Raytheon's scope of work. The transmission line was constructed by C.W. Wright Construction Company, Inc., and is complete. PEPCO has issued a letter stating it will accept the line.

The effluent pipeline and the gas supply line are complete. The associated pump station is 85 percent complete and is expected to be operational by the anticipated commercialization date.

Completion of the plant and acceptance by Panda have the following two key milestone dates:

         - Commercial operation is scheduled to occur by October 31, 1996. It occurs when the plant has passed the 48-hour test outlined in Section 19.5.1 of Raytheon's scope of work. Penalties apply for not passing the test on schedule. It is anticipated that Raytheon will begin commercial operation by the end of September 1996.

         -    Final acceptance is anticipated by the end of April 1997.
              In order to meet final acceptance, Raytheon must complete the following:
                   -    Pass performance tests and correct deficiencies
                   -    Build the plant to final specifications
                   -    Synchronize the plant to the PEPCO grid
                   -    Complete all work affecting normal plant operation
                   -    Ensure that punchlist work will not interrupt plant
                          operations
                   -    Ensure that steam is going to the steam host
                   -    Obtain a completion certificate from the owner
                   -    Certify that construction is in accordance with
                           governmental requirements

The Construction Contract is a fixed turnkey agreement that provides for liquidated damages to ensure Raytheon meets all performance guarantees and bonuses if performance exceeds guarantees by specified amounts. It is expected that guaranteed completion date of October 31, 1996, will be met and the project will be completed within budget. Performance guarantees under the Construction Contract are discussed in the sub-section entitled "Facility Performance" in Section 2 of this report.

Liquidated damages are provided to ensure Raytheon's diligence in meeting all guarantees. The contract provides for an $80,000 per day penalty for delay of completion after October 31, 1996, up to a maximum penalty of $14.4 million. The contract provides for performance bonuses if performance exceeds guarantees by specified amounts.

The Construction Contract commits Raytheon to provide or obtain limited spare parts, building occupancy permits, limited warranties against deficiencies, and manuals and training for O&M personnel. Provisions are made for the arbitration of disputes arising under the Construction Contract.

Operation and Maintenance Agreement

Panda-Brandywine, L.P. and Ogden Brandywine Operations, Inc., signed an Operation and Maintenance Agreement on November 21, 1994. Ogden Brandywine Operations is a wholly-owned subsidiary of Ogden Power Corporation which is a subsidiary of Ogden Environmental and Energy Services of Fairfax, Virginia, which is a wholly- owned subsidiary of Ogden Corporation (Ogden).

Ogden is a technical services company with more than $2 billion in annual sales and more than 1,300 employees who operate and maintain power projects including waste-to-energy, hydroelectric, and geothermal projects. Gas turbine operation is relatively new to Ogden, but it has hired sufficiently skilled home-office personnel to support the Project. Local hiring has been completed and the experience level is substantially higher than Pacific Energy Systems has seen in most other facilities.

The annual O&M budget for the Project is approximately 20 percent lower than budgets for other recently-constructed gas turbine projects with which Pacific Energy Systems is familiar. However, the budget is reasonable. Economies of scale might explain, in part, its magnitude in comparison to other projects.

After the Actual Commercial Operation Date, operator compensation is fixed at $117,750 per month, adjusted for performance, plus all reimbursable costs incurred under the agreement. Performance adjustments are allowed for the equivalent availability factor (EAF) and for the capacity performance.

The O&M Agreement provides for termination under several conditions Pacific Energy Systems believes are reasonable. It also contains reasonable provisions for force majeure, arbitration, renegotiation in case of substantial changes to the facilities, and Owner oversight over unbudgeted purchase orders in excess of $1,000.

Steam Sales Agreement

A steam sales agreement was entered into on March 30, 1995 between Panda-Brandywine, L.P. and Brandywine Water Company. Panda will sublease the distilled-water plant to Brandywine Water Co. Panda will sell steam (thermal energy), cooling water, and feed water to Brandywine Water Co. Panda also will provide operating, maintenance, and wastewater disposal services for the distilled-water plant. Brandywine Water Co. will sell distilled water and must purchase enough steam to maintain the Project's QF status. Panda has not guaranteed any specific amounts or periods of time for thermal energy delivery.

Pacific Energy Systems believes that the SSA is sufficient to ensure the continued QF status of the Project.

Water Purchase Agreement

A Treated Effluent Water Purchase Agreement between the county commissioners of Charles County, Maryland, and Panda-Brandywine, L.P. was signed September 13, 1994. It allows the project to receive 2.7 million gallons of treated effluent per day (mgd). The Agreement commits Panda to construct the 17-mile pipeline at its own expense. The Project budget contains approximately $10.6 million for this purpose. Upon completion, the portion of the pipeline in Charles County is to be turned over to the county. The capacity of the line is to be 3.0 mgd. Effluent not needed by the Project may be provided to other customers with which the county may contract.

The Water Purchase Agreement is for a term of 25 years with options for three 5-year extensions. Panda will pay $1.00 per thousand gallons of effluent used for the first 10 years with escalation occurring thereafter in accordance with the Consumer PriceIndex. Panda must also pay certain fixed expenses associated with maintaining the pipeline and its right-of-way. The effluent pipeline was built by Flippo Construction Company. It has been completed from the wastewater treatment plant to the cooling tower.

The pump station for pumping effluent through the pipeline is being built at the sewage treatment plant by J.L.W. Construction. It is 85 percent complete. Completion is expected by early August.

Natural Gas Agreements

A detailed study of the gas contracts has not been a part of Pacific Energy Systems' past due diligence activities on the Project. C.C. Pace Resources, Inc., conducted an independent review of the Project's fuel supply plan.

The required gas transmission line for the Project, which interconnects into the Washington Gas and Light (WGL) system, is complete.

DESIGN FEASIBILITY

The basic plant design, gas-fired combined-cycle, has been used in numerous similar installations and is well established in the utility industry.

PROJECT COSTS

The capital budget for the Project was $215 million including a contingency of approximately $8.7 million. Details of the budget are shown in Table 5-1. Actual capital expenditures are expected to be $200,000 to $300,000 less than the budgeted amount. Cost overruns on some budgeted items have been more than compensated for through savings on other cost items.

The ICF projections appear to reflect reasonable expectations of Project expenses. Agreements for operating and maintaining the plant; for purchasing fuel and water; and for selling electricity are structured to provide for contingencies in a manner that is consistent with good practice in this industry.

PERMITS

All required permits and licenses either have been obtained or are reasonably expected to be obtained within a time frame that will not delay the planned operation of the Project.



                           FACILITY DESCRIPTION

SITE

The Project is located in an industrial park south of Brandywine, Maryland in Prince George's County. The site is located 2,000 feet east of Highway 301 on Cedarville road, adjacent to the Conrail railroad tracks on the east, bounded on the west by Betty Boulevard, which will be built as part of the Project. Some of the site is in a wetland. All appropriate permits for use of that area have been obtained.

FACILITY COMPONENTS

Mechanical Systems and Steam Generators

The project will use two GE-supplied PG7111EA combustion turbinegenerators, each matched with its own three-pressure-level heat recovery steam generator
(HSRG). Each turbine-generator will have an output of 81.3 MW. The steam from the two HSRGs will be used in a single GE steam turbine with a capacity of 83.7 MW. The steam turbine can operate using steam from either of the HRSGs individually or from both HSRGs. The combustion turbine-generators will fire on natural gas with No. 2 fuel oil as an auxiliary fuel. The balance of plant equipment includes a condenser, four-cell evaporative cooling tower, water treatment system and fuel oil handling system.

Process steam to the distilled-water plant will be supplied from the low-pressure section of the HRSGs and can be supplemented with steam turbine extraction steam.

The exhaust steam from the steam turbine is condensed in a surface condenser. Cooling tower makeup water will be supplied via a 17 mile pipeline from the Mattawoman Wastewater Treatment Plant. Well water is available onsite as a backup.

The gross plant electrical capacity is 246.3 MW during steam export to the distilled-water plant at the rate of 34,000 pounds per hour (lb/hr) (i.e., two times 81.3 MW plus 83.7 MW). The guaranteed net output is 230 MW which accounts for in-plant use of electric power and derating due to hot and humid atmospheric conditions.

Gas will be supplied via a pipeline. Backup fuel oil will be stored in a tank located adjacent to the site.

The design of the plant is proven in the electric utility industry. Design features such as redundancy and backup that are in accordance with industry practice have been included.

One notable feature of the plant is that it is highly dispatchable and will be started and stopped frequently. Several features could be added to the plant now or after startup that would make the cycling of the plant more reliable and less costly. The current design, however, is sufficient to achieve the performance assumed in the pro forma.

The plant is expected to be heavily dispatched by PEPCO from a minimum guarantee dispatch of 99 MW on a 12-hour daily cycle, 5day week to full load at 230 MW.

Environmental Controls

The major air pollutant of concern is NOx. The turbines use dry, low-NOx technology. Water injection will be required only when the plant is operating on oil. No duct burners, gas compressors, or selective catalytic reduction
(SCR) is required now, but it can be added later if needed.

The project has obtained a CPCN from the Maryland PSC. To obtain a CPCN, emissions were reviewed in accordance with PSD requirements. All associated approvals have been obtained.

In developing the CPCN, the Maryland PSC included input from all other state agencies and local governments that deal with environmental regulation, and all permits required to date have been received. It is anticipated there will be no problems obtaining other required permits.

Electrical Intertie

The interconnection of the Project to the PEPCO system is included in the PPA. At Panda's expense, PEPCO will provide all required interconnection equipment, safety devices, and metering at its Burches Hill Substation.

C. W. Wright has constructed a 7-mile long 230 kV transmission line from the plant to the Burches Hill Substation. Ownership of the line will be transferred to PEPCO. The transmission line has been completed and is energized, and it is backfeeding the switch gear at the power plant. PEPCO has issued a letter stating it will accept the transmission line.


                         FACILITY PERFORMANCE


POWER AND HEAT RATE

Under Article 5.0 of the EPC contract, Raytheon guarantees a net power output of 230,000 kW and a net heat rate of 7,124 Btu/kWh (LHV). These performance parameters are to be met under a set of conditions including the export of 34,000-lb/hr steam. Pacific Energy Systems evaluated the plant using "Gatecycle," a power plant design and performance software package. The evaluation predicts the guarantees can be met. Nothing has changed during construction to alter this conclusion.

The heat rate of 7,124 Btu/kWh (LHV) and capacity of 230,000 kW are for a new, clean plant. Performance degrades during operation until the prime equipment is overhauled and key parts are repaired or replaced. This is common for all mechanical systems. As discussed in Section 5, Pacific Energy Systems provided ICF with our estimates of the heat rate and plant output capacity for each year from 1996 through 2021 for use in its Project projections. Pacific
Energy Systems' estimates are based on dispatch estimates provided by ICF Resources and on performance degradation curves provided by General Electric Power Systems. Our estimates are consistent with common industry practice. However, they are dependent on the information provided by others and on operating conditions and maintenance practices.

EMISSIONS

The turbines use dry, low- NOx control technology which is stateof-the-art for this type of application. The Project has undergone review for PSD standards and has been duly permitted.

Under the Construction Agreement, Raytheon guarantees that air emissions from the plant will meet the emissions limits of the U.S. EPA PSD permit and the permits by the Maryland CPCN proceedings. General Electric Power Systems has issued a letter guaranteeing its turbines will meet these emission limits.

Emission limits for some power plants necessitate the use of SCR to control NOx. SCR is not required for this project and is not included in the current design. However, if needed in the future it can be added to the HRSGs.

RELIABILITY

Net power output, heat rate, emissions, and noise limits are guaranteed by Raytheon and are achievable with the Project's technology and construction standards.

The following plant performance tests for the Project will be completed before final acceptance:

        -    48-hour net electrical output performance test
        -    Net plant heat rate test
        -    200-hour capacity test
        -    Stack test
        -    Noise test

The Operation and Maintenance Agreement promotes reliability by providing for a full-time owner's representative to administer Panda-Brandywine's responsibilities, to monitor the operation of the plant, and to direct economic and financial matters.

Raytheon warrants, under the Construction Agreement, that the plant will be free from defects or deficiencies until the later of: (a) one year from commercial operation; or (b) one year from discovery or repair of defect or deficiency, but no later than the second anniversary of final acceptance. Furthermore, for any item that is repaired, replaced, or renewed more than once, Raytheon will undertake a technical analysis of the problem and clear the "root cause" of the problem. GE-supplied equipment is exempted from this warranty and is the responsibility of Panda.

The factors given above and the soundness of the Project design lead Pacific Energy Systems to conclude that the Project will perform as assumed in the pro forma and with a reliability that is typical of similar successful plants of its type.

AVAILABILITY

The PPA is based on a target availability in the range of 88 percent to 92 percent. Based on the design of the Project, Pacific Energy Systems believes this is a reasonable target. The PPA provides for an increase in monthly payments if the actual availability, as measured by the EAF is greater than 92 percent.

The PPA provides for a decrease in monthly payments if the EAF is less than 88 percent. Likewise, the O&M contract provides for bonuses and penalties if the EAF falls outside of the targeted range.

The review of the Gas Supply Agreement by C.C. Pace presents a generally favorable conclusion regarding the security of the gas supply.

USEFUL LIFE

The term of the PPA is 25 years. The anticipated useful life of projects similar to this project is often 25 years or longer. If the plant is operated, maintained, and renewed according to manufacturers' recommendations and standard industry practices, Pacific Energy Systems expects it to have a useful life of at least 25 years.

                        PERMITS AND LICENSES

All necessary permits and licenses have been obtained or can be obtained on a schedule that will not delay commercial operation of the Project.


                        CONSTRUCTION STATUS

Construction is expected to be completed on time and within budget. Construction is approximately 90 percent complete as of July 15, 1996. The plant is in the preliminary startup phase. The expected completion date is the end of September 1996.

Based on the construction progress report dated June 30, 1996 the construction status of major components is as follows:

        -    Piping - 98.2 percent complete
        -    Control cable terminations - 94.1 percent complete
        -    Instrument installation - 94.7 percent complete


                        ANCILLARY FACILITIES

Five ancillary, or offsite, facilities either have been built or are under construction. They are described in Section 4 of this report. A summary of the current status of each follows.

Effluent Water Supply Line

A 16-inch-diameter 17-mile long pipeline will carry effluent from the Mattawoman Wastewater Treatment Plant to the Facility. The treated wastewater will be used as cooling water for the power plant and as feed water for the distilled-water plant. The pipeline is currently complete from the wastewater treatment plant to the cooling tower of the power plant.

The pump station that is being constructed at the wastewater treatment plant is 85 percent complete.

230-kV Electrical Transmission Line

A 230-kV transmission line is needed to connect the project's dead-end tower to PEPCO's Burches Hill Substation. The transmission line is complete and energized.

Natural Gas Line

Washington Gas Light Company (WGL) is obligated to provide gas distribution facilities from the interstate pipeline at Cove Point to the power plant. The provision of metering, regulating, and appurtenant facilities required on the project site are included in WGL's commitments.

The WGL pipeline is currently complete to the plant meter. Work on controls is in progress and is expected to be finished by July 1, 1996.

One section of pipeline is being built by Columbia Pipeline Company at a cost of $6.8 million. Completion is expected prior to commercialization of the plant. However, if it is not complete by that time, gas is available from other sources. Delays on this section of pipeline will not delay startup of the Project.

Distilled-Water Plant

To maintain status as a QF, at least 5 percent of the useful energy output from a power plant must be used by a thermal host. The thermal host for the Project is a distilled-water plant owned by Brandywine Water, an affiliate of Panda Energy. The distilledwater plant will start up with the power plant. Raytheon is committed to accomplish this and Pacific Energy Systems believes it is a reasonable expectation.

Betty Boulevard

Prince George's County requires Panda to construct the section of Betty Boulevard that fronts the Project site. Construction is included in the EPC contract and will be completed some time after commercialization of the plant. Completion of Betty Boulevard is not crucial to the operation of the plant and no major problems are anticipated.


                              Section 3
                             ENGINEERING


                         OVERALL PLANT DESCRIPTION

The Panda-Brandywine Cogeneration Project is a combined-cycle power plant located south of Brandywine, Maryland, in Prince George's County, 2,000 feet east of Highway 301 on Cedarville Road. The plant is adjacent to the Conrail railroad tracks on the east and will be bounded on the west by Betty Boulevard, which is to be built as part of the project.

The EPC contractor has guaranteed a net electrical output of 230 MW from the plant, corrected to 92 degrees F dry bulb, 50 percent relative humidity, with 34,000 lb/hr saturated process steam at 15 pounds per square inch gauge (psig) at the point of interconnection with 80 percent of the condensate returned and no boiler blowdown. The plant will be dispatched daily by PEPCO at a minimum of 12 hours per day during weekdays. There will be substantial additional dispatch during high demand periods. Partial load operation of each gas turbine will not drop below 80 percent of rated output.

The plant will use GE-supplied PG7111EA combustion turbinegenerators, equipped with dry, low-NOx combusters as the plant's prime movers. It is capable of being fired with either natural gas or No. 2 fuel oil. The Frame 7 has an output of 81.3 MW at 59 degrees F ambient temperature without inlet conditioning. The combustion turbine exhaust is routed from each unit through separate three-pressure-level, unfired HRSGs. Each HRSG will have its own stack.

A single steam turbine-generator, supplied by General Electric, will take steam from the two HRSGs to produce an additional 83.7 MW. Process steam to the distilled-water plant will be supplied from the low-pressure section of the HRSGs, supplemented with steam turbine extraction steam. The exhaust steam from the steam turbine is condensed in a surface condenser. Cooling tower makeup will be from the MWWTP effluent and will require a 17-milelong pipeline. Electricity from the plant will be transmitted over a 7.1-mile, 230-kV transmission line built by the project and tying into the PEPCO system at the Burches Hill Substation. The plant does not have black-starting capabilities but receives startup power from backfeed through the 230-kV transmission line. SMECO will provide auxiliary and startup power through the backfeed during periods when the gas turbines are not operating. The maintenance and administration buildings will be connected to SMECO by a feed from its local distribution system at all times.

                DESIGN CONCEPTS AND TECHNOLOGY ASSESSMENT

The Panda-Brandywine facility is being designed as a dispatchable combined-cycle power plant. The GE frame units have very successfully met utility needs for peaking in simple-cycle configuration and in base-loaded combined-cycle configuration. The GE Frame 7s to be used at Panda-Brandywine are heavy-duty, industrial-grade, packaged combustion turbine-generators with a proven record of reliability in electric generation service. Overall, it is Pacific Energy Systems' opinion that, if the plant is built as specified in the EPC scope document, it will be capable of meeting all operating and dispatch requirements. However, Pacific Energy Systems also believes that, because of the daily cycling of the combustion and steam turbines, additional design modifications could be made to enhance the operation and reliability of the plant while lowering long-term operation and maintenance costs.

Pacific Energy Systems representatives have observed the use of several of the following design modifications to enhance combinedcycle plants that are started and stopped on a daily basis:

        -   Dampers in the HRSG stack to hold temperature in the HRSG overnight

        - Sealing steam provided to the steam turbine from a small auxiliary boiler

        - Increased insulation on the HRSG outlet duct and stack to where the damper is located

        - Mechanical vacuum pump for condenser to pull vacuum quicker and hold vacuum overnight

        - Steam sparger to the condenser to assist in pulling vacuum and warming up

        - Auxiliary circulating water pump to hold vacuum on condenser when plant is down

        -   Drainable superheater coils

        -   Steam or electric heat on steam turbine casing

        - Use of more 100 percent capacity redundant pumps and auxiliary equipment

Pacific Energy Systems believes that some or all of the above changes would make operation and maintenance of a daily-cycled plant easier, less expensive, and more reliable. If Panda decides after startup (as others have) that installation of these items is cost effective in fuel savings, most of them can be added at a later time.

The gas turbines are being equipped with GE's dry, low-NOx burners, which are state of the art for primary emissions control technology. Early reports from plants using these burners on similar Frame 7 units indicate that the gas turbine can meet the permit requirements for NOx and carbon monoxide (CO) emissions of 35 lb/hr [9 parts per million by volume, dry (ppmvd)] and 50 lb/hr, respectively. Oil firing requires some water injection to keep NOx emissions at or under the 239 lb/hr (54 ppmvd) limit. The fuel oil burned in the combustion turbines shall contain no more than 0.05 percent sulfur by weight. All emissions are controlled without the use of an SCR system or ammonia injection.

In order to prevent depletion of groundwater in Prince George's and Charles Counties, Panda Energy has elected to use effluent from the MWWTP for cooling tower makeup. While this is not a common practice throughout the industry, it is done frequently enough that no major problems are anticipated with the use of wastewater effluent. If setbacks at the MWWTP prevent use of the effluent for periods of time, the plant has sufficient onsite well water capacity.

Most of the remaining plant equipment at Panda-Brandywine shows proper redundancy and a conservative design philosophy. Most pump applications are designed with three 50 percent capacity units, and critical applications, such as the boiler feedwater, have two 100 percent capacity units. Contrary to common practice in most combined-cycle cogeneration plants, no standby diesel generator is included. Since auxiliary power will normally come from the Southern Maryland Electrical Coop (SMECO) while the plant is off-line, it can be backfed through the 230-kV intertie with PEPCO; therefore, a standby diesel generator is not an important issue for redundancy. The design criteria for the uninterruptible power supply (UPS) and battery system appear satisfactory to meet any safety concerns required to shut down the plant safely should a total loss of power (transmission line outage) occur. A modification in the design, made shortly before financial closing, removed the alternate connection from SMECO to the UPS. This could potentially hamper reclosing to the transmission system if the batteries were to run down during the shutdown. Panda is reviewing this and will correct it.

Overall, the Panda-Brandywine plant appears to have an adequate design philosophy, uses technology and equipment that are consistent with most combined-cycle cogeneration plants, and can be expected to operate as intended to meet contract requirements. The design modifications discussed above would improve the plant's operability and maintainability, but if they are not implemented, the plant can still perform at a level consistent with that anticipated in the ICF projections.

             MAJOR EQUIPMENT SELECTION AND VENDOR/SUPPLIER QUALIFICATIONS

The suppliers of major equipment components are as follows:

       Gas turbine(s)                     General Electric
       Steam turbine                      General Electric
       HRSG                               Nooter/Ericksen
       Cooling tower                      Hamon Cooling
       Distributed control system         Westinghouse Electric Corp.
       Water treatment system             EMCO Engineering
       Boiler feed, condensate and
         circulating water pumps          Byron Jackson Pumps
       Main step-up transformer           Schneider Canada (Federal Pioneer
                                            Division)

All of the above suppliers are well recognized in the industry for supplying reliable and high-quality equipment.


                               SPECIFICATIONS

Pacific Energy Systems reviewed several key specifications for equipment to be supplied on the Panda-Brandywine project and found them to be adequate to obtain the required equipment. Specification information and filled-in manufacturers' data were used as the basis for the mass and energy balance model of the plant, which is discussed in greater detail in Appendix D.

                      SYSTEMS AND EQUIPMENT DESCRIPTIONS

MECHANICAL SYSTEMS AND EQUIPMENT

Combustion Turbine

As previously stated, the Panda-Brandywine plant uses two GE PG7111EA (Frame 7) combustion turbines as the prime movers. The Frame 7 is a heavy-duty, single-shaft, simple-cycle gas turbine with a nominal capacity of 84.6 MW.


The turbine uses natural gas as its primary fuel and No. 2 fuel oil as an auxiliary fuel. Dry, low-NOx combusters are included to minimize NOx emissions when firing natural gas. Water injection is used to reduce NOx emissions when the gas turbine is operating on No. 2 fuel oil. The gas turbine-generator has the capability to switch fuels while synchronized to the transmission system, but not necessarily at full load. The natural gas fuel conditioning skid and fuel oil system with dual fuel oil filters are included as part of the turbine.


Several similar installations using GE's dry, low-NOx combusters have had serious combustion damage when transferring from gas to oil firing. GE has traced these problems to a primary liquid purge air check valve that has stuck in the open position during long periods of operation on gas prior to the switch to oil. GE has proceeded to make a number of hardware, software, and operational changes to units with the dry, low-NOx combuster. Pacific Energy Systems does not consider this to be a major risk to the project. GE has upgraded the check valve in all operating units, but is continuing to pursue (with check valve suppliers) a lasting and durable check valve design.

A specific concern is that GE is requesting dual-fueled units with dry, low-NOx combusters to switch to oil at least weekly for a short run on oil. This may have an affect on a number of items at Panda-Brandywine, including emission limits, hours available to operate on oil, and operating schedules.

The GE gas turbine-generator is furnished as a complete, packaged unit. It includes a closed, force-fed lubricating and hydraulic oil system; electric motor starting system; off-line compressor wash system; complete control system; and an automatic, selfcleaning, inlet air filtration system in an up-and-over orientation. Inlet evaporative coolers are provided on each gas turbine.

Under normal conditions, the gas turbines will be operated in a cyclic mode, being dispatched on and off daily, or more frequently if required by PEPCO. Hourly dispatches between 80 and 100 percent full load on each gas turbine are also expected.

Heat Recovery Steam Generators

Two HRSGs produce steam for use in the steam turbine-generator and for the thermal host, using the waste heat in the gas turbine exhaust. A single HRSG is matched to a single gas turbine. Each HRSG is a three-pressure-level, water tube, natural circulation boiler. Each HRSG includes a high-pressure superheater, evaporator steam drum, and economizer; an intermediate-pressure evaporator, steam drum, and high-pressure/intermediate-pressure (HP/IP) economizer; a low-pressure (LP) evaporator and steam drum; inlet and outlet duct; interconnecting piping; and a stack. A spool for future SCR installation is also included.

The HRSG has wall boxes and provisions for future installation of soot blowers or a high-pressure water wash system. Sampling ports for the continuous emissions monitoring system (CEMS) are included in the stack. The exhaust gases from the HRSG exit through a 15-foot-diameter, free-standing stack that is 165 feet above grade level.

The control of the HRSG is completely integrated with the distributed control system.

Steam Turbine

One GE steam turbine with a nominal design output of 84 MW is used. The steam turbine is an axial flow, base-mounted condensing steam turbine with two uncontrolled admissions and one uncontrolled extraction designed for normal inlet throttle steam conditions of 1,215 pounds per square inch (psia), 965 degrees F, exhausting to 2.9 inches mercury absolute (Hga).

The turbine is packaged complete with lube and hydraulic oil system, local gauge board, gland seal system with condenser and exhauster, and a GE Mark V Simplex control system.

Condenser

The condenser, supplied by Ecolaire Corporation, is designed to meet Heat Exchange Institute (HEI) standards and American Society of Mechanical Engineers
(ASME) Boiler and Pressure Vessel Code. The water boxes are full-access, bolted cover-plate type with inspection access provided to inlet and outlet water boxes. The condenser is designed to maintain backpressure required by the steam turbine guarantee rating (2.9 inches HgA) while operating with circulating water temperatures based on cooling tower performance at design ambient conditions of 92 degrees F dry bulb and 78 degrees F wet bulb.

The condenser also is capable of condensing full steam production from the HRSG HP, IP, and LP sections (with steam turbine offline) while maintaining the condenser pressure and temperature within the turbine manufacturer's limits for operation. The system is designed for a steam turbine bypass as well as for meeting startup and shutdown requirements.

The condenser system includes a single steam surface condenser and accessories, such as 304SS-22 BWG condenser tubes, steam jet air ejectors for normal operation, and hogging ejectors for startup with inter- and after-condensers.

Cooling Tower and Closed Cooling System

The cooling tower provides the means for rejecting waste heat from the steam turbine cycle and servicing plant equipment cooling loads. The cooling tower is a four-cell, induced-draft, counterflow evaporation tower. It is designed to operate under winter freezing conditions and to minimize the impact of fogging and drift emissions on the adjacent roadways. The cooling tower will operate on treated wastewater effluent. Circulating water is pumped by three 50 percent circulating water pumps.

The closed cooling system serves equipment cooling loads, such as lube oil coolers, gas compressor intercooler, generator coolers, pump-bearing coolers, and other equipment coolers. The closed cooling water system uses makeup water from the condensate system and is pumped by two 100 percent capacity cooling water pumps. Two 100 percent capacity heat exchangers are used for heat rejection to the circulating water system.

Condensate-Feedwater System

The condensate-feedwater system consists of a single external deaerator and six (three per train) boiler feed pumps.

The deaerator unit is a pressure-type, spray-tray deaerator with a horizontal storage tank. The storage tank is sized to contain, at 85 percent level, a volume of water to operate without makeup for a minimum of 10 minutes at maximum design feedwater rate.

The feed pumps are horizontal, centrifugal, multistage, horizontally split type. Each pump has an intermediate-pressure feedwater tap. One pump in each train is arranged to supply feedwater to either HRSG.

Raw Water System

The raw water system consists of two deep wells and a 420,000gallon combined raw water storage/fire protection tank. Each well has the capacity to provide sufficient water to operate the entire plant, including cooling tower makeup. The project is permitted to remove 64,000 gallons per day (gpd) from the ground for non-cooling tower process needs, and it may use up to 1,322,000 gpd for short-term periods if the MWWTP pipeline is unavailable. Of the raw water storage capacity, 312,000 gallons are reserved for the fire protection system.

Boiler Water Makeup System

Raw water from the raw water tank is transferred to two 100 percent makeup demineralizer trains by two 100 percent capacity makeup water pumps. The demineralizer treats the raw water to achieve a purity level acceptable for use in the HRSG. The demineralizer contains several components that perform the water treatment process, including arbon filter units, cation units, anion units, and mix-bed units. After treatment in the demineralizer, the water is routed to and stored in a 100,000gallon demineralized water tank. Two 100 percent capacity demineralized water transfer pumps pump water to the deaerator for boiler makeup, provide regeneration water for the demineralizer, and provide dilution water for neutralization in the wastewater neutralization process. Two 100 percent capacity condensate polishers remove iron, copper, and residual hardness from condensate returned from the steam host.

Wastewater Disposal System

Boiler blowdown, boiler drains, neutralization tank effluent, washdown, miscellaneous building waste, and sample lines are all routed to the cooling tower basin through an oil/water separator. Blowdown from the cooling tower and sanitary waste are disposed of through the tie to the local sewer interconnection, which is tied to the MWWTP. Drainage from outdoor paved areas is treated in a separate oil/water separator and disposed of through the sanitary sewer. Local drainage is routed to a settlement pond and then to an adjacent wetland area.

Fuel Gas Compressors

No fuel gas compressors are required for this project.

Auxiliary Systems

Fire Protection System. The fire protection system for the Panda-Brandywine facility consists of a main fire loop, an automatic sprinkler system, two 100 percent capacity pumps, 312,000 gallons of deaerated water storage, and a carbon dioxide (CO2) system. Each hydrant is rated at 500 gallons per minute
(gpm), and the system is sized to provide maximum demand to any fixture, supplemented with 500 gpm from the nearest hydrant.

The automatic sprinkler system is supplied from the main fire loop. Areas protected by the automatic sprinkler system include all buildings, areas of building, and individual equipment systems, as required by NFPA 850. This includes all transformers, lube oil equipment and piping, steam turbine bearings, cooling tower, fire pump building, control room, maintenance building, and fuel oil storage tank.

Pressure for the main fire loop is maintained by a single, electrically driven jockey pump. One diesel-driven fire pump and one electrically driven pump maintain the firewater flow rate during system use. The pumps are located in a separate pumphouse adjacent to the raw water tank.

Two automatically activated CO2 fire suppression systems are part of the fire protection system. One CO2 system protects the electrical and control cabinets in the distributed control system (DCS) equipment room. The other protects each of the gas turbinegenerators.

Fuel Oil Facilities. The No. 2 fuel oil facilities store and transfer fuel oil to the gas turbines. Fuel oil is stored in a 2,000,000-gallon tank. The tank is surrounded by a concrete containment dike designed to hold one and one-half times the volume of the tank. A tanker-truck unloading station is provided that is capable of unloading twice the maximum hourly fuel consumption of the gas turbine. The fuel oil transfer and unloading pumps are located inside the containment dike.

Miscellaneous. The plant includes other necessary auxiliary systems, such as building heating, ventilating, and air conditioning (HVAC) and service and instrument air systems; a 5,000-square-foot maintenance shop; and an administration building containing approximately 15 offices, conference rooms, and other support facilities, such as the control room, battery room, UPS room, and other areas.

ELECTRICAL SYSTEMS AND EQUIPMENT

Generators

A combustion turbine-generator (CTG) is included as part of each GE PG7111EA package. It has a synchronous machine enclosure for outdoor installation and an open-ventilated air cooling system, and is rated at 13.8 kV, three-phase, 60 hertz (Hz), 3,600 revolutions per minute (rpm). The gross output of the turbine-generator is 81.3 MW under International Standards Organization (ISO) conditions.

The steam turbine-generator (STG) is also supplied by GE. It is a 13.8-kV, three-phase synchronous machine with brushless excitation, neutral resistance grounding, and surge protection. The generator is rated 96 MVA at 0.85 power factor lagging. The generator rating is sufficient to support the steam turbine rating of 47.1 MW.

Both generators are capable of producing rated megawatts at power factors ranging from 0.85 lagging to 0.95 leading.

Both the CTG and the STG may be synchronized automatically or manually to the PEPCO system from the control room.

High-Voltage System

The substation at the plant interconnects the 230-kV high-side windings of each of the three generator transformers through separate 230-kV circuit breakers and 230-kV air break switches to a common bus. From there one 230-kV circuit breaker connects the plant generators through a new 230-kV airbreaker switch to a new 230-kV transmission line to PEPCO.

During normal operation, the plant auxiliary load will be supplied through the two-unit auxiliary transformer with a 13.8kV primary and 4.16-kV secondary. Exceptions are the maintenance and administration building which will be supplied directly from SMECO. Standby power from SMECO will be backfed from the PEPCO substation through the 230-kV transmission line.

Switchgear and Motor Control Centers

Auxiliary power will be distributed through 4,160-V metalclad switchgear and 4,160-V motor control centers. All large motors will be 4,160 V, including boiler feed pumps and circulating water pumps. 480-V secondary unit substations will supply the 480-V motor control centers. Both 4,160-V and 480-V systems will contain spare parts and provisions for future expansion.

Battery UPS System

A 125-V, direct current (dc) system and UPS will be provided to power circuits required for startup, shutdown, emergency shutdown, and normal plant operation. The batteries will be capable of safely shutting down the plant under emergency conditions without a source of auxiliary power or station service power and of continuing to operate critical systems for 1 hour following emergency shutdown. The UPS will be sized to supply power for 110 percent of the plant's critical 120-V alternating current (ac) loads.

As previously described, Panda will receive standby and startup power from SMECO via the PEPCO transmission line to the auxiliary power transformers, and SMECO will supply the maintenance and administration buildings directly. There is no backup to the UPS or battery charger. Therefore, if the plant comes off-line because of a problem associated with the transmission line, the balance of the plant has no power. Once the batteries are pulled down, the plant has no way to recharge the 125-kV breaker system. This could cause several problems, including the inability to reclose the 230-kV breakers in the plant's switchyard.

Instrumentation and Control Systems

The integrated control of all plant systems is accomplished using a distributed control system (DCS) that is designed to keep the number of plant operators to a minimum (normally two), while providing sufficient monitoring and control capabilities for continued safe and reliable plant operation.
The DCS alerts the operator to any abnormal conditions or situations that require timely manual intervention; and its interlocks and safety systems precipitate preplanned actions for those cases where unsafe conditions develop faster than the modulating controls or the operator can be expected to respond.

All instrumentation and control equipment is of recent proven design, selected to achieve the highest level of plant availability, ease of maintenance, and standardization throughout the project. The DCS is designed to provide automatic supervisorycontrol of the combined-cycle cogeneration plant and the distilled-water plant, as well as to initiate manual commands. The primary functions of the DSC are as follows:

        -   Manage supervisory controls
        -   Monitor plant process operations
        -   Monitor plant operating conditions
        - Advise (by display) operating personnel of plant's current operating status
        -   Enable operators to operate plant manually from control room

The DCS will interface with package equipment to perform some or all of the above functions for the gas turbines, steam turbine, HRSG, air compressor, sampling and chemical injection, condensate polisher, and water treatment as well as for the distilled-water plant, which in most cases will have local control panels or control panels in the control room.

The project has a continuous emissions monitoring system (CEMS) for NOx and oxygen (O2) installed, certified, and operational within 180 days of plant startup. Installation, operation, and testing procedures must be submitted to the Maryland Air and Radiation Management Administration (ARMA) and the Maryland Power Plant Research Program (PPRP) at least 180 days before purchase of the CEMS.

TELECOMMUNICATIONS

The Power Purchase Agreement requires telecommunications, such as an automatic generation control (AGC) between the plant and PEPCO's control center. The AGC will allow PEPCO to send a "desired generation" signal directly to the plant's coordinated control system. Volt ampere reactive (VAR) loads will also be sent by the AGC, which will monitor a number of other plant systems as well.

ELECTRIC AND MAGNETIC FIELDS

In order to minimize Radio Frequency Interference (RFI) impact of the U.S. Air Force's Globecom communication facility, which is located nearby, Panda had Met Laboratories, Inc., review various systems within the plant that might be modified to lower the potential for RFI. No modifications were required.

The use of bundled conductors on the transmission line is expected to minimize RFI on the 230-kV transmission line even though it passes within 1000 feet of the Globecom facility.


                       CIVIL/STRUCTURAL/ARCHITECTURAL

The project is located in a designated industrial park in Prince George's County southeast of Washington, D.C. The facility will be served by a new county road, to be built by the project along the project frontage.

Major buildings are the administration/maintenance building, gas turbine enclosure, and steam turbine building. The remaining structures on the site will include several small buildings such as the fire pumphouse and fuel oil pumphouse, large tanks, distilled-water plant, and cooling tower. Building siding will be steel wall panels with insulation between the exterior surface panel and the interior surface panel. All buildings will have circulating air ventilation fans and be fully heated during the winter. Administration areas and offices also will be air conditioned and heated.

A security fence will be built along the perimeter of the main plant site and around the switchyard. Motorized gates, video cameras, and a two-way voice communication system will be at each of the two main entrances to the plant.

Freeze protection is designed to prevent water from freezing in pipes down to minus 25 degrees C (-13 degrees F) with wind blowing at 15 miles per hour and the plant completely shut down. Freeze protection will be by electric, self-limiting, parallel heat-tracing cable along the pipes to be protected.

A cathodic protection system has been provided for underground carbon steel, stainless steel, brass, and copper piping; the bottoms of bed-mounted steel tanks; and the surface of the condenser and auxiliary cooling water heat exchangers on the circulating water side.

Landscaping is provided to enhance the visual appearance of the site from Betty Boulevard and to provide sound and visual protection for nearby residences on the south and east.


                                   Section 4
                              ANCILLARY FACILITIES

The Panda-Brandywine site was chosen because of the availability of the property within a designated industrial zone more than because of its convenience to water, fuel, power lines, or a steam host. Therefore, the facilities required to sustain the project have taken on more importance. Permitting, engineering, construction, operation, and budget are more significant for these ancillary facilities than they might be for similar cogeneration plants.

This section of the report will look at each of the five ancillary facilities: effluent water supply line, electrical transmission line, natural gas line, distilled-water plant, and Betty Boulevard. In this way, each facility can be analyzed independently of the cogeneration facility for risks, alternatives, and potential mitigation.


                         EFFLUENT WATER SUPPLY LINE

Cooling water and raw water for the distilled-water plant will be supplied to the project through a 16-inch-diameter, ductile-iron pipe approximately 17 miles (91,000 feet) long. The line will carry treated effluent water from the Mattawoman Wastewater Treatment Plant to the cogeneration plant's cooling tower basin. The agreement between the project and the Charles County commissioners requires the pipeline to be designed and sized to supply 3.0 million gallons per day (mgd). The project is entitled to use 2.7 mgd of effluent. The mass and energy balance indicates that about 1.8 mgd is actually required under continuous 230 MW production.

Quality control of the effluent will be closely monitored by both the county and the Project. An intermediate chlorination point is planned near the end of the pipeline. Control of the pipeline will be by telemetry to the county-owned facility. A low pressure signal will start up the pumps as the valves are opened at the cooling tower.

The project is responsible for permitting, design, and construction of the pumping station at MWWTP, the 17-mile pipeline, the chlorination station, and the intermediate pumping plants. Charles County will operate and maintain the pipeline and associated facilities.

The Pipeline route follows the Navy railroad right-of-way east for about 10 miles, where it interconnects with the Conrail railroad and proceeds north to the project site.


                      230-kV ELECTRICAL TRANSMISSION LINE

The project has built 7.1 miles of 230-kV transmission line from the project's dead-end tower to PEPCO's Burches Hill Substation. The transmission line facility was designed by Gilbert/Commonwealth, Inc., and constructed by C.W. Wright. The line was permitted as part of the Phase II CPCN for the Project (see Section 6). PEPCO has established general requirements for the line under the PPA and has the right to review and approve the final design and construction.

PEPCO will assume title to the transmission line upon the Schedule Commencement Date (first energy generation by the plant) provided Panda has demonstrated that the line meets all of PEPCO's requirements. These requirements include: that its construction is consistent with prudent utility practices, all permits have been received, and all rights-of-way have been obtained.

Only 4.3 miles of the line require new right-of-way, and nearly all of that is along the Conrail railroad right-of-way. For the remainder of the 7.1 miles, the transmission line will be added to towers on PEPCO's Burches Hill-Talbot 270-kV transmission line, which was designed for a double circuit but has one side open. The transmission line was examined during the CPCN hearing process to determine the impact it might have on homes, schools, and businesses along the right-of-way. By raising the singlepole structures carrying the line along the railroad right-of-way by 10 feet, Panda was able to demonstrate that electric and magnetic fields at the edge of the right-of-way were reduced to levels of one-fourth to one-fifth of any state regulations. The transmission line was found to have little or no impact on wetlands and property values.

C. W. Wright's budget to build the transmission line was $3,425,807. The transmission line was completed within that budget. Although it is not part of the transmission line, SMECO will interconnect with the Project in several places. It will provide construction power to Raytheon during the construction period. SMECO will also interconnect with the cogeneration facility to supply power to the administration/maintenance building during normal operation. The distilled-water plant will also be directly interconnected to SMECO for all electric power needs. Finally, all startup and standby power requirements will be met by SMECO through a wheeling agreement with PEPCO to backfeed the plant through the main transmission line.


                           NATURAL GAS LINE

In order to provide natural gas to the project site, Panda-Brandywine will cause the construction of several looped sections of Columbia Gas' transmission line and the local connection to the site by WGL.

Columbia Gas will loop three sections of their existing gas transmission line in West Virginia. The new gas pipeline, 3 sections will total about
6.8 miles. Columbia Gas is presently building these sections, which are more than 60 percent complete. The line should be completed by August 1996. Startup gas to the project is not dependent on completion of the gas pipeline by Columbia Gas.

WGL has completed the connection between its main transmission line and the project site. Presently it is completing the metering controls and adding a return line to its systems. WGL will complete the balance of its work by July 1, 1996, several weeks before Raytheon will need gas for first fire.


                         DISTILLED-WATER PLANT

The steam host for the Panda-Brandywine project is a distilled-water plant that will provide high-quality distilled water for use in industrial processes. The distilled-water facility will be owned by Brandywine Water, an affiliate of Panda Energy.

The heart of the distilled-water plant is a spray film evaporator, which uses spray nozzles to uniformly distribute the makeup feed over a horizontal steam tube bundle. Evaporation takes place as the steam inside the tubes condenses. The vapor is condensed in a water-cooled condenser. The equipment and process are used in a number of applications, including making distilled water. This is a standard industrial process and represents no technological risk. Water from the circulating water system will be used as makeup feed to the system.

The 220,000-gallon distilled-water tank provided has approximately 72 hours of storage. A truck fill station will fill 6,000- to 8,000-gallon tanker trucks in 20 to 30 minutes. Operation of the distilled-water plant will be through the DCS in the main control room of the cogeneration plant. Ogden
Brandywine, the operator, will make daily checks on the equipment. The truck fill station will be operated by the truck drivers.

The U.S. Navy has signed a purchase order for the entire output of the distilled water plant. The distilled water will be used at the Indian Head Naval Facility.


                           BETTY BOULEVARD

As part of the development process of the industrial park in which the project is located, Prince George's County requires that each participant set aside money for building an access road through the industrial park. Panda, instead, arranged to build the section of Betty Boulevard that fronts the project property. This allows the plant to complete its access road early and provide for the trucks required to bring fuel oil to the site and to ship ultra-pure water from the distilled-water plant.

Betty Boulevard will be built under the EPC contract according to Prince George's County plans and specifications. In order to prevent mud and dust problems and to ease congestion, the county required that the Project build a temporary access road to the site. This temporary access road has become part of the intersection of Cedarville Road and Betty Boulevard.



                                 Section 5
                         COST AND SCHEDULE ESTIMATES


The project capital and startup budgets were reviewed for completeness and accuracy and, where possible, were compared with those of similar projects. The project schedule was reviewed to identify areas that were too optimistic and areas where float requires close monitoring for changes that could affect the required completion dates.


                                CAPITAL COSTS

The total project capital budget for permitting, design, construction, startup, and financing is $215 million. A detailed budget breakdown is presented in Table 5-1. On the basis of the project design guarantee of 230 MW, the cost is approximately $935 per kilowatt.

A comparison of similar gas turbine projects' costs is shown in Table 5-2. Because there are so many variables associated with each project, a true comparison of projects is virtually impossible. Pacific Energy Systems has attempted only limited adjustments to correct these numbers for differences. However, Table 5-2 does give a reasonable picture of the costs to build similar projects. All costs in Table 5-1 were escalated at 3.5 percent annually from the on-line date of the Panda-Brandywine project. Where practical, the EPC scopes of all projects are nearly the same and include adjustments for preliminary engineering, interconnection costs, and gas pipelines.

The price per kilowatt for the EPC cost and project cost is the lowest of any similar plant studied in this review, primarily for three reasons. First, this is a two-gas-turbine plant, while plants A through D are all single-gas-turbine plants. The savings in scale comes from making some of the major equipment larger, rather than duplicating it. This includes the steam turbine, cooling tower, water treatment plant, and support facilities.

Second, the other two-gas-turbine plant, E, is very complex and includes several large diesel generator sets, an auxiliary boiler, and dry cooling instead of a cooling tower. All of these items add substantially to the capital and construction costs of Plant E.

Third, much of the Panda-Brandywine equipment was committed early and may have missed some of the escalation in cost that has been used to bring the numbers in Table 5-2 to a common year.

Nevertheless, the cost of developing Panda-Brandywine is low, whether it is compared with similar projects or with any new power plant. This low cost will give Panda-Brandywine an advantage in the future when PEPCO makes economic dispatch decisions.

Pacific Energy Systems believes that the Panda-Brandywine capital budget is adequate to build the project, and careful administration of the Raytheon contract has held change orders to a minimum.

The contingency of $8,760,000 is about 4 percent of the overall project cost. Again, through careful administration of the project, Panda has been able to hold the contingency about the same. With nearly 81 percent of the budget expended, there are no areas foreseen at this time that would be significant to draw this number down.


                             STARTUP COSTS

The EPC contractor, Raytheon, is required to supply all labor, equipment, and materials to test, start up, and commission the plant. The exceptions to this include the operator's labor cost (O&M employees are available to assist and receive training during startup, not to replace EPC contractor labor) and the cost of natural gas and fuel oil starting with the first actual or attempted performance test. All fuel needed in connection with the installation, adjustment, and testing of the plant after the initial actual or attempted performance test, will be paid for by Raytheon under terms of the EPC contract. Operator training is to be provided by Raytheon, along with all O&M manuals. The operator takes over care, custody, and control of the plant when the plant reaches commercial operation (when it passes the 48hour test, not the electrical output test).

The owner has established a budget for its expenses during commissioning, as shown in Table 5-3. These costs appear to be consistent with other projects similar in size and type of equipment.

                                Table 5-1
                          CAPITAL BUDGET DETAIL

                                         Original Budget      Current Budget(1)

  Raytheon - Cogeneration Facility             71,499,816          72,060,000
  Raytheon - GE Equipment                      46,759,000          46,759,000
  Raytheon - Distilled Water Facility           3,400,000           3,400,000
  Raytheon - Change Orders                              0                     0
  Electrical Transmission Line &
    Fiber Optics                                4,411,007           4,026,000
  Effluent Water Pipeline                      10,639,600          10,327,000
  Columbia Gas Pipeline Expansion               8,560,725           9,020,952
  PEPCO - Electrical Interconnect               2,200,000           2,650,000
  PEPCO - RTU/AGC Communications                  250,000              87,500
  Sales Tax on 10% of Construction Costs          434,000             234,000
  Water Wells on Site                             348,095             413,437
  Building Permit                                 180,668             299,999
  Builder's Risk Insurance                        579,645             611,948
  Other Construction Costs                         50,000              23,142
                                             ------------         -----------
Construction Costs                            149,312,556         149,966,465

Land Purchase Costs                             4,620,883           4,914,810

  Gilbert - Owner's Engineer                    1,476,067           1,326,067
  Gilbert - Transmission Line Design              103,392             103,392
  Eagleton - Gas & Water Pipeline Design          317,079             317,079
  Greenhorne - Surveying & Pipeline Design        773,081             841,970
  Environ - Site Environmental Engineering         41,061              41,061
  Met Labs - RFI Engineering Review                22,500              22,500
  Others Engineering Costs                        163,374             163,374
                                               -----------         -----------
Engineering Costs                               2,896,553           2,815,443

Permitting & Regulatory Costs                   1,670,176           1,670,176

Project Legal Costs                             2,380,914           2,576,168

Public Relations Costs                            331,131             331,132

  Construction Loan Interest                   18,103,841          16,849,669
  GE Capital Commitment &
  Financing Fees                                5,534,370           5,555,359
  Closing Costs                                 2,066,757           2,227,340
  Mortgage, Recording Tax                       2,832,000           2,984,269
                                              ------------        ------------
Financing Costs                                28,536,968          27,738,522

Project Management &
  Development Costs                             4,227,576           4,203,859

  PEPCO Security Deposits                               0                   0
  Natural Gas Reserves Development              3,165,981           3,165,981
  Furniture & Office Equipment                    102,820             121,831
  O&M Contractor During Construction            1,006,200           1,006,200
  Fuel Purchase During Construction, net          550,000             550,000
  General Liability Insurance                      88,838              88,838
  Initial Spare Parts Purchases                 2,000,000           1,700,000
  Initial Fill of Fuel Oil Tank                 1,200,000           1,200,000
  Initial Lease Reserve                         2,400,000           2,400,000
  Initial O&M Reserve                           1,000,000           1,000,000
  Initial Warranty Reserve                        750,000             250,000
  Contingency                                   8,759,404           8,700,274
                                              -----------          ----------
Other Project Costs                            21,023,243          20,283,125

TOTAL PROJECT COST                            215,000,000         215,000,000

    1.  Budget estimate as of June 2, 1996, with 81 percent actual expended.

                                Table 5-2
                      SIMILAR GAS TURBINE PROJECTS



Plant   Unit    Cycle   Number   MW  On-    EPC Cost      EPC  Project   Project
        Type    Type    of Gas       Line   ($1996x000's) Cost Cost      Cost
                        Turbines     Date   Escalated     $/kW ($1996x   $/kW
                                             at 3.5%            000's)
                                                               Escalated
                                                                at 3.5%
--------------------------------------------------------------------------------
 A     Frame 7 Combined    1     117    1992    79,122     676   123,733   1,058

 B     Frame 7 Combined    1     137    1993    96,892     707   150,786   1,101

 C     Frame 7 Combined    1     120.6  1994    86,387     716   140,166   1,162

 D     Frame 7 Combined    1     126    1995    85,660     679   144,900   1,150

 E     Frame 7 Combined    2     240    1994   163,561     682   348,150   1,451

Brandy-
wine   Frame 7 Combined    2     230    1996   118,800     517   215,000     935



                                 Table 5-3
                           COMMISSIONING BUDGET


Furniture and office equipment               $  102,820
O&M Contractor                                1,006,200
Fuel purchased during construction            1,500,000
Spare parts inventory                         2,000,000
Fuel oil inventory                            1,200,000
                                            -----------
   Total commissioning costs                 $5,809,020



                                ICF PROJECTIONS

Pacific Energy Systems reviewed the technical assumptions used in the ICF Projections and as noted below, found them to be consistent with those of similar projects and reflective of the equipment being used and the requirements of the PPA. Because the project uses equipment that is similar to that used in many other projects, estimates for capital costs, availabilities, capacities, and operation and maintenance can be made with a relatively high degree of confidence. Pacific Energy Systems' analyses of various assumptions that went into the ICF Projections follow:

      - Since the plant is dispatched, availability becomes a concern only if the plant fails to meet PEPCO's dispatch requirements. While starting and stopping equipment frequently will have a long-term impact on the equipment, under PEPCO's dispatch plans there is sufficient downtime for routine maintenance. Pacific Energy Systems anticipates that the Panda-Brandywine project will have a high availability in meeting the dispatch requirements of PEPCO. Pacific Energy Systems believes the availability projected by ICF is a reasonable assumption.

      - Capacity payments are tied to twice-yearly demonstrated output testing. On the basis of the results of Pacific Energy Systems' modeling (see Appendix D), if the plant is operated and maintained as specified by the equipment manufacturers and according to normal industry practices, the project will have no difficulty meeting the twice-yearly capacity test at the full 230 MW or more.

      - Our estimate of the heat rate uses weighted averages based on a model that considers the facility as a new, clean design that is free of manufacturing and erection errors. Our estimate is also based on average weather conditions and on the implementation of operation and maintenance practices recommended by manufacturers and typical of good industrial practice. Actual year-to-year heat rates and capacities may vary from the model performance if operating conditions are different from the assumptions used.

      - For the purposes of this report, Pacific Energy Systems has developed an estimate of the heat rate and capacity for each year from 1996 through 2021. These are shown in Tables 5-4A and 5-4B. Pacific Energy Systems, in the past, has employed the methodology of converting each start cycle to an equivalent number of operating hours with degradation, inspections, and maintenance intervals based on the equivalent hours. General Electric no longer supports this approach, but has developed a methodology based on independent counts of starts and hours.

           Because GE is the original equipment manufacturer (OEM) and will be the primary advisor and technical support group to Panda during the operation of the Brandywine units, Pacific Energy Systems has chosen to use GE's methodology in determining the degradation and maintenance schedules for the Panda-Brandywine gas turbines. The anticipated maintenance schedules are shown in Table 5-5.

Notes on Tables 5-4A, 5-4B, and 5-5:

     1.   Assume 200 hours of oil firing per year on Unit 2 only
     2.   Uses GE's methodology on determining equivalent hours
     3. Uses the greater of equivalent hours based on GE's calculation of starts or hours
     4.   Assumes 5 forced outages per year
     5. Steam turbine maintenance based on time, not hours of operation

                                 Table 5-4A
                                   UNIT 1

                  Dispatched*        Equivalent      Annual           Annual
    Year          Hours              Fired Hours     Average          Average
                                                     Heat Rate        Power
-------------------------------------------------------------------------------
    1996              650              790             7,939           120,040

    1997            3,869            4,769             8,048           118,280

    1998            4,227            5,127             8,075           117,840

    1999            4,434            5,334             8,106           117,600

    2000            4,494            5,394             8,141           117,340

    2001            4,653            5,553             8,086           118,840

    2002            4,665            5,565             8,141           117,940

    2003            4,616            5,516             8,174           117,690

    2004            4,566            5,466             8,209           117,450

    2005            4,646            5,546             8,166           120,000

    2006            4,723            5,623             8,051           118,120

    2007            4,671            5,571             8,085           117,760

    2008            4,624            5,524             8,119           117,530

    2009            4,584            5,484             8,153           117,270

    2010            4,553            5,453             8,118           118,400

    2011            4,489            5,389             8,151           117,860

    2012            4,433            5,333             8,183           117,620

    2013            4,384            5,284             8,216           117,380

    2014            4,341            5,241             8,134           119,240

    2015            4,308            5,208             8,053           118,000

    2016            4,243            5,143             8,085           117,750

    2017            4,184            5,084             8,118           117,540

    2018            4,129            5,029             8,148           117,300

    2019            4,079            4,979             8,091           118,680

    2020            4,033            4,933             8,139           117,950

    2021            3,400            4,300             8,167           117,740

* Based on Table ES-1 from ICF Resources Incorporated, May 1996 report "Independent Assessment of the Dispatchability of the Panda-Brandywine Project."

                           Table 5-4B
                             UNIT 2

                   Dispatched*          Equivalent      Annual         Annual
    Year           Hours                Fired Hours     Average        Average
                                                        Heat Rate      Power
-------------------------------------------------------------------------------
    1996             450                  778             7,863       120,040

    1997           2,295                3,303             7,954       118,280

    1998           2,973                3,961             7,984       117,840

    1999           3,472                4,498             8,011       117,600

    2000           3,972                4,980             8,041       117,340

    2001           3,661                4,660             8,024       118,840

    2002           3,353                4,361             8,053       117,940

    2003           3,401                4,409             8,077       117,690

    2004           3,450                4,458             8,103       117,450

    2005           3,485                4,493             8,131       120,000

    2006           3,484                4,492             8,029       118,120

    2007           3,195                4,203             7,997       117,760

    2008           3,195                4,203             7,997       117,530

    2009           3,061                4,069             8,021       117,270

    2010           2,933                3,941             8,045       118,400

    2011           2,839                3,847             8,020       117,860

    2012           2,751                3,759             8,049       117,620

    2013           2,665                3,673             8,067       117,380

    2014           2,584                3,592             8,087       119,240

    2015           2,507                3,515             8,108       118,000

    2016           2,452                3,460             8,008       117,750

    2017           2,398                3,406             7,968       117,540

    2018           2,347                3,355             7,986       117,300

    2019           2,297                3,305             8,006       118,680

    2020           2,250                3,258             8,026       117,950

    2021           1,900                2,908             8,002       117,740

* Based on Table ES-1 from ICF Resources Incorporated, May 1996 report "Independent Assessment of the Dispatchability of the Panda-Brandywine Project."

                                 Table 5-5
                          MAINTENANCE REQUIREMENTS


                                                     Required
                Unit 1           Unit 2              Steam         Balance of
   Year        Required         Required             Turbine       Plant
              Maintenance      Maintenance          Maintenance   Maintenance
-------------------------------------------------------------------------------
  1996                                                                  NO

  1997            CI                CI                   VI             YES

  1998            CI                CI                                  YES

  1999            CI                CI                   VI             YES

  2000            CI                CI                                  YES

  2001            HS                HS                   VI             YES

  2002            CI                CI                   MO             YES

  2003            CI                CI                                  YES

  2004            CI                CI                   VI             YES

  2005            MO                CI                                  YES

  2006            CI                MO                   VI             YES

  2007            CI                CI                                  YES

  2008            CI                CI                   MO             YES

  2009            CI                CI                                  YES

  2010            HS                CI                   VI             YES

  2011            CI                HS                                  YES

  2012            CI                CI                   VI             YES

  2013            CI                CI                                  YES

  2014            MO                CI                   MO             YES

  2015            CI                CI                                  YES

  2016            CI                MO                   VI             YES

  2017            CI                CI                                  YES

  2018            CI                CI                   VI             YES

  2019            HS                CI                   MO             YES

  2020            CI                CI                                  YES

  2021            CI                HS                   VI             YES

VI = valve inspection, MO = major overhaul, CI - combustion inspection, HS = hot section



Pacific Energy Systems believes that the heat rate and capacity estimates are reasonable, consistent with common industry practice, and, when used in light of the limitations given above, are properly reflected in the pro forma provided by ICF Resources.


                                  SCHEDULE

According to the PPA, the project must be completed before June 1, 1997, but not before June 1, 1996. Both Raytheon and Panda have provided bar-chart schedules (dated March 21, 1995, and March 27, 1995, respectively) that indicate the project will become commercial on October 31, 1996. Some initial activities were delayed between December 31, 1994, and April 10, 1995, because of permitting and financing issues.

The project remains on schedule at this time with construction about 90 percent complete as of July 15, 1996. Raytheon is presently targeting late September 1996 for commercial operation. This is approximately 5 to 6 weeks ahead of schedule.



                                 Section 6
                            PERMITS AND LICENSES


This section reviews the status and content of key environmental and regulatory permits, licenses, approvals, rights-of-way, and authorizations required for construction and operation of the Panda-Brandywine cogeneration project.


                                FEDERAL APPROVALS

FEDERAL ENERGY REGULATORY COMMISSION (FERC)

Qualifying Facilities (QF)

Initially, the Project filed for self-certification on December 1, 1993. In order to enhance financing, FERC was later asked to certify the project. Panda-Brandywine, L.P., received a FERC order granting its application for certification as a qualifying cogeneration facility on May 23, 1994. Pacific Energy Systems has reviewed the calculation on which certification was granted and is of the opinion that, as long as the plant is operated in a manner consistent with its design and that of the steam host, there should be little problem in maintaining the Project's QF status.


Pipeline Permits

Because of the complex nature of the gas supply and transportation agreements, a number of FERC approvals are required. Some of these approvals are for the pipeline expansion project and are related only indirectly to the Panda-Brandywine project; others require interconnection agreements and tariff adjustments between utilities; still others relate to the takeover of a pipeline from another utility. All applicable permits now have been applied for and received. These permits include the required FERC approvals and several state and county permits.

U.S. DEPARTMENT OF ENERGY (DOE)


Panda-Brandywine, L.P., has applied for and has received certification of Compliance with the Power Plant and Industrial Fuel Use Act.

FEDERAL AVIATION ADMINISTRATION (FAA)

The project received FAA approval for stack height and location on September 16, 1993. A modification to the permit was required as a result of lowering the baseline grade at the site. The top of the stack will be at the same location, but the length of the stack will be greater.

U.S. ARMY CORPS OF ENGINEERS (COE)

On December 23, 1994, the U.S. Army Corps of Engineers authorized all proposed work on the Panda-Brandywine project by a Nationwide Permit as required by
Section 10 of the Rivers and Harbors Act and Section 404 of the Clean Water Act. This includes construction activities at the plant site and work on the effluent water supply pipeline and electrical transmission line.

The permit contains all standard conditions for such work and operation, and specifically ties all work and operation to all conditions required under the state authorization as described below. Pacific Energy Systems finds the conditions to be consistent with normal practices and does not believe that project construction will be unduly affected by these conditions.

U.S. NAVY CATEGORICAL EXCLUSION

Panda has built a large portion of the effluent water supply pipeline along a Navy-owned railroad. Approval by the U.S. Navy was required for the right-of-way. As part of this approval, the Navy determined that the use of the right-of-way was within National Environmental Policy Act (NEPA) limits in meeting the criteria for Categorical Exclusion. The Categorical Exclusion was obtained on November 28, 1994. It contains several recommendations to be included in the right-of-way easement between the Navy and Panda. These are discussed later in this section under Right-of-Way Easements.


                               STATE APPROVALS

                 CERTIFICATE OF PUBLIC CONVENIENCE AND NECESSITY (CPCN)

Unlike many states, Maryland has placed the environmental and social/economic permitting of power plants under the authority of its Public Service Commission
(PSC) rather than allow various state agencies to handle permitting in a fractured manner. The Maryland PSC has been empowered to issue a Certificate of Public Convenience and Necessity (CPCN) to allow for the construction and operation of power plants and transmission lines.

The PSC divided the permitting for Panda-Brandywine into two parts. Phase I covers the air emission control and Prevention of Significant Deterioration
(PSD). Phase II covers the remaining social/economic aspects, including groundwater use, noise impacts, endangered species, and other relevant areas. The Phase I and Phase II CPCNs were issued on October 6 and October 27, 1994, respectively.

Panda requested an amendment to the CPCN to correct some inconsistencies and to allow for the fact that the gas pipeline permitted under the CPCN was no longer being built by Panda or along the route it had permitted. These permit changes appear to be consistent with Pacific Energy Systems' understanding of present construction and operation plans. Pacific Energy Systems believes that the changes are favorable to the project overall and that they lessen the direct requirements on Panda. The amendment to the CPCN was granted on December 15, 1994.

The original CPCN contains 65 licensing conditions. While many of the conditions set operating limits and reporting procedures on the operation of the plant, a large number require Panda to submit construction plans and procedures to various state agencies before starting construction.

In developing the CPCN, the Maryland PSC included the input of all other state agencies and local governments in such a way that many of the approvals required before starting construction are primarily administrative and depend on Panda to supply sufficient details for approval. Pacific Energy Systems believes that Panda and its EPC contractor (and other subcontractors) have obtained all necessary approvals in a timely manner to support construction and operation.

PREVENTION OF SIGNIFICANT DETERIORATION

A review of PSD requirements and approval that the project meets PSD requirements are contained in the Phase I approval of the CPCN.

STATE WETLAND PERMIT

The Department of Natural Resources (DNR) for the State of Maryland approved a Conditional Letter of Authorization on December 23, 1994, for construction of the plant, utility lines, and stormwater outfall. This permit contains a number of "conditions," including:

      -    The U.S. Army Corps of Engineers standards
      -    The requirement to meet Best Management Practices for
             Working on Non-Tidal Wetlands
      -    Filing plans with the state
      - Obtaining a sediment control permit from the Prince George's and Charles Conservation District

Pacific Energy Systems' review of all the conditions did not identify any requirements that would cause undue delay in starting or completing the project or any ancillary facilities.


                            RIGHT-OF-WAY EASEMENTS

A number of right-of-way easements are required before construction of the
various pipelines and transmission facilities.   Because of their significance
to the project, two of these easements are discussed briefly below.

CONRAIL EASEMENTS

There are two easements, under two separate agreements, in the Conrail right-of-way: one for the transmission line and one for the effluent water supply line.

The agreement to build and operate the 230-kV transmission line in the Conrail right-of-way is dated September 6, 1994. Under the terms of the easement, Panda can occupy the space for 25 years (with a 15-year possible extension) for a total price of $686,700. Panda assumes all responsibility for project risk and indemnifies Conrail.

The agreement to build and operate the effluent water supply line in the Conrail right-of-way is dated November 9, 1994. Under the terms of this easement, Panda can occupy the space for 25 years (with a 15-year possible extension) for a total price of $253,755. Again, Panda assumes all responsibility for project risk and indemnifies Conrail.

The remaining terms and conditions in both easement agreements appear to be consistent with those of other railroad easements and represent no major risk to the project.

U.S. NAVY EASEMENT

Panda has completed negotiations on the U.S. Navy easement for the effluent pipeline along a section of railroad owned by the Navy. Several unique items pertaining to this easement should be noted and are discussed below.

Since the pipeline will be owned by Charles County after it is built, the county will become a co-grantee with Panda on the easement. This will allow the county to assume the agreement without renegotiating it.

Under the terms of the easement, the Navy also requires that the grantee (Panda or the County) maintain the right-of-way. This includes annual cleanup and semi-annual cutting of grass, weeds, and brush. Pacific Energy Systems believes that Panda should turn this activity over to the county, with the cost included in the maintenance fee Panda will be paying to the county. The county is better equipped to perform this work since it performs similar activities along road rights-of-way.

Where Panda's contractor cannot reach the right-of-way areas for construction (or future maintenance) on existing roads, the Navy is requesting the railroad be used. In addition, the Navy wants those sections of rail repaired to facilitate Panda's use. Panda has not provided an estimate for the cost of rail repair.



                               Section 7
                       CONTRACTS AND AGREEMENTS


This section of the report reviews the dominant contracts and agreements associated with the Panda-Brandywine Cogeneration Project that have been identified by Pacific Energy Systems as having a direct impact on the construction, operation, and technical performance of the completed power plant. These documents were reviewed from a technical standpoint to assess the sufficiency of their terms, conditions, and scopes to meet the desired outcome of the project.

Contracts were evaluated, in comparison with contracts for similar projects, to determine their consistency with acceptable industry standards and good engineering practices. Several of these contracts, including the EPC contract, were modified during the due diligence period to make them more consistent with acceptable standards and practices. The following discussion is based on contract documents that exist as of June 28, 1996. Contracts reviewed include the Power Purchase Agreement, EPC contract, Treated Effluent Water Purchase Agreement, Natural Gas Supply and Transportation Agreements, Steam Sales Agreement, Owner's Engineer Agreement, Effluent Line Construction Contract, and Transmission Line Construction Contract.


                        POWER PURCHASE AGREEMENT

Under terms of this contract, PEPCO has agreed to purchase all the electricity generated by the Panda-Brandywine cogeneration plant. Except for electric production of 99 MW between 8:00 a.m. and 8:00 p.m. on weekdays, the plant will be fully dispatched by PEPCO. The plant will be interconnected to the PEPCO system by a 7-mile-long, 230-kV transmission line that will be built by Panda and turned over to PEPCO to own and operate. PEPCO will dispatch the plant on an as-needed basis according to the utility's economic dispatch regulations.

In its original form, the PPA was more restrictive than is typical. It placed a number of requirements on the Project that required extensive monitoring and reporting before, during, and after construction. It contains punitive damages for failure to perform under the contract terms. The contract requires PEPCO to be very proactive in all aspects of the development, construction, and operation of the Panda-Brandywine facility. If Panda fails to perform, the agreement allows for reduced payments, cancellations, or, as a last resort, assumption of the project by PEPCO. However, many of the concerns expressed in this paragraph have been made less onerous through an Operating Agreement between Panda and PEPCO. The Operating Agreement provides for means of resolving disagreements and for preventing disputes before they occur.

CONDITIONS AND OBLIGATIONS

In addition to PSC approval, the agreement requires Panda to obtain all appropriate permits and government approvals. This was somewhat simplified by the Maryland PSC when it ruled that Panda-Brandywine, L.P., was an electric company and, therefore, required to obtain a CPCN before starting construction of the facilities. (The CPCN is discussed in greater detail in Section 6 of this report.)

PEPCO's obligation to purchase capacity and electric nergy from the Project under this agreement is predicated on Panda meeting a number of conditions precedent. The conditions precedent require submittal of a number of permits, agreements, engineering reviews, plans, designs, drawings, schedules, and other proofs that Panda is capable of moving ahead and is making progress toward the contract completion date.

The agreement requires Panda to make several security deposits to assure PEPCO that Panda is proceeding with a project that meets PEPCO's needs (including schedule, capacity, and reliability). These security deposits represent some financial assurances to PEPCO that, if Panda fails to perform, money would be available to purchase replacement power from other sources. Also, the security deposits are large enough to give Panda the incentive to meet PEPCO's contract requirements. These security deposits are or three different events, as follows:

    - Development Security is to ensure that the Commercial Operation Date is met as agreed upon in the contract. This deposit takes the form of a series of payments that equal $3.45 million, or the equivalent of $15/kW for the 230,000kW facility.

    - Interconnection Security is to ensure that PEPCO is paid for costs associated with the study, planning, engineering, procurement, and construction of the interconnection facilities between the Panda-Brandywine facility and the PEPCO system. Panda has made payments to PEPCO for the interconnection in the amount of $2,650,000 to date.

    - Performance Security is to cover damages resulting from termination of the agreement after the Commercial Operation Date. This security amounts to $2 million.

All three of these security deposits have been made through an irrevocable letter of credit, as allowed under the terms of the PPA.

PEPCO has the right to interrupt or suspend deliveries from the plant under emergency conditions if the interconnection and protective equipment is found to be unsafe, poorly maintained, lacking in maintenance records, or in noncompliance with PEPCO guidelines and performance standards for parallel operation.

In addition, PEPCO has the right to declare two other types of emergency conditions. During a minimum generation emergency, light load period, PEPCO can suspend delivery from Panda for a cumulative 200 hours per year during the limited dispatch portions in a year. This is nearly 6.5 percent of the time PEPCO is required to operate at least one combustion turbine in combined-cycle mode, first dispatch segment. The other emergency condition is referred to as a maximum generation emergency. When such a condition is declared by PEPCO, Panda is required to use all reasonable efforts to deliver the maximum attainable net electrical output from the plant without exceeding manufacturers' recommended operating limits. Failure to do so is considered a default under the contract.

COMPENSATION AND PAYMENT

Calculation of the capacity and energy payments made under the terms of the contract is very complicated because of all the correction factors that have been used. Pacific Energy Systems' scope of work does not include identification of the need for, the reasoning behind, and source of some corrections. The PPA provides for a monthly capacity payment and a monthly energy payment. Pacific Energy Systems has reviewed sample calculations for the payments as provided in the PPA and has found them to be correct based on the assumptions used in the PPA. However, actual payments will be based on the actual operation of the plant in the future. The capacity and energy payments are described briefly below.

ICF has used a single heat rate of 8,461 Btu kWh (HHV) as an effective minimum to simplify the projected energy payments. Pacific Energy Systems believes that this is a reasonable value based on its review of the PPA.

Capacity Payment

PEPCO is to pay the project monthly for the dependable capacity (230 MW) at an annual rate set forth in Appendix L of the PPA. The capacity is corrected for the facility's equivalent availability compared with a target availability. Capacity payments will be increased if availability is above 92 percent or decreased if it falls below 88 percent.

The capacity rate, as set for each year of operation in Appendix L of the agreement, is then adjusted by the gross national product (GNP) deflator based on the change between June 1, 1994, and the actual Commercial Operation Date and is also adjusted by the Treasury Bond rate. In addition to the above adjustments, PEPCO has included two additional modifications to the capacity payment. These were made under Amendment No. 1 and appear to reflect PEPCO's concern for overpayment of capacity should PEPCO's load growth be less than initially assumed. The first is a capacity payment adjustment, as stated in Appendix Q of the agreement, which is based on the year of initial operation. The second is a modification of potential costs and is tied to PEPCO reaching a specific load level by 1997.

Energy Payment

PEPCO will pay the project for startup energy based on a simple formula tied to the interruptible fuel rate and an assumed heat rate of 8,461 Btu/kWh. Test energy will be calculated in basically the same way as the monthly energy payment.

The monthly energy payment is composed of two parts: the unit commitment payment and the dispatch payment. In calculating the monthly energy payment, the net electrical output will be assigned on an hourly basis among the dispatch segments shown in Table 7-1.


                                Table 7-1
                         PEPCO DISPATCH SEGMENTS

                     Number of Combustion                         Cumulative MW
 Dispatch            Turbines Operating With                      (at 59
 Segment             the Steam Turbine Also                        degrees F
                     Operating                  Description        and 50%
                                                                   Relative
                                                                   Humidity)
-------------------------------------------------------------------------------

 First                       1           Up to minimum load         0 to 99 MW

 Second                      1           From minimum load to
                                         full load                 99 to 117 MW

 Third                       2           From full load with
                                         one combustion turbine
                                         operating to minimum
                                         load with two combustion
                                         turbines operating        117 to 199 MW

 Fourth                      2           From minimum load to
                                         full load with two
                                         combustion turbines
                                         operating                 199 to 237 MW



The unit commitment payment associated with the first and third dispatch segments is to be calculated using a formula that includes service hours in both dispatch segments multiplied by the adjusted firm gas rate and interruptible gas rate, respectively, and a variable operation and maintenance rate. Service hours are corrected no-load and minimum-load fuel use and a heat input adjustment is made based on average historical ambient conditions for each billing period. The unit commitment payment is corrected for the cost of fuel used for various startups during the month.

PEPCO will make a dispatch payment for the net electrical output associated with the second and fourth dispatch segments. This payment is based on the number of megawatt-hours generated above the first or third segments multiplied by the incremental heat rate and the sum of the fuel cost for that segment and the variable O&M costs.

The agreement provides formulas for the calculation of various correction factors, firm and interruptible gas rates, and variable O&M rates as well as sample calculations. As stated earlier, Pacific Energy Systems' scope of work does not include the determination of how every correction factor was obtained and its individual reasonableness. Taken as a whole, the formulas and the results presented in the sample calculations appear to be reasonable.

COMMENCEMENT OF CONSTRUCTION AND OPERATION

Under the terms of the contract, Panda commenced construction onsite prior to October 9, 1995, but actual commercial operation can be no sooner than June 1, 1996. During the construction and startup period, Panda provided additional documentation to PEPCO, including schedules, design details, equipment capability curves, and relay settings. PEPCO has the right to review the plant design and to monitor plant construction, startup, testing, and operation. The generation of electricity from the plant in parallel with PEPCO will not take place until all interconnection safety devices specified by PEPCO have been installed, inspected, and approved by PEPCO.

After the Actual Commercial Operation Date has been established, the contract requires a Net Capability to be set semiannually (summer and winter). It is to be based on temperature and humidity records for the last 15 years. Net Capability sets the capacity payment for that period and can be less than or equal to (but not greater than) 230,000 kW.

GENERATION DISPATCH

PEPCO is required to dispatch the limited-dispatch portion of the facility for 60 hours Monday through Friday (initially 8:00 a.m. to 8:00 p.m.). The remaining block of power, the dispatchable portion of the project, will be controlled at the sole discretion of the PEPCO dispatcher. PEPCO has made no guarantee for any hourly generation levels beyond the 60 hours in the first dispatch segment (see Table 7-1).

Through its operator, Panda-Brandywine must schedule maintenance outages with PEPCO as well as meet certain notification requirements to support PEPCO's system planning for routine maintenance and forced outages.

MAINTENANCE RESERVE

The project is required to establish a maintenance fund to pay for any repairs or replacements that are necessary or appropriate to ensure that the facility will continue to be operated and maintained in accordance with the performance standards set forth in the agreement.

The lease requires that the project fund the maintenance reserve with an initial payment of $1 million and increase at a rate of $125,000 per quarter over the next two years and $375,000 per quarter for two years thereafter until it reaches $5 million. If the project draws on the O&M reserve, it must also replenish it to its required balance using up to 50 percent of the project's available cash flow.

GE will provide, at a cost, a letter of credit to cover the minimum $5 million required maintenance reserve under the PPA.

On Panda's request, Pacific Energy Systems has developed a model of expected expenditures from the maintenance reserve account. Our estimate is to be incorporated into the pro forma. It is based on "equivalent fired hours." Equivalent fired hours accounts for time the plant is dispatched plus time expended in starting and stopping equipment.

INTERCONNECTION

The interconnection of the plant to the PEPCO system is included in the PPA and not in a separate agreement, which is more typical of the industry. The agreement also covers the transmissionfacilities.

At Panda's expense, PEPCO will provide all required interconnection equipment, safety devices, and metering at its Burches Hill Substation. Panda will construct (to PEPCO's specifications) a transmission facility between the plant and the Burches Hill Substation. Prior to the Actual Commercial Operation Date, ownership of this transmission facility will be transferred to PEPCO.

Through the agreement and its appendixes, PEPCO has provided basic equipment, safety, and meteringspecifications for the project. In addition, PEPCO has the right of design review and testing to ensure that the plant, transmission facility, and interconnections are safe to operate in parallel to the PEPCO system.

OTHER CONDITIONS

Overall, the PPA appears to be complete in stating technical requirements, administrative requirements, legal actions available, and general terms for compliance. In addition to the agreement requirements already discussed, several additional items should be highlighted. These are discussed below.

Default:   There are more than a dozen ways for the Panda-Brandywine, L.P., plant to default under the agreement.  Several important ways are as follows:

     -    Sale of any Dependable Capacity to any party except PEPCO

     - Reduction of the Equivalent Availability below 50 percent or an increase in the forced outage rate above 20 percent

     -    Closing date does not occur by October 1, 1995

     - Failure to provide any of the security accounts or maintenance reserves

     - Failure to use supplemental methods or equipment to meet Dependable Capacity.

Operating Committee: The agreement requires that an Operating Committee be established, with one representative from each party, to facilitate coordination and interaction between the two parties. The Operating Committee must act only by unanimous agreement or consent.

Dispute Resolution: If a dispute arises under the agreement that cannot be resolved by the Operating Committee, then the dispute shall be deferred to a senior officer from each organization. Issues still unresolved are then to be referred to the Maryland PSC.

Purchase Option: PEPCO has the right to purchase the project should Panda wish to sell. If a third party wishes to purchase it, Panda must first give PEPCO the option to purchase the project under the same terms being offered by the third party.

Qualifying Facility: PEPCO is required to continue to make payments under the contract if QF status is lost for less than 540 days. After 540 days, PEPCO can terminate the contract. During the period that QF status is lost, PEPCO will dispatch the full plant capacity under the Dispatch Portion requirement. For that period, the Limited Dispatch Portion (60 hours per week) will not exist. The four dispatch segments' pricing formulas will remain in effect.

Term: The term of the agreement is for 25 years from the Actual Commercial Operation Date.

           ENGINEERING, PROCUREMENT, AND CONSTRUCTION CONTRACT

The amended and restated EPC contract was signed on December 1, 1994, by Panda-Brandywine, L.P., and Raytheon Engineers & Constructors, Inc. (The original contract was signed on December 2, 1993, by Panda-Brandywine, L.P., and United Engineers & Constructors Inc., doing business as Raytheon Engineers & Constructors, Inc.).

Raytheon has been around for many years, primarily as an engineer/constructor in the petrochemicals field. In recent years, Raytheon has purchased several engineering firms (EBASCO and United Engineers & Constructors) with well-known track records in the power industry. The Panda-Brandywine project is being engineered in Raytheon's Houston office.

The amended and restated EPC contract will be satisfactory for this project. Following is a brief summary of the EPC contract as it now exists.

SCOPE

This is a turnkey, lump-sum, fixed-price contract with the EPC contractor responsible for that part of the project which is considered to be within the main fence area. Utility support systems outside the fence (including the transmission lines, effluent pipeline, and gas line) do not fall within Raytheon's scope. For convenience, the county road going past the plant, the oil storage tank (which is outside the main plant area), and the distilled-water plant have been added to Raytheon's scope. Raytheon is to supply the design, engineering, project management, labor, equipment, and materials to construct, start up, and carry out the performance tests on the power plant and the distilled-water plant.

Raytheon is to perform all work in a proper, safe, and secure manner to prevent loss, injury, or damage. All design, construction, operation, and maintenance must be performed according to prudent utility practices. The contractor is responsible for all risk of damage to or destruction of the plant until commercial operation. Upon commercial operation, care, custody, and control of the facility will pass to the owner.

Pacific Energy Systems has found that the responsibilities and scope of the EPC contractor and those of the owner, as stated in the EPC contract, are typical of similar combined-cycle cogeneration plants.

COMPENSATION AND PAYMENT

The work of the EPC contract is being performed on a turnkey basis for a fixed fee of $118,258,816. This does not include the steam host distilled-water plant, estimated at $3.4 million. The fixed fee also does not include other construction contracts issued by Panda to build the transmission line intertie with the utility, the 17-mile-long effluent water line, or the gas supply pipeline.

The contractor is paid monthly for work completed during the preceding month according to the milestone payment schedule (Exhibit D of the EPC contract). The owner's and lender's independent engineers will review the documents submitted to ensure that the invoice amount reflects the value of the work indicated by the milestone payment schedule.

The contractor will provide a letter of credit equal to 10 percent of the contract price. Panda will have the right to draw down on that letter 10 percent of the total milestone payments actually made at the time of the drawdown. This replaces the retainage used in most construction contracts. The value of the letter of credit may be reduced as specific milestones, such as commercial operation and final acceptance, are reached.

Because of the nature of the milestone payment, the schedule allows for some overpayment during the initial 9 months of the project. Raytheon has agreed either to allow the drawdown to exceed 10 percent of the milestone schedule by $3 million or to post a separate letter of credit for $3 million during this period.

PERFORMANCE GUARANTEES

A detailed discussion of the plant performance, testing, and guarantees is contained in Section 8 of this report. The performance guarantees are covered by liquidated damages and performance bonuses. The liquidated damages are sufficient to ensure the EPC contractor's diligence in meeting all guarantees.

Raytheon and the owner have elected to use a dead band tolerance of 4 percent of the net plant heat rate guarantee. This is a plus or minus 2 percent uncertainty band. If the actual corrected heat rate falls within the band, neither a bonus nor liquidated damages will be paid. Bonuses or liquidated damages will be calculated from the edge of the band not from the guaranteed points. Instrument uncertainties will not be used.

The contractor has guaranteed that commercial operation of the plant will occur no later than the Guaranteed Completion Date which is currently October 31, 1996. The contractor will pay a penalty of $80,000 per day for each day that commercial operation of the plant occurs after the guaranteed completion date, or a maximum of $14,400,000.

ACCEPTANCE

Completion of the plant by the EPC contractor and acceptance by Panda have two key milestone dates as follows:

      - Commercial operation occurs when the plant has passed the 48-hour net electrical output performance test, as outlined in Section
           19.5.1 of the scope of work and discussed in Section 8 of this report. If the plant fails the 48-hour test, the contractor can declare commercial operation by electing to make a contract discount of $1,000 for each kilowatt that the test is below the net power output guarantee. The net power output must exceed 210,000 kW in order for the contractor to declare commercial operation.

      -    Final acceptance occurs when:

           - The performance test and other required tests have been completed and all defects and deficiencies have been corrected

           - The plant has been built to the final plans and specifications

           - The plant has been synchronized to the PEPCO electrical grid

           - No work remains that would affect normal plant operation or performance

           - Punchlist work will not interrupt normal operation of the plant

           -    Thermal energy is going to the steam host

           -    The owner issues a completion certificate

           - The contractor has certified that the plant has been constructed in accordance with all governmental requirements identified either by the owner or the contractor pursuant to the contract

OTHER CONTRACT CONDITIONS

Spare Parts

The EPC contractor is required to obtain an agreement with General Electric that spare parts will be available for all GEsupplied equipment for a period of at least 5 years. Raytheon must also attempt to obtain similar agreements from other equipment suppliers or locate replacement part sources for those that do not agree.

During construction, startup, and testing, the contractor is responsible for obtaining and paying for all spare parts used. The contractor has the right to use and replace any operating spare parts Panda may have on hand. The current budget includes $1.7 million for the initial purchase of spare parts (see Table 51).

The EPC contract requires the owner to have available at the plant, by the commencement of plant startup operations, all spare parts that are required for normal operation. Pacific Energy Systems has expressed a strong opinion that this should be changed for two reasons:

       - Failure by the owner to have any spare part needed by the contractor during startup would allow the contractor to declare a default and demand an extension of the Guaranteed Completion Date until the replacement part can be obtained. This is inconsistent with all other EPC contracts reviewed by Pacific Energy Systems.

       - Operating spare parts take time to evaluate, order, and receive. It is not unusual for some spare parts to take a year to obtain under normal circumstances. The O&M contractor will not have sufficient employees onsite to order spare parts until near commencement of startup.

Building Permits

The contractor is responsible for obtaining the standard building occupancy permits. Panda will reimburse the EPC contractor for obtaining these permits and for assisting in obtaining any of the owner-required permits.

Project Labor

The contract price reflects the use of union labor and the contractor, even though required by the contract to use only workers in good standing with their union, cannot seek a change order because of the use of union labor.

Warranties

The contractor warrants that the plant will be free from defects or deficiencies until the later of: (a) 1 year from commercial operation or
(b) 1 year from discovery or repair of defect or deficiency, but no later than the second anniversary of final acceptance. Furthermore, for any item that is repaired, replaced, or renewed more than once, the contractor will undertake a technical analysis of the problem and clear the "root cause" of the problem. The contractor will promptly correct, repair, or replace such defect or deficiency unless it occurs in the GE-supplied combustion turbine-generator or steam turbinegenerator components, which will be at the owner's expense.

The GE exemption appears to result from the cost of a 1-year warranty from GE; apparently, the owner decided the price was too high and elected to cover it. Upon financial closing, GE Capital will establish an escrow account to hold funds earmarked to cover any costs that might arise from a component failure.

There is no time limit on the Raytheon (not GE equipment) design and engineering warranty.

Termination for Convenience

The owner may terminate the EPC contract, without cause, for convenience. As mutually agreed upon andverified by supporting documents, the contractor will be reimbursed for work completed under the milestone schedule, reasonable demobilization costs, and cancellation costs for equipment and materials on order.

Arbitration

Under the terms of the contract, all disputes or claims that cannot be resolved must be submitted to binding arbitration. The disputes will be awarded on a "winner takes all" basis. The losing party shall pay all costs, including the winning party's attorneys' fees and arbitration expenses.

Manuals and Training

The contractor is responsible for supplying a complete set of O&M manuals for each major piece of plant equipment and plant system. In addition, the contractor is to provide a training program for O&M personnel that includes classroom and field training, manuals, drawings, and other educational materials necessary or desirable for the adequate training of O&M personnel. Quality controls will be established to ensure that personnel are suitably trained and capable of operating and maintaining the plant after commercial operation.


                 TREATED EFFLUENT WATER PURCHASE AGREEMENT

On September 13, 1994, Panda-Brandywine, L.P., signed an agreement with the county commissioners of Charles County for the Project to receive up to 2.7 mgd of treated wastewater effluent from the Mattawoman Wastewater Treatment Plant. Under terms of the agreement, Panda is required to:

      - Build the 17-mile-long effluent pipeline and all related facilities at its own expense

      - Obtain all permits and rights-of-way, reimbursing the county for any direct cost it might incur

      -    Design and size the pipeline to supply up to 3.0 mgd

      - Upon completion of the pipeline, turn over to the county (for operation at no cost) only that portion of the line that is in Charles County, and retain ownership of the rest of the line

The county will have the right to connect other customers and sell effluent, provided it is at no cost to the operation of the Panda-Brandywine project and in no way diminishes the amount of effluent transported to the Project.

WATER USAGE FEE

The project will pay a fee of $1.00 per 1,000 gallons of effluent used during the initial 10 years of the project. Beginning in the 11th year, the price will escalate according to the consumer price index, but no greater than 3 percent per year. In addition, the Project will make quarterly payments of all actual and reasonable fixed expenses and variable expenses associated with conveying the effluent to the project site. This does not include the cost of conveying effluent to other users along the pipeline but does include maintaining the U.S. Navy right-of-way as required in the Navy easement.

TERM

The term of the contract is parallel to the PEPCO PPA with an initial period of 25 years. Panda has the right to extend the agreement with 30 days written notice for up to three successive 5-year terms.

WATER USAGE

Effluent supplied under this agreement will be closely monitored and must comply with maximum discharge pollutant levels. Panda is to install a bypass at the plant to return any effluent that does not meet minimum standards. The bypass will be via the nearby sewer line that the project will use for all wastewater and sewage from the plant.

Panda has developed a Risk Management Plan which addresses maintenance and repair issues. The plan must be approved by the county commissioners.


                         STEAM SALES AGREEMENT

A Steam Sales Agreement was entered into as of March 30, 1995, between Panda-Brandywine, L.P., and Brandywine Water Company. The purpose of this agreement is to allow for the sale of thermal energy, cooling water, and feed water to Brandywine Water from the project. A description of the distilled-water facility can be found in Section 4 of the report.

SCOPE

As part of the EPC contract, Raytheon designed andis constructing a distilled-water facility adjacent to the cogeneration facility which Panda will lease to Brandywine Water. Panda will sell thermal energy, cooling water, and feed water to Brandywine water as well as provide operating, maintenance, and wastewater disposal services for the distilled-water plant. Raytheon is committed to put the distilled-water plant into commercial operation before or concurrent with the commercial operation of the power plant.

Brandywine Water is responsible for water sales and delivery from the onsite storage tank to the customer. Brandywine Water must purchase enough steam to maintain the cogeneration plant's QF status. Panda has not guaranteed any specific amounts or periods of time for thermal energy delivery. At least one of the HRSGs must be operating in order for Panda to deliver thermal energy to the distilled-water plant.

As part of its agreement for the operation of the cogeneration plant, Ogden is responsible for the day-to-day operation of the plant. No additional manpower is expected to be required beyond the normal cogeneration staff.

Term

The sales agreement is for a term of 25 years eginning from the date of the ontract. Panda can extend the term for additional 5year periods by notifying Brandywine Water 30 days before the expiration of the prior term.

Price

Panda is responsible for metering all thermal energy, feed water, cooling water, and wastewater quantities. Meters will be calibrated and maintained by Ogden according to general practices. Brandywine Water will pay $1.00 per 1,000 pounds of thermal energy and $1.00 per 1,000 gallons of feed water and cooling water. Brandywine Water will take title to all fluids at the intertie point of the distilled water plant.

Other Contract Conditions

The SSA contains a number of terms and conditions covering various aspects such as government approvals, insurance and indemnification, termination, default, force majeure, and warranties. These terms and conditions are for the benefit of GE Capital if it needs to take over operation of the distilled-water plant or the power plant.

STEAM LEASE

Panda-Brandywine, L.P., and Brandywine Water will also enter into a sublease allowing Panda to sublease the distilled-water facility to Brandywine Water. (GE Capital will be leasing the entire project, including the distilled-water plant, to Panda Brandywine, L.P., after construction and startup.) The term of the Steam Lease expires on the earlier to occur of the expiration or termination of the Facility Lease, the Site Sublease (as defined in the Steam Lease, and the SSA.


                          NATURAL GAS AGREEMENTS

A detailed study of the gas contracts is not part of Pacific Energy Systems' scope of work on this project. As part of Pacific Energy Systems' due diligence, it is necessary to determine that gas can and will be delivered to the project in sufficient quantities and at qualities (including pressures) that will allow the project to meet its obligations under the PPA and SSA.

In addition to the scope described above, Pacific Energy Systems includes in this section a brief description of the gas contracts to enhance the future use of this report. Details of the Gas Agreements were evaluated for Panda by C.C. Pace.

FUEL SUPPLY PLAN

Panda's fuel supply plan is to purchase natural gas from Cogen Development Company under a Gas Sales Agreement (GSA) and transport that gas to the project site via transportation agreements with Columbia Gas Transmission (CGT), Cove Point LNG, L.P., and WGL. The GSA between Panda and Cogen Development Company allows the flexibility needed in the fuel supply to meet the specific fuel requirements of the dispatch plant. Panda can purchase up to 24,240 MMBtu per day of "maximum daily firm quantity," or up to 24,240 MMBtu per day of "maximum daily interruptible quantity."

Panda also has developed a Fuel Supply Management Agreement that stipulates that Cogen Development will manage the purchase of the 8 million MMBtu per year of natural gas, as well as the transportation of it to the project site as needed. In addition, as fuel manager, Cogen Development will handle all administrative services related to gas purchases and delivery; verify quantities and qualities; advise on price hedging, marketing, and sale of excess gas; and attempt to negotiate discount rates where available.

WGL can provide spot market merchant services and has the right to purchase Panda's gas supply during peak periods to serve WGL's other loads.

TRANSPORTATION

Gas will be transported to the site under three pipeline transportation contracts, with CGT, Cove Point LNG, L.P., and WGL. These contracts are discussed below.

Columbia Gas Transmission

Panda has contracted CGT to transport up to 24,240 MMBtu/day of natural gas between the Cogen Development delivery point and Cove Point LNG's pipeline. This contract is for firm transportation services. In addition to transportation costs, Panda will pay CGT a Contribution-in-Aid-of-Construction of $6,772,590 per an amending agreement dated March 24, 1995, plus the applicable gross-up for income tax.

This contribution will help CGT to parallel or rebuild three sections of its pipeline to allow the increased flow for Panda. FERC has approved the pipeline expansion, and CGT is currently obtaining local permits to start construction.

Cove Point LNG, L.P.

Panda has contracted Cove Point LNG, L.P., to transport Panda gas from the CGT pipeline to the WGL pipeline.

Washington Gas Light Company

Panda has signed a 25-year agreement with WGL that has an initial term of 25 years from the Actual Commercial Operation Date under the PPA. This agreement is for both gas transportation and gas supply. Under terms of the contract, WGL will supplythe following services:

       - It will construct a gas line from its interstate pipeline along Highway 301 to the project site, a distance of less than 1 mile. The line will contain all metering, regulating, and appurtenant facilities necessary to serve the Panda plant.

       - WGL will transport the daily nominated quantities of gas from Cove Point LNG to the site on a firm basis.

       - During peak gas use periods (as defined in the contract), WGL has the right to use Panda's gas and the plant can run on oil. Various cost adjustments are available to Panda.

       - Panda can nominate a daily merchant quantity of gas from WGL, which will then sell that gas to Panda at the agreedupon price.

       - The final service that WGL supplies to Panda is a balancing service. When Panda nominates for delivery too much or too little gas to meet its needs, WGL will run an imbalance account, either positive or negative. Its costs are resolved monthly by cash, by making up volumes, or by carrying over portions of the balance as agreed upon.

Gas supply arrangements for the Panda project are complex. It is our understanding that C.C. Pace has provided a due diligence report on the viability of the gas supplies, gas transmission, and management agreements. Pacific Energy Systems believes that Panda has access to an adequate supply of gas to meet the daily maximum full-load operation requirements and has adequate flexibility to arrange for lesser quantities for periods that the project is dispatched offline or operating only under the first dispatch segment.



                             OWNER'S ENGINEER

During the course of developing this project, the owner used a number of engineering and specialty firms. Pacific Energy Systems was not provided any of these contracts for review or comment. While most of the work of these various firms has been completed, the owner's engineer, Gilbert/Commonwealth, Inc., has played and will continue to play a key role in the project.

Originally hired to review Raytheon's work as an "owner's engineer," Gilbert/ Commonwealth's activities have increased to include design of the transmission line and a proactive role in the effluent pipeline design, estimate, and bid. Gilbert/ Commonwealth also has provided a number of detailed design analyses on behalf of Panda in negotiation change orders for the EPC contract.

Pacific Energy Systems believes that Gilbert/Commonwealth is a creditable, well-established engineering firm that is capable of performing the services it is supplying to Panda at a professional level.


                         EFFLUENT LINE CONSTRUCTION

The effluent line was designed by several firms, including Greenhorne & O'Mara and Gilbert/Commonwealth. Pacific Energy Systems has received and reviewed the sample construction contract that went out with the request for bids to construct the pipeline and pumphouse.


                         TRANSMISSION LINE CONSTRUCTION

Panda has awarded the contract for construction of the 230-kV transmission line to C. W. Wright Construction Company, Inc. The line was designed by Gilbert/Commonwealth. The transmission line is complete and energized. PEPCO has issued a letter of acceptance.


                                    Section 8
                            OPERATIONS AND MAINTENANCE


Panda-Brandywine, L.P. (the owner) and Ogden Brandywine Operations, Inc. (the operator) signed an Operation and Maintenance Agreement on November 21, 1994. This section discusses Ogden Brandywine's experience, plant staffing, the O&M Agreement, compensation and payments, and the term and termination of the agreement.

                               OPERATING EXPERIENCE

Ogden Brandywine Operations, Inc., is a wholly owned subsidiary of Ogden Power Corporation. Ogden Power is a subsidiary of Ogden Environmental and Energy Services of Fairfax, Virginia, a wholly owned subsidiary of Ogden
Corporation. Ogden Corporation (Ogden) is a technical services company with more than $2 billion in annual sales and more than 1,300 employees who operate and maintain power projects, including waste energy, hydroelectric, and geothermal projects.

Overall, Pacific Energy Systems believes that Ogden has an adequate base of personnel experienced in heavy-frame, gas turbine dispatchable plants to reliably operate and maintain the Panda-Brandywine project. Ogden plans to use these experienced headquarters staff members to assist during the later stages of construction and startup. Since theorganization is relatively small, a key requirement is that the core staff be able to effectively hire, train, and develop the additional personnel required to operate this plant.

PLANT STAFFING

Figure 8-1 is an overview of the management organization that will operate and maintain the project. The plant staff consists of the following positions:


        plant manager
                    1  operation supervisor
                    1  plant technician
                    1  maintenance supervisor
                    4  control room operators
                    4  equipment operators
                    1  relief operator
                    1  water plant technician
                    1  instrumentation and control (I&C) technician
                    1  mechanic
                    1  electrician
                  ----
                   17  Total O&M staff members

Pacific Energy Systems believes that this level of staffing is adequate, with the understanding that Panda also will be supplying a full-time owner's representative and administrative assistant. The Panda personnel will be responsible for purchasing and for other project administrative functions.


                 OPERATIONS AND MAINTENANCE COSTS

The annual pro forma O&M budget for the Panda-Brandywine Project is shown in Table 8-1. The O&M costs shown are for 1997, which is the first full year of operation.

                               Table 8-1
                     OPERATIONS AND MAINTENANCE COSTS

    Fixed Costs                               1997 $000
--------------------------------------------------------------
    O&M Agreement costs                         1,473
    Consumables                                   750
    Administrative expenses                       500
    Insurance                                     500
    Letter of Credit                               90
    Electricity purchase                          411
    Property taxes                              2,621

    VARIABLE COSTS
--------------------------------------------------------------
    Water usage                                 1,038
    Water discharge & chemical usage              861
    Distilled-water plant operating costs     200,000

    PRO FORMA TOTAL                            $8,033



All of the O&M costs in Table 8-1 are annualized costs that increase according to the assumed inflation rate, with the exception of the turbine overhaul reserve. The annual contribution to the turbine overhaul reserve varies from year to year. The cumulative reserve is projected to increase to approximately $5 million by the year 2001 and remains at or above that level throughout the life of the Project. The annualized equivalent of the annual reserve contribution is about $1,585,000, assuming a 4 percent inflation rate.

Table 8-2 compares the O&M costs of Panda-Brandywine with those of other gas-fired, combined-cycle power plants. Panda's overall O&M costs, while at the low end of the range, appear to be reasonable for a plant of this scale.


                                 Table 8-2
              COMPARISONS OF O&M BUDGETS FOR GAS TURBINE PROJECTS

             Number of                          On-Line   Annualized  Annualized
              Gas       Unit      Cycle     MW  Date        O&M         O&M
  Plant      Turbines   Type      Type                   ($1997x000) ($19997/kW)
--------------------------------------------------------------------------------
  A            1        LM250    Combined   34.5   1990      2,369       69

  B            2        LM600    Combined   90.0   1993      5,319       59

  C            2        LM600    Combined  106.    1994      5,924       56

  D            2        LM600    Combined   95.1   1996      6,299       66

  E            1        LM600    Combined   56.7   1996      4,810       85

  F            1        LM600    Combined   49.9   1996      4,307       86

  G            2        Frame7E  Combined  240.    1994     12,629       53

  H            1        Frame7E  Combined  120.    1995      6,082       50

  I            1        Frame7E  Combined  126.    1995      6,266       50

  J (Panda-
  Brandywine)  2        Frame7E  Combined  230.    1996      9,976       43


                                O&M AGREEMENT

The O&M Agreement is for full-service operation and maintenance of the plant on a cost-reimbursable-plus-fee basis for a 3-year term. Under the agreement, Ogden Brandywine will provide O&M services during several phases of the project, including: preparation of the facility for commercial operation; testing and acceptance; startup; and operation and maintenance following commercial operation.

SERVICES PROVIDED

Ogden Brandywine is responsible for hiring, training, and providing a plant manager; full-time, onsite staff; and additional engineering support, maintenance, and management personnel as needed to perform the requirements of the agreement. OgdenBrandywine is responsible for operating and maintaining the facility 7 days per week and 24 hours per day. Under the agreement, it also will develop maintenance and safety plans and procedures, and will prepare and keep O&M records for the project. Ogden Brandywine also is required to prepare and furnish a monthly operations report to the owner.

Panda will provide an initial inventory of tools, spare parts, equipment, consumables, and other materials. Panda is responsible for reimbursing Ogden Brandywine for the replacement of tools that deteriorate from normal use, replacing spare parts as necessary, purchasing additional spare parts as approved, repairing or replacing equipment, purchasing and installing additional equipment, and purchasing consumables. Panda also will reimburse Ogden Brandywine for purchased parts, for the services of factory personnel or personnel trained and qualified to perform manufacturers' recommended service procedures, and for third-party contracts to clean up and remove hazardous and solid waste (accepted as a result of negligence or fault of the operator).

The agreement provides for a full-time owner's representative to administer Panda-Brandywine's responsibilities, to monitor the operation of the plant, and to direct economic and financial matters.

COMPENSATION AND PAYMENT

Before the Actual Commercial Operation Date, Ogden Brandywine will be compensated in three ways: a fixed monthly payment in accordance with a set schedule; a reimbursement for all reimbursable costs under the agreement; and a reimbursement for the compensation and actual expenses of all Ogden Brandywine personnel who are permanently assigned full-time to the facility, or the home office, or who perform service in direct support of the site personnel as approved by the owner. The fixed monthly payment ranges from $5,000 per month through June 1995 to $10,000 per month until the ActualCommercial Operation Date.

After the Actual Commercial Operation Date, operator compensation is a fixed price of $117,750 per month as adjusted for performance, plus all reimbursable costs incurred under the agreement. There are two performance adjustments to the contract price. One is for the EAF, and one is for capacity performance. The maximum increase or decrease for the EAF is $3,000 per month. If the EAF is greater than or equal to 92 percent, Ogden Brandywine's monthly fixed fee is adjusted by the amount of $100,000 x (EAF - 0.92). There is no adjustment to the fixed fee if the EAF is greater than 88 percent but less than or equal to 92 percent. If the EAF is less than 88 percent, the contract price is decreased by the amount of $50,000 x (0.88 minus EAF) per month.

The second performance adjustment, the capacity performance contract price adjustment, compares the lant's actual or tested Net Capability with its Dependable Capacity. If Net Capability is greater than Dependable Capacity, Ogden Brandywine's fixed fee is increased by $2,000 per month for the term of the applicable summer-winter period. If the Net Capability is less than the required Dependable Capacity, the fixed fee is decreased by $2,000 per month.

Compensation is on a calendar-month basis.


                                TERMINATION

In the event the owner chooses to terminate the O&M Agreement without cause, the agreement requires that Panda pay Ogden Brandywine for outstanding costs under the agreement, reasonable costs incurred by the operator to support termination, and reasonable severance costs. If the lender should terminate the agreement, compensation is to be provided to the operator based on a fixed schedule ranging from $25,000 to $50,000 per month.

Panda-Brandywine may terminate the agreement for cause on the basis of a number of specific conditions, including:

       - Failure of the operator to provide adequate qualified personnel; failure to produce adequate thermal and electrical energy

       -    Failure to perform material service or obligation

       - Appointment of a receiver, liquidator, or trustee for the operator

       -    Failure to maintain the project's QF status

       - Failure to maintain an equivalent availability factor of at least 80 percent; failure to maintain an equivalent forced outage rate of less than 10 percent

       -    Continuance of a force majeure for more time than allowed

       - Failure to reach agreement by renegotiation as provided by the O&M Agreement


                            OTHER PROVISIONS

Other, miscellaneous provisions of the O&M Agreement that should be noted are as follows:

       - The agreement contains a number of force majeure provisions that are typical for a project of this type.

       -    Unresolved disputes are to be settled by arbitration.

       - Ogden Brandywine may request a retrospective and/or prospective renegotiation of the monthly fees if the owner's actions make a substantive, material, and adverse change to the configuration or operational ability of the project, and which have a demonstrable effect of increasing Ogden Brandywine's direct onsite labor, overhead, payroll, and other related costs.

       - Ogden Brandywine is required to receive written authorization from Panda-Brandywine's representative before issuing purchase orders in excess of $1,000 or for any items not in the authorized budget.


                                   Figure 8-1
                              Organization Chart




                                   Section 9
                       PERFORMANCE GUARANTEES AND TESTING


The purpose of this section is to evaluate and summarize the plant performance guarantees and the proposed performance testing program. This section also reviews the liquidated damages that result from failure of the plant to meet the performance guarantees and the bonuses that result when it exceeds the guarantees.


                            COMPLETION GUARANTEES

Raytheon guarantees that commercial operation of the plant will occur no later than the Guaranteed Completion Date, October 31, 1996, or as may be adjusted in accordance with terms of the EPC contract.


                            PERFORMANCE GUARANTEES

Table 9-1 summarizes the plant performance guarantees required of Raytheon under Article 5.0 of the EPC contract. These guarantees are based on the specific design conditions as shown in Table 92.

                                  Table 9-1
                            PERFORMANCE GUARANTEES

                                                       Conditions
                                 -------------------------------------------------
                                                        Host                        Boiler
                                       Ambient          Steam      Condensate      Blowdown
  Parameter             Value      (Degrees F/%RH)     (lb/hr)     Return (%)        (%)
-------------------------------------------------------------------------------------------
Declaration of
 Commercial                           92 degrees         not           not            not
 Operation(1)          230,000 kW        /50         applicable    applicable     applicable

Plant Net Power                       92 degrees
Output - gas           230,000 kW        /50           34,000           80            0

Plant Net Heat Rate -                  92 degrees
gas (LHV)              7,124 Btu/kWh     /50           34,000           80            0

Plant Net Power                        92 degrees
Output - oil           230,000 kW        /50           34,000           80            0

Emissions         compliance

Noise             compliance(2)

(1) In accordance with the test procedure in Appendix D of the Power Purchase Agreement.
(2) Compliance required "under all normal operating conditions in accordance with Section 20.5 of the Scope of Work."



                                Table 9-2
                DESIGN BASIS CONDITIONS FOR PLANT OPERATION

      DESCRIPTION                              DESIGN CONDITIONS
-----------------------------------------------------------------------------
 Dry Bulb Temperature                          92 degrees F

 Wet Bulb Temperature                          76.5 degrees F

 Fuel                                          Natural gas

 Export Power - MW (net)                       230 (minimum)

 Process Condensate Return                     80 percent

 Export Steam                                  40,000 lb/hr

 Boiler Blowdown                               2 percent

 Waterwell Makeup Water Tempature              45 degrees F

 Graywater Temperature                         80 degrees F

 Barometric Pressure                           14.68 psi

 Site Elevation                                215 feet above sea level

 Average Annual Rainfall                       Per Asheville, NC, National
                                               Climatic Center Standards for
                                               the area

 Basic Wind Load                               Per ASCE 7-88, 70 mph, 50-year
                                               mean recurrence @ 10 meters

 Seismic Factor                                Zone 0

 Frost Penetration                             13 inches

 Snow Load                                     ANSI, Ground - 25 lb/sf

 Roof Live Load                                20 lb/sf maximum

 Winter Design Conditions                      +5 degrees F




NET POWER OUTPUT GUARANTEE

Raytheon guarantees that it will be able to declare commercial operation. As defined by the PPA, commercial operation may be declared when the plant establishes a Dependable Capacity of 230,000 kW under summer ambient conditions of 92 degrees F and 50 percent relative humidity (RH).
Establishment of Dependable Capacity must be done in accordance with the test procedures in Appendix D of the PPA which require a 12-hour test.

Raytheon also guarantees that the net power output of the plant will be 230,000 kW at commercial operation, corrected to 92 degrees F dry bulb and 50 percent relative humidity, with 34,000 lb/hr of saturated steam at 15 psig at the process interface, with 80 percent of condensate returned, and with no boiler blowdown.

NET PLANT HEAT RATE GUARANTEE

The net plant heat rate is guaranteed at 7,124 Btu/kWh (LHV) when firing design basis natural gas, as determined by the net plant heat rate test, corrected to 92 degrees F dry bulb and 50 percent relative humidity, with 34,000 lb/hr of saturated steam at 15 psig at the process interface, with 80 percent of condensate returned, and with no boiler blowdown.

EMISSIONS GUARANTEE

Raytheon guarantees that air emissions from the plant will meet the emissions limits of the U.S. EPA PSD permit and the permits granted by the CPCN proceeding.

NOISE GUARANTEE

Raytheon guarantees that, under all normal operating conditions for the plant, noise levels at the property line will not exceed the requirements of the state of Maryland and Prince George's County.

FUEL OIL NET POWER OUTPUT

Raytheon must demonstrate that the net power output when firing No. 2 fuel oil is greater than or equal to the net power output under the same conditions when firing on natural gas. The demonstration shall be a 6-hour test during which the net power output is corrected to 92 degrees F dry bulb and 50 percent relative humidity, with 34,000 lb/hr of saturated steam at the process interface, with 80 percent of condensate returned, and with no boiler blowdown.

GUARANTEE EVALUATION

The net power output, heat rate, emissions, and noise guarantees described above appear to be consistent with those of similar plants and should be achievable. The guarantees provide adequate assurance that the plant will operate as required by the PPA and are backed by a corporate guarantee from Raytheon.


                     PLANT PERFORMANCE TESTING

The performance testing program for the Panda-Brandywine Cogeneration Project consists of the following tests:

       -    48-hour net electrical output performance test
       -    Net plant heat rate test
       -    200-hour capacity test
       -    Stack test
       -    Noise test

These tests are described below.

48-HOUR NET ELECTRICAL OUTPUT PERFORMANCE TEST

This test will be performed to demonstrate the plant's net electrical output for the following guarantees:

       -    Declaration of commercial operation
       -    Plant net power output - gas
       -    Plant net power output - oil

The tested net power output must be corrected to the guarantee conditions of
Article 5.04a of the EPC contract: ambient conditions of 92 degrees F dry bulb and 50 percent relative humidity, with 34,000 lb/hr of saturated steam at the process interface, with 80 percent of condensate returned, and with no boiler blowdown. During this 48-hour test, Raytheon must maintain a net heat rate of less than or equal to 7,836 Btu/kWh (LHV), corrected to the guarantee conditions. In addition, the stack emissions must satisfy the requirements of the applicable Maryland CPCN Permit for Air Emissions.

NET PLANT HEAT RATE TEST

The net plant heat rate will be tested during a 6-hour period while the plant is being operated in its designed normal manner and in accordance with prudent utility practices. The test results are to be corrected to the guarantee conditions.

200-HOUR CAPACITY TEST

The 200-hour capacity test will be performed to demonstrate the plant's ability to produce at least 42,782,000 kWh during a 200consecutive-hour period. This corresponds to an output of 230,000 kW during 93 percent of the test period. The plant is required to be tested in its normal manner and mode, and in accordance with prudent utility practices, while maintaining a heat rate of 7,836 Btu/kWh (LHV) corrected to guarantee conditions, and while satisfying the requirements of the Maryland CPCN Permit for Air Emissions.

STACK TEST

Raytheon is to perform a stack emissions test using a certified subcontractor. The emissions are not toexceed the requirements of the Maryland CPCN Permit for Air Emissions. The emissions test protocol is to be submitted to Panda forreview before the test.

NOISE TEST

The noise test will be performed to demonstrate compliance with the noise abatement guarantee. As baseline reference data, Panda will provide Raytheon with ambient background noise surveys taken before construction of the facility. The noise test requires that Raytheon perform additional noise surveys to determine the actual acoustical behavior of the facility under all normal and abnormal operating conditions. Raytheon is required to provide, at its own expense, any acoustic treatment required to bring the noise level of the facility to within the specified levels.


                      LIQUIDATED DAMAGES AND BONUSES

The liquidated damages and bonuses specified in the EPC contract are summarized in Table 9-3.



                                   Table 9-3
              SUMMARY OF RAYTHEON LIQUIDATED DAMAGES AND BONUSES

    Guarantees                 Liquidated Damages               Bonuses
------------------------------------------------------------------------------
Completion

Commercial Operation by           $80,000/day to a                  None
the Completion Guaranteed         maximum of
Date (June 1, 1996, or as         $14,400,000.
adjusted)

Performance

Net Power Output - Gas            $1,000/kW,                       $300/kW
                                  210,000-kW minimum

Net Power Output - Oil            $1,000/kW                         None

Net Plant Heat Rate - Gas         $45,000/Btu/kWh if            $22,500/Btu/kWh
                                  more than 2% greater           if more than
                                  than the guarantee             2% less than
                                                                 than the
                                                                 guarantee





COMPLETION

Raytheon is required to pay liquidated damages of $80,000 per day for each day that commercialoperation of the plant occurs after the Guaranteed Completion Date. This payment for late completion shall not exceed $14,400,000. Panda has the right to offset this payment against any milestone payments, or to draw upon the letter of credit. The Guaranteed Completion Date is June 1, 1996, or as adjusted. Raytheon earns no bonus for successful completion before the Guaranteed Completion Date.

PERFORMANCE

Raytheon pays $1,000/kW for failure to achieve the guaranteed net power output, whether firing on natural gas or No. 2 fuel oil. When firing on natural gas, Raytheon must achieve a minimum net power output of 210,00 kW. That is, buydown is only permitted to a minimum of 210,000 kW. In addition, Raytheon must have achieved commercial operation. There is no bonus for exceeding net power output on either natural gas or fuel oil.

Raytheon pays liquidated damages for failure to achieve the guaranteed net plant heat rate. The amount is $44,000 per Btu/kWh when firing on natural gas in excess of the net plant heat rate guarantee plus the dead-band tolerance. The dead-band tolerance is defined as plus or minus 2 percent of the guarantee. Raytheon earns a bonus on net plant heat rate in the amount of $22,500/Btu/kWh that the net plant heat rate is less than the guarantee, less the dead-band tolerance.




                             Appendix A
                           DOCUMENT LIST


GENERAL CORRESPONDENCE AND SUPPORT MATERIALS


CONTRACTS, AGREEMENTS, AND AMENDMENTS

    Power Purchase Agreements
    Constructio Agreements
    Interconnection Agreements
    Steam Supply Agreements
    O&M Agreements
    Fuel Supply Contracts
    Other Contracts


PERMITS

    Federal
    State
    Local


TECHNICAL

    Scope of Work
    Specifications
    Heat Balance


DRAWINGS

                             GENERAL CORRESPONDENCE


       - Letter August 29, 1994, (Hollon to Lorusso) re: transmitting Brandywine permit schedule.

       -    G.E. letter of September 26, 1994, (Johnson to Lorusso) re:
            GE gas turbine emission guarantees.

       - Raytheon letter of October 12, 1994, (Jacobsohn to Hollon) re: milestone payment schedule.

       - Raytheon letter of November 15, 1994, (Jacobsohn to Hollon) re: major sub-contractors and suppliers.

       - Raytheon letter of November 15, 1994, (Jacobsohn to Hollon) re: financial closing project schedule and approved budget.

       - December 20, 1994, letter of transmittal of project summary bar chart.

       - Letter of transmittal of pro forma dated January 9, 1995, from G.E. Capital.

       - Letter January 12, 1995, (Jon Pawlow to various legal counsels) re: transmitting updated Brandywine list of permits and schedule-of-disclosure items on environmental matters.

       -    Pro formas dated   -   January 12, 1994
                               -   January 14, 1994
                               -   September 14, 1994
                               -   January 6, 1995

       -    G.E. letter of January 10, 1995, (Johnson to Jacobsohn) re:
            GE gas turbine emission guarantees.

       -    Project budgets with dates running through closing.

       -    Test case, increased capacity income statement, March 2, 1995.

       -    Owner's schedule with several updates through closing.

       -    Raytheon's Monthly Reports:

                August 1994;  issued September 27, 1994
                October 1994; issued November 14, 1994
                November 1994; issued December 12, 1995.

       - Various issues of the Panda-Brandywine, L.P., 230-MW combined-cycle power plant (BC-03 schedule) project activity scheduled.

       - Various issues of the Raytheon Engineers & Constructors' project milestone schedule.

       -    Various issues of the Raytheon milestones and schedule of values.

       -     Various issues of capital budget and pro formas.


                   CONTRACTS, AGREEMENTS AND AMENDMENTS


PPA AND INTERCONNECTION

  - Order No. 70017, State of Maryland Public Service Commission, dated July 21, 1992.

  - Order No. 10077, State of Maryland Public Service Commission, dated August 14, 1992.

  - Order No. 10155, State of Maryland Public Service Commission, dated February 1, 1993.

  - Memo from Ted Hollon, May 11, 1993, listing all the PEPCO contract key dates and payments.

  - Power Purchase Agreement between Potomac Electric Power Company and Panda-Brandywine, L.P., dated August 9, 1991.

  - PEPCO letter of September 30, 1993, to Robert Carter re: confirmation of scheduled deliverables to PEPCO from Panda.

  - Operations and Maintenance Review by North American Energy Services dated November 1993.

  - First amendment to Power Purchase Agreement dated September 16, 1994.

  - Operations and Maintenance Review update by North American Energy Services dated October 1994.

  - Panda letter October 19,1994, to Brian Ward re: available capacity calculations.

  - Letter from Ted Hollon to Mike Lorusso, December 9, 1994, re: PEPCO's acceptance of the O&M Agreement with Ogden Brandywine Operations.

  - PEPCO letter of December 8, 1994, as above.

  - PEPCO letter December 26, 1994, re: Pacific Energy Systems' supplement to Operations and Maintenance Review-update.

  - PEPCO letter of November 1, 1995, re: North American's Operations and Maintenance Review update.

  - Power Purchase Agreement Appendixes:

      Appendix A  -   Description of Facility and Site
      Appendix B  -   Sample Calculations
      Appendix C  -   Guidelines and Performance Standards for Parallel
                      Operation of Customer Generation Equipment on the
                      PEPCO system
      Appendix D  -   Testing Procedures for Determining Net Capability
      Appendix E  -   Metering Equipment
      Appendix F  -   Interconnection and Communication Specification and
                      Revision A, July 22, 1993
      Appendix G  -   Procedures for Determination of Fair Market Value of
                      Facility
      Appendix H  -   Requirements with Respect to Fuel Supply Arrangements
      Appendix I  -   Generating Unit Event Reporting
      Appendix J  -   Summary Specification for 230-kV Overhead Transmission
                      Lines
      Appendix K  -   Contributions to Maintenance Reserve Pursuant to
                      Subsection 8.7(b)(ii)
      Appendix L  -   Capacity Rate
      Appendix M  -   Natural Gas Reserve Commitment and Price
      Appendix N  -   Equivalent Availability Factor ("EAF")
      Appendix O  -   Equivalent Forced Outage Rate ("EFOR")
      Appendix P  -   Valuation Procedures for PEPCO's Buy-out Right under
                      Subsection 18.6(b)(ii), including: Agreement with respect to transfers of interests in Panda-Brandywine, L.P., between Potomac Electric Power Company and Panda
                      Energy Company, and Panda-Brandywine Corporation, dated August 8, 1991, with Appendix A.


CONSTRUCTION AGREEMENTS

EPC Contract

  - Turnkey Cogeneration Facility Agreement between Panda-Brandywine, L.P., and United Engineers & Constructors, Inc.; dba Raytheon Engineers & Constructors, date as of December 2, 1993. Includes Exhibit A through O.

  - Simpson Thatcher & Bartlett EPC Contract markup of March 23, 1994; May, 12, 1994; May 16, 1994.

  - GE Capital EPC contract word changes of April 15, 1994, and April 20, 1994.

  - Panda word changes to Amendment No. 1 dated June 30, 1994.

  - Raytheon letter August 2, 1994, to Ted Hollon, re: drafts of suggested language changes to EPC contract.

  - September 16, 1994, draft copy of the first amendment to the turnkey Cogeneration Facility Agreement.

  - EPC word changes from Raytheon dated September 16, 1994.

  - Memo September 22, 1994, from Brian Dietz to Hollon, DeVoss, Young, and Jacobsohn re: New York Technical meeting.

  - EPC word changes from Raytheon dated October 6, 1994.

  - Raytheon's October 13, 1994, Exhibit P, Scope of Work for Distilled-Water Plant.

  - Amended and Restated Turnkey Cogeneration Facility Agreement between Panda-Brandywine, L.P., and Raytheon Engineers & Constructors, Inc., dated as of December 1, 1994. Includes Exhibits A through R.

  - Memo February 24, 1995, from Ted Hollon to Darrel DeVoss re: 16 pages of changes to Raytheon EPC contract.


STEAM SUPPLY AGREEMENTS

  - Letter of October 22, 1993 (Carter to Colonel Celmer), re: sales of water to base for boiler makeup.

  - Draft Steam Sales Agreements dated from May 26, 1994, to December 30, 1994, nine revisions in all.

  - Brandywine Water Company Business Plan, January 4, 1995.


O&M AGREEMENTS

  - ASME paper by William R. Alkema, "Operation of a Large Combined-Cycle Facility as a Dispatchable Unit," 1991.

  - Request for Proposal: Facility Operations and Maintenance Services, dated July 22, 1994.

  - Qualifications of Ogden Power, dated October 19, 1994.

  - Operation and Maintenance Agreement between Panda-Brandywine, L.P., and Ogden Brandywine Operations, Inc., dated November 21, 1994.

  - Preliminary Operating Plan, December 16, 1994.

  - Resumes of proposed plant manager dated December 22, 1994.


FUEL SUPPLY CONTRACTS

  - Fuel Plan dated July 15, 1994, by Panda Energy Corporation for Panda-Brandywine, L.P.

  - Fuel Management Plan dated November 23, 1994.

  - Gas Transportation and Supply Agreement between Panda-Brandywine, L.P., and Washington Gas Light Company dated November 1994.

  - Letter of December 2, 1994, to Daniel Grahagan PSC of Maryland requesting changes to the CPCN because of the Washington gas line extension replacing Panda's approved gas line.

  - Letter of December 2, 1994, to Daniel Grahagan PSC of Maryland from Washington Gas Light Company requesting approval of the Gas Transportation and Supply Agreement.

  - Carmen D. Legato letter of December 6, 1994, re: burning LNG from Cove
    Point.

  - Simpson Thatcher & Bartlett memo of January 5,1995, re: consent and agreement submitted to gas contractors.

  - Ted Johnson (GE) letter dated January 17, 1995, re: burning out-of-spec gas.

  - Simpson Thatcher & Bartlett memo of February 17, 1995, updating January 5, 1995, memo.

  - Precedent Agreement between Columbia Gas Transmission Corporation and Panda-Brandywine, L.P., dated February 25, 1995.

  - Gas Sales Agreements between Cogen Development Company and Panda-Brandywine, L.P., dated March 1995.

  - Fuel Supply Management Agreement between Cogen Development Company and Panda-Brandywine, L.P., dated March 1995.

  - Carmen D. Legato letter of March 19, 1995, re:  use of gasified LNG.

  - Prehm & Associates letter of March 22, 1995, re: gas processing plant for LNG.

  - C. C. Pace letter of March 24, 1995, re: Cover Point gas quality follow up.

  - Ted Johnson (GE) letter of March 30, 1995, re: thoughts on (out-of-spec) LNG fuel.

OTHER CONTRACTS

Transmission Line

  - Conrail Occupation Agreement dated September 6, 1994, for 230-kV transmission line.

  - Request for Proposal for furnishing and installing 230-kV transmission line and alternate communications circuit for Panda-Brandywine, L.P.

  - Gilbert/Commonwealth bid evaluation dated October 26, 1994.

  - Contract dated November 17, 1994, with C. W. Wright Construction Company to furnish and erect 230-kV transmission line.

Effluent Pipeline

  - Treat Effluent Water Purchase Agreement between the County Commissioners of Charles County, Maryland, and Panda-Brandywine, L.P.

  - Conrail Occupancy Agreement, effluent pipeline, dated November 9, 1994.

  - Panda letter of November 14, 1994, (Hollon to Lorusso) re: effluent line right-of-way, Highway 301.

  - Panda letter November 15, 1994, (Hollon to Lorusso) re: metes and bounds description for Navy easement.

  - Gilbert/Commonwealth February 28, 1995, conference notes/cost estimate.

  - Panda letter of March 20, 1995, (Hollon to DeVoss) re: effluent line budget.

  - Draft Easement of pipeline right-of-way between Navy and Panda-Brandywine, L.P., received March 21, 1995.


                                 PERMITS

FEDERAL

  - Wetlands Report by ECT, February 1993.

  - Application for qualifying cogeneration facility dated December 28, 1993.

  - FERC Notice of Application for QF status dated January 26, 1994.

  - U.S. Army Corps of Engineers verification of delineation of wetlands, April 29, 1994.

  - Order granting certification as a qualifying cogeneration facility issued May 23, 1994.

  - Joint federal/state application for the alteration of any flood plain, waterway, tidal, or nontidal wetland in Maryland, October 1994.

  - Federal Notice of Qualification for Nationwide Permit #12, November 16,
    1994.

  - Categorical Exclusion for Easement and Installation of Effluent Wastewater Pipeline along Naval Surface Warfare Center (NSWC) Indian Head Rail Line Right-of-Way in Maryland, Navy memo November 28, 1994.


STATE

  - Application for approval of a Prevention of Significant Deterioration Source, September 1992.

  - Letter of February 16, 1993, (ECT to DNR) re: wetland assessment.

  - Letter of May 19, 1993, (DNR to ECT) re:  wetland impact issues.

  - Environmental Review Document for the Brandywine Cogeneration Facility (application for CPCN) Volume 1 and Volume 2, August 1993.

  - Letter to Joe Brinson from ECT, September 23, 1993, re: site walkover of Jasper and Gemeny Properties.

  - Phase I environmental site assessment of Gemeny site, October 18, 1993.

  - Letter ECT to Joe Brinson, January 3, 1994, re: Phase I assessment efforts at Jasper property.

  - State recommendations for Panda-Brandywine's CPCN, June 17, 1994.

  - Proposed order for CPCN Phase I, July 15, 1994.

  - Proposed order for CPCN Phase II, August 3, 1994.

  - Environmental Site Assessment of Conrail and military railroad right-of-way, ECT September 1994.

  - Phase II Reply Memorandum of Panda-Brandywine, L.P., September 21, 1994.

  - Public Service Commission order approving the CPCN, Phase I, October 6,
    1994.

  - Public Service Commission order approving the CPCN, Phase II, October 27, 1994.

  - Letter of December 6, 1994, (DNR to Brinson) re: eliminating several license conditions as a result of Washington Gas to build & operate gas line.

  - Letter of December 14, 1994 (Brinson to DNR) re: erosion and sediment control plans.

  - State of Maryland Conditional Letter of Authorization to Construct Utility Lines and Stormwater Outfall, December 23, 1994.


LOCAL

  - Prince George's County approval of wetland delineations of site.

  - Letter of June 15, 1993 (Thomas Haller to Joe Brinson) re: State and County Noise Control regulations.

  - Letter of August 6, 1993, (Thomas Haller to Joe Brinson) re: local permitting requirements.

  - Letter of November 2, 1993, (County to Carter) re: environmental concerns.

  - Letter of November 10, 1993 (County to Brinson) re: additional data request.

  - Draft WSSC Discharge Application by ECT dated October 1994.

  - Letter of October 19, 1994, (Hollon to Lorusso) transmitting soil recycling certificate.

  - Letter of November 10, 1994, Prince George's County Government, re: sewer system capacity.

  - Washington Suburban Sanitary Commission approval of 8,000 mg/1 maximum daily limit date November 17, 1994.

  - Application for Discharge Authorization Permit Application for Industrial users, December 1994.


                             TECHNICAL

SCOPE OF WORK

  - Exhibit A of the Turnkey Contract Agreement "Scope of Work" with Appendixes A through J: various issues were received with dates between December 1993 and March 1995.

  - Change Order Requests for:

       A-1     Agreement Amendment                       04/11/94  Approved
       001     RFI study                                 07/29/94  Approved
       002     CTG lube oil reservoir and
                 transfer system                         02/03/94  Voided
       003     Differing subsurface conditions           05/09/94  Voided
       004R2   Host facility guarantee impacts           10/10/94  Approved
       005     Iron pretreatment                         06/98/94  Approved
       006R1   Increase cooling tower basin              06/27/94  Approved
       007     Revise HRSG crossover walkway             07/12/94  Approved
       008     Gas & gray water interface                09/30/94  Approved
       009     Potable water supply source revised       08/29/94  Open
       010     Schedule delay claim                      08/09/94  Voided
       011     PEPCO/SMECO interface                     02/09/95  Approved
       012     Clearing and grubbing                     09/30/94  Approved
       013     Temporary access road                     11/16/94  Approved
       014     Betty Boulevard upgrade                   10/94     Open
       015     Sample system changes                     10/21/94  Approved
       016     Circulation water intake screens          12/01/94  Approved
       017     Fire protection changes                   01/16/94  Approved
       018     Well pump capacity                        04/25/94  Open
       019     PEPCO interfaces                            ---     Open
       020     Owner caused delay                        03/22/95  Approved

SPECIFICATIONS

  - GE Performance Specification for steam turbine-generator unit, July 1993.

  - Contract Specification "Effluent Force Main," received October 12, 1994.

  - Contract Specification "Effluent Pump Station and Secondary Chlorination, " received October 12, 1994.

  - Specification for "Heat Recovery Steam Generators," received October 12,
    1994.

  - Specification for "Deaerator," received October 12, 1994.

  - Specification for a "Steam Turbine-Generator," received October 12, 1994.

  - Specification for a "Cooling Tower," received October 12, 1994.

  - Specification for a "Condenser and Accessories," received October 12, 1994.

  - Specification for a "Combustion Turbine-Generator and accessories," received October 12, 1994.


GENERAL

  - Technical Report on Feasibility Evaluation of Effluent for Cooling Water, dated December 1993, by Greenhorne & O'Mara, Inc.

  - Letter of February 17, 1994 (Brinson to SMECO), re: construction and permanent power requirements.

  - Subsurface exploration and geotechnical recommendations, dated March 1994.

  - Panda letter of November 11, 1994, (Hollon to DeVoss) re: effluent line routing.

  - Panda letter of November 15, 1994, (Hollon to Lorusso) re: estimate for zero discharge facility for Panda-Brandywine, L.P.

  - November 18, 1994, Betz revised cooling tower blowdown waste characterizations.

  - PEPCO dispatch information, December 1994.

  - The Prince George's County Government (DER) letter of December 9, 1994, re: conditional acceptance of solid waste from a zero discharge system.

                                  DRAWINGS

    Number        Rev                  Description                  Date

17-SKE-003         -         Water plant                               --
SK-12-01-01-301    -         Betty Boulevard temporary
                               construction                            --
26-10-223          -         P&ID distilled water plant                --
SK11-10-302        -         General arrangements distilled
                               water plant                             --
D00234-1           2         Nooter/Eriksen HP system P&ID          7/28/94
D00234-2           2         Nooter/Eriksen IP system P&ID          7/28/94
D00234-3           2         Nooter/Eriksen LP system P&ID          7/28/94
 ---               -         Boundary survey of Jasper property    12/17/92
11-10-202          A         General arrangement, steam turbine-
                               generator building                      --
11-10-301          A         General arrangement, site plan         6/01/94
12-01-01-001       1         Civil, plot plan                       7/08/94
17-01-20-001       P         One-line diagram, 230 kV and 13.8 kV      --
26-10-101          A         Water balance                             --
26-10-102          P         Process flow diagram, Sheet 1 of 3        --
26-10-103          A         Process flow diagram, Sheet 2 of 3        --
26-10-104          A         Process flow diagram, Sheet 3 of 3        --
26-10-201          A         P&ID, symbol & nomenclature             5/26/94
26-10-202          A         P&ID, high-pressure steam               5/26/94
26-10-203          A         P&ID, intermediate-pressure steam       5/26/94
26-10-204          A         P&ID, low-pressure & extraction steam   5/26/94
26-10-205          A         P&ID, steam turbine & auxiliaries       5/26/94
26-10-206          A         P&ID, condensate                        5/25/94
26-10-207          A         P&ID, feedwater                         5/25/94
26-10-208          A         P&ID, combustion turbine-generator A,
                               Sheet 1                               5/25/94
26-10-209          A         P&ID, combustion turbine-generator A,
                               Sheet 2                               5/25/94
26-10-210          A         P&ID, combustion turbine-generator B,
                               Sheet 1                               5/25/94
26-10-211          A         P&ID, combustion turbine-generator B,
                               Sheet 2                               5/25/94
26-10-212          A         P&ID, fuel gas and fuel oil             5/25/94
26-10-213          A         P&ID, HRSG A vents & drains             5/25/94
26-19-214          A         P&ID, HRSG B vents & drains             5/25/94
26-10-215          A         P&ID, plant water                       5/26/94
26-10-216          A         P&ID, fire protection, Sheet 1          5/27/94
26-10-217          A         P&ID, fire protection, Sheet 2          5/27/94
26-10-218          A         P&ID, circulating & cooling water,
                               Sheet 1                               5/26/94
26-19-219          A         P&ID, circulating & cooling water,
                               Sheet 2                               5/26/94
26-10-220          A         P&ID, closed cooling water              5/27/94
26-10-221          A         P&ID, condensate stor & transfer &
                               sampling                              5/26/94
26-10-222          A         P&ID, makeup water treatment            5/25/94
26-10-224          A         P&ID, chemical feed                     5/27/94
26-10-225          A         P&ID, plant drains, Sheet 1             5/25/94
26-10-226          A         P&ID, plant drains, Sheet 2             5/25/94
26-10-227          A         P&ID, compressed air                    5/25/94
54-DR-001          A         Project Schedule, Sheets 1-8, (2 sets)  2/17/94


                              Appendix B
                          PROJECT DRAWINGS

                                DRAWINGS


    Number        Rev                Description                       Date

17-SKE-003         -          Water Plant                                --
SK-12-01-01-301    -          Betty Boulevard temporary construction     --
26-10-223          -          P&ID distilled water plant                 --
SK11-10-302        -          General arrangements distilled water
                                plant                                    --
DOO234-1           2          Nooter/Eriksen HP system P&ID           07/28/94
DOO234-2           2          Nooter/Eriksen IP system P&ID           07/28/94
DOO234-3           2          Nooter/Eriksen LP system P&ID           07/28/94
  ---              -          Boundary survey of Jasper property      12/17/92
11-10-202          A          General arrangement, steam turbine-
                                generator building                       --
11-10-301          A          General arrangement, site plan          06/01/94
12-01-01-001       1          Civil, plot plan                        07/08/94
17-01-20-001       P          One-line diagram, 230 kV and 12.8 kV       --
26-10-101          A          Water balance                              --
26-10-102          P          Process flow diagram, Sheet 1 of 3         --
26-10-103          A          Process flow diagram, Sheet 2 of 3         --
26-10-104          A          Process flow diagram, Sheet 3 of 3         --
26-10-201          A          P&ID, symbol & nomenclature             05/26/94
26-10-202          A          P&ID, high-pressure steam               05/26/94
26-10-203          A          P&ID, intermediate-pressure steam       05/26/94
26-10-204          A          P&ID, low-pressure & extraction steam   05/26/94
26-10-205          A          P&ID, steam turbine & auxiliaries       05/26/94
26-10-206          A          P&ID, condensate                        05/25/94
26-10-207          A          P&ID, feedwater                         05/25/94
26-10-208          A          P&ID, combustion turbine-generator A,
                                Sheet 1                               05/25/94
26-10-209          A          P&ID, combustion turbine-generator A,
                                Sheet 2                               05/25/94
26-10-210          A          P&ID, combustion turbine-generator B,
                                Sheet 1                               05/25/94
26-10-211          A          P&ID, combustion turbine-generator B,
                                Sheet 2                               05/25/94
26-10-212          A          P&ID, fuel gas and fuel oil             05/25/94
26-10-213          A          P&ID, HRSG A vents & drains             05/25/94
26-10-214          A          P&ID, HRSG B vents & drains             05/25/94
26-19-215          A          P&ID, plant water                       05/26/94
26-10-216          A          P&ID, fire protection, Sheet 1          05/27/94
26-10-217          A          P&ID, fire protection, Sheet 2          05/27/94
26-10-218          A          P&ID, circulating & cooling water,
                                Sheet 1                               05/26/94
26-10-219          A          P&ID, circulating & cooling water,
                                Sheet 2                               05/26/94
26-19-220          A          P&ID, closed cooling water              05/27/94
26-10-221          A          P&ID, condensate store & transfer
                                & sampling                            05/26/94
26-10-222          A          P&ID, makeup water treatment            05/25/94
26-10-224          A          P&ID, chemical feed                     05/27/94
26-10-225          A          P&ID, plant drains, Sheet 1             05/25/94
26-10-226          A          P&ID, plant drains, Sheet 2             05/25/94
26-10-227          A          P&ID, compressed air                    05/25/94
54-DR-001          A          Project Schedule, Sheets 1-8, (2 sets)  02/17/94


                                Appendix C
                           LIST OF ABBREVIATIONS



                           LIST OF ABBREVIATIONS


  ac       alternating current
  AGC      automatic generation control
  ARMA     Air and Radiation Management Administration
  ASCE     American Society of Civil Engineers
  ASME     American Society of Mechanical Engineers

  Btu      British thermal unit

  degrees C  degree Centigrade
  CEMS     continuous emissions monitoring system
  CO       carbon monoxide
  CO2      carbon dioxide
  CPCN     Certificate of Public Convenience and Necessity
  CRT      cathode ray tube
  CT       combustion turbine
  CTG      combustion turbine-generator

  dBA      decibel
  dc       direct current
  DCS      distributed control system
  DNR      Department of Natural Resources

  EAF      equivalent availability factor
  EPC      engineering/procurement/construction
  EPA      Environmental Protection Agency (U.S. unless noted)

  degrees F  degree Fahrenheit
  FAA      Federal Aviation Administration
  FERC     Federal Energy Regulatory Commission

  gal      gallon
  GNP      Gross National Product
  gpd      gallons per day
  gpm      gallons per minute

  Hga      mercury absolute
  HHV      higher heating value
  HP       high pressure
  hp       horsepower
  hr       hour(s)
  HRSG     heat recovery steam generator
  HVAC     heating, ventilating and air conditioning
  Hz       hertz

  I&C      instrumentation and control
  in       inch(es)
  IP       intermediate pressure
  ISO      International Standards Organization

  kV       kilovolt(s)
  kVA      kilovoltampere(s)
  kW       kilowatt(s)
  kWh      kilowatt-hour(s)

  lb       pound(s)
  lb/hr    pounds per hour
  LHV      lower heating value
  LNG      liquid natural gas
  LP       low pressure

  mA       milliampere(s)
  MCC      motor control center
  MCR      maximum continuous rating
  mgd      million gallons per day
  MMBtu    million British thermal units
  MVA      megavoltampere
  MW       megawatt(s)
  MWa      megawatt(s) average
  MWe      megawatt(s) electrical
  MWh      megawatt-hour
  MWWTP    Mattawoman Wastewater Treatment Plant

  NO2      nitrogen dioxide
  NEPA     National Environmental Policy Act
  NFPA     National Fire Protection Association
  NOx      oxides of nitrogen
  NSPS     new source performance standards

  O2       oxygen
  O&M      operation and maintenance

  pf       power factor
  PM       particulate matter
  PM-10    particulate matter below 10 microns
  ppm      parts per million
  ppmvd    parts per million by volume, dry
  PPRP     Power Plant Research Program
  PSC      Public Service Commission
  PSD      Prevention of Significant Deterioration
  psi      pounds per square inch
  psia     pounds per square inch absolute
  psig     pounds per square inch gauge
  PURPA    Public Utility Regulatory Policy Act

  QF       qualifying facility

  RH       relative humidity
  rpm      revolutions per minute

  scf      standard cubic feet
  SCR      selective catalytic reduction
  sf       square foot
  SMECO    Southern Maryland Electrical Coop
  SO2      sulfur dioxide
  STG      steam turbine-generator

  TSP      total suspended particulates

  UL       Underwriters Laboratory
  UPS      uninterruptible power supply

  V        volt
  VAR      volt ampere reactive
  VOC      volatile organic compounds



                            Appendix D
                      PANDA GATECYCLE SUMMARY


                        GATE CYCLE PROGRAM

Gate Cycle is a power plant design and analysis software package. It is used to perform detailed steady-state design and off-design analysis of gas turbine, combined-cycle, and conventional fossil fuel power systems. Gate Cycle can be used to prepare complete plant heat and mass balances, perform
analytical  checks  on individual   plant  components,  and  predict   the
effect of enhancements to existing plant systems.

              DEVELOPMENT OF PANDA-BRANDYWINE GATE CYCLE MODEL

To use the Gate Cycle program for analysis of the Panda-Brandywine cogeneration plant, a model of the plant was developed and entered into the Gate Cycle program. The model includes all major plant components, such as the gas turbines, HRSGs, steam turbine, condenser, and cooling tower. These components are connected to represent the mass flows between them as in the actual plant. Then, for each component, the design parameters are entered into the model. From these, the Gate Cycle program develops the performance of each component and mass flow relationships around the plant cycle. The program then performs an iterative calculation process to achieve a complete mass and energy balance for the plant model.

The design parameters used as inputs to the Gate Cycle model were obtained from component specifications supplied by various vendors, and from the EPC contract, project scope document and drawings by Raytheon, the project EPC contractor.

The reference model developed for the Panda-Brandywine plant uses the guarantee point conditions listed below:

         Ambient Conditions

            -    92 degrees F dry bulb temperature
            -    14.59 psia barometric pressure
            -    50 percent relative humidity

        40,000 lb/hr process steam to host

        80 percent condensate return

        Natural gas fuel 20,845 Btu/lb (LHV)

CASE STUDIES

Three case studies were performed on the Panda-Brandywine plant using the Gate Cycle program:

1. The first was the reference model-the plant modeled at the guarantee conditions. The purpose was to check the plant net output and heat rate at the guarantee point and compare these calculated results with the EPC contract guarantees. This also serves as the basis for further off-design case studies.

2. The first off-design case study was run to check the maximum power output of the facility. The gas turbine exhaust temperature was allowed to rise to 1,050 degrees F, approximately 40 degrees F above the base-load condition. All other operating parameters remained unchanged.

3. The second off-design case study involved shutting down one of the two gas turbines and checking the facility output and heat rate under this operating scenario. The single operating gas turbine was run at 80 percent of rated load by modulating the inlet guide vanes. Two of the cooling tower fans were operated at half speed because the condenser load was only half of the reference case value. No other operating parameters were changed.


SUMMARY OF RESULTS

The results of the three Gate Cycle case studies are presented below.   The
reference case results, depicted graphically in Figure D-1, are compared with the guarantee point results in Table D-1 below.


                               Table D-1
                        REFERENCE CASE RESULTS

      Performance Measurements          EPC Guarantee       Gate Cycle Results
 -------------------------------------------------------------------------------
      Net Plant Output (MW)                230.0                 238.27
      Net Plant Heat Rate                7,124                 7,041.6
       (Btu/kWh) (LHV)


1. The reference model for the GateCycle calculation shows a margin of 3.5 percent in plant output over the guaranteed output. The calculated results also show a margin of 1.2 percent below (favorable) the guaranteed plant heat rate.

2. The first off-design case study (maximum power case) investigated the potential maximum power output of the facility. At the elevated gas turbine firing rate, the plant achieved 251.0 MW with a heat rate of 6,911.4 Btu/kWh (LHV). These calculated results can be considered preliminary because no checks were made to see whether any component had reached its maximum operating limit. This could be generator temperature rise limits, STG steam flow rate limits, condenser limits, or a variety of other component limits. This case study merely shows the plant to be capable of elevated power output. The maximum power case results are shown in Figure D-2.

3. Finally, the second off-design case study was performed with only a single gas turbine operating at 80 percent of its base-load rating. At this point, the combined-cycle plant output was 98.5 MW and a heat rate of 7,255 Btu/kWh (LHV). The single gas turbine 80 percent load case results are shown in Figure D-3.



                               Figure D-1
                    PANDA-BRANDWYINE COGENERATION PLANT
                                DIAGRAM




                                Figure D-2
                    PANDA-BRANDWYINE COGENERATION PLANT
                                 DIAGRAM



                                Figure D-3
                    PANDA-BRANDWYINE COGENERATION PLANT
                                 DIAGRAM

                   PACIFIC ENERGY SYSTEMS

                    Officer's Certificate



           I, John R. Martin, President of Pacific Energy Systems, DO HEREBY CERTIFY that to the best of my knowledge and belief since July 22, 1996, no event affecting our report entitled "Independent Engineer's
Report, Panda-Brandywine Cogeneration Project" (the "Independent Engineer's Report") or the matters referred to therein has occurred (i) which makes untrue or incorrect in any material respect, as of the date hereof, any information or statement contained in the Independent Engineer's Report or in the Prospectus relating to the offering of Pooled Project Bonds, Series
A-1 due 2012 by Panda Funding Corporation (the "Prospectus") under the caption "Independent Engineer's Report-Brandywine" in the Prospectus Summary or (ii) which is not reflected in the Prospectus but should be reflected therein in order to make the statements and information contained in the Independent Engineer's Report or in the Prospectus under the caption "Independent Engineer's Report-Brandywine" in the Prospectus Summary, in light of the circumstances under which they were made, not misleading.

                     WITNESS my hand this 11th day of October, 1996.


                              By:  /s/  John R. Martin
                              Name:     John R. Martin
                              Title:    President

                                                               APPENDIX G

                                                        CC PACE
                                                        R E S O U R C E S



                          PANDA-BRANDYWINE, L.P.
                           GENERATING FACILITY
                         FUEL CONSULTANT'S REPORT


                              FINAL REPORT


                             July 2, 1996


                             Prepared by:

                         C.C. Pace Resources, Inc.





                                 Legal Notice
This report is meant to be read as a whole. In preparing this report, Pace relied on information and statements obtained from various sources, including Pacific Energy Systems, Inc., and ICF Resources, Inc. Pace makes no assurances as to the accuracy of any such information or any conclusions based thereon. Additionally, neither Pace, nor any Pace employee, a) makes any warranty, expressed or implied, with respect to the use of any information or methods disclosed in this report; or b) assumes any liability with respect to the use of any information or methods disclosed in this report.


                      TABLE OF CONTENTS

I. EXECUTIVE SUMMARY                                     H-1

INTRODUCTION                                             H-1
FUEL PLAN OVERVIEW                                       H-1
KEY CHARACTERISTICS                                      H-3
POWER PURCHASE AGREEMENT                                 H-4
GAS SUPPLY                                               H-6
GAS TRANSPORTATION                                       H-9
BACKUP FUEL OIL                                         H-11
FUEL MANAGEMENT                                         H-12

II. PPA REQUIREMENTS                                    H-13

OPERATIONAL REQUIREMENTS                                H-13
PAYMENTS                                                H-16
PPA SECTION 11.2                                        H-21
AVAILABILITY REQUIREMENTS                               H-22

III. NATURAL GAS SUPPLY                                 H-23

FUEL REQUIREMENTS                                       H-23
GAS SUPPLY CONTRACT TERMS                               H-25
GAS SUPPLY SECURITY                                     H-28
GAS COST LINKAGE WITH PPA ENERGY PAYMENTS               H-34
PRO FORMA MODEL                                         H-39

IV.  NATURAL GAS TRANSPORTATION                         H-40

CONTRACTUAL ARRANGEMENTS                                H-40
SUFFICIENCY OF CONTRACTED CAPACITY                      H-43
TRANSPORTATION COSTS                                    H-44
OPERATIONAL ISSUES                                      H-46
PEAK PERIOD RELEASE                                     H-48
PRO FORMA MODEL                                         H-49

V. BACK-UP FUEL OIL                                     H-52

FUEL OIL REQUIREMENTS                                   H-52
FUEL OIL AVAILABILITY                                   H-54
AIR PERMIT                                              H-53
FUEL OIL PRICING                                        H-53
PRO FORMA MODEL                                         H-54

VI.  FUEL MANAGEMENT                                    H-55

FUEL MANAGEMENT AGREEMENT AND PLAN                      H-55
EXPERTISE OF CDC FUEL MANAGEMENT                        H-58

EXHIBIT A:  STATISTICAL ANALYSIS OF GSA  AND
            PPA FUELRELATED INDICES                     H-59

PRICE DIFFERENTIAL BETWEEN LOUISIANA AND
  APPALACHIA SUPPLY                                     H-60
FGMR REVENUE VERSUS TIER 2 GAS COST                     H-62

EXHIBIT B:  LNG GAS QUALITY ISSUES                      H-68

EXHIBIT C: PEAK PERIOD RELEASE DETAILS                  H-70



                           I. EXECUTIVE SUMMARY

Introduction

      This report is an independent description by C.C. Pace Resources, Inc. ("Pace") of the fuel supply and transportation arrangements of an electric and steam generating facility located near Brandywine, MD ("the Facility").(1) Pace was retained to provide this report by Panda Energy International, Inc. for Panda-Brandywine, L.P. ("Panda") in connection with a planned offering of securities.

      Currently under construction, the Facility is expected to commence
commercial operation in the Fall of 1996.   The Facility consists of two
combustion turbine generators ("Unit 1" and "Unit 2"), two heat recovery steam generators, and one steam turbine generator arranged in combined cycle
configuration with process steam being exported for off-site use.(2)   Total
generating capacity will be 230 megawatts ("MW").

      Electricity will be sold to Potomac Electric Power Company ("PEPCO") according to the terms and conditions of a Power Purchase Agreement dated August 9, 1991, and as amended by a First Amendment dated September 16, 1994 (the "PPA"). The PPA has a term of 25 years from the date of the start of commercial operation.

Fuel Plan Overview

      Figure I-1 provides a schematic representation of the basic fuel plan as developed by Panda. The Facility will be fueled primarily by natural gas,
with No. 2 fuel oil as backup supply.   Unit 1, which the PPA specifies will
be dispatched at certain times, will be fueled with firm gas supply and transportation as required by the PPA. Unit 2 is dispatchable under the PPA and will be fueled with gas purchased at short-term market rates. Interruptible transportation arrangements for Unit 2 fuel are in place to be
used, if required.   Due to the expected hours and frequency of Facility
operation, Panda expects to deliver gas to Unit 2 using pipeline balancing services and provisions available under Unit 1's firm transportation arrangements.

      Firm gas supply will be provided by Cogen Development Company ("CDC"),the fuel supply subsidiary of MCN Corporation ("MCN") under a long-term Gas Supply

----------------------------
(1) This report describes only portions of the relevant contracts and documents as neededfor the discussion at hand. A complete description or legal evaluation of the contracts and documents related to the Facility is beyond the scope of this report. Additionally, electric market evaluation is beyond the scope of this report and is not included in the scope of Pace's engagement with Panda.

(2)  Steam will be sold to a distilled water plant.


Agreement ("GSA"). CDC also has a long-term contract with Panda to be the fuel manager for the Facility. The GSA includes a corporate warranty from MCN.
Gas will be priced in tiers which are intended to correspond to the fixed and market based energy payment pricing under the PPA. A portion of the firm gas supply is provided under a fixed price schedule, with the volumes designed to match the portion of the energy payments under the PPA which are subject to a fixed price schedule. The contract has a minimum term of 15 years, which matches the time during which the PPA provides a fixed-price energy payment. Required volumes of interruptible supply can be purchased from CDC or another supplier.

       Panda has executed 25-year firm transportation contracts with three pipelines: Columbia Gas Transmission Corporation ("TCO"), Cove Point LNG Limited Partnership ("CLNG"), and Washington Gas Light Company ("WGL"). These contracts provide sufficient pipeline capacity rights to serve 100% of the requirements of Unit 1. Commencement of service under the TCO contract is subject to completion of construction that has commenced. Interruptible transportation arrangements are in place for service to Unit 2, if required.(3)

      Backup fuel oil will be used to operate the Facility during periods of
gas service interruption.   A 2 million gallon on-site storage tank will
provide 6 days of supply at full dispatch of both units. Panda plans to contract for firm supply and transportation of fuel oil before the start of the winter heating season and ensure that on-site storage levels are kept full during winter.


                                 FIGURE I-1

                             BASIC FUEL PLAN

                                 DIAGRAM


---------------------------
(3) Interruptible transportation service contracts have been executed with TCO and with CLNG sufficient for Unit 2 volumes. The WGL agreement provides volumes for both Unit 1 and Unit 2.


Key Characteristics

      Pace has identified a number of fuel-related risks associated with the Facility. These risks are summarized within the Executive Summary and discussed fully in the body of this report.

      Certain statements below in this section and elsewhere in the report are forward-looking statements are based on current expectations and consequently involve risks and uncertainties. Consequently, Panda's actual results could differ materially from the expectations expressed in the forward-looking statements. The various factors that could cause Panda's actual results to differ materially from the expected results are discussed in the body of the report and should be carefully considered.

      Pace has observed the following key characteristics concerning the fuel plan, which must be considered in conjunction with the full report:

1. CDC, an experienced gas supplier with reserves sufficient to support the fixed-price portion of the GSA, is required annually under the GSA to ensure that its reserves continue to be adequate to meet that obligation, and has ongoing gas marketing operations more than sufficient to support the remaining contractual obligations with Panda. MCN also has substantial assets backing its corporate warranty of CDC's gas supply obligations.

2. The market-based pricing provided under the PPA corresponds to the pricing at which gas supplies are generally available, and is similar to the pricing at which gas supplies are available from CDC.

3. Gas transportation arrangements are in place for firm transportation for 100% of the fuel supply requirements for Unit 1 for the PPA term, subject to the obligation of Panda under limited circumstances to release to WGL all of Panda's firm gas supply. The regulatory approvals for these arrangements have been received. Construction is completed on CLNG and WGL. On TCO, the required pipeline construction has commenced and should be completed before commencement of commercial operations of the Facility, according to information from TCO.

4.   There is a strong linkage between changes in the Facility's expected
     variable fuel-related costs and revenues.(4)   Several potential
     delinkages re mitigated by significant initial positive margins in energy payment components.
----------------------------
(4)  Variable fuel costs do not include pipeline reservation charges.


5. PEPCO has approved the fuel supply arrangements as fulfilling the contractual requirements of the PPA at this time. Under reasonable assumptions (including reasonable and prudent action by Panda), the fuel supply arrangements should continue to fulfill the contractual requirements of the PPA. This includes the requirements that Panda maintain a reliable fuel supply and that the fuel supply arrangements can reasonably be expected to result in variable fuel-related costs that are less than energy payments under the PPA.

6. The gas supply and transportation operational requirements are flexible enough to satisfy electric dispatch operational requirements, provided sound fuel management is employed. CDC and its affiliates have fuel management experience, and CDC's fuel management performance is backed by a corporate warranty from MCN.

7. The backup fuel plan provides Panda the capability to meet dispatch requirements, assuming firm fuel oil supply and transportation contracts are in place before each heating season and the Facility's air permit allows use of fuel oil.

8. The pro forma modeling of Facility reflects the Facility's fuel supply arrangements, using the gas and oil price projections of ICF Resources, Inc. ("ICF"). ICF is a recognized forecaster of gas and oil prices and reports that it used the same forecasts in ICF's dispatch study of the Facility. As a consequence of the expected dispatch of the Facility projected by ICF, the pro forma modeling reflects significant benefits of certain pipeline balancing provisions under the assumption that these
     provisions will continue over the term of the PPA.   These balancing
     provisions are not contractual rights and there is no guarantee that these provisions will continue over the entire pro forma modeling term.


Power Purchase Agreement

Dispatch Segments

      The  PPA partitions the capacity of the Facility into four Dispatch
Segments as summarized in Table  I-1.   PEPCO must dispatch the Facility in
sequence from Segment 1 to Segment  4.   These Dispatch Segments are used to
determine the  operational requirements and level of payment for the Facility.


Table I-1.  Dispatch Segments
------------------------------------------------------------------------------
   SEGMENT              UNIT                 OUTPUT              DISPATCH
  Segment 1            Unit 1              0 -  99 MW         Limited Dispatch*
  Segment 1            Unit 1              0 -  99 MW         Dispatchable
  Segment 2            Unit 1             99 - 117 MW         Dispatchable
  Segment 3            Unit 1 & Unit 2   117 - 199 MW         Dispatchable
  Segment 4            Unit 1 & Unit 2   199 - 237 MW         Dispatchable

----------------------------------------
*For Segment 1 (Limited Dispatch), the PPA establishes 60 hours per week as "must-run" hours of plant operation, from 8 a.m. - 8 p.m. on the days Monday through Friday.


Monthly Energy Payment

      Payments from PEPCO to the Facility include a Monthly Energy Payment ("MEP") for electric generation. The MEP is a calculated based on the dispatch segment under which the power was generated as shown in Table I-2.(5) During contract years 1-15, the payment for certain portions of Unit 1 generation is based on fixed prices (the Firm Gas Reserve Rate or "FGRR"), while at other times the payment is based on prices adjusted by a market index (the Firm Gas Market Rate or "FGMR"). Unit 2 generation is paid for based on prices adjusted by either a gas market index (the Interruptible Gas Rate or "IGR") or an oil market index (the Oil Rate or "OR"). After the 15th year the payment for all generation from the Facility is solely based on the FGMR for Unit 1 and IGR or OR for Unit 2.

Table I-2.  Dispatch Segment Energy Payment
------------------------------------------------------------------------------
      SEGMENT                       UNIT                     ENERGY  PAYMENT
  Segment 1-Limited Dispatch       Unit 1       year 1-15 FGRR, year 16-25 FGMR
  Segment 1-Dispatchable           Unit 1                       FGMR
  Segment 2                        Unit 1                       FGMR
  Segment 3                        Unit 2                     IGR or OR
  Segment 4                        Unit 2                     IGR or OR


      The FGRR is $2.58 per MMBtu in the first contract year and escalates annually tospecified prices. The prices will be adjusted one time for inflation at the start of commercial operations.

      The FGMR is comprised of an initial commodity price of $1.62/MMBtu indexed by four monthly reported published natural gas spot prices, two from Appalachia and two from the Gulf Coast, and an initial transportation price of $0.65/MMBtu adjusted each month by one-half the change in an inflation index. The cost of transportation on CLNG, calculated on a 100% load factor basis, is passed-through by the Facility by adding this charge to the FGMR.
-----------------------
(5)  A special rate applies if the steam turbine is not in operation.


     The IGR is based on a market price index similar to the FGMR.

     The OR is based on an index using No. 2 fuel oil prices in the Facility's geographic area. Under certain conditions, the OR is used in place of the IGR if oil is used for electric generation in Unit 2.

PPA Section 11.2

      Generally speaking, PPA Section 11.2 requires Panda to maintain a reliable fuel supply that includes firm gas supply and transportation arrangements for Unit 1, interruptible supply and transportation for Unit 2, and fuel arrangements that will enable Panda to recover its variable fuel costs from the MEP. PEPCO has approved the fuel plan under the arrangements described in this report and has provided in a Consent and Agreement dated April 10, 1995, additional restrictions on the impact of any notice by PEPCO in the future that it believes Panda is not meeting the requirements of
Section 11.2. In light of these PEPCO actions and under a reasonable implementation related to Section 11.2, the Facility's fuel arrangements should continue to meet the requirements of Section 11.2.

Gas Supply

Delivery Obligations

     Under the GSA, CDC is obligated to provide up to 24,240 MMBtu of gas per day (plus fuel use on TCO) on a firm basis and up to an additional 24,240 MMBtu of gas per day (plus fuel use on TCO) on an interruptible basis into TCO at an interconnect with ANR Pipeline Company ("ANR").(6)

     Based on information from Pacific Energy Systems, Inc., ("Pacific Energy") each turbine requires a maximum of 961 MMBtu per hour when operating at full load and Panda would require 23,064 MMBtu for each turbine for a full day at maximum dispatch. This is 1,176 MMBtu per turbine less than Panda's maximum quantity under the CDC contract.
----------------------------
(6) MCN has executed a firm transportation agreement with ANR providing sufficient firm capacity to deliver the 24,240 MMBtu of gas per day into TCO.


GSA Tiers

     The GSA divides quantities into four volume and pricing tiers:

          1) Limited Dispatch Gas.
          2) Scheduled Dispatch Gas.
          3) Dispatchable Gas.
          4) Interruptible Gas.

      For clarity, we will refer to Limited Dispatch Gas as Tier 1, Scheduled Dispatch Gas as Tier 2, Dispatchable Gas as Tier 3 and Interruptible Gas as Tier 4.

      Tier 1 volumes are the first 6,000-8,000 MMBtu/day of firm scheduled gas. Panda must take or pay for an average of 6,300 MMBtu per day. The Tier 1 price is comprised of a fixed commodity charge, a demand charge, an "ANR" charge, and a price credit. The total charge for Tier 1 volumes as of June 1, 1996, was $2.43/MMBtu.

      Tier 2 volumes are a firm quantity of scheduled gas up to 24,240 MMBtu less the Tier 1 quantity. Panda must take or pay for 80% of the beginning of the month nominated quantity of Tier 2 gas. Price is set monthly on a market-based index comprised of a price based on NYMEX natural gas futures contract prices for the delivery month and a price ceiling based on three published natural gas spot prices for Louisiana into ANR pipeline. The 1995 average of the Tier 2 price was $2.13/MMBtu.

      Tier 3 volumes are a quantity of firm gas up to 24,240 MMBtu less the Tier 1 and Tier 2 volumes. A quantity of interruptible gas up to 24,240 MMBtu can be obtained at Tier 4 prices. The price for Tier 3 and Tier 4 volumes is set by CDC when gas is purchased based on current market conditions. At Panda's option, Tier 3 volumes may be bought at a market index of the average of that day's published price for natural gas in Appalachia on TCO. Panda may also obtain Tier 3 and 4 volumes from another supplier.


Energy Payment Linkage

     The GSA tiers are intended to correspond with the fixed and market-based pricing under the PPA. Table I-3 shows the intended correspondence.



Table I-3.  GSA Tiers and PPA Payment Categories

       GSA                              PPA
  Tiers  Description          Dispatch            Payment           Description
-------  -----------          --------            -------           -----------
 Tier 1   fixed price       Limited Dispatch      FGRR             fixed price
 Tier 2   market price      Dispatchable          FGMR             market price
 Tier 3   market price      Dispatchable          FGMR             market price
 Tier 4   market price      Dispatchable          IGR              market price



       Statistical analysis reveals that the pricing structures and indices under the GSA are strongly linked with the pricing structures and indices under the PPA. However, there are variances between the GSA pricing tiers and PPA terms. The pricing tiers under the GSA operate based on the amount of volume taken, while the pricing tiers of the PPA operate on the basis of specified time periods and megawatts of electric output. This difference creates a potential for delinkage in terms of gas supply volumes and price with the revenue mechanisms of the PPA.

       To satisfy Limited Dispatch requirements, Pace estimates the Facility needs a maximum of 9,957 MMBtu Monday through Friday and 0 MMBtu on the weekend. Under the GSA, Tier 1 gas is designated as the first 6,000-8,000 MMBtu taken per day. Additionally, on weekends, the first 6,000 MMBtu per day (at a minimum) will be priced at the fixed rate while all weekend dispatch will be compensated at market-based gas rates.

      From this potential volume delinkage a potential price delinkage occurs. After the first 8,000 MMBtu is taken during a day, the remaining volumes will be priced at a market rate. Additionally, on weekends the first 6,000 MMBtu (at a minimum will be priced at the fixed rate while all weekend dispatch will be compensated at a market-based rate. The market prices of Tier 2 and Tier 3 may not correspond with the FGRR.

      Sound fuel management using the flexibility in the transportation arrangements will be required to keep Tier 1 synchronized with the Limited Dispatch portion of the PPA.

Performance by CDC

      CDC currently has sufficient producing reserves to support its fixed-priced volume commitments under the GSA. The GSA obligates CDC to continue to maintain sufficient reserves to service its fixed price contracts over the term of the GSA. The GSA provides for a dedication of a portion of CDC's reserves if necessary to ensure CDC can meet its supply obligations. Additionally, CDC's exploration and production prospects appear excellent in Michigan and CDC is pursuing these prospects.

      CDC's gas supply obligations are backed by a corporate warranty.   Pace
has reviewed available public information and finds MCN to be well positioned in the market and in excellent financial health. MCN has steadily increased net income from $35.1 million in 1991 to $96.8 million in 1995. Over this same period, assets have grown from $1,517 million to $2,899 million and operating revenues have expanded from $1,276 million to $1,585 million.


Availability of Gas Supply Through the PPA Term

      The GSA term covers the PPA fixed-price energy payment period, but does not extend through the PPA term (25 years). After expiration of the PPA fixed-price energy payment period, all energy payments are based on published short-term gas market indices.

     Assuming Panda takes reasonable and prudent actions, it should be able to obtain a reliable fuel supply after the GSA expires. The market price indices provided in the PPA track the price of short-term gas purchases. Additionally, gas supply fundamentals are such that market-priced gas will likely be generally available in an orderly commodity market.


Gas Transportation

      Three pipelines form the gas transportation route for the Facility.  Each
is discussed in turn below.   The gas transportation contracts for each of
those pipelines extends through the full term of the PPA.


TCO

      The first stage of the transportation route uses TCO from an interconnection with ANR to the CLNG interconnection with TCO. Panda has executed a 25-year agreement with TCO for 24,240 MMBtu per day of firm transportation capacity under TCO's FTS-1 tariff rate schedule.


  TCO Construction

      For service to commence under the firm TCO contract, TCO needs to install 6.3 miles of pipeline. The construction is comprised of replacing several segments of 26-inch pipe with 36-inch pipe and also laying a second pipe alongside existing pipe to add capacity.

      The Federal Energy Regulatory Commission ("FERC") has approved the expansion and authorized TCO to begin construction on all phases of the
expansion.   TCO has reported to FERC that construction was initiated on
May  13, 1996.

     Absent any unusual occurrence, a pipeline construction project of this scope would take no more than two months. This indicates that firm service under the TCO contract will be available before the end of Summer 1996. TCO has obtained all rights-of-way for the expansion, but has not yet obtained desired rights-of-way for construction access. Based on discussions with TCO about the access details, this matter is not expected to delay completion of the expansion.

      Panda has arranged alternative firm gas transportation arrangements in the event that the TCO expansion is not completed prior to November 1996.


CLNG

      The second stage of transportation is on CLNG pursuant to an executed firm service agreement under CLNG's FTS tariff. Service will be provided at
the maximum tariff rate.   CLNG has reported to FERC that all construction
required to serve Panda (minor construction at a metering site) has been completed.


  Risk of LNG Operations

      In the future, CLNG may become an import facility for liquefied natural gas ("LNG"). Historically, LNG imports through the CLNG facilities have resulted in gas quality changes that in turn resulted in additional costs to
customers.   There are  a number of considerations that indicate a reoccurrence of the historical problems is unlikely.


WGL

      The final transportation stage involves WGL, a local distribution company. WGL will provide firm transportation to the Facility for a $.05/MMBtu fee according to an executed agreement between Panda and WGL. WGL has reported in writing that it has completed construction of the less than one mile of new pipe required to service the Facility.

      WGL may use, under very limited circumstances, Panda's firm gas supply and transportation capacity up to 24,000 MMBtu/d ("Peak Period Release").
WGL is limited in exercising a Peak Period Release to extremely cold days, for no more than two days in any seven-day period and a maximum of five days each month in December, January, and February. These limitations combined with Panda's reliable back-up fuel supply for the Facility provide assurance that a Peak Period Release will not result in a failure to meet PEPCO dispatch orders.


  WGL Balancing Provisions

      The balancing provisions provided by the WGL agreement are generally very favorable to the Facility. However, use of the balancing provision when the temperature is under 30 F could impose restrictions on the Facility's ability to meet its electric dispatch obligations. Panda has informed Pace that it plans to use the balancing rights on WGL when the average daily temperature is less than 30 F only after exhausting all other options on TCO and CLNG. Weather analysis indicates that this restriction will not significantly affect the Facility's ability to appropriately manage its fuel operations, assuming Panda implements its plan.

Backup Fuel Oil

     Panda will construct a 2 million gallon storage tank to serve as backup fuel supply for the Facility. Fuel oil will be used primarily to meet dispatch of Unit 2 when interruptible gas supply and transportation is unavailable.
Oil also may be used in Unit 1 in the case of a WGL Peak Period Release.
Under the most extreme conditions of no gas service, full dispatch, and no refill, the on-site storage would be depleted in 6.17 days. There are no fuel oil contracts in place at this time.

      Panda has stated it plans to contract for No. 2 low sulfur fuel oil with major suppliers in the Baltimore/Richmond area approximately 60 days before
the start of operations or before each winter season.   Panda reports that it
will contract for firm supply and transportation of fuel oil before the start of each winter heating season and ensure that on-site storage levels are kept full during winter.

      Pace has found that fuel oil supply and transportation is readily available in the area. There are over 25 major suppliers within a 60 mile radius of the Facility with a combined storage capacity of No. 2 low sulfur fuel oil in excess of 1 million barrels. Numerous fuel oil trucking firms are available.

      In light of the PPA requirements and the rights of WGL to use the Facility's gas supply and transportation during certain periods, a reliable supply of fuel oil at the Facility is important. Because of the ready availability of fuel oil and transportation, Panda should be able to execute its fuel oil plan.

      Panda will need to purchase low sulfur No. 2 fuel oil while the PPA indices are based on regular No. 2 fuel oil, which generally is less expensive. This potential cost/revenue delinkage is mitigated by a significant initial positive margin.


Fuel Management

      Capable fuel management will be important for Panda to meet the PPA requirements. While the Facility has sufficient and, indeed, redundant rights and services available to reasonably match gas dispatch with electric dispatch, pipeline scheduling, balancing, and flow rate requirements create a fuel management challenge.

      A fuel management contract between Panda and CDC provides for CDC to perform fuel management, and Panda maintains the ability to make arrangements
on its own behalf.   CDC and its affiliates have fuel management experience
commensurate in scope with the demands of the Facility.   Additionally, CDC's
fuel management performance is backed by a corporate warranty from MCN.

      Panda has developed a draft Fuel Management Plan and has advised Pace that the Plan is currently being completed and that it will be implemented the start of commercial operations. Completion and implementation of such a plan should provide the guidelines for adequate fuel management.


                         II. PPA REQUIREMENTS
        The PPA contains four key fuel-related operational/contractual
requirements.   These requirements are:

 -   The Facility must run when dispatched.   Consequences of not performing
     include loss of payments and possibly default under the PPA.

 - Limited Dispatch operation is compensated at fixed gas prices until the 15th contract year.

 - PPA payments for dispatch operation contain components related to the current market price of gas in the Appalachian and Gulf Coast producing regions.

 - Panda must maintain a reliable fuel supply and the fuel supply arrangements must reasonably be expected to result in variable fuel-related costs that are less than PPA energy payments.


Operational Requirements


Dispatch

      The Facility's power output is divided into four segments according to
the PPA as shown in Table II-1.    The fuel requirements and payments are
determined differently for each segment.   The segments track the level of
electrical output of the Facility as PEPCO orders dispatch. PEPCO must dispatch the segments in sequence (e.g., PEPCO cannot dispatch Segment 4 without first having dispatched Segments 1 through 3).

Table II-1.  Dispatch Segments
-------------------------------------------------------------------------------
   SEGMENT          UNIT                OUTPUT                DISPATCH
   -------          ----                ------                --------
  Segment 1        Unit 1              0 -  99 MW          Limited Dispatch*
  Segment 1        Unit 1              0 -  99 MW            Dispatchable
  Segment 2        Unit 1             99 - 117 MW            Dispatchable
  Segment 3        Unit 1 & Unit 2   117 - 199 MW            Dispatchable
  Segment 4        Unit 1 & Unit 2   199 - 237 MW            Dispatchable

*See body of report for explanation of Limited Dispatch.



      The PPA divides the 230 MW Facility into baseload and dispatchable
portions as follows.   The Limited Dispatch portion is defined as 85% of the
maximum capacity of Unit 1 which equals 99 MW.   The Dispatchable portion is
all capacity in excess of the limited dispatch portion, or 138 MW.

      PEPCO is required to dispatch the Limited Dispatch portion of the Facility's capacity for a total of 60 hours per week. The must run hours are from 8 a.m. Monday to 8 p.m. Friday each week, except holidays. Assuming 50 weeks per year (10 days of holiday accounting for the other two weeks), Unit 1
would operate a minimum of 3,000 hours annually.   This schedule is subject to
change by the Operating Committee.(7)

      Table II-2 presents a summary of the dispatch forecast of the Facility
prepared by ICF in May 1996.(8)   The capacity factor is the ratio of hours of
dispatch over total available hours. Run hours include the mandatory run time for Limited Dispatch as well as operation based on economic dispatch as calculated by ICF.

      Based on the ICF projections, PEPCO will dispatch Unit 1 an average of 4,165 hours annually. Given that 3,000 of these hours are for Limited Dispatch, PEPCO will dispatch Unit 1 an additional 1,165 hours on average per year.

      ICF projects that Unit 2 will run 2,782 hours per year on average.   This
means that Unit 2 will be dispatched approximately 67% of the time Unit 1 is operating.

     In its pro forma assessment, ICF finds a possible range of 200 to 300 starts per year to be reasonable.(9)
---------------------------
(7) PPA Section 8.10 establishes an Operating Committee which includes a Panda representative and can act only by unanimous agreement.
(8)  Independent Assessment of the Dispatchability of the Panda-Brandywine
Project.
(9)  Independent Panda-Brandywine Pro Forma Projections.


Table II-2.  ICF Dispatch Projections(10)
------------------------------------------------------------------------------
   YEAR                    UNIT 1                     UNIT 2
  -----                   -------                    -------

                      Capacity      Run           Capacity      Run
                      Factor (%)   Hours          Factor (%)   Hours
                      ------------------          ------------------
 1996                    42         616              29         420
 1997                    40        3482              25        2154
 1998                    46        4024              32        2782
 1999                    49        4249              37        3244
 2000                    51        4474              42        3705
 2001                    51        4475              39        3425
 2002                    51        4476              36        3145
 2003                    51        4432              36        3184
 2004                    50        4388              37        3222
 2005                    51        4450              37        3247
 2006                    52        4513              37        3271
 2007                    51        4450              36        3133
 2008                    50        4393              34        3002
 2009                    50        4342              33        2877
 2010                    49        4297              31        2757
 2011                    48        4224              30        2669
 2012                    47        4157              30        2586
 2013                    47        4097              29        2507
 2014                    46        4043              28        2431
 2015                    46        3996              27        2359
 2016                    45        3925              26        2308
 2017                    44        3858              26        2259
 2018                    43        3796              25        2212
 2019                    43        3739              25        2166
 2020                    42        3685              24        2123
 2021                    34        3008              20        1785

Note:  ICF projects 200 to 300 starts per year.


Heat Rates

     Pacific Energy modeled the heat rate of the Facility on a weighted average basis. The heat rate degrades over time due to wear on the turbines. On average, Pacific Energy expects Unit 1 to require 8,119 Btu/kWh and Unit 2 8,025 Btu/kWh. The maximum heat rates forecast by Pacific Energy are 8,216 Btu/kWh for Unit 1 and 8,131 for Unit 2.

      Pace has estimated the fuel requirements of the Facility for Limited Dispatch only by increasing the heat rate provided by Pacific Energy by 200 Btu/kWh. This was done to consider partial dispatch of Unit 1 (i.e., 99 MW).
Pacific Energy did not calculate heat rates for partial dispatch.   Pace's
analysis assesses the fuel requirements under both a Limited Dispatch scenario using the adjusted heat rates and a full dispatch scenario using the Pacific Energy heat rates.
-----------------------------
(10) Pace has not performed independent analysis of these or any other dispatch projections.

Steam Sales Obligations

     Panda has a Steam Sales Agreement with Brandywine Water Company regarding
the sale of steam generated by the Facility.   The Steam Sales Agreement
contains the following language: "Supplier shall be under no obligation to supply Thermal Energy, cooling water and feed water to the extent it is not operating one or both of its Heat Recovery Steam Generators; or such operation is for repair or testing of the Facility."

      The Steam Sales Agreement ensures that Panda will not be required to run the Facility for the sole reason of supplying steam to the Brandywine Water Company. This mitigates the potential need for additional fuel during plant shut-down periods.


Payments

      The two ongoing types of payments Panda will receive from PEPCO are a Monthly Energy Payment and a Monthly Capacity Payment.(11)

Monthly Energy Payment

      The Monthly Energy Payment ("MEP") to compensate Panda for electric generationis comprised of the following types of payments:

           -   When in Combined Cycle Mode:
               *   Unit Commitment Payment
               *   Dispatch Payment
           -   When in Simple Cycle Mode:
               *   Simple Cycle Energy Payment

      Table II-3 shows the correlation of the MEP variations to the dispatch segments when the Facility is operated in combined cycle mode. The terms and abbreviations are detailed in the remainder of this section.
------------------------
(11) Panda also will receive a Start-Up Energy Payment following a formula based on the IFR.



Table II-3.  Dispatch Segment Energy Payments
------------------------------------------------------------------------------
     SEGMENT               UNIT         MEP        ENERGY        COMPONENT
    --------               -----       FORMULA    COMPONENT         TYPE
                                      --------    ---------      ----------
Segment 1-Limited         Unit 1         UCP         FGR       FGRR, then FGMR*
    Dispatch
Segment 1-Dispatchable    Unit 1         UCP         FGR             FGMR
Segment 2                 Unit 1         DP          FGR             FGMR
Segment 3                 Unit 2         UCP         IFR           IGR or OR
Segment 4                 Unit 2         DP          IFR           IGR or OR

Note:  Combined Cycle Mode.
*FGRR in years 1-15, FGMR in years 16-25.




  Unit Commitment Payment

      The Unit Commitment Payment ("UCP") is the formula for calculating the
MEP for Segment 1 and Segment 3 operation.(12)   During Segment 1, a
component of the formula is the Firm Gas Rate ("FGR") which is meant to reflect the cost of the Facility's reserves or firm gas contract costs. During Segment 3, the formula includes an Interruptible Fuel Rate ("IFR"), which is meant to reflect the cost of natural gas or oil obtained on the spot market.


  Dispatch Payment

       The Dispatch Payment ("DP") is the formula for calculating the MEP for
Segments 2 and Segment 4 operation.(13)   The FGR is part of the DP formula
during Segment 2. For power generation during Segment 4, the DP formula includes the IFR.


  Simple Cycle Energy Payment

      PEPCO may dispatch the Facility when the steam turbine is not operating
only under a Maximum Emergency Generation Condition.(14)   During such a
dispatch a Simple Cycle Energy Payment ("SCEP") will apply. A component of the SCEP is the IFR.

--------------------------
(12)  PPA Section 6.2(b)(ii) presents the UCP formual payment.
(13)  PPA Section 6.2(b) (iii) provides the DP formula payment
(14) Maximum Emergency Generation Condition is defined in the PPA as "A period in which PEPCO has determined that it needs the maximum attainable Net Electrical Output from the Facility as a result of an emergency shortage of electric capacity or energy as declared by the PEPCO dispatcher or for such other periods as the Parties may mutually agree on".

  Firm Gas Rate

      The FGR consists of two components:  the Firm Gas Reserve Rate ("FGRR")
and the Firm Gas Market Rate ("FGMR").(15)    The FGRR is a fixed rate, while
the FGMR is a market index based on reported gas prices. The must-run hours will be priced entirely by the FGRR until the 16th contract year and then must-run hours will be priced according to the FGMR.

      Table II-4 shows how the rates are applied for the segments of Unit 1.

Table II-4.  FGR Components
-----------------------------------------------------------------------------
                               1st Segment                    2nd Segment
                    Limited Dispatch      Dispatchable
                   -----------------     -------------
year 1-15                 FGRR                FGMR                 FGMR
year 16+                  FGMR                FGMR                 FGMR



    Firm Gas Reserve Rate

      The FGRR is $2.58 per MMBtu in the first contract year and escalates annually to specified prices. The escalation rate is 4% during the first seven contract years, and then approximately 2% for the remaining years. The prices specified in the PPA will be adjusted for the change in the Producer Price Index for oil and gas fields for the period June 1994 to the start of commercial operations. No other adjustment is made for inflation.
-------------------------
(15) The original terms of the PPA envisioned Panda obtaining natural gas reserves for fueling the limited dispatch portion of the power plant capacity.



    Table II-5 presents the FGRR, with an estimated Adjusted FGRR.

Table II-5.  Unit 1 Fixed Price Gas Rate
----------------------------------------------------
                 Unadjusted    Estimated
Contract            FGRR       Adjusted FGRR
 Year            ($/MMBtu)      ($/MMBtu)
----------------------------------------------------
  1                2.58           2.95
  2                2.68           3.06
  3                2.79           3.18
  4                2.90           3.31
  5                3.02           3.45
  6                3.14           3.58
  7                3.26           3.72
  8                3.33           3.80
  9                3.40           3.88
  10               3.46           3.95
  11               3.53           4.03
  12               3.60           4.11
  13               3.68           4.20
  14               3.75           4.28
  15               3.82           4.36

-----------------------------------------------
Note: The adjusted FGRR rates are estimated using June 1990 through May 1996 data and an inflation estimate through November 1996. The actual adjusted FGRR will be calculated using data through the start of commercial operations.



    Firm Gas Market Rate

      The FGMR applies to all non-must-run hours during Segment 1 and all Segment 2 hours.

      The FGMR is calculated according to the following formula:

         FGMR = FGMRi x [(.77 x CIf ) + (.23 x TIf)] x P

      This formula adjusts the initial market rate of gas ("FGMRi") for changes in the cost of gas and gas transportation over time. The factor "P" is .9 in contract years 1 through 4 and 1.0 thereafter. This factor lowers the effect of price increases on the calculated payment during the first four years of the contract. The FGMRi is set at $2.27/MMBtu plus the firm displacement tariff, not to exceed $0.20/MMBtu, on CLNG.(16)
----------------------
(16) The PPA defines MBtu as 1 million Btu. In this report, Pace uses MMBtu to mean 1 million Btu.


      The commodity index ("CI") is comprised of the following reported prices:

    -    Natural Gas Clearinghouse--Columbia Gulf, Onshore Laterals, LA
    -    Natural Gas Clearinghouse--Tennessee Gas Pipeline, Vinton, LA
    -    Natural Gas Intelligence--Columbia Gas Transmission, Appalachian
    -    Natural Gas Week--Columbia Gas Transmission, Broad Run, WV.

      The June 1990 average of the four reported prices is the base of the index. The June 1990 average was $1.62, implying that $0.65 was added for transportation, or approximately 30% of the initial FGMR. The CI is comprised of two prices from the Gulf Coast region and two prices from the Appalachian region. Panda's gas supply cost will reflect either Gulf Coast gas prices or Appalachia prices depending on Panda's nomination. This issue is addressed in Chapter III and Exhibit A.

      The Transportation Index ("TI") is intended to measure changes in transportation costs. The formula to calculate the TI uses one-half of the change in the Consumer Price Index for All Urban Consumers ("CPI") to approximate escalation of transportation costs.

      The CI is given a weight of 77% of the FGMR, while the TI is weighted at 23%. The effect of this weighting is addressed in Chapter III of this report.

       The PPA provides a mechanism for the Operating Committee to review and revise the calculation of the FGMR, the CI, and/or the TI by written notice from either PEPCO or Panda during the period between 150 and 120 days prior to the sixth anniversary of the Actual Commercial Operation Date and every third anniversary thereafter.

  Interruptible Fuel Rate

      The IFR uses the IGR for hours of generation fueled by natural gas and the OR for hours of generation fueled by oil in Unit 2.

     Unit 2 operation on oil must meet certain requirements, such as interruption of gas service on interstate pipelines, for the payment to be based on the OI. As the IFR only applies to Unit 2, there is no provision for payment by PEPCO for Unit 1 based on oil consumption.

      As with the FGMR, the method for determining the IFR for natural gas and for fuel oil can be reviewed and revised by the Operating Committee if proposed within guidelines by either PEPCO or Panda. The Operating Committee shall in good faith undertake a review of the IFR to determine the current market price of fuel to comparable users and to revise components of the IFR as necessary to reflect the market price.

    Interruptible Gas Rate

     The IGR is similar to the FGMR in that the IGR contains a commodity index ("CI") component linked to reported spot prices and a transportation index ("TI") component indexed to the CPI. The IGR for natural gas is initially set at $2.27/MMBtu plus the firm displacement tariff on CLNG, not to exceed $0.20/MMBtu--identical to the FGMR.

      The CI and TI portions of the IGR are calculated the same way as for the FGMR. The weighting is different, however. In the summer period from March to November, the CI is weighted as 71% of the IGR and the TI as 29%. In the winter period from December to February the CI is weighted as 84% of the IGR and the TI as 16%.

    Oil Rate

     The initial OR is $3.89/MMBtu and is adjusted according to an Oil Index ("OI"). The OI is based on reported oil price for No. 2 fuel oil delivered to
Baltimore, Norfolk and Philadelphia.   A separate component for local
transportation is not included in the OR. The linkage between revenues based on reported prices of oil delivered to Baltimore, Norfolk and Philadelphia and burnertip cost at the Facility is addressed in Chapter IV of this report.

Monthly Capacity Payment

      In addition to the MEP, Panda receives a Monthly Capacity Payment ("MCP") for standing ready to deliver energy to PEPCO. The MCP is paid to Panda based on Panda's ability to deliver energy. The payment does not include any components tied to the cost of fuel or transportation.

PPA Section 11.2

      Generally speaking, Section 11.2 requires Panda to maintain a reliable fuel supply that includes firm gas supply and transportation arrangements for Unit 1, interruptible supply and transportation for Unit 2, and fuel arrangements that will enable Panda to recover its variable operating costs from the MEP. Concerning Limited Dispatch operations, Section 11.2 requires Panda's purchase of natural gas to be through " a firm gas supply contract equivalent to natural gas reserves."

     PEPCO has the right under certain circumstances to take action if it believes Panda is not meeting the requirements of PPA Section 11.2. PEPCO has approved the fuel plan under the arrangements described in this report and has provided in a Consent and Agreement dated April 10, 1995, additional restrictions on the impact of any notice by PEPCO in the future that it believes Panda is not meeting the requirements of Section 11.2. In light of these PEPCO actions and under a reasonable implementation related to Section
11.2 the Facility's fuel arrangements should meet the requirements of Section 11.2.

Availability Requirements

      The PPA states that Panda "shall sell and deliver to PEPCO and PEPCO shall purchase and accept the Dependable Capacity and the Net Electrical
Output from the Facility..."(17)   This obligation must be met or payments to
Panda are reduced.

       In the event that Panda does not deliver, the Facility's availability is lowered. The Facility's availability is used in the calculation of the MCP. Hours of dispatch in which Panda fails to deliver, Force Majeure events not withstanding, are counted against the availability of the Facility. In this way, nonperformance by Panda results in lower energy payments.

      Several PPA provisions will help Panda meet PEPCO dispatch orders, including:

   -   8.3 Schedule and Dispatch of Generation:
       * PEPCO is required to furnish an estimated dispatch schedule for the Facility and any changes at the times and in the manner that PEPCO provides such estimated schedules for its own generating facilities.
       * PEPCO shall dispatch the Facility in accordance with Prudent Utility Practices.

   -   8.10 Operating Committee:
       * Panda and PEPCO shall establish an Operating Committee of one representative each to develop and implement suitable operating, maintenance, outage and capability reporting, accounting, and recordkeeping policies and procedures. The Operating Committee shall act only by unanimous agreement.

     Further, PEPCO cannot dispatch the Facility at its sole discretion. PEPCO must take Panda's fuel supply and other contractual obligations into account when arranging dispatch to comply with prudent utility practices.
Additionally, many of the procedures governing the operation of the Facility will be arranged through the Operating Committee. Decisions from the type of forms to use for invoices to the notification procedure PEPCO will follow when dispatching the Facility will thus be made in concert with Panda's ability.
-------------------------
(17)  PPA Article 5.1



                         III. NATURAL GAS SUPPLY

      The main issues addressed in this chapter are:

    - Whether the GSA fulfills the PPA's operational and contractual requirements.

    -   The security of gas supply.

    -    Linkage between gas supply costs and energy payment revenues.


Fuel Requirements


Full Dispatch

      Pace has been informed that each turbine requires a maximum of 957 MMBtu per hour when operating at full load.(18) Panda would require 22,968 MMBtu for each turbine for a full day at maximum dispatch.


Limited Dispatch

     Table III-1 provides calculations for required volumes of fixed price gas, using the heat rates detailed in Chapter II.

      Using a heat rate of 8,416 Btu/kWh gives an hourly requirement of 833 MMBtu/hour. Based on Limited Dispatch Panda would require 9,996 MMBtu per day Monday-Friday, or 2,598,960 MMBtu on a yearly basis. On an average daily basis, Panda would be receiving 7,120 MMBtu at the Facility.

       Additional fuel would be required for pipeline retainage. Assuming fuel loss of 3.14%(19) Panda would need 7,344 MMBtu into TCO on an average daily basis.
-----------------------
(18) As discussed in Chapter II, heat rates used in this report are provided by Pacific Energy.
(19)  0% on WGL, 1% on CLNG, and 2.41% on TCO.


Table III-1. Panda Limited Dispatch Gas Requirements
-------------------------------------------------------------------------------
              Heat                                Heat
              Rate                                Rate
               at                          Ave.    at                      Ave.
Contract    117 MW     MMBtu    MMBtu     Daily   99 MW   MMBtu  MMBtu    Daily
 Year       Btu/kWh     /hr    12 hours   MMBtu  Btu/kWh   /hr  12 hours  MMBtu
-------    --------   ------   --------   -----  -------  ----- --------  -----
  1         7,939       786      9,432     6,718  8,139    806    9,669   6,888
  2         8,046       797      9,559     6,809  8,246    816    9,796   6,978
  3         8,075       799      9,593     6,833  8,275    819    9,831   7,003
  4         8,106       802      9,630     6,860  8,306    822    9,868   7,029
  5         8,141       806      9,672     6,889  8,341    826    9,909   7,059
  6         8,086       801      9,606     6,843  8,286    820    9,844   7,012
  7         8,141       806      9,672     6,889  8,341    826    9,909   7,059
  8         8,174       809      9,711     6,917  8,374    829    9,948   7,086
  9         8,209       813      9,752     6,947  8,409    832    9,990   7,116
  10        8,166       808      9,701     6,910  8,366    828    9,939   7,080
  11        8,051       797      9,565     6,813  8,251    817    9,802   6,982
  12        8,085       800      9,605     6,842  8,285    820    9,843   7,011
  13        8,119       804      9,645     6,871  8,319    824    9,883   7,040
  14        8,153       807      9,686     6,899  8,353    827    9,923   7,069
  15        8,118       804      9,644     6,870  8,318    823    9,882   7,039

  Ave.      8,107       803      9,631     6,861  8,307    822    9,869   7,030

-------------------------------------------------------------------------------
NOTES:    Heat rates for full dispatch provided by Pacific Energy.  Partial dispatch heat rates estimated by adding 200 Btu/kWh.


      The above calculations indicate that the GSA should provide for Panda to be able to burn approximately 9,500 MMBtu per day Monday-Friday of fixed-price gas of fixed-price gas, assuming PEPCO fully dispatches Unit 1. On an average daily basis, this would mean Panda would take about 7,000 MMBtu per day of fixed price gas.


Rates

The gas rates used for payments to Panda are detailed in Chapter II. The three basic types of rates are the FGRR, the FGMR, and the IGR. In summary:

         The FGRR, a fixed rate schedule for 15 years, is listed in Table II-5.

      The FGMR is comprised of an initial commodity price indexed monthly by published natural gas spot prices, two from Appalachia and two from the Gulf Coast, and an initial transportation price adjusted monthly by one-half the change in the CPI. The cost of transportation on CLNG, calculated on a 100% load factor basis, is passed-through by the Facility.

     The IGR is similar to the FGMR in that the IGR contains a commodity index component linked to reported spot prices and a transportation index component linked to the CPI, plus a CLNG component. The IGR has different summer and winter weighting between commodity and transportation.


Gas Supply Contract Terms

      Table III-2 provides an overview of the fundamental contract terms. The GSA requires CDC to, provide up to 24,240 MMBtu of gas per day (plus fuel use on TCO) on a firm basis, and up to an additional 24,240 MMBtu of gas per day (plus fuel use on TCO) on an interruptible basis.

       CDC wil deliver gas into TCO at the Monclova interconnect with ANR pipeline in Ohio.(20)

      The primary term of the GSA is 15 years, which corresponds to the PPA's requirements for fixed price gas. The GSA will be extended for two additional years, unless either party objects.
--------------------------
(20) MCN has exeucted a firm transportation agreement with ANR providing sufficient firm capacity to deliver the 24,240 MMBtu of gas per day into TCO at Monclova.



Table III-2.  GSA Basic Terms
-----------------------------------------------------------------------------
  Term Primary term of 15 years with up to 2 year extension if mutually agreed.

  Volume     Maximum Daily Firm Quantity ("MDFQ") = 24,240 MMBtu*
             Maximum Daily Interruptible Quantity ("MDIQ") = 24,240 MMBtu*
                   *  plus fuel use on Columbia Gas Transmission

       MDFQ comprised of three tiers:
  1. Limited Dispatch Gas = Scheduled gas of at least 6,000 MMBtu per day and no more than 8,000 MMBtu per day.
  2. Scheduled Dispatch Gas = Scheduled gas up to difference between 24,240 MMBtu per day plus fuel use and the quantity of Limited Dispatch Gas.
  3. Dispatchable Gas = Scheduled gas up to difference between 24,240 MMBtu plus fuel use and the sum of Limited Dispatch Gas and Scheduled Dispatch Gas.

       MDIQ: Interruptible Gas, up to 24,240 MMBtu per day + fuel use.
  Price
         Limited Dispatch Gas charge  composed of 4 components:
  1.   Demand Charge (approximately $0.10/MMBtu on 7,000 MMBtu per day).
  2.   Commodity Charge of $2.33/MMBtu with 4% annual escalation.
  3. An "ANR Charge" of $0.10 per MMBtu with annual escalation of $0.005 after the fifth contract year.
  4. A price credit paid to Panda of $0.10 per MMBtu with annual escalation of $0.005 after the fifth contract year.
  These rates translate to $2.43 per MMBtu on a 100% load factor basis in year 1.
  Take or pay requirement of 2,299,500 MMBtu per year (2,305,800 MMBtu if leap year). This is equivalent to an average daily requirement of 6,300
  MMBtu/day.

        Scheduled Dispatch Gas charge comprised of 3 components:
  1. Index Price of the average of the NYMEX settlement price for the delivery month contract for the last three trading days of the month plus a margin of $0.50 per MMBtu.
  2.   The margin will escalate annually by $0.005 per MMBtu after year 5.
  3. The price is capped by a Gas Market Price Ceiling of $0.60 plus 1.02 the average of three published gas price indices available for month.
  Take or pay requirement of 80% of the first of month nomination.

    Dispatchable Gas charge comprised of 3 options:
  1.   Market price set by CDC at time of order.
  2. Index price of the average of the high and low prices published by Gas Daily for Columbia Gas pipeline in Appalachia on the day of order.
  3.   Purchase from a third-party supplier.

        Interruptible Gas Charge set by CDC or purchase from third-party supplier.
  Supply Security
  1.   Replacement cost of fuel plus liquidated damages.
  2.   Potential reserve dedication
  3.   MCN Corporate Guaranty
----------------------------------------------------------------------------

GSA Volumetric Tiers

      The GSA divides quantities into four volumetric and pricing tiers:

             1) Limited Dispatch Gas.
             2) Scheduled Dispatch Gas.
             3) Dispatchable Gas.
             4) Interruptible Gas.

      For clarity, we will refer to Limited Dispatch Gas as Tier 1, Scheduled Dispatch Gas as Tier 2, Dispatchable Gas as Tier 3 and Interruptible Gas as Tier 4. Tiers 1 through 3 are designed to meet the entire firm requirements
of Unit 1.   Tier 4 is designed to meet the interruptible requirements of
Unit 2, at Panda's option.

      Tier 1 volumes are the first 6,000-8,000 MMBtu/day of firm scheduled gas. Panda must take or pay for 2,299,500 MMBtu (2,305,800 MMBtu in a leap year) each year, an average of 6,300 MMBtu per day. The Tier 1 price is comprised of a fixed commodity charge, a demand charge, an "ANR" charge, and a price credit. Total charge for Tier 1 volumes as of June 1, 1996 would be $2.43/MMBtu.

      The demand charge is $21,292 per month through year five, and thereafter the demand charge escalates $1,064 each year. This charge translates into a cost of approximately $0.10/MMBtu on 7,000 MMBtu per day. The initial commodity charge is $2.33/MMBtu and applies to the quantity of gas delivered in the month. The charge escalates annually by 4%. The ANR charge is $0.10/MMBtu and escalates annually by $0.005 after the fifth contract year. Panda receives a price credit of $0.10/MMBtu on the first 7,000 MMBtu taken per day which offsets the demand charge. The price credit escalates by $0.005 after the fifth contract year.

      Tier 2 volumes are a firm quantity of scheduled gas up to 24,240 MMBtu less the Tier 1 quantity. Panda must take or pay for 80% of the beginning of the month nominated quantity of Tier 2 gas. The price is set monthly based on NYMEX futures prices for the delivery month and a price ceiling based on
Louisiana spot gas prices into ANR pipeline.   The 1995 average of the Tier 2
price was $2.13/MMBtu.

      The price is calculated by using the average NYMEX settlement price during the last three days of trading for the delivery month contract, plus a margin of $0.50 per MMBtu. This price is compared against the current price ceiling. The price ceiling is established each month as $0.60 plus 1.02 times the average of three published spot prices which are the following:

     1. Natural Gas Clearinghouse, "Survey of Domestic Spot Market Prices" for markets accessed by ANR Pipeline, Eunice, Louisiana;
     2. Natural Gas Intelligence Gas Price Index, "Spot Gas Price" delivered to pipelines, 30 day supply transactions for the South Louisiana Region, contract index price for ANR pipeline; and
     3.  Natural Gas Week, "Spot Prices on Gas Pipeline Systems," ANR pipeline,
         Southeast: Patterson, Louisiana, Bid Week.

      Tier 3 volumes are a quantity of firm gas up to 24,240 MMBtu less the Tier 1 and Tier 2 volumes. The price for Tier 3 volumes is set by CDC when gas is purchased based on current market conditions. At Panda's option, Tier 3 volumes may be purchased at a market index of the average of that day's published price for natural gas in Appalachia on TCO as reported in Gas Daily. Panda may also obtain Tier 3 volumes from another supplier.

      Tier 4 volumes are a quantity Panda may purchase up to 24,240 MMBtu per day on an interruptible basis. The price is that established by CDC for Tier 3 volumes, or Panda may decline and purchase from a third-party supplier.


Gas Supply Security

      Essential elements constituting the Facility's gas supply security include the following:

          -    Contractual commitments.
          -    MCN's financial and operational strength.
          -    Gas market fundamentals.

     Each of these are discussed below.


Contractual Commitments

      The GSA creates four major contractual commitments which strengthen Panda's rights with regard to natural gas supply. These contractual commitments are:

       -    Cost of Replacement Fuel.
       -    Cost of Replacement Contract.
       -    Reserve Dedication.
       -    MCN's Corporate Guaranty.


  Cost of Replacement Fuel

      In the event of a failure by CDC to deliver a portion of the MDFQ quantities, which failure is not excused by a force majeure, Panda may obtain replacement fuel, gas or oil, from another supplier. Or, in the event that Panda could not obtain replacement fuel, Panda may recover any reduction in payments from PEPCO.

      CDC is liable for liquidated damages equal to one of the following two options:

 - Positive difference, if any, between (x) the cost Panda, or WGL in the event of a Peak Period Release, paid for replacement fuel (including transportation cost and any imbalance charges resulting from the failure to deliver) and (y) the sum of the price applicable under the GSA that Panda would have paid had CDC delivered that portion of the MDFQ plus transportation cost.
 - Positive difference, if any, between (x) the extent of the reduction in payments from PEPCO to Panda (including the Monthly Capacity Payment and Monthly Energy Payment) due to the failure to deliver natural gas and
       (y) net expenses saved by Panda or not incurred due to not operating the Facility as a result of the failure to deliver.


  Cost of Replacement Contract

      In the event of default, CDC is obligated to provide Panda with a lump sum payment to cover the cost, if any, of replacing the GSA. The payment is equal to the positive difference, if any, between (x) the cost of replacement gas supply and (y) the aggregate contract price of the remaining contract obligations. The cost of replacement gas supply shall include any transportation cost, such as the cost of obtaining receipt point capacity on a natural gas pipeline, or the cost of any option or swap Panda incurs as a result of obtaining replacement gas supply.


  Reserve Dedication

      The GSA provides for the potential dedication by CDC of its natural gas reserves. Annually, CDC is required to provide a statement to Panda that, for the remaining term of the GSA, the expected future gas production from natural gas reserves owned by CDC will be greater than CDC's firm, fixedprice natural gas commitments. The letter will be based on a reserve report prepared by an independent petroleum engineer.

      In the event that the expected future gas production from CDC's reserves does not exceed the firm, fixed-price gas commitments of CDC, CDC shall dedicate to the GSA specific gas reserves sufficient to fulfill the obligations of the Limited Dispatch Gas for the remaining term of the GSA. There are numerous provisions governing the release of reserves from dedication, sales and use of gas produced from the dedicated reserves, encumbering the dedicated reserves, and rededicating reserves. Failure to conform with the provisions regarding the dedication of reserves is deemed a material breach of the GSA.



  MCN's Corporate Guaranty

      Through a separate agreement, MCN has agreed to unconditionally and irrevocably guaranty the prompt and complete performance and payment of CDC's obligations under the GSA.

MCN's Financial and Operational Strength

      MCN is the holding company for Michigan Consolidated Gas Company ("MichCon"), Citizens Gas Fuel Company and MCN Investment Corporation ("MCNIC"). MCN appears to be in excellent financial health, based on
available public information.   MCN has steadily increased net income from
$35.1 million in 1991 to $96.8 million in 1995. Over this same period, assets have grown from $1,517 million to $2,899 million and operating revenues have expanded from $1,276 million to $1,585 million.

       MichCon, the largest natural gas distributor in Michigan and one of the largest in the U.S., controls distribution, transmission, and storage of natural gas serving more than 1.3 million customers (750 Bcf/year). Citizens is a gas utility serving 12,000 customer in Michigan. MCNIC owns subsidiaries involved in gas services, computer operations services, and natural gas technology.

      The diversified gas services interests held by MCNIC include: CoEnergy Trading Company, the principal gas marketing subsidiary; CDC, a cogeneration development subsidiary; Supply Development Group, an exploration and production subsidiary; gas gathering and processing interests; and the Storage Development Company. MCNIC remarketed 171 Bcf of gas in 1995, with a majority of these sales attributable to CoEnergy Trading Company. CoEnergy's principal markets are Michigan end-users, Canadian LDCs, cogeneration facilities, and recently markets in the Northeastern U.S.

      CDC owns 50% of a 123 MW gas-fueled cogeneration plant in Ludington, Michigan, that commenced operations in October 1995. CDC is the gas supplier for the facility, requiring approximately 9 Bcf/year. CDC also markets gas to several small cogeneration facilities as well as the 30 megawatt Ada facility in western Michigan of which CDC is the principal owner.

      In existence since 1992, by the end of 1995 Supply Development Group ("SDG") had 858 Bcf of proved natural gas reserves with an additional 599 Bcf of possible reserves. The company invested $575 million in reserve acquisition and development between 1992 and 1995. The majority (80%) of SDG's reserves are from Antrim shale formations in Michigan and low-risk Appalachian formations; the remaining supply comes from the mid-continent and Gulf Coast
U.S.   SDG has increased gas production to 31.4 Bcf in 1995 from 2.3 Bcf in
1993. The company expects to double production in 1996.

      SDG has acquired ownership interests in 1,972 gas and oil wells. MCN has proposed significant further capital expenditure on exploration and production in excess of $1 billion over the next five years. SDG has the capability to drill in excess of 2,000 new wells on 1.4 million undeveloped acres.
Long-term fixed price swap agreements are in place for a substantial portion of SDG's anticipated production over the next ten years, hedging the risk of future gas price fluctuations.

     The above information indicates that CDC should be able to supply the gas
requirements for the Facility.   Limited Dispatch requirements are
approximately 2.4 Bcf per year, and the total Unit 1 requirements are approximately 8 Bcf per year. Under reasonable assumptions, CDC's production goals can be expected to meet these requirements.

Gas Market Fundamentals

      The GSA term covers the PPA fixed-price energy payment period, but does not extend through the PPA term (25 years). After expiration of the PPA fixed-price energy payment period, all energy payments are based on published short-term gas market indices. At this time, Panda may need to negotiate with producers for additional gas supplies.

      Pace believes there will be a ready supply of natural gas available for
the life of the Facility.   There is an abundant supply of technically and
economically recoverable natural gas in North America. The latest U.S. government estimates of technically recoverable domestic natural gas resources onshore and in state water areas exceeded 1,000 Tcf-- over 200 years of supply
at current rates of consumption.(21)   Proved U.S. reserves are 153Tcf.
-----------------------
(21) 1995 National Assessment of United States Oil and Gas Resources, United States Geological Survey estimated national total for undiscovered technically recoverable conventional gas to be 1,073.8 Tcf. Other recognized estimates have concluced that the resource is even larger: the National Petroleum Council's ("NPC") 1993 report concluded that nearly 1,300 Tcf was recoverable in the lower-48 alone. Additionally, the Canadian gas resource base was assessed by the NPC at 740 Tcf.


      U.S. production has steadily increased since 1986 during the same time that producers have been getting lower prices than in the early 1980's and drilling fewer wells. The driving forces behind this result are the technology enhancements and the efficiency improvements in the gas industry. Efficiency is up and cost is down, allowing producers to profitably find and develop new gas even while prices are falling.(22)

       Examples of these technology enhancements and efficiency improvements include:
       1. Increased Recovery per Well -- Exploration and drilling technologies such as 3D seismic and horizontal drilling have led to significant increases in the amount of gas discovered per exploratory well.

       2. Improved Success Rates -- Success rates for deeper targets have improved dramatically due to advancing technology.

       3. Lower Well and Equipment Costs -- The numbers of rigs, crews, and service units peaked in 1982 and has sense fallen drastically. For example, in 1995 the number of oil and gas rigs in operation averaged 723 compared to the peak of 3,970. Due to improved exploration and drilling techniques, the industry can maintain the same levels of production with a fraction of the equipment and manpower.

       4. Focus on Recompletions -- While the total number of gas wells drilled has declined since the early 1980's peaks, the number of recompletions (drilling into a new reservoir from an existing well) has stayed nearly constant as producers focus on low cost options for increasing reserves.

       5. Focus on Location and Depth -- In response to low prices, producers have shifted from lower productivity areas to higher recovery reservoirs, and the percentage of wells surpassing 5,000 feet in depth increased from 40% to 62%.

       6. Focus on Existing Fields -- Producers have been highly successful at adding reserves to existing fields, especially in the Gulf of Mexico.
-------------------------
(22) Non-associated gas resource costs peaked in 1982 at over $4.00/MMBtu. Finding and development costs have since declined drastically, averaging $1.50/MMBtu since 1987.


      As a result of significant improvements in production technology and management, the North American gas industry has become much more efficient and able to provide an expanding resource base even in a flat and competitive price environment. This has resulted in a trend in lower reserve to production ratios ("R/P ratios") that is seen as a sign of a healthy, efficient natural gas industry. In the past, the U.S. typically had R/P ratios of more than 10 years. Currently, the R/P ratio is 8.3 years.(23)

      The R/P ratio trend is synonymous with the "just-intime" inventory approach that has revolutionized many industries. In today's competitive natural gas production industry it is not efficient for reserves to remain undeveloped and non-producing for long periods of time. The current trend is to monetize reserves by tying in reserves to production soon after discovery.

Gas Cost Linkage With PPA Energy Payments

      Table III-3 shows the correspondence between the GSA tiers and the PPA energy payments. Pace has found, through analysis, that the pricing structures and indices under the GSA are strongly linked with the pricing structures and indices under the PPA.

Table III-3.  GSA Tiers and PPA Payment Categories
-----------------------------------------------------------------------------
         GSA                                     PPA
        -----                                   -----
Tiers    Description            Dispatch       Payment          Description
----    ------------            --------       -------          -----------
Tier 1    fixed price        Limited Dispatch    FGRR           fixed price
Tier 2    market price         Dispatchable      FGMR           market price
Tier 3    market price         Dispatchable      FGMR           market price
Tier 4    market price         Dispatchable      IGR            market price



      While the GSA satisfies the PPA operational and contractual requirements in most respects, the four supply tiers create a few potential delinkages with
the PPA energy payments.   These potential delinkages stem from several
operational and contractual factors, including the daily 6,000-8,000 MMBtu volume limit on Tier 1 supply, the difference in Tier 2 and Tier 3 pricing indices from the FGMR indices, and limited requirements on PEPCO to provide advance notice of dispatch. The GSA tiers apply to the amount of volume taken, while the PPA pricing tiers apply to specified time periods and megawatts of electric output. These differences create a potential delinkage in terms of gas supply volumes and price with the PPA's revenue mechanisms.
--------------------
(23) The R/P ratio is a measure in years of the existing volumeof proved reserves divided by the current production per year expressed as follows:
R/P ratio (years) = Proved Reserves (Bcf) / Current Production (Bcf/year).


Tier 1 and Limited Dispatch Operation

      Figure III-1 compares the Tier 1 to Limited Dispatch requirements. Pipeline imbalance service and fuel management will be required to keep gas supply at the burnertip synchronized with electric dispatch. To satisfy Limited Dispatch requirements, the Facility requires a maximum of 9,996 MMBtu Monday through Friday, and zero MMBtu on the weekend. Under the GSA, the Tier 1 gas is designated as the first 6,000-8,000 MMBtu taken per day.


              Figure III-1. Limited Dispatch Consumption vs. Tier I Supply

                                    BAR CHART

                                    Rider 1


      From this potential volume delinkage a potential price delinkage also occurs. After the first 8,000 MMBtu is taken during a day, the remaining volumes will be priced at a market rate under Tier 2 and Tier 3 that may not correspond with the FGRR.

       Tier 1 will cost $2.43/MMBtu in year 1, with approximately 4% annual escalation (an additional charge of $0.10/MMBtu levied as an ANR Charge escalates 1% annually after year 5). There is also a demand charge of $21,292 per month or $0.10/MMBtu (assuming 7,000 MMBtu/d), but this demand charge should be canceled out by a Buyer's Credit of $0.10/MMBtu, which Panda receives for each MMBtu up to 7,000 MMBtu/d.

      Tier 1 prices escalate at a higher rate than the FGRR. Figure III-2 presents a comparison of the escalation rates.


                       FIGURE III-2.  ESCALATION OF FGRR & TIER I

                                  LINE CHART


      Based on the most recent inflation data which will be used for a one-time adjustment of the FGRR, the FGRR will provide a significant although declining
per unit margin over Tier 1 prices.(24)   Although the FGRR energy payment
does not contain an explicit component for transportation costs, the FGRR margin over Tier 1 prices should cover the Facility's variable transportation costs associated with the fuel required for Limited Dispatch operation.
Figure III-3, a comparisonof the FGRR and Tier 1 supply prices, examines the margin available to Panda to pay for variable transportation costs.


                      FIGURE III-3.  FGRR & TIER 1 PRICES

                                    BAR CHART

----------------------
(24) Pace calculated the inflation adjustment using data through May 1996. The actual calculations will use data through the start of commercial operations.

Rider 1

Total Weekly Consumption             =        49,840 MMBtu/d
Total Weekly Supply at 6,000/day     =        42,000 MMBtu/d
Total Weekly Supply at 8,000/day     =        56,000 MMBtu/d
Total Weekly Supply at 7,120/day     =        49,840 MMBtu/d


Tier 2 and Tier 3 and Dispatchable Operation

      Table III-4 presents the indices that make up the PPA and GSA market-based revenue and cost components. As shown, the indices used in the GSA do not directly match indices used in the PPA. Analysis is required to show if there is a linkage.

      The major component of the FGMR will be current spot prices of natural gas in Appalachia and the Gulf Coast. 77% of the FGMR's index and 70% of the initial FGMR are comprised of monthly spot gas prices.

      The cost of gas for dispatchable operation in Unit 1 will be based on spot prices of natural gas in the Gulf Coast, plus a fixed margin for transportation (Tier 2), or spot prices of natural gas in Appalachia (Tier 3). On the most basic level, the energy payment indices and gas costs are linked. Both costs and revenues will reflect the then current prices of natural gas in the Appalachian and Gulf Coast regions.

      Because the PPA and GSA indices are not the same, Pace evaluated their
historical relationships and price movements.   Our analysis found a strong,
historical relationship between Appalachian and Gulf Coast market prices--both generally and between the specific indices of the GSA's Tier 2 gas cost and the PPA's FGMR payment.

Table III-4.  Cost And Revenue Index Comparison
------------------------------------------------------------------------------
                                                                   GSA
                                     IGR        FGMR            Non-Limited
Publication, Pipeline, Location    Commodity   Commodity        Dispatch Gas
                                     Index       Index
                                                               Index    Ceiling
-------------------------------------------------------------------------------
NGC, ANR, LA                                                              X1
NGC, Col. Gulf, Onshore Lats, La       X           X
NGC, Tennessee, Vinton, LA             X           X
NGI, ANR, South LA                                                        X1
NGI, TCO, Appalachia                   X           X
NGW, ANR, Southeast LA                                                    X1
NGW, TCO, Broad Run, WV                X           X
GAS DAILY, TCO, Appalachia                                        X2
IFERC, Col. Gulf, LA
NYMEX near month futures                                          X3
-------------------------------------------------------------------------------

Index Reopened Claue:               150-120 days  150-120 days            If Commodity
                                                                          index under
In what year(s)?                    prior to 3,   prior to 6th,           PPA changes
                                    every third   every third
                                    thereafter    thereafter

Who initiates?                      By either     By either               Panda
                                    PEPCO or      PEPCO or                proposes
                                    Panda         Panda

Who decides?                        Operating     Operating
                                    Committee     Committee

-------------------------------------------------------------------------------
1  Three indices averaged, then multiplied by 1.02, plus $.60.
2  Used for determining Dispatchable and Interruptible Gas price.
3 Average of settle price over last 3 trading days for contract for delivery month plus $.50.



      Exhibit A provides a detailed description of Pace's statistical analysis. In summary, Pace's findings are the following:

   -   The cost and revenue indices appear to track closely based on historical
       and statistical analysis.   The correlation between the historical
       prices of the cost and revenue indices is strong. Regression estimates of the FGMR as a function of Panda's marginal burnertip cost and of the commodity portion of the FGMR and the gas commodity cost both capture 98% of the variation in the payment, respectively. There is an obvious close linkage between the two series with the desired result that payments generally exceed costs.

   - Small trend effects may be present that are working against the project, but these effects should not be overstated. Recently, increases in the Appalachia/Louisiana commodity index (revenue) have been less than increases in the Louisiana index (cost), with the positive margin of the revenue index eroding by one cent ($0.01) per year. Fundamental market linkages between the indices should not allow this erosion to continue indefinitely. Further, the apparent erosion may itself be illusory due to imperfections in the statistical tests.


Pro Forma Model

      The gas commodity costs used in Facility's pro forma model accurately model Tier 1 gas prices and project other fuel commodity prices, including gas commodity, based on forecasts by ICF. ICF is a recognized forecaster of energy prices and reports that it used the same forecasts in ICF's dispatch study of the Facility.

      Pace's forecasts of gas and oil prices average lower than those of ICF
as used in the pro forma model.   Because the model is designed to
"pass-through" gas commodity costs to the FGMR and IGR energy payments, the pro forma model results should not be materially affected if Pace fuel price forecasts were used for the market-based portion of the Facility's gas supply. In actuality, fuel price is likely to be a determinant of dispatch and will therefore likely be a factor in determining economic performance of the Facility.


                IV.  NATURAL GAS TRANSPORTATION


      Figure IV-1 depicts the Facility's gas transportation route. For Unit 1 supplies, the transportation plan entails:

           -   Long-haul, interstate, firm transportation on TCO.
           -   Interstate, firm transportation on CLNG.
           -   Local transportation on WGL.
              Fuel management.

For Unit 2 supplies, the transportation plan involves:

           - Interruptible transportation on TCO, CLNG, and local transportation on WGL.
           -   Fuel management.



               FIGURE IV-1.  TRANSPORTATION ROUTE & RECEIPT POINTS

                               DIAGRAM


Contractual Arrangements

      Panda has executed firm gas transportation contracts with two interstate pipelines and a local distribution company: TCO, CLNG, and WGL. Panda has also executed interruptible gas transportation contracts with TCO and CLNG. WGL has agreed in its service contract with Panda to deliver to the Facility on a firm basis all volumes delivered to it at the CLNG interconnect; thus no interruptible contract with WGL is required.


TCO

      The first stage of the transportation route uses the TCO pipeline from the Monclova interconnection with ANR in Maumee, OH to the CLNG interconnection in Loudoun, VA. Panda has executed a 25-year agreement with TCO for 24,240 MMBtu per day of firm transportation capacity under FTS-1 tariff rates.

     For service under the firm TCO contract to take effect, TCO needs to construct facilities. A total of 6.3 miles of new pipe is required, comprised of replacing several segments of 26-inch pipe with 36-inch pipe and also laying a second pipe alongside existing pipe to add capacity.(25)

      FERC has approved the expansion and authorized TCO to begin construction on all phases of the expansion. TCO has reported to FERC that construction was initiated on May 13, 1996. Absent any unusual occurrence, a pipeline construction project of this scope would take no more than two months. This indicates that firm service under the TCO contract will be available before the end of Summer 1996.

      TCO has not yet obtained all required rights-of-way for construction
access.   One landowner is opposing TCO.  According to documents filed with
FERC and discussions with TCO, TCO has initiated condemnation proceedings in the Circuit Court of Braxton County, WV to obtain desired access routes. TCO has informed Pace that it does not expect this matter to delay completion of the expansion.

  Alternate Arrangements

      Panda has arranged alternative firm gas transportation arrangements in the event that the TCO expansion is not completed prior to November 1996. Panda has entered into letter agreements with CoEnergy Trading Company, an affiliate of CDC, to provide an option for firm TCO capacity during the months of August, September, and October 1996.
-----------------------------
(25) TCO estimates the construction will cost approximately $11 million and Panda will provide over 50% of the funding.


CLNG

      Second stage transportation is on CLNG. CLNG connects with TCO in Loudoun, VA and extends east to Cove Point, MD where it terminates at a
liquefied natural gas ("LNG") terminal.   Panda has executed a FTS service
agreement with CLNG for service to the project for 24,000 MMBtu/d of capacity.

       All CLNG start-up construction was completed by December 15, 1995, according to a final construction/recommissioning report filed with FERC by CLNG. The Loudoun interconnect has been in operation since September 1, 1995.

      The CLNG facilities were mothballed until recently. The regulatory process surrounding the recommissioning of CLNG is now complete. CLNG accepted a FERC ruling and submitted a compliance filing on July 31, 1995, in accordance with FERC regulations. On August 18, 1995, FERC accepted the tariff sheets governing service on CLNG.


WGL Contract

      The final transportation stage involves WGL. WGL will provide firm transportation for Unit 1 and Unit 2 volumes to the Facility for a $.05/MMBtu fee, with no reservation charges according to an executed Gas Transportation and Supply Agreement ("GTSA") between Panda and WGL.

     WGL needed to construct less than one mile of pipe from an existing WGL pipeline along route 301 in Prince George's County Maryland to the Facility. In a letter dated June 19, 1996, WGL reported to Panda that construction was completed.

       Key provisions of the GTSA concerning firm transportation on WGL are:

   - Panda shall allow a "Peak Period Release" to WGL up to 24,000 Dth on any day at or below 20o F (Washington National Airport reference for gas day average temperature) in any December, January and February. Such releases shall not exceed 15 days in any heating season, and shall not result in a violation of Panda's Air Permit.(26) No more than 2 days in any 7-day period and 5 days in a month may be released. Because the climatic conditions required for WGL to exercise a Peak Period Release are conditions which contribute to capacity constraints on other gas pipelines used by Panda, during these occasions Panda would rely on backup fuel oil to meet electric dispatch.
-------------------------
(26) Exception exists that a Panda negative gas imbalance on a day below 30 degrees F results in WGL being able to perfomr a Peak Period Release regardless of Panda's air permit situation.


   - WGL shall provide service for $0.05/Dth contingent upon 500 psig from CLNG.

   - WGL shall offer merchant service at a price equal to a Merchant Fee of $.05 per Dth plus a Commodity Fee negotiated at least 5 days prior to the beginning of each month. If a Commodity Fee cannot be agreed to, no merchant service shall be provided for that month. Service will be on a bestefforts basis from April to October, and as-available November through March.

Sufficiency Of Contracted Capacity

      In this section Pace reviews the sufficiency of the firm contracted pipeline capacity, focusing on hourly and daily restrictions.

Hourly Flow Rates

      Panda's supply and transportation contracts generally require Panda to take gas in a manner that provides for uniform hourly flows. Panda has some flexibility in hourly flow: WGL does not specify any requirements for even hourly flow and CLNG's tariff provides for wide tolerances in hourly flow. A uniform hourly flow rate over 24 hours is equivalent to burning 4.17% of the daily volume each hour. As the Facility operates for less hours per day, the ability to fuel the Facility with even hourly flows decreases. Based on general industry standards, a 6% hourly burn rate should be used for planning.

     Table IV-1 shows that the calculated burn rates for the Facility are under 6% except for 12-hour dispatch. Panda expects that Unit 1 will be dispatched
for periods longer than 12 hours.(27)   The lack of hourly flow provisions on
WGLand the wide latitude for shippers on CLNG provide flexibility more than sufficient to cover the amount by which a 12-hour operation exceeds a 6% hourly consumption rate.

Daily Capacity

     Panda's transporters can generally impose penalties for exceeding daily scheduled volumes. Panda has a degree of flexibility in service on WGL and
CLNG: WGL does not restrict Panda's ability to run an imbalance on days when the temperature is above 30 F, CLNG's tariff provides for 20,000 Dth/day flexibility.
-----------------------
(27) PEPCO is under no obligation to dispatch the Facility for more than 12 hours due to the defintiona of Must-Run Hours.



      Table IV-1  shows that even under 24-hour dispatch, Panda will have
sufficient daily pipeline capacity.   Panda has contracted for 24,240 Dth of
capacity on TCO and 24,000 Dth on CLNG and is unrestricted on WGL (whatever volumes Panda has delivered to WGL will be delivered on a firm basis to the Facility).

Table IV-1.  Panda Gas Consumption (Fully Degraded)
-------------------------------------------------------------------------------
                          12        16       17       18       19        24
                         Hour      Hour    Hour      Hour     Hour      Hour
                          Day       Day     Day       Day      Day       Day
                         ----      ----    ----      ----     ----      ----

Operation (961 Dth/h)   11,532    15,376   16,337   17,298   18,259    23,064
Start Up/Shut Down
 (900 Dth)                 900       900      900      900      900         0
Not Operating
 (5 Dth/h)                  60        40       35       30       25         0
TOTAL                   12,492    16,316   17,272   18,228   19,184    23,064

Even Hourly Flow
 (4.17%)                   521       680      720      760      800       962
6% Hourly Flow             750       979    1,036    1,094    1,151     1,384
Hourly Consumption
  Rate*                  7.66%     5.87%    5.54%    5.25%    4.99%     4.15%

-------------------------------------------------------------------------------
      *  Based on scheduled quantity and Facility's hourly consumption rate.
Note:  Assumes fully degraded heat rate as estimated by Pacific Energy.




Transportation Costs

      Table IV-2 presents the current transportation charges under Panda's firm and interruptible agreements with TCO, CLNG, and WGL. The total firm transportation cost expressed on a per-unit basis is approximately $0.35/MMBtu. Only approximately $0.08/MMBtu of the total cost is from usage charges, with the bulk of the cost from reservation charges. Also shown are the maximum tariff rates for interruptible service.

       These transportation rates have been used in calculations presented in Chapter III to assess Panda's ability to recoup fuel costs and variable transportation costs from the PPA's energy payments. The analysis shows that
on a historical basis Panda would have accomplished this.   An element of
whether this will remain the case in the future is whether the Facility's transportation costs will remain less than the portion of the energy payment revenues remaining after consideration of commodity costs.

Table IV-2.  Panda-Brandywine, L.P. Gas Transportation Rates
------------------------------------------------------------------------------
                             FIRM                         INTERRUPTIBLE
                     --------------------           ------------------------
COLUMBIA GAS                                             Max.
                     Tariff      Per Dth                Tariff      Per Dth
   Reservation       Charge      100% LF                Charge      100% LF

                                       Winter Usage
      Base           $6.8400     $0.2249 (Nov.-Mar)      $0.2384   $0.2384
      TCRA           $0.1840     $0.0060                 $0.0355   $0.0355
      EPCA           $0.0300     $0.0010                 $0.0030   $0.0030
      SFS            $0.2470     $0.0081                 $0.0118   $0.0118
      GRI            $0.2600     $0.0085                 $0.0088   $0.0088
          Total      $7.5610     $0.2485       Total     $0.3097*  $0.3097
   Usage                                     Summer Usage
                                             (Apr.-Oct.)
      Base           $0.0128     $0.0128                 $0.1635   $0.1635
      TCRA           $0.0032     $0.0032                 $0.0247   $0.0247
      EPCA.          $0.0020     $0.0020                 $0.0027   $0.0027
      ACA            $0.0022     $0.0022                 $0.0022   $0.0022
      GRI            $0.0088     $0.0088                 $0.0088   $0.0088
          Total      $0.0290     $0.0290       Total     $0.2210*  $0.2210

   Total                         $0.2775

COVE POINT LNG
   Reservation
      Base           $0.6764      $0.0222 Base           $0.0222   $0.0222
          Total      $0.6764      $0.0222                          $0.0222

   Usage
      Base           $0.0009      $0.0009                $0.0009   $0.0009
      ACA            $0.0024      $0.0024                $0.0024   $0.0024
          Total      $0.0033      $0.0033                $0.0033   $0.0033
   Total                          $0.0255                          $0.0255

WASHINGTON GAS LIGHT
      PANDA CONTRACT
          Total                   $0.0500                          $0.0500

TOTAL                             $0.3530      WINTER              $0.3852
                                               SUMMER              $0.2965
                                               AVERAGE             $0.3409

------------------------------------------------------------------------------
* includes additional surcharges not separately listed.


      There are several factors relevant to this issue.

      First, the FGMR energy payment's TI component of $0.65/MMBtu contains a large margin over current variable transportation costs.

      Second, the TI is adjusted according to one-half the rate of change in the CPI. In reality, transportation costs tend to move in "blocks" following the regulatory procedure, and at any one particular moment the current rate may deviate from the value that was based on a linear model of CPI. For long-run modeling purposes, Pace has found one-half CPI to be a fair predictor of regulated transportation costs.

      Third, the design of pipeline rates between fixed and variable components is subject to policy determinations by regulatory agencies. At present, the federal policy is to include only actual variable pipeline costs in calculating variable transportation rates. The rates of TCO and CLNG reflect this policy. Our findings rely on the continuation of this policy.


Operational Issues

      As detailed in Chapter III, Panda's actual minimum gas requirements are approximately 9,500 MMBtu per day on Monday-Friday and zero MMBtu on weekends. The GSA requires that Panda take at least 6,000 MMBtu per day and no more than 8,000 MMBtu per day of Tier 1 fixed price gas. Panda will require flexibility in its transportation services to avoid volumetric and price delinkage.

     Panda's transportation arrangements offer a combination of pipeline services to mitigate potential delinkages between gas supply needs and requirements and the attendant price delinkages.


Pipeline Balancing Services

     Panda's Tier 1 supply will flow into TCO every day (due to the minimum daily take requirement of 6,000 MMBtu), while the PPA specifies that the Facility's Limited Dispatch hours occur only on weekdays. Panda will rely on pipeline services to maintain an operational linkage between its gas dispatch and electric dispatch. Specifically, the balancing services offered by TCO and CLNG in their tariffs and the balancing service in WGL's service contract will be used by Panda.


  CLNG Balancing Service

      The most attractive pipeline service is the liberal balancing provisions on CLNG. CLNG's tariff contains extremely liberal balancing provisions. A shipper may go out of balance (meaning that unequal volumes of gas are put into the pipeline as are taken out) by up to 20,000 Dth in any hour and by up to 20,000 Dth total for the day. Generally on other pipelines, shippers are required to take gas at an even flow--if 24,000 Dth were nominated for the day, 1,000 Dth should be taken each hour.

      Even if a shipper is out of balance according to the CLNG tariff, the shipper is subject to only relatively minor penalties and possibly no penalties
at all.   For each dekatherm a shipper is above or below the 20,000 Dth tolerance explained above, a penalty of $5.00 may be assessed. A penalty will only be assessed if other shippers on the CLNG line were harmed as a result of the shipper going out of balance. This "no harm no foul" rule is unique to our knowledge.

      PEPCO, half owner of CLNG, has major reasons to want such liberal balancing provisions. Historically, the largest volumes have flowed on hot summer days when PEPCO used its peaking units which draw supply off the CLNG line. CLNG personnel informed us that the balancing provisions were designed around the PEPCO peaking units' consumption. CLNG believes that the pipeline could absorb up to 20,000 Dth per hour or 20,000 Dth total for the day imbalances and still maintain 600 pounds of pressure on the line. Maintaining line pressure is critical to the CLNG's operation because the 80-mile pipeline works without a compressor station through displacement.

      CLNG's operational status is important as well. CLNG will be less than half subscribed when service to Panda begins, providing up to 500 MMcf of capacity for shippers to build imbalances.

     CLNG system flexibility may decrease as a result of new services being offered, such as a peaking service. If a large amount of peaking service was expected, balancing flexibility might be limited during winter. CLNG officials have informed Pace that even on peak winter days the balancing tolerances provided in the tariff will be maintained. This is possible due to the nature of the deliveries and the large amount of displacement to be used to provide service.


  WGL Balancing Service

      Secondary to using the balancing arrangements on CLNG, Panda may use balancing service from WGL as provided in the GTSA for a total fee of $.05 per
dekatherm: $.025/Dth injection charge and $.025/Dth withdrawal charge.   The
service on WGL is part of the service contract with Panda.

      The availability of balancing service on WGL is temperature dependent. If the temperature is above 30 F balancing service is made available to Panda. Between 20 and 30 F balancing service is availabl only at WGL's option. Below 20F, balancing service is not available.

      The amount of imbalance is determined on a monthly basis, with actual receipts and deliveries compared to nominated quantities. Panda can "roll-over" any imbalance quantities less than 10% of the nominated quantity
to the next month.   Imbalance quantities in excess of this 10% tolerance
must be paid for according to "Cash out" provisions--either a Commodity Fee if in effect, or by an index based on Louisiana spot prices, with maximum
IT rates on Columbia Gulf, TCO and CLNG added. Volumes below the tolerance level can be carried over into next month and possibly made up then.


  TCO Balancing Service

     Further upstream, Panda has a number of options on TCO, including Storage in Transit ("SIT") service, to aid in mitigating any potential delinkages in gas supply requirements and the attendant price delinkages.

      SIT is a service provided in TCO's tariff for daily balancing on TCO.
The current cost is $.044/Dth injection fee and $.044/Dth withdrawal fee. A limitation on SIT service is the need to balance the account twice every 30 days. This service is more expensive than WGL's and provides less flexibility.

       Panda may also be able to access supply pools maintained by marketers on TCO, third-party supply to the primary or secondary receipt points on TCO, and interruptible transportation on TCO. Panda's primary receipt point, Monclova, OH, is a major pipeline interconnect and could provide Panda access to numerous suppliers without having to change to a lower priority, secondary receipt point on TCO.


CLNG Pressure and LNG Issues

      An important operational issue is the ability of CLNG to maintain at least 500 psig of pressure on the pipeline. If pressure falls below 500 psig, the obligation for WGL to delivergas is reduced from firm to a best efforts basis.

      Pace has reviewed correspondence from pipeline officials at TCO and CLNG who assert that the operating pressure will be maintained well above the 500 psig threshold.


Peak Period Release

           WGL has the ability under the GTSA to use all of Panda's firm  gas
supply under a Peak Period Release.   The volume of gas taken by WGL through a
Peak Period Release is entered into a banking account on Panda's behalf. This banking account is resolved through Panda electing one of three options. It is through banking account resolution that Panda receives revenues from WGL.

      WGL may elect a Peak Period Release during the months of December, January, and February. A maximum of five days per month, and no more than two days in every seven may be elected by WGL. A Peak Period Release is further restricted to only those days for which the average daily temperature at Washington National Airport ("WNA") is predicted to be 20 F or below.

      These provisions work to severely limit the occurrence of a Peak Period Release. First, it is rare for WNA to record an average daily temperature below 20 F, even during January and February. Normal average daily temperatures at WNA are all above 30 F. January and February 1995 were
particularly cold with several winter storms.(28)   Records show that for 6
days in January and 1 day in February the actual average daily temperature at WNA was at or below 20 F.

     Second, only up to 2 days in every 7 may be elected for a Peak Period Release, further limiting eligible days and requiring WGL to husband Peak Period Releases. For example, the 6 days below 20 F in January occurred within a stretch of 7 days, and according to the terms of the contract, for only 2 of these days WGL could have elected a Peak Period Release.

      The contract contains a provision that Peak Period Releases by WGL will not result in Panda violating its air permit as result of having to burn fuel oil. This right is impaired by section 5.1(f), in which WGL may permit Panda to incur a daily negative imbalance when the temperature is less than 30 F if Panda does not obtain enough gas to meet the needs of the Facility. If Panda does incur a negative imbalance, Panda forfeits its right to deny release up to the imbalance quantity to WGL due to air permit restrictions. This could result in periods of plant shut down. This matter concerning section 5.1(f) is clearly limited by the numerous restrictions on WGL's ability to call a peak period release.


Pro Forma Model

Transportation Rates

      Pace has found that, in general, the Facility's pro forma model uses a conservative forecast of transportation costs, from a lender's perspective. Overall, Pace finds the pro forma model slightly overstates current pipeline rates. The pro forma pipeline rate methodology is to escalate at 1/2 CPI the
-------------------
(28) January 1995 was the coldest month since December 1989 and the coldest January in 14 years.


base year rates, except for WGL rates which are kept constant according to contract. Using an escalation factor of 1/2 CPI is a generally accepted practice for forecasting pipeline rates, and as used in the pro forma model is applied to certain components of the pipeline rates that may remain constant or decline over time.(29)

Gas Balancing Charges

      The pro forma model includes a charge on TCO for SIT service of $0.044/MMBtu applied to each unit of firm gas shipped on TCO. SIT charges include a $0.044/MMBtu injection fee and a $0.044/MMBtu withdrawal fee. Thus, the model can be seen as applying a balancing charge to half of the Facility's firm volumes.

      Pace finds this to be a reasonable assumption as a proxy for balancing charges. Pace believes that Facility will be able to make use of the liberal shipping tolerances of CLNG to avoid significant balancing charges, provided sound fuel management is employed.

Gas Transportation Volumes

      The pro forma model reflects significant benefits of certain pipeline balancing provisions, especially on CLNG, under the assumption that these provisions will continue over the term of the PPA. The pro forma model assumes that all of the gas to be consumed by Unit 2 is shipped using Unit 1's firm
transportation capacity.   This modeling assumption saves Panda the cost
difference between the TCO IT transportation rate and the variable portion of TCO firm transportation rates.

      Based on the current pipeline tariffs, the Facility's contract with WGL, and ICF's estimate of the number of hours of operation(30) and ICF's estimate of the number of times PEPCO dispatches the Facility(31), the pro forma assumption is reasonable.(32) In the future, the pipelines may tighten their
tolerances, subject to FERC approval.   These balancing provisions are not
contractual rights, so there is no guarantee that these provisions will continue over the entire modeling term and that the Facility will be able to use Unit 1 transportation capacity to the extent modeled.
-----------------------------
(29) For example, the TCRA surcharge on TCO is likely to decline significantly over the next several years due to the eventual full recovery of gas supply contract settlement costs.
(30) For example, in 1997 ICF projects 3,482 Unit 1 operational hours and 2,154 Unit 2 operational hours.
(31)  For pro forma modeling, ICF assumes 200 starts per year.
(32) On average, ICF projects Unit 1 is dispatched less than 30% in winter, below 40% in summer, and under 50% in shoulder months, and that Unit 2 is dispatched only a portion of the time Unit 1 is operating. Based on an assumption that these percentages also apply to each month (e.g. January dispatch will average under 30%), there is opportunity currently for Panda to manage its balancing accounts on the pipelines as in the pro forma model.


      Review of the Facility's economic performance should consider the potential impact of the need to increase reliance on IT transportation for Unit 2 at some point in the future. It is difficult to predict if and when the current pipeline balancing provisions, especially on CLNG, might be tightened. CLNG officials have maintained to Pace that the pipeline intends to maintain its current liberal shipping tolerances indefinitely. Additionally, PEPCO, a 50% owner of CLNG, derives significant benefit from the use of CLNG's balancing provisions. Nevertheless, there is no guarantee that the advantageous balancing provisions wil continue.


Capacity Release

      The pro forma model assumes that for firm TCO capacity that is not used, Panda receives 50% of the then current maximum firm tariff rate as a result of short-term capacity releases. Because short-term capacity releases will most likely occur in the winter when dispatch is lowest and transportation capacity is at its highest value, Pace finds this assumption reasonable, assuming active and proficient fuel management.


                           V. BACK-UP FUEL OIL

      Panda will operate Unit 2 on No. 2 fuel oil when interruptible gas supply or transportation capacity is not available. Unit 1 will operate on
fuel oil when WGL exercises its Peak Period Release rights.(33)   Fuel oil for
these operations will be drawn from a storage facility to be constructed on
the plant site with a capacity of 2,000,000 gallons.   The Facility will be
able to fuel each unit separately and each unit will be capable of switching from natural gas to fuel oil within a few minutes.

      Panda plans to contract for fuel oil approximately 60 days before the start of commercial operations, or before each winter season. Panda maintains that it will contract for firm supply and transportation of fuel oil before the start of each winter heating season and ensure that on-site storage levels are kept full during winter.


Fuel Oil Requirements

      The most common scenario for fuel oil usage would be for supplying Unit 2 due to a lack of interruptible gas service. At an 80% - 90% dispatch level, Unit 2 would require 130,000-145,000 gallons of fuel oil per day. Consuming oil at this rate would require 17 to 20 truckloads per day at 7,500 gallons per truckload to keep pace with consumption. Panda would need three dedicated trucks operating approximately 18 hours per day making six to seven round trips each from Baltimore.

     Under the most extreme conditions of maximum continuous dispatch, no gas service, and no refill, the Facility would burn a maximum of 332,598 gallons of oil per day, equivalent to 3,885 gallons per hour.(34) At this rate, the Facility would draw down its oil storage to zero in 6.17 days. Theoretically, the Facility could maintain fuel oil operation at this level of dispatch because we estimate that the Facility can fill the storage tank at a rate of 15,000 gallons per hour.35 Because Unit 1 gas supplies are firm, Pace does not envision such use of fuel oil occurring. However, the example shows that even under extreme conditions, the Facility will have time to begin refilling on-site storage tanks in the event that oil is required and fill the tank at the rate of withdrawal if necessary.
----------------------------
(33) Fuel oil could also be used to operate the Facility in the event of force majeure interruption of gas service or failure of Panda or its fuel manager toschedule sufficient gas service. These occurrences can be expected to be extremely rare.
(34)  961 MMBtu/turbine hour x 48 turbine hours/day x.13869 MMBtu/gallon
(EIA conversion).
(35) A tanker truck contains 7,500 gallons and we estimate 2 trucks could be unloaded per hour.


      Pace has calculated a worst-case scenario for No. 2 fuel oil requirements. This scenario involves the Facility being dispatched continuously at full capacity while IT is unavailable for natural gas supplies and WGL elects peak period releases to the full extent possible.

      During a week under this scenario, the Facility would require approximately 1,496,690 gallons of fuel oil. This would leave the Facility with approximately 503,310 gallons of fuel oil remaining in on-site storage tanks.(36)

      The remaining storage is substantial, but not sufficient to supply the Facility if WGL elects a Peak Period Release for an additional two days during the next seven-day period. An additional two days of release would require the Facility to burn 665,196 gallons of fuel oil.(37)

      The major cause for fuel oil operation will be TCO's restriction of interruptible transportation service ("IT") to Unit 2. IT is available during most periods of the year. Typically, TCO interrupts IT to the Northeast 30-45
days each winter.   During harsh winters, such as the '95-'96 winter, IT
interruptions can be greater. Last winter, which was extremely cold, IT was interrupted in TCO's zone 10 (Virginia and Maryland) a total of 83 times. The days fell in a predictable pattern according to the severity of the weather:

     November--       13 days of interruption
     December--       24 days of interruption
     January--        22 days of interruption
     February--       15 days of interruption
     March--           9 days of interruption.

      Despite such extreme possibilities, Panda should not require fuel oil for more than 20-30 days per year for the following reasons: (1) Unit 2 is expected to be dispatched approximately 50% of total availability, (2) Most of Unit 2 dispatch is expected to occur during summer when gas service to Unit
2 should not be constrained, and (3) Panda may have other options to deliver gas for Unit 2 operation when TCO IT service is unavailable.


Fuel Oil Availability

      The harsh weather conditions likely to spur a WGL Peak Period Release are also conditions most likely to create spikes in demand for fuel oil in the area.
---------------------------
(36) 961 MMBtu/turbine hour x 216 turbine hours x .13869 MMBtu/gallon = 1,496,690 gallons. 503,310 gallons remaining assumes that 2,000,000 gallon capacity on-site storage tanks are full at start of heating season.
(37)  961 MMBtu/turbine hour x 96 turbine hours x .13869 MMBtu/gallon.


Attempting to arrange for supply during such a demand spike could prove difficult and costly. Despite the plentiful supply of fuel oil in the region, interviews conducted by Pace with several suppliers suggest that during harsh weather conditions, such as the winter storm in February 1994, supplies of fuel oil were tight, making "off the rack" or spot purchases of fuel oil difficult. Further, it helps service to have a standing relationship with suppliers.

      Under normal conditions there should be no problem obtaining fuel oil supply. Baltimore is a major supply and processing center for petroleum products. The Fairfax and Newington centers in Virginia are smaller, but still host substantial fuel oil suppliers. These three terminals would provide the Facility with over 25 major resellers within a 60-mile radius; among them are Crown, Exxon, Amerada Hess, Amoco, B.P., Chevron, and Texaco. Most suppliers in Baltimore obtain fuel oil from Colonial Pipeline, and some also have facilities to be supplied by tankers off the Chesapeake Bay. Pace interviews with four major Baltimore resellers totaled their storage capacity of low sulfur No. 2 fuel oil at 822,000 barrels. Fairfax and Newington's total capacity of low sulfur No. 2 fuel oil is estimated by Pace at 200,000 barrels each, and all of these supplies are provided from Colonial Pipeline.

      Transportation of fuel oil to the Facility will be accomplished by tanker trucks. Baltimore offers many fuel oil trucking firms such as Fleet Transportation, Baltimore Tanklines, and Carrol Independent.


Air Permit

      Under normal conditions, the Facility would be able within its air permit restrictions to combust fuel oil up to 1,200 turbine hours per year, or 8,098,637 gallons per year. Panda's maximum of 2,400 turbine hours per year of No. 2 distillate oil use only applies if certain events, such as a PJM Emergency Condition, are declared.

Fuel Oil Pricing

      Panda is reimbursed for Unit 2's operation on regular fuel oil, assuming the PPA conditions are met, based on No. 2 fuel oil published spot prices in the major East Coast regional markets. To meet environmental restrictions, Panda is required to purchase a higher grade of oil which is generally more expensive than regular No. 2 oil. Additionally, there is no explicit reimbursement for local fuel oil transportation charges, which may cost between 3-5 cents per gallon, although the initial oil rate provides a margin of approximately 3.5 cents per gallon (25 cents per MMBtu).

     A possibility does exist that TCO would be interrupted, forcing Panda to use fuel oil, but IT service was available on Transcontinental Gas Pipeline
("Transco").   The PPA includes availability of IT on Transco as well as on TCO for determining whether gas is available on an interruptible basis for fueling Unit 2.

      Pace's analysis of recent Baltimore harbor No. 2 Low Sulfur oil prices and the OI suggests that Panda's per-unit cost for fuel oil will be higher than the per-unit price in the payment formula for fuel oil operation (although the total payment will exceed fuel oil cost). The difference between the payment index and Pace's estimate of burnertip cost averaged $0.09/MMBtu in 1994.

      Our analysis indicates the costs and revenues for fuel oil operation should be highly linked in movement over time. Based on this linkage, Panda should be able to obtain fuel oil at a price similar to the regional prices used in the PPA for payments.

Pro Forma Model

      The pro forma model treats oil indices as parallel in the calculation of
revenues and costs.   This is a simplification that may understate costs,
because the Panda will need to purchase low sulfur No. 2 fuel oil and revenues will be based on regular No. 2 fuel oil (which generally is less expensive). For the following reasons, Pace finds the pro forma modeling of fuel oil prices to be reasonable: (1) The historicalprice differences between oils observed by Pace tend to narrow in the winter when Panda expects to operate Unit 2 on oil, and (2) the index disparity estimated by Pace of approximately $0.09/MMBtu appears to not be significant to overall financial projections.


                         VI.  FUEL MANAGEMENT
       Sound fuel management will be required to ensure that the Facility effectively and economically matches gas dispatch with electric dispatch. The importance of fuel management stems from operational requirements, such as meeting pipeline nomination deadlines, and from contractual obligations with PEPCO. The PPA requires the Facility to meet most if not all dispatch orders, maintain a highly reliable fuel supply, and ensure that variable costs are below the energy payments.

      Panda has executed a contract with CDC to provide fuel management and has drafted a fuel management plan.


Fuel Management Agreement And Plan

      Panda and CDC have executed a Fuel Supply Management Agreement ("FSMA") to provide fuel management for the Facility. CDC and Panda have also prepared a Fuel Management Plan (the "plan") which is not yet final. Through these agreements, CDC will act as fuel manager for the Facility, managing and administering Panda's gas supply and transportation to the Facility. CDC's performance is backed by a corporate warranty from MCN.


Capacity Release

      The FSMA contains provisions for CDC to act as Panda's agent in arranging for the release of Panda's firm capacity on the project's interstate gas pipelines when the capacity is not needed by the Facility. CDC can only act with Panda's approval and the contract stipulates that all capacity releases will be on a recallable basis. CDC will receive a fee of 5% of the reservation charge recovered from the release of pipeline capacity.

      The plan calls for capacity release to be directed by Panda personnel. Panda will monitor the use of its capacity and determine the amount to be
released after consultation with CDC.   The plan further states that capacity
releases will be consistent with PEPCO's dispatch of the Facility. In addition, releases of capacity will not exceed a certain number (that is not yet specified in the draft plan) of days without lender approval. If implemented as proposed, these restrictions should allow capacity release without material risk to the Facility.


Excess Gas Sales

      The FSMA provides that quantities of gas supply not needed at the Facility to meet dispatch may be marketed and sold by CDC. CDC will collect a fee of 25% of any positive difference between the sale price and Panda's weighted average cost of gas.

      The plan envisions excess gas sales resulting after direction from Panda personnel. This will occur after consideration of alternative action such as building a positive imbalance on the pipelines or reducing the volume of gas received from suppliers.


Oil Purchase

      The FSMA does not create a substantive obligation on CDC in making fuel oil arrangements. CDC's only role is as credit enhancement to Panda to help Panda arrange fuel oil supply contracts with suppliers.

Nominations/Balancing

    CDC is required to use its best efforts to successfully nominate gas volumes at each pipeline receipt and delivery point to meet electric dispatch. CDC is required to use reasonable efforts to maintain a balance between pipeline receipts and deliveries.

      The plan specifies that all nomination and volume changes will be
directed by Panda.   After receiving direction from Panda, CDC will notify
all suppliers and transporters of nominations, scheduled volumes and dates.


  Gas Supply Nominations

     Panda has a great deal of flexibility in nominating gas supply. This flexibilityprovides Panda with tools to minimize the cost of gas required to operate the Facility. Minimizing gas cost is particularly important in light of the PPA's requirements that variable costs not exceed energy payments. The GSA specifies the following procedures for nominating supply:

   - Tier 1: Two days prior to the earliest of first-of-month pipeline nomination deadlines, Panda must submit supply nominations for each day of the following month. On 24-hours notice, Panda may change the nomination for that day within the 6,000-8,000 MMBtu range. Panda may request a change of quantity on shorter notice, and CDC is to use reasonable efforts to satisfy such requests.

   - Tier 2: Two days prior to the earliest of first-of-the-month pipeline nomination deadlines, Panda must submit supply nominations for each day of the following month. On 24-hours notice, Panda may change the nomination. Panda may request a change of quantity on shorter notice, and CDC is to use reasonable efforts to satisfy such requests.

   - Tier 3: Panda needs to provide 24-hour notice prior to the day of delivery. Panda may request a change of quantity on shorter notice, and CDC is to use reasonable efforts to satisfy such requests.

      These nomination requirements essentially allow Panda to take advantage of intramonth swings in gas commodity prices. Although Panda needs to avoid making changes that would result in triggering the take-or-pay clauses in the GSA, Panda is free to switch monthly gas requirements between Tier 2 and Tier 3 to take advantage of a lower price.

     There is also flexibility in Tier 1 nominations. Panda must always take at least 6,000 MMBtu of Tier 1 gas, but may change its nomination between 6,000
- 8,000 MMBtu on 24 hours notice.   This flexibility provides Panda with
approximately 2 hours of supply for Unit 1 dispatch, which is additional assurance that Panda will be able to obtain gas supply to meet the must-run portion of the Facility. This flexibility also provides Panda with a mechanism for taking advantage of changes in the market for natural gas.

      To serve the must-run hours, the Facility requires a maximum of 49,840 MMBtu per week. An even daily take to build up to this quantity would be 7,120 MMBtu per day--a figure within the 6,000-8,000 MMBtu range. If natural gas market prices spike, Panda may be able to use the flexibility to obtain relatively cheap gas to serve other dispatch of the Facility or build a
positive imbalance for use at a later time.   This flexibility should not be
overstated--the 2,000 MMBtu range is about 8% of the total daily requirements for Unit 1 at full dispatch.



  Pipeline Nominations


      Nominating for pipeline service generally requires making an estimate of daily volumes before the start of the month and then confirming these quantities on a daily basis by a certain deadline. Panda's nomination requirements are fairly flexible and do not impose an unusual burden on the Facility obtaining gas supply to meet electric dispatch. Panda's earliest deadline is on CLNGwhich requires that nomination be received by 3 p.m. for the following day. Thedetails on daily nomination requirements follow below:

-    TCO

Rolling nomination schedule on TCO requires nominations by 4:00 p.m. for gas to flow starting at 8:00 a.m. the next day. Nominations made at 8:00 a.m. will be effective for gas flowing at 12:00 p.m. that day.

-    CLNG

Nominations must be made by 3:00 p.m. for next day delivery.

-    WGL

Nominations need to be made by 8:00 a.m. for delivery during that day. One intra-day change is permitted to the nominated quantity during the day.


Expertise of CDC Fuel Management

     Pace finds that CDC has the expertise needed to fulfill its fuel
management obligations for the Facility.   CDC's experience with the Ludington
gas-fired 123 MW cogeneration facility, of which it is a 50% owner and fuel supplier, should provide a further understanding of the fuel supply and
transportation requirements of gas-fired cogeneration projects.   CDC also has
other, smaller cogeneration facilities in operation. CDC's gas marketing operations are growing rapidly, topping 140 Bcf in 1994, and show every appearance of being well-managed and well-placed in the market.


                                   Respectfully Submitted,

                                        /S/

                                   C.C. PACE RESOURCES, INC.



EXHIBIT A:  STATISTICAL ANALYSIS OF GSA AND PPA FUEL-RELATED INDICES


      The PPA's energy payment corresponding to Panda's firm market-priced gas supplies is based upon a combination of Appalachian and Gulf Coast prices. Panda's actual cost for firm market-priced gas supplies is based on Gulf Coast
gas prices (i.e., the Henry Hub. LA NYMEX price).(38)   A fundamental linkage
issue is how a revenue index based on half Appalachian and half Gulf Coast prices will compare with a cost index based solely on Gulf Coast gas prices.

      Pace analyzed the historical relationships and price movements of the Appalachian and Gulf Coast spot gas markets. Pace's findings, in summary, are the following:

     - The cost and revenue indices appear to track closely based on historical and statistical analysis. The correlation between the historical prices of the cost and revenue indices is strong. Regression estimates of the FGMR energy payment as a function of Panda's marginal burnertip cost and of the commodity portion of the FGMR energy payment and the gas commodity cost both capture 98% of the variation in the payment, respectively. There is an obvious close linkage between the two series with the desired result that payments generally exceed costs.

     - Small trend effects may be present that are working against the project, but these effects should not be overstated. Recently, increases in the Appalachia/Louisiana commodity index (revenue)
          have been less than increases in the Louisiana index (cost), with the positive margin of the revenue index eroding by one cent ($0.01) per year. Pace believes the fundamental market linkages between the indices will not allow this erosion to continue indefinitely and that the index differential will stabilize. Further, the apparent erosion may itself be illusory due to imperfections in the statistical tests.
--------------------------
(38) Panda's cost could be based on Appalachian prices if Panda chooses to take Tier 3 supplies instead of Tier 2. This possibility does not present additional risk because Panda has the operational flexibility to choose
Tier 3 gas only when it presents an economic benefit.


Price Differential between Louisiana and Appalachia Supply

       A fundamental linkage question is how a revenue index based on half Appalachian and half Gulf Coast prices will compare with a cost index based solely on Gulf Coast gas prices.

      Historically, gas prices in the Appalachian producing region have been
higher than Gulf Coast gas prices.   There are a number of reason for this. The
quality of the gas is not a reason, as gas quality between the basins does not vary significantly. One factor is that per-unit production costs are higher in Appalachia than in the Gulf Coast region. More importantly, Appalachian gas is closer to the major Northeastern and Mid-Atlantic market regions. From a common market price, Appalachian producers have, in effect, a higher netback price because transportation costs are less.

      The price differential between the basins is not constant. To a large degree, this reflects the volatility in the value of transportation. Transportation capacity is a "use it or lose it" commodity of limited supply. During periods of high demand (which can be seasonally, daily, or even hourly) its value can rise quickly. When demand is less than available capacity, the value of transportation can drop to variable costs.

      Other factors in addition to transportation also can affect the price differential. Examples of these factors are production requirements based on reservoir characteristics, weather differences between the producing regions, and demands in markets served from the Gulf Coast region but not Appalachia (e.g., California and Florida). The differential exhibits seasonal patterns reflecting the value of transportation in winter periods, but can also widen or shrink in difficult-to-predict ways.

      Figure A-1 graphically presents Appalachian and Gulf Coast prices. Appalachian prices hold a fairly consistent margin above Gulf prices until late 1992. After this point the relationship between the two regions becomes more
complex.   The prices track together at some periods, but also diverge at times. This increase in volatility and overall decrease in the margin between the two regions can be more readily seen in Figure A-2, which graphs the percent that the two Appalachian prices comprise the sum of the PPA commodity index. The late 1992 price differential drop is clear (including the only point in the five-year history that Appalachian prices were lower than Louisiana prices), as well as the narrower margin of Appalachian prices over Louisiana since that point. The historic differential returns in February-May 1994. Appalachia prices soared above Louisiana prices this past winter due to severe weather conditions along the east coast.


          FIGURE A-1.  PPA COMMODITY INDEX:  GULF & APPALACHIAN PORTION


                                 GRAPH


                FIGURE A-2.  PERCENT OF CI FROM APPALACHIAN

                                 LINE CHART



      Simple correlation of an average of three Louisiana prices(39) and the FGMR commodity index average (CI) over the past five years is .98, a very strong indicator of a relationship between the indices. The mean of the CI price
--------------------------
(39) We used the Inside F.E.R.C.'s Gas Market Report Louisiana price point for the following three pipelines. Tennessee Gas Pipeline, Columbia Gulf Pipeline, Texas Eastern Pipeline. We avoided the particular Louisiana points used in the PPA FGMR commodity index to show that all Louisiana prices are highly correlated.



series was $1.91, while the mean of the Louisiana price series was $1.76--an average positive margin of $0.15. The standard deviations were nearly identical, approximately $0.39, meaning the variance is distributed in nearly identical fashion for both the price series.

      More sophisticated statistical analysis reveals some possible concerns. The simple exponential growth rate of the FGMR commodity index was only 6.6% per year over the past five years, compared to 8% per year for the Louisiana prices. Simply put, Louisiana prices are rising faster than the Appalachian prices. Additional analysis, using logs of the two series, shows similar results. Over the past five years, the percentage increase in the FGMR commodity index lagged behind the percentage increase in the Louisiana index. For every 10% increase in the Louisiana price, the FGMR commodity index increased only 8.6%. Although this result is not favorable for the project, it is not a significant concern for two reasons. First, the apparent lag in Appalachian prices does not refute the primary finding that the two series are
closely linked.   Second, these findings may be a function of the high degree of correlation between the two series--what statisticians refer to as autocorrelation. The primary message is that the series are linked and the relationship appears to be stable. A variable for time returned an extremely small coefficient and was not statistically significant.

     The type of relationship illustrated by the graphs and the statistical analysis is complex, but stable enough to suggest that the project would not be at risk by contracting for supply based solely on Louisiana prices. The five-year history of the two series would suggest that over the long term, the margin (FGMR commodity index greater than Louisiana average) will gradually erode at approximately 1 cent ($0.01) per year.

      Stepping back from historical statistics and considering market structures, Pace believes the erosion of the margin between the basins will
not continue indefinitely.   In other words, Louisiana prices cannot
indefinitely continue to increase at a higher rate than Appalachian prices. We believe the changes in the price differential predominately reflect the market dynamics of the restructuring of the gas transportation industry, and the addition of new transportation capacity. Over time, the price differential should stabilize at a level a few cents less than the historic differential.


FGMR Revenue Versus Tier 2 Gas Cost

      This section examines the relationship between the PPA's FGMR energy payment and Panda's marginal burnertip cost, and the relationship between the CI, the commodity subcomponent of the FGMR, and the commodity portion of the GSA Tier 2 price (NYMEX-based or Louisiana spot-price based if price ceiling in effect).

      The GSA Tier 2 gas price is set according to the nearmonth NYMEX futures contract (average of last three days of contract settlement prices) with an
additional margin of $0.50/MMBtu.   This price is capped by a ceiling based on
delivered spot gas prices into ANR pipeline in Louisiana. The price ceiling is calculated as 1.02 times the simple average of the spot prices plus $0.60/MMBtu. Because we expect the NYMEX price to approach the price for Louisiana spot gas (NYMEX price is based at Henry Hub, Louisiana) we do not expect the price ceiling to be in effect except for rare circumstances.

      Historical analysis of the price ceiling and the NYMEX price confirm this expectation. While the ANR prices are often a few cents less than the NYMEX price, the total price ceiling has almost always been above the NYMEX price plus $0.50/MMBtu. The tendency for the average of the ANR prices to be lower than the NYMEX price probably reflects the value of gas at the Henry Hub, a major U.S. market center. Figure A-3 shows the gas commodity components of the
gas price ceiling and the NYMEX based price index.   Figure A-4 compares the
total Tier 2 price indices: the gas price ceiling and the NYMEX price plus $0.50/MMBtu.



                     FIGURE A-3.  GAS COMMODITY COMPONENTS

                                BAR CHART




                       FIGURE A-4. PRICE CEILING

                               BAR CHART

      During the 1991- 1994 period, the Tier 2 gas price would have been almost
always the NYMEX plus $0.50/MMBtu price.   Occasionally, such as in June 1994,
the price ceiling would have been in effect. Even in these instances, the difference between the NYMEX plus $0.50/MMBtu price and the price ceiling is only a few cents.

       A point not illustrated on the graph is that historically, the last three days of NYMEX futures trading are usually flat--the price generally does not change. This provides some assurance that the futures market--at least for the near month contracts--is robust and is not prone to wide fluctuations. This past winter this pattern did not hold due to the extreme tightness of supply on the east coast.

      Figure A-5 illustrates the PPA's FGMR payment and the marginal burnertip cost of gas, which is the effective gas price (either the NYMEX-based price or the price ceiling) plus variable transportation cost. There is obviously a close linkage between the two series, witg the desired result that the payments generally exceed the costs. Additionally, the margin, or "gap," between the revenue and cost appears to be increasing slightly over time, and the gap appears to be larger during winter periods when both series rise.


                  FIGURE A-5.  F G M R & MARGINAL BURNERTIP COST

                             GRAPH



      Regression analysis of the gas cost plus variable transportation (marginal cost at the burnertip) with the FGMR energy payment produced statistically significant results suggesting strong linkage. The revenue payment was modeled as a function of the marginal burnertip cost of Tier 2 gas, with a time variable to detect trend effects, and a winter variable to detect seasonal effects. The estimated equation is:

         FGMR = -.03 + .004*TIME + .075*WINTER +  1.003*COST.

      The R2 was quite high, .98, meaning that 98% of the variance in the payment was explained by the equation. The coefficients by the variables are interpreted to mean that there is a slight increase in the payment relative to the cost over time and a slight increase in the payment relative to cost during winter periods. However, these effects are barely present--note the small size of the coefficients--and the dominant message is that the two series are
closely linked.   Care should be taken when making inferences regarding the
trend variables. The FGMR and COST are so highly related that the variables TIME and WINTER may be returning high values which are spurious due to autocorrelation.

      The widening gap between the FGMR and the burnertip cost may be due in part to changes in transportation cost. In 1990, variable transportation cost on Columbia Gas was in excess of $0.18 per MMBtu. Variable transportation cost has fallen consistently since that time and is now only $0.03 per MMBtu. A driving factor in this change has been FERC Order 636, which mandated a switch to Straight Fixed Variable pipeline rate design, which shifts costs from the variable charge to the demand charge.

      Backing the analysis "upstream," we also examined the relationship between the cost of Tier 2 gas before the margin is added and without variable transportation cost, and the gas commodity component of the energy payment, the CI.

      Figure A-6 portrays the CI, the commodity portion of the FGMR, and the GSA Tier 2 gas price (without the GSA margin or variable transportation cost). From the graph we can see what appear to be two very closely related indices. The CI appears to peak higher during winter periods and generally be above the gas cost.


               FIGURE A-6.  CI & GAS COMMODITY COST

                             GRAPH

       A regression estimate of the CI payment as a function of the gas cost, a time variable and a variable to capture seasonal effects, produced statistically significant results highly suggestive of linkage. The equation is as follows:

          CI = .24 - .001*TIME + .10*WINTER + .96*COST

      The equation returned an R2 of .98 and the coefficient for the COST variable was highly statistically significant. Interpreting the coefficients on the trend variables of TIME and WINTER is dangerous due to their small size. As mentioned above, when two series are trending together upward over time conclusion about trend effects can be spurious.

      Although caution should be used in drawing inferences, the trend effects that are present would suggest that the CI is falling slightly over time, or closing the gap in the margin, while during winter the CI gets an additional boost over cost. However, the main point is that the two series are closely related. Further, we can conclude that the GSA should provide Panda the ability to fulfill the PPA requirement that variable costs for fuel be recovered through the energy payment.

                      EXHIBIT B:  LNG GAS QUALITY ISSUES

      CLNG's operational history reveals some potential problems with the use of regassified liquefied natural gas ("LNG"). CLNG acknowledges that the LNG operations 14 years ago resulted in widespread problems due to the Btu content of the imported gas. Burners needed to be retrofitted as far away as West Virginia. (The problem was particularly aggravating to customers because LNG operations were shortlived and retrofitting needed to be reversed.) CLNG stated that the problem then was primarily caused by high ethane content in the Algerian gas supply, which was not processed prior to shipment.

     CLNG stated that it recognizes a significant additional burden on it would exist in any future LNG certificate proceeding because, unlike 14 years ago, there are customers receiving non-LNG service directly off of CLNG. While the contracts are confidential, CLNG stated that WGL has executed a firm peaking service contract (which provides for firm transportation service along with peaking service) for 50,000 MMBtu/d; other peaking service customers have made long-term commitments for 220,000 MMBtu/d; and that PEPCO is expected to make commitments for the Chalk Point plant after the open-access tariff is established (right now PEPCO receives service through WGL.)

      CLNG stated that its strategy would be to require the gas supplier to provide gas with specifications which allow LNG operations to deliver normal pipeline quality gas. CLNG was confident that such supplies are available, and noted that the Algerian source originally used is now processed to remove the ethane. CLNG further pointed out that their LNG marketing is currently dormant.

      The current CLNG certificate applications and rulings specifically do not provide CLNG with the authorization to provide LNG import services. While import authority for the gas molecules resides with DOE, not FERC, FERC has jurisdiction over the facilities used to perform the import. This means that CLNG would need to receive a certificate from FERC and DOE to provide an LNG import service.

      Such a proceeding at FERC would provide a full litigation forum in which the details of the service would be determined. Panda-Brandywine, L.P. would receive notice of the initiation of such a certificate proceeding, and also there would be public notice provided. Any party could intervene and participate fully. The impact of the proposed service on existing customers would be a directly relevant consideration of such a proceeding.

     An indication of FERC policy in such a proceeding is provided by the tariff currently in place and governing LNG import service by Distrigas in
Massachusetts.   The tariff provides a cap on Btu contact and brackets the gas constituents to specific ranges. It seems reasonable to Pace to expect a similar outcome in any CLNG proceeding, and perhaps even a more rigid requirement to ensure the safety of the residential and commercial customers served by WGL directly off of CLNG.

      Pace has spoken to parties directly involved with LNG operations and confirmed the statements of CLNG that LNG supplies are available which can, with appropriate operations, provide acceptable gas supplies. Algerian LNG is provided at 1,075 to 1,082 Btu/cf and other supplies are at 1,070 to 1,120 Btu/cf. We were informed that significant Btu increase occurs mainly if "heavy weatherization" occurs and that this means that storing the LNG for approximately 1 year can increase the Btu content to the range of 1200 to 1250 Btu/cf. Appropriate cycling of the supplies avoids this.

     In summary:

- The Project has regulatory protection. CLNG would be required to obtain a certificate from FERC to import LNG. That permit proceeding would provide the Project and all other parties full rights of participation and litigation, with
the impact on existing service a relevant issue.   A  policy "marker" is
provided by the existing Distrigas facility in Massachusetts, which is subject to tariff terms which limit the Btu content to a 1150 Btu/cf cap and the constituents to specific ranges.

- Other customers have the same interests as the Project. CLNG has other significant long-term customers who have service interests parallel to the Project's. This includes a significant WGL residential and commercial load service through five WGL taps into CLNG, as well as peaking service customers.

- LNG operations can be performed within acceptable specifications. The problems that occurred 14 years ago were caused by both the LNG operational details and the particular gas supply. Processed LNG is available which has high Btu constituents reduced when compared to the gas originally used at CLNG. In fact, this is true for the Algerian source used originally. Operationally, sources directly involved with LNG ongoing operations have reported to Pace that heating content is not a systemic problem, but one which occurs only with long storage periods.


              EXHIBIT C: PEAK PERIOD RELEASE DETAILS

     This Exhibit details the costs Panda will incur and the payments Panda will receive from WGL. An additional issueis examined concerning a fuel supply failure during a Peak Period Release.

PANDA COSTS

      Panda will pay the supplier for the gas taken by WGL under a Peak Period Release according the terms of the gas supply contract. Up to 8,000 MMBtu will be priced according to the Tier 1 portion of the GSA. The Tier 1 rate is fixed with an annual 4% escalation. The remaining portion of the 24,000 MMBtu/day Panda can receive on a firm basis will be priced according to either the Tier
2 or Tier 3 portion of the GSA. The Tier 2 rate is set by a market index of monthly published gas prices, while the Tier 3 rate is a "market based" rate determined solely by CDC.

      If Panda is dispatched during a Peak Period Release, most likely Panda will have to fuel the Facility on No. 2 fuel oil. If Unit 1 was fully dispatched and Panda intended to burn 24,000 MMBtu, but WGL elected a Peak Period Release, Panda would burn 24,000 MMBtu of fuel oil assuming that interruptible gas supply and transportation were not available. Pace believes that this is highly likely given that the same climatic conditions that are requirements for a Peak Period Release also contribute to interruptions of service in the Northeast market area by pipelines.

      Under the PPA, Panda is paid for energy from Unit 1 based on gas price indices. Even though Panda will be running on No. 2 fuel oil, Panda will be paid for electricity produced as if Panda had been operating using gas.

PANDA REVENUES FROM WGL

      Panda receives payment from WGL for Peak Period Releases through the banking mechanism. Section 5.2 of the WGL contract details three options for resolving banked quantities of gas Panda may build up in account with WGL as a result of WGL exercising Peak Period Release.

     By the date March 31 following the occurrence of a peak period release, Panda must elect one of three options for resolving the credit in Panda's account for the volumes released to WGL. Panda may for a portion or all of the banked quantity:

     (1) Elect to receive payment based on 1.5 times the Commodity Fee in effect during the month of the peak period release, or if no Commodity Fee was in effect, 1.5 times a published Louisiana gas price plus maximum interruptible effective FERC gas transportation rates on Columbia Gulf, TCO Gas and CLNG

     (2) Elect to receive payment based on the actual cost of fuel oil used during the day of the peak period release

     (3) Elect to have WGL transport and deliver a quantity of gas 1.5 times the banked quantity.

      Option 2 has the clear benefit of being tied directly to the cost Panda has incurred, although as discussed below it is not clear exactly how the oil will be priced. Short-term market changes in the movement of oil and gas prices could make Option 1 more economically beneficial at times. Option 3 is advantageous in the sense that Panda could substitute the Option 3 quantities for fuel oil when Unit 2 is dispatched but interruptible transportation is unavailable. Utilizing Option 3 would save the project from burning fuel oil in this case, actually allowing the project to come out ahead due to providing 1.5 times the banked quantity.


Option 1

      There is little or no linkage between the rates under Option 1 and the rates Panda will pay for gas supply. The Commodity Fee is determined at least five days before the month through mutual negotiation by Panda and WGL. The alternative to the Commodity Fee is a price index set at the start of the month for Louisiana supplies into Columbia Gulf plus interruptible maximum rates on Columbia Gulf, TCO Gas, and CLNG.

       This option may be of value, depending on the relationship of gas and No. 2 low sulfur oil prices.

      Although Pace has found a historical link between the prices of natural gas and oil, short term delinkages are possible due to temporary market changes. The recent drop in gas prices is illustrative. The price under the alternative gas index would have been $2.10/MMBtu in December 1994, making Option 1 unattractive (1.5 times $2.01 = $3.02, $0.58 less than the price of No. 2 low sulfur oil in the Washington/Baltimore market).

Option 2

     Option 2 ensures that Panda will recover fuel oil based costs for running on fuel oil due to a peak period release. Pace believes some logistical problems remain to be settled with this option as Panda may use fuel oil from storage and not purchase fuel oil on a day of a peak period release. It is unclear whether the cost to replace the fuel oil used during the day would be used or how this cost would be determined.

Option 3

       This option provides Panda with the ability to substitute gas in Unit 2 for fuel oil in the event that Unit 2 is dispatched and transportation is interrupted or gas supply is unavailable. However, as is the case with Option 1, it does not directly tie WGL payments to Panda's costs. Option 3 is also restricted as detailed below.

      According to the GSA, Panda must take a minimum 6,000 MMBtu every day, one fourth of the maximum daily firm quantity. While not specifically stated in the contract, the wording of Option 3 implies that the entire banked quantity must be taken in one day. Adding to the daily minimum take a quantity 1.5 times the banked quantity would likely result in more gas than Panda could burn on a day for Unit 1. By using this option, Panda may create a positive imbalance in a segment of its transportation or would sell the excess gas supply. Only if Unit 2 was dispatched and transportation or gas supply was unavailable would Panda be likely to use the entire quantity.

      Option 3 also includes a provision that it can only be exercised on a day above 21 degrees F, making it unavailable on days when Panda is most likely to need supply due to IT transportation and gas supply interruption.
Historically, transportation capacity becomes constrained, even when the temperature is in the 30s. There may be opportunities then, for Panda to use Option 3 when the temperature is above 21 degrees F.

SUPPLY FAILURE DURING PEAK PERIOD RELEASE

      In the event of a Peak Period Release, Panda's account with WGL is credited for the quantity of gas taken by WGL during such release. The supply intended for use by WGL may not arrive due to nonperformance by CDC or a transporter. There would be no "banked quantity" in such a case because there
would be no gas supply for WGL to take.   Figure  F-1 presents a flow chart
description of the possible outcomes under such a scenario and is discussed below.

                     FIGURE F-1.  PEAK PERIOD RELEASE

                                 CHART


     Without a banked quantity, Panda will not recover costs of running on fuel il through the resolution options in section 5.2 of the WGL agreement. Panda may look to CDC to make up the additional cost of operating on fuel oil through the liquidated damages provisions in the gas supply contract in the case where CDC's failure to deliver is unexcused. However, Panda's recovery may be partially or totally subordinated to damages WGL incurs due to the provision in the WGL agreement in Section 5.1(b). The limitation on damages under the supply contract may limit Panda's recovery.

           Nonperformance could be due to an event of force majeure. Since Panda was anticipating being without its gas supply due to the Peak Period Release, Panda possibly could not declare a force majeure event under the PPA, and would therefore run if dispatched, incurring additional costs for fuel oil. Restrictions on when a peak period release under the WGL agreement can be called limit the possibility of such occurrences.

                  C.C. PACE RESOURCES, INC.

                    Officer's Certificate



           I, Daniel E. White, Senior Vice President of C.C. Pace Resources, Inc., DO HEREBY CERTIFY that:

           Except as set forth below, to our knowledge, since July 2, 1996, no event affecting our report entitled "Panda-Brandywine, L.P. Generating Facility Fuel Consultant's Report" (the "Fuel Consultant's Report") or the matters referred to therein has occurred which makes untrue or incorrect in any material respect, as of the date hereof, any information or statement contained in the Fuel Consultant's Report or in the Prospectus constituting part of the registration statement on Form S-1 by Panda Interfunding Corporation and Panda Funding Corporation relating to the offering of Pooled Project Bonds, Series A-1 due 2012 by Panda Funding Corporation under the caption "Independent Fuel Consultant's Report-Brandywine" in the Prospectus Summary.

            Pace notes that Panda-Brandywine, L.P.'s (the "Partnership") rights to firm gas transportation service from Columbia Gas Transmission Corporation ("Columbia Gas") under its FTS Service Agreement with Columbia Gas dated
March 23, 1995 (the "Columbia Gas FT Agreement") are dependent upon completion of construction of a pipeline, which may not be completed prior to the expected commencment of a commercial operation of the Panda-Brandywine Facility. Construction of the pipeline was delayed as a result of a dispute with a land owner that has since been resolved. Columbia Gas has obtained all required regulatory approvals and environmental permits and has resumed construction. The Partnership has informed Pace that Columbia Gas has provided a guaranty for firm gas transportation service to the Partnership commencing November 1, 1996.


                     WITNESS my hand this 11th day of October, 1996.


                     By:  /s/  Daniel E. White
                     Name:     Daniel E. White
                     Title:    Senior Vice President





No   dealer,  salesman  or  other
person  has  been  authorized  to                $105,525,000
give  any information or to  make
any      representations      not                   [logo]
contained   in  this  Prospectus,
and,   if  given  or  made,  such
information   or  representations
must   not  be  relied  upon   as
having  been  authorized  by  the               OFFER TO EXCHANGE
does  not constitute an offer  to
sell,  or  a solicitation  of  an         11-5/8% Pooled Project Bonds,
offer   to  buy,  the  securities              Series A-1 due 2012
offered     hereby     in     any
jurisdiction  where,  or  to  any   which have been registered under the
person  to  whom, it is  unlawful              Securities Act
to    make    such    offer    or       for any and all outstanding
solicitation.   The  delivery  of
this  Prospectus at any time  and         11-5/8% Pooled Project Bonds,
any   sale  made  hereunder  does              Series A due 2012
not  imply  that the  information
contained  herein is  correct  as                    of
of any time subsequent to the date
hereof.                                   PANDA FUNDING CORPORATION

                                        Unconditionally Guaranteed By

                                       PANDA INTERFUNDING CORPORATION

                                               ----------------
       [TABLE OF CONTENTS]                       PROSPECTUS
                                               ----------------

                                           The Exchange Agent is:

                                            BANKERS TRUST COMPANY

                                                By Facsimile:
                                               (212) 250-6657

Until ____ (90 days after the date        Confirmation by Telephone:
of this Prospectus, all dealers                (212) 250-6657
effecting transactions in the
securities offered hereby, whether    By registered Mail/Hand Delivery/
or not participating in this                  Overnight Courier:
distribution, may be required to
deliver a Prospectus. This delivery          Bankers Trust Company
requirement is in addition to the               4 Albany Street
dealers to deliver a Prospectus            New York, New York  10006
when acting as underwriters with
respect to their unsold allotments
or subscriptions.                         Attention: Mr. Mathew Seeley


                                             _____________, 1996





















                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution

    The following is a statement of estimated expenses to be incurred in connection with the offering of the 11-5/8% Pooled Project Bonds, Series A-1 due 2012 of Panda Funding Corporation (the "Registrant") covered by this Registration Statement, all of which will be paid by the Registrant and Panda Interfunding Corporation (the "Co-Registrant"):

   Securities and Exchange Commission Registration Fee      $ 36,388
   Accounting Fees and Expenses                               30,000
   Legal Fees and Expenses                                    42,000
   Exchange Agent and Trustee Fees and Expenses                7,000
   Independent Engineers' Fees and Expenses                    2,000
   Fuel Consultants' Fees and Expenses                         3,000
   Miscellaneous                                               9,612
                                                            --------
       Total                                                $130,000
                                                            ========

Item 14.  Indemnification of Directors and Officers.

      The Certificate of Incorporation of the Registrant and the Amended and Restated Certificate of Incorporation of the Co-Registrant provide that to the fullest extent permitted by the Delaware General Corporation Law, a director thereof shall not be liable to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Registrant's and the Co-Registrant's Bylaws provide for mandatory indemnification to directors (including independent directors) and officers of the corporation, except to the extent prohibited by law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No person shall be indemnified in respect of any claim or matter as to which such person has been adjudged to be liable to the corporation, unless otherwise adjudged by the court.


Item 15.  Recent Sales of Unregistered Securities

    Information  regarding the securities sold by the  Registrant and  the  Co-Registrant during the last three years is set  forth
below.   None of such securities have been registered  under  the
Securities Act of 1933, as amended (the "Securities Act").

Common Stock

   On July 25, 1996, the Registrant issued 1,000 shares of its common stock to the Co-Registrant for the consideration of $10.
Exemption from registration of the such shares of common stock is claimed under Section 4(2) of the Securities Act.

   On July 25, 1996, the Co-Registrant issued 1,000 shares of its common stock to Panda Energy Corporation for the consideration of
$10.   Exemption from registration of the such shares  of  common stock is claimed under Section 4(2) of the Securities Act.

Series A Bonds and Guaranty

    On July 31, 1996, the Registrant issued and sold for cash, at par, to Jeffries & Company, Inc. $105,525,000 aggregate principal amount of its 11-5/8% Pooled Project Bonds, Series A due 2012 (the "Series A Bonds"). Jeffries & Company, Inc. placed the Series A Bonds with qualified institutional buyers and institutional accredited investors. The Series A Bonds are unconditionally guaranteed by the Co-Registrant. The Registrant and Co-Registrant paid total commissions and underwriting discounts equal to $2,110,500 to Jeffries & Company, Inc. in connection with such transaction. Exemption from the registration of the Series A Bonds and the guaranty thereof is claimed under
Section 4(2) of the Securities Act and Rule 144A promulgated thereunder.

Item 16.  Exhibits and Financial Statement Schedules

     (a)  Exhibits:

Exhibit
Number    Exhibit Description

 3.01     Certificate ofIncorporation of Panda Funding Corporation.

 3.02     Bylaws of Panda Funding Corporation.

 3.03     Specimen of Panda Funding Corporation Common Stock
          Certificate.

 3.04 Amended and Restated Certificate of Incorporation of Panda Interfunding Corporation.

 3.05     Bylaws of Panda Interfunding Corporation.

 3.06     Specimen of Panda Interfunding Corporation Common
          Stock Certificate.

 4.01     Trust  Indenture dated July 31, 1996 among  Panda
          Funding Corporation, Panda Interfunding Corporation and
          Bankers Trust Company, as Trustee.

 4.02     First  Supplemental Indenture to Trust  Indenture
          dated  July  31, 1996, among Panda Funding Corporation,
          Panda   Interfunding  Corporation  and  Bankers   Trust
          Company, as Trustee.

 4.03     Form  of  Second  Supplemental  Indenture  dated
          ______,   among   Panda  Funding   Corporation,   Panda
          Interfunding Corporation and Bankers Trust Company,  as
          Trustee.*

 4.04     Form of 11-5/8% Pooled Project Bonds, Series A due
          2012 of Panda Funding Corporation.

 4.05 Form of 11-5/8% Pooled Project Bonds, Series A-1 due 2012 of Panda Funding Corporation.

 4.06 Registration Rights Agreement dated July 31, 1996 among Panda Funding Corporation, Panda Interfunding
          Corporation and Jefferies & Company Inc.

 4.07 Collateral Agency Agreement dated July 31, 1996, among Panda Interfunding Corporation, Panda Funding Corporation and Bankers Trust Company, as Trustee under the Indenture, dated as of July 31, 1996, and as Collateral Agent.

 4.08     Subrogation and Contribution Agreement dated July
          31, 1995, among Panda Interfunding Corporation, Panda Funding Corporation and Panda Interholding Corporation and each PIC U.S. Entity that is a signatory thereto.

 4.09 Guaranty Agreement (PIC U.S. Entity Subsidiaries) dated July 31, 1996 by Panda Interholding Corporation in favor of Bankers Trust Company, as Collateral Agent for the benefit of the Secured Parties as thereafter defined.

 5.00 Legal Opinion of Chadbourne & Park, L.L.P., counsel for the Registrant and Co-Registrant.*

10.01     PIC  Loan  Agreement  dated  July  31,  1996
          between Panda Funding Corporation, as Lender and  Panda
          Interfunding Corporation, as Borrower.

10.02     Loan  Agreement dated July 31, 1996  between
          Panda  Interfunding Corporation, as  Lender  and  Panda
          Cayman Interfunding Company, as Borrower.

10.03     Promissory Note issued by Panda Interfunding
          Corporation   on  July  31,  1996  to   Panda   Funding
          Corporation  in  the  original  principal   amount   of
          $105,525,000,  endorsed to Bankers  Trust  Company,  as
          Collateral Agent.

10.04 Security Agreement dated July 31, 1996, between Panda Interfunding Corporation and Bankers
          Trust Company, as Collateral Agent.

10.05     Security  Agreement  dated  July  31,   1996
          between  Panda  Funding Corporation and  Bankers  Trust
          Company, as Collateral Agent.

10.06     Security  Agreement  dated  July  31,   1996
          between Panda Cayman Interfunding Company, as Debtor and Panda Interfunding Corporation, as Secured Party.

10.07     Stock  Pledge Agreement (Panda  Interfunding
          Corporation  Stock) dated July 31, 1996  between  Panda
          Energy  Corporation  and  Bankers  Trust  Company,   as
          Collateral Agent.

10.08     Stock   Pledge  Agreement  (Panda   Funding
          Corporation and PIC Entity Stock) dated July  31,  1996
          between  Panda  Interfunding  Corporation  and  Bankers
          Trust Company, as Collateral Agent.

10.09     Trust  Indenture dated July 31,  1996  among
          Panda-Rosemary   Funding  Corporation,  Panda-Rosemary,
          L.P. and Fleet National Bank, As Trustee.

10.10     First Supplemental Indenture dated July  31,
          1996 to Trust Indenture dated July 31, 1996 among Panda-Rosemary Funding Corporation, Panda-Rosemary, L.P. and
          Fleet National Bank, as Trustee.

10.11     Form of 8-5/8% First Mortgage Bonds due  2016
          of Panda-Rosemary Funding Corporation.

10.12     Deposit and Disbursement Agreement dated July
          31,  1996,  among  Panda-Rosemary Funding  Corporation,
          Panda-Rosemary,   L.P.,   Fleet   National   Bank,   as
          Collateral Agent and Fleet National Bank, as Depositary
          Agent.*

10.13 Collateral Agency and Intercreditor Agreement dated July 31, 1996 among Panda Rosemary Funding Corporation, Panda-Rosemary, L.P., The L/C Issuer, The Trustee Under The Trust Indenture, The Depositary Agent, The Collateral Agent and The Other Secured Parties Named therein.

10.14     Deed  of Trust and Security Agreement  dated
          July 31, 1996 by Panda-Rosemary, L.P., Grantor, Ross J.
          Smyth,  Trustee, and Fleet National Bank, as Collateral
          Agent, the Beneficiary.

10.15     Security Agreement dated July  31,  1996  by
          Panda-Rosemary,  L.P.  to  Fleet  National   Bank,   as
          Collateral Agent.

10.16     Security Agreement dated July  31,  1996  by
          Panda-Rosemary  Funding Corporation to  Fleet  National
          Bank, as Collateral Agent.

10.17 General Partner Pledge and Security Agreement dated July 31, 1996 by Panda-Rosemary Corporation to
          Fleet National Bank, as Collateral Agent.

10.18 Limited Partner Pledge and Security Agreement dated July 31, 1996, by PRC II Corporation to Fleet
          National Bank, as Collateral Agent.

10.19     Stock  Pledge and Security  Agreement  dated
          July  31,  1996,  by Panda Interholding Corporation  to
          Fleet National Bank, as Collateral Agent.

10.20     Stock  Pledge and Security  Agreement  dated
          July 31, 1996 by Panda-Rosemary, L.P. to Fleet National
          Bank, as Collateral Agent.

10.21     Partnership Guaranty dated July 31, 1996  by
          Panda-Rosemary, L.P. in favor of Fleet National Bank, as Trustee.

10.22 Reimbursement Agreement dated July 31, 1996, between Panda-Rosemary, L.P., Panda-Rosemary Funding
          Corporation  and Bayerische Vereinsbank  AG,  New  York
          Branch.

10.23 Irrevocable Direct Pay Letter of Credit issued by Bayerische Vereinsbank AG.

10.24     Construction  Loan  Agreement   and   Lease
          Commitment   dated  March  30,  1996,  between   Panda-
          Brandywine,   L.P.   and   General   Electric   Capital
          Corporation.*

10.25     Promissory  Note issued by Panda-Brandywine,
          L.P.  on  April  10, 1995 to General  Electric  Capital
          Corporation  in  the  original  principal   amount   of
          $215,000,000.*

10.26     Security Deposit Agreement dated  March  30,
          1995, among Panda-Brandywine, L.P., as Borrower and Lessee, Panda Brandywine Corporation, as General
          Partner, General Electric Capital Corporation, as Construction Lender and Owner Participant, and Shawmut Bank Connecticut, National Association, as Owner Trustee, Lessor and as Security Agent.*

10.27     Deed  of Trust and Security Agreement  dated
          March  30,  1995 by Panda-Brandywine, L.P., Grantor  to
          Chicago Title Insurance Company, Trustee for the use and benefit of Shawmut Bank Connecticut, National
          Association, as Security Agent, Beneficiary.

10.28     General Partner Pledge Agreement dated March
          30,  1995  by Panda Brandywine Corporation  to  Shawmut
          Bank  Connecticut,  National Association,  as  Security
          Agent.

10.29     Limited Partner Pledge Agreement dated March
          30,  1995  by Panda Energy Corporation to Shawmut  Bank
          Connecticut, National Association, as Security Agent.

10.30 Stock Pledge Agreement dated March 30, 1995, by Panda Holdings, Inc. to Shawmut Bank Connecticut,
          National Association, as Security Agent.

10.31 Amendment Number 1 to Stock Pledge Agreement dated March 30, 1995, by Panda Holdings, Inc. to
          Shawmut Bank Connecticut, National Association.

10.32 Amendment Number 2 to Stock Pledge Agreement dated March 30, 1995, by Panda Holdings, Inc. to
          Shawmut Bank Connecticut, National Association.

10.33     Security Agreement, dated March 30, 1995  by
          Panda-Brandywine,  L.P.  in  favor  of   Shawmut   Bank
          Connecticut, National Association, as Security Agent.

10.34     Trust Agreement dated March 30, 1995 between
          General   Electric   Capital  Corporation,   as   Owner
          Participant,  and  Shawmut Bank  Connecticut,  National
          Association, as Owner Trustee.

10.35     Steam Lessee Security Agreement dated  March
          30,  1996  by  Brandywine Water  Company  in  favor  of
          Shawmut  Bank  Connecticut,  National  Association,  as
          Security Agent.

10.36     Assumption Agreement and Release dated  July
          31, 1996, by Panda Interholding Corporation in favor of
          General Electric Capital Corporation and Fleet National
          Bank.

10.37     Power Purchase and Operating Agreement, dated
          January 24, 1989, between Panda Energy Corporation  and
          Virginia Electric and Power Company.

10.38     Amendment  No. 1 to The Power  Purchase  and
          Operating  Agreement, dated October 24,  1989,  between
          Panda  Energy  Corporation and  Virginia  Electric  and
          Power Company.

10.39     Amendment  No. 2 to The Power  Purchase  and
          Operating Agreement, dated July 30, 1993, between Panda-Rosemary, L.P. and Virginia Electric and Power Company.

10.40     Fuel  Supply  Management  Agreement,  dated
          October 10, 1990, between Panda-Rosemary Corporation and Natural Gas Clearinghouse.

10.41 Amendment Number 1 to Fuel Supply Management agreement, dated March 5, 1991, between Panda-Rosemary
          Corporation and Natural Gas Clearinghouse.

10.42 Gas Purchase Contract, dated April 12, 1990, between Panda-Rosemary Corporation and Natural Gas
          Clearinghouse.

10.43     Amendment of Gas Purchase Contract,  between
          Panda-Rosemary    Corporation    and    Natural     Gas
          Clearinghouse.

10.44     Pipeline Operating Agreement, dated February
          14,  1990,  between  Panda Energy  Corporation,  Panda-
          Rosemary  Corporation  and North Carolina  Natural  Gas
          Corporation.

10.45     Amendment  Number 1  to  Pipeline  Operating
          Agreement,  dated  May  7, 1990, between  Panda  Energy
          Corporation,  Panda-Rosemary  Corporation   and   North
          Carolina Natural Gas Corporation.

10.46 Assignment Agreement, dated June 15, 1990, between Panda Energy Corporation and Panda-Rosemary
          Corporation.

10.47     Amendment  Number 2  to  Pipeline  Operating
          Agreement,  dated  November  19,  1991,  between  Panda
          Energy  Corporation,  Panda-Rosemary  Corporation   and
          North Carolina Natural Gas Corporation.

10.48 Real Property Lease and Easement Agreement dated June 9, 1989, between The Bibb Company and Panda-
          Rosemary Corporation.

10.49     First Amendment to Real Property  Lease  and
          Easement  Agreement dated October 1, 1989, between  The
          Bibb Company and Panda-Rosemary Corporation.

10.50     Second Amendment to Real Property Lease  and
          Easement Agreement dated January 31, 1990, between  The
          Bibb Company and Panda-Rosemary Corporation.

10.51     Leasehold and Real Property  Assignment  and
          Assumption  Agreement dated January  6,  1992,  between
          Panda-Rosemary Corporation and Panda-Rosemary, L.P.

10.52     Third Amendment to Real Property  Lease  and
          Easement  Agreement dated March 15, 1996,  between  The
          Bibb Company and Panda-Rosemary, L.P.

10.53     Cogeneration Energy Supply Agreement,  dated
          January 12, 1989, between Panda Energy Corporation  and
          The Bibb Company.

10.54     First Amendment to Cogeneration Energy Supply
          Agreement, dated October 1, 1989, between Panda  Energy
          Corporation,  Panda-Rosemary Corporation and  The  Bibb
          Company.

10.55 Service Agreement dated July 26, 1996, between Transcontinental Gas Pipe Line Corporation and
          Panda-Rosemary, L.P.

10.56 Service Agreement Applicable to Transportation of Natural Gas Under Rate Schedule FT dated August 20, 1996, between CNG Transmission Corporation and Panda-Rosemary, L.P.

10.57     Gas Transportation Agreement dated August  1,
          1996,  between  Texas Gas Transmission Corporation  and
          Panda-Rosemary, L.P.

10.58 Assignment and Assumption Agreement dated May 15, 1989, between Panda Energy Corporation and Panda-Rosemary Corporation.

10.59     Bill  of Sale and Assignment and  Assumption
          Agreement  dated January 6, 1992 between Panda-Rosemary
          Corporation and Panda-Rosemary, L.P.

10.60     Assignment  and Assumption  Agreement  dated
          January  6, 1992, between Panda Energy Corporation  and
          Panda-Rosemary Corporation.

10.61 Power Purchase Agreement, dated August 9, 1991, between Panda-Brandywine, L.P. and Potomac Electric Power Company.

10.62 First Amendment to Power Purchase Agreement, dated September 16, 1994, between Panda-Brandywine,
          L.P. and Potomac Electric Power Company.

10.63     Amended  and  Restated Turnkey  Cogeneration
          Facility Agreement, dated March 30, 1995, between Panda-Brandywine, L.P. and Raytheon Engineers & Constructors,
          Inc.*

10.64 Ratheon Parent Guaranty, dated May 18, 1994, between Raytheon Company and Panda-Brandywine, L.P.

10.65 Steam Sales Agreement, dated March 30, 1995, between Panda-Brandywine, L.P. and Brandywine Water
          Company.

10.66 Gas Sales Agreement, dated March 30, 1995, between Cogen Development Company and Panda Brandywine, L.P.*

10.67     Precedent Agreement, dated February 25, 1994,
          between  Columbia  Gas  Transmission   Corporation  and
          Panda-Brandywine, L.P.

10.68 Amending Agreement, dated March 24, 1995, between Columbia Gas Transmission Corporation and Panda-Brandywine, L.P.

10.69 Amended and Restated FTS Service Agreement, dated March 23, 1995, between Columbia Gas Transmission
          Corporation and Panda-Brandywine, L.P.

10.70     FTS Service Agreement, dated of as March  30,
          1995,  between  Cove Point LNG Limited Partnership  and
          Panda-Brandywine, L.P.

10.71 Gas Transportation and Supply Agreement, dated November 10, 1994, between Panda-Brandywine, L.P. and Washington Gas Light Company.

10.72 Site Lease, dated March 30, 1995, between Panda-Brandywine, L.P. and Shawmut Bank Connecticut, National Association (not in its individual capacity but solely as Owner Trustee).

10.73     Site Sublease, dated March 30, 1995, between
          Shawmut Bank Connecticut National Association (not in its individual capacity but solely as Owner Trustee under the Trust Agreement) and Panda-Brandywine, L.P.

10.74 Purchase Agreement, dated July 26, 1996, between Panda Funding Corporation and Jefferies &
          Company, Inc.

10.75     Additional Projects Contract dated July  31,
          1996,  among  Panda Energy International,  Inc.,  Panda
          Energy Corporation, and Panda Interfunding Corporation.

10.76     Non-Petition Agreement dated July  31,  1996
          among    Panda    Interfunding    Corporation,    Panda
          Interholding  Corporation, Panda-Rosemary  Corporation,
          PRC II Corporation, Panda-Rosemary Funding Corporation and Panda-Rosemary, L.P.

10.77     Non-Petition Agreement dated July  31,  1996
          among  Panda  Funding Corporation,  Panda  Interholding
          Corporation, Panda Interfunding Corporation, and  Panda
          (Cayman) Interfunding Company.

12.00     Computation  of Ratio of Earnings  to  Fixed
          Charges.

21.00     Subsidiaries    of   Panda    Interfunding
          Corporation.

23.01     Consent of Price Waterhouse LLP.

23.02     Consent of Chadourne & Parke, L.L.P.*

23.03     Consent of ICF Resources, Incorporated.

23.04     Consent of Burns & McDonnell.

23.05     Consent of Benjamin Schlesinger and Associates, Inc.

23.06     Consent of Pacific Energy Systems, Inc.

23.07     Consent of C.C. Pace Resources, Inc.

24.00 Powers of Attorney (contained on pages II-9 and II-10 of this Registration Statement).

25.00     Statement  of Eligibility of  Trustee  under
          Indenture on Form T-1.

27.00     Financial Data Schedule.

99.01     Form of Transmittal Letter.*

99.02     Form of Notice of Guaranteed Delivery.*

____________

*To be filed by amendment.



     (b)  Financial Statement Schedules:     None.


Item 17.  Undertakings

     (a)  The undersigned Registrant and Co-Registrant hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i)   to   include  any  prospectus  required  by  Section
             10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution previously disclosed in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant and Co-Registrant hereby undertake that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant and the Co-Registrant pursuant to the foregoing provisions, or otherwise, the Registrant and Co-Registrant have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or Co-Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant or Co-Registrant, as the case may be, in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant and the Co-Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on October 17, 1996.

                                   PANDA FUNDING CORPORATION
                                   (Registrant)



                                   By:/s/Robert W.Carter
                                    Robert W. Carter, President


                        POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Robert W. Carter as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes and he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated

          Signature                  Title                    Date




                           Chairman of the Board, Chief
   /s/Robert W. Carter       Executive and President      October 17, 1996
      Robert W. Carter    (Principal Executive Officer)



                           Senior Vice President and
   /s/Marjean Henderson     Chief Financial Officer       October 17, 1996
      Marjean Henderson    (Principal Financial and
                              Accounting Officer)

                           SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Co-Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on October 17, 1996.

                                   PANDA INTERFUNDING CORPORATION
                                   (Co-Registrant)



                                   By:/s/Robert W. Carter
                                    Robert W. Carter, President


                        POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Robert W. Carter as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes and he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated


          Signature                 Title                      Date



                          Chairman of the Board, Chief
    /s/Robert W. Carter     Executive and President      October 17, 1996
     Robert W. Carter    (Principal Executive Officer)



                           Senior Vice President and
    /s/Marjean Henderson    Chief Financial Officer      October 17, 1996
    Marjean Henderson      (Principal Financial and
                              Accounting Officer)